FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-206582-17

PROSPECTUS

$781,517,000 (Approximate)

Morgan Stanley Capital I Trust 2018-L1
(Central Index Key Number 0001751743)

as Issuing Entity

Morgan Stanley Capital I Inc.
(Central Index Key Number 0001547361)

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

KeyBank National Association
(Central Index Key Number 0001089877)

Starwood Mortgage Capital LLC

(Central Index Key Number 0001548405)

Cantor Commercial Real Estate Lending, L.P.
(Central Index Key Number 0001558761)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2018-L1

Morgan Stanley Capital I Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2018-L1 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered certificates and the VRR Interest listed under “Summary of Certificates and VRR Interest”) represent the ownership interests in the issuing entity, which will be a New York common law trust named Morgan Stanley Capital I Trust 2018-L1. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates and the VRR Interest. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates and the VRR Interest will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in November 2018. The rated final distribution date for the certificates is the distribution date in October 2051.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$19,800,000	3.3620%	Fixed(5)	September 2023
Class A-2	$36,700,000	4.2880%	Fixed(5)	October 2023
Class A-SB	$32,900,000	4.2380%	Fixed/WAC Cap(5)	April 2028
Class A-3	$213,200,000	4.1390%	Fixed(5)	July 2028
Class A-4	$312,941,000	4.4070%	Fixed/WAC Cap(5)	September 2028
Class X-A	$615,541,000(6)	0.6921%	Variable(7)	September 2028
Class X-B	$129,703,000(6)	0.2526%	Variable(7)	September 2028
Class A-S	$94,529,000	4.6370%	Fixed/WAC Cap(5)	September 2028
Class B	$35,174,000	4.8835%	WAC – 0.0730%(5)	September 2028
Class C	$36,273,000	4.9565%	WAC(5)	October 2028

(Explanatory notes to this table begin on page 3)

You should carefully consider the risk factors beginning on page 43 of this prospectus.

None of the certificates, the VRR Interest or the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates and the VRR Interest will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Morgan Stanley Capital I Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act (as defined in this prospectus) contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Morgan Stanley & Co. LLC, Cantor Fitzgerald & Co., KeyBanc Capital Markets Inc., The Williams Capital Group, L.P. and Mischler Financial Group, Inc. will purchase the offered certificates from Morgan Stanley Capital I Inc. and will offer them in one or more negotiated transactions, or otherwise, at varying prices determined at the time of sale. Morgan Stanley & Co. LLC and Cantor Fitzgerald & Co. are acting as co-lead managers and joint bookrunners in the following manner: Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to approximately 86.3% of each class of offered certificates; and Cantor Fitzgerald & Co. is acting as sole bookrunning manager with respect to approximately 13.7% of each class of offered certificates. KeyBanc Capital Markets Inc., The Williams Capital Group, L.P. and Mischler Financial Group, Inc. are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, S.A. and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about October 23, 2018. Morgan Stanley Capital I Inc. expects to receive from this offering approximately    105.7% of the aggregate certificate balance of the offered certificates plus accrued interest from October 1, 2018, before deducting expenses payable by the depositor.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)(3)
Commercial Mortgage Pass-Through Certificates	$781,517,000	100%	$781,517,000	$94,719.86

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Calculated according to Rule 457(s) of the Securities Act of 1933.
(3)	Payment of this registration fee was made in connection with the filing of the preliminary prospectus (accession number: 0001539497-18-001578)

KeyBanc Capital Markets	The Williams Capital Group, L.P.	Mischler Financial Group, Inc.

October 16, 2018

MSC 2018-L1

Commercial Mortgage Pass-Through Certificates, Series 2018-L1
Geographic Overview of Mortgage Pool

Utah
1 property
$6,700,000
0.7% of total
Missouri
1 property
$40,000,000
4.4% of total
Minnesota
1 property
$42,000,000
4.7% of total
Illinois
3 properties
$19,401,498
2.2% of total
Indiana
2 properties
$35,993,383
4.0% of total
Michigan
2 properties
$16,687,053
1.9% of total
Pennsylvania
1 property
$30,000,000
3.3% of total
New York
7 properties
$111,274,243
12.4% of total
Ohio
3 properties
$45,910,000
5.1% of total
Massachusetts
2 properties
$17,533,139
1.9% of total
Connecticut
1 property
$3,500,000
0.4% of total
New Jersey
9 properties
$41,064,263
4.6% of total
District of Columbia
2 properties
$5,105,089
0.6% of total
Georgia
2 properties
$49,125,000
5.5% of total
Florida
7 properties
$115,327,607
12.8% of total
Nevada
2 properties
$18,072,000
2.0% of total
California
10 properties
$140,226,235
15.6% of total
Arizona
8 properties
$69,729,996
7.7% of total
Texas
5 properties
$29,945,202
3.3% of total
Louisiana
1 property
$9,800,000
1.1% of total
Tennessee
2 properties
$20,650,000
2.3% of total
Alabama
2 properties
$32,554,000
3.6% of total
Mortgaged Properties by Property Type
Self Storage 3.5%
Industrial 7.2%
Multifamily 8.4%
Mixed Use 11.2%
Retail 31.2%
Hospitality 13.6%
Office 25.1%
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Summary of Certificates and VRR Interest

Certificate Summary

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Approximate Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Weighted Average Life (Years)(4)	Expected Principal Window(4)
Offered Certificates
Class A-1	$19,800,000		30.000%	3.3620%	Fixed(5)	September 2023	3.01	1 – 59
Class A-2	$36,700,000		30.000%	4.2880%	Fixed(5)	October 2023	4.96	59 – 60
Class A-SB	$32,900,000		30.000%	4.2380%	Fixed/WAC Cap(5)	April 2028	7.35	60 – 114
Class A-3	$213,200,000		30.000%	4.1390%	Fixed(5)	July 2028	9.62	114 – 117
Class A-4	$312,941,000		30.000%	4.4070%	Fixed/WAC Cap(5)	September 2028	9.83	117 – 119
Class X-A	$615,541,000	(6)	N/A	0.6921%	Variable(7)	September 2028	N/A	N/A
Class X-B	$129,703,000	(6)	N/A	0.2526%	Variable(7)	September 2028	N/A	N/A
Class A-S	$94,529,000		19.250%	4.6370%	Fixed/WAC Cap(5)	September 2028	9.89	119 – 119
Class B	$35,174,000		15.250%	4.8835%	WAC – 0.0730%(5)	September 2028	9.89	119 – 119
Class C	$36,273,000		11.125%	4.9565%	WAC(5)	October 2028	9.95	119 – 120

Non-Offered Certificates(8)
Class X-D	$40,670,000	(6)	N/A	1.9565%	Variable(7)	October 2028	N/A	N/A
Class D	$21,984,000		8.625%	3.0000%	Fixed (5)	October 2028	9.98	120 – 120
Class E	$18,686,000		6.500%	3.0000%	Fixed (5)	October 2028	9.98	120 – 120
Class F-RR	$10,991,000		5.250%	4.9565%	WAC(5)	October 2028	9.98	120 – 120
Class G-RR	$8,794,000		4.250%	4.9565%	WAC(5)	October 2028	9.98	120 – 120
Class H-RR	$8,793,000		3.250%	4.9565%	WAC(5)	October 2028	9.98	120 – 120
Class J-RR	$28,579,579		0.000%	4.9565%	WAC(5)	October 2028	9.98	120 – 120
Class V(9)	N/A		N/A	N/A	N/A	N/A	N/A	N/A
Class R(10)	N/A		N/A	N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)

The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class D and Class E certificates will at all times be a rate per annum that is fixed at the initial pass-through rate for such class set forth in the table above. The pass-through rate for each class of the Class A-SB, Class A-4 and Class A-S certificates will be a variable rate per annum equal to the lesser of (a) the initial pass-through rate for such class set forth in the table above and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class B certificates will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus 0.0730%. The pass-through rate for each class of the Class C, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates will at all times be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis. The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates are collectively referred to as the “principal balance certificates”.

(6)

The Class X-A, Class X-B and Class X-D certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S and Class B certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates.

(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S and Class B certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	Not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

(9)	The Class V certificates will not have a certificate balance, notional amount, credit support level, pass-through rate, rated final distribution date or rating. The Class V certificates will only be entitled to a specified portion of distributions of excess interest collected on any mortgage loans with an anticipated repayment date solely to the extent received from the related borrower. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in this prospectus.

(10)	The Class R certificates will not have a certificate balance, notional amount, credit support level, pass-through rate, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

VRR Interest Summary

Non-Offered Eligible Vertical Interest	Approximate Initial VRR Interest Balance	Approximate Initial VRR Interest Rate	VRR Interest Rate Description	Assumed Final Distribution Date(1)	Expected Weighted Average Life (Years)(2)	Expected Principal Window(2)
VRR Interest(3)	$21,254,129.53	4.9565%	(4)	October 2028	9.36	1 – 120

(1)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(2)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR Interest are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(3)	Not offered by this prospectus. Any information in this prospectus concerning the VRR Interest is presented solely to enhance your understanding of the offered certificates. The VRR Interest will constitute an “eligible vertical interest” (as such term is defined in Regulation RR) and is expected to be purchased and retained by the sponsors as described under “Credit Risk Retention”.

(4)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for the VRR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

Summary of Certificates and VRR Interest	3
Certificate Summary	3
VRR Interest Summary	4
Important Notice Regarding the Offered Certificates	8
Important Notice About Information Presented in this Prospectus	8
Summary of Terms	14
Risk Factors	43
The Certificates May Not Be a Suitable Investment for You	43
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	43
Risks Related to Market Conditions and Other External Factors	43
Risks Relating to the Mortgage Loans	44
Risks Related to Conflicts of Interest	81
Other Risks Relating to the Certificates	89
Description of the Mortgage Pool	105
General	105
Certain Calculations and Definitions	106
Mortgage Pool Characteristics	116
Redevelopment, Renovation and Expansion	128
Environmental Considerations	129
Assessment of Property Value and Condition	131
Litigation and Other Considerations	132
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	133
Tenant Issues	135
Use Restrictions	141
Appraised Value	142
Non-Recourse Carveout Limitations	142
Real Estate and Other Tax Considerations	144
Delinquency Information	145
Certain Terms of the Mortgage Loans	146
Florida Land Trusts	156
Exceptions to Underwriting Guidelines	156
Additional Indebtedness	157
The Whole Loans	161
Additional Information	187
Transaction Parties	187
The Sponsors and Mortgage Loan Sellers	187
The Originators	214
The Depositor	215
The Issuing Entity	215
The Trustee and Certificate Administrator	216
The Master Servicer and the Special Servicer	218
Other Servicers	221
The Operating Advisor and Asset Representations Reviewer	239
Credit Risk Retention	241
General	241
Qualifying CRE Loans; Required Credit Risk Retention Percentage	242
The VRR Interest	243
The HRR Certificates	245
Representations and Warranties	247
Description of the Certificates	248
General	248
Distributions	250
Allocation of Yield Maintenance Charges and Prepayment Premiums	261
Assumed Final Distribution Date; Rated Final Distribution Date	263
Prepayment Interest Shortfalls	263
Subordination; Allocation of Realized Losses	264

Reports to Certificateholders and VRR Interest Owners; Certain Available Information	266
Voting Rights	274
Delivery, Form, Transfer and Denomination	275
Certificateholder Communication	277
List of Certificateholders and VRR Interest Owners	278
Description of the Mortgage Loan Purchase Agreements	278
General	278
Dispute Resolution Provisions	284
Asset Review Obligations	284
Pooling and Servicing Agreement	284
General	284
Assignment of the Mortgage Loans	284
Servicing Standard	285
Subservicing	286
Advances	286
Accounts	290
Withdrawals from the Collection Account	291
Servicing and Other Compensation and Payment of Expenses	293
Maintenance of Insurance	310
Processing and Consent	312
Modifications, Waivers and Amendments	313
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	315
Inspections	316
Collection of Operating Information	316
Special Servicing Transfer Event	317
Asset Status Report	318
Realization Upon Mortgage Loans	320
Sale of Defaulted Loans and REO Properties	322
The Directing Certificateholder	324
The Risk Retention Consultation Party	331
The Operating Advisor	332
The Asset Representations Reviewer	338
Limitation on Liability of Risk Retention Consultation Party	345
Replacement of Special Servicer Without Cause	346
Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	347
Termination of Master Servicer and Special Servicer for Cause	348
Resignation of the Master Servicer and Special Servicer	350
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	351
Limitation on Liability; Indemnification	352
Enforcement of a Mortgage Loan Seller’s Obligations Under the MLPA	354
Dispute Resolution Provisions	354
Servicing of the Non-Serviced Mortgage Loans	358
Evidence as to Compliance	366
Limitation on Rights of Certificateholders and VRR Interest Owners to Institute a Proceeding	367
Termination; Retirement of Certificates	368
Amendment	368
Resignation and Removal of the Trustee and the Certificate Administrator	370
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	371
Certain Legal Aspects of Mortgage Loans	371
General	372
Types of Mortgage Instruments	372
Leases and Rents	373
Personalty	373
Foreclosure	373
Bankruptcy Laws	376
Environmental Considerations	381

Due-on-Sale and Due-on-Encumbrance Provisions	383
Subordinate Financing	383
Default Interest and Limitations on Prepayments	383
Applicability of Usury Laws	383
Americans with Disabilities Act	384
Servicemembers Civil Relief Act	384
Anti-Money Laundering, Economic Sanctions and Bribery	384
Potential Forfeiture of Assets	385
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	385
Pending Legal Proceedings Involving Transaction Parties	386
Use of Proceeds	387
Yield and Maturity Considerations	387
Yield Considerations	387
Yield on the Certificates with Notional Amounts	389
Weighted Average Life	389
Pre-Tax Yield to Maturity Tables	393
Material Federal Income Tax Considerations	397
General	397
Qualification as a REMIC	398
Status of Offered Certificates	399
Taxation of Regular Interests	400
Taxes That May Be Imposed on a REMIC	405
Taxation of Certain Foreign Investors	406
FATCA	406
Backup Withholding	407
Information Reporting	407
3.8% Medicare Tax on “Net Investment Income”	407
Reporting Requirements	407
Certain State and Local Tax Considerations	408
Method of Distribution (Underwriter)	408
Incorporation of Certain Information by Reference	410
Where You Can Find More Information	411
Financial Information	411
Certain ERISA Considerations	411
General	411
Plan Asset Regulations	412
Administrative Exemptions	412
Insurance Company General Accounts	413
Legal Investment	414
Legal Matters	415
Ratings	415
Index of Defined Terms	417

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1

Annex A-2:	Mortgage Pool Information (Tables)	A-2-1

Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans	A-3-1

Annex B:	Form of Distribution Date Statement	B-1

Annex C:	Form of Operating Advisor Annual Report	C-1

Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1

Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Annex F:	Definition of “Mortgage File”	F-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS; HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SECURITIES AND EXCHANGE COMMISSION AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SECURITIES AND EXCHANGE COMMISSION AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS INFORMATION REGARDING THE CERTIFICATES DELIVERED TO ANY PROSPECTIVE INVESTOR.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates and VRR Interest, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, which describes risks that apply to the certificates.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Morgan Stanley Capital I Inc.;

●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregated allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the MSC 2018-L1 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED

BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF DIRECTIVE 2003/71/EC (AS AMENDED, INCLUDING BY DIRECTIVE 2010/73/EU) OR ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT EUROPEAN ECONOMIC MEMBER STATE (TOGETHER, THE “PROSPECTUS DIRECTIVE”).

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (“EEA”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU, AS AMENDED (“MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE 2002/92/EC, AS AMENDED (THE “INSURANCE MEDIATION DIRECTIVE” ), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN THE PROSPECTUS DIRECTIVE.

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EEA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR UNDER THE PROSPECTUS DIRECTIVE (”QUALIFIED INVESTOR”). ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES OTHER THAN TO QUALIFIED INVESTORS.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, “FSMA”) THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (II) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (II) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED

ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS

OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

THE REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA.  THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Morgan Stanley Capital I Trust 2018-L1, Commercial Mortgage Pass-Through Certificates, Series 2018-L1.

Depositor	Morgan Stanley Capital I Inc., a Delaware corporation. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000. See “Transaction Parties—The Depositor”.

Issuing Entity	Morgan Stanley Capital I Trust 2018-L1, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. See “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors of this transaction are (1) Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company, (2) KeyBank National Association, a national banking association, (3) Starwood Mortgage Capital LLC, a Delaware limited liability company and (4) Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership.

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”. The sponsors will transfer to the depositor the mortgage loans set forth in the following chart:

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Morgan Stanley Mortgage Capital Holdings LLC	16	$326,231,829	36.2%
KeyBank National Association	10	$226,826,427	25.2%
Starwood Mortgage Capital LLC	15	$224,240,453	24.9%
Cantor Commercial Real Estate Lending, L.P.	6	$123,300,000	13.7%
Total	47	$900,598,709	100.0%

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Originators	Each mortgage loan seller or its affiliate originated the mortgage loans as to which it is acting as mortgage loan seller, except for the following:

●	The Aventura Mall mortgage loan (6.7%) is part of a whole loan that was originated by Morgan Stanley Bank, N.A. in conjunction with Wells Fargo Bank, National Association, Deutsche Bank AG, New York Branch and JPMorgan Chase Bank, National Association.

●	The Griffin Portfolio II mortgage loan (6.7%) is part of a whole loan that was originated by KeyBank National Association in conjunction with Bank of America, National Association.

●	The Gateway mortgage loan (4.4%) was purchased by Cantor Commercial Real Estate Lending, L.P. from Deutsche Bank AG, New York Branch, the originator of such mortgage loan. The Gateway mortgage loan is part of a whole loan that was co-originated by Deutsche Bank AG, New York Branch and Bank of America, National Association.

See “Transaction Parties—The Originators”.

Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to be the master servicer. The master servicer will be primarily responsible for the servicing and administration of the mortgage loans and the related companion loans pursuant to the pooling and servicing agreement (other than any mortgage loan (a “non-serviced mortgage loan”) or companion loan (a “non-serviced companion loan”) that is part of a whole loan (a “non-serviced whole loan”) that is serviced under a separate pooling and servicing agreement (see “—The Mortgage Pool—Whole Loans” below)). The principal commercial mortgage master servicing offices of the master servicer are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Master Servicer and the Special Servicer” and “Pooling and Servicing Agreement”.

Each non-serviced mortgage loan will be serviced by the servicer under a separate pooling and servicing agreement, which servicer is identified in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans.” See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In particular, Wells Fargo Bank, National Association, a national banking association, is the initial master servicer under (i) the Aventura Mall Trust 2018-AVM trust and servicing agreement, pursuant to which the Aventura Mall mortgage loan (6.7%) is serviced, (ii) the BANK 2018-BNK13 pooling and servicing agreement, pursuant to which the Griffin Portfolio II mortgage loan (6.7%) is serviced, (iii) the MSC 2018-MP trust and servicing agreement, pursuant to which the Millennium Partners Portfolio mortgage loan (6.2%) is serviced, (iv) the COMM 2018-HOME pooling and servicing agreement, pursuant to which The Gateway mortgage loan (4.4%) is serviced, and (v) the MSC 2018-H3 pooling and servicing agreement, pursuant to which the Playa Largo mortgage loan and the Shoppes at Chino Hills mortgage loan (4.2%) are serviced. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—Other Servicers—The Outside Master Servicer”.

Primary Servicers	KeyBank National Association, a national banking association, will act as primary servicer with respect to the mortgage loans that it will be transferring to the issuing entity (excluding the Griffin Portfolio II mortgage loan) (6.7%). The principal servicing office of KeyBank National Association is located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211, and its telephone number is (888) 979-1200. The master servicer is required to pay the fees of the primary servicers to the extent the master servicer receives its master servicing fee under the pooling and servicing agreement. See “Transaction Parties—Other Servicers—The Primary Servicers”.

Berkeley Point Capital LLC, a Delaware limited liability company and an affiliate under common control with Cantor Commercial Real Estate Lending, L.P., will act as primary servicer, and perform most primary servicing duties of the master servicer with respect to 1 mortgage loan to be sold to the depositor by Cantor Commercial Real Estate Lending, L.P. (2.9%). In addition, with respect to 3 mortgage loans to be sold to the depositor by Cantor Commercial Real Estate Lending, L.P. (3.5%), Berkeley Point Capital LLC will have the right to assume limited subservicing duties consisting of performing inspections and collecting financial statements. The principal servicing office of Berkeley Point Capital LLC is located at 225 Franklin Street, Suite 1800, Boston, MA 02110. See “Transaction Parties—Other Servicers—The Primary Servicers—Berkeley Point Capital LLC”.

Special Servicer	Midland Loan Services, a Division of PNC Bank, National Association is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loan and any non-serviced mortgage loan) and the related companion loans. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and all special servicer non-major decisions relating to such mortgage loans and any related companion loan for which a special servicing transfer event has not occurred. Midland Loan Services, a Division of PNC Bank, National Association was selected to be the special servicer by KKR Real Estate Credit Opportunity Partners Aggregator I L.P. or an affiliate thereof, which, on the closing date, is expected to be appointed as the initial directing certificateholder. See “Pooling and Servicing Agreement—The Directing Certificateholder”. The principal servicing office of the special servicer is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. See “Transaction Parties— The Master Servicer and the Special Servicer” and “Pooling and Servicing Agreement”.

Midland Loan Services, a Division of PNC Bank, National Association, assisted KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (or its affiliate) with due diligence relating to the mortgage loans to be included in the mortgage pool.

The special servicer with respect to each non-serviced mortgage loan is set forth in the table below titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In particular, LNR Partners, LLC, a Florida limited liability company, is the initial special servicer under the MSC 2018-H3 pooling and servicing agreement, pursuant to which the Playa Largo mortgage loan and the Shoppes at Chino Hills mortgage loan (4.2%) are serviced. The principal servicing office of LNR Partners, LLC is located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600. See “Transaction Parties—Other Servicers—The Affiliated Special Servicer”.

If the special servicer obtains knowledge that it has become a borrower party (as described under “—Directing Certificateholder” below) with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be entitled to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded DCH loan (as described under “—Directing Certificateholder” below). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded DCH loan or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned while the related mortgage loan is an excluded special servicer loan.

Trustee	Wells Fargo Bank, National Association, a national banking association, will act as trustee. The corporate trust office of Wells Fargo Bank, National Association is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn: Corporate Trust Services MSC 2018-L1.

Following the transfer of the mortgage loans, except as described below, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and any related companion loans. See “Transaction Parties—The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

With respect to each servicing shift mortgage loan, instruments of assignment may be in blank and need not be recorded until the earliest of (i) the securitization of the related control note (in which case the trustee under the pooling and servicing agreement for that securitization will become the mortgagee of record), (ii) the date such mortgage loan becomes a specially serviced loan, and (iii) the expiration of 180 days following the closing date.

With respect to each non-serviced mortgage loan, the applicable trustee under the lead securitization servicing agreement set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below will be the mortgagee of record for such mortgage loan (and the related companion loan(s)).

Certificate Administrator	Wells Fargo Bank, National Association, a national banking association, will act as certificate administrator, as well as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust office of Wells Fargo Bank, National Association is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn: Corporate Trust Services MSC 2018-L1, and the office designated for purposes of certificate transfers and exchanges is located at Wells Fargo Center, 600 South 4th Street, 7th Floor MAC N9300-070, Minneapolis, Minnesota 55479, Attn: MSC 2018-L1. See “Transaction Parties—The Trustee and Certificate Administrator” and “Pooling and Servicing Agreement”.

With respect to each non-serviced mortgage loan, the applicable custodian set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below will, with limited exception, hold the mortgage file for such mortgage loan (and the related companion loan(s)); provided, that such mortgage file will not include originals of any promissory notes not included in the related lead securitization trust. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders and the VRR Interest owners that the special servicer be replaced. The operating advisor will have no obligations or rights with respect to non-serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations Reviewer
Pentalpha Surveillance LLC, a Delaware limited liability company, will be the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	Subject to the rights of the holders of any serviced subordinate companion loans and any controlling serviced pari passu companion loans, the directing certificateholder will have certain consent and consultation rights (other than with respect to any non-serviced mortgage loan or excluded DCH loan). The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by a specified percentage of the controlling class certificateholders (by certificate balance). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

An “excluded DCH loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance) is one of the following (each, a “borrower party”): a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan, or certain affiliates of the foregoing.

The controlling class will be the most subordinate class of the Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class in the manner described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Appraisal Reduction Amounts” in this prospectus, at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the certificates other than the Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate of such classes of certificates that has a certificate balance greater than zero without regard to any appraisal reduction amounts or collateral deficiency amounts. No other class of certificates will be eligible to act as the controlling class or appoint a directing certificateholder. As of the closing date, the controlling class will be the Class J-RR certificates.

It is anticipated that on the closing date, KKR Real Estate Credit Opportunity Partners Aggregator I L.P. or an affiliate is expected to be appointed as the initial directing certificateholder. See “—Third Party Purchaser” below.

With respect to each non-serviced mortgage loan, the applicable entity set forth in the table titled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below was (or was an affiliate of) the initial directing certificateholder for the indicated transaction as of the closing date thereof and will have certain consent and consultation rights with respect to the servicing of such non-serviced mortgage loan, which rights are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization (subject to similar appraisal mechanics). In addition, each servicing shift mortgage loan will be serviced pursuant to the pooling and servicing agreement for this transaction until the securitization of the related control note (which is not included in this transaction); however, the holder of the related control note will have consent and consultation rights substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Third Party Purchaser	This transaction is being structured with a “third party purchaser” that will acquire an “eligible horizontal residual interest”, which will be comprised of the Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates. KKR Real Estate Credit Opportunity Partners Aggregator I L.P. or an affiliate will acquire and be contractually obligated to retain these classes of certificates for a minimum of five years after the closing date, subject to certain permitted exceptions provided for under the risk retention rules. During the time that it holds the eligible horizontal residual interest, KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (or its affiliate, as applicable) will agree to comply with hedging, transfer and financing restrictions that are applicable to third party purchasers under the credit risk retention rules. For additional information, see “Credit Risk Retention”.

Subordinate Companion Loan Holders
With respect to any serviced subordinate companion loan, the holder of the related B note will have certain rights with respect to the related mortgage loan, including (i) the right to cure certain defaults with respect to such mortgage loan, (ii) the right to purchase (without payment of any yield maintenance charge or prepayment premium) such mortgage loan under certain limited default circumstances, (iii) prior to a control appraisal event under the related intercreditor agreement, the right to approve certain modifications and consent to certain material servicing decisions actions with respect to such mortgage loan, and (iv) prior to a control appraisal event under the related intercreditor agreement, the right to replace the special servicer with respect to the related whole loan.

As of the closing date, there will be no serviced AB whole loan or serviced subordinate companion loans. Accordingly, all references in this prospectus to any serviced AB whole loan, serviced subordinate companion loan, control appraisal event and any related terms should be disregarded.

Underwriters	Morgan Stanley & Co. LLC, Cantor Fitzgerald & Co., KeyBanc Capital Markets Inc., The Williams Capital Group, L.P. and Mischler Financial Group, Inc. are the underwriters. The underwriters are required to purchase the certificates offered in this prospectus from the depositor (in the amounts to be set forth under the heading “Method of Distribution (Underwriter)” in this prospectus, subject to certain conditions.

Risk Retention Consultation Party	With respect to certain material servicing actions related to serviced mortgage loans that are not excluded RRCP loans, upon request of the risk retention consultation party, generally the party processing such servicing action will be required to consult on a non-binding basis with the risk retention consultation party, as further described in this prospectus. The risk retention consultation party will be the party selected by the holder or holders of more than 50% of the VRR Interest (by principal balance). KeyBank National Association is expected to be appointed as the initial risk retention consultation party.

An “excluded RRCP loan” is a mortgage loan or whole loan with respect to which the risk retention consultation party or the holder of the majority of the VRR Interest is a borrower party or a borrower party affiliate thereof.

Certain Affiliations and Relationships
The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Significant Obligors	There are no significant obligors related to the issuing entity.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in October 2018 (or, in the case of any mortgage loan that has its first due date after October 2018, the date that would have been its due date in October 2018 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about October 23, 2018.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in November 2018.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the immediately succeeding business day. The first determination date will be in November 2018.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in New York or any of the jurisdictions in which any of the respective primary servicing or corporate offices of either master servicer or special servicer, corporate trust offices of either the certificate administrator or the trustee or primary corporate office of any financial institution holding the collection account, any other account required to be established under the pooling and servicing agreement or other trust administration accounts are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan and any distribution date, the collection period will be the period beginning with the day after the determination date in the month preceding the month in which such distribution date occurs (or, in the case of the first distribution date, commencing immediately following the cut-off date) and ending with the determination date occurring in the month in which such distribution date occurs.

Assumed Final Distribution Date;
Rated Final

Distribution Date
The assumed final distribution date set forth below for each class of certificates offered by this prospectus has been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	September 2023
Class A-2	October 2023
Class A-SB	April 2028
Class A-3	July 2028
Class A-4	September 2028
Class X-A	September 2028
Class X-B	September 2028
Class A-S	September 2028
Class B	September 2028
Class C	October 2028

The rated final distribution date will be the distribution date in October 2051.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date pursuant to the pooling and servicing agreement. The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2018-L1: Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class A-S, Class B and Class C.

The certificates of this series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class V and Class R.

The VRR Interest will be certificated, but will not be a “certificate” for purposes of this prospectus and is not being offered by this prospectus.

Certificate Balances and Notional Amounts	Each class of offered certificates will have the approximate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approximate Initial Aggregate Certificate Balance or Notional Amount	Approximate % of Initial Pool Balance	Approximate Initial Credit Support(1)
Class A-1	$19,800,000	2.20%	30.000%
Class A-2	$36,700,000	4.08%	30.000%
Class A-SB	$32,900,000	3.65%	30.000%
Class A-3	$213,200,000	23.67%	30.000%
Class A-4	$312,941,000	34.75%	30.000%
Class X-A	$615,541,000(2)	N/A	N/A
Class X-B	$129,703,000(2)	N/A	N/A
Class A-S	$94,529,000	10.50%	19.250%
Class B	$35,174,000	3.91%	15.250%
Class C	$36,273,000	4.03%	11.125%

(1)	The approximate initial credit support with respect to each class of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates in the aggregate. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.

(2)	Notional amount.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of offered certificates:

Class	Approx. Initial Pass-Through Rate
Class A-1	3.3620%(1)
Class A-2	4.2880%(1)
Class A-SB	4.2380%(1)
Class A-3	4.1390%(1)
Class A-4	4.4070%(1)
Class X-A	0.6921%(2)
Class X-B	0.2526%(2)
Class A-S	4.6370%(1)
Class B	4.8835%(1)
Class C	4.9565%(1)

(1)	The pass-through rate for each class of the Class A-1, Class A-2 and Class A-3 certificates will at all times be a rate per annum that is fixed at the initial pass-through rate for such class set forth in the table above. The pass-through rate for each class of the Class A-SB, Class A-4 and Class A-S certificates will be a variable rate per annum equal to the lesser of (a) the initial pass-through rate for such class set forth in the table above and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. The pass-through rate for the Class B certificates will at all times be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus 0.0730%. The pass-through rate for the Class C certificates will at all times be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(2)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S and Class B certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

See “—Interest Rate Calculation Convention” below.

B. Interest Rate Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on any class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, excess interest accrued after any related anticipated repayment date, any loan term modifications agreed to by the applicable special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the net interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and Administration Fees
For each distribution date, the master servicer is entitled to a servicing fee with respect to each mortgage loan, serviced companion loan and any related REO loan, in each case payable from interest payments thereon. The servicing fee will include any primary servicing fee payable to a primary servicer or subservicer engaged by the master servicer and is calculated based on the related outstanding principal balance at a servicing fee rate equal to (1) with respect to each mortgage loan, the sum of 0.00250% per annum and the primary servicing fee rate set forth on Annex A-1, and (2) with respect to each serviced pari passu companion loan, 0.00250% per annum (or, with respect to the Alex Park South serviced pari passu companion loan, 0.01000% per annum).

For each distribution date, the special servicer is entitled to a special servicing fee (calculated on a loan-by-loan basis at a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee for the related month of (i) $3,500 or (ii) with respect to any mortgage loan with respect to which the risk retention consultation party is entitled to consult with the special servicer, for so long as the related mortgage loan is a specially serviced loan during the occurrence and continuance of a consultation termination event, $5,000) on each serviced mortgage loan as to which a special servicing transfer event has occurred and that has not become a corrected mortgage loan, as well as on any related serviced companion loan and any related REO loan, in each case payable from interest payments thereon. If the related interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then the special servicer will be entitled to collect such fees from general collections on all mortgage loans.

The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced loan (and any related serviced companion loan or related REO loan) and, in certain cases, mortgage loans repurchased by the related mortgage loan seller and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject in each case to a minimum fee of $25,000 and a maximum fee equal to $1,000,000 and subject to certain adjustments and exceptions as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicer Compensation”.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan and any successor REO loan at a per annum rate equal to 0.00805%. The trustee fee for each distribution date is payable by the certificate administrator from the certificate administrator fee.

The operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan (including each non-serviced mortgage loan, but not any companion loan) and any successor REO loan, at a rate equal to 0.00175% per annum. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan at a per annum rate equal to 0.00030%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any successor REO loan will be payable to CRE Finance Council© as a license fee for use of its names and trademarks, including its investor reporting package. The fee will be payable prior to any distributions to certificateholders and the VRR Interest owners.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances related to the performance of their duties under the pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the master servicer under the related pooling and servicing agreement governing the servicing of that loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to such other pooling and servicing agreement will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above, including with respect to such outside special servicer, a liquidation fee or workout fee, as applicable, under certain circumstances when such non-serviced mortgage loan becomes a specially serviced loan. In certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans in this transaction to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Mortgage Loan(1)	Primary Servicing Fee Rate	Special Servicing Fee Rate
Aventura Mall	0.00125%	0.25000%
Griffin Portfolio II	0.00250%	0.25000%(2)
Millennium Partners Portfolio	0.00125%	0.25000%
The Gateway	0.00125%	0.25000%
Zenith Ridge	0.03250%	0.25000%(3)
Playa Largo	0.00250%	0.25000%(4)
Shelbourne Global Portfolio I	0.00125%	0.25000%(4)
Shoppes at Chino Hills	0.00250%	0.25000%(4)

(1)	Does not reflect the Regions Tower mortgage loan, which will be a non-serviced mortgage loan after the securitization of the related controlling pari passu companion loan. The master servicer and special servicer with respect to any such future securitization will be entitled to a primary servicing fee and a special servicing fee, respectively, in respect of such mortgage loan in the amounts set forth under the pooling and servicing agreement for such securitization.

(2)	Such fee rate is subject to a minimum amount equal to (i) $3,500 or (ii) $5,000, if the related risk retention consultation party is entitled to consult with the special servicer with respect to such mortgage loan for so long as the related mortgage loan is a specially serviced loan during the occurrence and continuation of a consultation termination event, in each case, for any month in which such fee is payable.

(3)	Such fee rate is subject to a minimum amount equal to $5,000 for any month in which such fee is payable.

(4)	Such fee rate is subject to a minimum amount equal to $3,500 for any month in which such fee is payable.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders and the VRR Interest owners. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

Distributions

A. Allocation between VRR

Interest and Certificates
The aggregate amount available from the mortgage loans for distributions to the holders of the certificates and the VRR Interest on each distribution date will be: (i) net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, any primary servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®; and (ii) allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and for distribution to holders of the certificates, on the other hand. The portion of such aggregate amount allocable to (a) the VRR Interest will at all times be the product of such amount multiplied by a fraction, expressed as a percentage, the numerator of which is the initial principal balance of the VRR Interest and the denominator of which is the sum of (x) the aggregate initial certificate balance of all the classes of certificates and (y) the initial principal balance of the VRR Interest, and (b) the certificates will at all times be the product of such aggregate amount multiplied by the difference between 100% and the percentage referenced in clause (a), in each case such percentages being referred to in this prospectus as their respective “percentage allocation entitlement”.

B. Amount and Order
  of Distributions on

Certificates
On each distribution date, the funds available for distribution from the mortgage loans and allocable to the certificates (other than any portion thereof that represents (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as follows, to the extent of applicable available funds allocated to principal: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this prospectus, and (b) second, to principal on each class of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in that order, in each case until the certificate balance of such class of certificates has been reduced to zero, or (ii) if the certificate balance of each class of the Class A-S,

Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, to principal on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates: first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, and second, up to an amount equal to, and pro rata based on, interest on such unreimbursed losses previously allocated to each such class at the pass-through rate for such class from the date the related loss was allocated to such class;

Fourth, to each class of the Class A-S, Class B and Class C certificates, in that order, as follows: (a) to interest on such class of certificates in the amount of its interest entitlement; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates, first, for any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and second, for interest on such unreimbursed losses at the pass-through rate for such class from the date the related loss was allocated to such class;

Fifth, to the Class D, Class E, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions”; and Sixth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal

Entitlements
A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) and the VRR Interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—VRR Interest—Priority of Distributions”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal and the VRR Interest on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—VRR Interest”, respectively.

D. Yield Maintenance Charges,
     Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the VRR Interest, on the one hand, and the certificates, on the other hand, in accordance with their respective percentage allocation entitlements. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E. Subordination, Allocation of

Losses and Certain Expenses
The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart also shows the allocation between the VRR Interest and the certificates and the corresponding entitlement to receive principal and/or interest on certain classes of certificates (other than excess interest collected on each mortgage loan that has an anticipated repayment date to the extent received from the related borrower) on any distribution date in descending order. It also shows the manner in which losses on the mortgage loans are allocated between the VRR Interest and the certificates and the manner in which the certificate allocations are further allocated to certain classes of those certificates in ascending order (beginning with the non-offered certificates, other than the Class V and the Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or losses on the mortgage loans will be allocated to the Class X certificates or the Class V or Class R certificates, although principal payments and losses on the mortgage loans may reduce the notional amounts of the Class X certificates and, therefore, the amount of interest they accrue. Principal losses on the mortgage losses allocated to the VRR Interest will reduce the VRR Interest balance.

(1)	The Class X-A, Class X-B and Class X-D certificates are interest-only certificates.

(2)	The VRR Interest is a REMIC regular interest that will be in certificated form, but will not be a “certificate” for purposes of this prospectus.

(3)	Other than the Class X-D, Class V and Class R certificates.

With respect to each whole loan, subject to the terms of the related intercreditor agreement, losses thereon will first be allocated to any related subordinate companion loan, and remaining losses will be allocable pro rata to the related mortgage loan and any related pari passu companion loans.

Other than the subordination of certain classes of certificates, as described above, and the limited credit support provided by the VRR Interest, as described below, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the mortgage loans, which such losses are allocated between it, on the one hand, and the certificates, on the other hand, as described under “Credit Risk Retention—VRR Interest—Allocation of VRR Interest Realized Loss”.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B or Class X-D certificates) will reduce the certificate balance of that class of certificates. Principal losses and principal payments, if any, on mortgage loans that are allocated to the VRR Interest will reduce the VRR Interest balance.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S and Class B certificates. The notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D and Class E certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—VRR Interest—Allocation of VRR Interest Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the VRR Interest and the allocation of losses to the certificates and the VRR Interest.

F. Shortfalls in Available

Funds	The following types of shortfalls in available funds will reduce the aggregate available funds and will correspondingly and proportionately reduce the respective amounts allocated to the VRR Interest and to the certificates. The reduction in amount available for distribution to the certificates will reduce the distributions to the classes of certificates with the lowest payment priorities:

●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;

●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer will be allocated between the VRR Interest, on the one hand, and the certificates, on the other hand, in accordance with their respective percentage allocation entitlements. The prepayment interest shortfalls allocated to the certificates are required to be further allocated among all of the classes thereof (other than the Class V and Class R certificates) to reduce the interest entitlement on each such class of certificates, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date. See “Description of the Certificates—Prepayment Interest Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest resulting from an increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected from the related borrower and applied as interest during the related collection period will be distributed to the holders of the Class V certificates and the VRR Interest on such distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan and any successor REO loan unless, in each case, the master servicer or the special servicer determines that the advance would be non-recoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity or, with respect to mortgage loans with an anticipated repayment date, interest in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will be required to advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer will be required to make advances with respect to mortgage loans and related companion loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance in its sole discretion). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance within 5 business days of its receipt of such request and any information it reasonably requests in order to make a recoverability determination (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made any such advance reimbursed by it as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make such advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of the related non-serviced whole loan will be required to make similar property protection advances as those described above. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above-described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates and VRR Interest. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to a non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced mortgage loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 47 fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 74 commercial and multifamily properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $900,598,709.

Whole Loans	Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 47 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the loans in the table below is part of a larger “whole loan”, each of which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”), and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”).

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Companion Loan(s) Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(2)	Whole Loan Cut-off Date LTV Ratio(2)(3)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(3)
Aventura Mall	$60,000,000	6.7%	$1,346,700,000	$343,300,000	40.8%	50.7%	2.58x	2.07x
Griffin Portfolio II	$60,000,000	6.7%	$190,000,000	N/A	60.2%	60.2%	2.01x	2.01x
Millennium Partners Portfolio	$55,660,526	6.2%	$416,339,474	$238,000,000	32.3%	48.6%	3.43x	2.28x
Navika Six Portfolio	$45,942,179	5.1%	$34,956,005	N/A	63.9%	63.9%	2.02x	2.02x
The Gateway	$40,000,000	4.4%	$290,000,000	$220,000,000	38.0%	63.3%	2.98x	1.61x
Plaza Frontenac	$40,000,000	4.4%	$60,000,000	N/A	47.6%	47.6%	2.09x	2.09x
Regions Tower	$30,000,000	3.3%	$43,000,000	N/A	58.7%	58.7%	1.85x	1.85x
Zenith Ridge	$30,000,000	3.3%	$60,000,000	N/A	67.6%	67.6%	1.54x	1.54x
Alex Park South	$28,000,000	3.1%	$14,900,000	N/A	65.0%	65.0%	1.32x	1.32x
Playa Largo	$25,000,000	2.8%	$65,000,000	N/A	47.7%	47.7%	1.69x	1.69x
Shelbourne Global Portfolio I	$25,000,000	2.8%	$68,000,000	N/A	65.1%	65.1%	1.45x	1.45x
Shoppes at Chino Hills	$13,000,000	1.4%	$97,000,000	N/A	62.5%	62.5%	1.55x	1.55x

(1)	Calculated including the related pari passu companion loans but excluding any related subordinate companion loan.

(2)	With respect to certain of the whole loans above, the Mortgage Loan Cut-Off Date LTV Ratio and Whole Loan Cut-Off Date LTV Ratio may have been calculated using “as-complete,” “as-stabilized” or similar hypothetical values or calculated inclusive of an “as-portfolio” appraised value premium. Such whole loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.”

(3)	Calculated including the related pari passu companion loans and any related subordinate companion loan but excluding any mezzanine debt.

Each of the Plaza Frontenac whole loan, Navika Six Portfolio whole loan and the Alex Park South whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and will constitute a “serviced whole loan” (and each related companion loan will constitute a “serviced companion loan”).

The Regions Tower whole loan (referred to herein as a “servicing shift whole loan,” with the mortgage loan related to such whole loan being referred to herein as a “servicing shift mortgage loan”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and, for so long as it is so serviced, will constitute a “serviced whole loan” (and each related pari passu companion loan will constitute a “serviced pari passu companion loan”). However, with respect to such whole loan, after the securitization of the related controlling pari passu companion loan, such whole loan will be serviced under the pooling and servicing agreement entered into in connection with such securitization and will thereafter constitute a “non-serviced whole loan” (and each related pari passu companion loan will constitute a “non-serviced pari passu companion loan”).

The whole loans identified in the table below (each, a “non-serviced whole loan”) will not be serviced under the pooling and servicing agreement and instead will be serviced under a separate pooling and servicing agreement. The related mortgage loans are each referred to as a “non-serviced mortgage loan,” and the related companion loans are each referred to as a “non-serviced companion loan.” See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)

Loan Name (Mortgage Loan Seller)	Lead Servicing Agreement as of the Closing Date(2)	% of Initial Pool Balance	Master Servicer	Special Servicer	Custodian	Controlling Noteholder	Directing Certificateholder
Aventura Mall (MSMCH)	Aventura Mall Trust 2018-AVM	6.7%	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Wells Fargo Bank, National Association	Aventura Mall Trust 2018-AVM	BREDS HG SD (Delaware) L.P. (or an affiliate)
Griffin Portfolio II (KeyBank)	BANK 2018-BNK13	6.7%	Wells Fargo Bank, National Association	Torchlight Investors, LLC	Wells Fargo Bank, National Association	BANK 2018-BNK13	Torchlight Investors, LLC
Millennium Partners Portfolio (MSMCH)	MSC 2018-MP	6.2%	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	MSC 2018-MP	BlackRock Financial Management, Inc. (or an affiliate)
The Gateway (CCRE Lending)	COMM 2018-HOME	4.4%	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC	Wells Fargo Bank, National Association	Teachers Insurance and Annuity Association of America(3)	(3)
Zenith Ridge (SMC)	CD 2018-CD7	3.3%	KeyBank National Association	Rialto Capital Advisors, LLC	Wells Fargo Bank, National Association	CD 2018-CD7	RREF 111-D AIV RR 4, LLC
Playa Largo (SMC)	MSC 2018-H3	2.8%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wells Fargo Bank, National Association	MSC 2018-H3	Argentic Securities Income USA LLC (or an affiliate)
Shelbourne Global Portfolio I (CCRE Lending)	UBS 2018-C13	2.8%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association	UBS 2018-C13	KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (or an affiliate)
Shoppes at Chino Hills (MSMCH)	MSC 2018-H3	1.4%	Wells Fargo Bank, National Association	LNR Partners, LLC	Wells Fargo Bank, National Association	MSC 2018-H3	Argentic Securities Income USA LLC (or an affiliate)

(1)	Does not reflect the Regions Tower mortgage loan, which will be a non-serviced mortgage loan after the securitization of the related controlling pari passu companion loan and thereafter will be serviced under the pooling and servicing agreement for such securitization by the master servicer and special servicer designated therein, subject to the rights of any directing certificateholder appointed thereunder. Morgan Stanley Bank, N.A. is the current holder of the controlling pari passu companion loan related to the Regions Tower mortgage loan. With respect to each such mortgage loan, after the securitization of the related controlling pari passu companion loan, the securitization trust holding such companion loan will be the controlling noteholder for the related whole loan, and the directing certificateholder (or other party designated under the related pooling and servicing agreement governing such securitization trust) will be entitled to exercise the rights of such controlling noteholder.

(2)	Servicing agreement expected to be the lead servicing agreement on the closing date of this securitization. Information presented in this table relating to the lead securitization transaction parties is current as of the closing date of such lead securitization.

(3)	The initial directing holder, who will have certain control and consultation rights with respect to the related mortgage loan, is the holder of the majority (by principal balance) of the related C notes, so long as no control appraisal period is in effect with respect to such C notes. If a control appraisal period under the related intercreditor agreement is in effect with respect to the related C notes, then the directing holder will be the holder of the majority (by principal balance) of the related B notes, so long as no control appraisal period is in effect with respect to such B notes. If a control appraisal period is in effect with respect to the related B notes, then the directing certificateholder (or equivalent entity) under the identified lead servicing agreement is expected to exercise such control and consultation rights until such rights are terminated pursuant to such servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans—The Gateway Whole Loan”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics	The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) is calculated including the principal balance and debt service payment of any related pari passu companion loan, but excluding the principal balance and debt service payment of any related subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

In the case of cross-collateralized and cross-defaulted mortgage loans, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated on an aggregate basis, as described in this prospectus. On an individual basis, without regard to cross-collateralization, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (other than by reason of cross-collateralization with another mortgage loan) is based on allocated loan amounts as stated in Annex A-1.

With respect to any mortgage loan with an anticipated repayment date, unless otherwise indicated, references in the following tables to the related maturity date refer to the applicable anticipated repayment date with respect to such mortgage loan.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Initial Pool Balance(1)	$900,598,709
Number of mortgage loans	47
Number of mortgaged properties	74
Number of crossed loans	0
Crossed loans as a percentage	0%
Range of Cut-off Date Balances	$3,194,674 to $60,000,000
Average Cut-off Date Balance	$19,161,675
Range of Mortgage Rates	3.7218% to 5.8530%
Weighted average Mortgage Rate	4.8197%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	118 months
Range of remaining terms to maturity(2)	59 months to 120 months
Weighted average remaining term to maturity(2)	116 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	358 months
Range of remaining amortization terms(3)	298 months to 360 months

Weighted average remaining amortization term(3)	357 months
Range of Cut-off Date LTV Ratios(4)(5)	32.3% to 75.0%
Weighted average Cut-off Date LTV Ratio(4)(5)	56.8%
Range of LTV Ratios at Maturity or ARD(2)(4)(5)	32.3% to 65.1%
Weighted average LTV Ratio at Maturity or ARD(2)(4)(5)	52.8%
Range of UW NCF DSCRs(5)(6)	1.27x to 3.43x
Weighted average UW NCF DSCR(5)(6)	1.93x
Range of UW NOI Debt Yields(5)	8.5% to 17.7%
Weighted average UW NOI Debt Yield(5)	10.9%
Percentage of Initial Pool Balance consisting of:
Partial Interest-Only	29.1%
Amortizing Balloon	16.4%
Interest-Only and Interest-Only, ARD	2.9%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of 1 mortgage loan (2.9%), calculated to or as of the related anticipated repayment date.

(3)	Excludes 22 mortgage loans (54.5%), which are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	Loan-to-value ratios (such as, for example, cut-off date loan-to-value ratios and loan-to-value ratios at maturity or anticipated repayment date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values, or with respect to certain mortgage loans secured by multiple mortgaged properties, the related loan-to-value ratios have been calculated based on an “as-portfolio” appraised value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.” See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property.”

(5)	In the case of each mortgage loan that is part of a whole loan, loan-to-value ratios, debt service coverage ratios and debt yields have been calculated including the related pari passu companion loan(s), but, unless otherwise expressly stated, excluding any related subordinate companion loan(s). With respect to the Aventura Mall mortgage loan (6.7%), the related loan-to-value ratio as of the cut-off date, loan-to-value ratio at maturity or anticipated payment date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 50.7%, 50.7%, 2.07x and 8.8%, respectively. With respect to the Millennium Partners Portfolio mortgage loan (6.2%), the related loan-to-value ratio as of the cut-off date, loan-to-value ratio at maturity or anticipated payment date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loan are 48.6%, 48.6%, 2.28x and 10.4%, respectively. With respect to The Gateway mortgage loan (4.4%), the related loan-to-value ratio as of the cut-off date, loan-to-value ratio at maturity or anticipated payment date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 63.3%, 63.3%, 1.61x and 6.8%, respectively.

(6)	Debt service coverage ratios are calculated based on annual debt service equal to 12 times the monthly payment in effect as of the cut-off date; provided, that (i) in the case of a mortgage loan that provides for monthly payments in accordance with a specified payment schedule, debt service coverage ratios are instead calculated based on annual debt service equal to the average of the principal and interest payments for the first 12 payment periods of the mortgage loan following the cut-off date, (ii) in the case of a mortgage loan that provides for interest-only payments through its maturity or anticipated repayment date, as applicable, such items are calculated based on annual debt service equal to the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (iii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to its maturity or anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on annual debt service equal to the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

All of the mortgage loans accrue interest on an actual/360 basis. For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loan, except as described below.

With respect to the 2600 & 2700 Falkenburg Road mortgage loan (1.1%), the proceeds from the mortgage loan are being used to fund the acquisition of the mortgaged property from a securitization trust in connection with a foreclosure by LNR Partners, LLC, the related special servicer with respect to such securitization trust and an affiliate of SMC, the related mortgage loan seller. The mortgaged property previously comprised part of a larger 36-property, $317,500,000 portfolio that collateralized a prior commercial mortgage-backed securities loan. In 2010, the prior loan was transferred to special servicing for non-monetary default and was foreclosed upon in 2012. Together with the other 35 properties comprising the prior loan, the default resulted in an approximate $120,100,000 loss to the related trust.

With respect to the Southern Cove mortgage loan (0.8%), the mortgaged property previously secured a prior securitized mortgage loan to the borrower in the original principal amount of $9.3 million and was also subject to a $500,000 mezzanine loan, both originated in 2006. Due to a reduction in rents during the 2008 recession, the borrower negotiated a loan modification with the related special servicer, whereby the prior loan was modified into a $6 million A note and $2.8 million B note, and the interest rate was reduced, but no principal was forgiven. On May 10, 2017 there was a maturity default on the prior loan. Shortly thereafter, the borrower obtained a bridge loan and repaid the entire principal amount of the prior loan. The current mortgage loan refinanced the bridge loan.

With respect to the Laurel Pointe Apartments mortgage loan (0.8%), the proceeds from the mortgage loan are being used to fund the acquisition of the mortgaged property from a securitization trust in connection with a foreclosure by LNR Partners, LLC, the related special servicer with respect to such securitization trust and an affiliate of SMC, the related mortgage loan seller. The mortgaged property previously collateralized a prior commercial mortgage-backed securities loan. In 2012, the prior loan was transferred to special servicing after the previous borrower attempted to sell the mortgaged property by way of a non-permitted transfer. The special servicer foreclosed on the mortgaged property in 2013. There was no loss to the related trust.

With respect to the Shoppes & Offices at PGA West mortgage loan (0.6%), the proceeds from the mortgage loan are being used to fund the acquisition of the mortgaged property from a securitization trust in connection with a foreclosure by LNR Partners, LLC, the related special servicer with respect to such securitization trust and an affiliate of SMC, the related mortgage loan seller. The mortgaged property previously collateralized a prior commercial mortgage-backed securities loan. In 2010, the prior loan was transferred to special servicing after declining occupancy and disputes with the prior borrower, who was relocating tenants to other properties it owned. The special servicer foreclosed on the mortgaged property in 2012. The default resulted in a $2,168,578 loss to the related trust.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on

Projections of Future Income	5 of the mortgaged properties (10.6%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property, (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property or (iv) are single tenant properties that were vacant in the past but now are 100% leased to a single tenant.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, S.A. or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, S.A. or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, S.A. or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	Regulation RR implementing the risk retention requirements of Section 15G of the Securities Exchange Act of 1934, as amended will apply to this securitization. An economic interest in the credit risk of the mortgage loans in this securitization is expected to be retained as a combination of (i) an “eligible vertical interest” in the form of the VRR Interest, and (ii) an “eligible horizontal residual interest” in the form of the HRR Certificates. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied, see “Credit Risk Retention” in this prospectus.

Information Available to

Certificateholders and

VRR Interest Owners	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record (initially expected to be Cede & Co., in the case of the offered certificates) and each VRR Interest owner, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record and the VRR Interest owners may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates will be available to certificateholders through the certificate administrator’s website initially located at www.ctslink.com and may be available to certificateholders through the master servicer’s website initially located at www.pnc.com/midland.

Optional Termination	On any distribution date on which the then-aggregate principal balance of the pool of mortgage loans is less than 1.0% of the initial pool balance, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus, which generally will include the outstanding principal balance of each such mortgage loan, together with accrued and unpaid interest thereon.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) and the VRR Interest for the mortgage loans held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates) and the VRR Interest and (iii) such holder (or holders) pays an amount to the master servicer as described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in this prospectus.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property and the interests of the trustee, any certificateholder or any VRR Interest owner in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan) and/or related REO properties. In the absence of a cash offer at least equal to such serviced mortgage loan’s outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement, the special servicer may purchase such defaulted mortgage loan (or defaulted whole loan) or accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price. The special servicer will not be required to accept the highest cash offer if it determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders, the VRR Interest owners and the related companion loan holders (as a collective whole as if such certificateholders, the VRR Interest owners and such companion loan holders constituted a single lender).

The sale of defaulted mortgage loans (other than any non-serviced mortgage loan) is generally subject to (i) with respect to any mortgage loan that is part of a whole loan or any mortgage loan with existing mezzanine debt, to the extent set forth in the related intercreditor agreement, the right of the holder of the related debt held outside the issuing entity to purchase the related mortgage loan, and (ii) any consent or consultation rights of the directing certificateholder or, with respect to any mortgage loan that is part of a whole loan, the related controlling companion loan holder (if any), to the extent set forth in the related intercreditor agreement, as further described in this prospectus under “Description of the Mortgage Pool—The Whole Loans”.

With respect to each non-serviced mortgage loan, if the related controlling pari passu companion loan becomes a defaulted mortgage loan under the pooling and servicing agreement governing the servicing of the related whole loan, and the special servicer under such pooling and servicing agreement determines to sell such pari passu companion loan, then such special servicer will be required to sell such non-serviced mortgage loan together with any related pari passu companion loan (and, in some cases, any related subordinate companion loan) as a single whole loan in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portions of the issuing entity consisting of entitlement to any excess interest collected on any mortgage loans with an anticipated repayment date, beneficial ownership of which is represented by the Class V certificates and the VRR Interest, will be a trust for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class X-A and Class X-B certificates will be issued with original issue discount and that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act, contained in Section 3(c)(5) of the Investment Company Act, or Rule 3a-7 under the Investment Company Act of 1940, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates was due, in part, to their initial subordination levels for the various classes of the certificates and may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal to purchase and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal or first offer, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the related borrower allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the related borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time or if the casualty or condemnation occurs within a specified period of the lease expiration date,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark, terminate their leases or otherwise cease to occupy their space, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. Retail properties that have anchor tenant-owned stores often have reciprocal easement and/or operating agreements (each, an “REA”) between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is often required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent. However, the presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Many of the retail properties that will secure one or more mortgage loans will also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or the termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	an anchor tenant’s or shadow anchor tenant’s decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or a self-owned anchor or a change in use or in the nature of its retail operations (notwithstanding its continued payment of rent).

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, it is common for anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers to have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if an anchor or shadow anchor tenant goes dark or otherwise is no longer in occupancy. Even if non-anchor tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Certain of the tenants or anchor tenants of the retail properties may have operating covenants in their leases or operating agreements which permit those tenants or anchor tenants to cease operating, reduce rent or terminate their leases if the subject store is not meeting the minimum sales requirement or other business objective under its lease.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Certain anchor tenant and other tenant estoppels will have been obtained in connection with the origination of the mortgage loans that may identify disputes between the related borrower and the applicable anchor tenant or other tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or other tenant or to litigation against the related borrower. We cannot assure you that these anchor tenant and other tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with the subject tenants or that potential disputes do not exist with tenants who did not provide estoppels prior to origination. We cannot assure you that the failure to have obtained related estoppel information will not have a material adverse effect on the related mortgage loans.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. We cannot assure you that the rate of occupancy at the stores will remain at the levels described in this prospectus or that the net operating income contributed by the mortgaged properties will remain at the level specified in this prospectus or remain consistent with past levels.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet websites, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Furthermore, commercial retail tenants having stores at multiple locations may experience adverse business conditions that result in their deciding to close under-performing stores. In addition, certain retail properties may have tenants that are part of national chains that have announced wide-spread store closures. We cannot assure you that any such store closings will not have a material adverse effect on the mortgaged properties that have any such stores as tenant.

Certain retail properties may receive a significant portion of income from billboard revenue. Such revenue is typically shorter term than tenant leases, and may be subject to reduction if there is increased competition for such revenue.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the tenant mix, such as the tenants being concentrated in a particular industry or business;

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management company agreement or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hotel property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor or licensor. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Hotel Properties Have Special Risks”, “—Industrial Properties Have Special Risks” and “—Self Storage Properties Have Special Risks”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	that certain multifamily properties may be considered to be “flexible apartment properties”, which properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings where the land under the building is owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant- stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;

●	the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and

●	that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to mortgaged properties consisting of condominium units will not allow the special servicer the same flexibility in realizing on the collateral as-is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon collateral consisting of condominium units described above could subject the certificateholders and the VRR Interest owners to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Split Interests”.

Split Interest Structures

Vertical subdivisions are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. A vertical subdivision is generally governed by a declaration or similar agreement defining the respective owners’ fee estates and relationship; one or more owners typically rely on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision may be required under the related declaration to pay certain assessments relating to any split interests in the related property, and a lien may be attached for failure to pay such assessments.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Split Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

With respect to the Offices at Mall of America Mortgage Loan (4.7%), the Mortgaged Property is managed by MOA Management LLC, an affiliate of the borrower sponsor and the guarantor. MOA Management LLC is also the second largest tenant at the Mortgaged Property (representing approximately 24.1% of net rentable area). The guarantor of the Mortgage Loan also provided a guaranty of MOA Management LLC’s lease at the Mortgaged Property.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Remaining Terms to Maturity” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es), if any, have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, office, hospitality, industrial and mixed use properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, Florida, New York, Arizona, Georgia and Ohio. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Environmental Laws Entail Risks that May Adversely Affect Payments on Your Certificates

Under various United States federal, state, local and municipal environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the owner’s ability to refinance the property or to sell the property to a third party, the value of the property and a borrower’s ability to repay its mortgage loan.

Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability

Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as, on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the issuing entity) under environmental laws. These operations incur ongoing costs to comply with environmental permit or license requirements and other environmental laws governing, among other things, containment systems and underground storage tank systems. Any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could also adversely impact the related borrower’s ability to repay the related mortgage loan.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will not be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders and the VRR Interest owners.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards—Third Party Reports—Environmental Report”, “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process—Environmental Assessments”, “—Starwood Mortgage Capital LLC—Starwood’s Commercial Mortgage Loan Underwriting Guidelines and Processes—Environmental Assessment”, “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Origination Procedures and Underwriting Guidelines—Assessment of Property Condition—Environmental Assessment”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may, at its option and cost but subject to certain conditions, be permitted under the related mortgage loan documents to implement future construction, renovation or alterations at the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or, in the future, are expected to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline and temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans are currently undergoing or, in the future, are expected to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers or guests, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans (such as an office property used substantially as a data center) may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, schools, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding or building improvements at the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage or loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage or loss to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California or other areas of high seismic activity) do not require earthquake insurance.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders and the VRR Interest owners.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP”) is scheduled to expire on November 30, 2018. We cannot assure you if or when will be reauthorized by Congress. If NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 16 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 82% in 2018 (subject to annual 1% decreases thereafter until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $160 million in 2018 (subject to annual $20 million increases thereafter until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the ten largest mortgage loans or groups of cross-collateralized mortgage loans. See representation and warranty no. 29 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and/or underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent), which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior 3 calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Additional Information”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases or a lease amendment expanding the leased space but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Information”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders or the VRR Interest owners until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders and the VRR Interest owners. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders and the VRR Interest owners. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”, “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”, “—Starwood Mortgage Capital LLC—Starwood’s Commercial Mortgage Loan Underwriting Guidelines and Processes” and “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Origination Procedures and Underwriting Guidelines”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—Review of MSMCH Mortgage Loans”, “—KeyBank National Association—Review of KeyBank Mortgage Loans”, “—Starwood Mortgage Capital LLC—Review of SMC Mortgage Loans” and “—Cantor Commercial Real Estate Lending, L.P.—Review of CCRE Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect the “as-stabilized”, “as-complete” or “as-portfolio” value as well as the “as-is” value. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”, reflects only the “as-is” value, which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”. As described under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”, for certain mortgage loans, appraised values may reflect the “as-stabilized,” “as-complete” or other hypothetical valuations.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and “as-stabilized” (or other similar term) values, we cannot assure you that those assumptions are or will be accurate or that the “as-stabilized” (or other similar term) value will be the value of the related mortgaged property at the indicated stabilization date or at maturity or anticipated repayment date. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”, “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process”, “—Starwood Mortgage Capital LLC—Starwood’s Commercial Mortgage Loan Underwriting Guidelines and Processes”, and “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Origination Procedures and Underwriting Guidelines” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust, a Florida land trust or as tenants-in-common. Delaware statutory trusts or Florida land trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust, a Florida land trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust, a Florida land trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Delaware Statutory Trusts” and “—Florida Land Trusts”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group will not delay enforcement of the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies in Common; Crowd Funding”. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your

Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions, recommended immediate repairs and seasonality reserves. We cannot assure you that any such reserve will be sufficient, that borrowers will reserve the required amount of funds or that cash flow from the properties will be sufficient to fully fund such reserves. See Annex A-1 for additional information with respect to the reserves established for the mortgage loans.

Borrowers That Are Not Special Purpose Entities May Be More Likely to File Bankruptcy Petitions and This May Adversely Affect Payments on Your Certificates

While many of the borrowers have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers may not be special purpose entities. The loan documents and organizational documents of these borrowers that are not special purpose entities generally do not limit the purpose of the borrowers to owning the mortgaged properties and do not contain the representations, warranties and covenants customarily employed to ensure that a borrower is a special purpose entity (such as limitations on indebtedness, affiliate transactions and the conduct of other businesses, restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge or sell all of its assets and restrictions upon amending its organizational documents). Consequently, these borrowers may have other monetary obligations, and certain of the loan documents provide that a default under any such other obligations constitutes a default under the related mortgage loan.

In addition, certain of the borrowers and their owners may not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances. Therefore, borrowers without an independent director may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your certificates. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders and the VRR Interest owners if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. See also representation and warranty no. 13 in Annex D-1 and the identified exceptions to that representation in Annex D-2. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to the whole loans are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Florida Land Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Florida land trust. Florida land trusts are authorized by statute in the State of Florida, with only a small list of functions for the trustee authorized by statute. The power to direct the trustee is held by the beneficiaries of the trust, and the beneficial interests are characterized by applicable law as personal property rather than interests in real property; however, trusts, created before 2013 can have expanded trustee authorized functions. The trustee’s legal and equitable title to the trust property is separate and distinct from the beneficial interest of a beneficiary in the land trust and in the trust property. The Florida statute and the related trust agreement provide for the power and authority of the trustee to convey property, execute leases and mortgages, deal with the trust property, distribute proceeds of a sale or financing and execute documents incidental to the administration of a land trust. Beneficiaries are not personally liable for the obligations or debts of the land trust. The related trust agreement or, if the trust agreement is silent, the applicable statute, provides a mechanisms for appointing successor trustees.

At least one Florida bankruptcy court has held that the doctrine of merger applied to extinguish a land trust where the trustee was the holder of 100% of the beneficiary ownership interest in the trust. The trust relating to the Playa Largo Mortgaged Property has multiple beneficiaries and the Florida Land Trust Act has subsequently been amended to expressly provide that the doctrine of merger does not extinguish a land trust or vest the trust property in the beneficiaries of the land trust.

As a general matter, trusts are not eligible for relief as a debtor under the federal bankruptcy code. Whether a land trust can be a debtor eligible for relief under the federal bankruptcy code turns on whether the trust constitutes a business trust under the code. That determination is dependent on the business activity that the trust conducts. Under the trust agreement for the Playa Largo mortgaged property, the trustee is authorized to mortgage, transfer legal title to, and operate and manage the trust property.

We cannot assure you that, given the business activities that the trustee has been authorized to undertake, a bankruptcy court would find that the land trust is ineligible for relief as a debtor under the federal bankruptcy code.

For additional information, see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Florida Land Trusts”.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

The borrowers under certain of the mortgage loans secured by multiple mortgaged properties may be permitted, subject to the satisfaction of certain conditions, to obtain the release of one or more mortgaged properties from the lien of the mortgage and substitute other properties as collateral. A substitute property generally is required to meet certain criteria under the related loan documents. However, notwithstanding the substitution criteria, a substitute mortgaged property may have different characteristics from those of the replaced mortgaged property. We cannot assure you that a substitute mortgaged property will perform in the same manner as the replaced mortgaged property and that a substitution will not adversely affect the performance of the mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders and the VRR Interest owners as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders and VRR Interest owners. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans may provide that if by a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after the related anticipated repayment date will accrue interest at an increased interest rate rather than the original mortgage loan rate for such mortgage loan. Generally, from and after the anticipated repayment date for each such mortgage loan, cash flow in excess of that required for debt service, the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge or other prepayment premium) of such mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the related borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and such borrower has no obligation to do so. While interest at the original mortgage loan rate continues to accrue and be payable on a current basis on the related mortgage loan after its anticipated repayment date, the payment of the additional interest accrued by reason of the marginal increase in the interest rate (“excess interest”) will be deferred until, and such deferred excess interest will be required to be paid (if and to the extent permitted under applicable law and the related loan documents, with compound interest thereon) only after, the outstanding principal balance of such mortgage loan has been paid in full, at which time the excess interest that has been deferred, to the extent actually collected, will be paid to the holders of the Class V certificates and the VRR Interest, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or pay the outstanding principal balance at any anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 Amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the

Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 34 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

In the case of a mortgage loan secured by both a fee and a leasehold interest in the related mortgaged property, in certain circumstances, including where the related fee is owned by an affiliate or other accommodation mortgagee that is not itself a borrower under the mortgage loan, or is not a special purpose bankruptcy remote entity, or has not received consideration for mortgaging its fee interest, the bankruptcy and other risks noted above may still be present.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Each of the following relationships should be considered carefully by you before you invest in any certificates.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Morgan Stanley Mortgage Capital Holdings LLC, one of the sponsors, of Morgan Stanley Bank, N.A., one of the originators, and of Morgan Stanley & Co. LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the certificates to investors and/or in exchange for certificates and/or the

VRR Interest. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not the interests of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, KeyBank National Association, Morgan Stanley Bank, N.A. and Starwood Mortgage Capital LLC, each an originator, are each expected to hold (or cause its majority-owned affiliate to hold) a portion of the VRR Interest as described in “Credit Risk Retention”, and KeyBank National Association is expected to be appointed as the initial risk retention consultation party by the holders of the majority of the VRR Interest. The risk retention consultation party may, on a strictly non-binding basis, consult with the master servicer and/or special servicer and recommend that each such servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, neither the master servicer nor the special servicer is required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the holder(s) of the majority of the VRR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or any such holder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the risk retention consultation party or the holder of the majority of the VRR Interest by whom the risk retention consultation party was appointed (any such loan referred to in this context as an “excluded RRCP loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded RRCP loan. See “Credit Risk Retention”.

There can be no assurance that any of KeyBank National Association, Morgan Stanley Bank, N.A. or Starwood Mortgage Capital LLC (or a majority-owned affiliate of any of the foregoing) (in each case as holders of the VRR Interest) or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Transaction Parties”.

With respect to the Alliance Data Systems mortgage loan (2.9%), the borrower is owned through a joint venture between Rodin Global Property Trust, Inc. (67%) and Cantor Fitzgerald Investors, LLC (33%), an affiliate of CCRE Lending.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where a financial institution buys and sells on behalf of customers, or for its own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, each expected holder of the VRR Interest and the party expected to be designated to consult with the special servicer on their behalf as the risk retention consultation party is an Underwriter Entity. There can be no assurance that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of Morgan Stanley Capital I Inc., the depositor, Morgan Stanley Mortgage Capital Holdings LLC, a mortgage loan seller and a sponsor, and Morgan Stanley Bank, N.A., an originator. KeyBanc Capital Markets Inc., one of the underwriters, is an affiliate of KeyBank National Association, a mortgage loan seller, an originator, a primary servicer, a sponsor and the expected initial risk retention consultation party. Cantor Fitzgerald & Co., one of the underwriters, in an affiliate of Cantor Commercial Real Estate Lending, L.P., a mortgage loan seller, an originator and a sponsor. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans and mezzanine loans related to the mortgage loans as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers.”

The Servicing of Certain Mortgage Loans Will Shift to Other Servicers;

The servicing of the Regions Tower whole loan is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, in each such case until such time as the related controlling pari passu companion loan is securitized in a separate securitization. See “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans.” At such time in respect of each such whole loan, the servicing and administration of such whole loan will shift to the master servicer and special servicer under the applicable other securitization and will be governed exclusively by the pooling and servicing agreement entered into in connection with that securitization and the related intercreditor agreement. Neither the closing date of any such future securitization nor the identity of any such other master servicer or special servicer has been determined (or such information may have been preliminarily determined but remains subject to change). In addition, the provisions of the pooling and servicing agreement that will govern any such future securitization have not yet been determined (or may have been preliminarily determined but remains subject to change), although they will be required to satisfy certain requirements set forth in the related intercreditor agreement. Prospective investors should be aware that they will not have any control over the identity of the master servicer or special servicer under the pooling and servicing agreement that will govern any such future securitization, nor will they have any assurance as to the particular terms of any such other pooling and servicing agreement except to the extent of compliance with the requirements set forth in the related intercreditor agreement. Moreover, with respect to each such whole loan, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of such whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan (or the controlling party in the related securitization of such related controlling pari passu companion loan or such other party specified in the related intercreditor agreement) will have rights similar to, or more expansive than, those granted to the directing certificateholder in this transaction with respect to the other loans in this mortgage pool that are serviced under the pooling and servicing agreement for this securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans.”

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of such non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer is a borrower party with respect to a mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan (and will be replaced according to the procedures described under “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”). The replacement special servicer (referred to herein as an “excluded special servicer”) will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

In addition, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, delayed action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than the non-serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the risk retention consultation party, the mortgaged property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders and the VRR Interest owners, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower, a parent of a borrower or any of their affiliates.

In addition, Pentalpha Surveillance LLC and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. Consequently, personnel of Pentalpha Surveillance LLC may perform services on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Pentalpha Surveillance LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard but, rather, by the operating advisor standard.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the risk retention consultation party, the mortgaged property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders and the VRR Interest owners, especially if the asset representations reviewer or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower, a parent of a borrower or any of their affiliates.

In addition, Pentalpha Surveillance LLC and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. Consequently, personnel of Pentalpha Surveillance LLC may perform services on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Pentalpha Surveillance LLC.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

Absent a control termination event, the directing certificateholder will be entitled to direct the servicing actions of the special servicer in respect of serviced mortgage loans (other than any excluded DCH loan or servicing shift mortgage loan) and, subject to certain limitations, will be entitled to replace the special servicer with or without cause. In addition, if a control termination event has occurred and is continuing, but absent a consultation termination event, the directing certificateholder will retain certain consultation rights with respect to the special servicer’s servicing actions related to such mortgage loans. See “Pooling and Servicing Agreement—The Directing Certificateholder.”

The directing certificateholder and its affiliates may have interests that are in conflict with those of certain certificateholders, and the special servicer may, at the direction of, or in consultation with, the directing certificateholder, take actions with respect to a mortgage loan that could adversely affect the holders of some or all of the classes of certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. See “Pooling and Servicing Agreement—The Directing Certificateholder.” Each certificateholder, by its acceptance of its certificates, will be deemed to acknowledge and agree that the directing certificateholder will be controlled by the controlling class, will have no duty to any certificateholders and may have certain conflicts of interest, as set forth under “Pooling and Servicing Agreement—The Directing Certificateholder—Limitation on Liability of Directing Certificateholder.”

It is expected that KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (or an affiliate) will be appointed as the initial directing certificateholder. Further, Teachers Insurance and Annuity Association of America is the initial directing holder of the most subordinate of The Gateway subordinate companion loans and, as such, will be entitled to exercise many of the rights of the directing certificateholder with respect to The Gateway whole loan.

Such conflicts of interest may be particularly significant if the directing certificateholder or any affiliate thereof holds certificates or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as the directing certificateholder or the holder of the majority of the controlling class is a borrower party (the related mortgage loan being referred to herein as an “excluded DCH loan”), the directing certificateholder will not have consent or consultation rights solely with respect to such excluded DCH loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded DCH loan as described in the pooling and servicing agreement). In addition, for so long as the directing certificateholder or a controlling class certificateholder is a borrower party, it will not be given access to certain “excluded information” solely relating to the related excluded DCH loan and/or the related mortgaged properties. Notwithstanding those restrictions, there can be no assurance that a borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded DCH loan or that a borrower-related certificateholder will not otherwise seek to exert its influence over the special servicer in the event an excluded DCH loan becomes subject to a workout or liquidation.

With respect to each of the non-serviced mortgage loans and the servicing shift mortgage loans, the holder of the related controlling companion loan or its designee will have rights to direct the servicing of the related whole loan similar to the rights of the directing certificateholder with respect to the other mortgage loans in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. Any such controlling companion loan holder may have interests in conflict with those of the MSC 2018-L1 certificateholders, and to the extent the controlling companion loan has been securitized, the controlling class certificateholders (or a directing certificateholder on their behalf) under such securitization may have similar conflicting interests. As a result, it is possible that such entities may direct the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the MSC 2018-L1 certificates. Each certificateholder, by its acceptance of its certificates, will be deemed to make acknowledgements and agreements with respect to conflicts of interest of the controlling companion loan holder similar to those made with respect to the directing certificateholder (see “Pooling and Servicing Agreement—The Directing Certificateholder—Limitation on Liability of Directing Certificateholder”). No holder of a controlling companion loan with respect to a whole loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

With respect to each of the non-serviced whole loans and the servicing shift whole loans, the holder of the related controlling note (and, to the extent such related controlling note has been securitized (and to the extent known), the initial directing certificateholder (or equivalent entity) as of the closing date for the related securitization transaction) is set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General.”

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the control eligible certificates, which is referred to in this prospectus as the “Third Party Purchaser” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was required under the credit risk retention rules to perform certain due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity. See “Credit Risk Retention—General”. In addition, the Third Party Purchaser was given the opportunity to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the Third Party Purchaser received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the third party purchaser or that the final pool as influenced by the third party purchaser’s feedback will not adversely affect the performance of your certificates and benefit the performance of the third party purchaser’s certificates. Because of the differing subordination levels, the third party purchaser has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the third party purchaser but that does not benefit other investors. In addition, while the third party purchaser is prohibited under the credit risk retention rules to enter into hedging arrangements and certain other transactions, it may nonetheless otherwise have business objectives that could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The Third Party Purchaser performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The Third Party Purchaser is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the Third Party Purchaser’s acceptance of a mortgage loan. The Third Party Purchaser’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The Third Party Purchaser will have no liability to any certificateholder for any actions taken by it as described in the preceding paragraphs, and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The Third Party Purchaser is expected to appoint KKR Real Estate Credit Opportunity Partners Aggregator I L.P. or an affiliate thereof as the initial directing certificateholder. For a description of certain conflicts of interest related to the directing certificateholder, see “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and for a description of any affiliations between the Third Party Purchaser and other parties related to this transaction, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Midland Loan Services, a Division of PNC Bank, National Association, which is expected to act as the special servicer, was engaged as an independent contractor to conduct due diligence with respect to certain mortgage loans prior to the closing date by KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (or its affiliate).

Because the incentives and actions of the Third Party Purchaser may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Other Potential Conflicts of Interest May Affect Your Investment

The property managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	the property managers, borrowers and affiliates thereof may also own other properties, including competing properties.

None of the borrowers, property managers or their affiliates (or any employee thereof) has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

With respect to the Offices at Mall of America mortgage loan (4.7%), the mortgaged property is managed by MOA Management LLC, an affiliate of the borrower sponsor and the guarantor. MOA Management LLC is also the second largest tenant at the mortgaged property (representing approximately 24.1% of net rentable area). The guarantor of the mortgage loan also provided a guaranty of MOA Management LLC’s lease at the mortgaged property.

With respect to the Zenith Ridge mortgage loan (3.3%), the borrower sponsor reported that it expects to purchase another office property located within approximately two miles of the mortgaged property.

With respect to the Alex Park South mortgage loan (3.1%), the mortgaged property is managed by an affiliate of the borrower sponsor and the guarantor. The related property manager also manages over 10,000,000 square feet of commercial property in the market, including a competing property located within two blocks of the mortgaged property.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates and the VRR Interest will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the VRR Interest, on one hand, and the certificates, on the other hand, as described in “Credit Risk Retention—VRR Interest”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders and the VRR Interest owners will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, may not be less than 5% in the transaction in the manner contemplated in the CRR; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis.

National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm.

If the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.

Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) apply to investments in securitizations by EEA insurance and reinsurance undertakings subject to EU Directive 209/138/EC and, subject to the adoption of the proposed regulation referred to below, by EEA undertakings for collective investment in transferable securities. On September 30, 2015, the European Commission published a proposal for a new regulation which, if adopted as proposed, would replace the Retention Requirement, the Due Diligence Requirement and Similar Requirements with a single regime and which would, additionally, apply such requirements to investments in securitizations by EU occupational pension schemes.

None of the sponsors, the depositor or the issuing entity will retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the offered certificates may not be a suitable investment for EEA-credit institutions, EEA-investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment. None of the depositor, the issuing entity, the underwriters and any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory treatment of their investment in the offered certificates on the closing date or at any time in the future.

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, and other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Banking entities are required to be in conformance with the Volcker Rule by July 21, 2015 (with two one-year extensions granted with respect to those banking entity ownership interests or sponsorships in place prior to December 31, 2013, thereby extending the required conformance date for such preexisting arrangements until July 21, 2017). During any applicable conformance period, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

●	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act of 1940, as amended. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	The promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Act, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect a borrower’s ability to refinance a mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor or the retaining third-party purchaser will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the retaining third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates. Furthermore, notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the retaining sponsor, the retaining third-party purchaser or other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the retaining sponsor, the retaining third-party purchaser or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

Changes to Accounting Standards Could Have an Adverse Impact on the Offered Certificates

We make no representation or warranty regarding any accounting implications related to the offered certificates. The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products that are effective as of the start of the first fiscal year that began after December 15, 2009 for each investor in the offered certificates. These changes, or any other future changes, may impact the accounting for entities such as the issuing entity and could require the issuing entity to be consolidated in an investor’s financial statements. Each investor in the offered certificates should consult its accounting advisor to determine the impact these accounting changes might have as a result of an investment in the offered certificates.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder or VRR Interest owner may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to 6 nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected 3 of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due, in part, to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings of such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization hired by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate the other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of the weighted average lives of your principal balance certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the imposition of applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or provide incentives for a borrower to repay the mortgage loan by any anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or not be repaid by any anticipated repayment date, or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders and the VRR Interest owners. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) or the holder of a subordinate companion loan may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in any class of Class X certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of each class of Class X certificates is based upon the outstanding certificate balance(s) of the related class(es) of principal balance certificates whose certificate balances comprise such notional amount, the yield to maturity on any class of Class X certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the underlying principal balance certificates.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in any class of Class X certificates. Investors in Class X certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer may not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates and the VRR Interest balance of the VRR Interest, pro rata based on the respective percentage allocation entitlements of the certificates (collectively) and the VRR Interest as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates (collectively) and the VRR Interest, pro rata based on their respective percentage allocation entitlements as described in this prospectus, on that distribution date.

This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the certificates, first the Class J-RR, Class H-RR, Class G-RR, Class F-RR, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, and then, the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class D or Class E certificates will result in a corresponding reduction in the notional amount of the corresponding class of Class X certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Release of Collateral May Reduce the Yield on Your Certificates

Notwithstanding the prepayment provisions described in this prospectus, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described in Annex A-1. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the related borrower may be required (among other things) to pay a release price, which in some cases may not include a prepayment premium or yield maintenance charge on all or a portion of such payment. Any such prepayment may adversely affect the yield to maturity of your certificates. See “—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. Certain of the mortgage loans also permit the related borrower to add or substitute collateral under certain circumstances. Any such release or substitution may impact the value of the collateral upon which the lender may realize, which may adversely affect the yield to maturity of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases, Substitutions and Additions” for further details regarding the various release provisions.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on such classes of certificates will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B and Class X-D certificates and the Class A-S certificates (solely in the case of the Class B and Class C certificates) and the Class B certificates (solely in the case of the Class C certificates). See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the mortgage loans, which such losses are allocated between it, on one hand, and the certificates, on the other hand, as described under “Credit Risk Retention—VRR Interest—Allocation of VRR Realized Losses”.

Payments Allocated to the VRR Interest or the Certificates Will Not Be Available to the Certificates or the VRR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the certificates and the VRR Interest, pro rata, based upon their respective percentage allocation entitlements. Amounts received and allocated to the certificates will not be available to satisfy any amounts due and payable to the VRR Interest. Likewise, amounts received and allocated to the VRR Interest will not be available to satisfy any amounts due and payable to the certificates. As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the certificates (collectively) and the VRR Interest, pro rata, based upon their respective percentage allocation entitlements. See “Description of the Certificates—Distributions” and “Credit Risk Retention—VRR Interest”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders and the VRR Interest owners generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans serviced under the pooling and servicing agreement, those decisions are generally made by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loans and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect to such non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan(s), subject to the rights of the directing certificateholder (or equivalent entity) appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates or the VRR Interest owners in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to a non-serviced whole loan.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

Subject to the rights of the holders of any serviced subordinate companion loans and any controlling serviced pari passu companion loans, the directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any excluded DCH loan and except that, with respect to the non-serviced mortgage loans and servicing shift mortgage loans, it will only have limited consultation rights) and the right to replace the special servicer under the pooling and servicing agreement with or without cause, except that if a control termination event occurs and is continuing, the directing certificateholder will lose the related consent rights and the right to replace the special servicer, and if a consultation termination event occurs, then the directing certificateholder will lose the related consultation rights. See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded RRCP loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans and whole loans serviced under the pooling and servicing agreement, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates. See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders.”

Similarly, with respect to a non-serviced mortgage loan, the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may, at the direction or upon the advice of the holder of the controlling note (or, if such note has been securitized, the directing certificateholder (or equivalent entity) of the related securitization trust holding the related controlling note), take actions with respect to such non-serviced mortgage loan and related companion loan(s) that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited (or no) consultation rights with respect to major decisions relating to the related non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no control termination event has occurred and is continuing and by the special servicer if a control termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the holder of the controlling note (or, if such note has been securitized, the directing certificateholder (or equivalent entity) of the related securitization trust holding the related controlling note) will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders,” “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, if (i) the aggregate of the certificate balances of the HRR Certificates (taking into account the application of the non-vertically retained percentage of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the aggregate of the initial certificate balances of such classes or (ii) a control termination event has occurred and is continuing (either such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and the VRR Interest owners (as a collective whole as if the certificateholders and the VRR Interest owners constituted a single lender). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to each non-serviced mortgage loan, the operating advisor appointed under the related pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement (although when they may be exercised may differ). Further, the operating advisor will generally have no obligations or consultation or other rights under the pooling and servicing agreement for this transaction with respect to any of the non-serviced mortgage loans or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer under the pooling and servicing agreement for this securitization so long as no control termination event has occurred and is continuing and other than in respect of any non-serviced loan, any excluded DCH loan or any servicing shift mortgage loan as described in this prospectus. After the occurrence and during continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by holders of certificates and the VRR Interest representing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances and the VRR Interest balance) and (y) upon receipt of approval by holders of certificates and the VRR Interest representing at least 75% of the voting rights that constitute a minimum quorum (which is the holders of at least 75% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances and the VRR Interest balance). See “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”. In addition, under certain circumstances, the operating advisor may recommend the replacement of the special servicer in the manner described in “Pooling and Servicing Agreement—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

The certificateholders and the VRR Interest owners will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the special servicer (so long as a control termination event has occurred and is continuing or the vote is based on recommendation of the operating advisor), the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will require the trustee to replace the master servicer, the special servicer, the operating advisor or the asset representations reviewer, as applicable, for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each of the non-serviced whole loans and the servicing shift whole loan, in circumstances similar to those described above, the holder of the controlling note (or, if such note has been securitized, the directing certificateholder (or equivalent entity) of the related securitization trust holding the related controlling note) will have the right to replace the special servicer responsible for servicing such whole loan with or without cause, and without the consent of the issuing entity. The certificateholders and the VRR Interest owners will generally have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to a non-serviced mortgage loan. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holder of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (other than the holder of the related controlling pari passu companion loan for any servicing shift whole loan, which will have certain control rights as described below) will have certain non-binding consultation rights with respect to major decisions relating to the related whole loan under the related intercreditor agreement. Each such companion loan holder and any representative thereof may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with the companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

The holder of the related controlling pari passu companion loan for any servicing shift whole loan will have certain consent and consultation rights with respect to certain matters relating to the related mortgage loan and the right to replace the special servicer with or without cause, solely with respect to the subject whole loan. These actions and decisions include, among others, the right, in certain circumstances, to modify or waive any of the terms of the related mortgage loan documents, call or waive any event of default under the related mortgage loan documents and consent to any action or failure to act by any party to the related mortgage loan documents. The exercise of these rights may cause the special servicer to take actions with respect to the related whole loan that could adversely affect the interests of investors in one or more classes of offered certificates.

With respect to any whole loan that includes a subordinate companion loan, the holders of the subordinate companion loan will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of an AB control appraisal period with respect to the subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of a subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of the applicable fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the holder of the controlling note (or, if such note has been securitized, the directing certificateholder (or equivalent entity) of the related securitization trust holding the related controlling note) will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the controlling noteholder (or designated party with respect to any securitization trust holding the controlling note) may conflict with those of the holders of some or all of the classes of certificates, and accordingly such party may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates and the VRR Interest. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates or of the VRR Interest. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates and the VRR Interest.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans (or portion thereof) sold by such sponsor to us. Neither we nor any of our affiliates (other than Morgan Stanley Mortgage Capital Holdings LLC in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. In particular, in the case of a non-serviced mortgage loan that is serviced under the related non-serviced pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected non-serviced mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders and the VRR Interest owners to receive distributions on the offered certificates and the VRR Interest, respectively. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace a Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity’s claim to collections in that master servicer’s or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may be eligible for relief under the federal bankruptcy laws, if it is characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates or the VRR Interest continuing to hold the full non-notionally reduced amount of such certificates or the VRR Interest for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other limitations, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. The issuing entity, however, may be unable to prevent the completion of any construction work in certain circumstances. In any such case, depending on the facts and circumstances at the time of any default, the issuing entity may be required to dispose of or otherwise recover on the related mortgage loan other than by immediately acquiring the mortgaged property.

When foreclosing on a real estate mortgage a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Property under construction can qualify as foreclosure property under the REMIC provisions but the REMIC cannot continue the construction unless more than 10% of the construction was complete at the time default on the real estate mortgage loan became “imminent.” Part of the property securing the Alex Park South mortgage loan is leased to a tenant that can require the borrower to construct expansion space. There is no certainty whether or when such construction will begin, but if it is not more than 10% complete before foreclosure (if any), it could delay or prevent the REMIC from realizing the full value of any part or all of the collateral.

Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders and the VRR Interest owners. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates, the VRR Interest owners and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders and the VRR Interest owners.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Code Section 166.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such adverse REMIC consequences, however, if the mortgage loan is in default, default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by the Internal Revenue Service, eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances under which default is “reasonably foreseeable” to include those where the servicer reasonably believes there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Internal Revenue Code that allow a servicer to modify terms of REMIC-held mortgage loans without risking adverse REMIC consequences provided that both (1) the modification relates to changes in collateral, credit enhancement and recourse features, and (2) after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 47 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $900,598,709 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in October 2018 (or, in the case of any Mortgage Loan that has its first due date after October 2018, the date that would have been its due date in October 2018 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

12 Mortgage Loans (50.3%) are each part of a larger whole loan, which whole loan is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as a “Subordinate Companion Loan”). The Pari Passu Companion Loans and the Subordinate Companion Loan are collectively referred to as the “Companion Loans” in this prospectus, and each such Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the PSA (as defined in “Description of the Certificates—General” in this prospectus) for this transaction.

The mortgage loan sellers set forth in the chart under “Summary of Terms—Relevant Parties—Sponsors” will sell their respective Mortgage Loans to the depositor, which will in turn transfer the Mortgage Loans to the issuing entity in exchange for the certificates.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily and/or manufactured housing community real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Properties, as applicable, and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on October 23, 2018 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the Allocated Loan Amount allocated to such Mortgaged Properties as of the Cut-off Date.

Except as specifically provided in this prospectus, information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) is calculated including the principal balance and debt service payment of any related Pari Passu Companion Loan, but excluding the principal balance and debt service payment of any related Subordinate Companion Loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

References to any specified Mortgage Loan should be construed to refer to the Mortgage Loan secured by the Mortgaged Property (or portfolio of Mortgaged Properties) with the same name identified on Annex A-1, representing the approximate percentage of the Initial Pool Balance set forth on Annex A-1.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Allocated Loan Amount” means, in the case of Mortgage Loans secured by a portfolio of Mortgaged Properties, a portion of the Cut-off Date Balance allocated to each Mortgaged Property based upon one or more of the related appraised values, the related underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance. With respect to any Mortgage Loan that is secured by a single Mortgaged Property, “Allocated Loan Amount” means the Cut-off Date Balance of such Mortgage Loan.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for monthly payments in accordance with a specified payment schedule, “Annual Debt Service” means 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date;

●	in the case of a Mortgage Loan that provides for interest-only payments through its maturity, or its Anticipated Repayment Date, as applicable, “Annual Debt Service” means the interest payments scheduled to be due on the first due date following the Cut-off Date and the 11 due dates thereafter for such Mortgage Loan; and

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, “Annual Debt Service” means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the monthly payment in effect as of the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable mortgage loan seller as set forth under “Appraised Value” on Annex A-1. In certain cases, the appraisals state an “as-stabilized”, “as-complete”, “as-repaired”, “hypothetical” or “as-renovated” value (or any equivalent term) as well as an “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction renovation or repairs at such Mortgaged Property. In most such cases, the applicable mortgage loan seller has taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

In the following case, the Appraised Value set forth in this prospectus and on Annex A-1 to this prospectus is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth below:

●	With respect to the Griffin Portfolio II Mortgage Loan (6.7%), the Appraised Value of $415,500,000 represents the “as-is portfolio” appraised value and reflects a 5.0% premium attributed to the aggregate “as-is” appraised value of the related mortgaged properties as a whole. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio based on the “as-is portfolio” appraised value are 60.2% and 60.2%, respectively. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio based on the aggregate of the “as-is” values for each individual Mortgaged Property without the portfolio premium are 63.2% and 63.2%, respectively.

●	With respect to the Market at Estrella Falls Mortgage Loan (3.9%), the Appraised Value represents the “upon completion of construction & stabilization” value of $47,100,000, which assumes Party City’s building is complete and the tenant is in occupancy. At origination, the borrower deposited a total of $542,448 for free rent and outstanding tenant improvements. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio based on the “upon completion of construction & stabilization” value are 75.0% and 64.7%, respectively. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio based on the “as is” value of $43,740,000 as of May 9, 2018 are 80.8% and 69.7%, respectively. Pursuant to the purchase and sale agreement for the mortgaged property between the borrower and seller, the seller has escrowed $3,200,000 from the purchase price with the title company for the acquisition transaction to provide funds for construction of the Party City building and borrower has collaterally assigned its rights to these funds to the lender.

●	With respect to the Embassy Suites Atlanta Airport Mortgage Loan (3.7%), the Appraised Value of $60,600,000 represents the “hypothetical as if complete” appraised value of the Mortgaged Property, which assumes that certain capital improvements have been completed at the Mortgaged Property. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio based on the “hypothetical as if complete” appraised value are 54.5% and 46.0%, respectively. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio based on the “as is” value of $59,300,000 as of July 24, 2018 are 55.6% and 47.0%, respectively.

●	With respect to the De Soto Industrial Mortgage Loan (1.8%), the Appraised Value represents the “prospective value upon stabilization” value of $28,110,000, which assumes Ball Metal Beverage Container Corporation and Align Aerospace have taken occupancy, begun paying rent, and outstanding tenant improvements have been paid as of October 1, 2018. At origination, the borrower deposited a total of $212,588 for outstanding tenant improvements and Align Aerospace gap rent. The Cut-off Date

LTV Ratio and the Maturity Date LTV Ratio based on the “prospective value upon stabilization” value are 60.5% and 55.9%, respectively. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio based on the “as-is” value of $27,570,000 as of May 25, 2018 are 61.7% and 57.0%, respectively.

●	With respect to the 38505 Woodward Mortgage Loan (1.3%), the Appraised Value of $16,800,000 represents the “as if complete” appraised value of the Mortgaged Property, which assumes that certain tenant improvements have been completed at the Mortgaged Property. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio based on the “as if complete” appraised value are 68.4% and 57.0%, respectively. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio based on the “as-is” value of $16,500,000 as of July 23, 2018 are 69.6% and 58.1%, respectively.

●	With respect to the Staybridge Suites-San Antonio Sea World Mortgage Loan (1.0%), the Appraised Value represents the “upon stabilization” value of $13,300,000, which assumes completion of the property improvement plan and stabilized property performance as of August 3, 2020. At origination, the borrower deposited $900,000 for the property improvement plan. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio based on the “upon stabilization” value are 64.7% and 50.0%, respectively. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio based on the “as-is” value of $11,800,000 as of August 3, 2018 are 72.9% and 56.3%, respectively.

●	With respect to the 21300 Eureka Mortgage Loan (0.6%), the Appraised Value of $7,700,000 represents the “hypothetical as is” appraised value of the Mortgaged Property, which assumes that certain tenant improvements have been completed at the Mortgaged Property. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio based on the “hypothetical as is” appraised value are 67.5% and 55.9%, respectively. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio based on the “as-is” value of $7,500,000 as of July 17, 2018 are 69.3% and 58.0%, respectively.

With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of an ARD Loan, that will be outstanding at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net operating income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “effective gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “total operating expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

“Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

“Cut-off Date LTV Ratio”, Cut-off Date Loan-to-Value Ratio”, “Cut-off Date LTV”, or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties; provided, that:

●	In the case of a Mortgage Loan that is part of a Whole Loan unless otherwise indicated, the Cut-off Date Loan-to-Value Ratios were calculated with respect to such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan).

●	With respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Cut-off Date Balance of the related Mortgage Loans divided by the aggregate Appraised Value of the related Mortgaged Properties. See the definition of “Appraised Value” above and Annex A-1 and the related footnotes.

See definition of “Appraised Value” above regarding certain cases where the Appraised Value used to calculate the related Cut-off Date LTV Ratio is a non-”as-is” valuation.

“EGI” means “Effective Gross Income”, as defined under “Cash Flow Analysis” above.

“GLA” means gross leaseable area.

“Grace Period” is the number of days before a payment default is an event of default under the related Mortgage Loan and/or before the imposition of late payment charges and/or default interest.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender; provided that hotel properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are continuing) generally on a daily basis.

“IO” means interest-only.

“IO Period UW NCF DSCR” means the Debt Service Coverage Ratio with respect to any related mortgage loan that has an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet. Similarly, “2nd Largest Tenant”, “3rd Largest Tenant”, “4th Largest Tenant” and “5th Largest

Tenant” mean, with respect to any Mortgaged Property, the tenant occupying the second, third, fourth or fifth (as applicable) largest amount of net rentable square feet.

“Lease Expiration of Largest Tenant” means the date at which the applicable Largest Tenant’s lease is scheduled to expire. Similarly, “Lease Expiration of 2nd Largest Tenant”, “Lease Expiration of 3rd Largest Tenant”, “Lease Expiration of 4th Largest Tenant” and “Lease Expiration of 5th Largest Tenant” mean, with respect to any Mortgaged Property, the date at which the applicable 2nd Largest Tenant’s, 3rd Largest Tenant’s, 4th Largest Tenant’s or 5th Largest Tenant’s, as applicable, lease is scheduled to expire.

“Loan Per Unit” means the applicable principal balance per unit of measure as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with respect to such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan). With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group.

“LTV Ratio at Maturity or ARD”, “Loan-to-Value Ratio at Maturity or ARD”, “Balloon LTV”, “Maturity Date LTV Ratio” or “Maturity Date LTV” means, with respect to any Mortgage Loan, (a) the Balloon Balance for such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties; provided, that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratio at Maturity or ARD was calculated with respect to such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan).

●	In the case of an ARD Loan, the LTV Ratio at Maturity or ARD is calculated with respect to the related Balloon Balance on the related Anticipated Repayment Date. For further description, see the definition of “Appraised Value” above and Annex A-1 and the footnotes thereto.

●	With respect to any cross-collateralized and cross-defaulted Mortgage Loan, such terms mean the ratio, expressed as a percentage, of the aggregate Balloon Balance of the related Mortgage Loans divided by the aggregate Appraised Value of the related Mortgaged Properties.

See definition of “Appraised Value” above regarding certain cases where the Appraised Value used to calculate the related LTV Ratio at Maturity or ARD is a non-”as-is” valuation.

“Mortgage Rate” means, with respect to each Mortgage Loan or Whole Loan and any interest accrual period, the annual rate at which interest accrues on such Mortgage Loan or Whole Loan (without regard to any increase in such rate after the Anticipated Repayment Date in the case of an ARD Loan) during such period (in the absence of a default), as set forth in the related Mortgage Note from time to time (the initial Mortgage Rate with respect to each Mortgage Loan is set forth on Annex A-1); provided, that for purposes of calculating Pass-Through Rates equal to, based on and limited by the weighted average Net Mortgage Rate, the Mortgage Rate for any mortgage loan will be determined without regard to any default interest and without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction of interest or principal due to a modification, waiver or amendment of the terms of that Mortgage Loan pursuant to the PSA.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A-1) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“MSA” means metropolitan statistical area.

“Net Operating Income” or “NOI” means historical net operating income for a Mortgaged Property for the annual or other period specified (or ending on the “NOI Date” specified), and generally consists of revenue derived from the use and operation of the Mortgaged Property, consisting primarily of rental income (and in the case of cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes (except in the case of certain Mortgage Loans included in the issuing entity, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

“NRA” means net rentable area.

“Occupancy Rate” means the percentage of Square Feet, Units, Rooms or Pads, as the case may be, of a Mortgaged Property that was occupied or leased as of or, in the case of certain properties, average Units or Rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 as the “Occupancy Rate As-of Date”), as specified by the borrower or as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property. Such percentage may include tenants which have executed a lease to occupy such Mortgaged Property even though the applicable tenant has not taken physical occupancy. The Occupancy Rate presented in this prospectus may include space subject to build-out or other renovation and may exclude space currently under renovation. Generally, for purposes of the presentation in this prospectus, we consider a “master lease” to be a lease by an affiliate of the borrower, or by an entity (or an affiliate of an entity) from which the borrower acquired the Mortgaged Property, that (in either case) is obligated to pay rent under a lease with the borrower but does not conduct business operations at the leased premises. We do not consider the following to be a “master lease” for purposes of the presentation in this prospectus: (i) a lease executed in connection with a sale-leaseback arrangement under which an unaffiliated seller of a property (or an affiliate thereof) conducts business operations at the Mortgaged Property and executes a long-term lease at the Mortgaged Property simultaneously with its acquisition by the borrower; (ii) a lease executed by the borrower, property seller or other person that (a) relates to space, whether or not occupied, that is leased by an unaffiliated tenant and (b) has the effect of making that borrower, seller or other person liable, in whole or in part, for the payment of rent that is not more than the rent payable by the unaffiliated tenant under its lease; or (iii) a master lease that was not taken into account in the underwriting. “Master leases” are typically used in connection with the origination of a loan to bring occupancy to a “stabilized” level but may not provide additional economic support for the Mortgage Loan. A master lease may relate to all or a portion of a Mortgaged Property.

In some cases, the “Debt Service Coverage Ratio” information and the “Occupancy Rate” with respect to a Mortgaged Property reflects the existence of a “master lease.”

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“DEF(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●	“DEF/YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●	“LO(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account (rather than tenants, or in the case of hotel properties, credit card companies, depositing such rents directly).

“Soft Springing Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default under the loan documents or one or more specified trigger events, at which time the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox (if any) is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default under the loan documents or one or more specified trigger events.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office building, industrial/warehouse facility, any combination of the foregoing, or any other property type for which such term is used, the square footage of the net rentable or leaseable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” or “Term to Maturity or ARD” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “UW Expenses” means, with respect to any Mortgaged Property securing a Mortgage Loan, the annual operating expenses estimated for that Mortgaged Property, generally derived from the historical annual expenses reflected in the operating statements and other information furnished by the related borrower, except that those expenses were often modified as follows:

●	operating expenses were generally adjusted by various factors such as inflation, appraisers’ estimates and historical trends;

●	if there was no management fee or a management fee which varies from the market, it was assumed that a management fee is payable with respect to the Mortgaged Property in an amount that is the greater of the market rate as determined by an appraiser or the lender’s minimum management fee underwriting criteria for the applicable property type; and

●	those expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions and similar nonrecurring expenses.

Underwritten Expenses generally include:

●	salaries, wages and benefits;

●	the costs of utilities;

●	repairs and maintenance;

●	marketing;

●	insurance;

●	management;

●	landscaping;

●	security, if provided at the Mortgaged Property;

●	real estate taxes;

●	general and administrative expenses; and

●	ground lease payments, and other costs,

but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions.

“Underwritten NCF Debt Yield”, “UW NCF Debt Yield” or “Cut-off Date UW NCF” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten NCF Debt Yield was calculated with respect to such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan). With respect to any cross collateralized and cross defaulted Mortgage Loan, unless otherwise indicated, such terms mean the ratio of the aggregate Underwritten Net Cash Flow derived from the Mortgaged Properties securing all Mortgage Loans comprising such group divided by the aggregate Cut-off Date Balance of all Mortgage Loans comprising such group.

“Underwritten Net Cash Flow,” “Underwritten NCF” or “UW NCF,” with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by the estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

“Underwritten Net Cash Flow DSCR”, “Underwritten NCF DSCR”, or “UW NCF DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided, that unless otherwise indicated, the Underwritten Net Cash Flow DSCR with respect to (x) any Mortgage Loan that is part of a Whole Loan, reflects the Annual Debt Service payable under such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan, and (y) any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, is calculated on the basis of the Underwritten Net Cash Flow generated by all the Mortgaged Properties securing such group and the aggregate Annual Debt Service payable under all Mortgage Loans comprising such group, in each case unless otherwise indicated.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. The Underwritten NCF DSCRs are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.

In some cases, the “UW NCF DSCR” information and the “Occupancy Rate” with respect to a mortgaged property reflects the existence of a “master lease.”

“Underwritten Net Operating Income” or “UW NOI” with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related mortgage loan seller. In general, it is the estimated revenue derived from the use and operation of such Mortgaged Property (in certain cases, however, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant), consisting primarily of rental income, less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees, franchise fees and advertising), and (b) estimated fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth herein. Certain of such assumptions and subjective judgments of each related mortgage loan seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the depositor, the applicable mortgage loan seller, the master servicer or the special servicer has control. In some cases, the Underwritten Net Operating Income set forth herein for any mortgaged property is higher, and may be materially higher, than the annual net operating income for such mortgaged property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal and/or local market information was the primary basis for the determination. From that information, the applicable mortgage loan seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), material changes in the operating position of a Mortgaged Property of which the applicable mortgage loan seller was aware (e.g., current rent roll information including newly signed leases, near term market rent steps, expirations of “free rent” periods, market rents, and market vacancy data), contractual rent increases and estimated capital expenditures, leasing commissions and tenant improvement costs. In certain cases, the applicable mortgage loan seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable mortgage loan seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income.

The Underwritten Net Operating Income for cooperative mortgaged properties is based on projected net operating income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related Mortgage Loan, assuming that the related Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

Historical operating results may not be available or were deemed not relevant for some of the Mortgage Loans which are secured by Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Operating Income were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information such as estimates or budgets.

“Underwritten NOI Debt Yield” or “UW NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income for the related Mortgaged Property divided by the Cut-off Date Balance for such Mortgage Loan; provided, that:

●	With respect to any Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, the Underwritten NOI Debt Yield is calculated with regard to such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan).

●	With respect to any Mortgage Loan in any group of cross-collateralized Mortgage Loans, unless otherwise indicated, the Underwritten NOI Debt Yield is calculated on the basis of the aggregate Cut-off Date Balance of all Mortgage Loans comprising such group and the aggregate Underwritten Net Operating Income derived for the Mortgaged Properties securing all Mortgage Loans comprising such group.

“Underwritten EGI” or “UW EGI” or “UW Effective Gross Income” “ with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark-to-market, vacancy and collection loss.

“Underwritten NOI DSCR” or “UW NOI DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided, that:

●	With respect to any Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, the UW NOI DSCR is calculated on the basis of the aggregate Annual Debt Service payable with respect to such Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan).

●	With respect to any Mortgage Loan in any group of cross-collateralized Mortgage Loans, unless otherwise indicated, the UW NOI DSCR is calculated on the basis of the aggregate Annual Debt Service of all Mortgage Loans comprising such group and the aggregate Underwritten Net Operating Income of all Mortgage Loans comprising such group.

“Underwritten Revenue” or “UW Revenue” means, with respect to any Mortgage Loan, the gross potential rent, less vacancies and collection loss.

“Units”, “Rooms”, or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, or (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented including such Mortgage Loan and any related Pari Passu Companion Loan, but without regard to any Subordinate Companion Loan or any other indebtedness, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans, unless otherwise indicated.

If we present a debt rating for some tenants and not others in the tables or elsewhere in this prospectus, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in this prospectus may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3 to this prospectus, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$900,598,709
Number of mortgage loans	47
Number of mortgaged properties	74
Number of crossed loans	0
Crossed loans as a percentage	0%
Range of Cut-off Date Balances	$3,194,674 to $60,000,000
Average Cut-off Date Balance	$19,161,675
Range of Mortgage Rates	3.7218% to 5.8530%
Weighted average Mortgage Rate	4.8197%
Range of original terms to maturity(2)	60 months to 120 months
Weighted average original term to maturity(2)	118 months
Range of remaining terms to maturity(2)	59 months to 120 months
Weighted average remaining term to maturity(2)	116 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	358 months
Range of remaining amortization terms(3)	298 months to 360 months
Weighted average remaining amortization term(3)	357 months
Range of Cut-off Date LTV Ratios(4)(5)	32.3% to 75.0%
Weighted average Cut-off Date LTV Ratio(4)(5)	56.8%
Range of LTV Ratios at Maturity or ARD(2)(4)(5)	32.3% to 65.1%
Weighted average LTV Ratio at Maturity or ARD (2)(4)(5)	52.8%
Range of UW NCF DSCRs(5)(6)	1.27x to 3.43x
Weighted average UW NCF DSCR(5)(6)	1.93x
Range of UW NOI Debt Yields(5)	8.5% to 17.7%
Weighted average UW NOI Debt Yield(5)	10.9%
Percentage of Initial Pool Balance consisting of:
Partial Interest-Only	29.1%
Amortizing Balloon	16.4%
Interest-Only and Interest-Only, ARD	2.1%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	In the case of 1 Mortgage Loan (2.9%), calculated to or as of the related Anticipated Repayment Date.

(3)	Excludes 22 Mortgage Loans (54.5%), which are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.

(4)	Loan-to-value ratios (such as, for example, Cut-off Date LTV Ratios and LTV Ratios at Maturity or ARD) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values, or with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the related loan-to-value ratios have been calculated based on an “as-portfolio” appraised value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.” See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property.”

(5)	In the case of each Mortgage Loan that is part of a Whole Loan, the UW NCF DSCR, Cut-off Date LTV Ratio, the LTV Ratio at Maturity or ARD and the UW NOI Debt Yield have been calculated including the related pari passu companion loan(s), but, unless otherwise expressly stated, excluding any related subordinate companion loan(s). With respect to the Aventura Mall Mortgage Loan (6.7%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, UW NCF DSCR and UW NOI Debt Yield calculated including the related subordinate companion loans are 50.7%, 50.7%, 2.07x and 8.8%, respectively. With respect to the Millennium Partners Portfolio Mortgage Loan (6.2%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, UW NCF DSCR and UW NOI Debt Yield calculated including the related subordinate companion loan are 48.6%, 48.6%, 2.28x and 10.4%, respectively. With respect to The Gateway Mortgage Loan (4.4%), the related Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, UW NCF DSCR and UW NOI Debt Yield calculated including the related subordinate companion loans are 63.3%, 63.3%, 1.61x and 6.8%, respectively.

(6)	Debt service coverage ratios are calculated based on annual debt service equal to 12 times the monthly payment in effect as of the Cut-off Date; provided, that (i) in the case of a Mortgage Loan that provides for monthly payments in accordance with a specified payment schedule, debt service coverage ratios are instead calculated based on annual debt service equal to the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, (ii) in the case of a Mortgage Loan that provides for interest-only payments through its maturity or Anticipated Repayment Date, as applicable, such items are calculated based on annual debt service equal to the interest payments scheduled to be due on the first due date following the Cut-off Date and the 11 due dates thereafter for such Mortgage Loan and (iii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to its maturity or Anticipated Repayment Date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on annual debt service equal to the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Retail	26	$280,618,457	31.2%
Anchored	7	$115,682,173	12.8%
Super Regional Mall	1	$60,000,000	6.7%
Shadow Anchored	7	$36,121,952	4.0%
Urban Retail	6	$35,204,332	3.9%
Unanchored	4	$20,610,000	2.3%
Lifestyle Center	1	$13,000,000	1.4%
Office	13	$225,617,354	25.1%
Suburban	11	$184,300,150	20.5%
CBD	1	$30,000,000	3.3%
Flex	1	$11,317,204	1.3%
Hospitality	10	$122,342,178	13.6%
Full Service	4	$80,136,433	8.9%
Limited Service	4	$25,041,482	2.8%
Extended Stay	1	$8,600,000	1.0%
Select Service	1	$8,564,263	1.0%
Mixed Use	8	$100,599,593	11.2%
Office & Retail	6	$56,999,593	6.3%
Office & Industrial	1	$38,100,000	4.2%
Hospitality & Retail	1	$5,500,000	0.6%
Multifamily	5	$75,350,000	8.4%
High Rise	1	$40,000,000	4.4%
Garden	4	$35,350,000	3.9%
Industrial	8	$64,869,699	7.2%
Warehouse Distribution	4	$42,842,280	4.8%
Flex	4	$22,027,419	2.4%
Self Storage	4	$31,201,427	3.5%
Self Storage	4	$31,201,427	3.5%
Total	74	$900,598,709	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts as set forth in Annex A-1.

Additional information with respect to certain specific property types is set forth below.

Retail Properties

With respect to the retail properties and the mixed use properties and self storage properties with retail components set forth in the above chart titled “Property Type Distribution”:

●	With respect to the Millennium Partners Portfolio Mortgage Loan (6.2%), with respect to the Ritz Carlton Washington DC Retail Property parking revenues constitute 23.2% of effective gross income and with respect to the Ritz Carlton Georgetown Retail Property parking revenues constitute 33.4% of effective gross income.

●	With respect to the Market at Estrella Falls Mortgage Loan (3.9%), the Mortgaged Property is part of the 300-acre Estella Falls mixed-use development. An adjacent 14.49 acre site, controlled by the related loan sponsor, is slated for additional retail development (the “Additional Retail Development”). The related loan documents contain negative covenants that prohibit the loan sponsor from seeking to lease space at the future development to tenants currently at the Mortgaged Property without lender approval. However, lender approval is not required for current tenants that occupy space of less than 10,000 square feet or, for tenants leasing 10,000 square feet or more if such tenant’s lease expires (including extension option periods) or if such tenant seeks to expand its leased space, such expansion is not feasible at the Mortgaged Property and the tenant exercises a termination option under the terms of its lease. In addition, the property manager with respect to the Mortgaged Property is an affiliate of the related borrower and will also be the property manager with respect to the Additional Retail Development.

●	With respect to the 901 West Madison Mortgage Loan (0.6%), the largest tenant, HM Day Spa, representing approximately 36.1% of square feet and 40.5% of underwritten annual rent, owes $400,000 in back rent which must be paid in a minimum amount of $25,000 a year, or the tenant will be in default.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Office Properties

With respect to the office properties set forth in the above chart titled “Property Type Distribution”:

●	With respect to the Regions Tower Mortgage Loan (3.3%), a 7,785 square foot retail space (the “Maplewood Space”) on the ground floor of the Mortgaged Property is vacant. At origination, the borrower was required to deposit approximately $2,607,143 into a Maplewood Lease Reserve Account. In order to obtain release of such reserve, on or before September 27, 2019, (i) the borrower must deliver to the lender a fully executed copy of a lease for the Maplewood Space either with Maplewood Kitchen and Bar or with an alternative tenant reasonably acceptable to the lender, in each case, in form and substance reasonably acceptable to the lender, for all or any portion of the Maplewood Space, and (ii) after giving effect to the Maplewood lease or alternative lease, the debt yield, as determined by the lender in its sole discretion, must be equal to or greater than 8.8%. If such conditions are satisfied, and (x) the net base rent payable under the applicable lease is not less than $233,550 per year, on a triple net basis (only with respect to expenses thereunder) (the “Total Base Rent Amount”), the lender must disburse the entire amount of the Maplewood Lease Reserve Account to the borrower, and (y) if the net base rent payable thereunder is less than the Total Base Rent Amount, the lender must disburse a pro rata portion of the Maplewood Lease Reserve Account based on the proportion of the Total Base Rent Amount payable thereunder at any time prior to March 27, 2020, upon satisfaction of certain conditions, including that no event of default exists, and (unless the tenant is investment grade) the lender must have received evidence from the borrower that the applicable tenant is in actual, physical occupancy of the Maplewood Space, open for business, and paying full, unabated rent (or any free rent has been reserved with the lender). The lender is only required to disburse, in each case, all or any portion of the Maplewood Lease Reserve Account one time during the term of the Mortgage Loan. In the event that borrower does not satisfy each of the disbursement conditions set forth above prior to the respective dates set forth above, then the Maplewood Lease Reserve Account will continue to be held by the lender as additional collateral for the Mortgage Loan. The Mortgage Loan was underwritten assuming a lease for the Maplewood Space is in effect at an annual rent of $233,550.

●	With respect to the Regions Tower Mortgage Loan (3.3%), in 2006 the Mortgaged Property sustained damage to approximately one third of its façade due to a tornado. As a result of such damage, and concerns about the stability of the remainder of the façade, the Mortgaged Property was rebuilt over a period of five years and five months at a cost of approximately $48,000,000 of which $34,100,000 was obtained through an insurance settlement.

●	With respect to the Calle Fortunada Mortgage Loan (0.6%), which is secured by the borrower’s fee interest in the related Mortgaged Property, the borrower ground leases (pursuant to a ground lease that was originally entered into 1994 and renewed for an additional 20 years in 2016) an additional 1.45 acres of land from the City of San Diego that is improved for the sole and exclusive use of providing additional parking for the Mortgaged Property. If the Federal Aviation Administration determines that the ground leased site may no longer be used for such purposes, the City of San Diego has the right to terminate the ground lease upon 60 days’ advance written notice. If the City of San Diego exercises such right, the borrower will be required to reduce the available net rentable square footage at the Mortgaged Property from 60,711 square feet to 44,828 square feet to satisfy the minimum number of parking spaces per square foot required due to the Mortgaged Property’s location within a transit priority area. According to the appraisal obtained by the lender, the estimated costs to achieve the required reduction of rentable square footage will be approximately $953,000, with the costs of downtime estimated to be $321,952. The appraiser estimated an adjusted appraised value of $8,380,000 in the event such reduction in rentable square footage was to be implemented. The number of parking spaces available to the Mortgaged Property without the ground lease parcel is estimated to be 130 spaces. Pursuant to the terms of their respective leases, the largest tenant at the Mortgaged Property, Info Line of San Diego, requires 146 spaces, the second largest tenant at the Mortgaged Property, Muzak, LLC, requires 68 spaces, and the remaining tenant at the Mortgaged Property, County of San Diego, requires 67 spaces. The County of San Diego, which represents approximately 21.9% of the net rentable square footage, has the express right to terminate its lease if the 67 parking spaces it is entitled to under its lease are not available, and there is no assurance the other tenants will not attempt to abate or reduce rent or terminate their respective leases in the event that their parking requirements are not met.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”.

Hotel Properties

The following Mortgaged Properties are associated with a hotel brand through a license, franchise agreement, operating agreement, management agreement or net lease.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the related Mortgage Loan
Navika Six Portfolio(1)
Embassy Suites Ontario Airport	$18,144,620	2.0%	10/31/2029	9/1/2028
Hilton Garden Inn Mt Laurel	$8,564,263	1.0%	3/8/2028	9/1/2028
Springhill Suites Tampa North Tampa Palms	$5,806,280	0.6%	3/31/2030	9/1/2028
Fairfield Inn Houston Conroe	$5,443,388	0.6%	7/31/2030	9/1/2028
Springhill Suites Houston Rosenberg	$3,991,814	0.4%	7/31/2029	9/1/2028
Holiday Inn Titusville Kennedy Space Center	$3,991,814	0.4%	6/17/2020	9/1/2028
Embassy Suites Atlanta Airport	$33,000,000	3.7%	1/31/2029	9/6/2028
Playa Largo	$25,000,000	2.8%	8/31/2041	6/6/2028
Staybridge Suites – San Antonio Sea World	$8,600,000	1.0%	9/27/2033	10/1/2028

(1)	With respect to certain anticipated amendments to the franchise agreements related to the Navika Six Portfolio Mortgage Loan (5.1%), see “—Redevelopment, Renovation and Expansion” below.

In addition, with respect to the hotel properties set forth in the above chart titled “Property Type Distribution”:

●	With respect to the Navika Six Portfolio Mortgage Loan (5.1%), competing new supply has recently opened or is proposed with respect to each of the Mortgaged Properties, as to which such new supply is expected to be directly competitive with respect to four of the Mortgaged Properties. With respect to the Embassy Suites Ontario Airport Mortgaged Property (2.0%), a 131 room Element by Westin Hotel is expected to open in October 2019 and to be directly competitive with the Mortgaged Property. With respect to the Hilton Garden Inn Mt Laurel Mortgaged Property (1.0%), a new 135 room Springhill Suites opened in June 2017 within the 876,000 SF Laurel Corporate Center, and a 101-room Hampton Inn is scheduled to open at the end of 2018 within the Bishops Gate Corporate Center, both of which are considered to be directly competitive with the Mortgaged Property. With respect to the Springhill Suites Houston Rosenberg Mortgaged Property (0.4%), a Home2 Suites is currently under construction in Richmond, Texas, approximately five miles east of the Mortgaged Property, and is slated to open in October 2018 and considered to be directly competitive. With respect to the Holiday Inn Titusville Kennedy Space Center Mortgaged Property (0.4%), future new supply includes a 118 room Hyatt Place six miles southeast near Port Canaveral, which is considered to be directly competitive.

●	With respect to the Embassy Suites Atlanta Airport Mortgage Loan (3.7%), food and beverage revenue accounts for 16.4% of total underwritten revenues, and other revenue accounts for 6.0% of total underwritten revenues.

●	With respect to the Playa Largo Mortgage Loan (2.8%), food and beverage revenue accounts for 27.7% of total underwritten revenues, and other revenue accounts for 9.8% of total underwritten revenues.

●	With respect to the Hotel Provincial Mortgage Loan (1.1%), the Mortgaged Property is a historic, boutique hotel, listed on the National Register of Historic Places and is not associated with a hotel brand. The Mortgaged Property is independently owned and operated.

●	With respect to the Staybridge Suites – San Antonio Sea World Mortgage Loan (1.0%), a 93-room Marriott TownPlace Suites is under construction and it is expected to be directly competitive with respect to the related Mortgaged Property.

With respect to certain other Mortgage Loans secured by hotel properties or mixed use properties with a hotel component, there may also be hotels under construction or development that are expected to compete with the related Mortgaged Properties.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Hotel Properties Have Special Risks”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, in this prospectus, and “—Specialty Use Concentrations”, “—Redevelopment, Renovation and Expansion” and “—Tenant Issues—Purchase Options and Rights of First Refusal” below.

Mixed Use Properties

With respect to the mixed-use properties set forth in the above chart titled “Property Type Distribution”:

●	Each such mixed use Mortgaged Property has one or more retail and office components. See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks”.

●	With respect to the Covell Building Mortgage Loan (0.6%), as to which the Mortgaged Property is a mixed-use development, the second floor of the Mortgaged Property consists of nine (9) residential units that are operated as a boutique hotel. The boutique hotel is not subject to a franchise agreement.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Multifamily Properties

With respect to the multifamily properties set forth in the above chart titled “Property Type Distribution”:

●	With respect to The Gateway Mortgaged Property (4.4%), the 1,254 high-rise rent-controlled units and 58 low-rise townhouse rent-controlled units are subject to San Francisco’s rent control ordinance. San Francisco’s rent control ordinance does not limit the starting rent on any new lease, but limits any rental increase that a landlord can charge to 60.0% of the annual increase in the consumer price index.

●	With respect to the Southern Cove Mortgaged Property (0.8%), in December 2017, a partially burned body was discovered in a dumpster on the Mortgaged Property. According to information provided by law enforcement and property management, the case remains an open investigation and has not been connected to the Mortgaged Property or its tenants.

●	With respect to the Highland Multifamily Portfolio Mortgaged Properties (2.3%), 24 units out of a total of 560 units at the Mortgaged Properties rely on subsidies under the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development or a similar state-run program. We cannot assure you that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Industrial Properties

With respect to the industrial properties set forth in the above chart titled “Property Type Distribution”:

●	With respect to the De Soto Industrial Mortgage Loan (1.9%), a holdback in the amount of $922,000 for the True Green Capital solar lease was required. The holdback amount is required to be disbursed to the related borrower when True Green Capital is in full occupancy at the related Mortgaged Property and rent payments have commenced. If True Green Capital does not take occupancy and begin paying rent by January 15, 2019, the holdback amount will be used to prepay the outstanding principal balance of the related Mortgage Loan. No yield maintenance or prepayment fee will be required in connection with such prepayment.

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

Specialty Use Concentrations

Certain Mortgaged Properties have, among their 5 largest tenants, a tenant that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance(1)
Medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools	11	18.0%
Theater/entertainment facility	4	12.9%
Restaurant	17	11.4%
Bank Branch	6	3.8%
Gym, fitness center or a health club	8	5.5%
Grocery Store	4	4.3%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an Allocated Loan Amount as stated in Annex A-1.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)(2)	Property Type
Aventura Mall	$60,000,000	6.7%	$1,155.39	2.58x	40.8%	Retail
Griffin Portfolio II	$60,000,000	6.7%	$91.71	2.01x	60.2%	Various
Millennium Partners Portfolio	$55,660,526	6.2%	$304.58	3.43x	32.3%	Various
Navika Six Portfolio	$45,942,179	5.1%	$100,744.94	2.02x	63.9%	Hospitality
Offices at Mall of America	$42,000,000	4.7%	$248.06	1.30x	64.6%	Office
The Gateway	$40,000,000	4.4%	$263,157.89	2.98x	38.0%	Multifamily
Plaza Frontenac	$40,000,000	4.4%	$284.90	2.09x	47.6%	Retail
5 Cuba Hill Road	$38,100,000	4.2%	$191.33	1.37x	63.9%	Mixed Use
Market at Estrella Falls	$35,325,000	3.9%	$120.96	1.45x	75.0%	Retail
Embassy Suites Atlanta Airport	$33,000,000	3.7%	$139,830.51	1.70x	54.5%	Hospitality
Regions Tower	$30,000,000	3.3%	$106.22	1.85x	58.7%	Office
Zenith Ridge	$30,000,000	3.3%	$185.19	1.54x	67.6%	Office
Alex Park South	$28,000,000	3.1%	$122.97	1.32x	65.0%	Office
Alliance Data Systems	$26,550,000	2.9%	$109.94	2.09x	56.5%	Office
Playa Largo	$25,000,000	2.8%	$505,617.98	1.69x	47.7%	Hospitality
Top 3 Total/Weighted Average	$175,660,526	19.5%		2.65x	44.7%
Top 5 Total/Weighted Average	$263,602,705	29.3%		2.33x	51.2%
Top 10 Total/Weighted Average	$450,027,705	50.0%		2.17x	52.9%
Top 15 Total/Weighted Average	$589,577,705	65.5%		2.06x	54.5%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, UW NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance and debt service payment for the Mortgage Loan and any related Companion Loan (other than a Subordinate Companion Loan).

(2)	With respect to certain of the Mortgage Loans above, the Cut-off Date LTV Ratio has been calculated using “as complete,” “as stabilized” or similar hypothetical values or calculated inclusive of an “as-portfolio” appraised value premium. Such Mortgage Loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.”

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.8% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

As set forth below in the table entitled “Cross-Collateralized/Multi-Property Mortgage Loans”, the Mortgage Pool will include 7 Mortgage Loans (27.8%), each of which is secured by two or more Mortgaged Properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of properties securing a multi-property Mortgage Loan or group of cross-collateralized Mortgage Loans may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that Mortgaged Property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan or group of cross-collateralized Mortgage Loans.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties and each group of cross-collateralized Mortgage Loans.

Cross-Collateralized/Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan or Cross-Collateralized Group	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Griffin Portfolio II	Multi-Property Loan	$60,000,000	6.7%
Millennium Partners Portfolio	Multi-Property Loan	$55,660,526	6.2%
Navika Six Portfolio	Multi-Property Loan	$45,942,179	5.1%
Shelbourne Global Portfolio I	Multi-Property Loan	$25,000,000	2.8%
KVC Retail Portfolio	Multi-Property Loan	$22,530,000	2.5%
Highland Multifamily Portfolio	Multi-Property Loan	$20,650,000	2.3%
Westchester Self Storage Portfolio	Multi-Property Loan	20,225,000	2.2%
Total		$250,007,705	27.8%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

Related Borrower Loans (other than Cross-Collateralized Groups)(1)

Two groups of Mortgage Loans, set forth in the table below, are comprised of separate Mortgage Loans (other than cross-collateralized and cross-defaulted Mortgage Loans) that have borrower sponsors that are related by virtue of having at least one controlling project sponsor or principal in common. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

Mortgage Loan Portfolio Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance(1)
Group 1:
Village at Mammoth Lakes	1	$18,200,000	2.0%
Canyon Center	1	$6,700,000	0.7%
Total for Group 1:	2	$24,900,000	2.8%
Group 2:
38505 Woodward	1	$11,487,053	1.3%
21300 Eureka	1	$5,200,000	0.6%
Total for Group 2:	2	$16,687,053	1.9%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State/Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	10	$140,226,235	15.6%
Florida	7	$115,327,607	12.8%
New York	7	$111,274,243	12.4%
Arizona	8	$69,729,996	7.7%
Georgia	2	$49,125,000	5.5%
Ohio	3	$45,910,000	5.1%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an Allocated Loan Amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout 15 other states and the District of Columbia, with no more than 4.7% of the Initial Pool Balance by Allocated Loan Amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	13 Mortgaged Properties (18.6%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 17%.

●	Certain of the Mortgaged Properties are located within 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean, which areas are more susceptible to hurricanes.

Mortgaged Properties With Limited Prior Operating History

5 of the Mortgage Loans (10.6%) are secured by Mortgaged Properties that (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property, (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property or (iv) are single tenant properties that were vacant in the past but now are 100% leased to a single tenant.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common

Six Mortgage Loans (9.5%), secured by the Regions Tower, Village at Mammoth Lakes, Statesboro Crossing, Laurel Pointe Apartments, Safeway Vistoso Plaza and Canyon Center Mortgaged Properties, have two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium Interests

11 Mortgaged Properties (10.1%) are secured by condominium interests.

With respect to the Millennium Partners Portfolio Mortgage Loan (6.2%), each of the related individual Mortgaged Properties is comprised of or includes condominium or other shared interest structures. With respect to each of such condominiums or shared interest structures, the related borrower does not control the related condominium board (or other governing unit). In addition, with respect to the condominiums or other shared interest structures relating to the Lincoln West Mortgaged Property, the Four Seasons San Francisco Retail Mortgaged Property, Commercial Units at the Four Seasons Miami Mortgaged Property and the Millennium Tower Boston Mortgaged Property, the related borrowers do not, and with respect to other Mortgaged Properties, the related borrowers may not, have sufficient interests to block certain material decisions that require super majority votes.

With respect to each such condominium, the lender will be liable for its pro rata share of unpaid assessments if it forecloses on the related Mortgaged Property.

With respect to the condominiums related to the Millennium Partners Portfolio Mortgaged Properties, the condominium documents generally do not require the condominium associations to maintain insurance on the common elements that meets the requirements of the loan documents. In particular, the condominium documents generally do not require terrorism insurance, and as to the Commercial Units at the Four Seasons Miami Mortgaged Property, does not require windstorm or flood insurance, and with respect to the Four Seasons San Francisco Retail Mortgaged Property, the condominium is not liable if after a good faith effort it is unable to maintain insurance because such insurance is no longer available. Under the Mortgage Loan documents, the borrowers would continue to be required to obtain insurance meeting the requirements of such documents even if the condominium failed to do so; however, we cannot assure you that the borrowers would be able to, or would, maintain such insurance on the common elements. Further, with respect to the Four Seasons San Francisco Retail Mortgaged Property, as to which the insurance is maintained by the hotel, a final certificate of insurance has not yet been received.

With respect to the condominiums related to the Millennium Partners Portfolio Mortgaged Properties, non-collateral portions of the condominium related to the Lincoln Triangle Mortgaged Property are currently subject to, and non-collateral portions of the other Mortgaged Properties may currently or in future be subject to, debt secured by such noncollateral portions.

With respect to the Commercial Units at the Four Seasons Miami Mortgaged Property (0.5%), which secures in part the Millennium Partners Portfolio Mortgage Loan, the Mortgaged Property is comprised of a spa lot, a retail lot, an office lot and a garage lot in a shared interest structure that also includes a non-collateral hotel lot, condominium hotel lot and a residences lot. The owner of the hotel lot, which is the controlling and managing party of the Commercial Units at the Four Seasons Miami, has the right to eliminate common elements without borrower approval, provided such removal does not deny access or terminate utilities or other systems, and in all events may terminate the pool and pool deck as common elements. Currently the spa lot included in the Mortgaged Property has the right to use the pool and pool deck. In addition, under the related shared interest structure for such Mortgaged Property, the Mortgaged Property is not on a separate tax lot, but is subject to a tax sharing agreement with other unit holders, as to which each unit holder may obtain a lien on the other unit holders’ properties, which is superior to any mortgage, if such unit holder does not pay its share of taxes. The borrower is not required to reserve for taxes unless a cash management period is in effect.

With respect to the Village at Mammoth Lakes Mortgage Loan (2.0%), the Mortgaged Property comprises the commercial portion of a condominium regime. The Mortgaged Property represents approximately 21% of the voting control of the related condominium association, and the related borrower does not control the association or the board of directors. In addition, the related condominium association is permitted to hold and receive certain insurance proceeds in respect of the Mortgaged Property. See “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”.

With respect to the Hotel Provincial Mortgage Loan (1.1%), a portion of the Mortgaged Property comprised of one hotel room and a kitchen amenity is subject to a condominium regime and is demised to the borrower pursuant to a ground lease. Pursuant to the terms of the condominium declaration, the related condominium association holds a right of first refusal to purchase such units prior to a change in ownership. Such right of first refusal will not apply in the event of a foreclosure or deed-in-lieu thereof. In addition, the related condominium association is permitted to hold and receive certain insurance proceeds in respect of the Mortgaged Property. See “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations” in this prospectus.

With respect to the Tower Square Mortgage Loan (0.8%), a portion of the Mortgaged Property is subject to a condominium regime. The borrower holds a 10% interest in the common areas of the condominium and holds a proportional voting interest. Pursuant to the terms of the condominium declaration, the related condominium association holds a right of first refusal to purchase such units upon receiving an offer of sale. Such right of first refusal will not apply in the event of a foreclosure or deed-in-lieu thereof. In addition, the related condominium association is permitted to hold and receive certain insurance proceeds in respect of the Mortgaged Property. See “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations” in this prospectus

With respect to the 901 West Madison Mortgage Loan (0.6%), the Mortgaged Property consists of the ground floor retail portion and 19 garage parking spaces in a building that is subject to a vertical sub-division created by a reciprocal easement agreement. The remainder of the building, which is not collateral, consists of a residential condominium. The residential condominium maintains the building, and the borrower is required to repay a portion of maintenance expenses.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	71	$884,022,420	98.2%
Leasehold	1	$3,194,674	0.4%
Fee/Leasehold	2	$13,381,615	1.5%
Total	74	$900,598,709	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts as set forth in Annex A-2.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage, except as noted below or in the exceptions to representation and warranty no. 34 in Annex D-1 indicated on Annex D-2, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted below or in the exceptions to representation and warranty no. 34 in Annex D-1 indicated on Annex D-2, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated. See Annex A-3 for more information on the ground leases in place with respect to the Millennium Partners Portfolio Whole Loan.

With respect to the Millennium Tower Boston Mortgaged Property (1.6%), which secures the Millennium Partners Portfolio Mortgage Loan, such Mortgaged Property is comprised of a property located at 10 Summer Street in Boston, Massachusetts (the “Burnham Property”) and the commercial condominium unit in a mixed use condominium located at 1 Franklin Street in Boston, Massachusetts (the “Boston Tower Property”). The Burnham Property is subject to a ground lease, and the Boston Tower Property is subject to a master lease with the City of Boston, acting by and through its Assessing Department, the Boston Redevelopment Authority (the “BRA”), in connection with the Millennium Partners Portfolio PILOT Agreements to which such properties are subject, as described in “—Real Estate and Other Tax Considerations.” Such leases have expiration dates of 2114 and 2111 respectively, but may be terminated earlier by the related borrower upon the expiration of the related Millennium Partners Portfolio PILOT Agreement, each of which expires June 30, 2026. Upon termination of such master lease or ground lease, the fee interest in the related portion of the Millennium Tower Boston Mortgaged Property will be owned by the related borrower, and will be encumbered by the related Mortgage.

Neither the Burnham Property ground lease nor the Boston Tower Property master lease provides that the lender is entitled to a new lease in the event of a termination of the Burnham Property ground lease or the Boston Tower

Property master lease, as applicable, or a rejection of the Burnham Property ground lease or the Boston Tower Property master lease, as applicable, in a bankruptcy. If the Burnham Property ground lease or the Boston Tower Property master lease is rejected by the Burnham Borrower or the Boston Tower Borrower, as applicable, in a bankruptcy, the lender may lose the benefit of the Burnham Property ground lease or the Boston Tower Property master lease, as applicable, as collateral or as a foreclosed property if for any reason the terms of the Millennium Partners Portfolio PILOT Agreement and the related temporary taking order by which the BRA acquired the fee interest in such properties are not effectuated and the fee interest does not revert to the related borrower as provided for in the Millennium Partners Portfolio PILOT Agreement and the related temporary taking order notwithstanding such termination or rejection.

With respect to the Four Seasons San Francisco Retail Mortgaged Property (0.7%), which secures the Millennium Partners Portfolio Mortgage Loan, a 173,064 square foot portion of such Mortgaged Property, located along both sides of Yerba Buena Lane, a pedestrian thoroughfare immediately adjacent to the Four Seasons San Francisco Retail Mortgaged Property, is leased to the related borrower pursuant to a ground lease (the “SF Ground Lease”) between the related borrower and the Redevelopment Agency of the City and County of San Francisco (as succeeded by the Successor Agency to the Redevelopment Agency of the City and County of San Francisco) (the “SF Ground Lessor”). The ground lease expires August 26, 2046, unless terminated as described below.

The SF Ground Lease provides for a new lease to be entered into with a leasehold mortgagee in the event of a termination (other than in connection with a casualty or condemnation) but does not provide for a new lease in the event of a rejection in bankruptcy. Pursuant to the terms of an assignment and assumption agreement signed by the SF Ground Lessor under the SF Ground Lease in 2006 in favor of the prior lender on a prior mortgage loan secured by the Four Seasons San Francisco Retail Mortgaged Property, which agreement runs to the benefit of the prior leasehold mortgagee’s successors and assigns and by its terms runs with the related land, the ground lessor under the SF Ground Lease has granted the leasehold mortgagee the right to a new ground lease following the termination of the ground lease prior to the expiration of its term for any reason (or in the event the ground lease is rejected or disaffirmed pursuant to any bankruptcy, insolvency or other law affecting creditor’s rights). We cannot assure you, however, that the SF Ground Lessor would not challenge the lender’s claim to having a right to a new lease as the assignee of the prior lender under the recognition agreement following a rejection of the SF Ground Lease in bankruptcy or that the SF Ground Lessor would not reject the recognition agreement in its bankruptcy case. In such event, the lender could lose the benefit of the SF Ground Lease as collateral or as a foreclosed property.

The SF Ground Lease is subject to involuntary termination after August 2026 in connection with the redevelopment, by an unaffiliated third party, of the adjacent Marriott Marquis Hotel and we cannot assure you that the term of the SF Ground Lease will extend beyond August 2026. Any such early termination of the SF Ground Lease could result in the permanent loss of revenue from certain retail space which as of the origination date represented approximately 2.7% of the aggregate underwritten total rent for the Millennium Partners Portfolio Mortgaged Properties as a whole, and as a result could affect the ability of the related borrowers to make payments under the Millennium Partners Portfolio Mortgage Loan. Upon termination of the SF Ground Lease, the remaining retail space at the Four Seasons San Francisco Retail property that is part of the ground leased premises is required to be transferred by the ground lessor to the ground lessee in fee simple and would be subject to the related Mortgage.

In connection with the SF Ground Lease, the ground lessee granted the ground lessor a security interest in the ground lessee’s personal property and the rents from the leased premises. Although such lien is automatically subordinate to the lien of a leasehold mortgagee, in the event of the termination of the SF Ground Lease, such lien of the ground lessor automatically becomes prior and superior in right to the assignments and security interests granted by the ground lessee to a mortgagee and such rents and personal property would cease being additional collateral for the Millennium Partners Portfolio Mortgage Loan.

Pursuant to the SF Ground Lease, the related borrower is generally restricted from transferring its interests in the SF Ground Lease, whether by assignment or sublease (except for subleases of retail space to subtenants) or permitting the transfer of equity interests in the borrower, in each case, without the consent of the SF Ground Lessor in its sole discretion. However, certain assignments, transfers or subleases in the entirety of the borrower’s interest in the SF Ground Lease are permitted provided that the transferee meets certain financial, experience and reputational criteria as reasonably determined by the SF Ground Lessor. The borrower may, without the SF Ground Lessor’s consent, sell, assign or transfer the SF Ground Lease to (a) subject to the limitation on the number of lenders set forth in the SF Ground Lease, a lender or a purchaser at a foreclosure sale under the provisions of a mortgage; (b) a lender by way of collateral assignment in connection with a Mortgage; or (c) a lender, its designee or nominee pursuant to a bankruptcy court order, provided, in each case, such lender has assumed all of the borrower’s obligations under the SF Ground Lease and, in each case, is a Bona Fide Institutional Lender (as defined in the SF Ground Lease). If the issuing entity acquires borrower’s interest under the SF Ground Lease or enters into a new ground lease, it will be subject to the transfer restrictions set forth in the SF Ground Lease.

With respect to the Canyon Center Mortgage Loan (0.7%), an outparcel at the Mortgaged Property is demised pursuant to a ground lease. The current annual rent under the ground lease is $56,953. In addition, the borrower subleases the outparcel to Wendy’s International, Inc. pursuant to a sub-ground lease which is coterminous with the ground lease. The ground lease does not require the lender’s consent for amendments, modifications, or terminations, does not require the lender’s consent for a mortgage on such outparcel, does not require notice of default or termination to be given to the lender to be effective, requires the consent of the ground lessor to sublease the outparcel, and the lender is not entitled to hold or disburse proceeds with respect to such outparcel, and in the event of a termination of the ground lease following a casualty or condemnation, the related proceeds are not required to be applied to the outstanding principal balance of the Mortgage Loan. There is no requirement that the ground lessor enter into a new ground lease with the lender upon any termination of the related ground lease. The ground lease is scheduled to terminate on December 31, 2023, and will be automatically renewed in four, 5-year intervals unless the borrower exercises its termination option. Assuming the borrower does not choose to exercise its termination option, the ground lease will expire on December 31, 2043. If the borrower so exercises its termination option, the outparcel will be released from the lien of the mortgage. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this prospectus.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

As regards ground leases, see representation and warranty no. 34 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, material renovation or expansion. As among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, examples include:

●	With respect to the Alex Park South Mortgage Loan (3.1%), the tenant Windstream Communications, which represents approximately 20.9% of net rentable area and 23.8% of underwritten base rent, has the right, if all developmental approvals are received, and certain conditions are satisfied, to require the borrower to construct a 7,000 to 28,000 square foot addition to its leased premises. In the event the issuing entity were to take title to the Mortgaged Property, and the Windstream Communications lease was then in effect, the issuing entity, as landlord, would not have the funds to effect such construction, and further, would be prohibited under REMIC regulations from effecting any construction that was less than 10% complete (or had not yet begun at all) at the time the mortgage loan defaulted or was in imminent default. See “Risk Factors—Other Risks Relating to the Certificates–Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Tax Considerations Relating to Foreclosure.” In the event that, following a foreclosure, Windstream Communications has the right to require such construction, and the issuing entity is unable to perform such construction for the reasons stated above, the tenant may have the right to exercise remedies under its lease. The tenant does not have a right under its lease to terminate the lease for failure to construct the expansion space.

●	With respect to the Griffin Portfolio II–Southern Company Services Headquarters Mortgaged Property (2.7%), the sole tenant, Southern Company Services, Inc., has been conducting a complete renovation of the improvements since executing their lease in March 2016, spending $50 million of the tenant’s own capital on the renovations plus a $40 million tenant improvement allowance from the landlord. The renovation includes mechanical systems replacements, roof resealing, parking deck resurfacing, window replacement, updates to the elevators, lighting, HVAC, fire-life safety and ADA requirements and complete interior refinishing and repurposing. The tenant has taken occupancy of the premises in phases, with completion of the restoration and full tenant occupancy expected by October 2018.

●	With respect to the Navika Six Portfolio Mortgage Loan (5.1%), in connection with the origination of the Mortgage Loan, a prior owner of the Mortgaged Properties, who had placed the borrowers into bankruptcy in 2013, as described under “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings,” was removed as a member of the board of managers of each borrower. Under the related franchise agreement for the Holiday Inn Titusville Kennedy Space Center Mortgaged Property, the Fairfield Inn Houston Conroe Mortgaged Property, the Springhill Suites Tampa North Tampa Palms Mortgaged Property and the Springhill Suites Houston Rosenberg Mortgaged Property (2.1%), the consent of the franchisor was required to such change. Such consent has been obtained; however, for the Holiday Inn Titusville Kennedy

Space Center Mortgaged Property (0.4%), such consent was conditioned on the borrower entering into an amendment to its existing franchise agreement, and for the remaining three Mortgaged Properties, such consent was conditioned on the borrower entering into the franchisor’s then current form of franchise agreement, including a PIP requiring the borrower to address any renovations necessary to comply with the franchisor’s standards. Such amendments or new franchise agreements have not yet been entered into, and the franchisor for the Fairfield Inn Houston Conroe Mortgaged Property (0.6%), the Springhill Suites Tampa North Tampa Palms Mortgaged Property (0.6%) and the Springhill Suites Houston Rosenberg Mortgaged Property (0.4%) have not yet specified what PIP renovations would be required. At loan origination, $1,000,000 was reserved under the loan documents in respect of any PIP that might be required by the franchisors of such three Mortgaged Properties. In the event such reserve is not sufficient to pay for the total cost of any such PIP, the borrower is required to deposit into such reserve any shortfall, as estimated by the lender in its good faith discretion, within three business days of written demand by the lender. The Mortgage Loan documents require that within 120 days after the origination date, the borrower must either obtain each applicable franchisor’s consent to such change in control or enter into a new franchise agreement that evidences and consents to such change in control. In addition, the Fairfield Inn Houston Conroe Mortgaged Property (0.6%) is currently completing a PIP, for which $164,725 has been reserved for under the Mortgage Loan documents for the remaining portion of such PIP.

●	With respect to the Zenith Ridge Mortgage Loan (3.3%), the largest tenant, Ansys, Inc. (representing approximately 44.6% of the net rentable area) is currently building out a portion its leased space. Ansys, Inc. is expected to take occupancy of such built out space on or about November 1, 2018.

●	With respect to the Staybridge Suites – San Antonio Sea World Mortgage Loan (1.0%), the borrower is required to complete a franchisor-mandated PIP in the estimated amount of $749,500 as part of the proposed agreement with the franchisor to amend and extend the franchise agreement. The improvements, including improvements to the building, public areas, fitness center, guestrooms, and guest bathrooms, are expected to be completed by the end of the first quarter of 2019. The borrower deposited $900,000, 120% of the estimated PIP costs, into an escrow related to the PIP.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 12 months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 40 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the 5 Cuba Hill Road Mortgaged Property (4.2%), the related ESA identified 4 RECs impacting the Mortgaged Property. The first REC relates to the presence of a vapor encroachment condition at one of the buildings on the Mortgaged Property and potential vapor encroachment on another building on the Mortgaged Property. The vapor encroachment is being actively mitigated by a vapor mitigation system which was installed in 2010, but a 2015 survey identified levels of tetrachloroethylene (PCE) exceeding the applicable regulatory threshold, thereby constituting a REC. The ESA recommends (x) the continued use of the vapor mitigation system, (y) routine air quality monitoring and related system inspections, and (z) a soil and gas survey on the related area of the Mortgaged Property. In connection with this vapor encroachment condition, groundwater testing conducted in 2015 also identified threshold-exceeding PCE levels, resulting in the issuance of a second REC. Further sampling is suggested by the ESA to ensure continued natural attenuation, which is expected to remedy the condition. The third REC stems from the existence of seven (7) underground storage tanks (“USTs”) on the Mortgaged Property which are unaccounted for due to the assessor’s inability to locate documents attesting to their removal. The environmental impact of the related USTs cannot be determined, and a REC was issued. A ground-penetrating radar (“GPR”) survey and Phase II environmental assessment are recommended. The final REC relates to the septic systems on the Mortgaged Property. In 2011, testing identified excessive levels of chromium; an approval letter issued by the Suffolk County Department of Health Services (“SCDHS”) in October 2013 evidenced the successful remediation of this condition. Separately, 2017 testing by SCDHS identified the presence of compounds exceeding the County guidelines for discharge of industrial waste. Following the removal of liquids and solids from the impacted septic tanks, SCDHS issued a No Further Action (“NFA”) letter in September 2017, recommending that the tanks be removed or filled with clean sand. The ESA identified the condition of the septic systems and associated leaching pools as a REC and recommended annual sampling. In addition to these RECs, the ESA also documented two historical recognized environmental conditions (“HRECs”) impacting the Mortgaged Property. The first relates to the fourth REC referenced above. Due to the SCDHS’s issuance of the 2017 NFA letter, the environmental condition of the remediated septic tanks and leaching pools is considered an HREC, and the ESA states that no further investigations are warranted. The second HREC relates to the Mortgaged Property’s identification in six (6) instances on the New York State Department of Environmental Conservation (“NYSDEC”) database of Leaking Storage Tank Incident Reports (“LTANKS”), and in one (1) instance on the NYSDEC Spill Incident Database. The ESA determined, by reference to the spills database, that each listing was closed between 1992 and 2009. In lieu of a Phase II ESA, the lender accepted a 13-year Enviro Covered Location Insurance Policy (Site Environmental) (ECLIPSE) from Beazley Insurance Services (currently rated “A” by A.M. Best) that covers liability for the environmental conditions described above, with an aggregate limit of not less than $3,000,000 and with a $25,000 deductible.

●	With respect to the Shelbourne Global Portfolio I Mortgage Loan (2.8%), the related Phase I ESAs identified RECs due to the lack of regulatory records and potential environmental impacts at (i) the 140 Centennial Avenue Mortgaged Property (0.5%), related to the potential existence of a UST that may have been improperly abandoned or removed and (ii) the 275 Centennial Avenue Mortgaged Property (0.3%), related to the potential existence of an improperly abandoned UST, oil-water separator or below-ground hydraulic lift system. Due to the above-referenced RECs as well as historical RECs or controlled RECs at other Shelbourne Global Portfolio I Mortgaged Properties, at origination, the borrower paid for, and the lender obtained, a lender’s environmental insurance policy issued by Great American Insurance Company, with policy limits of $3,000,000 per occurrence and in the aggregate, a deductible of $250,000 and a 13-year term.

●	With respect to the Griffin Portfolio II–Southern Company Services Headquarters Mortgaged Property (2.7%), the related ESA identified a historical recognized environmental condition with respect to two diesel fuel underground storage tanks that were removed in 1994; no further action letters were subsequently issued by the Alabama Department of Environmental Management. The ESA also recommended indoor air quality monitoring of an area that underwent mold remediation in 2016 and implementation of a 2016 Legionella Risk Management Plan that was developed to proactively manage and control legionella previously identified in water systems at the Mortgaged Property. The lenders are insured under an environmental collateral protection and liability-type environmental insurance policy from Steadfast Insurance Company, a member company of Zurich North America, in the amount of $20 million per incident and in the aggregate, with a $50,000 deductible per incident and an expiration date of December 22, 2026. Zurich North America has an S&P rating of “AA-”.

●	With respect to the North Madison Corners Mortgage Loan (1.0%), the related ESA identified a controlled recognized environmental condition (“CREC”) related to the operation of a gas service station at the Mortgaged Property from at least 1978 until 1993. The service station’s UST system was removed in 1993. Closure sampling identified total petroleum hydrocarbon (TPH) and benzene, toluene, ethylbenzene and xylenes (BTEX) constituents at concentrations exceeding Alabama Department of Environmental Management’s (ADEM) corrective action limits. Additional investigation performed in October and November 1993 identified TPH below action levels in soil, and groundwater samples were non-detect for BTEX and polyaromatic hydrocarbon (PAH) constituents. The ADEM eventually granted No Further Action (NFA) status regarding the release based on several factors, including the limited extent of impacted soil and groundwater, that no exposure to sensitive receptors was anticipated, and that the former tank pit area had been paved over with concrete and asphalt associated with the existing improvements. The ESA concluded that additional investigation appears unwarranted.

●	With respect to the Safeway Vistoso Plaza Mortgage Loan (0.8%), a dry cleaners operates at the Mortgaged Property. The dry cleaners currently uses a dry cleaning machine which utilizes non-hazardous chemicals. Such current machine replaced a previous dry cleaning machine in approximately May 2018, which previous dry cleaning machine used tetrachloroethylene (PCE) a volatile organic compound. Based on a soil investigation, the ESA concluded that soil contamination has occurred as a result of the prior dry cleaning operations and the impacted soil is considered a REC. The ESA recommended that an active sub-slab depressurization system be installed at the facility to mitigate the potential migration of volatile contaminates from soil vapor into the building, and sealing the concrete floor with a chemical resistant sealer (the “Safeway Vistoso Remediation Work”). At loan origination, the borrower deposited $73,625 (125% of the estimated cost to complete the Safeway Vistoso Remediation Work) into an environmental reserve, to be disbursed to the borrower for costs incurred for the Safeway Vistoso Remediation Work.

●	With respect to the Canyon Center Mortgage Loan (0.7%), two dry cleaning facilities were operated at the Mortgaged Property between 1993 and 2013. In 2003, the Utah Department of Environmental Quality identified improper hazardous waste management at the Mortgaged Property which led to high concentrations of tetrachloroethene and trichloroethene. A soil vapor extraction system was installed and cleanup goals were met between 2014 and 2018. Closure monitoring was conducted in July 2018. As part of the site management plan, the Mortgaged Property is subject to certain recorded restrictions which limit the Mortgaged Property to commercial use, but prohibit managed care facilities, hospitals, day cares, schools, or any business that requires a caretaker to reside on the property or would expose children to contaminants for prolonged periods. Based on the confirmed releases and the ongoing remediation efforts, the former dry-cleaning businesses are considered a REC. The environmental consultant estimated the cost of remediating the REC to be approximately $220,000. Additionally, a prior owner of the Mortgaged Property is the responsible party for the REC and has funded an escrow account in the amount of $300,000 to cover the remediation costs. The related borrower is a beneficiary of the escrow account, and has provided a collateral assignment of such beneficial interests.

●	With respect to the 21300 Eureka Mortgage Loan (0.6%), the related ESA identified a CREC at the Mortgaged Property in connection with elevated levels of certain industrial contaminants, identified by certain subsurface investigations of soil and groundwater at the Mortgaged Property conducted between 1999 and 2008. Pursuant to a due care plan for the Mortgaged Property, among other things, the borrower is required to maintain connection to the municipal water supply system for drinking water. The due care plan also recommends against underground installation of utilities in the impacted area. The borrower submitted a Baseline Environmental Assessment (a “BEA”) to the applicable state environmental authorities in connection with its acquisition of the related parcel in 2015, and obtained an exemption which permits the borrower to buy, lease, or foreclose on contaminated property and be protected from liability for environmental contamination caused by a third party. The borrower is required to disclose to both applicable state regulators and to prospective purchasers the status of the Mortgaged Property and, in connection with any sale or foreclosure with respect to the Mortgaged Property, the purchaser or foreclosing party will be required to conduct a new BEA within 45 days of acquiring title to, or becoming an operator of, the Mortgaged Property to maintain the exemption.

●	With respect to the 4234 Ella Boulevard Mortgage Loan (0.5%), multiple dry cleaning facilities were previously operated at the Mortgaged Property and a dry cleaning facility is currently being operated at the Mortgaged Property. The current dry cleaning facility used a chlorinated solvent known as perchloroethylene (PERC) from approximately 2004 to 2011, and then switched to petroleum-based solvents in 2012. PERC solvents can be released in small, frequent releases through floor drains, cracked concrete and sewer systems. A limited subsurface investigation was conducted in 2014 and the consultant could not conclude whether PERC solvent releases occurred. However, the Phase I environmental report does not concur with the limited subsurface investigation and considers the historical use of PERC a REC. The environmental consultant estimated that the cost of remediating the REC to be approximately $530,000. An environmental insurance policy was obtained for the lender in the amount of $1,000,000 from Sirius International Insurance Corporation (rated A- by S&P and A:XV by A.M. Best). Such policy has a $25,000 deductible, a ten-year term and a three-year tail.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and

Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. See “Appraised Value” above.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 12 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or to remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, certain Mortgaged Properties may be subject to ongoing litigation.

●	With respect to the Aventura Mall Mortgage Loan (6.7%), Jeffrey Soffer, one of the non-recourse carveout guarantors, was one of several co-defendants in a $100 million wrongful death action filed in Florida in January 2014 related to a 2012 helicopter crash in the Bahamas. The lawsuit sought to undo a previous insurance settlement, among other things, and no additional insurance coverage is available for further damages. The lawsuit was dismissed without prejudice in August 2014, however, the plaintiff appealed the ruling and the appellate court remanded the case. Although no additional insurance coverage is available under Mr. Soffer’s policy, certain codefendants have coverage. The most recent status conference was held in June 2018.

●	With respect to the Millennium Partners Portfolio Mortgage Loan (6.2%), currently there are multiple lawsuits pending against Millennium Partners the borrower sponsor and parent entity of the non-recourse carveout guarantor, in connection with its development of the Millennium Tower in San Francisco, California, which is not collateral for the Mortgage Loan. Additionally, there is a pending wrongful death case against a condominium at the Lincoln Square Mortgaged Property involving workers from a firm who were using a man lift to string Christmas lights on the trees around the building. Outstanding claims for pecuniary damages and conscious pain and suffering are covered by insurance; however the claim for punitive damages is not covered.

●	With respect to the Navika Six Portfolio Mortgage Loan (5.1%), the borrower with respect to the Embassy Suites Ontario Airport Mortgaged Property is currently litigating a wage and hour class action which asserts claims for failure to provide meal periods, failure to provide rest periods, and failure to pay hourly wages, among other claims. The matter has been pending for two years with no formal discovery or active litigation. According to information provided by the borrower’s counsel, the parties have agreed to an informal exchange of information for the purpose of entering into settlement discussions. The litigation is not covered by insurance. We cannot assure you whether any settlement will be entered into.

●	With respect to the Carbondale Center Mortgage Loan (0.4%), the borrower sponsor and non-recourse carveout guarantor, Kenneth Levy was a defendant (among other defendants) of various shareholder derivative suits filed in state and federal courts during 2006-2009, in his capacity as the former Chairman of the board of directors, compensation committee member, director and CEO of KLA-Tencor. Certain of these suits were related to an investigation of KLA-Tencor by the SEC and other federal agencies regarding alleged illegal backdated stock option grants and materially misleading financial reporting between 1997-2005. Mr. Levy left KLA-Tencor and became Chairman Emeritus of the company in October, 2006. In mid-2007, KLA-Tencor (i) retroactively re-priced all outstanding stock options held by Mr. Levy and other executives, resulting in KLA-Tencor’s restating financial results from mid-1997 to mid-2002, and taking a non-cash charge of $370 million for stock-based compensation expenses and (ii)

reached a settlement with the SEC. In early 2008, KLA-Tencor agreed to pay $65 million to settle a shareholder lawsuit over backdated stock-option grants. Other shareholder derivative suits were filed during 2006-2009 against Mr. Levy (and other defendants) as board member and compensation committee member of three other public companies with similar investigations on stock option grants backdating; however, each such action was settled or dismissed with prejudice.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below. See also representation and warranty no. 13 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

33 Mortgage Loans (81.0%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.

13 Mortgage Loans (17.2%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.

1 Mortgage Loan (1.9%) was originated in connection with borrower’s recapitalization.

With respect to the Aventura Mall, Navika Six Portfolio, Offices at Mall of America, Plaza Frontenac, Market at Estrella Falls, Embassy Suites Atlanta Airport, Playa Largo, Highland Multifamily Portfolio, Statesboro Crossing, Shoppes at Chino Hills, 2600 & 2700 Falkenburg Road, North Madison Corners, Staybridge Suites–San Antonio Sea World, Laurel Pointe Apartments, Tower Square, Southern Cove, Shoppes & Offices at PGA West and 500 Lincoln Mortgage Loans (43.3%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the subject Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the related Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the related Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the related Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.

With respect to the 2600 & 2700 Falkenburg Road Mortgage Loan (1.1%), the proceeds from the Mortgage Loan are being used to fund the acquisition of the Mortgaged Property from a securitization trust in connection with a foreclosure by LNR Partners, LLC (“LNR”), the related special servicer with respect to such securitization trust and an affiliate of SMC, the related mortgage loan seller. The Mortgaged Property previously comprised part of a larger 36-property, $317,500,000 portfolio that collateralized a prior CMBS loan. In 2010, the prior loan was transferred to special servicing for non-monetary default and was foreclosed upon in 2012. Together with the other 35 properties comprising the prior loan, the default resulted in an approximate $120,100,000 loss to the related trust.

With respect to the Laurel Pointe Apartments Mortgage Loan (0.8%), the proceeds from the Mortgage Loan are being used to fund the acquisition of the Mortgaged Property from a securitization trust in connection with a foreclosure by LNR, the related special servicer with respect to such securitization trust and an affiliate of SMC, the related mortgage loan seller. The Mortgaged Property previously collateralized a prior CMBS loan. In 2012, the prior loan was transferred to special servicing after the previous borrower attempted to sell the Mortgaged Property by way of a non-permitted transfer. The special servicer foreclosed on the Mortgaged Property in 2013. There was no loss to the related trust.

With respect to the Southern Cove Mortgage Loan (0.8%), the Mortgaged Property previously secured a prior securitized mortgage loan to the borrower in the original principal amount of $9.3 million and was also subject to a $500,000 mezzanine loan, both originated in 2006. Due to a reduction in rents during the 2008 recession, the borrower negotiated a loan modification with the related special servicer, whereby the prior loan was modified into a $6 million A note and $2.8 million B note, and the interest rate was reduced, but no principal was forgiven. On May 10, 2017 there was a maturity default on the prior loan. Shortly thereafter, the borrower obtained a bridge loan and repaid the entire principal amount of the prior loan. The current Mortgage Loan refinanced the bridge loan.

With respect to the Shoppes & Offices at PGA West Mortgage Loan (0.6%), the proceeds from the Mortgage Loan are being used to fund the acquisition of the Mortgaged Property from a securitization trust in connection with a foreclosure by LNR, the related special servicer with respect to such securitization trust and an affiliate of SMC, the related mortgage loan seller. The Mortgaged Property previously collateralized a prior CMBS loan. In 2010, the prior loan was transferred to special servicing after declining occupancy and disputes with the prior borrower, who was relocating tenants to other properties it owned. The special servicer under the related securitization foreclosed on the Mortgaged Property in 2012. The default resulted in a $2,168,578 loss to the related trust.

In particular, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans we note the following:

●	With respect to the Aventura Mall Mortgage Loan (6.7%), one of the borrower sponsors relinquished ownership of an unrelated shopping mall located in Indianapolis, Indiana, through a deed-in-lieu of foreclosure. The sponsor also previously owned another shopping mall in Worcester, Massachusetts, which secured a loan that went into default and was foreclosed upon in June 2016. In addition, affiliates of one of the non-recourse carveout guarantors (Jeffrey Soffer) filed for Chapter 11 bankruptcy protection in mid-2009 (which was later converted to a Chapter 7 bankruptcy proceeding at the end of 2009) as a result of the failure of the Fontainebleau Las Vegas project. The project’s funding was disrupted by the bankruptcy of Lehman Brothers in 2009. The bankruptcy court in respect of the Fontainebleau Las Vegas project approved a comprehensive settlement in November 2013, but certain actions by the Chapter 7 trustee were excluded from the scope of the settlement. The Chapter 7 trustee’s lawsuits allege fraudulent conveyance, breach of fiduciary duty, mismanagement of the project and intentional misrepresentations. The Chapter 7 trustee reached a settlement with Mr. Soffer and his affiliates in December 2014 and the case was dismissed with prejudice in February 2015. The settlement included a bar of further pending lawsuits and payment by Mr. Soffer of approximately $83 million, a substantial portion of which is being paid by insurance policies. In addition, Jeffrey Soffer was also a co-defendant in an action to enforce a $40 million guaranty delivered in connection with a loan secured by the Town Square shopping center located in Las Vegas, Nevada, which loan went into default in March 2009. After the related lenders foreclosed on that property, they sought a deficiency judgment against Jeffrey Soffer and Jacquelyn Soffer. After trial, the court entered judgment against the lenders and in favor of the Soffers, finding the Soffers were not liable to the lenders for any deficiency judgment. The judgment in favor of the Soffers was affirmed on appeal. Plaintiffs have filed a subsequent claim asserting that they were entitled to reimbursement of attorney’s fees accumulated during the litigation (approximately $3.2 million) pursuant to the terms of the non-recourse agreement as a result of defendants recording of a notice of pendency on the property prior to the dismissal, which plaintiffs assert constituted “the placing voluntarily of a Lien” on the property.

●	With respect to the Navika Six Portfolio Mortgage Loan (5.1%), a prior owner of the Mortgaged Properties placed the borrowers into Chapter 11 bankruptcy in 2013 following a maturity default on a prior loan. The bankruptcy case was dismissed in January 2015, and later in 2015 an affiliate of the current borrower sponsor purchased a majority interest in the borrowers. The prior owner which placed the borrowers into bankruptcy continues to hold a minority interest in the borrowers, and as of the origination date, acted as the property manager of the Mortgaged Properties. In connection with the origination of the Mortgage Loan, the prior owner was removed from the board of managers of each borrower. The borrower has informed the lender that it intends to replace the prior owner as property manager with a property manager affiliated with the current borrower sponsor. If the borrower fails to replace the property manager with such affiliate or another property manager acceptable to the lender, and approved by the related franchisor, within 120 days following the origination date, cash management will be triggered.

●	With respect to the Offices at Mall of America Mortgage Loan (4.7%), the borrower sponsor disclosed several previous deeds-in-lieu of foreclosure, foreclosures, short sales and bankruptcies of certain affiliates between 2009 and 2014, each relating to the 2008 recession (each related to properties other than the Mortgaged Property).

●	With respect to the Plaza Frontenac Mortgage Loan (4.4%), an entity 55% indirectly owned by General Growth Properties, Inc. (“GGP”) is the non-recourse carveout guarantor and the indirect owner of the borrower. GGP previously filed for bankruptcy in 2009 and emerged from bankruptcy in 2013.

●	With respect to the Embassy Suites Atlanta Airport Mortgage Loan (3.7%), the borrower sponsor disclosed a prior workout of a CMBS loan. The loan, securitized in the MSC 2007-IQ14 transaction, was secured by a hospitality property, the occupancy of which was affected by the 2008 recession. The borrower sponsor proposed a loan modification but the related lender did not accept, a receiver was appointed, and the related property was foreclosed upon.

●	With respect to the Playa Largo Mortgage Loan (2.8%), a principal or affiliates of a related borrower sponsor have sponsored other real estate projects securing loans that have been the subject of default, foreclosure or deed-in-lieu of foreclosure during the last ten years.

In addition, with respect to large loan sponsors that oversee many real estate projects, there are often prior defaults, foreclosure proceedings and deed-in-lieu of foreclosure transactions associated with such sponsors’ real estate portfolios.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

8 Mortgaged Properties (11.1%) are each leased entirely (or substantially in its entirety) to a single tenant. See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, see the related summaries attached as Annex A-3 to this prospectus. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office and industrial Mortgaged Property. There may be significant leases or a significant concentration of leases at a particular Mortgaged Property (including Mortgaged Properties occupied entirely (or substantially in their entirety) by a single tenant) that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Major Tenants” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus.

With respect to the Mortgage Loans secured in whole or part by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied entirely (or substantially in its entirety) by a single tenant under a lease which expires prior to, or within 12 months after, the maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
Alliance Data Systems	2.9%	No	9/12/2032	9/12/2032(1)
Griffin Portfolio II – 3M Distribution Facility	1.2%	No	10/31/2026	5/1/2028
Carbondale Center	0.4%	No	8/26/2022	8/1/2028
Shelbourne Global Portfolio I – 275 Centennial Avenue	0.3%	No	11/30/2023	10/06/2028

(1) The related Mortgage Loan has an Anticipated Repayment Date of August 6, 2028. If certain conditions are satisfied as of the Anticipated Repayment Date, the Maturity Date will be the date set forth above, otherwise the Maturity Date will be the Anticipated Repayment Date. See “Certain Terms of the Mortgage Loans—ARD Loan” in this prospectus.

The Mortgage Loans shown in the table below represent Mortgage Loans among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans as to which one or more leases representing 25% or greater of the net rentable square footage of the related Mortgaged Property or Mortgaged Properties (excluding any Mortgage Loan that is secured by a single Mortgaged Property leased entirely (or substantially in its entirety) to a single tenant, as to which the expiration date is shown in Annex A-1) expires in a single calendar year prior to, or within 12 months after, the maturity of the related Mortgage Loan.

Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of NRA Expiring	Calendar Year of Expiration	Maturity Date
Aventura Mall	6.7%	29.0%	2023	7/1/2028
Plaza Frontenac	4.4%	43.9%	2023	8/1/2028
Alex Park South	3.1%	33.4%	2028	8/1/2028
Alex Park South	3.1%	30.5%	2024	8/1/2028

There may be other Mortgaged Properties as to which leases representing at least 25% or greater of the net rentable square footage of the related Mortgaged Property expire in a single calendar year prior to, or the same year as, or over several calendar years prior to, maturity of the related Mortgage Loan.

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 25%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, coinciding with or shortly after, the calendar year in which the maturity of the related Mortgage Loan occurs.

With respect to a substantial portion of the Mortgage Loans, most or all of the leases at the related Mortgaged Property expire prior to the maturity of such Mortgage Loans.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office and industrial Mortgaged Property. In particular, several of the Mortgage loans are secured by Mortgaged Properties leased to a single tenant under a lease that expires prior to the maturity of the related Mortgage Loan. The expiration dates for such leases are not set forth above. See Annex A-1 (and for the 15 largest Mortgage Loans, Annex A-3) for such expiration dates.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease without satisfaction of any condition precedent other than notice and/or payment of a termination fee. For example (with respect to the largest 15 Mortgage Loans and the largest 5 tenants at each related Mortgaged Property or portfolio of Mortgaged Properties):

●	With respect to the Millennium Partners Portfolio Mortgage Loan (6.2%), Primark, the largest tenant at the Millennium Tower Boston Mortgaged Property (representing 39.5% of NRA at the Mortgaged Property and 9.0% of portfolio NRA), has the right to terminate its lease effective September 30, 2025 with no less than 20 months’ prior notice. Havas, the second largest tenant at the Millennium Tower Boston Mortgaged Property (representing 32.9% of NRA at the Mortgaged Property and 7.5% of portfolio NRA), has the one-time right to remove one full floor of the building from its premises effective between September 1, 2021 and September 1, 2023 upon at least 12 months’ prior written notice to the borrower. Kenny Nachwalter, the third largest tenant at the Commercial Units at the Four Seasons Miami Mortgaged Property (representing 8.1% of the NRA at the Mortgaged Property and 1.4% of the NRA at the related portfolio) has the right to terminate its lease on April 1, 2023 upon at least twelve months’ notice and payment of a termination fee.

●	With respect to the Offices at Mall of America Mortgage Loan (4.7%), (i) the largest tenant, Cray Inc., representing approximately 51.8% of the net rentable area at the Mortgaged Property, has the right to terminate its lease in April 2025, upon 12 months written notice to the borrower and payment of a termination fee equal to $4,856,659 and (ii) the fourth largest tenant, Vyaire Medical, representing approximately 3.8% of the net rentable area at the Mortgaged Property, has the right to terminate its lease in April 2022 upon 12 months written notice to the borrower and payment of a termination fee equal to the borrower’s then-unamoritzed balance of all costs the borrower incurs or expends in connection with the leasing of such tenant’s leased space at the Mortgaged Property.

●	With respect to the Zenith Ridge Mortgage Loan (3.3%), the largest tenant, Ansys, Inc., representing approximately 44.6% of the net rentable area at the Mortgaged Property, has a right to terminate its lease effective December 31, 2025 by providing 18 months’ notice to the borrower and paying all unamortized tenant improvements allowance, brokerage fees and free rent, plus an additional termination fee equal to $887,671.

●	With respect to the Regions Tower Mortgage Loan (3.3%), the fourth largest tenant, Wooden & McLaughlin LLP, representing approximately 4.7% of the net rentable area at the Mortgaged Property, has the right to terminate its lease on January 31, 2024 with 12 months’ notice and payment of a termination fee equal to the sum of (i) 200% of fixed rent payable in the last full calendar month immediately preceding the effective termination date and (ii) the unamortized portion of landlord’s concessions (plus 8% interest per annum), and also has the right to surrender between 3,000 and 4,000 square feet effective as of January 31, 2024 with 12 months’ notice and payment of a contraction fee equal to the unamortized portion of landlord’s concessions allocated to the contraction space (plus 8% interest per annum). The fifth largest tenant, Flaherty and Collins Construction, representing approximately 3.6% of the net rentable area at the Mortgaged Property, has the right to terminate its lease on October 31, 2024 with nine months’ notice and payment of a termination fee equal to the sum of (i) 200% of fixed rent payable in the last full calendar month immediately preceding the effective termination date and (ii) the unamortized portion of landlord’s concessions (plus 8% interest per annum), and also has the right to surrender a portion of the 29th floor containing between 3,685 and 4,685 square feet effective as of October 31, 2023 with 12 months’ notice and payment of a contraction fee equal to the unamortized portion of landlord’s concessions allocated to the contraction space (plus 8% interest per annum).

●	With respect to the Alex Park South Mortgage Loan (3.1%), the largest tenant, Rochester General Hospital, representing approximately 33.7% of the net rental area, notified the borrower that it intends to exercise its option to terminate one of its leases (which represents 3,906 square feet, or 1.1% of the net rentable area) on September 30, 2019, which will require the tenant to pay a termination fee equal to $138,856. Additionally, the second largest tenant, MVP Health Care, Inc. (“MVP”), representing approximately 33.4% of the net rental area, has the right to terminate its lease on May 31, 2023 with at least 12 months’ prior written notice and the payment of a termination fee of $1,500,000. If MVP waives its right to terminate its lease, it will be given a free rent period (with respect to base rent) of 7 months or approximately $1,021,000 of which the guarantor guarantees a portion of the indebtedness up to the amount of such free rent. Additionally, MVP has the option to surrender either the third or the fifth floor, both of which contain 16,500 SF, at the 220 Alexander Street building within the Alex Park South Mortgaged Property, with at least 180 days’ prior written notice and no fee required to be paid by the tenant.

For more information related to tenant termination options, see the charts entitled “Tenant Summary” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus.

Prospective investors are encouraged to review the charts entitled “Tenant Summary” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus.

Other. Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or may not be in physical occupancy, or may have been underwritten based on average or straight-lined rents, as set forth below:

●	With respect to the Aventura Mall Mortgage Loan (6.7%), the borrower was required to reserve $6,776,765 for free or abated rent associated with 13 tenants at the Mortgaged Property, including Apple and Victoria’s Secret. Apple has abated rent for the months of July 2018 through and including January 2020, and Victoria’s Secret has abated rent for the months of July 2018 through and including July 2019.

●	With respect to the Griffin Portfolio II Mortgage Loan (6.7%), the sole tenant at the Southern Company Services Headquarters Mortgaged Property, Southern Company Services, Inc., has taken occupancy of the premises in phases due to renovations at the property, and payment of rent for the full premises commences on January 1, 2019. While the corresponding free rent amounts have not been deposited in a reserve, under a master escrow agreement with the prior owner of the Southern Company Services Headquarters Mortgaged Property (the related borrowers acquired the property in 2016), such prior owner is obligated to pay to the borrowers all base rent and expense reimbursements, to the extent not obligated to be paid by the tenant during its phased-in occupancy period, through December 31, 2018, after which time the tenant is required by its lease to commence full rental payments. Pursuant to the applicable mortgage, the lender has been granted a security interest in the borrower’s rights under the master escrow agreement. In addition, rent for investment grade rated tenants Southern Company Services, Inc., Amazon.com and 3M Company has been underwritten on a straight-line basis through the earlier of the expiration of the related lease or the maturity date of the Mortgage Loan.

●	With respect to the Millennium Partners Portfolio Mortgage Loan (6.2%), underwritten net operating income includes $1,620,843 in straight-line average of the rent payments over the lease term for investment grade or institutional tenants. Underwritten net operating income for such Mortgage Loan also includes $1,490,467 representing the net present value of rent increases for Loews Theater at Lincoln Square during the renewal term for such tenant. Such amount would only be received if the tenant renews its lease. Renewal rent for such lease is below market. We cannot assure you that such tenant will renew its lease or that any replacement leases will generate the assumed rent increases.

●	With respect to the Offices at Mall of America Mortgage Loan (4.7%), the second largest tenant, MOA Management LLC, the property manager and an affiliate of the borrower sponsor and the guarantor, is currently paying rent but has not yet taken occupancy of a portion of its leased space, representing approximately 4.6% of the net rentable area at the Mortgaged Property.

●	With respect to the 5 Cuba Hill Road Mortgage Loan (4.2%), rent for the tenant Icahn School of Medicine at Mt. Sinai has been underwritten on a straight-line basis during the term of the related Mortgage Loan.

●	With respect to the Market at Estrella Falls Mortgage Loan (3.9%), in connection with the sponsor’s purchase of the related Mortgaged Property the related seller is obligated pursuant to the related purchase and sale agreement (the “Purchase and Sale Agreement”) to complete all landlord construction required related to the Party City space. Pursuant to the Purchase and Sale Agreement and a related escrow agreement, the seller deposited with a title company $3,200,000 for the cost of completion of the construction of the related Party City space. The escrow agreement was collaterally assigned to the lender. The construction of the Party City space is expected to be completed by January 2019.

●	With respect to the Market at Estrella Falls Mortgage Loan (3.9%), four (4) tenants at the related Mortgaged Property (Party City, Hubbard Swim School, Guitar Center and Haircutters in the Park, leasing a total of 26,593 square feet (9.1% of net rentable area)) are not yet open for business or have not yet taken possession of their space. Hubbard Swim School, Guitar Center, and Haircutters in the Park are expected to take possession of their respective spaces in October 2018, while Party City is expected to take possession of its space in January 2019. The related borrower deposited an amount equal to five months of free rent for Party City for the period beginning on the date Party City takes possession of its space. Additionally, the related borrower deposited an amount equal to $239,496 representing gap rent for the four (4) tenants that have executed leases but whose rent has not yet commenced.

●	With respect to the Zenith Ridge Mortgage Loan (3.3%), the largest tenant, Ansys, Inc. is currently building out a portion of its leased space. In connection with such expansion, Ansys, Inc. will benefit from a free rent period until January 2020. At origination, the lender escrowed $2,335,949 for outstanding tenant improvements and the free rent period related to such expansion.

●	With respect to the Regions Tower Mortgage Loan (3.3%), the largest tenant, Taft Stettiinius & Hollister LLP (“Taft”), is not in occupancy with respect to an 11,646 square foot expansion space, as to which it is anticipated to take occupancy in January 2019. Further, with respect to Taft, the borrower is required to pay Taft an “Excess Allowance” of $961,090, which has not been reserved for. If the borrower fails to pay such Excess Allowance when requested by Taft, an excess cash sweep will result, and if such cash sweep does not result in the Excess Allowance being reserved by the next payment date, an event of default will exist. On the origination date, the borrower deposited $1,897,175 into a free rent reserve relating to free rent for seven tenants at the Regions Tower Mortgaged Property, including Taft, which has free or abated rent periods through December 2019, and the fourth largest tenant, Wooden & McLaughlin, which has an abated rent period through April 2019. Further, rent for the second largest tenant, Regions Bank, has been underwritten on a straight line basis.

●	With respect to the Alex Park South Mortgage Loan (3.1%), the third largest tenant, Windstream Communications, representing 20.9% of the net rentable area, has experienced numerous rating actions from various rating agencies due to recent restructure of its corporate debt and an ongoing lawsuit alleging default under its existing debt. The lender required upfront reserves in the amount of $3,000,000 ($1,700,000 for a TI/LC reserve and $1,300,000 for an additional reserve related specially to the Windstream Communications lease) that may be used for re-tenanting costs and rental payments.

Furthermore, there may be retail properties with anchors (which may or may not be tenants) that are permitted to cease operating at any time because their leases or other operative agreements do not impose an obligation to remain open for business, or because such obligations have expired. As among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, examples include the following:

With respect to the Griffin Portfolio II–3M Distribution Facility Mortgaged Property (1.2%), the sole tenant at the Mortgaged Property, 3M Company, is not required to continuously occupy the leased premises or to continuously operate its business at the premises, provided that the tenant otherwise complies with the requirements of its lease.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Certain tenants at the related Mortgaged Properties or other third parties hold purchase options, rights of first refusal or rights of first offer to purchase the related Mortgaged Property or a portion thereof. See “Yield and Maturity Considerations” in this prospectus. See also representation and warranty no. 5 and representation and warranty no. 6 in Annex D-1 and the exceptions thereto in Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

In particular, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans:

●	With respect to the Playa Largo Mortgage Loan (2.8%), the Mortgaged Property is subject to a franchise agreement between Marriott International, Inc., as franchisor, and the related borrower, as franchisee. Pursuant to the terms of the franchise agreement, in the event that there is a proposed transfer of (i) the Mortgaged Property, (ii) the borrower’s ownership interest under the related franchise agreement or (iii) an ownership interest or other interest in the borrower or an affiliate of the borrower, in each case, to a competitor of the franchisor, the franchisor will have, among other things, (a) a right of first refusal to purchase or lease the Mortgaged Property at the same purchase price or lease price, as applicable, and upon the same terms as those contained in the offer from such competitor and (b) the right to terminate the franchise agreement with 14 days’ prior notice. Such right will survive foreclosure in the event that the foreclosing party proposes a transfer to a competitor.

●	With respect to each of the Navika Six Portfolio - Fairfield Inn Houston Conroe Mortgaged Property, Springhill Suites Tampa North Tampa Palms Mortgaged Property and Springhill Suites Houston Rosenberg Mortgaged Property (1.7%), the related franchisor has a right of first refusal to purchase the Mortgaged Property in the event of a proposed sale or lease to a “competitor” (as defined in the related franchise agreement) of the franchisor of (i) the Mortgaged Property or (ii) an ownership interest in the borrower or a controlling direct or indirect interest in the borrower, or in the event the borrower becomes a competitor. The right of first refusal applies to a transfer to a competitor in connection with a foreclosure, judicial or legal process, but does not apply to the exercise of the rights of a bona fide lender who is not a competitor or an affiliate of a competitor.

●	With respect to the Millennium Partners Portfolio-Lincoln Square Mortgaged Property (1.6%), the tenant Loews has a right of first refusal in connection with a sale of its leased premises. Such right does not apply to a foreclosure or deed in lieu thereof, but would apply to any subsequent transfers.

●	With respect to the Griffin Portfolio II–Amazon.com Sortable Fulfillment Center Mortgaged Property (1.6%), the sole tenant at the Mortgaged Property, Amazon.com, has a right of first offer and, if a proposed purchaser is a competitor of the tenant, a right of first refusal to acquire such property in the event the related borrower determines to offer all or any portion of the property to the market for sale or receives a bona fide, unsolicited offer from an unrelated third party to purchase the property. The right of first offer and right of first refusal are not extinguished by foreclosure; however, such rights do not apply to foreclosure or deed-in-lieu thereof.

●	With respect to the Griffin Portfolio II–3M Distribution Facility Mortgaged Property (1.2%), the sole tenant at the 3M Distribution Facility Mortgaged Property, 3M Company, has a right of first offer to acquire such property in the event the related borrower commences efforts to sell the property or receives an unsolicited offer to purchase the property that the borrower desires to accept. The right of first offer is not extinguished by foreclosure; however, such right does not apply to foreclosure or deed-in-lieu thereof.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties securing one of the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and as to which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Millennium Partners Portfolio Mortgage Loan (6.2%), all or a portion of six of the Mortgaged Properties is leased to one or more affiliates of the borrowers that own such Mortgaged Properties, which affiliates are also borrowers under the Mortgage Loan, and which affiliates in turn sublease such space to third party tenants at such Mortgaged Properties. The space leased under such affiliate leases includes the Lincoln Square Mortgaged Property, a portion of the Four Seasons San Francisco Retail Mortgaged Property (comprising approximately 13.6% of the gross rentable area and approximately 14.1% of the underwritten total rent for all Millennium Partners Portfolio Properties), the Commercial Units at the Four Seasons Hotel Miami Mortgaged Property, the Ritz Carlton Washington DC Retail Mortgaged Property, the Lincoln West Mortgaged Property and the Millennium Tower Boston Mortgaged Property. Each borrower’s interest, as applicable, in each affiliate lease and the applicable subleases has been mortgaged as security for the Mortgage Loan except for the lease for the Equinox space at the Commercial Units at the Four Seasons Miami, which has been collaterally assigned to the lender.

●	With respect to the Offices at Mall of America Mortgage Loan (4.7%), the Mortgaged Property is managed by MOA Management LLC, an affiliate of the borrower sponsor and the guarantor. MOA Management LLC is also the second largest tenant at the Mortgaged Property (representing approximately 24.1% of net rentable area). The guarantor of the Mortgage Loan also provided a guaranty of MOA Management LLC’s lease at the Mortgaged Property.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 13 of the Mortgaged Properties (18.6%) are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of California, Tennessee and Utah. Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 17%.

With respect to many of the Mortgaged Properties, including Mortgaged Properties securing certain of the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the Mortgaged Properties).

With respect to certain Mortgaged Properties, the related Mortgage Loan may permit the borrower to satisfy its insurance obligations by causing a sole or significant tenant to maintain the insurance required under its lease (which in some cases, may not satisfy the requirements of the loan documents) or to self-insure or having the condominium board maintain the required insurance. As among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, and as among single tenant Mortgaged Properties, examples include:

●	With respect to the Griffin Portfolio II Mortgage Loan (6.7%), the related borrowers’ obligation to provide insurance under the Mortgage Loan documents may be satisfied by the sole tenant at each Mortgaged Property providing the insurance required under its lease, so long as such insurance coverage meets the requirements set forth in the Mortgage Loan documents.

●	With respect to the Alliance Data Systems Mortgage Loan (2.9%), the related borrower may rely on insurance maintained by the sole tenant so long as such coverage satisfies the requirements of the loan agreement.

●	With respect to each of the Village at Mammoth Lakes Mortgage Loan (2.0%) and the Tower Square Mortgage Loan (0.8%), the related condominium association insures the Mortgaged Property and the lender does not control the application or disbursement of any insurance proceeds with respect to any of the common elements of the condominium. If a casualty or condemnation occurs during the term of the Mortgage Loan, the condominium association will appoint a trustee to receive any related insurance proceeds. Such trustee will be required to deposit any such insurance or condemnation proceeds in a separate trust account for the benefit of the condominium association, and such proceeds will be distributed pursuant to the terms of the related condominium documents.

●	With respect to the Canyon Center Mortgage Loan (0.7%), a portion of the Mortgaged Property is comprised of the borrower’s leasehold interest in an outparcel demised pursuant to a ground lease. Pursuant to the terms of the ground lease, in the event of a casualty with respect to the outparcel, the insurance proceeds relating to the costs of the improvements constructed by the borrower on such outparcel are payable to the borrower, and any remaining proceeds are payable to the related ground lessor.

See representation and warranty no. 16 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

Further, with respect to Mortgaged Properties that are part of condominium regimes, or are leased to a single tenant, or are ground leased, the insurance may be maintained by the tenant, condominium association or ground lessor rather than the related borrower, and the related leases, condominium documents or ground leases may require restoration, regardless of whether the conditions in the Mortgage Loan documents to restoration have been satisfied.

Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. For example, certain Mortgage Loans being sold by MSMCH provide, and Mortgage Loans sold by other sellers may provide, that terrorism insurance may be provided by insurers having a lower rating than is generally required for other insurance under the related Mortgage Loan documents, so long as such insurers providing terrorism insurance meet a specified minimum rating, generally “BBB-” or “BBB”, from at least one (1) credit rating agency (which is generally not required to be a rating agency rating the certificates). In addition, certain Mortgage Loans may cap the insurance premium that the related borrower is required to spend on terrorism insurance, generally at an amount equal to two (2) times the insurance premium payable at such time in respect of the Mortgaged Property and business interruption/rental loss insurance required under the loan documents on a stand-alone basis (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. With respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, examples include:

●	With respect to the Millennium Partners Portfolio Mortgage Loan (6.2%), each of the Lincoln Square Mortgaged Property (1.6%), the Lincoln West Mortgaged Property (0.7%), and the Lincoln Triangle Mortgaged Property (0.5%) have only temporary certificates of occupancy. The borrowers have covenanted to maintain at all times and continue to renew any then applicable temporary certificate of occupancy for each applicable Mortgaged Property on or before the then applicable expiration date until a new, valid, permanent certificate of occupancy is obtained for such Mortgaged Property.

●	With respect to The Gateway Mortgage Loan (4.4%), a portion of the related Mortgaged Property consists of a dedicated 1.665-acre park parcel known as Sydney G. Walton Square, which connects to the main portion of the related Mortgaged Property via a sky bridge. The park parcel is required to remain an open space green belt and is prohibited from any development.

●	With respect to the Playa Largo Mortgage Loan (2.8%), the Mortgaged Property constitutes a conforming use; however, the Mortgaged Property is operated pursuant to a conditional use permit granted by the Monroe County Planning Commission. Certain developments or alternations at the Mortgaged Property that affect such Mortgaged Property’s use may require approval of the Monroe County Planning Commission, and such developments and alterations would be subject to the terms of the permit.

In addition, the use of certain of the Mortgaged Properties constitutes a legal non-conforming use.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Appraised Value

In certain cases, appraisals may reflect “as-stabilized”, “as-renovated”, “as-complete” and/or “as-hypothetical” values in addition to “as-is” values. However, the Appraised Value reflected in this prospectus, including on Annex A-1 to this prospectus, with respect to each Mortgaged Property reflects the “as-is” value, except as described in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions.”

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 26 on Annex D-1 to this prospectus and the exceptions thereto on Annex D-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex D-1 to this prospectus).

●	With respect to the Aventura Mall Mortgage Loan (6.7%), the liability of the guarantors for breaches or violations of the nonrecourse carve-out guaranty is capped at $350,000,000 in the aggregate, plus all reasonable, out-of-pocket costs and expenses (including, but not limited to, court costs and fees and reasonable attorney’s fees) incurred by the lender in connection with the enforcement of, or preservation of the lender’s rights under, the guaranty. The guarantors for the Mortgage Loan are Simon Property Group, L.P., a Delaware limited partnership (the “Simon Guarantor”) and Jeffrey Soffer and Jacquelyn Soffer (individually and collectively, the “Turnberry Guarantor”). The related guaranty provides that (i) the liability of the Simon Guarantor and the Turnberry Guarantor is on a several and not joint basis and (ii) the Turnberry Guarantor is liable only for the acts or omissions of the Turnberry Guarantor and any party that controls or is controlled by the Turnberry Guarantor (a “Turnberry Guarantor Affiliate”) and the Simon Guarantor is liable only for the acts or omissions of the Simon Guarantor and any party that controls or is controlled by the Simon Guarantor (a “Simon Guarantor Affiliate”), except with respect to any guaranteed obligations that (A) are not attributable to any act or omission of a Turnberry Guarantor (or a Turnberry Guarantor Affiliate) or the Simon Guarantor (or a Simon Guarantor Affiliate) or (B) are attributable to an act or omission of both the Turnberry Guarantor (or a Turnberry Guarantor Affiliate) and the Simon Guarantor (or the Simon Guarantor Affiliate), in the case of which exceptions liability is required to be allocated between the Turnberry Guarantor (66.67%) and the Simon Guarantor (33.33%). In addition, the Mortgage Loan does not have a separate environmental indemnity in place.

●	With respect to the Griffin Portfolio II Mortgage Loan (6.7%), in the event that the guarantor fails to continue to satisfy the $250,000,000 net worth requirement under the recourse carve-out guaranty, the borrowers are permitted to replace the guarantor for liabilities under the recourse carve-out guaranty and environmental indemnity agreement with a replacement guarantor meeting the eligibility requirements set forth in the Mortgage Loan agreement, subject to certain conditions, including delivery by the borrowers of a rating agency confirmation.

●	With respect to The Gateway Mortgage Loan (4.4%), the Mortgage Loan documents do not require a non-recourse carve-out guarantor or environmental indemnitor. Only the single purpose entity borrower is liable for non-recourse carve-outs and environmental indemnification obligations.

●	With respect to the Regions Tower Mortgage Loan (3.3%), there are three non-recourse carveout guarantors. One such guarantor, Isaac Maleh, who owns 90% of one of the two tenant-in-common borrowers, is liable only for recourse obligations arising as a result of acts or omissions of Isaac Maleh, directly or indirectly, that result in the borrowers having full recourse under the loan agreement.

●	With respect to the Alex Park South Mortgage Loan (3.1%), the related guarantor has guaranteed the payment of portions of the Mortgage Loan in the respective amounts of certain tenant obligations owed to Rochester General Hospital and MVP Health Care, Inc., expansion space construction if all developmental approvals are received for the Windstream Communications tenant, and free rent for the MVP Health Care, Inc. tenant owed by the related borrower in connection with those leases affecting the related Mortgaged Property. Additionally, the guarantor with respect to the Mortgage Loan is an estate.

●	With respect to the Alliance Data Systems Mortgage Loan (2.9%), there is no recourse to a separate guarantor for carveouts other than the following: (a) losses arising from fraud or intentional misrepresentation and unpermitted modifications or termination of reciprocal easement agreements, tax increment financing documents or tax abatement documentation and (b) full recourse for voluntary or collusive bankruptcy and certain voluntary and unpermitted liens and transfers.

●	With respect to the Playa Largo Mortgage Loan (2.8%), each guarantor’s liability for the related borrower’s recourse obligations is split equally between each such guarantor, and each such guarantor’s liability is several but not joint.

●	With respect to the Commercial Self Storage - Castleton Mortgage Loan (0.7%), the related Mortgage Loan is 25% recourse to the related guarantor for the first three (3) years of the Mortgage Loan term. If the related Mortgaged Property produces a net cash flow debt yield test of at least 9.0% for a trailing twelve month period (the “DY Test”) measured on the third anniversary of the Mortgage Loan, then the partial recourse will be terminated. If the Mortgaged Property fails the DY Test, then it will be measured annually on each anniversary date and the partial recourse will remain in place until the DY Test is satisfied.

●	A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no “Recognized Environmental Conditions” at the Mortgaged Property.

●	With respect to certain of the Mortgage Loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed in lieu of foreclosure, or appointment of a receiver, of the Mortgaged Property, pursuant to such Mortgage Loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

●	The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Market at Estrella Falls Mortgage Loan (3.9%), the related Mortgaged Property is subject to certain property tax assessments in connection with the payment of certain improvement districts bonds. Pursuant to an escrow holdback agreement entered into on July 6, 2018, which was collaterally assigned to the lender, a title company holds $4,075,552 in funds to pay off the existing improvement districts bonds and related fees affecting the Mortgaged Property and such payoff is anticipated to occur on or around December 1, 2018.

●	With respect to the Zenith Ridge Mortgage Loan (3.3%), the Mortgaged Property is subject to a local economic revitalization tax assistance (“LERTA”) program with Washington County that expires in 2020 for the Zenith I and Zenith II buildings and 2021 for the Zenith III building. Under the LERTA program, city, county and school taxes based on the building value are abated by 100% in the first year, which was 2015 for the Zenith I and Zenith II buildings and 2016 for the Zenith III building, and such abatement decreases by 20% each year. Real estate taxes were underwritten at the unabated amount.

●	With respect to the Alex Park South Mortgaged Property (3.1%), such Mortgaged Property is subject to a Payment in Lieu of Taxes agreement (the “Alex Park South PILOT Agreement”) with the County of Monroe Industrial Development Agency. Pursuant to the Alex Park South PILOT Agreement, the related Mortgaged Property will receive mortgage tax and sales tax exemptions along with property tax abatements. The Alex Park South PILOT Agreement has a 10-year agreement with a 10% burn-off each year. The Alex Park South PILOT Agreement will terminate after the 2021/2022 tax year. The benefits of the Alex Park South PILOT Agreement were not taken into consideration by the lender’s underwriting with respect to the Mortgage Loan.

●	With respect to the Alliance Data Systems Mortgaged Property (2.9%), the Mortgaged Property is situated within a Community Reinvestment Area (the “CRA”). As part of the CRA, each completed non-retail business or industrial structure is exempt from payment of real property taxes on such improvements for a period of 10 years. The exemption for each building commences in the first year during which the improvements would be taxable but for the exemption. Taxes against the value of the underlying land are not exempt. The exemption for the Mortgaged Property expires in 2027. Notwithstanding the real property tax exemption, buildings located within the CRA may be subject to payments in lieu of taxes to the extent the City of Columbus School District does not receive (by virtue of municipal income taxes paid by employees within the CRA area) an amount equal to the real property taxes it would have received had the CRA not been designated. The single tenant at the Mortgaged Property, Comenity Servicing, LLC, is obligated under its lease to make all tax payments directly to the tax authority or by reimbursement to the landlord as they are due. In the event the tax abatement is suspended or concludes, the tenant is liable for 100% of the tax burden.

●	With respect to the Alliance Data Systems Mortgaged Property (2.9%), the Mortgaged Property is anticipated to become subject to a tax increment financing (“TIF”) arrangement pursuant to which the improvements would be subject to an exemption from payment of real estate taxes for a period of 30 years. Each parcel owner must make service payments in lieu of real property taxes to fund future public improvements. However, the service payments are an amount equal to the real property taxes that otherwise would have been payable but for the exemption, less any credit for other payments received by the City of Columbus or other tax reductions benefiting such parcel. The obligation to make such service payments is a covenant running with the land and any mortgage encumbering such parcel will be subordinate to the lien therefor. The single tenant at the Mortgaged Property, Comenity Servicing, LLC, is

obligated under its lease to make all tax payments directly to the tax authority or by reimbursement to the landlord as they are due.

●	With respect to the Millennium Tower Boston Mortgaged Property (1.6%), such Mortgaged Property is comprised of the Burnham Property and the Boston Tower Property, each of which is subject to a Contract for Payment in Lieu of Taxes (each, a “Millennium Partners Portfolio PILOT Agreement”) between the BRA (the applicable assessing authority) and MP Franklin Burnham Co LLC (the “Burnham Borrower”) or MP Franklin Tower Retail Tenant LLC (the “Boston Tower Borrower”) (as successor in interest to MP Franklin Tower Co LLC), as applicable. Pursuant to the Millennium Partners Portfolio PILOT Agreements, the Burnham Borrower and the Boston Tower Borrower will pay reduced real estate taxes during the term of such Millennium Partners Portfolio PILOT Agreements. In connection with the Millennium Partners Portfolio PILOT Agreements, the BRA made a temporary taking of the Burnham Property and the Boston Tower Property, with a corresponding ground lease or master lease, as applicable, to the related Millennium Partners Borrower. Each Millennium Partners Portfolio PILOT Agreement terminates on June 30, 2026, unless terminated earlier in accordance with its terms for failure to make a payment of taxes or the payment due in connection with the transfer of the owner’s rights under such Millennium Partners Portfolio PILOT Agreement. Upon termination of the applicable Millennium Partners Portfolio PILOT Agreement, the temporary taking of the Burnham Property and the Boston Tower Property will immediately terminate and the interest held by the BRA in the Burnham Property and the Boston Tower Property will automatically revert to the Burnham Borrower or the Boston Tower Borrower, as applicable. Upon the termination or expiration of the Millennium Partners Portfolio PILOT Agreements, the related real estate tax obligations will be addressed at the standard real property tax rates for properties located in Boston, Massachusetts. The Millennium Partners Portfolio Mortgage Loan was underwritten based on abated taxes, which is $1,649,993 less than the unabated taxes for 2018.

●	With respect to the Griffin Portfolio II–Amazon.com Sortable Fulfillment Center Mortgaged Property (1.6%), the property benefits from a Community Reinvestment Area real estate tax abatement on the property improvements from 2017 through 2031. During such period, taxes will be assessed only on the land (not the improvements), subject to certain conditions, including, (i) the employment of approximately 100 to 450 full-time employees, and (ii) payment of annual payroll within a prescribed range. Taxes with respect to the Amazon.com Sortable Fulfillment Center Mortgaged Property were underwritten to the actual taxes assessed on the land (and assuming that the real estate tax abatement remains in effect and consequently there are no taxes on the improvements).

●	With respect to the Griffin Portfolio II–3M Distribution Facility Mortgaged Property (1.2%), such property benefits from a City of DeKalb real estate tax abatement from 2017 through 2021. Taxes are abated 80% for 2018 and 50% for 2019 through 2021, subject to certain conditions, including (i) full occupancy of the facility during the abatement period, (ii) the employment of 250 full-time, permanent employees during the abatement period, and (iii) payment of wages to those employees within a prescribed range during the abatement period. If the conditions to the abatement are breached at any point during the abatement period, not only will the benefit of the abatement be lost going forward, but also the amount of taxes abated up to that point will have to be paid. Taxes with respect to the 3M Distribution Facility Mortgaged Property were underwritten to the average taxes over the loan term (after giving effect to the partial tax abatements through 2021), using the appraiser’s estimated taxes after the expiration of the abatement.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

12 Mortgage Loans (16.4%) provide for payments of interest and principal for their entire terms and then have an expected Balloon Balance at the maturity date (or in the case of an ARD loan, the related anticipated repayment date).

22 Mortgage Loans (54.5%) provide for interest-only payments for the entire term to stated maturity (or in the case of an ARD loan, the related anticipated repayment date), with no scheduled amortization prior to the stated maturity date (or in the case of an ARD loan, the related anticipated repayment date).

13 Mortgage Loans (29.1%) provide for payments of interest-only for the first 11 to 59 months following the Cut-off Date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan and therefore have an expected Balloon Balance at the related maturity date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
First	25	$497,397,730	55.2%
Sixth(1)	21	$347,540,453	38.6%
Seventh	1	$55,660,526	6.2%
Total	47	$900,598,709	100.0%

(1)	The Alliance Data Systems Mortgage Loan has a payment date on the 6th of each month, but has a final maturity date on September 12, 2032.

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods (Default Days)

Grace Period (Default Days)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
0	29	$568,377,406	63.1%
2(1)	1	$40,000,000	4.4%
3	1	$38,100,000	4.2%
5	16	$254,121,303	28.2%
Total	47	$900,598,709	100.0%

(1)	Includes the Plaza Frontenac Mortgage Loan (4.4%), which permits one grace period of two business days in every 12 month period.

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loan

The Alliance Data Systems Mortgage Loan (2.9%) is an ARD Loan (as defined below).

An “ARD Loan” (“ARD Loan”) is a Mortgage Loan that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid such ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”), although the Initial Rate remains the current payment rate as described in the paragraph below. With respect to the Alliance Data Systems Mortgage Loan, the final maturity date will be (x) provided (i) the Comenity Servicing, LLC lease remains in full force and effect, (ii) no Major Tenant Trigger Event (as defined in the related loan agreement) has occurred with respect to the Comenity Servicing, LLC lease, and (iii) no Cash Sweep Event (as defined in the related loan agreement) (other than an ARD Trigger Event, as defined in the related loan agreement) has occurred and is continuing, September 12, 2032; or (y) in the event that (i) the Comenity Servicing, LLC lease is no longer in full force and effect, (ii) a Major Tenant Trigger Event has occurred with respect to the Comenity Servicing, LLC lease, or (iii) a Cash Sweep Event (other than an ARD Trigger Event) has occurred and is continuing, the Anticipated Repayment Date (August 6, 2028); or (z) such other date on which the final payment of principal of the note becomes due and payable, whether at such stated maturity date, by declaration of acceleration, or otherwise.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents, and all escrows and property expenses required under such Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid, only after the outstanding principal balance of the ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class V certificates and VRR Interest. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 13 payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

In addition, with respect to the De Soto Industrial Mortgage Loan (1.9%), a $922,000 holdback reserve is expected to be applied to prepay the Mortgage Loan if the holdback conditions are not met by January 15, 2019. No yield maintenance premium or prepayment fee is required in connection with such prepayment.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	40 of the Mortgage Loans (78.8%) prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates (or, in the case of an Anticipated Repayment Date or an open prepayment date, that would be outstanding on such date) under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter the related Mortgage Loan is freely prepayable.

●	4 of the Mortgage Loans (13.2%) prohibit voluntary principal prepayments during a Lock-out Period and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter the related Mortgage Loan is freely prepayable.

●	2 of the Mortgage Loans (7.4%) prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, after which the related borrower is permitted for a specified period of time to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease such Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the Due Date on which the Mortgage Loan becomes freely prepayable, of amounts at least equal to the amounts that would have been payable on those dates (or, in the case of an open prepayment date, that would be outstanding on such date) under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter the related Mortgage Loan is freely prepayable.

●	With respect to the Aventura Mall Mortgage Loan (6.7%) and (in connection with a release of properties) Millennium Partners Portfolio Mortgage Loan (6.2%), in each case, the related Mortgage Loan documents permit the related borrower to prepay the related Mortgage Loan with yield maintenance premium if the related Defeasance Lock-Out Period has not expired by a specified date.

●	With respect to the Shoppes & Offices at PGA West Mortgage Loan (0.6%), after the expiration of the Lock-out Period, the related Mortgage Loan documents permit the borrower to choose to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of a Yield Maintenance Charge.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Period (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
3	11	$200,926,427	22.3%
4	18	$223,184,124	24.8%
5	12	$215,527,631	23.9%
6	2	$98,100,000	10.9%
7	3	$155,660,526	17.3%
13	1	$7,200,000	0.8%
Total	47	$900,598,709	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of equity interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders or the VRR Interest Owners); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

40 Mortgage Loans (the “Defeasance Loans”) (78.8%) permit the respective borrowers (subject to the satisfaction of various conditions, including that no event of default exists) to defease the subject Mortgage Loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited, by pledging to the holder of the Mortgage Loan the requisite amount of “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940) (“Government Securities”), and to thereby obtain a release of the related Mortgaged Property or, if applicable, one or more of the related Mortgaged Properties. As to any such Mortgage Loan, such option (a “Defeasance Option”) may not be exercised prior to the expiration of a specified period (the “Defeasance Lock-Out Period”), which Defeasance Lock-Out Period, in each case, does not end prior to the second anniversary of the Closing Date. The Mortgage Loans referred to in this paragraph do not include any Mortgage Loan that grants the related borrower the option to either defease or prepay the Mortgage Loan with a Prepayment Premium or Yield Maintenance Charge but does not provide for a period that is solely a defeasance period.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase Government Securities, that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or anticipated repayment date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts at least equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including, or together with, as applicable, a balloon payment due at maturity or the principal amount outstanding as of an anticipated repayment date or open prepayment date, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, defeasance collateral purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Certain of the loans that permit defeasance are secured by multiple properties as to which the borrower may effect a separate defeasance of one or more individual properties, and certain other loans that permit defeasance are secured by single properties but permit a partial defeasance in connection with the release of designated release parcels. Each multi-property mortgage loan or mortgage loan with separate release properties or parcels that allows for partial defeasance of the aggregate debt, and that we intend to include in the issuing entity (excluding Mortgage Loans that also permit partial releases upon prepayment, which are described below under “—Partial Release”), including the Navika Six Portfolio, Shelbourne Global Portfolio I and Canyon Center Mortgage Loans (8.6%), provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related Mortgaged Properties or parcels would be released upon, among other things, delivery of defeasance collateral in an amount equal to, or sufficient to defease a principal amount equal to, a specified percentage (generally 110% to 125%) of the allocated loan amount (or, in certain cases, a percentage of net sales or an amount necessary to achieve certain loan-to-value ratio, debt service coverage ratio and debt yield thresholds specified in the related Mortgage Loan documents) allocable to such properties or parcels.

With respect to the Navika Six Portfolio Mortgage Loan (5.1%), provided that the franchise agreement for the Holiday Inn Titusville Kennedy Space Center Mortgaged Property which expires in June 2020 has been renewed or extended on terms reasonably acceptable to the lender, following the defeasance lockout period, the borrower has the right to obtain the release of (x) any of the individual Mortgaged Properties, or (y) a vacant release parcel located at the Hilton Garden Inn Mt Laurel Mortgaged Property (the “Mt Laurel Release Parcel”), in each case upon satisfaction of the following conditions, among others, (i) defeasance of an amount of the related Whole Loan equal to 115% of the applicable allocated loan amount, (ii) the loan-to-value ratio of the remaining Mortgaged Properties after the release is not greater than the least of the loan-to-value of the Mortgaged Properties immediately prior to such release, 65.0% and the loan-to-value ratio as of the origination date, (iii) the debt service coverage ratio of the remaining Mortgaged Properties after the release is equal to or greater than the greatest of the debt service coverage ratio of the Mortgaged Properties immediately prior to such release, 1.95x and the debt service coverage ratio on the origination date, (iv) the debt yield of the remaining Mortgaged Properties after the release is equal to or greater than the greatest of the debt yield of the Mortgaged Properties immediately prior to such release, 12.3% and the debt yield on the origination date, (v) compliance with REMIC related conditions and (vi) with respect to a release of the Mt Laurel Release Parcel, conditions relating to subdivision, zoning, separate tax parcel and other legal requirements. The allocated loan amount of the Mt Laurel Release Parcel is $2,304,000.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the mortgage loan seller (or, in certain cases, the master servicer) will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. In general, if a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, the related promissory note will be split and only the defeased portion of the borrower’s obligations will be assumed by the successor borrower. Certificateholders will not be entitled to any defeasance fees or any additional amounts payable to the lender in respect of successor borrowers established for defeasance purposes.

Partial Releases

The Mortgage Loans described below (which do not include the Mortgage Loans that permit partial release solely upon a defeasance of individual Mortgaged Properties, as identified above) permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property, subject to the satisfaction of certain specified conditions, including the REMIC requirements.

●	With respect to the Griffin Portfolio II Mortgage Loan (6.7%), provided that no event of default has occurred and is continuing, any time after May 31, 2020, the borrowers are permitted to obtain releases of individual Mortgaged Properties in connection with arms-length sales of property to parties unaffiliated with the related borrowers, subject to the satisfaction of certain conditions, including that: (i) the borrowers prepay the Mortgage Loan in an amount equal to 110% of the allocated loan amount for such Mortgaged Property being released, (ii) after giving effect to such release, the debt yield for the remaining Mortgaged Properties is not less than the greater of (a) 7.9%, and (b) the debt yield immediately prior to the release, (iii) satisfaction of REMIC requirements, and (iv) the borrowers pay any applicable yield maintenance premium; provided that if a tenant has vacated its premises, cancelled or terminated its lease, given notice of its intent to cancel or terminate its lease, or an event of default has occurred with respect to a Mortgaged Property such that a material adverse effect would result, such Mortgaged Property may be released without the requirement of an arms-length sale, provided that, among other conditions, (i) the lender receives payment of a release price equal to 120% of the allocated loan amount for the applicable Mortgaged Property and (ii) the aggregate allocated loan amounts for all released Mortgaged Properties does not exceed $56,250,000.

●	With respect to the Millennium Partners Portfolio Mortgage Loan (6.2%), the borrowers have the right to obtain the release of any one or more of the following individual assets: (a) any one or more of the individual Mortgaged Properties, (b) the individual Equinox units at the Lincoln Square, Ritz Carlton Washington DC Retail and Four Seasons San Francisco Retail Mortgaged Properties, (c) the Loews Theater unit at the Lincoln Square Mortgaged Property, (d) Century 21 at the Lincoln Triangle Mortgaged Property and (e) the approximately 37,724 SF office/retail building at 735 Market Street in San Francisco which is part of the Four Seasons San Francisco Retail Mortgaged Property (collectively, the “Released Properties and/or Units”), in each case if it is sold pursuant to a bona fide third party sale, provided that, among other conditions, (A) the borrowers either (x) during the defeasance lockout period, prepay, together with a prepayment fee equal to the greater of 1% of the amount prepaid and a yield maintenance premium, or (y) after the defeasance lockout period, defease, an amount of the related Whole Loan equal to 115% of the applicable allocated loan amount for the Released Properties and/or Units being released, (B) the debt yield of the related Whole Loan following such release is greater than the greater of (a) such debt yield immediately prior to such release or (b) 9.9%, (C) compliance with REMIC related conditions, (D) in the case of the release of a unit that comprises less than all of an individual Mortgaged Property, compliance with zoning and separate tax payment conditions, and (E) prepayment or defeasance (as applicable) of a release amount under the Millennium Partners Mezzanine Loan, or waiver by the mezzanine lender of such condition. The allocated loan amounts for the release units that constitute less than all of an individual Mortgaged Property are set forth in the table below:

Release Units	Allocated Loan Amount
Commercial Unit E (Equinox) at Lincoln Square	$59,516,000
Commercial Unit C (Loews Theater) at Lincoln Square	$45,892,000
Equinox at Four Seasons San Francisco Retail	$36,570,000
Commercial Unit B (Century 21) Lincoln Triangle	$35,853,000
Equinox at Ritz Carlton Washington DC Retail	$25,814,000
735 Market Street at Four Seasons San Francisco Retail	$14,341,000

●	With respect to the Plaza Frontenac Mortgage Loan (4.4%), the parcel (or substantially all of such parcel) leased to the Saks Fifth Avenue anchor (the “Saks Parcel”) may be released upon transfer of such parcel to (x) a national department store classified as (i) luxury, (ii) upscale or (iii) middle-market (but in no event including any discount store or off-price retailer) or (y) another non-borrower affiliated transferee reasonably approved by the lender, upon prepayment of a release price equal to $6,500,000, together with, prior to the open period, a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium. The right to obtain such release is subject to certain conditions, including but not limited to: (i) at the time of the release, the improvements on the Saks Parcel are not then occupied and open for business with the public (unless (1) the proposed release is in conjunction with a sale to Saks, Inc. or an affiliate, (2) the Saks lease is within 6 months of expiring pursuant to its terms, and (3) Saks, Inc. has communicated to the borrower that the fee simple acquisition of the Saks Parcel is a condition to its continuing operation at the Mortgaged Property), (ii) the transferee enters into a reciprocal easements agreement (an “REA”) with the borrower on terms reasonably acceptable to the lender, including a prohibition on the owner of the Saks Parcel leasing or offering to lease any space at the Saks Parcel to tenants leasing space at the remaining Mortgaged Property and a requirement that substantially all of the Saks Parcel be operated by no more than a single user for a period of ten years after release, (iii) compliance with separate legal parcel and tax lot requirements, (iv) the Saks Parcel is not necessary for zoning, parking, other legal requirements, access, driveways or utilities (or if it is necessary, an REA is entered into which allows the use of the Saks Parcel for the necessary purpose), (v) if the release is expected to materially adversely affect lender’s rights under the title insurance policy (other than as to the Saks Parcel), updated title endorsements, (vi) compliance with leases, REAs, and similar agreements affecting the Mortgaged Property, and the release does not trigger any co-tenancy not already arising from vacancy of the Saks Parcel or other extrinsic circumstance, and (vii) compliance with REMIC related conditions. Saks represents approximately 35.8% of the NRA and 0.4% of the underwritten annual rent at the Mortgaged Property and has a lease expiration on November 30, 2023.

●	With respect to the KVC Retail Portfolio Mortgage Loan (2.5%), on and after October 1, 2020, the borrower has the right to obtain the release of an individual Mortgaged Property upon satisfaction of the following conditions, among others, (i) prepayment of a release price equal to 119% of the allocated loan amount of the Mortgaged Property being released, together with, if such release is prior to the open prepayment period, a prepayment fee on the release price equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium, (ii) after giving effect to such release, the remaining Mortgaged Properties support a debt yield equal to or greater than the greater of the debt yield as of the origination date and the debt yield immediately prior to the release, and (iii) if required by the lender consistent with its standard and customary requirements for loans of similar size and property types, delivery of an opinion of counsel that any REMIC trust holding the Mortgage Loan will not fail to be a REMIC as a result of the release. In addition, the borrower has agreed that following the release of either the Gilbert Fiesta Mortgaged Property or The Shops at Gilbert Fiesta Mortgaged Property, the borrower will not, nor will it permit its affiliates to, solicit, steer or incentivize tenants at the other such Mortgaged Property that remains unreleased to lease space at the released property, or exercise any rights under leases to relocate tenants at such other unreleased Mortgaged Property to the released property, in each case unless it has secured a lease with a third party tenant entered into in accordance with the terms of the loan documents for the space being vacated at the collateral property.

●	With respect to the Canyon Center Mortgage Loan (0.7%), the outparcel at the Mortgaged Property demised pursuant to a ground lease (the “Canyon Center Outparcel”) is required to be released from the lien of the mortgage in connection with a sale of the Canyon Center Outparcel to an unaffiliated third party, a termination of the related ground lease, an election to not renew the related ground lease, or foreclosure, upon the satisfaction of certain conditions including, but not limited to: (i) if the release occurs before the earlier of three years after origination of the Mortgage Loan or two years after the Closing Date, payment of an amount equal to the greater of (x) the present value of the outstanding payments allocable to the released parcel due from such prepayment date until June 6, 2028 or (y) 1.0% of the allocated release amount as described in clause (ii), or (ii) if the release occurs after the earlier of two years after origination of the Mortgage Loan or three years after the Closing Date, partial defeasance of the loan in an amount equal to the greatest of (A) $624,000 (which amount represents 130.0% of the allocated loan amount of the Canyon Center Outparcel), (B) an amount which would result in the DSCR for the remaining parcel being no less than 2.00x, (C) an amount which would result in the LTV ratio of the remaining parcel being no greater than 59.3%, (D) an amount which would result in the debt yield for the remaining parcel being no less than 10.0%, and (E) if the Canyon Center Mortgage Loan is included in a REMIC trust and, immediately following the release of the Canyon Center Outparcel, the LTV ratio of the remaining parcel would be greater than 125%, an amount as may be required such that the securitization will not fail to maintain its status as a REMIC trust as a result of such the release of the Canyon Center Outparcel.

Furthermore, some of the other Mortgage Loans may permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to the REMIC requirements, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if certain conditions are satisfied.

●	With respect to the Aventura Mall Mortgage Loan (6.7%), in the event that J.C. Penney Corporation, Inc. (“JCPenney”) or any of Macy’s Men’s Home Furnishings, Macy’s, Bloomingdale’s or Nordstrom (each, a “Department Store”) ceases operations or seeks to assign the related lease, as applicable, to any person or in any manner that is not expressly permitted under the related lease, as applicable, the borrower has the right without the consent of the lender to (x) enter into a ground lease for the entirety of the JCPenney parcel or Department Store parcel (a “Department Store Ground Lease”) with a tenant that is a third-party or an affiliate of the borrower and (y) obtain the release of the lien on the ground leasehold estate created by the Department Store Ground Lease, including the improvements on the JCPenney parcel or applicable Department Store parcel from the lien of the Mortgage Loan upon satisfaction of certain terms and conditions including, without limitation: (i) the Department Store Ground Lease is in form and substance reasonably satisfactory to the lender; (ii) the lessee under the Department Store Ground Lease (or an affiliated guarantor) is a credit-worthy party acceptable to the lender; and (iii) the Department Store Ground Lease expires not less than 20 years after the related maturity date of the Mortgage Loan.

●	In addition, with respect to the Aventura Mall Mortgage Loan (6.7%), the borrower, without any prepayment or defeasance, may (i) make transfers of immaterial or non-income producing portions of the Mortgaged Property to any government or political subdivision in connection with takings or condemnations, (ii) make transfers of non-income producing portions of the Mortgaged Property (including, without limitation, certain outparcels of the property’s parking lot and portions of the Mortgaged Property’s “ring road”) to third parties or borrower affiliates, and (iii) dedicate portions of the Mortgaged Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or similar purposes; provided, with respect to any of the transfers in (ii) through (iii) above, no transfer, conveyance or encumbrance may result in a material adverse effect and, with respect to the transfers in (ii) above, the borrower will be required to deliver to the lender, among other things, a REMIC opinion.

●	With respect to the Millennium Partners Portfolio Mortgage Loan (6.2%), the borrowers are permitted to submit the portion of the Four Seasons SF Retail Mortgaged Property known as the 735 Market Building to a condominium regime, and upon legally separating such floors from the remainder of such building, obtain the release of the 5th and 6th floors of such building, which are non-income producing, without any required prepayment, defeasance or release premium, provided that certain REMIC related conditions are satisfied.

●	With respect to the Plaza Frontenac Mortgage Loan (4.4%), the borrower may obtain the release of (x) one or more vacant, non-income producing and unimproved parcels, and (y) previously acquired Plaza Frontenac Expansion Parcels (as defined below), in connection with a transfer to a third party and the development of the Mortgaged Property, without prepayment or defeasance, upon satisfaction of the following conditions, among others: (i) the borrower delivers to the lender (a) evidence that (1) the release parcel is not necessary to the use or operation of, and may be readily separated without material diminution in value of, the Mortgaged Property, and (2) compliance with separate legal parcel and tax lot requirements and other legal requirements, and (ii) satisfaction of REMIC related conditions.

Additionally, certain Mortgage Loans may permit the substitution of property or addition of real property to the Mortgage Loan collateral. For example:

●	With respect to the Plaza Frontenac Mortgage Loan (4.4%), the borrower has the right to acquire one or more parcels of land, together with the improvements thereon, that constitute an integral part of, adjoin to, or are proximately located near, the related shopping center (each a “Plaza Frontenac Expansion Parcel”); provided that the following conditions, among others, are satisfied: (i) the borrower acquires fee simple or leasehold title to the Plaza Frontenac Expansion Parcel, and (ii) the borrower delivers (a) an officer’s certificate regarding certain property-related representations as to the Plaza Frontenac Expansion Parcel (subject to title exceptions), (b) a mortgage, assignment of leases and UCC-1 financing statements (“Substitute Loan Documents”) with respect to the Plaza Frontenac Expansion Parcel, and a title insurance policy or endorsement insuring the lien of the Substitute Loan Documents as a first mortgage lien, subject to permitted encumbrances and standard exceptions, (c) evidence of authority to complete the acquisition and an enforceability opinion as to the Substitute Loan Documents (unless they amend existing loan documents), (d) an environmental report, and if the report shows any hazardous substance, the cost of remediation of which is reasonably likely to exceed $6,300,000 for such individual Plaza

Frontenac Expansion Parcel (the “Threshold Amount”), either a deposit of 125% of the estimated remediation cost or an additional indemnity, (e) if the Plaza Frontenac Expansion Parcel is improved, a property condition report indicating that it is in good condition and free of damage, or if any repairs are recommended which are estimated to exceed the Threshold Amount, either a deposit of 125% of the estimated repair cost or an additional indemnity, (f) evidence that the Plaza Frontenac Expansion Parcel constitutes or will constitute a separate tax lot or part of a tax lot that is part of the existing property.

●	With respect to the Plaza Frontenac Mortgage Loan (4.4%), the borrower may obtain the release of one or more portions of the Mortgaged Property (each an “Exchange Parcel”) in exchange for the acquisition and encumbrance by the loan documents of a substitute parcel (each a “Substitute Parcel”), provided that the following conditions, among others, are satisfied: (i) the Exchange Parcel is vacant, non-income producing and unimproved, (ii) the conditions set forth in clauses (i) through (iii) of the first sentence of the prior bullet are satisfied with respect to the Substitute Parcel (provided that the separate tax parcel condition will also apply to the Exchange Parcel), (iii) the Exchange Parcel is conveyed to a person other than the borrower, (iv) the Substitute Parcel is at or adjacent to the related shopping center and reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from an appraiser, (v) if the Substitute Parcel is ground leased, the ground lease and estoppel satisfies all of the then-current criteria of S&P for financeable ground leases, (vi) rating agency confirmation is obtained and (vii) satisfaction of REMIC related conditions.

●	With respect to the Griffin Portfolio II Mortgage Loan (6.7%), following the earlier of (a) sale of the last note related to the Griffin Portfolio II Whole Loan by the original lender and (b) April 27, 2020, or as otherwise consented to by the lender in its reasonable discretion, the related borrowers may replace one or more Mortgaged Properties with one or more replacement properties that is a similar “Class A” office or industrial property, provided no event of default is continuing and provided further that among other conditions, (i) the replaced Mortgaged Property has less than two years remaining on the term of the lease encumbering the Mortgaged Property or the substitution of the Mortgaged Property is curing a cash sweep period, (ii) the aggregated allocated loan amounts for all replaced Mortgaged Properties does not exceed $56,250,000, (iii) the replacement property has net operating income equal to or greater than the net operating income of the replaced Mortgaged Property immediately prior to the substitution, (iv) the replacement property is owned in fee, (v) the replacement property has an average remaining lease term of no less than five years and is leased to a tenant with credit (or whose guarantor has credit) that is better than or equal to the tenant leasing the replaced Mortgaged Property, (vi) the replacement property is located in a top ten metropolitan statistical area or a metropolitan statistical area equal to or greater than that in which the replaced Mortgaged Property is located, (vii) the lender has received rating agency confirmation, (viii) any tenant at a remaining Mortgaged Property will not have the right to lease space at the replaced property, and (ix) satisfaction of customary REMIC requirements.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

42 of the Mortgage Loans (75.3%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

13 of the Mortgage Loans (20.9%) provide for monthly or upfront escrows to cover ongoing replacements, deferred maintenance and capital repairs.

29 of the Mortgage Loans (65.9%), secured in whole or in part by retail, office, industrial or mixed use properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

20 of the Mortgage Loans (21.8%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

40 of the Mortgage Loans (68.6%) provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans.

Certain of the Mortgage Loans described above permit the related borrower to post a guaranty or letter of credit in lieu of maintaining cash reserves. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard/Springing Cash Management	9	$310,475,000	34.5%
Springing/Springing Cash Management	30	$364,919,800	40.5%
Hard/In Place Cash Management	2	$85,660,526	9.5%
NA/NA	2	$15,793,383	1.8%
Soft/Springing Cash Management	4	$123,750,000	13.7%
Total	47	$900,598,709	100.0%

(1)	With respect to the Aventura Mall Mortgage Loan (6.7%), the borrower has entered into a master lease with the guarantors and Turnberry Retail Holding, L.P. The master lease covers the spaces for 12 proposed tenants with leases out for signature which were not executed prior to origination. The Mortgage Loan is characterized as having a “Soft Springing Hard Lockbox” for rents from the master lease (which means that the borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account or cash management account until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, at which time the lockbox account converts to a Hard Lockbox), and a Hard Lockbox for the remaining tenants at the Mortgaged Property. Following the occurrence and during the continuance of either (i) a lockbox event period or (ii) the period of time commencing on the date that the debt service coverage ratio (as calculated in the Mortgage Loan documents and based on the trailing four calendar quarters) falls below 1.50x for two consecutive calendar quarters until cured in accordance with the Mortgage Loan documents, the borrower will be required to cause all rents to be deposited directly into the lockbox account. Master lease rents are payable only following certain specified trigger events.

For purposes of the foregoing chart, the following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity; or, with respect to hotel properties, credit card receivables are required to be deposited directly into the lockbox account, but cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity; or, with respect to hotel properties, credit card receivables are required to be deposited directly into the lockbox account, but cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Springing/Springing Cash Management. A lockbox account is established at origination (or in certain cases, related documentation is signed, but the lockbox account is not opened) or upon the occurrence of certain “trigger” events. However, even if a lockbox is established, revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to open a lockbox account (if not previously established) or instruct tenants to pay directly into such lockbox account (if previously established) or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Florida Land Trusts

With respect to the Playa Largo Mortgage Loan (2.8%), the related borrower is Playa Largo Hospitality PLHT, LLC, in its capacity as trustee of the Key Largo Hospitality Land Trust, a Florida land trust (the “Land Trust”). The Land Trust has represented that it has owned no other property other than the Mortgaged Property and is required under the loan documents to comply with the customary separateness covenants. The Land Trust has two beneficiaries, each of which is a single-purpose limited liability company with an independent director. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Florida Land Trusts” in this prospectus.

Exceptions to Underwriting Guidelines

With respect to the Canyon Center Mortgage Loan (0.7%), the Mortgage Loan was originated pursuant to an exception from the Starwood underwriting guidelines and procedures regarding the outparcel at the Mortgaged Property due to the fact that the ground lease could terminate prior to twenty years after the maturity date of the Mortgage Loan. The related ground lease expires on December 31, 2023, and will be automatically renewed for four periods of 5-years unless the borrower exercises its termination option. SMC’s decision to include the Mortgage Loan in the transaction was supported by, among other things, (i) assuming the borrower does not choose to exercise its termination option, the ground lease will expire on December 31, 2043, (ii) the Mortgaged Property derives only 4.8% of underwritten base rent from the related outparcel, (iii) the DSCR not taking into account such outparcel is 1.96x, and (iv) the borrower provided certain lender protections at origination, including a provision that the outparcel will be released from the lien of the mortgage in the event that, among other things, the related ground lease is terminated before the maturity date of the Mortgage Loan.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”; “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process—Exceptions”, “—Starwood Mortgage Capital LLC—Starwood’s Commercial Mortgage Loan Underwriting Guidelines and Processes—Exceptions to Underwriting Standards”, and “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Origination Procedures and Underwriting Guidelines—Exceptions.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower;

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests; and

●	certain Mortgage Loans do not restrict the related ground tenant from financing the related improvements as long as such financing does not constitute a lien on the borrower’s right, title and interest in the fee collateral.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or a pledge of passive equity interests (such as limited partnership or non-managing membership interests) in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance(1)	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan UW NCF DSCR(2)	Cut-off Date Total Debt UW NCF DSCR(1)
Millennium Partners Portfolio(3)	$55,660,526	6.2%	$280,150,000	$416,339,474	$990,150,000	4.9711%	32.3%	67.8%	3.43x	1.41x
Regions Tower	$30,000,000	3.3%	$11,000,000	$43,000,000	$84,000,000	5.4150%	58.7%	67.5%	1.85x	1.45x

(1)	Calculated including the mezzanine debt and any related Pari Passu Companion Loan.

(2)	Calculated including any related Pari Passu Companion Loan.

(3)	The mezzanine borrower under the Millennium Partners Portfolio Mortgage Loan has the right, not more than twice during the term of the Mortgage Loan, to replace the then existing mezzanine loan with another mezzanine loan secured by a pledge of the direct or indirect equity interests in the borrowers upon satisfaction of certain conditions, including, without limitation, (a) no event of default exists, (b) the aggregate loan-to-value ratio (based on the outstanding principal balance of the Whole Loan and the replacement mezzanine loan) is equal to or less than 75%, (c) the aggregate debt service coverage ratio (based on the annual debt service of the Whole Loan and the replacement mezzanine loan) is no less than 1.15x, and (d) the delivery of an intercreditor agreement in the form attached to the loan agreement.

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

Each of the mezzanine loans related to the Mortgage Loans identified in the table above is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the mortgaged property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related mortgage lender, and the mortgage lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the pledged equity interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default (or in some cases, if any event of default) occurs and continues for a specified period of time under the related Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations and exclusions, any Liquidation Fees and Special Servicing Fees payable under the PSA, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or Yield

Maintenance Charges and Prepayment Premiums and (g) an event of default under the related Mortgage Loan will trigger an event of default under the mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related loan documents.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Embassy Suites Atlanta Airport(4)	$33,000,000	N/A	N/A	N/A	N/A	Yes	Yes
KVC Retail Portfolio	$22,530,000	N/A	60.0%	N/A	9.70%	Yes	Yes

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

(4)	In connection with a credit facility for an owner of the borrower of the Embassy Suites Atlanta Airport Mortgage Loan, such owner is permitted to incur indebtedness secured by direct or indirect membership interests of the borrower, subject to the satisfaction of certain conditions, including (a) the pledge of the direct or indirect membership interests in the borrower will comprise no more than 10% of the value of the collateral securing such indebtedness, (b) execution of an intercreditor and standstill agreement acceptable to the lender, (c) the terms, conditions and structure of, and documentation for, the indebtedness are approved by the lender and (d) delivery of rating agency confirmation.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower that has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Preferred Equity

With respect to the Shelbourne Global Portfolio I Mortgage Loan (2.8%), in connection with an approved transfer of the Mortgaged Property and assumption of the Mortgage Loan, the borrower and/or its equity owners may accept a preferred equity investment (the “Shelbourne Preferred Equity Investment”), provided that, among other conditions, (i) the Shelbourne Preferred Equity Investment is entered into simultaneously with the transfer of the Mortgaged Property and the assumption of the Mortgage Loan, (ii) the loan-to-value ratio of the outstanding principal balance of the Mortgage Loan combined with the Preferred Equity Investment is not greater than 70%, (iii) the ratio of (a) the net cash flow to the sum of (1) the annual payments required under the Mortgage Loan documents during the subsequent 12-month period plus (2) the maximum amount which, pursuant to the Preferred Equity Investment, would be payable as a preferred return during such 12-month period, may not be less than 1.25x and (iv) the preferred equity investor (the “Shelbourne Preferred Equity Investor”) executes a satisfactory recognition agreement providing that, among other things, (a) the Shelbourne Preferred Equity Investment will remain subordinate to the Mortgage Loan documents, (b) the Shelbourne Preferred Equity Investor will be entitled to receive distributions only after payment by the borrower of all taxes, insurance premiums and other obligations then due with respect to the Mortgaged Property (including payments on the Mortgage Loan), and (c) the Shelbourne Preferred Equity Investor will not be entitled to exercise any rights or remedies that result in a change in control of the borrower unless, prior to such exercise, an approved replacement guarantor assumes the related guaranty and environmental indemnity agreement or executes replacements thereof in the same form as executed in connection with the origination of the Mortgage Loan.

With respect to the Millennium Partners Portfolio Mortgage Loan (6.2%), the related loan documents do not prohibit the indirect owners of borrowers from employing “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow. In addition, a certain institutional investor which may purchase a preferred equity investment in the indirect owners of the borrowers has been designated as a permitted transferee.

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Secured Indebtedness

With respect to the Aventura Mall Mortgage Loan (6.7%), the borrower is permitted to obtain a Property-Assessed Clean Energy (“PACE”) loan (which loans are repaid through multi-year assessments against the related Mortgaged Property) in an amount not to exceed $5,000,000, subject to the lender’s prior consent (which may not be unreasonably withheld, conditioned or delayed) and delivery of a rating agency confirmation.

With respect to the Aventura Mall Mortgage Loan (6.7%), the Mortgage Loan documents permit the pledge of direct or indirect equity interests in the borrower to secure a corporate or parent level credit facility from one or more financial institutions involving multiple underlying real estate assets, so long as the value of the Mortgaged Property does not, in the aggregate, represent more than 20% of the value of all the collateral to be pledged, encumbered, granted or otherwise assigned or given as collateral for such corporate or parent level credit facility.

Other Unsecured Indebtedness

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender’s consent. See “—Certain Terms of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

In addition, the borrowers under some of the Mortgage Loans or group of cross-collateralized Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

In addition, the borrowers under some of the Mortgage Loans or group of cross-collateralized Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents. For example, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3 to this prospectus:

●	With respect to the Playa Largo Mortgage Loan (2.8%), the related franchisor, Marriott International, Inc., advanced an unsecured “key money” loan to the related borrower in the amount of $1,500,000. Such unsecured loan will be forgiven if the related borrower performs its obligations under the related franchise agreement through the expiration date of such franchise agreement. If, for any reason, the franchise agreement is terminated prior to its termination date, the related borrower will be required to pay an amount equal to the product of approximately $4,167 and the number of months remaining until the last day of the term of the franchise agreement. The borrower and the related guarantors are subject to recourse liability for any losses related to failure to repay such loan.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Aventura Mall Mortgage Loan, the Plaza Frontenac Mortgage Loan, the Griffin Portfolio II Mortgage Loan, the Millennium Partners Portfolio Mortgage Loan, the Navika Six Portfolio Mortgage Loan, The Gateway Mortgage Loan, the Regions Tower Mortgage Loan, the Zenith Ridge Mortgage Loan, the Alex Park South Mortgage Loan, the Playa Largo Mortgage Loan, the Shelbourne Global Portfolio I Mortgage Loan and the Shoppes at Chino Hills Mortgage Loan is part of a related Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder of the related Companion Loan(s) (the “Companion Holder(s)”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

In this prospectus, references to any specified whole loan should be construed to refer to the whole loan comprised of the related Mortgage Loan with the same name and any related Companion Loan(s).

The following terms are used in reference to the Whole Loans:

“Aventura Mall Trust 2018-AVM TSA” means the trust and servicing agreement, dated as of June 29, 2018, between J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Wells Fargo Bank, National Association, as servicer, CWCapital Asset Management LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, Wilmington Trust, National Association, as trustee, and Park Bridge Lender Services LLC, as operating advisor. The Control Note with respect to the Aventura Mall Whole Loan was included in the Aventura Mall Trust 2018-AVM, and the Aventura Mall Trust 2018-AVM TSA will govern the servicing of the Aventura Mall Whole Loan.

“BANK 2018-BNK13 PSA” means the pooling and servicing agreement, dated as of August 1, 2018, between Wells Fargo Commercial Mortgage Securities, Inc., as depositor, Wells Fargo Bank, National Association, as general master servicer, Torchlight Loan Services, LLC, as general special servicer, National Cooperative Bank, N.A., as NCB master servicer and as NCB special servicer, Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer, Wells Fargo Bank, National Association, as certificate administrator and Wilmington Trust, National Association, as trustee. The Control Note with respect to the Griffin Portfolio II Whole Loan was included in the BANK 2018-BNK13 securitization trust, and the BANK 2018-BNK13 PSA will govern the servicing of the Griffin Portfolio II Whole Loan.

“CD 2018-CD7 PSA” means the pooling and servicing agreement, dated as of August 1, 2018, between Deutsche Mortgage & Asset Receiving Corporation, as depositor, KeyBank National Association, as master servicer and Westside NYC Multifamily Portfolio special servicer, Rialto Capital Advisors, LLC, as general special servicer, Wells Fargo Bank, National Association, as certificate administrator and as trustee, and Park Bridge Lender Services LLC, as operating advisor and asset representations reviewer. The Control Note with respect to the Zenith Ridge Whole Loan was included in the CD 2018-CD7 Mortgage Trust, and the CD 2018-CD7 PSA will govern the servicing of the Zenith Ridge Whole Loan.

“COMM 2018-HOME PSA” means the pooling and servicing agreement, dated as of June 1, 2018, between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Wells Fargo Bank, National Association, as master servicer, AEGON USA Realty Advisors, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, Wilmington Trust, National Association, as trustee, and Park Bridge Lender Services LLC, as operating advisor. The COMM 2018-HOME PSA will govern the servicing of The Gateway Whole Loan.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed in the column “Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes.”

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Controlling Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes.”

“Controlling Companion Loan Securitization Date” means, with respect to any Servicing Shift Whole Loan, the date on which the related Control Note is included in a securitization trust.

“MSC 2018-H3 PSA” means the pooling and servicing agreement, dated as of July 1, 2018, between Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, LNR Partners, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, Wilmington Trust, National Association, as trustee, and Park Bridge Lender Services LLC, as operating advisor and asset representations reviewer. The related Control Note with respect to each of the Playa Largo Whole Loan and the Shoppes at Chino Hills Whole Loan was included in the Morgan Stanley Capital I Trust 2018-H3, and the MSC 2018-H3 PSA will govern the servicing of each of the Playa Largo Whole Loan and the Shoppes at Chino Hills Whole Loan.

“MSC 2018-MP TSA” means the trust and servicing agreement, dated as of August 7, 2018, between Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as servicer and special servicer, Wells Fargo Bank, National Association, as certificate administrator, and Wilmington Trust, National Association, as trustee. The Control Note with respect to the Millennium Partners Portfolio Whole Loan was included in the Morgan Stanley Capital I Trust 2018-MP, and the MSC 2018-MP TSA will govern the servicing of the Millennium Partners Portfolio Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed in the column “Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes.”

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Non-Controlling Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes.”

“Non-Serviced Certificate Administrator” means the certificate administrator under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Companion Loan” means, with respect to each Non-Serviced Whole Loan, any promissory note that is a part of such Whole Loan other than the Non-Serviced Mortgage Loan.

“Non-Serviced Custodian” means the custodian under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Directing Certificateholder” means the directing certificateholder (or equivalent entity) under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Master Servicer” means the master servicer under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Mortgage Loan” means each of (i) the Aventura Mall Mortgage Loan, (ii) the Griffin Portfolio II Mortgage Loan, (iii) the Millennium Partners Portfolio Mortgage Loan, (iv) The Gateway Mortgage Loan, (v) the Zenith Ridge Mortgage Loan, (vi) the Playa Largo Mortgage Loan, (vii) the Shelbourne Global Portfolio Mortgage I Loan, (viii) the Shoppes at Chino Hills Mortgage Loan and (ix) each Servicing Shift Mortgage Loan (on and after the related Controlling Companion Loan Securitization Date).

“Non-Serviced Pari Passu-AB Whole Loan” means each of (i) the Aventura Mall Whole Loan, (ii) the Millennium Partners Portfolio Whole Loan and (iii) The Gateway Whole Loan.

“Non-Serviced Pari Passu Companion Loan” means, with respect to each Non-Serviced Whole Loan, any pari passu promissory note other than the Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Griffin Portfolio II Whole Loan, (ii) the Zenith Ridge Whole Loan, (iii) the Playa Largo Whole Loan, (iv) the Shelbourne Global Portfolio I Whole Loan, (v) the Shoppes at Chino Hills Whole Loan and (vi) each Servicing Shift Whole Loan (on and after the related Controlling Companion Loan Securitization Date).

“Non-Serviced PSA” means the lead servicing agreement relating to a Non-Serviced Whole Loan (if applicable), which will be (i) with respect to the Aventura Mall Trust Whole Loan, the Aventura Mall Trust 2018-AVM TSA, (ii) with respect to the Griffin Portfolio II Whole Loan, the BANK 2018-BNK13 PSA, (iii) with respect to the Millennium Partners Portfolio Whole Loan, the MSC 2018-MP TSA, (iv) with respect to The Gateway Whole Loan, the COMM 2018-HOME PSA, (v) with respect to the Zenith Ridge Whole Loan, the CD 2018-CD7 PSA, (vi) with respect to the Playa Largo Whole Loan and the Shoppes at Chino Hills Whole Loan, the MSC 2018-H3 PSA, (vii) with respect to the Shelbourne Global Portfolio I Whole Loan, the UBS 2018-C13 PSA and (viii) with respect to each Servicing Shift Whole Loan after the related Controlling Companion Loan Securitization Date, the pooling and servicing agreement that creates the trust whose assets include the related Control Note.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means the special servicer under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Trustee” means the trustee under the Non-Serviced PSA relating to a Non-Serviced Whole Loan.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu-AB Whole Loans, (ii) the Non-Serviced Pari Passu Whole Loans, and (iii) each Servicing Shift Whole Loan (on and after the related Controlling Companion Loan Securitization Date).

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the master servicer that will be appointed under an Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, the pooling and servicing agreement that creates the trust whose assets include any of the related Serviced Pari Passu Companion Loans.

“Pari Passu Companion Loan” means any of the Serviced Pari Passu Companion Loans or the Non-Serviced Pari Passu Companion Loans.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Mortgage Loans.

“Serviced Pari Passu Companion Loan” means, with respect to each Serviced Whole Loan, any pari passu promissory note that is a part of such Whole Loan other than the Serviced Mortgage Loan.

“Serviced Pari Passu Mortgage Loan” means each of (i) the Plaza Frontenac Mortgage Loan, (ii) the Navika Six Portfolio Mortgage Loan, (iii) the Alex Park South Mortgage Loan and (iv) each Servicing Shift Mortgage Loan (prior to the related Controlling Companion Loan Securitization Date).

“Serviced Whole Loan” or “Serviced Pari Passu Whole Loan” means each of (i) the Plaza Frontenac Whole Loan, (ii) the Navika Six Portfolio Whole Loan, (ii) the Alex Park South Whole Loan and (iv) each Servicing Shift Whole Loan (prior to the related Controlling Companion Loan Securitization Date).

“Servicing Shift Mortgage Loan” means, with respect to any Servicing Shift Whole Loan, the related Mortgage Loan included in the Mortgage Pool.

“Servicing Shift Whole Loan” means a Whole Loan that is a Serviced Whole Loan on the Closing Date (the servicing of which is initially governed by the PSA) and on and after the related Controlling Companion Loan Securitization Date, will be a Non-Serviced Whole Loan (the servicing of which will be governed by the related Non-Serviced PSA). As of the Closing Date, the only Servicing Shift Whole Loan related to the Trust will be the Regions Tower Whole Loan.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“UBS 2018-C13 PSA“ means the pooling and servicing agreement, dated as of October 1, 2018, between UBS Commercial Mortgage Securitization Corp., a Delaware corporation, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer and as special servicer, Wells Fargo Bank, National Association, as trustee and as certificate administrator and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer. The UBS 2018-C13 PSA will govern the servicing of the Shelbourne Global Portfolio I Whole Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—Description of the Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer and custodian under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—Description of the Mortgage Pool.”

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Note Name	Control Note / Non-Control Note	Original Note Balance	Note Holder
Aventura Mall	Note A-1-A	Control	$138,278,000	Aventura Mall Trust 2018-AVM
	Note A-1-B Note A-1-C Note A-1-D	Non-Control	$268,422,000	Aventura Mall Trust 2018-AVM
	Note A-2-A-1 Note A-2-B-3	Non-Control	$115,000,000	Benchmark 2018-B4
	Note A-2-A-2 Note A-2-B-2-A	Non-Control	$103,000,000	Benchmark 2018-B5
	Note A-2-A-3 Note A-2-A-4 Note A-2-A-5	Non-Control	$200,000,000	JPMorgan Chase Bank, National Association
	Note A-2-B-1	Non-Control	$60,000,000	CD 2018-CD7
	Note A-2-B-2-B Note A-2-B-2-C Note A-2-B-4 Note A-2-B-5	Non-Control	$82,000,000	Deutsche Bank AG, New York Branch
	Note A-2-C-1	Non-Control	$60,000,000	MSC 2018-L1
	Note A-2-C-2 Note A-2-D-1	Non-Control	$100,000,000	BANK 2018-BNK14
	Note A-2-C-3 Note A-2-C-4 Note A-2-C-5	Non-Control	$110,000,000	Morgan Stanley Bank, N.A.
	Note A-2-D-2	Non-Control	$50,000,000	CSAIL 2018-CX12
	Note A-2-D-3 Note A-2-D-4 Note A-2-D-5	Non-Control	$120,000,000	Wells Fargo Bank, National Association

	Note B-1 Note B-2 Note B-3 Note B-4	Non-Control	$343,300,000	Aventura Mall Trust 2018-AVM
Plaza Frontenac	Note A-1	Control	$40,000,000	MSC 2018-L1
	Note A-2	Non-Control	$40,000,000	BANK 2018-BNK13
	Note A-3	Non-Control	$20,000,000	Morgan Stanley Bank, N.A.
Griffin Portfolio II	Note A-1-1	Control	$80,000,000	BANK 2018-BNK13
	Note A-1-2-1 Note A-2-2-1	Non-Control	$80,000,000	MSC 2018-H3
	Note A-1-2-2	Non-Control	$5,000,000	BANK 2018-BNK13
	Note A-2-1	Non-Control	$60,000,000	MSC 2018-L1
	Note A-2-2-2 Note A-2-3	Non-Control	$25,000,000	UBS 2018-C11
Millennium Partners Portfolio	Note A-1	Control	$175,000,000	MSC 2018-MP
	Note A-2 Note A-4 Note A-5	Non-Control	$128,738,632	Morgan Stanley Bank, N.A.
	Note A-3	Non-Control	$45,978,083	BANK 2018-BNK14
	Note A-6	Non-Control	$51,183,285	MSC 2018-L1
	Note B-1	Non-Control	$51,339,474	MSC 2018-MP
	Note B-2 Note B-4 Note B-5	Non-Control	$11,261,368	Morgan Stanley Bank, N.A.
	Note B-3	Non-Control	$4,021,917	BANK 2018-BNK14
	Note B-6	Non-Control	$4,477,241	MSC 2018-L1
	Note C	Non-Control	$238,000,000	MSC 2018-MP
Navika Six Portfolio	Note A-1	Control	$46,000,000	MSC 2018-L1
	Note A-2	Non-Control	$35,000,000	BANK 2018-BNK14
The Gateway	Note A-1-A1	Non-Control(2)	$120,000,000	COMM 2018-HOME
	Note A-1-A2 Note A-1-A5 Note A-1-A6	Non-Control	$37,500,000	Deutsche Bank AG, New York Branch
	Note A-1-A3 Note A-1-A4	Non-Control	$40,000,000	MSC 2018-L1
	Note A-1-B	Non-Control	$50,000,000	Benchmark 2018-B4
	Note A-2-A	Non-Control	$27,500,000	BANK 2018-BNK11
	Note A-2-B	Non-Control	$55,000,000	BANK 2018-BNK12
	Note B-1-A Note B-2-A	Non-Control(2)	$52,500,000	Prima Mortgage Investment Trust, LLC
	Note B-1-B Note B-2-B	Non-Control(2)	$52,500,000	New York State Teachers’ Retirement System
	Note C-1 Note C-2	Control(2)	$115,000,000	Teachers Insurance and Annuity Association of America
Regions Tower	Note A-1	Non-Control	$30,000,000	MSC 2018-L1
	Note A-2	Control	$43,000,000	Morgan Stanley Bank, N.A.
Zenith Ridge	Note A-1	Control	$35,000,000	CD 2018-CD7
	Note A-2	Non-Control	$30,000,000	MSC 2018-L1

	Note A-3 Note A-4 Note A-5	Non-Control	$25,000,000	Starwood Mortgage Funding II LLC
Alex Park South	Note A-1	Control	$28,000,000	MSC 2018-L1
	Note A-2	Non-Control	$14,900,000	KeyBank
Playa Largo	Note A-1	Control	$35,000,000	MSC 2018-H3
	Note A-2 Note A-3	Non-Control	$30,000,000	CD 2018-CD7
	Note A-4 Note A-5 Note A-6	Non-Control	$25,000,000	MSC 2018-L1
Shelbourne Global Portfolio I	Note A-1	Control	$20,000,000	UBS 2018-C13
	Note A-2 Note A-5	Non-Control	$25,000,000	MSC 2018-L1
	Note A-3 Note A-4 Note A-6 Note A-7	Non-Control	$48,000,000	CCRE Lending
Shoppes at Chino Hills	Note A-1	Control	$40,000,000	MSC 2018-H3
	Note A-2 Note A-3	Non-Control	$57,000,000	BANK 2018-BNK13
	Note A-4	Non-Control	$13,000,000	MSC 2018-L1

(1)	On and after the securitization of the related Control Note, the Controlling Holder will be the related Non-Serviced Securitization Trust.

(2)	With respect to The Gateway Whole Loan, the initial Control Note is the majority (by principal balance) of Note C-1 and Note C-2, so long as no control appraisal period under the related Intercreditor Agreement is in effect with respect to Note C-1 and Note C-2. If a control appraisal period under the related Intercreditor Agreement is in effect with respect to Note C-1 and Note C-2, then the Control Note will be the majority (by principal balance) of Note B-1-A, Note B-1-B, Note B-2-A and Note B-2-B, so long as no control appraisal period is in effect with respect to Note B-1-A, Note B-1-B, Note B-2-A and Note B-2-B. If a control appraisal period is in effect with respect to Note B-1-A, Note B-1-B, Note B-2-A and Note B-2-B, then the Control Note will be Note A-1-A1. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans—The Gateway Whole Loan”.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Controlling Companion Loan Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Controlling Companion Loan Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans other than Servicing Shift Whole Loans. With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder.”

Control Rights with respect to Servicing Shift Whole Loans. With respect to each Servicing Shift Whole Loan prior to the related Controlling Companion Loan Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General.” The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder,” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder. With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Non-Controlling Holder” and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to each Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event, or the operating advisor, following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights of a Non-Controlling Holder described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned 10 business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual conference calls with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to the special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan. If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, the special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Controlling Companion Loan Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights. With respect to each Non-Serviced Pari Passu Whole Loan (including any Servicing Shift Whole Loan on or after the related Controlling Companion Loan Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General.” The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

Certain Rights of each Non-Controlling Holder. With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Non-Controlling Holder” and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including each Servicing Shift Whole Loan after the related Controlling Companion Loan Securitization Date), one or

more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event, or the operating advisor, following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights of a Non-Controlling Holder described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will expire 10 business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10 business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned 10 business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual conference calls with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File. The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan. If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable

Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced Pari Passu-AB Whole Loans

The Aventura Mall Whole Loan

General. The Aventura Mall Mortgage Loan (6.7%) is part of a whole loan structure (the “Aventura Mall Whole Loan”) comprised of thirty (30) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Aventura Mall Mortgage Loan is evidenced by one (1) senior promissory note with an aggregate Cut-off Date Balance of $60,000,000. The Aventura Mall Whole Loan consists of (i) the Aventura Mall Mortgage Loan (ii) twenty-five (25) pari passu companion loans (the “Aventura Mall Pari Passu Companion Loans”) that are pari passu with the related Aventura Mall Mortgage Loan and (ii) subordinate companion loans (evidenced by four (4) promissory notes B-1, B-2, B-3 and B-4) (the “Aventura Mall Subordinate Companion Loans” and, together with the Aventura Mall Pari Passu Companion Loans, the “Aventura Mall Companion Loans”) that are subordinate to the Aventura Mall Mortgage Loan and the Aventura Mall Pari Passu Companion Loans. None of the Aventura Mall Companion Loans are included in the issuing entity. The related Control Note was included in the Aventura Mall Trust 2018-AVM transaction.

The rights of the holders of the promissory notes evidencing the Aventura Mall Whole Loan (the “Aventura Mall Noteholders”) are subject to an Intercreditor Agreement (the “Aventura Mall Intercreditor Agreement”). The following summaries describe certain provisions of the Aventura Mall Intercreditor Agreement.

Servicing. The Aventura Mall Whole Loan and any related REO Property will be serviced and administered pursuant to the terms of the Aventura Mall Trust 2018-AVM TSA. For a summary of certain provisions of the Aventura Mall Trust 2018-AVM TSA, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Aventura Mall Mortgage Loan”.

The master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the Aventura Mall Mortgage Loan (but not any advances of principal and/or interest on the Aventura Mall Companion Loans) pursuant to the terms of the PSA, unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the Aventura Mall Mortgage Loan. The related Non-Serviced Master Servicer or related Non-Serviced Trustee, as applicable, will be responsible for making (A) any required principal and interest advances on any related promissory notes included in the Aventura Trust 2018-AVM securitization trust if and to the extent provided in the Aventura Mall Trust 2018-AVM TSA and the Aventura Mall Intercreditor Agreement (but not on the Aventura Mall Mortgage Loan) and (B) any required property protection advances with respect to the Aventura Mall Whole Loan, unless in the case of clause (A) or (B) above, a determination of nonrecoverability is made under the Aventura Mall Trust 2018-AVM TSA.

Application of Payments. The Aventura Mall Intercreditor Agreement sets forth the respective rights of the Aventura Mall Noteholders with respect to distributions of funds received in respect of the Aventura Mall Whole Loan, and provides, in general, that each of the Aventura Mall Subordinate Companion Loans and the rights of each holder thereof to receive payments of interest, principal and other amounts with respect to its respective Aventura Mall Subordinate Companion Loan will, at all times, be junior, subject and subordinate to the Aventura Mall Mortgage Loan and the Aventura Mall Pari Passu Companion Loans and the rights of the issuing entity, as the holder of the Aventura Mall Mortgage Loan, and the holders of the Aventura Mall Pari Passu Companion Loans to receive payments with respect to the Aventura Mall Mortgage Loan and their respective Aventura Mall Pari Passu Companion Loans.

All payments, proceeds and other recoveries on or in respect of the Aventura Mall Whole Loan (other than amounts for reserves or escrows required by the Aventura Mall Whole Loan documents and certain payments and expenses including the payment and reimbursement rights of certain parties to the Aventura Mall Trust 2018-AVM TSA) will be applied in the following order of priority:

●	first, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the Aventura Mall Mortgage Loan and the Aventura Mall Pari Passu Companion Loans (other than default interest) to the issuing entity, as holder of the Aventura Mall Mortgage Loan, and each holder of an Aventura Mall Pari Passu Companion Loan in an amount equal to the accrued and unpaid interest on the applicable outstanding principal balances at the applicable note rate (net of the servicing fee rate);

●	second, on a pro rata and pari passu basis, to the issuing entity, as holder of the Aventura Mall Mortgage Loan, and each holder of an Aventura Mall Pari Passu Companion Loan in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until the respective outstanding principal balances have been reduced to zero;

●	third, on a pro rata and pari passu basis, to the issuing entity, as holder of the Aventura Mall Mortgage Loan, and each holder of an Aventura Mall Pari Passu Companion Loan, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holder in accordance with the Aventura Mall Intercreditor Agreement, plus interest thereon at the applicable note rate (net of the servicing fee rate) compounded monthly from the date the related realized loss was allocated to Aventura Mall Mortgage Loan and each Aventura Mall Pari Passu Companion Loan, such amount to be allocated to such holders on a pro rata and pari passu basis based on the amount of realized losses previously allocated to each such holder;

●	fourth, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the Aventura Mall Subordinate Companion Loans (other than default interest) to each holder of an Aventura Mall Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the applicable outstanding principal balances at the applicable note rate (net of the servicing fee rate);

●	fifth, on a pro rata and pari passu basis, to each holder of an Aventura Mall Subordinate Companion Loan in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until the respective outstanding principal balances have been reduced to zero;

●	sixth, on a pro rata and pari passu basis, to each holder of an Aventura Mall Subordinate Companion Loan, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holder in accordance with the Aventura Mall Intercreditor Agreement, plus interest thereon at the applicable note rate (net of the servicing fee rate) compounded monthly from the date the related realized loss was allocated to each Aventura Mall Subordinate Companion Loan, such amount to be allocated to such holder, on a pro rata and pari passu basis based on the amount of realized losses previously allocated to each such holder;

●	seventh, to pay any yield maintenance premium then due and payable in respect of the Aventura Mall Mortgage Loan and the Aventura Mall Pari Passu Companion Loans in connection with a permitted prepayment in accordance with the related mortgage loan documents, on a pro rata and pari passu basis;

●	eighth, to pay any yield maintenance default premium then due and payable in respect of the Aventura Mall Mortgage Loan and the Aventura Mall Pari Passu Companion Loans, on a pro rata and pari passu basis, then to the Aventura Mall Subordinate Companion Loans, on a pro rata and pari passu basis;

●	ninth, to pay default interest and late payment charges then due and owing under the Aventura Mall Whole Loan, all of which will be applied in accordance with the Aventura Mall Trust 2018-AVM TSA; and

●	tenth, if any excess amount is available to be distributed in respect of the Aventura Mall Whole Loan, and not otherwise applied in accordance with the foregoing clauses first to eighth), any remaining amount will be paid pro rata to the issuing entity, as holder of the Aventura Mall Mortgage Loan, and each holder of an Aventura Mall Pari Passu Companion Loan and each holder of an Aventura Mall Subordinate Companion Loan based on their initial principal balances.

Certain fees, costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or property protection advances) allocable to the Aventura Mall Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on the Aventura Mall Subordinate Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

For more information regarding the allocation of collections and expenses in respect of the Aventura Mall Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Workout. Notwithstanding anything to the contrary, if the related Non-Serviced Master Servicer or Non-Serviced Special Servicer under the Aventura Mall Trust 2018-AVM TSA modifies the terms of the Aventura Mall Whole Loan in connection with a workout or proposed workout thereof such that (i) the principal balance of the Whole Loan is decreased, (ii) the note rate is reduced, (iii) payments of interest or principal on any related promissory note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Whole Loan, such modification shall not alter, and any modification of the mortgage loan documents shall be structured to preserve the sequential order of payment of the related promissory notes, and all payments to the holders of the Aventura Mall Mortgage Loan and the Aventura Mall Pari Passu Companion Loans as described above under “—Application of Payments” are required to be made as though such workout did not occur, with the payment terms of each of the Aventura Mall Mortgage Loan and the Aventura Mall Pari Passu Companion Loans remaining the same as they are on the related Intercreditor Agreement, and the full economic effect of all waivers, reductions or deferrals of amounts due on the Whole Loan attributable to such workout will be borne, first, by the holders of the Aventura Mall Subordinate Companion Loans, on a pro rata and pari passu basis, based on their respective principal balances (up to their respective principal balances, together with accrued interest thereon at the related note rate and any other amounts due to each Aventura Mall Subordinate Companion Loan holder, as applicable) and then, by the holders of the Aventura Mall Mortgage Loan and the Aventura Mall Pari Passu Companion Loans, on a pro rata and pari passu basis (up to their respective principal balances, together with accrued interest thereon at the related note rate and any other amounts due to each such holder, as applicable).

Consultation and Control. Pursuant to the Aventura Mall Intercreditor Agreement, the controlling noteholder for the Aventura Mall Whole Loan (the “Aventura Mall Controlling Noteholder”) will be the holder of the Aventura Mall Pari Passu Companion Loan evidenced by promissory note A-1-A provided that the rights of the controlling noteholder are expected to be exercised by holders of the majority of the class of securities issued in the Aventura Mall Trust 2018-AVM securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the controlling noteholder; provided, further, that if at any time 50% or more of promissory note A-1-A (or the “controlling class” of the Aventura Mall Trust 2018-AVM securitization or such other class(es) otherwise assigned the rights to exercise the rights of the controlling noteholder) is held by a borrower affiliate, the holder of promissory note A-1-A (or such class) will not be entitled to exercise any rights of the controlling noteholder under the Aventura Mall Intercreditor Agreement or the Aventura Mall Trust 2018-AVM TSA. Certain decisions to be made with respect to the Aventura Mall Whole Loan, including certain major servicing decisions, and the implementation of any recommended actions outlined in an asset status report with respect to the Aventura Mall Whole Loan or any related REO property will require the approval of the Aventura Mall Controlling Noteholder.

Pursuant to the terms of the Aventura Mall Intercreditor Agreement, the issuing entity, as holder of the Aventura Mall Mortgage Loan or its representative (unless the Controlling Class is held by a borrower affiliate), will (i) have the right to receive (1) notice, information and reports with respect to certain major decisions to be taken with respect to the Aventura Mall Whole Loan (similar to such notice, information or report the related Non-Serviced Special Servicer is required to deliver to the directing holder under the Aventura Mall Trust 2018-AVM TSA) (without regard to whether such items are actually required to be provided to the directing holder under the Aventura Mall Trust 2018-AVM TSA due to the occurrence of a control event or a consultation termination event (in each case as defined in the Aventura Mall Trust 2018-AVM TSA) and (2) a summary of the asset status report relating to the Aventura Mall Whole Loan (at the same time as it is required to deliver to the directing holder under the Aventura Mall Trust 2018-AVM TSA) and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the related Mortgage Loan requests consultation with respect to any such major decisions to be taken with respect to the Aventura Mall Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Aventura Mall Whole Loan (and the related Non-Serviced Special Servicer will be required to consider alternative actions recommended by the holder of the Aventura Mall Mortgage Loan). The consultation rights of the issuing entity, as the holder of the Aventura Mall Mortgage Loan, will expire 10 business days following the delivery of written notice of the proposed action, together with copies of the notice, information and reports required thereto (unless the related Non-Serviced Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case the 10 business day consultation period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of the issuing entity, as the holder of the Aventura Mall Mortgage Loan, described above, the related Non-Serviced Special Servicer is permitted to make any such major decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the Aventura Mall Noteholders; and the related Non-Serviced Special Servicer will not be obligated at any time to follow or take any alternative actions recommended by the issuing entity, as holder of the Aventura Mall Mortgage Loan (or its representative).

In addition to the consultation rights described above, the issuing entity, as holder of the Aventura Mall Mortgage Loan (or its representative), will have the right to attend annual meetings (either telephonically or in person, in the discretion of the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer at the offices of the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, in which servicing issues related to the Aventura Mall Whole Loan are discussed, provided that the issuing entity (or its representative) executes a confidentiality agreement in form and substance reasonably satisfactory to it, the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, and the Aventura Mall Controlling Noteholder.

Sale of Defaulted Whole Loan. Pursuant to the terms of the Aventura Mall Intercreditor Agreement, if the Aventura Mall Whole Loan becomes a defaulted loan under the Aventura Mall Trust 2018-AVM TSA, and if the related Non-Serviced Special Servicer determines to sell the promissory notes included in the Aventura Mall Trust 2018-AVM securitization trust in accordance with the Aventura Mall Trust 2018-AVM TSA, then the related Non-Serviced Special Servicer will be required to sell the Aventura Mall Companion Loans together with the Aventura Mall Mortgage Loan as one whole loan in accordance with the servicing standard as set forth in the Aventura Mall Trust 2018-AVM TSA.

Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell the Aventura Mall Whole Loan if such Whole Loan becomes a defaulted whole loan without the written consent of the issuing entity, as holder of the Aventura Mall Mortgage Loan (provided that such consent is not required if the issuing entity is a borrower affiliate (as defined in the Aventura Mall Trust 2018-AVM TSA)) unless such Non-Serviced Special Servicer has delivered to the issuing entity: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Aventura Mall Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the Aventura Mall Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer in connection with the proposed sale; provided that the issuing entity may waive as to itself any of the delivery or timing requirements described in this sentence. Subject to the terms of the Aventura Mall Trust 2018-AVM TSA, the issuing entity (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan unless it is a borrower affiliate (as defined in the Aventura Mall Trust 2018-AVM TSA).

Special Servicer Appointment Rights. Pursuant to the Aventura Mall Intercreditor Agreement, subject to the terms of the Aventura Mall Trust 2018-AVM TSA, the Aventura Mall Controlling Noteholder will have the right at any time and from time to time and without cause, to replace the related Non-Serviced Special Servicer then acting with respect to the Aventura Mall Whole Loan and appoint a replacement special servicer in lieu of such special servicer in a manner substantially similar to that as described under “Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”.

The Millennium Partners Portfolio Whole Loan

General. The Millennium Partners Portfolio Mortgage Loan (6.2%) is part of a whole loan (the “Millennium Partners Portfolio Whole Loan”) comprised of the notes listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”: six (6) senior A promissory notes (the “Millennium Partners Portfolio Senior A Notes”), six (6) junior A promissory notes (the “Millennium Partners Portfolio Junior A Notes”) and one (1) subordinate promissory note (the “Millennium Partners Portfolio Subordinate Companion Loan”). Each such promissory note is secured by the same mortgage instrument on the same underlying Mortgaged Properties, and such promissory notes have an aggregate original principal balance of $710,000,000.

Each of the Millennium Partners Portfolio Senior A Notes has been (or is expected be) transferred to a securitization trust together with a Millennium Partners Portfolio Junior A Note with the same numerical designation. Note A-6 and Note B-6, with an aggregate initial principal balance of $55,660,526, will be deposited into this securitization and will constitute a “Mortgage Loan” under the PSA (and will be collectively referred to herein as the “Millennium Partners Portfolio Mortgage Loan”). Each remaining pairing of a Millennium Partners Portfolio Senior A Note and its corresponding Millennium Partners Portfolio Junior A Note will collectively constitute a “Pari Passu Companion Loan” under the PSA (and will be collectively referred to herein as a “Millennium Partners Portfolio Pari Passu Companion Loan”).

The Millennium Partners Portfolio Pari Passu Companion Loans and the Millennium Partners Portfolio Subordinate Companion Loan are collectively referred to herein as the “Millennium Partners Portfolio Companion Loans”. The Millennium Partners Portfolio Mortgage Loan and the Millennium Partners Portfolio Companion Loans are collectively referred to herein as the “Millennium Partners Portfolio Whole Loan”.

The Millennium Partners Portfolio Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the Millennium Partners Portfolio Mortgage Loan. The Millennium Partners Portfolio Subordinate

Companion Loan is generally subordinate in right of payment to the Millennium Partners Portfolio Mortgage Loan and Millennium Partners Portfolio Pari Passu Companion Loans.

Only the Millennium Partners Portfolio Mortgage Loan is included in the issuing entity. The Control Note with respect to the Millennium Partners Portfolio Whole Loan has been contributed to a securitization trust governed by the MSC 2018-MP TSA (the “MSC 2018-MP Securitization”). The remaining Millennium Partners Portfolio Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future; however, the holders of the related unsecuritized promissory notes are under no obligation to do so.

The rights of the holders of the promissory notes evidencing the Millennium Partners Portfolio Whole Loan (the “Millennium Partners Portfolio Noteholders”) are subject to an Intercreditor Agreement (the “Millennium Partners Portfolio Intercreditor Agreement”). The following summaries describe certain provisions of the Millennium Partners Portfolio Intercreditor Agreement.

Servicing. The Millennium Partners Portfolio Whole Loan and any related REO Property will be serviced and administered pursuant to the terms of the MSC 2018-MP TSA by Wells Fargo Bank, National Association as servicer, and, if necessary, Wells Fargo Bank, National Association, as special servicer, in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Millennium Partners Portfolio Mortgage Loan”, but subject to the terms of the Millennium Partners Portfolio Intercreditor Agreement.

Advances. The applicable master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Millennium Partners Portfolio Mortgage Loan (but not on the Millennium Partners Portfolio Companion Loans) pursuant to the terms of the PSA unless the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Millennium Partners Portfolio Mortgage Loan. Principal and interest advances in respect of the Millennium Partners Portfolio Companion Loans and property protection advances in respect of the Millennium Partners Portfolio Whole Loan will be made as described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Millennium Partners Portfolio Mortgage Loan”.

Application of Payments Prior to a Millennium Partners Portfolio Triggering Event of Default. Generally, as long as no (i) event of default with respect to an obligation of the Millennium Partners Portfolio Whole Loan borrowers to pay money due under the Millennium Partners Portfolio Whole Loan or (ii) non-monetary event of default (other than an imminent event of default) as a result of which the Millennium Partners Portfolio Whole Loan becomes a specially serviced mortgage loan under the MSC 2018-MP TSA (a “Millennium Partners Portfolio Triggering Event of Default“) has occurred and is continuing, all amounts available for payment on the Millennium Partners Portfolio Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows, (ii) all amounts received as reimbursements on account of recoveries in respect of property protection expenses or property protection advances then due and payable or reimbursable to the related Non-Serviced Trustee, the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, and (iii) certain amounts payable or reimbursable to the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the Master Servicer, the Trustee and each master servicer and trustee for any securitization relating to a Millennium Partners Portfolio Pari Passu Companion Loan, including but not limited to principal and interest advances and administrative advances), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Millennium Partners Portfolio Intercreditor Agreement, as follows:

●	first, to the holders of Millennium Partners Portfolio Senior A Notes, on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Millennium Partners Portfolio Whole Loan pursuant to the terms of the Millennium Partners Portfolio Intercreditor Agreement or the MSC 2018-MP TSA;

●	second, to the holders of the Millennium Partners Portfolio Senior A Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective note (calculated at a rate net of the primary servicing fee rate);

●	third, to the holders of the Millennium Partners Portfolio Junior A Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective note (calculated at a rate net of the primary servicing fee rate);

●	fourth, to the holder of the Millennium Partners Portfolio Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on the principal balance of such note (calculated at a rate net of the primary servicing fee rate);

●	fifth, pro rata, to the holders of the Millennium Partners Portfolio Senior A Notes, in an amount equal to their respective principal entitlements allocated pursuant to the related loan documents with respect to the applicable payment date, which amount will be applied in reduction of the principal balances of the Millennium Partners Portfolio Senior A Notes;

●	sixth, if the proceeds of any foreclosure sale or any liquidation of the Millennium Partners Portfolio Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through fifth and, as a result of a workout the principal balances of Millennium Partners Portfolio Senior A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the MSC 2018-MP TSA notwithstanding the discussion and allocations set forth under “—Workout” below by reason of the insufficiency of the Millennium Partners Portfolio Junior A Notes and Millennium Partners Portfolio Subordinate Companion Loan to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Millennium Partners Portfolio Senior A Notes, on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the related notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Millennium Partners Portfolio Whole Loan;

●	seventh, to the holders of the Millennium Partners Portfolio Junior A Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by the holders of such notes (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Millennium Partners Portfolio Whole Loan pursuant to the terms of the Millennium Partners Portfolio Intercreditor Agreement or the MSC 2018-MP TSA;

●	eighth, to the holders of the Millennium Partners Portfolio Junior A Notes on a pro rata and pari passu basis in an amount equal to their respective principal entitlements allocated pursuant to the related loan documents with respect to the applicable payment date, which amount will be applied in reduction of the principal balances of the Millennium Partners Portfolio Junior A Notes;

●	ninth, if the proceeds of any foreclosure sale or any liquidation of the Millennium Partners Portfolio Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth and, as a result of a workout the principal balances of the Millennium Partners Portfolio Junior A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the TSA notwithstanding the discussion and allocations set forth under “—Workout” below by reason of the insufficiency of the Millennium Partners Portfolio Subordinate Companion Loan to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Millennium Partners Portfolio Junior A Notes on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the Millennium Partners Portfolio Junior A Notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Millennium Partners Portfolio Whole Loan;

●	tenth, to the holder of the Millennium Partners Portfolio Subordinate Companion Loan up to the amount of any unreimbursed costs and expenses paid by the holder thereof (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Millennium Partners Portfolio Whole Loan pursuant to the terms of the Millennium Partners Portfolio Intercreditor Agreement or the MSC 2018-MP TSA;

●	eleventh, to the holder of the Millennium Partners Portfolio Subordinate Companion Loan in an amount equal to its principal entitlement allocated pursuant to the related loan documents with respect to the applicable payment date, which amount will be applied in reduction of the principal balance of the Millennium Partners Portfolio Subordinate Companion Loan;

●

twelfth, if the proceeds of any foreclosure sale or any liquidation of the Millennium Partners Portfolio Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through eleventh and, as a result of a workout the principal balance of the Millennium Partners Portfolio Subordinate Companion Loan has been reduced, such excess amount will be paid to the holder of the Millennium Partners Portfolio Subordinate Companion

Loan (x) first, in an amount up to the reduction, if any, of the principal balance of the Millennium Partners Portfolio Subordinate Companion Loan as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Millennium Partners Portfolio Whole Loan;

●	thirteenth, to the Millennium Partners Portfolio Noteholders, pro rata, any prepayment or yield maintenance premium, to the extent paid by the Millennium Partners Portfolio Whole Loan borrowers;

●	fourteenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by the Millennium Partners Portfolio Whole Loan borrowers are not required to be otherwise applied under the MSC 2018-MP TSA, including, without limitation, to provide reimbursement for any interest on any advance (calculated at the related advance rate), to pay any additional servicing expenses or to compensate the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the Millennium Partners Portfolio Whole Loan), any such fees or expenses, to the extent actually paid by the Millennium Partners Portfolio borrowers, will be paid to the Millennium Partners Portfolio Mortgage Loan Noteholders, pro rata; and

●	fifteenth, if any excess amount is available to be distributed in respect of the Millennium Partners Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clause first through fourteenth, any remaining amounts will be paid pro rata to the Millennium Partners Portfolio Noteholders;

provided, that to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of any Mortgaged Property (or portion thereof) (including pursuant to a condemnation) at a time when the loan-to-value ratio of the Millennium Partners Portfolio Whole Loan (as determined in accordance with applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value) must be allocated to reduce the principal balances of the Millennium Partners Portfolio Mortgage Loan and the other promissory notes comprising the Millennium Partners Portfolio Whole Loan in the manner permitted or required by such REMIC provisions.

Under the terms of the related loan agreement, prior to an event of default, principal payments on the Millennium Partners Portfolio Whole Loan are required to be applied to the promissory notes comprising the Millennium Partners Portfolio Whole Loan as follows: (a) first, to the reduction of the outstanding principal balances of each of the Millennium Partners Portfolio Senior A Notes, pro rata and pari passu, until the outstanding balances of such promissory notes are reduced to zero; (b) second, to the reduction of the outstanding principal balances of each of the Millennium Partners Portfolio Junior A Notes, pro rata and pari passu, until the outstanding balances of such promissory notes are reduced to zero; and (c) third, to the reduction of the outstanding principal balance of the Millennium Partners Portfolio Subordinate Companion Loan, until the outstanding balance of such promissory note is reduced to zero.

Application of Payments After a Millennium Partners Portfolio Triggering Event of Default. Generally, for so long as a Millennium Partners Portfolio Triggering Event of Default has occurred and is continuing, all amounts available for payment on the Millennium Partners Portfolio Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows, (ii) all amounts received as reimbursements on account of recoveries in respect of property protection expenses or property protection advances then due and payable or reimbursable to the related Non-Serviced Trustee, the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, and (iii) certain amounts payable or reimbursable to the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the Master Servicer, the Trustee and each master servicer and trustee for any securitization relating to a Millennium Partners Portfolio Pari Passu Companion Loan, including but not limited to principal and interest advances and administrative advances), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Millennium Partners Portfolio Intercreditor Agreement, as follows:

●	first, to the holders of the Millennium Partners Portfolio Senior A Notes, on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Millennium Partners Portfolio Whole Loan pursuant to the terms of the Millennium Partners Portfolio Intercreditor Agreement or the MSC 2018-MP TSA;

●	second, to the holders of the Millennium Partners Portfolio Senior A Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective note (calculated at a rate net of the primary servicing fee rate);

●	third, to the holders of the Millennium Partners Portfolio Junior A Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective note (calculated at a rate net of the primary servicing fee rate);

●	fourth, to the holder of the Millennium Partners Portfolio Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on the principal balance of such note (calculated at a rate net of the primary servicing fee rate);

●	fifth, to the holders of the Millennium Partners Portfolio Senior A Notes on a pro rata and pari passu basis, until the principal balances thereof have been reduced to zero;

●	sixth, if the proceeds of any foreclosure sale or any liquidation of the Millennium Partners Portfolio Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through fifth and, as a result of a workout the principal balances of Millennium Partners Portfolio Senior A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the MSC 2018-MP TSA notwithstanding the discussion and allocations set forth under “—Workout” below by reason of the insufficiency of the Millennium Partners Portfolio Junior A Notes and Millennium Partners Portfolio Subordinate Companion Loan to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Millennium Partners Portfolio Senior A Notes, on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the related notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Millennium Partners Portfolio Whole Loan;

●	seventh, to the holders of the Millennium Partners Portfolio Junior A Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by the holders of such notes (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Millennium Partners Portfolio Whole Loan pursuant to the terms of the Millennium Partners Portfolio Intercreditor Agreement or the MSC 2018-MP TSA;

●	eighth, to the holders of the Millennium Partners Portfolio Junior A Notes on a pro rata and pari passu basis, until the principal balances thereof have been reduced to zero;

●	ninth, if the proceeds of any foreclosure sale or any liquidation of the Millennium Partners Portfolio Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth and, as a result of a workout the principal balances of the Millennium Partners Portfolio Junior A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the TSA notwithstanding the discussion and allocations set forth under “—Workout” below by reason of the insufficiency of the Millennium Partners Portfolio Subordinate Companion Loan to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Millennium Partners Portfolio Junior A Notes on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the Millennium Partners Portfolio Junior A Notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Millennium Partners Portfolio Whole Loan;

●	tenth, to the holder of the Millennium Partners Portfolio Subordinate Companion Loan up to the amount of any unreimbursed costs and expenses paid by the holder thereof (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Millennium Partners Portfolio Whole Loan pursuant to the terms of the Millennium Partners Portfolio Intercreditor Agreement or the MSC 2018-MP TSA;

●	eleventh, to the holder of the Millennium Partners Portfolio Subordinate Companion Loan, until the principal balance thereof has been reduced to zero;

●

twelfth, if the proceeds of any foreclosure sale or any liquidation of the Millennium Partners Portfolio Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through eleventh and, as a result of a workout the principal balance of the Millennium Partners Portfolio Subordinate Companion Loan has been reduced, such excess amount will be paid to the holder of the Millennium Partners Portfolio Subordinate Companion Loan (x) first, in an amount up to the reduction, if any, of the principal balance of the Millennium Partners

Portfolio Subordinate Companion Loan as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Millennium Partners Portfolio Whole Loan;

●	thirteenth, to the Millennium Partners Portfolio Noteholders, pro rata, any prepayment or yield maintenance premium, to the extent paid by the Millennium Partners Portfolio Whole Loan borrowers;

●	fourteenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by the Millennium Partners Portfolio Whole Loan borrowers are not required to be otherwise applied under the MSC 2018-MP TSA, including, without limitation, to provide reimbursement for any interest on any advance (calculated at the related advance rate), to pay any additional servicing expenses or to compensate the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the Millennium Partners Portfolio Whole Loan), any such fees or expenses, to the extent actually paid by the Millennium Partners Portfolio borrowers, will be paid to the Millennium Partners Portfolio Mortgage Loan Noteholders, pro rata; and

●	fifteenth, if any excess amount is available to be distributed in respect of the Millennium Partners Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clause first through fourteenth, any remaining amounts will be paid pro rata to the Millennium Partners Portfolio Noteholders, provided, that to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of any Mortgaged Property (or portion thereof) (including pursuant to a condemnation) at a time when the loan-to-value ratio of the Millennium Partners Portfolio Whole Loan (as determined in accordance with applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value) must be allocated to reduce the principal balances of the Millennium Partners Portfolio Mortgage Loan and the other promissory notes comprising the Millennium Partners Portfolio Whole Loan in the manner permitted or required by such REMIC provisions.

Notwithstanding the foregoing, if a monthly payment advance is made with respect to the Millennium Partners Portfolio Mortgage Loan or any related companion loan pursuant to the terms of the related pooling and servicing agreement, such advance, will be reimbursed out of funds on deposit in the collection account under the MSC 2018-MP TSA prior to the remittance of such funds for distribution to the issuing entity, as the holder of the Millennium Partners Portfolio Mortgage Loan or to the holders of the Millennium Partners Portfolio Companion Loans.

The issuing entity is required to pay its pro rata share of any unanticipated trust fund expenses relating to the servicing of the Millennium Partners Portfolio Whole Loan in accordance with the MSC 2018-MP TSA and the Millennium Partners Portfolio Intercreditor Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the related borrowers for payment of such amounts and any principal and interest collections allocable to the Millennium Partners Portfolio Subordinate Companion Loans have been applied to pay such amounts (it being understood that the pro rata share payable by the issuing entity under this paragraph would be determined by allocating such unanticipated trust expenses, as the case may be, first to the Millennium Partners Portfolio Subordinate Companion Loan).

To the extent collections received after the final liquidation of the Millennium Partners Portfolio Whole Loan or the related Mortgaged Property are not sufficient to pay such fees and expenses incurred in connection with the servicing and administration of the Millennium Partners Portfolio Whole Loan in full, the issuing entity will be required to pay or reimburse its pro rata share of such unpaid fees and expenses (after allocating such fees and expenses first to the Millennium Partners Portfolio Subordinate Companion Loan) from general collections on the other mortgage loans in the trust. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Workout. Notwithstanding anything to the contrary, if the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, under the related Non-Serviced PSA, in connection with a workout of the Millennium Partners Portfolio Whole Loan, modifies the terms thereof such that (i) the unpaid principal balance of such Whole Loan is decreased, (ii) the Whole Loan interest rate or scheduled amortization payments on such Whole Loan are reduced, (iii) payments of interest or principal on the Whole Loan are waived, reduced or deferred or (iv) any other adjustment (other than an increase in the Whole Loan interest rate or increase in scheduled amortization payments) is made to any of the terms of the Whole Loan, all payments to the holders of the Millennium Partners Portfolio Senior A Notes as described above under “—Application of Payments Prior to a Millennium Partners Portfolio Triggering Event of Default” and “—Application of Payments After a Millennium Partners Portfolio Triggering Event of Default” are required to be made as though such workout did not occur, with the payment terms of the Millennium Partners Portfolio Senior A Notes remaining the same as they are on the date of the related Intercreditor Agreement, and the

Millennium Partners Portfolio Subordinate Companion Loan (and then the Millennium Partners Portfolio Junior A Notes) will bear the full economic effect of all waivers, reductions or deferrals of amounts due on the Whole Loan attributable to such workout (such economic effect to be borne by each such promissory note up to the amount otherwise due on such promissory note including in connection with the final liquidation or repayment of the Whole Loan).

Consultation and Control. The controlling noteholder under the Millennium Partners Portfolio Intercreditor Agreement will be the securitization trust created pursuant to the terms of the MSC 2018-MP TSA. Pursuant to the terms of the MSC 2018-MP TSA, the related controlling class representative (the “Millennium Partners Portfolio Directing Certificateholder“) will have consent and/or consultation rights with respect to the Millennium Partners Portfolio Whole Loan similar, but not necessarily identical, to those held by the Directing Certificateholder under the terms of the PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Millennium Partners Portfolio Mortgage Loan”.

In addition, pursuant to the terms of the Millennium Partners Portfolio Intercreditor Agreement, the issuing entity, as a non-controlling note holder will have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the Millennium Partners Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Millennium Partners Portfolio Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as described above, the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the Millennium Partners Portfolio Noteholders. Neither the related Non-Serviced Master Servicer nor the related Non-Serviced Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Millennium Partners Portfolio Mortgage Loan (or its representative).

Sale of Defaulted Millennium Partners Portfolio Whole Loan. Pursuant to the terms of the Millennium Partners Portfolio Intercreditor Agreement, if the Millennium Partners Portfolio Whole Loan becomes a defaulted loan pursuant to the terms of the MSC 2018-MP TSA, and if the related Non-Serviced Special Servicer determines to sell the promissory notes included in the MSC 2018-MP securitization trust, then the related Non-Serviced Special Servicer will be required to sell the Millennium Partners Portfolio Mortgage Loan together with the Millennium Partners Portfolio Pari Passu Companion Loans and the Millennium Partners Portfolio Subordinate Companion Loans as one whole loan. In connection with any such sale, the related Non-Serviced Special Servicer will be required to follow the procedures set forth under the MSC 2018-MP TSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Millennium Partners Portfolio Mortgage Loan”. Proceeds of the sale of the Millennium Partners Portfolio Whole Loan will be distributed in accordance with the priority of payments described in “—Application of Payments After a Millennium Partners Portfolio Triggering Event of Default” above.

Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell the Millennium Partners Portfolio Mortgage Loan if the Millennium Partners Portfolio Whole Loan becomes a defaulted loan without the written consent of the issuing entity as holder of the Millennium Partners Portfolio Mortgage Loan (provided that such consent is not required if the issuing entity is a borrower or an affiliate of a borrower) unless the related Non-Serviced Special Servicer has delivered to the issuing entity: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Millennium Partners Portfolio Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer in connection with the proposed sale. Subject to the terms of the MSC 2018-MP TSA, the holder of the Millennium Partners Portfolio Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is a borrower or an agent or affiliate of a borrower).

Special Servicer Appointment Rights. Pursuant to the terms of the Millennium Partners Portfolio Intercreditor Agreement and the MSC 2018-MP TSA, the securitization trust created pursuant to the MSC 2018-MP TSA, as the controlling noteholder, will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to the Millennium Partners Portfolio Whole Loan and appoint a replacement special servicer in accordance with the MSC 2018-MP TSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Millennium Partners Portfolio Mortgage Loan”.

The Gateway Whole Loan

General. The Gateway Mortgage Loan (4.4%) is part of a Whole Loan that is part of a split loan structure comprised of nine (9) senior promissory notes and six (6) subordinate promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $550,000,000. Two such senior promissory notes, Note A-1-A3 and Note A-1-A4, with an aggregate initial principal balance of $40,000,000 (“The Gateway Mortgage Loan”), will be deposited into this securitization.

The Gateway Whole Loan (as defined below), is evidenced by the notes listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”: (i) The Gateway Mortgage Loan, (ii) 7 other senior promissory notes (collectively, “The Gateway Senior Pari Passu Companion Loans”); and (iii) 6 subordinate promissory notes designated as (A) Note B-1-A, Note B-1-B, Note B-2-A and Note B-2-B (collectively, “The Gateway B Notes”) and (B) Note C-1 and Note C-2 (together, “The Gateway C Notes” and, together with The Gateway B Notes, “The Gateway Subordinate Companion Loans”).

The Gateway Mortgage Loan, The Gateway Senior Pari Passu Companion Loans and The Gateway Subordinate Companion Loans are referred to herein, collectively, as “The Gateway Whole Loan”, and The Gateway Senior Pari Passu Companion Loans and The Gateway Subordinate Companion Loans are referred to herein as “The Gateway Companion Loans”. The Gateway Senior Pari Passu Companion Loans are generally pari passu in right of payment with each other and with The Gateway Mortgage Loan and together are referred to herein as “The Gateway A Notes”. The Gateway B Notes are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to The Gateway A Notes. The Gateway C Notes are generally pari passu in right of payment with each other, but subordinate in right of payment with respect to The Gateway A Notes and The Gateway B Notes.

Only The Gateway Mortgage Loan is included in the issuing entity. Note A-1-A1 was contributed to the COMM 2018-HOME securitization. Note A-1-B was contributed to the Benchmark 2018-B4 securitization. Note A-2-A was contributed to the BANK 2018-BNK11 securitization. Note A-2-B was contributed to the BANK 2018-BNK12 securitization. The remaining The Gateway Senior Pari Passu Companion Loans and The Gateway Subordinate Companion Loans are expected to be contributed to other securitizations (which may include a standalone securitization of one or more of The Gateway Companion Loans) from time to time in the future, however, the holders of the related unsecuritized promissory notes are under no obligation to do so.

The rights of the holders of the promissory notes evidencing The Gateway Whole Loan (“The Gateway Noteholders”) are subject to an Intercreditor Agreement (“The Gateway Intercreditor Agreement”). The following summaries describe certain provisions of The Gateway Intercreditor Agreement.

Servicing. The Gateway Whole Loan (including The Gateway Mortgage Loan) and any related REO Property will be serviced and administered pursuant to the terms of the COMM 2018-HOME PSA among Wells Fargo Bank, National Association, as master servicer (“The Gateway Master Servicer”), Aegon USA Realty Advisors, LLC, as special servicer (“The Gateway Special Servicer”), Wilmington Trust, National Association, as trustee (“The Gateway Trustee”), Wells Fargo Bank, National Association, as certificate administrator and custodian, and Park Bridge Lender Services LLC, as operating advisor (“The Gateway Operating Advisor”), and in accordance with the terms of The Gateway Intercreditor Agreement, in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of The Gateway Mortgage Loan”.

Advances. The Gateway Master Servicer or The Gateway Trustee, as applicable, will be responsible for making any required principal and interest advances on The Gateway Mortgage Loan (but not on The Gateway Companion Loans) pursuant to the terms of the COMM 2018-HOME PSA unless The Gateway Master Servicer, The Gateway Special Servicer or The Gateway Trustee, as applicable, determines that such an advance would not be recoverable from collections on The Gateway Mortgage Loan. Principal and interest advances in respect of The Gateway Companion Loans and property protection advances in respect of The Gateway Whole Loan will be made as described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of The Gateway Mortgage Loan”.

Application of Payments Prior to a The Gateway Triggering Event of Default. Generally, as long as no (i) monetary event of default with respect to The Gateway Whole Loan or (ii) non-monetary event of default (other than an imminent event of default) as a result of which The Gateway Whole Loan becomes a specially serviced mortgage loan under the COMM 2018-HOME PSA (a “The Gateway Triggering Event of Default”) has occurred and is continuing, all amounts available for payment on The Gateway Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows, (ii) all amounts received as reimbursements on account of recoveries in respect of property protection expenses or property protection advances then due and payable or reimbursable to (A) The Gateway Trustee; (B) The Gateway Master Servicer; or (C) The Gateway Special Servicer, and (iii) certain amounts payable or reimbursable to The Gateway Master Servicer, The Gateway Special Servicer, The Gateway Trustee and each master servicer and trustee for any securitization relating to a The Gateway Senior Pari Passu Companion Loan, including but not limited to principal and interest advances and administrative advances), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under The Gateway Intercreditor Agreement, as follows:

●	first, to the holders of The Gateway Senior Pari Passu Companion Loans and the issuing entity, as holder of The Gateway Mortgage Loan, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of their respective notes (calculated at a rate net of the primary servicing fee rate);

●	second, to the holders of The Gateway Senior Pari Passu Companion Loans and to the issuing entity, as holder of The Gateway Mortgage Loan, pro rata and pari passu, based on their respective principal balances, in an amount equal to all principal payments received with respect to the applicable payment date, which amount will be applied in reduction of the principal balances of The Gateway Senior Pari Passu Companion Loans and The Gateway Mortgage Loan until such principal balances have been reduced to zero;

●	third, to the holders of The Gateway Senior Pari Passu Companion Loans and the issuing entity, as holder of The Gateway Mortgage Loan, on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders (or paid or advanced by The Gateway Master Servicer, The Gateway Special Servicer or The Gateway Trustee, as applicable) with respect to The Gateway Whole Loan pursuant to the terms of The Gateway Intercreditor Agreement or the COMM 2018-HOME PSA, as applicable;

●	fourth, if the proceeds of any foreclosure sale or any liquidation of The Gateway Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through third and, as a result of a workout the principal balances of The Gateway A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the COMM 2018-HOME PSA by reason of the insufficiency of The Gateway Subordinate Companion Loans to bear the full economic effect of the workout), such excess amount will be paid to the holders of The Gateway Senior Pari Passu Companion Loans and the issuing entity, as holder of The Gateway Mortgage Loan, on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the related notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to The Gateway Whole Loan;

●	fifth, to the extent the holders of The Gateway B Notes have made any payments or advances to cure defaults pursuant to The Gateway Intercreditor, to reimburse the holders of The Gateway B Notes for all such cure payments;

●	sixth, to the holders of The Gateway B Notes on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to the accrued and unpaid interest on the principal balance of their respective notes (calculated at a rate net of the primary servicing fee rate);

●	seventh, to the holders of The Gateway B Notes, pro rata and pari passu, based on their respective principal balances, in an amount equal to all principal payments received with respect to the applicable payment date and remaining after giving effect to the allocation in clause second above, which amount will be applied in reduction of the principal balances of The Gateway B Notes until such principal balances have been reduced to zero;

●	eighth, if the proceeds of any foreclosure sale or any liquidation of The Gateway Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a workout the principal balances of The Gateway B Notes have been reduced, such excess amount will be paid to the holders of The Gateway B Notes on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of The Gateway B Notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to The Gateway B Notes;

●	ninth, to the extent the holders of The Gateway C Notes have made any payments or advances to cure defaults pursuant to The Gateway Intercreditor, to reimburse the holders of The Gateway C Notes for all such cure payments;

●	tenth, to the holders of The Gateway C Notes on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to the accrued and unpaid interest on the principal balance of their respective notes (calculated at a rate net of the primary servicing fee rate);

●	eleventh, to the holders of The Gateway C Notes, pro rata and pari passu, based on their respective principal balances, in an amount equal to all principal payments received with respect to the applicable payment date and remaining after giving effect to the allocation in clause second and clause seventh above, which amount will be applied in reduction of the principal balances of The Gateway C Notes until such principal balances have been reduced to zero;

●	twelfth, if the proceeds of any foreclosure sale or any liquidation of The Gateway Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through eleventh and, as a result of a workout the principal balances of The Gateway C Notes have been reduced, such excess amount will be paid to the holders of The Gateway C Notes on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of The Gateway C Notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to The Gateway C Notes;

●	thirteenth, to the holders of The Gateway Notes, pro rata, any prepayment or yield maintenance premium, to the extent paid by The Gateway Whole Loan borrower;

●	fourteenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by The Gateway Whole Loan borrower are not required to be otherwise applied under the COMM 2018-HOME PSA, including, without limitation, to provide reimbursement for any interest on any advance (calculated at the related advance rate), to pay any additional servicing expenses or to compensate The Gateway Master Servicer or The Gateway Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to The Gateway Whole Loan), any such fees or expenses, to the extent actually paid by The Gateway borrower, will be paid to the holders of The Gateway Senior Pari Passu Companion Loans, the holders of The Gateway Subordinate Companion Loans and the issuing entity, as holder of The Gateway Mortgage Loan, pro rata; and

●	fifteenth, if any excess amount is available to be distributed in respect of The Gateway Whole Loan, and not otherwise applied in accordance with the foregoing clause first through fourteenth, any remaining amounts will be paid pro rata to the holders of The Gateway Senior Pari Passu Companion Loans, the holders of The Gateway Subordinate Companion Loans and the issuing entity, as holder of The Gateway Mortgage Loan;

Application of Payments After a The Gateway Triggering Event of Default. Generally, for so long as a The Gateway Triggering Event of Default has occurred and is continuing, all amounts available for payment on The Gateway Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows, (ii) all amounts received as reimbursements on account of recoveries in respect of property protection expenses or property protection advances then due and payable or reimbursable to The Gateway Trustee, The Gateway Master Servicer or The Gateway Special Servicer, and (iii) certain amounts payable or reimbursable to The Gateway Master Servicer, The Gateway Special Servicer, The Gateway Trustee and each master servicer and trustee for any securitization relating to a related Pari Passu Companion Loan, including but not limited to principal and interest advances and administrative advances), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under The Gateway Intercreditor Agreement, as follows:

●	first, to the holders of The Gateway Senior Pari Passu Companion Loans and the issuing entity, as holder of The Gateway Mortgage Loan, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of their respective notes (calculated at a rate net of the primary servicing fee rate);

●	second, to the holders of The Gateway Senior Pari Passu Companion Loans and to the issuing entity, as holder of The Gateway Mortgage Loan, pro rata and pari passu, based on their respective principal balances, until such principal balances have been reduced to zero;

●	third, to the holders of The Gateway Senior Pari Passu Companion Loans and the issuing entity, as holder of The Gateway Mortgage Loan, on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders (or paid or advanced by The Gateway Master Servicer, The Gateway Special Servicer or The Gateway Trustee, as applicable) with respect to The Gateway Whole Loan pursuant to the terms of The Gateway Intercreditor Agreement or the COMM 2018-HOME PSA, as applicable;

●	fourth, to the holders of The Gateway Senior Pari Passu Companion Loans and the issuing entity, as holder of The Gateway Mortgage Loan, pro rata, any prepayment or yield maintenance premium, to the extent paid by The Gateway Whole Loan borrower and allocated to The Gateway Senior Pari Passu Companion Loans and the issuing entity, as holder of The Gateway Mortgage Loan, under the Mortgage Loan documents based on respective percentage interests;

●	fifth, if the proceeds of any foreclosure sale or any liquidation of The Gateway Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout the principal balances of The Gateway Mortgage Loan and The Gateway Senior Pari Passu Companion Loans have been reduced (to the extent such reductions were made in accordance with the terms of the COMM 2018-HOME PSA, by reason of the insufficiency of The Gateway Subordinate Companion Loans to bear the full economic effect of the workout), such excess amount will be paid to the holders of The Gateway Senior Pari Passu Companion Loans and the issuing entity, as holder of The Gateway Mortgage Loan, on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the related notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to The Gateway Whole Loan;

●	sixth, to the extent the holders of The Gateway B Notes have made any payments or advances to cure defaults pursuant to The Gateway Intercreditor, to reimburse the holders of The Gateway B Notes for all such cure payments; and to the holders of The Gateway B Notes in the amount of any other unreimbursed, reasonable out-of-pocket costs and expenses paid by such holder of a The Gateway B Note, in each case to the extent reimbursable by, but not previously reimbursed by, The Gateway borrower;

●	seventh, to the holders of The Gateway B Notes on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to the accrued and unpaid interest on the principal balance of their respective notes (calculated at a rate net of the primary servicing fee rate);

●	eighth, to the holders of The Gateway B Notes, pro rata and pari passu, based on their respective principal balances, until such principal balances have been reduced to zero;

●	ninth, to the holders of The Gateway B Notes, pro rata, any prepayment or yield maintenance premium, to the extent paid by The Gateway Whole Loan borrower and allocated to The Gateway B Notes, under the Mortgage Loan documents based on respective percentage interests;

●	tenth, if the proceeds of any foreclosure sale or any liquidation of The Gateway Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through ninth and, as a result of a workout the principal balances of The Gateway B Notes have been reduced, such excess amount will be paid to the holders of The Gateway B Notes on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of The Gateway B Notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to The Gateway B Notes;

●	eleventh, to the extent the holders of The Gateway C Notes have made any payments or advances to cure defaults pursuant to The Gateway Intercreditor, to reimburse the holders of The Gateway C Notes for all such cure payments; and to the holders of The Gateway C Notes in the amount of any other unreimbursed, reasonable out-of-pocket costs and expenses paid by such holder of a The Gateway C Note, in each case to the extent reimbursable by, but not previously reimbursed by, The Gateway borrower;

●	twelfth, to the holders of The Gateway C Notes on a pro rata and pari passu basis, based on their respective interest entitlements, in an amount equal to the accrued and unpaid interest on the principal balance of their respective notes (calculated at a rate net of the primary servicing fee rate);

●	thirteenth, to the holders of The Gateway C Notes, pro rata and pari passu, based on their respective principal balances, until such principal balances have been reduced to zero;

●	fourteenth, to the holders of The Gateway C Notes, pro rata, any prepayment or yield maintenance premium, to the extent paid by The Gateway Whole Loan borrower and allocated to The Gateway C Notes, under the Mortgage Loan documents based on respective percentage interests;

●	fifteenth, if the proceeds of any foreclosure sale or any liquidation of The Gateway Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourteenth and, as a result of a workout the principal balances of The Gateway C Notes have been reduced, such excess amount will be paid to the holders of The Gateway C Notes on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of The Gateway C Notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to The Gateway C Notes;

●	sixteenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by The Gateway Whole Loan borrower are not required to be otherwise applied under the COMM 2018-HOME PSA, including, without limitation, to provide reimbursement for any interest on any advance (calculated at the related advance rate), to pay any additional servicing expenses or to compensate The Gateway Master Servicer or The Gateway Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to The Gateway Whole Loan), any such fees or expenses, to the extent actually paid by The Gateway borrower, will be paid to the holders of The Gateway Senior Pari Passu Companion Loans, the holders of The Gateway Subordinate Companion Loans and the issuing entity, as holder of The Gateway Mortgage Loan, pro rata; and

●	seventeenth, if any excess amount is available to be distributed in respect of The Gateway Whole Loan, and not otherwise applied in accordance with the foregoing clause first through sixteenth, any remaining amounts will be paid pro rata to the holders of The Gateway Senior Pari Passu Companion Loans, the holders of The Gateway Subordinate Companion Loans and the issuing entity, as holder of The Gateway Mortgage Loan;

The issuing entity is required to pay its pro rata share of any unanticipated trust fund expenses relating to the servicing of The Gateway Whole Loan in accordance with the COMM 2018-HOME PSA and The Gateway Intercreditor Agreement, to the extent that such amounts remain unpaid or unreimbursed after funds received from the related borrower for payment of such amounts and any principal and interest collections allocable to The Gateway Subordinate Companion Loans have been applied to pay such amounts.

To the extent collections received after the final liquidation of The Gateway Whole Loan or the related Mortgaged Property are not sufficient to pay such fees and expenses incurred in connection with the servicing and administration of The Gateway Whole Loan in full, the issuing entity will be required to pay or reimburse its pro rata share of such unpaid fees and expenses (after allocating such fees and expenses first to The Gateway Subordinate Companion Loans) from general collections on the other mortgage loans in the trust. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control. The controlling noteholder (“The Gateway Controlling Noteholder”) under The Gateway Intercreditor Agreement will be (i) initially, the holder of the majority of The Gateway C Notes (by principal balance), unless a control appraisal period with respect to The Gateway C Notes (“Note C Control Appraisal Period”) has occurred and is continuing, (ii) if and for so long as a Note C Control Appraisal Period has occurred and is continuing and no control appraisal period with respect to The Gateway B Notes (“Note B Control Appraisal Period”) has occurred and is continuing, the holder of the majority of The Gateway B Notes (by principal balance), and (iii) if and for so long as a Note B Control Appraisal Period has occurred and is continuing, the holder of Note A-1-A1; provided that at any time the holder of Note A-1-A1 is The Gateway Controlling Noteholder, the controlling class representative (or an equivalent entity) for the COMM 2018-HOME securitization will be The Gateway Controlling Noteholder; and provided further that, if the holders of The Gateway B Notes or The Gateway C Notes would be The Gateway Controlling Noteholder, but any interest in The Gateway B Notes or The Gateway C Notes, respectively, is held by the borrower or a borrower-related party, or the borrower or the borrower-related party would otherwise be entitled to exercise the rights of The Gateway Controlling Noteholder in respect of The Gateway B Notes or The Gateway C Notes, respectively, then a Note B Control Appraisal Period or a Note C Control Appraisal Period, respectively, will be deemed to have occurred. The Gateway Controlling Noteholder will have consent and/or consultation rights with respect to The Gateway Whole Loan similar, but not necessarily identical, to those held by the directing certificateholder under the terms of the COMM 2018-HOME PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of The Gateway Mortgage Loan”.

A Note B Control Appraisal Period and a Note C Control Appraisal Period exist when (a)(1) the sum of the initial principal balance of The Gateway B Notes or The Gateway C Notes, as applicable, minus, (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on The Gateway B Notes or The Gateway C Notes, as applicable, after the date of creation of The Gateway B Notes or The Gateway C Notes, as applicable, (y) any appraisal reduction amount for The Gateway Whole Loan that is allocated to The Gateway B Notes or The Gateway C Notes, as applicable, and (z) any losses realized with respect to The Gateway Mortgaged Property or The Gateway Whole Loan that are allocated to The Gateway B Notes or The Gateway C Notes, as applicable, is less than (b) 25% of the remainder of (i) the sum of the initial principal balance of The Gateway B Notes or The Gateway C Notes, as applicable, less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holders of The Gateway B Notes or The Gateway C Notes, as applicable, after the date of creation of The Gateway B Notes or The Gateway C Notes, as applicable, provided that a Note B Control Appraisal Period or a Note C Control Appraisal Period will terminate upon the occurrence of a The Gateway Threshold Event Cure (as defined below) by the holders of The Gateway B Notes or The Gateway C Notes, as applicable.

A “The Gateway Threshold Event Cure” means that the holders of The Gateway B Notes or The Gateway C Notes, as applicable, acting unanimously, provide threshold event collateral in an amount which, when added to the appraised value of The Gateway Mortgaged Property as determined pursuant to the COMM 2018-HOME PSA would cause the applicable control appraisal period not to occur and provide The Gateway Master Servicer with documentation acceptable to The Gateway Master Servicer in accordance with the applicable servicing standard to create and perfect a first priority security interest therein.

In addition, pursuant to the terms of The Gateway Intercreditor Agreement, the issuing entity, as a non-controlling note holder of a The Gateway A Note will have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to The Gateway Whole Loan or the implementation of any recommended action outlined in an asset status report relating to The Gateway Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if, The Gateway Special Servicer proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal.

Sale of Defaulted The Gateway Whole Loan. Pursuant to the terms of The Gateway Intercreditor Agreement, if The Gateway Whole Loan becomes a defaulted loan pursuant to the terms of the COMM 2018-HOME PSA, The Gateway Special Servicer may elect to sell (1) The Gateway Whole Loan, subject to the consent right of The Gateway Controlling Noteholder, in which case such sale would include each of Note A-1-A1, Note A-1-A2, Note A-1-A3, Note A-1-A4, Note A-1-A5, Note A-1-A6, Note A-2-A, Note A-2-B, Note B-1-A, Note B-1-B, Note B-2-A, Note B-2-B, Note C-1 and Note C-2 as determined by The Gateway Special Servicer in accordance with the servicing standard under the COMM 2018-HOME PSA (taking into account the subordinate nature of The Gateway Subordinate Companion Loans), or (2) The Gateway Mortgage Loan together with The Gateway Senior Pari Passu Companion Loans and in the event of a sale under this clause (2), and subject to the terms of the COMM 2018-HOME PSA, the holder of The Gateway Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of The Gateway Senior Pari Passu Companion Loans so long as such holder of The Gateway Mortgage Loan is not The Gateway Controlling Noteholder. In connection with any such sale, The Gateway Special Servicer will be required to follow the procedures set forth under the COMM 2018-HOME PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of The Gateway Mortgage Loan”. Proceeds of the sale of The Gateway Whole Loan will be distributed in accordance with the priority of payments described in “—Application of Payments After a The Gateway Triggering Event of Default” above.

Each of the holders of The Gateway B Notes and The Gateway C Notes, in either case acting unanimously, will have the right to purchase, in whole but not in part, (i) The Gateway A Notes, and (ii) solely in the case of the holders of The Gateway C Notes, The Gateway B notes, by delivery of written notice during an event of default under the Mortgage Loan documents or a servicing transfer event under the COMM 2018-HOME PSA. Such purchase is required to comply with all requirements of the COMM 2018-HOME PSA, and all actual costs and expenses related thereto will be paid by the applicable purchasing noteholder(s).

In addition, the holders of (A) The Gateway B Notes, acting unanimously, or (B) The Gateway C Notes, acting unanimously, will have the right, but not the obligation, to cure a combined total of six (6) monetary defaults, no more than four (4) of which may be consecutive and six (6) non-monetary defaults

Special Servicer Appointment Rights. Pursuant to the terms of The Gateway Intercreditor Agreement, The Gateway Controlling Noteholder will have the right, with or without cause, to replace The Gateway Special Servicer then acting with respect to The Gateway Whole Loan and appoint a replacement special servicer in accordance with the COMM 2018-HOME PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of The Gateway Mortgage Loan”.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 CFR 2219.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after a hypothetical Determination Date in September 2018 and ending on a hypothetical Determination Date in October 2018. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act“), together with the PSA, with the United States Securities and Exchange Commission (the “SEC“) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

The depositor will acquire the Mortgage Loans from Morgan Stanley Mortgage Capital Holdings LLC, KeyBank National Association, Starwood Mortgage Capital LLC and Cantor Commercial Real Estate Lending, L.P. on the Closing Date. Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH“), is a sponsor of this transaction and one of the mortgage loan sellers. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group“), is the originator of all of the mortgage loans that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans“) (36.2%), which MSMCH will acquire on or prior to the Closing Date and contribute to this securitization; provided, that the Aventura Mall Mortgage Loan was originated in conjunction with Deutsche Bank AG, New York Branch, Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association. Morgan Stanley Bank is also the holder of one or more of the Companion Loans related to the Aventura Mall Whole Loan, the Millennium Partners Portfolio Whole Loan, the Regions Tower Whole Loan and the Shoppes at Chino Hills Whole Loan. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

MSMCH and Morgan Stanley Bank are each an affiliate of each other and of Morgan Stanley Capital I Inc., the depositor, and Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ”, “HQ” and “TOP”, typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated (or acquired) and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans may be included in both public and private securitizations. MSMCH also acquires or originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates or purchases mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates or purchases such large mortgage loans. MSMCH originates or purchases commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

The following table sets forth information with respect to acquisitions or originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2017.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2017	15.6	5.6	3.0	8.6
Year ending December 31, 2016	9.2	2.4	1.6	4.0
Year ending December 31, 2015	10.8	5.6	2.8	8.4
Year ending December 31, 2014	11.9	4.8	0.4	5.2
Year ending December 31, 2013	7.5	5.5	1.2	6.6

(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated or purchased in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.

(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to June 30, 2018, Morgan Stanley Bank originated multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $52,732,462,085.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or loan sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity“). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements”, “—Zoning and Land Use”, “—Title Insurance Policy”, “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan to Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley

Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the UW NCF DSCR set forth in this prospectus and Annex A-1 reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●

Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.

●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or is already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.

●	Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I assessment with respect to a mortgaged property, a Phase II assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the MSMCH Mortgage Loans were originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination or acquisition of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File“) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus).

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;

●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 to this prospectus and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2 to this prospectus.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 to this prospectus and provided them to the depositor for inclusion in Annex D-2 to this prospectus.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3 to this prospectus.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated (or, with respect to the Aventura Mall Mortgage Loan, originated in conjunction with Deutsche Bank AG, New York Branch, Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association) in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated (or, with respect to the Aventura Mall Mortgage Loan, originated in conjunction with Deutsche Bank AG, New York Branch, Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association) in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans“) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing July 1, 2015 and ending June 30, 2018, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from April 1, 2018 through June 30, 2018 was set forth in a Form ABS-15G filed by MSMCH on August 10, 2018. The Central Index Key Number of MSMCH is 0001541557.

Repurchases and Replacements[1] Asset Class: CMBS
Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)[5]			Demand in Dispute[6]			Demand Withdrawn[7]			Demand Rejected[8]
			#	$	%	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]
Morgan Stanley Capital I Series 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	11,164,462	1.68%	0	-	0.00%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	11,164,462	1.68%
Morgan Stanley Capital I Series 2007-IQ14(11) (0001398854)	X	Morgan Stanley Mortgage Capital Inc.	34	1,345,579,291	27.4%	1	77,221,468	3.22%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	77,221,468	3.22%	0	-	0.00%
Aggregate Total			101	2,117,898,499		2	88,385,930		0	-		0	-		0	-		1	77,221,468		1	11,164,462

(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities“), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.

(3)	Reflects aggregate numbers for all demand activity shown in this table.

(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from July 1, 2015 to June 30, 2018. The demand related to loans reported in this column may have been received prior to such reporting period.

(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from July 1, 2015 to June 30, 2018.

(6)	Includes demands received during and prior to the reporting period from July 1, 2015 to June 30, 2018 unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.

(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from July 1, 2015 to June 30, 2018. The demand related to loans reported in this column may have been received prior to such reporting period.

(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from July 1, 2015 to June 30, 2018. The demand related to loans reported in this column may have been received prior to such reporting period.

(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the June 2018 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.

(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the June 2018 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.

(11)	With respect to the Morgan Stanley Capital I Series 2007-IQ14 securitization, the demand made with respect to one of the underlying mortgage loans was subsequently withdrawn following a settlement payment by MSMCH (or an affiliate thereof) to the related trust in the amount of $62,500,000.

Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank or any of their affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Morgan Stanley Bank is expected to retain a portion of the VRR Interest with an initial VRR Interest Balance of $7,699,071.17. However, any of MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time. Morgan Stanley Bank will be required to retain its portion of the VRR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

KeyBank National Association

General

KeyBank National Association (“KeyBank”) is a national banking association and wholly-owned bank subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank is the originator of all of the mortgage loans that KeyBank is contributing to this securitization (the “KeyBank Mortgage Loans“) (25.2%); provided, that the Griffin Portfolio II Mortgage Loan was originated in conjunction with Bank of America, N.A. KeyBank is also the holder of the Alex Park South Companion Loan. KeyBank is the primary servicer for all the KeyBank Mortgage Loans except for the Griffin Portfolio II Mortgage Loan. KeyBank is the retaining sponsor with respect to this securitization and is expected to be the initial risk retention consultation party for this securitization.

The principal office of KeyBank is located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank offers a wide range of consumer and commercial banking services to its customers, including commercial real estate financing, throughout the United States. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

In 2017, KeyBank’s Real Estate Capital Group originated a total of $19.7 billion in permanent, bridge, development and construction commercial mortgage loans from 23 offices nationwide. Of this total, $11.5 billion commercial mortgage loans were originated for sale through CMBS transactions, acquisition by Fannie Mae or Freddie Mac, sale of Ginnie Mae certificates to third party investors, or sale to life insurance companies and pension funds.

KeyBank’s Securitization Program

KeyBank underwrites and originates mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

KeyBank has been engaged in originating commercial and multifamily mortgage loans for inclusion in CMBS transactions since 2000. As of October 1, 2018, KeyBank had originated approximately $17 billion of commercial mortgage loans that have been securitized in 82 securitized transactions. KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed-rate and secured by retail, office, multifamily, industrial, self-storage, manufactured housing, and hospitality properties. KeyBank also originates other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to the origination of commercial and multifamily mortgage loans, KeyBank acts as the primary servicer of many of KeyBank’s commercial and multifamily mortgage loans that are securitized. KeyBank provides interim, primary, master and special servicing for institutional clients and commercial and multifamily securitized products, including CMBS transactions in which KeyBank has sold commercial mortgage loans.

Review of KeyBank Mortgage Loans

Overview. KeyBank has conducted a review of the mortgage loans (the “KeyBank Mortgage Loans”) it is contributing in the securitization described in this prospectus. The review of the KeyBank Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of KeyBank or one or more of its affiliates (the “KeyBank Review Team”). The review procedures described below were employed with respect to all of the KeyBank Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the KeyBank Review Team created a database of loan-level and property-level information relating to each KeyBank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the KeyBank Review Team during the underwriting process. After origination of each KeyBank Mortgage Loan, the KeyBank Review Team updated the information in the database with respect to such KeyBank Mortgage Loan based on applicable information from KeyBank, as servicer of the KeyBank Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the KeyBank Review Team.

A data tape (the “KeyBank Data Tape”) containing detailed information regarding each KeyBank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The KeyBank Data Tape was used to provide the numerical information regarding the KeyBank Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor or an affiliate, on behalf of KeyBank, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by KeyBank, relating to information in this prospectus regarding the KeyBank Mortgage Loans. These procedures included:

●	comparing the information in the KeyBank Data Tape against various source documents provided by KeyBank that are described in “—Database” above;

●	comparing numerical information regarding the KeyBank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the KeyBank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the KeyBank Mortgage Loans disclosed in this prospectus.

Legal Review. KeyBank engaged legal counsel in connection with this securitization to provide, among other things, (i) a review of the representations and warranties and exception reports relating to the KeyBank Mortgage Loans prepared by origination counsel, (ii) a review and assistance in the completion by the KeyBank Review Team of a due diligence questionnaire relating to the KeyBank Mortgage Loans, and (iii) a review of certain loan documents with respect to the KeyBank Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each KeyBank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any material pending litigation of which KeyBank was aware at the origination of any KeyBank Mortgage Loan, KeyBank requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If KeyBank became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a KeyBank Mortgage Loan, KeyBank obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The KeyBank Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the KeyBank Mortgage Loans to determine whether any KeyBank Mortgage Loan materially deviated from the underwriting guidelines set forth in “—KeyBank’s Underwriting Guidelines and Process” below. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, KeyBank determined that the disclosure regarding the KeyBank Mortgage Loans in this prospectus is accurate in all material respects. KeyBank also determined that the KeyBank Mortgage Loans were originated in accordance with KeyBank’s origination procedures and underwriting criteria, except as described in “—Exceptions” below. KeyBank attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. KeyBank will perform a review of any KeyBank mortgage loan that it elects to substitute for a KeyBank mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. KeyBank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “KeyBank Qualification Criteria”). KeyBank may engage a third party accounting firm to compare the KeyBank Qualification Criteria against the underlying source documentation to verify the accuracy of the review by KeyBank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by KeyBank to render any tax opinion required in connection with the substitution.

The Griffin Portfolio II Mortgage Loan

The Griffin Portfolio II Mortgage Loan (6.7%) was originated in conjunction with Bank of America, N.A.

KeyBank’s Underwriting Guidelines and Process

General. KeyBank has developed guidelines establishing certain procedures with respect to underwriting the KeyBank Mortgage Loans. All of the KeyBank Mortgage Loans were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by KeyBank at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The KeyBank Mortgage Loans to be included in the trust were originated by KeyBank generally in accordance with the CMBS program of KeyBank. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “—Exceptions” below.

Notwithstanding the discussion below, given the differences between individual commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, and/or performance history. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions” below), the underwriting of the KeyBank Mortgage Loan will conform to the general guidelines described below.

Property Analysis. KeyBank performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. KeyBank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, KeyBank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. KeyBank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower. KeyBank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval. All mortgage loans originated by KeyBank must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio. KeyBank’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for KeyBank mortgage loans will be equal to or greater than 1.30x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors.

Generally, the loan-to-value ratio for KeyBank mortgage loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), debt service coverage ratio, reserves, sponsorship or other factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, KeyBank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that KeyBank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

Appraisals. KeyBank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, KeyBank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments. KeyBank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, KeyBank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. In some instances, KeyBank will engage an independent third party to review an environmental assessment and provide a summary of its findings. Depending on the findings of the initial environmental assessment, KeyBank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, KeyBank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, KeyBank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Escrow Requirements. KeyBank may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, KeyBank may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by KeyBank. The typical required escrows for mortgage loans originated by KeyBank are as follows:

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. KeyBank may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●

Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. KeyBank relies on information provided by an independent engineer to make this determination. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, KeyBank generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.

●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

Exceptions

None of the KeyBank Mortgage Loans were originated with any material exceptions from KeyBank’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

KeyBank has filed its most recent Rule 15Ga-1 filing on February 6, 2018 and had no demand, repurchase, or replacement claims to report for the annual reporting period ending December 31, 2017 as a sponsor of commercial mortgage loan securitizations. Since KeyBank has no demand, repurchase or replacement claims as a sponsor of commercial mortgage loan securitizations to report KeyBank has no obligation to file quarterly reports. KeyBank’s Central Index Key is 0001089877. With respect to the period from and including July 1, 2015 to and including June 30, 2018, KeyBank does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither KeyBank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that KeyBank will retain $8,262,983.68 of the VRR Interest (and, for the avoidance of doubt, KeyBank, as primary servicer for certain of the KeyBank Serviced Mortgage Loans, will be entitled to, or is expected to be entitled to, primary servicing fees described in this prospectus with respect to such Mortgage Loans). KeyBank and its affiliates may, from time to time after the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time. KeyBank will be required to retain its portion of the VRR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention” in this prospectus.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC (“SMC“ and, together with its subsidiaries, “Starwood“) is a sponsor of certain mortgage loans into this securitization. The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans”. Starwood was formed to invest in commercial real estate debt. The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139. Starwood also maintains offices in Charlotte, North Carolina, Newport Beach, California and New York, New York.

Morgan Stanley Bank, an originator and an affiliate of the depositor, an underwriter and a sponsor and mortgage loan seller, provides short-term warehousing of mortgage loans originated by SMC through a master repurchase facility. As of the date of this prospectus, 11 of the SMC Mortgage Loans (14%) are subject to such master repurchase facility. SMC and its affiliates are using the proceeds from its sale of the SMC Mortgage Loans to the depositor to, among other things, simultaneously reacquire such mortgage loans from Morgan Stanley Bank, free and clear of any liens.

Starwood’s Securitization Program

This is the 72nd commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $10.11 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team“). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMC Data Tape“) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor or an affiliate, on behalf of SMC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans.

These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;

●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Starwood was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Starwood’s Underwriting Guidelines and Procedures” below.

Findings and Conclusions. Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. Starwood also determined that the SMC Mortgage Loans were originated in accordance with Starwood’s origination procedures and underwriting criteria. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Starwood’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization (which guidelines are also applicable to mortgage loans acquired by Starwood and re-underwritten prior to contribution to a securitization).

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-2 to this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained.

Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.

●	Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

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Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●

Taxes. Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

●

Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the SMC Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to Starwood’s Underwriting Guidelines

Except as described below, none of the Starwood Mortgage Loans was originated with any material exceptions from the Starwood underwriting guidelines and procedures. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Exceptions to Underwriting Guidelines.”

With respect to the Canyon Center Mortgage Loan (0.7%), the Mortgage Loan was originated pursuant to an exception from the Starwood underwriting guidelines and procedures due to the fact that the ground lease could terminate prior to twenty years after the maturity date of the Mortgage Loan. The related ground lease expires on December 31, 2023, and will be automatically renewed in 5-year intervals unless the borrower exercises its termination option. SMC’s decision to include the Mortgage Loan in the transaction was supported by, among other things, (i) assuming the borrower does not choose to exercise its termination option, the ground lease will expire on December 31, 2043, (ii) the Mortgaged Property derives only 4.8% of underwritten base rent from the related outparcel, (iii) the DSCR not taking into account such outparcel is 1.96x, and (iv) the borrower provided certain lender protections at origination, including a provision that the outparcel will be released from the lien of the mortgage in the event that, among other things, the related ground lease is terminated before the maturity date of the Mortgage Loan.

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association. Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on February 7, 2018. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

Neither Starwood nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that LNR Securities Holdings, LLC, a majority-owned affiliate of SMC, will retain $5,292,074.68 of the VRR Interest. However, Starwood or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time. Starwood will be required to retain its portion of the VRR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention” in this prospectus.

Cantor Commercial Real Estate Lending, L.P.

General

Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending“) is a sponsor of, and a seller of certain mortgage loans (the “CCRE Mortgage Loans“) into, the securitization described in this prospectus. CCRE Lending is a Delaware limited partnership and an affiliate of Cantor Fitzgerald & Co., one of the underwriters, and Berkeley Point Capital LLC, a primary servicer. CCRE Lending was formed in 2010. Its general partner is Cantor Commercial Real Estate Holdings, LLC, and its limited partner is Cantor Commercial Real Estate Company, L.P. CCRE Lending’s executive offices are located at 110 East 59th Street, New York, New York 10022, telephone number (212) 938-5000.

CCRE Lending is engaged in the origination and acquisition of commercial and multifamily mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination or acquisition into a commercial mortgage backed securities (“CMBS“) primary issuance securitization or through a sale of whole loan interests to third-party investors. CCRE Lending originates loans primarily for securitization; however, CCRE Lending also originates subordinate mortgage loans, or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate) for sale to third-party investors.

In the normal course of its business, CCRE Lending may acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CCRE Lending.

CCRE Lending aggregates and warehouses the commercial and multifamily mortgage loans that it originates or acquires pending sale via a CMBS securitization.

For a description of certain affiliations, relationships and related transactions between CCRE Lending and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

CCRE Lending’s Loan Origination, Acquisition and Securitization History

Since its founding in July 2010 and through June 30, 2018, CCRE Lending has originated or acquired approximately 1,446 fixed and floating rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $27.7 billion and has acted as a sponsor and mortgage loan seller on 78 fixed-rate and floating-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by CCRE Lending will be sold to securitizations in which CCRE Lending acts as a sponsor. CCRE Lending expects to continue to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations. CCRE Lending also expects to continue to originate and acquire subordinate and mezzanine debt for investment, syndication or securitization.

Neither CCRE Lending nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against CCRE Lending for any losses or other claims in connection with the certificates or the CCRE Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by CCRE Lending in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

Review of CCRE Mortgage Loans

Overview. CCRE Lending has conducted a review of the CCRE Mortgage Loans in connection with the securitization described in this prospectus. The review of the CCRE Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of CCRE Lending (the “CCRE Deal Team“). The review procedures described below were employed with respect to all of the CCRE Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the CCRE Deal Team created a data tape (the “CCRE Data Tape“) containing detailed loan-level and property-level information regarding each CCRE Mortgage Loan. The CCRE Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CCRE Lending during the underwriting process. After origination of each CCRE Mortgage Loan, the CCRE Deal Team updated the information in the CCRE Data Tape with respect to the CCRE Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the CCRE Deal Team. The CCRE Data Tape was used by the CCRE Deal Team in providing the numerical information regarding the CCRE Mortgage Loans in this prospectus.

Data Comparison and Recalculation. The depositor or an affiliate, on behalf of CCRE Lending, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CCRE Lending relating to information in this prospectus regarding the CCRE Mortgage Loans. These procedures included:

●	comparing the information in the CCRE Data Tape against various source documents provided by CCRE Lending that are described above under “—Data Tape”;

●	comparing numerical information regarding the CCRE Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CCRE Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the CCRE Mortgage Loans disclosed in this prospectus.

Legal Review. CCRE Lending engaged various law firms to conduct certain legal reviews of the CCRE Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each CCRE Mortgage Loan originated by CCRE Lending, origination counsel for each CCRE Mortgage Loan completed a loan worksheet that sets forth salient loan terms and reviewed the representations and warranties attached as Annex D-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged to assist in the review of the CCRE Mortgage Loans. Such assistance included, among other things, a review of (i) one or more due diligence questionnaires completed by origination counsel and/or the CCRE Deal Team, and (ii) exceptions to representations and warranties compiled by origination counsel, and (iii) various statistical data tapes prepared by the CCRE Deal Team. In addition, for each CCRE Mortgage Loan originated by CCRE Lending, CCRE Lending prepared and provided to legal counsel for review an asset summary, which summary includes certain loan terms and property-level information obtained during the origination process.

For each CCRE Mortgage Loan, if any, purchased by CCRE Lending or its affiliates from a third-party originator of such CCRE Mortgage Loan, CCRE Lending generally re-underwrote such Mortgage Loan to confirm whether it complied with CCRE Lending’s underwriting guidelines.

CCRE Lending prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the CCRE Mortgage Loans included in the ten (10) largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CCRE Mortgage Loans included in the next five (5) largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3 to this prospectus.

Other Review Procedures. For each CCRE Mortgage Loan originated by CCRE Lending, CCRE Lending conducted a search with respect to each borrower under the related CCRE Mortgage Loan to determine whether it filed for bankruptcy. With respect to any material pending litigation that existed at the origination of any CCRE Mortgage Loan, CCRE Lending requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If CCRE Lending became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a CCRE Mortgage Loan, CCRE Lending obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the CCRE Mortgage Loans originated by CCRE Lending, the CCRE Deal Team also consulted with the applicable CCRE Mortgage Loan origination team to confirm that the CCRE Mortgage Loans were originated in compliance with the origination and underwriting guidelines described below under “—CCRE Lending’s Origination Procedures and Underwriting Guidelines,” as well as to identify any material deviations from those origination and underwriting guidelines. See “—CCRE Lending’s Origination Procedures and Underwriting Guidelines—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, CCRE Lending found and concluded with reasonable assurance that the disclosure regarding the CCRE Mortgage Loans in this prospectus is accurate in all material respects. CCRE Lending also found and concluded with reasonable assurance that the CCRE Mortgage Loans were originated or acquired in accordance with CCRE Lending’s origination procedures and underwriting guidelines, except as described under “—CCRE Lending’s Origination Procedures and Underwriting Guidelines—Exceptions” below. CCRE Lending attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CCRE Lending’s Origination Procedures and Underwriting Guidelines

General. CCRE Lending’s commercial mortgage loans are generally originated in accordance with the origination procedures and underwriting guidelines described below; however, variations from these origination procedures and underwriting guidelines may occur as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by CCRE Lending. Therefore, this general description of CCRE Lending’s origination procedures and underwriting guidelines is not intended as a representation that every CCRE Mortgage Loan complies entirely with all procedures and guidelines set forth below.

Loan Analysis. The credit underwriting process for each CCRE Mortgage Loan is performed by a team comprised of real estate professionals that typically includes a senior member, originator, underwriter, transaction manager and loan closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, CCRE Lending may also engage a consultant or third-party diligence provider to assist in the underwriting or preparation of an analysis required by the above process, subject to the ultimate review and approval of CCRE Lending.

A member of the CCRE Lending team or a third-party engaged by CCRE Lending is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CCRE Lending team or an affiliate of CCRE Lending, along with a third-party provider engaged by CCRE Lending, also performs a review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the CCRE Lending team finalizes its underwriting analysis of the property’s cash flow in accordance with CCRE Lending’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval. All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of CCRE Lending and its affiliates, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and LTV Ratio. CCRE Lending’s underwriting guidelines generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value (“LTV“) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower which, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned debt service coverage ratio requirements pertain to the underwritten cash flow at origination and may not hold true for each CCRE Mortgage Loan as reported in this prospectus. Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the debt service coverage ratio.

Additional Debt. Certain mortgage loans originated or acquired by CCRE Lending may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that CCRE Lending or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Amortization Requirements. While CCRE Lending’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus will reflect a calculation on the future (larger) amortizing loan payment.

Servicing. Interim servicing for all CCRE Lending loans prior to securitization will typically be performed by an unaffiliated third-party such as Wells Fargo Bank, National Association, or an affiliate of CCRE Lending, Berkeley Point; however, primary servicing may occasionally be retained by certain qualified subservicers under established sub-servicing agreements with CCRE Lending, which primary servicing may be retained by such subservicers post-securitization. Accordingly, from time to time, the original third-party servicer may retain primary servicing. Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing.

Assessment of Property Condition. As part of the origination and underwriting process, the property assessments and reports described below will typically be obtained:

(i)	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(iii)	Engineering Assessment. In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and CCRE Lending or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, CCRE Lending typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML“) or scenario expected loss (“SEL“) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, CCRE Lending may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CCRE Lending may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by CCRE Lending. Furthermore, CCRE Lending may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by CCRE Lending are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●	Insurance—Monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third-party unrelated to the borrower (such as a condominium board) is obligated to maintain the insurance.

●

Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third-party is responsible for all repairs and maintenance, or (ii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●

Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the related mortgaged property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third-party is responsible for the repairs, or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third-party unrelated to the borrower is identified as the responsible party or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the CCRE Mortgage Loans, please see Annex A-1 to this prospectus.

Exceptions. The CCRE Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

CCRE Lending most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the Exchange Act on February 6, 2018. CCRE Lending’s Central Index Key is 0001558761. With respect to the period from and including October 1, 2011 to and including June 30, 2018, CCRE Lending did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CCRE Lending nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization (except that Berkeley Point Capital LLC will be entitled to compensation for its primary servicing and sub-servicing duties with respect to certain of the Mortgage Loans). However, CCRE Lending or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The Originators

Morgan Stanley Bank, N.A., KeyBank National Association, Starwood Mortgage Capital LLC, Cantor Commercial Real Estate Lending, L.P. and Deutsche Bank AG, New York Branch (“DBNY“) are referred to in this prospectus as “originators”.

Morgan Stanley Bank, N.A., an affiliate of MSMCH, originated all of the Mortgage Loans with respect to which MSMCH is acting as the mortgage loan seller (36.2%). In addition, the Aventura Mall Mortgage Loan (6.7%) was originated by Morgan Stanley Bank in conjunction with DBNY, Wells Fargo and JPMorgan Chase Bank, National Association.

KeyBank originated all of the Mortgage Loans with respect to which it is acting as the mortgage loan seller (25.2%). In addition, the Griffin Portfolio II Mortgage Loan (6.7%) was originated by KeyBank in conjunction with Bank of America, N.A. (“BANA“).

SMC originated all of the Mortgage Loans with respect to which it is acting as the mortgage loan seller (24.9%).

CCRE Lending originated all of the Mortgage Loans with respect to which it is acting as the mortgage loan seller, except The Gateway Mortgage Loan. The Mortgage Loans originated by CCRE Lending represent approximately 9.2% of the Initial Pool Balance. The Gateway Whole Loan was co-originated by DBNY and BANA, and CCRE Lending acquired The Gateway Mortgage Loan from DBNY.

The Depositor

Morgan Stanley Capital I Inc., the depositor, is a direct wholly owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. Our principal executive offices are located at 1585 Broadway, New York, New York 10036. Our telephone number is (212) 761-4000. The depositor does not have, nor is it expected in the future that it will have, any significant assets and it is not engaged in any activities except those related to the securitization of assets.

The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1, 2000 and terminating June 30, 2018, the depositor acted as depositor with respect to multifamily, commercial and manufactured housing community mortgage loan securitization transactions, in an aggregate amount of approximately $138,124,178,000. Generally, MSMCH (or its predecessor) has acted as a sponsor or co-sponsor of such transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other mortgage loan sellers. The depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders and the VRR Interest Owners. The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. These duties will include, without limitation, (i) appointing a successor trustee or custodian in the event of the resignation or removal of the trustee or custodian, as applicable, (ii) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC tax administration and preparing disclosure required under the Exchange Act, (iii) indemnifying the trustee, the custodian, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee, the custodian and the certificate administrator against certain securities laws liabilities and (v) signing, or contracting with the master servicer to sign, any distribution report on Form 10-D, current report on Form 8-K or annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the issuing entity and reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity. The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The Issuing Entity

The issuing entity, Morgan Stanley Capital I Trust 2018-L1 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and the VRR Interest Owners and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee and Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer and the underwriters. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee and Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo”) will act as trustee, certificate administrator and custodian under the PSA. Wells Fargo is also (i) expected to be the trustee, certificate administrator and custodian under the UBS 2018-C13 PSA, pursuant to which the Shelbourne Global Portfolio I Whole Loan is expected to be serviced, (ii) the master servicer, certificate administrator and custodian under the Aventura Mall Trust 2018-AVM TSA, pursuant to which the Aventura Mall Whole Loan is currently serviced, (iii) the master servicer, certificate administrator and custodian under the BANK 2018-BNK13 PSA, pursuant to which the Griffin Portfolio II Whole Loan is currently serviced, (iv) the master servicer, certificate administrator and custodian under the MSC 2018-MP TSA, pursuant to which the Millennium Partners Portfolio Whole Loan is currently serviced, (v) the master servicer, certificate administrator and custodian under the COMM 2018-HOME PSA, pursuant to which The Gateway Whole Loan is currently serviced, (vi) the trustee, certificate administrator and custodian under the CD 2018-CD7 PSA, pursuant to which the Zenith Ridge Whole Loan is currently serviced and (vii) the master servicer, certificate administrator and custodian under the MSC 2018-H3 PSA, pursuant to which each of the Playa Largo Whole Loan and Shoppes at Chino Hills Whole Loan are currently serviced.

Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 265,000 employees as of March 31, 2018, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The other transaction parties may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th Floor MAC N9300-070, Minneapolis, Minnesota 55479.

Wells Fargo has provided corporate trust services since 1934. Wells Fargo acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of March 31, 2018, Wells Fargo was acting as trustee on approximately 366 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $136 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the PSA, Wells Fargo is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust REMICs and the grantor trust and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of March 31, 2018, Wells Fargo was acting as securities administrator with respect to more than $446 billion of outstanding commercial mortgage-backed securities.

Wells Fargo is acting as custodian of the Mortgage Files pursuant to the PSA. In that capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the Mortgage Files on behalf of the trustee and the Certificateholders. Wells Fargo maintains each Mortgage File in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains its commercial document custody facilities in Minneapolis, Minnesota. As of March 31, 2018, Wells Fargo was acting as custodian of more than 254,000 commercial mortgage loan files.

Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For three CMBS transactions in its portfolio, Wells Fargo disclosed material noncompliance on its related 2017 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients for such transactions. For one CMBS transaction, an administrative error caused an underpayment to certain classes and a correlating overpayment to certain classes on one distribution date in 2017. The affected distributions were revised to correct the error before the next distribution date. For the second CMBS transaction, an administrative error resulted in certain holders of definitive certificates not receiving a distribution on one distribution date in 2017. The error was corrected when the required distributions were made the next day. For the third CMBS transaction, required distributions for one distribution date in 2017 were made eight days late as a result of an inadvertent payment systems error.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a putative class action complaint in the United States District Court for the Southern District of New York (the “District Court”) against Wells Fargo, alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Federal Court Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Federal Court Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and US Bank) by a group of institutional investor plaintiffs. The Federal Court Complaint against Wells Fargo alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default, and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo and other trustees in the District Court by RMBS investors in these and other transactions, and these cases against Wells Fargo are proceeding before the same District Court judge. A similar complaint was also filed May 27, 2016 in New York state court by a different plaintiff investor. On January 19, 2016, an order was entered in connection with the Federal Court Complaint in which the District Court declined to exercise jurisdiction over 261 trusts at issue in the Federal Court Complaint; the District Court also allowed plaintiffs to file amended complaints as to the remaining, non-dismissed trusts, if they so chose, and three amended complaints have been filed. On December 17, 2016, the investor plaintiffs in the 261 trusts dismissed from the Federal Court Complaint filed a new complaint in New York state court (the “State Court Complaint”). In September 2017, Royal Park Investments SA/NV (“Royal Park”), one of the plaintiffs in the District Court cases against Wells Fargo, filed a putative class action complaint relating to two trusts seeking declaratory and injunctive relief and money damages based on Wells Fargo’s indemnification from trust funds for legal fees and expenses Wells Fargo incurs or has incurred in defending the District Court case filed by Royal Park. With respect to the foregoing litigations, Wells Fargo believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo or the RMBS trusts.

As of the Closing Date, neither Wells Fargo nor any of its affiliates will retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Wells Fargo and its affiliates will be entitled at their discretion, from time to time after the initial sale of the certificates to investors on the Closing Date, to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading has been provided by Wells Fargo.

The responsibilities of the trustee and the certificate administrator are set forth in the PSA. A discussion of the role of the trustee and the certificate administrator and their continuing duties, including: (1) any actions required by the trustee or the certificate administrator, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, (2) limitations on the trustee’s or the certificate administrator’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the trustee or the certificate administrator, as the case may be, to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the trustee’s or the certificate administrator’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee or from one certificate administrator to another certificate administrator, as the case may be, will be paid, is set forth in this prospectus under “Description of the Certificates” and “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, the trustee and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances”.

For a description of any material affiliations, relationships and related transactions between the trustee and certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the trustee and the certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding replacement or resignation of each of the trustee and the certificate administrator are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. The rights and obligations of the trustee and the certificate administrator with respect to indemnification, and certain limitations on each such party’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Master Servicer and the Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”) is expected to be the master servicer and in this capacity will be responsible for the servicing and administration of the Serviced Mortgage Loans and Serviced Companion Loans pursuant to the PSA. In addition, Midland is expected to initially be appointed to act as the special servicer under the PSA. In such capacity, Midland will be responsible for the servicing and administration of the Specially Serviced Loans and any associated REO Properties, and generally will process review, evaluate and provide or withhold consent as to certain Major Decisions and all Special Servicer Non-Major Decisions and, in certain circumstances, will process Major Decisions and Special Servicer Non-Major Decisions, and will perform certain enforcement actions relating to non-Specially Serviced Loans pursuant to the PSA. Certain servicing and administrative functions will also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable mortgage loan seller. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMMBS”) by S&P, Moody’s, Fitch, Morningstar, DBRS and KBRA. Midland has received the highest rankings as a master and primary servicer of real estate assets under U.S. CMMBS transactions from S&P, Fitch and Morningstar and the highest rankings as a special servicer of real estate assets under U.S. CMMBS transactions from S&P and Morningstar. For each category, S&P ranks Midland as “Strong” and Morningstar ranks Midland as “CS1”. Fitch ranks Midland as “CMS1” for master servicer, “CPS1” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Pari Passu Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Pari Passu Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, the VRR Interest Owners, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of June 30, 2018, Midland was master and/or primary servicing approximately 32,035 commercial and multifamily mortgage loans with a principal balance of approximately $467 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 9,308 of such loans, with a total principal balance of approximately $174 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties.

Midland has been servicing commercial and multifamily loans and leases in CMMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2015 to 2017.

Portfolio Size – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2015	2016	2017
CMBS	$149	$149	$162
Other	$255	$294	$323
Total	$404	$444	$486

As of June 30, 2018, Midland was named the special servicer in approximately 321 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $163 billion. With respect to such transactions as of such date, Midland was administering approximately 92 assets with an outstanding principal balance of approximately $832 million.

Midland has acted as a special servicer for commercial and multifamily loans and leases in CMMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMMBS and other servicing transactions from 2015 to 2017.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2015	2016	2017
Total	$110	$121	$145

Midland may enter into one or more arrangements with the directing certificateholder, holders of controlling class certificates or any person with the right to appoint or remove and replace the special servicer to provide for a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA or any related co-lender agreement and the limitations on such person’s right to remove the special servicer.

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

From time to time, Midland and/or its affiliates may purchase or sell securities, including certificates issued in this offering in the secondary market.

Midland anticipates acquiring the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the mortgage loans sold to the depositor by the mortgage loan sellers pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee Rate minus (i) any primary servicing fee rate payable to a third-party primary servicer and (ii) 0.0025%, but which may be reduced under certain circumstances as provided in the PSA.

Midland assisted KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (or its affiliate) with due diligence relating to the Mortgage Loans to be included in the mortgage pool.

Pursuant to an interim servicing agreement between Midland, the master servicer and special servicer, and Morgan Stanley Mortgage Capital Holdings LLC, a mortgage loan seller, and/or certain of its affiliates, Midland acts as interim servicer with respect to certain mortgage loans unrelated to the Mortgage Loans.

Pursuant to a certain servicing arrangement between Berkeley Point Capital LLC, an affiliate of CCRE Lending (“BPC”), or one of its affiliates, on the one hand, and Midland on the other hand, Midland acts as an interim servicer with respect to certain mortgage loans originated by CCRE Lending or one of its affiliates, including, prior to their inclusion in the issuing entity, certain of the underlying Mortgage Loans.

Pursuant to a primary servicing agreement between BPC, on the one hand, and Midland, on the other hand, BPC is expected to have full cashiering subservicing duties with respect to one (1) of the CCRE Mortgage Loans (2.9%).

Pursuant to a limited subservicing agreement between BPC and Midland, BPC is expected to have certain limited subservicing duties consisting of performing inspections and collecting financial statements with respect to three (3) CCRE Mortgage Loans (3.5%).

Midland is also the master servicer and special servicer under the UBS 2018-C13 PSA, which governs the servicing of the Shelbourne Global Portfolio I Whole Loan. The foregoing information regarding Midland Loan Services, a Division of PNC Bank, National Association under this heading “Transaction Parties—The Master Servicer and the Special Servicer— Midland Loan Services, a Division of PNC Bank, National Association” has been provided by Midland Loan Services, a Division of PNC Bank, National Association.

The master servicer’s ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The master servicer’s obligation to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

The master servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause” and “—Resignation of the Master Servicer and Special Servicer”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The special servicer’s role and responsibilities are set forth in this prospectus under “Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the related Serviced Pari Passu Companion Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans and the related Serviced Pari Passu Companion Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Other Servicers

The Outside Master Servicer

Wells Fargo Bank, National Association

Wells Fargo (i) is the Non-Serviced Master Servicer with respect to the Aventura Mall Whole Loan under the Aventura Mall Trust 2018-AVM TSA, (ii) is the Non-Serviced Master Servicer with respect to the Griffin Portfolio II Whole Loan under the BANK 2018-BNK13 PSA, (iii) is the Non-Serviced Master Servicer with respect to the Millennium Partners Portfolio Whole Loan under the MSC 2018-MP TSA, (iv) is the Non-Serviced Master Servicer with respect to The Gateway Whole Loan under the COMM 2018-HOME PSA and (v) is the Non-Serviced Master Servicer with respect to the Shoppes at Chino Hills Whole Loan and the Playa Largo Whole Loan under the MSC 2018-H3 PSA. Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. Wells Fargo is also the trustee and certificate administrator under the PSA.

The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2015	As of 12/31/2016	As of 12/31/2017	As of 9/30/2018
By Approximate Number	32,716	31,128	30,017	30,293
By Approximate Aggregate Unpaid Principal Balance (in billions)	$503.34	$506.83	$527.63	$558.53

Within this portfolio, as of September 30, 2018, are approximately 21,503 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $430.9 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of September 30, 2018, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2015	$401,673,056,650	$1,600,995,208	0.40%
Calendar Year 2016	$385,516,905,565	$838,259,754	0.22%
Calendar Year 2017	$395,462,169,170	$647,840,559	0.16%
YTD Q3, 2018	$414,392,518,393	$533,282,175	0.13%

* “UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch	S&P	Morningstar
Primary Servicer	CPS1-	Strong	MOR CS1
Master Servicer	CMS1-	Strong	MOR CS1
Special Servicer	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo are rated “A+” by S&P, “Aa2” by Moody’s and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo are rated “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under any Non-Serviced PSA for which it acts as Non-Serviced Master Servicer through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Non-Serviced Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	audit services;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

●	Uniform Commercial Code searches and filings;

●	Insurance Tracking and Compliance;

●	Onboarding-New Loan Setup;

●	Lien Release-Filing & Tracking;

●	Credit Investigation & Background Checks; and

●	Defeasance Calculations

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the related Non-Serviced Mortgage Loans and the related Non-Serviced Companion Loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the related Non-Serviced Mortgage Loans and the related Non-Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo (in its capacity as a Non-Serviced Master Servicer) will not have primary responsibility for custody services of original documents evidencing the related Non-Serviced Mortgage Loans or the related Non-Serviced Companion Loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the related Non-Serviced Mortgage Loans, the related Non-Serviced Companion Loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the servicing standard under the related Non-Serviced PSA.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Wells Fargo has entered into one or more agreements with the related mortgage loan sellers to purchase the master servicing and/or primary servicing rights to the Aventura Mall Whole Loan, the Griffin Portfolio II Whole Loan, the Millennium Partners Portfolio Whole Loan, The Gateway Whole Loan, the Shoppes at Chino Hills Whole Loan and the Playa Largo Whole Loan.

Pursuant to certain interim servicing agreements between Wells Fargo and MSMCH or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by MSMCH or those affiliates from time to time, which may include, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and SMC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by SMC or those affiliates from time to time, which may include, prior to their inclusion in the trust fund, some or all of the SMC Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and CCRE Lending or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by CCRE Lending or those affiliates from time to time, which may include, prior to their inclusion in the trust fund, some or all of the CCRE Mortgage Loans.

Neither Wells Fargo nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this sub-heading regarding Wells Fargo has been provided by Wells Fargo.

For a description of any material affiliations, relationships and related transactions between Wells Fargo, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Affiliated Special Servicer

LNR Partners, LLC

LNR Partners, LLC (“LNR Partners“), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD“), a Maryland corporation, is the Non-Serviced Special Servicer with respect to the Playa Largo Whole Loan and the Shoppes at Chino Hills Whole Loan under the MSC 2018-H3 PSA (collectively, the “MSC 2018-H3 Mortgage Loans“). The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●	investing in high-yielding real estate-related debt and equity, and

●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

STWD and its affiliates hold and manage over $13.0 billion of debt and equity commercial real estate investments.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the related Non-Serviced PSA, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 165 as of June 30, 2018. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;

●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;

●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;

●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;

●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;

●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;

●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;

●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;

●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;

●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;

●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;

●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;

●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;

●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;

●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;

●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;

●	160 domestic commercial mortgage backed securitization pools as of March 31, 2018 with a then current face value in excess of $72.9 billion; and

●	165 domestic commercial mortgage backed securitization pools as of June 30, 2018 with a then current face value in excess of $74.8 billion.

As of June 30, 2018, LNR Partners has resolved approximately $73.2 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans through December 31, 2016, $4.5 billion of U.S. commercial and multifamily mortgage loans through December 31, 2017, and approximately $1.55 billion of U.S. commercial and multifamily mortgage loans through June 30, 2018.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina. As of June 30, 2018, LNR Partners and its affiliates specially service a portfolio, which included approximately 5,283 assets across the United States and various international properties with a then current face value of approximately $74.8 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the MSC 2018-H3 Mortgage Loans. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the MSC 2018-H3 Mortgage Loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets. LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the related Non-Serviced PSA for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the related Non-Serviced PSA and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners does not have primary responsibility for custody services of original documents evidencing the MSC 2018-H3 Mortgage Loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving the MSC 2018-H3 Mortgage Loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard under the MSC 2018-H3 PSA.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets serviced under the MSC 2018-H3 PSA, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

LNR Partners is not an affiliate of the depositor, the underwriters, the Trust, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor (other than SMC), any originator (other than SMC) or any significant obligor. LNR Partners, however, is an affiliate of SMC, one of the sponsors and one of the originators, and of LNR Securities Holdings, LLC, a majority-owned affiliate of SMC that is anticipated to retain a portion of the VRR Interest.

Except as disclosed in this prospectus, including in the preceding paragraph, and except for LNR Partners acting as special servicer for the MSC 2018-H3 securitization transaction and SMC being one of the sponsors and one of the originators, there are no specific relationships involving or relating to this securitization transaction or the Mortgage Loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

Except for fees and additional special servicing compensation under the MSC 2018-H3 PSA applicable to the Playa Largo Whole Loan and the Shoppes at Chino Hills Whole Loan, neither LNR Partners nor any of its affiliates will retain any economic interest in this securitization as of the Closing Date, including without limitation any certificates issued by the issuing entity, except LNRSH, a majority-owned affiliate of SMC, will retain a portion of the VRR Interest. However, each of LNR Partners and its affiliates will be entitled at their discretion, from time to time after the sale of the certificates to investors on the Closing Date, to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The foregoing information regarding LNR Partners under this sub-heading regarding LNR Partners has been provided by LNR Partners.

The Primary Servicers

KeyBank National Association

KeyBank will be appointed as a primary servicer with respect to the KeyBank Mortgage Loans other than the Griffin Portfolio II Mortgage Loan (collectively, the “KeyBank Serviced Mortgage Loans”). KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the issuing entity, the Depositor, any other Mortgage Loan Seller, the trustee, the certificate administrator, the paying agent, the custodian, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, or any other sub-servicer.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	As of 12/31/2015	As of 12/31/2016	As of 12/31/2017	As of 6/30/2018
By Approximate Number	16,876	17,866	16,654	17,327
By Approximate Aggregate Principal Balance (in billions)	$185.24	$189.30	$197.60	$212.00

Within this servicing portfolio are, as of June 30, 2018, approximately 8,975 loans with a total principal balance of approximately $160.8 billion that are included in approximately 566 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2018, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer and primary servicer for commercial mortgage-backed securities rated by Moody’s, S&P, Fitch and Morningstar Credit Ratings, LLC. Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Primary Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer and primary servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer and “CPS2+” as a primary servicer. Morningstar Credit Ratings, LLC has assigned to KeyBank the rankings of “MOR CS1” as master servicer and “MOR CS1” as primary servicer. S&P’s, Fitch’s, and Morningstar Credit Rating LLC’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the primary servicer or the master servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s deposits and debt obligations.

	S&P	Fitch	Moody’s
Long-Term Deposits	N/A	A	Aa3
Short-Term Deposits	N/A	F1	P-1
Long-Term Debt Obligations	A-	A-	A3
Short-Term Debt Obligations	A-2	F1	P-2

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the KeyBank Primary Servicing Agreement and, accordingly, will not have any material adverse impact on the performance of the KeyBank Serviced Mortgage Loans or the performance of the certificates.

KeyBank has developed policies, procedures and controls for the performance of its servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act of 1933, as amended. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the KeyBank Primary Servicing Agreement for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended, and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the primary servicer of the KeyBank Serviced Mortgage Loans, generally responsible for the primary servicing functions for the KeyBank Serviced Mortgage Loans. KeyBank may from time to time perform some of its servicing obligations under the KeyBank Primary Servicing Agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any REO Property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the KeyBank Primary Servicing Agreement as if KeyBank had not retained any such vendors.

Generally, all amounts received by KeyBank on the KeyBank Serviced Mortgage Loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the KeyBank Primary Servicing Agreement. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the KeyBank Serviced Mortgage Loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular KeyBank Serviced Mortgage Loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard described in the KeyBank Primary Servicing Agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as primary servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as primary servicer including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the KeyBank Serviced Mortgage Loans pursuant to the KeyBank Primary Servicing Agreement.

Neither KeyBank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that KeyBank will retain a portion of the VRR Interest with an initial VRR Interest Balance of $8,262,983.68 (and, for the avoidance of doubt, KeyBank, as primary servicer for certain of the KeyBank Serviced Mortgage Loans, will be entitled to, or is expected to be entitled to, primary servicing fees described in this prospectus with respect to such Mortgage Loans). KeyBank and its affiliates may, from time to time after the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time. KeyBank will be required to retain its portion of the VRR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth above under this heading “—Other Servicers—The Primary Servicers—KeyBank National Association” has been provided by KeyBank.

Summary of KeyBank Primary Servicing Agreement

General. KeyBank has acquired the right to be appointed as the primary servicer of the KeyBank Serviced Mortgage Loans (18.5%). Accordingly, Midland, as master servicer, and KeyBank, as primary servicer, will enter into a Primary Servicing Agreement, dated as of October 1, 2018 (the “KeyBank Primary Servicing Agreement”). The primary servicing of such KeyBank Serviced Mortgage Loans will be governed by the KeyBank Primary Servicing Agreement. The following summary describes certain provisions of the KeyBank Primary Servicing Agreement relating to the primary servicing and administration of the KeyBank Serviced Mortgage Loans. The summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the KeyBank Primary Servicing Agreement.

Summary of Duties. With respect to the KeyBank Serviced Mortgage Loans, KeyBank, as primary servicer, will be responsible for performing the primary servicing of the KeyBank Serviced Mortgage Loans in a manner consistent with the PSA and the Servicing Standard. Primary servicing will include:

●	maintaining the servicing file and releasing files upon borrower request or payoff of such Mortgage Loan as approved by the master servicer,

●	(i) within five (5) business days of receipt of a repurchase demand, reporting any such repurchase demand to the master servicer and forwarding a copy of such repurchase demand to the master servicer, (ii) within five (5) business days of discovery or notice of a document defect or breach, notifying the master servicer in writing of any discovered document defect or breach of mortgage loan representation, and (iii) cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller,

●	collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts to hold such collections,

●	remitting to the master servicer on a timely basis monthly payments less any primary servicing fees and compensation in the nature of additional primary servicing compensation due to KeyBank, as primary servicer, and any escrow and reserve payments to be held by KeyBank,

●	preparing such reports, including a monthly remittance report and such other reports as reasonably requested by the master servicer from time to time,

●	collecting monthly and quarterly borrower reports, rent rolls, and operating statements,

●	performing annual inspections of the related Mortgaged Property and providing inspection reports to the master servicer,

●	monitoring borrower insurance obligations on such KeyBank Serviced Mortgage Loans and related Specially Serviced Loans and obtaining such property level insurance when the borrower fails to maintain such insurance,

●	maintaining errors and omissions insurance and an appropriate fidelity bond,

●	notifying the master servicer of any borrower requests or transactions; provided, however, that KeyBank will not approve or consummate any borrower request or transaction without obtaining the prior written consent of the master servicer,

●	promptly notifying master servicer of any defaults under the KeyBank Serviced Mortgage Loans, collection issues or customer issues; provided that KeyBank will not take any action with respect to enforcing such KeyBank Serviced Mortgage Loans without the prior written approval of the master servicer, and

●	with respect to all servicing responsibilities of the master servicer under the PSA which are not being performed by KeyBank under the KeyBank Primary Servicing Agreement, KeyBank will reasonably cooperate with the master servicer to facilitate the timely performance of such servicing responsibilities.

KeyBank’s custodial responsibilities are limited to original letters of credit as long as it (i) has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the master servicer, who has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion.

KeyBank will provide to master servicer access to all the servicing files, Mortgage Loan files and servicing systems maintained by KeyBank with respect to the KeyBank Serviced Mortgage Loans for audit and review. KeyBank will not take any action (whether or not authorized under the KeyBank Primary Servicing Agreement) as to which the master servicer has advised it in writing that the master servicer or the trustee has received an opinion of counsel to the effect that such action if taken would result in the imposition of a tax on any portion of the trust fund or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC. KeyBank will fully cooperate with the master servicer in connection with avoiding the imposition of a tax on any portion of the trust fund or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

KeyBank will also timely provide such certifications, reports and registered public accountant attestations required by the KeyBank Primary Servicing Agreement or by the master servicer to permit it to comply with the PSA and the depositor to comply with its Exchange Act reporting obligations.

The master servicer and KeyBank will each designate a portfolio manager and other appropriate personnel to receive documents and communications between each other such that KeyBank is able to perform its obligations under the KeyBank Primary Servicing Agreement and the master servicer is able to perform its supervisory authority over KeyBank. KeyBank will not communicate directly with the special servicer, the Directing Certificateholder or any Rating Agency except in very limited circumstances set forth in the KeyBank Primary Servicing Agreement.

KeyBank will have no obligation to make any principal and interest advance or any servicing advances. KeyBank will not make any Major Decisions, Special Servicer Non-Major Decisions or any other action requiring the approval of the master servicer under the KeyBank Primary Servicing Agreement without the prior written approval of the master servicer.

Such consent may be subject to: (a) the prior approval of the special servicer, the Directing Certificateholder or any mezzanine loan lender, as applicable, if so required under the PSA or the related Mortgage Loan documents, which approval may be withheld in such person’s sole discretion, and (b) obtaining any Rating Agency Confirmation required under the PSA or the related Mortgage Loan documents, which confirmation may be withheld in such person’s sole discretion. The master servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the KeyBank Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the master servicer receives the Servicing Fee with respect to each KeyBank Serviced Mortgage Loan under the PSA. KeyBank is not entitled to any Prepayment Interest Excess. KeyBank will be entitled to such additional primary servicing compensation as set forth in the KeyBank Primary Servicing Agreement. Generally, if received and the master servicer is entitled to retain such amounts under the PSA, KeyBank will also be entitled to retain, with respect to each related KeyBank Serviced Mortgage Loan, as additional primary servicing compensation, the following:

●	100% of the master servicer’s share of any assumption application fees and 50% of the master servicer’s share of any defeasance fees;

●	100% of the master servicer’s share of (i) any charges for beneficiary statements or demands and (ii) amounts collected for checks returned for insufficient funds actually paid by the borrower;

●	100% of late payment charges and default interest paid by the related borrowers, except as required to offset outstanding interest on Advances or certain additional trust fund expenses incurred with respect to the related KeyBank Serviced Mortgage Loan;

●	50% of the master servicer’s share of any Excess Modification Fees, assumption fees, waiver fees, consent and earnout fees, review fees and similar fees; and

●	subject to certain limitations set forth in the PSA, any interest or other income earned on deposits in the related accounts held by KeyBank.

KeyBank will be entitled to 50% of the master servicer’s share of any fees received by the master servicer with respect to any Special Servicer Non-Major Decision and any Major Decision regardless as to whether KeyBank processes such action or not. The special servicer will process all Special Servicer Non-Major Decisions and Special Servicer Major Decisions, unless the master servicer and the special servicer mutually agree that the master servicer will process such Special Servicer Non-Major Decision or Special Servicer Major Decision. If the master servicer and the special servicer mutually agree that the master servicer will process such Special Servicer Non-Major Decision or Special Servicer Major Decision, KeyBank will be required to process such Special Servicer Non-Major Decision or Special Servicer Major Decision.

KeyBank will be required to promptly remit to the master servicer any additional servicing compensation or other amounts received by it which KeyBank is not entitled to retain. Except as otherwise provided, KeyBank will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the KeyBank Primary Servicing Agreement.

Indemnification; Limitation of Liability. Neither KeyBank nor any partners, directors, officers, shareholders, members, managers, employees or agents of KeyBank (the “KeyBank Parties”) will be under any liability to the master servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the KeyBank Primary Servicing Agreement, or for errors in judgment. However, this will not protect the KeyBank Parties against losses resulting from any breach of warranties or representations made in the KeyBank Primary Servicing Agreement, or against any liability that would otherwise be imposed on KeyBank by reason of its willful misconduct, bad faith or negligence (or by reason of any specific liability imposed under the KeyBank Primary Servicing Agreement for a breach of the accepted primary servicing practices) in the performance of its duties under the KeyBank Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the KeyBank Primary Servicing Agreement. The KeyBank Parties will be indemnified and held harmless by the master servicer against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the KeyBank Primary Servicing Agreement (collectively, the “KeyBank Agreement Losses”) incurred by KeyBank (a) resulting from (i) any breach by the master servicer of a representation or warranty made by it under the KeyBank Primary Servicing Agreement or (ii) the master servicer’s willful misconduct, bad faith or negligence in the performance of its obligations and duties under the KeyBank Primary Servicing Agreement or negligent disregard of its obligations and duties under the KeyBank Primary Servicing Agreement or (b) that may be imposed on, incurred by or asserted against it in connection with, related to, or arising out of, the KeyBank Primary Servicing Agreement or the transactions contemplated by the KeyBank Primary Servicing Agreement, other than any KeyBank Agreement Losses incurred by KeyBank (i) that are specifically required to be borne by KeyBank without right of reimbursement pursuant to the terms of the KeyBank Primary Servicing Agreement or (ii) incurred by reason of (A) a breach of any representation or warranty by KeyBank, or (B) willful misconduct, bad faith or negligence of KeyBank in the performance of its respective obligations or duties under the KeyBank Primary Servicing Agreement or negligent disregard of its respective obligations or duties under the KeyBank Primary Servicing Agreement; provided, however, that the indemnification under clause (b) above will be strictly limited to any actual amount of indemnification received by the master servicer under the PSA as a result of pursuing the Trust on behalf of the KeyBank for such indemnification. The master servicer agrees to use reasonable efforts to pursue the Trust for any indemnification against any KeyBank Agreement Losses incurred by KeyBank under clause (b) above.

KeyBank will indemnify and hold harmless the master servicer and its partners, directors, officers, shareholders, members, managers, employees or agents against any KeyBank Agreement Losses incurred by the master servicer in connection with any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the KeyBank Primary Servicing Agreement resulting from (1) any breach by KeyBank of a representation or warranty made by

KeyBank in the KeyBank Primary Servicing Agreement or (2) any willful misconduct, bad faith or negligence by KeyBank in the performance of its obligations or duties under the KeyBank Primary Servicing Agreement or by reason of negligent disregard of such obligations or duties.

Termination. The KeyBank Primary Servicing Agreement will be terminated with respect to KeyBank if any of the following occurs:

●	the master servicer elects to terminate KeyBank following a KeyBank Primary Servicer Termination Event (as defined below) (except as provided in the following bullet);

●	immediately by the master servicer (or at the Depositor’s request to the extent the Depositor has the right to request termination of KeyBank under the PSA) pursuant to the final two bullets listed under KeyBank Primary Servicer Termination Events below;

●	promptly following KeyBank being or becoming Risk Retention Affiliated with or a Risk Retention Affiliate of the Third-Party Purchaser;

●	upon resignation by KeyBank;

●	with respect to any KeyBank Serviced Mortgage Loan, in the event such KeyBank Serviced Mortgage Loan is substituted pursuant to the PSA;

●	at the option of the master servicer in its sole discretion, in the event a KeyBank Serviced Mortgage Loan is purchased or repurchased pursuant to the PSA;

●	with respect to a KeyBank Serviced Mortgage Loan, upon defeasance of such KeyBank Serviced Mortgage Loan; or

●	if the master servicer’s responsibilities and duties as master servicer under the PSA have been assumed by the trustee, and the trustee has the right to terminate KeyBank pursuant to the PSA.

“KeyBank Primary Servicer Termination Event, means any one of the following events:

●	any failure by KeyBank to remit amounts due to the accounts maintained by KeyBank or to the master servicer, any amount required to be so remitted by KeyBank which failure continues unremedied for one (1) business day following the date on which such deposit or remittance was required to be made;

●	any failure on the part of KeyBank duly to observe or perform in any material respect any of its other covenants or obligations under the KeyBank Primary Servicing Agreement, which failure continues unremedied for a period of twenty (20) days (or (i) with respect to any year that a report on Form 10-K is required to be filed, three (3) business days in the case of KeyBank’s obligations under the KeyBank Primary Servicing Agreement in respect of Exchange Act reporting items (after any applicable grace periods) or (ii) ten (10) days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the KeyBank Primary Servicing Agreement) after the date on which written notice of such failure, requiring the same to be remedied, will have been given to KeyBank by the master servicer, provided, however, if such failure is capable of being cured and KeyBank is diligently pursuing such cure, such period will be extended an additional twenty (20) days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

●	any breach on the part of KeyBank of any representation or warranty made pursuant to the KeyBank Primary Servicing Agreement which materially and adversely affects the interests of any class of certificateholders or holders of any related Serviced Pari Passu Companion Loan and which continues unremedied for a period of twenty (20) days after the date on which notice of such breach, requiring the same to be remedied, will have been given to KeyBank by the master servicer, provided, however, that if such breach is capable of being cured and KeyBank is diligently pursuing such cure, such twenty (20) day period will be extended for an additional thirty (30) days;

●	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, will have been entered against KeyBank and such decree or order will have remained in force, undischarged, undismissed or unstayed for a period of fifty (50) days;

●	KeyBank consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to KeyBank, or of or relating to all or substantially all of its property;

●	KeyBank admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations or takes any corporate action in furtherance of the foregoing;

●	any Rating Agency (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (B) placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (A) or (B), such action has not been withdrawn by such Rating Agency within 60 days of such rating action) and, in the case of either of clauses (A) or (B), such Rating Agency publicly cited servicing concerns with the master servicer (because of actions of KeyBank) or KeyBank as the sole or a material factor in such rating action;

●	KeyBank is no longer rated at least “CPS3” by Fitch and KeyBank is not reinstated to at least that rating within 60 days of the delisting;

●	a Servicer Termination Event by the master servicer under the PSA, which Servicer Termination Event occurred as a result of the direct failure of KeyBank to perform any obligation required under the KeyBank Primary Servicing Agreement;

●	the failure of KeyBank to comply with any of the requirements to deliver any reports or certificates at the time such report or certification is required under the KeyBank Primary Servicing Agreement, which failure continues for five (5) days after KeyBank’s receipt of written notice thereof; or

●	subject to the PSA, any failure by KeyBank to comply with any of the requirements under Article XI of the PSA applicable to KeyBank, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under Article XI of the PSA.

Notwithstanding the foregoing, upon any termination of KeyBank, KeyBank will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will cooperate fully with the master servicer to transition primary servicing of the KeyBank Serviced Mortgage Loans to the master servicer or its designee.

The foregoing information regarding the KeyBank Primary Servicing Agreement set forth in this “Summary of KeyBank Primary Servicing Agreement” section has been provided by Midland.

Berkeley Point Capital LLC

Berkeley Point Capital LLC, a Delaware limited liability company (“BPC”) is anticipated to be appointed as primary servicer for the 1 Mortgage Loan (2.9%) pursuant to a primary servicing agreement with the master servicer and in such capacity, will be responsible for the primary servicing and administration of such Mortgage Loan. In addition, with respect to 3 Mortgage Loans (3.5%), BPC will have the right to assume limited subservicing duties consisting of performing inspections and collecting financial statements. BPC is an affiliate of CCRE Lending, an originator and mortgage loan seller, and Cantor Fitzgerald & Co., an underwriter. BPC is a subsidiary of Newmark Group (d.b.a. Newmark Knight Frank), which is an affiliate of BGC Partners, Inc. and Cantor Fitzgerald, L.P.

The principal executive offices of BPC are located at 7700 Wisconsin Avenue, Suite 1100, Bethesda, Maryland 20814 and principal servicing office of BPC is located at 225 Franklin Street, 18th Floor, Boston, Massachusetts 02110 and its telephone number is (877) 526-3562.

BPC serves as primary servicer in various transactions and is rated as a primary servicer and special servicer. Current ratings are listed below.

Servicer Rating Type	Fitch	S&P	KBRA
Primary Servicer	CPS2	Above Average	Approved
Special Servicer	CSS3+	Average	Approved-multifamily

Together with its predecessor entities, BPC has originated and serviced commercial real estate loans for over 25 years. Directly or through its affiliates, BPC originates and acts as primary servicer for commercial and multifamily loans for properties across the United States through programs offered by Fannie Mae, Freddie Mac, Ginnie Mae/FHA, Life Companies, and CMBS. BPC is a Fannie Mae DUS™, Freddie Mac Program Plus® and MAP- and LEAN-approved FHA lender and servicer, and a Ginnie Mae Issuer. It has been named special servicer on nine Freddie Mac K-Series or SB-Series securitizations, the first in 2009, one in 2013, two in 2015, four Freddie Mac SB-Series securitization in 2017 and one in 2018. In addition to its primary and special servicing assignments, BPC also provides limited servicing on CMBS loans originated directly or through an affiliate. The firm has offices located in Bethesda, Maryland, Blue Bell, Pennsylvania, Boston, Massachusetts, Dallas, Texas, Irvine, California, New York, New York, Raleigh, North Carolina, Portland, Oregon, San Diego, California, Santa Monica, California, Seattle, Washington, and Tampa, Florida.

As of June 30, 2018, BPC’s primary servicing portfolio was comprised of approximately 2130 loans with an aggregate outstanding principal balance of approximately $39.53 billion, of which BPC is the primary servicer through sub-servicing agreements with master servicers on 147 Freddie Mac K-Series securitizations for 512 loans with an approximate aggregate outstanding principal balance of approximately $12.15 billion, and 107 commercial mortgage loans with an aggregate outstanding principal balance of approximately $2.91 billion in other CMBS securitizations.

The following table sets forth information about the various pools of loans primarily serviced by BPC as of the dates indicated:

CMBS Pools	As of 12/31/2015	As of 12/31/2016	As of 12/31/2017
Primary Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance	$7.82 billion	$11.21 billion	$14.48 billion
By Number	99 pools (313 loans)	133 pools (444 loans)	176 pools (597 loans)
Limited Subservicing Portfolio By Approximate Aggregate Unpaid Principal Balance	$14.05 billion	$15.83 billion	$15.67 billion
By Number	49 pools (830 loans)	58 pools (928 loans)	63 pools (957 loans)

The commercial real estate loans that BPC originates and for which BPC provides servicing may include mortgage loans secured by the same types of income producing properties as those securing the underlying mortgage loans backing the offered certificates. Accordingly, the assets that BPC services as well as assets originated and/or owned by it or its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.

BPC has developed policies and procedures for the performance of its servicing obligations in compliance with applicable USAP and Reg AB servicing standards. BPC uses the Enterprise! Servicing system and generally utilizes technology infrastructure to bolster and facilitate controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution and commercially appropriate standardization and automation to provide for improved accuracy, efficiency, transparency, monitoring and controls. Through its web portal, Portfolio Investor Insight®, BPC provides its investors access to data and reports for the loans that it services. Borrowers may also access monthly statements as well as current and historical loan information through a password protected website, Borrower Insight®.

BPC may from time to time engage consultants to perform property inspections and to provide asset management on certain properties. BPC does not have any material primary advancing obligations with respect to the CMBS pools as to which it is a primary servicer, and accordingly BPC does not believe that its financial condition will have any adverse effect on the performance of its duties under the primary servicing agreement with respect to the PSA nor any material impact on the mortgage pool performance or the performance of the offered certificates.

BPC will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans. On occasion, BPC may have custody of certain of such documents as necessary for the performance of its duties with respect to underlying Mortgage Loans or otherwise. To the extent that BPC has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

BPC is not an affiliate of any of the sponsors, the issuing entity, the depositor, the master servicer, the trustee or any originator other than CCRE Lending and is not an affiliate of any underwriter other than Cantor Fitzgerald & Co. Other than its relationship with CCRE Lending and Cantor Fitzgerald & Co. (and indirectly any relationships of those two entities disclosed elsewhere in this prospectus), there are no specific relationships involving or relating to this transaction or the Mortgage Loans between BPC or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party -- apart from the subject securitization transaction -- between BPC or any of its affiliates, on the one hand, and the depositor, the sponsors or the issuing entity, on the other hand, that currently exist or that existed during the past two (2) years and that are material to an investor’s understanding of the offered certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which BPC is acting as primary or special servicer has experienced an event of default as a result of any action or inaction performed by BPC in such capacity. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by BPC with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which BPC was acting as primary servicer or special servicer.

From time to time, BPC and its affiliates are parties to lawsuits and other legal proceedings by governmental authorities or other entities arising in the ordinary course of business. BPC does not believe that any such current lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as servicer or be material to a Certificateholder.

Neither BPC nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization.

The foregoing information regarding BPC set forth in this “Transaction Parties—Other Servicers—The Primary Servicers—Berkeley Point Capital LLC” has been provided by BPC.

Summary of BPC Primary Servicing Agreement

General. BPC has acquired the right to be appointed as the primary servicer of 1 Mortgage Loan (the “BPC Primary Serviced Mortgage Loan“) (2.9%). Accordingly, Midland, as master servicer, and BPC, as primary servicer, will enter into a primary servicing agreement, dated as of October 1, 2018 (the “BPC Primary Servicing Agreement“). The primary servicing of the BPC Primary Serviced Mortgage Loan will be governed by the BPC Primary Servicing Agreement. The following summary describes certain provisions of the BPC Primary Servicing Agreement relating to the primary servicing and administration of the BPC Primary Serviced Mortgage Loan. The summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the BPC Primary Servicing Agreement.

Summary of Duties. With respect to the BPC Primary Serviced Mortgage Loan, BPC, as primary servicer, will be responsible for performing the primary servicing of the BPC Primary Serviced Mortgage Loan in a manner consistent with the PSA and the Servicing Standard. Primary servicing will include:

●	maintaining the servicing file and releasing files upon borrower request or payoff of such Mortgage Loan as approved by the master servicer;

●	(i) within five (5) business days of receipt of a repurchase demand, reporting any such repurchase demand to the master servicer and forwarding a copy of such repurchase demand to the master servicer, (ii) within five (5) business days of discovery or notice of a document defect or breach, notifying the master servicer in writing of any discovered document defect or breach of a mortgage loan representation, (iii) promptly providing the master servicer with any documentation in BPC’s possession reasonably requested by the master servicer and (iv) cooperating with the master servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller;

●	collecting monthly payments and escrow and reserve payments and maintaining a segregated primary servicer collection account and applicable escrow and reserve accounts to hold such collections

●	remitting to the master servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments and payments in the nature of additional primary servicing compensation due to BPC, as primary servicer;

●	preparing such reports, including a day one report, monthly remittance report and such other reports as reasonably requested by the master servicer from time to time;

●	collecting monthly and quarterly borrower reports, rent rolls and operating statements;

●	performing annual inspections of the related Mortgaged Property and providing inspection reports to the master servicer;

●	monitoring borrower insurance obligations on the BPC Primary Serviced Mortgage Loan and related Specially Serviced Loans and obtaining such property level insurance when the borrower fails to maintain such insurance;

●	maintaining errors and omissions insurance and an appropriate fidelity bond;

●	notifying the master servicer of any borrower requests or transactions; provided, however, that BPC will not approve or consummate any borrower request or transaction without obtaining the prior written consent of the master servicer;

●	promptly notifying master servicer of any defaults under the BPC Primary Serviced Mortgage Loan, collection issues or customer issues; provided that BPC will not take any action with respect to enforcing such BPC Primary Serviced Mortgage Loan without the prior written approval of the master servicer;

●	in connection with any request for materials by the asset representations reviewer with respect to this PSA or any other asset representations reviewer, promptly providing master servicer with any documents requested by the master servicer and cooperating with the master servicer in connection with its obligations relating to such request; and

●	with respect to all servicing responsibilities of the master servicer under the PSA which are not being performed by BPC under the BPC Primary Servicing Agreement, BPC will reasonably cooperate with the master servicer to facilitate the timely performance of such servicing responsibilities.

BPC’s custodial responsibilities are limited to original letters of credit as long as it (i) has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the master servicer, who has a vault or other adequate safety procedures in place satisfactory to the master servicer, in its sole discretion.

BPC will provide to master servicer access to all the servicing files, Mortgage Loan files and servicing systems maintained by BPC with respect to the BPC Primary Serviced Mortgage Loan for audit and review. BPC will not take any action (whether or not authorized under the BPC Primary Servicing Agreement) that would result in the imposition of a tax on any portion of the issuing entity or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust. BPC will fully cooperate with the master servicer in connection with avoiding the imposition of a tax on any portion of the issuing entity or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust.

BPC will also timely provide such certifications, reports and registered public accountant attestations required by the BPC Primary Servicing Agreement or by the master servicer to permit it to comply with the PSA and the depositor to comply with its Exchange Act reporting obligations.

The master servicer and BPC will each designate a portfolio manager and other appropriate personnel to receive documents and communications between each other such that BPC is able to perform its obligations under the BPC Primary Servicing Agreement and the master servicer is able to perform its supervisory authority over BPC. BPC will not communicate directly with the special servicer, the Directing Certificateholder or any Rating Agency except in very limited circumstances set forth in the BPC Primary Servicing Agreement.

BPC will have no obligation to make any principal and interest advance or any servicing advances. BPC will not make any Major Decisions, Special Servicer Non-Major Decisions or take any other action requiring the approval of the master servicer under the BPC Primary Servicing Agreement without the prior written approval of the master servicer.

Such consent may be subject to: (a) the prior approval of the special servicer, the Directing Certificateholder or any mezzanine loan lender, as applicable, if so required under the PSA or the related Mortgage Loan documents, which approval may be withheld in such person’s sole discretion, and (b) obtaining any Rating Agency Confirmation required under the PSA or the related Mortgage Loan documents, which confirmation may be withheld in such person’s sole discretion. The master servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the BPC Primary Servicing Agreement, the primary servicing fee will be paid only to the extent that the master servicer receives the Servicing Fee with respect to the BPC Primary Serviced Mortgage Loan under the PSA. BPC is not entitled to any Prepayment Interest Excess. BPC will be entitled to such additional primary servicing compensation as set forth in the BPC Primary Servicing Agreement. Generally, if received and the master servicer is entitled to retain such amounts under the PSA, BPC will also be entitled to retain, with respect to the BPC Primary Serviced Mortgage Loan, as additional primary servicing compensation (the “BPC Additional Primary Servicing Compensation“), the following:

●	100% of the master servicer’s share of late payment charges and default interest to the extent BPC is performing the related collection work and to the extent not required to offset (a) interest on Advances or (b) certain additional trust fund expenses incurred with respect to the BPC Primary Serviced Mortgage Loan;

●	100% of the master servicer’s share of any charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds actually paid by the borrower;

●	50% of the master servicer’s share of any Excess Modification Fees, assumption application fees, assumption, waiver, consent and earnout fees, review fees and similar fees; and

●	subject to certain limitations set forth in the PSA, any interest or other income earned on deposits in the related accounts held by BPC.

BPC will not be entitled to any BPC Additional Primary Servicing Compensation in the form of fees earned with respect to the processing of any Special Servicer Non-Major Decision performed by the special servicer; provided, however, that if the master servicer and BPC mutually agree that BPC will process any Special Servicer Non-Major Decision following approval of such decision by the special servicer and BPC processes such Special Servicer Non-Major Decision, BPC will be entitled to the applicable fee as described above.

BPC will be required to promptly remit to the master servicer any additional servicing compensation or other amounts received by it which BPC is not entitled to retain. Except as otherwise provided, BPC will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the BPC Primary Servicing Agreement.

Indemnification; Limitation of Liability. Neither BPC nor any partners, directors, officers, shareholders, members, managers, employees or agents of BPC (the “BPC Parties”) will be under any liability to the master servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the BPC Primary Servicing Agreement, or for errors in judgment. However, this will not protect the BPC Parties against any liability which would be imposed by reason of any breach of warranties or representations made in the BPC Primary Servicing Agreement, or against any liability that would otherwise be imposed on BPC by reason of its willful misconduct, bad faith or negligence (or by reason of any specific liability imposed under the BPC Primary Servicing Agreement for a breach of the accepted primary servicing practices) in the performance of its obligations and duties under the BPC Primary Servicing Agreement or by reason of its negligent disregard of its obligations and duties under the BPC Primary Servicing Agreement. The BPC Parties will be indemnified and held harmless by the master servicer against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the BPC Primary Servicing Agreement (collectively, the “BPC Agreement Losses”) incurred by BPC (1) by reason of the master servicer’s willful misconduct, bad faith, negligence in the performance of its obligations and duties under the BPC Primary Servicing Agreement or negligent disregard of its obligations and duties under the BPC Primary Servicing Agreement or (2) in connection with, or relating to, the BPC Primary Servicing Agreement, the BPC Primary Serviced Mortgage Loan or the Certificates, other than any BPC Agreement Losses incurred by BPC (i) that are specifically required to be borne by BPC without right of reimbursement pursuant to the terms of the BPC Primary Servicing Agreement or (ii) incurred by reason of (A) a breach of any representation or warranty by BPC or (B) willful misconduct, bad faith or negligence of BPC in the performance of its respective obligations and duties under the BPC Primary Servicing Agreement or negligent disregard of its respective obligations and duties under the BPC Primary Servicing Agreement; provided, however, that the indemnification under clause (2) above will be strictly limited to any actual amount of indemnification received by the master servicer under the PSA as a result of pursuing the issuing entity on behalf of BPC for such indemnification.

BPC will indemnify and hold harmless the master servicer and its partners, directors, officers, shareholders, members, managers, employees or agents against any BPC Agreement Losses incurred by the master servicer by reason of (1) any breach by BPC of a representation or warranty made by BPC in the BPC Primary Servicing Agreement or (2) any willful misconduct, bad faith or negligence by BPC in the performance of its respective obligations and duties under the BPC Primary Servicing Agreement or under the PSA or by reason of negligent disregard of such obligations and duties.

Resignation. The BPC Primary Servicing Agreement will generally provide that BPC may not resign from the obligations and duties imposed on it under the BPC Primary Servicing Agreement unless BPC provides to the master servicer sixty (60) days prior written notice of such resignation or such lesser notice as may be acceptable to the master servicer to enable the master servicer to assume all of BPC’s rights, powers, duties and obligations under the BPC Primary Servicing Agreement.

Termination. The BPC Primary Servicing Agreement will be terminated with respect to BPC if any of the following occurs:

●	the master servicer elects to terminate BPC following a BPC Primary Servicer Termination Event (as defined below);

●	at the depositor’s request (to the extent the depositor has the right to request termination of BPC under the PSA) pursuant to the final two bullets listed under BPC Primary Servicer Termination Events below;

●	promptly following BPC being or becoming Risk Retention Affiliated with or a Risk Retention Affiliate of any Third-Party Purchaser;

●	upon resignation by BPC;

●	in the event the BPC Primary Serviced Mortgage Loan becomes a specially serviced loan or is substituted, defeased, purchased or repurchased pursuant to the PSA; or

●	if the master servicer’s responsibilities and duties as master servicer under the PSA have been assumed by the trustee, or a successor master servicer, then the trustee or such successor master servicer will, without act or deed on the part of the trustee or such successor master servicer, as applicable, succeed to all of the rights and obligations of the master servicer under the BPC Primary Servicing Agreement.

“BPC Primary Servicer Termination Event”, means any one of the following events:

●	any failure by BPC to remit to the accounts maintained by BPC or to the master servicer, any amount required to be so remitted by BPC;

●	any failure on the part of BPC duly to observe or perform in any material respect any of the other covenants or obligations which continues unremedied for a period of twenty (20) days (or (i) with respect to any year that a report on Form 10-K is required to be filed, three (3) business days in the case of BPC’s obligations under the BPC Primary Servicing Agreement in respect of Exchange Act reporting items (after any applicable grace periods) or (ii) ten (10) days in the case of a failure to pay the premium for any insurance policy required to be maintained under the BPC Primary Servicing Agreement or such shorter period (not less than 1 business day) as may be required to avoid the lapse of insurance) after the date on which written notice of such failure, requiring the same to be remedied, will have been given to BPC by the master servicer, provided, however, that if such failure with a twenty (20) day cure period is capable of being cured and BPC is diligently pursuing such cure, such twenty (20) day period will be extended for an additional twenty (20) days; provided that BPC has commenced to cure such failure within the initial twenty (20) day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

●	any breach on the part of BPC of any representation or warranty made pursuant to the BPC Primary Servicing Agreement which materially and adversely affects the interests of any class of Certificateholders and which continues unremedied for a period of twenty (20) days after the date on which notice of such breach, requiring the same to be remedied, will have been given to BPC by the master servicer, provided, however, that if such breach is capable of being cured and BPC is diligently pursuing such cure, such 20 day period will be extended for an additional twenty (20) days; provided that

BPC has commenced to cure such failure within the initial twenty (20) day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure;

●	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, will have been entered against BPC and such decree or order will have remained in force, undischarged, undismissed or unstayed for a period of forty-five (45) days;

●	BPC consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to BPC, or of or relating to all or substantially all of its property;

●	BPC admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes an assignment for the benefit of its creditors, voluntarily suspends payment of its obligations or takes any corporate action in furtherance of the foregoing;

●	any of the Rating Agencies has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or (B) placed one or more classes of certificates on “watch status” in contemplation of rating downgrade or withdrawal (and in the case of clauses (A) or (B), such action has not been withdrawn by such Rating Agency within 60 days of such rating action) and, in the case of either of clauses (A) or (B), such Rating Agency publicly cited servicing concerns with the master servicer (because of actions of BPC) or BPC as the sole or a material factor in such rating action;

●	a Servicer Termination Event by the master servicer under the PSA, which Servicer Termination Event occurred as a result of the failure of BPC to perform any obligation required under the BPC Primary Servicing Agreement;

●	the failure of BPC to comply with any of the requirements to deliver any reports or certificates at the time such report or certification is required under the BPC Primary Servicing Agreement, which continues unremedied for five (5) days after the date on which written notice of such failure, requiring the same to be remedied, will have been given to BPC by the master servicer;

●	BPC (or any subservicer of BPC appointed pursuant to BPC Primary Servicing Agreement), fails to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor under Article XI of the PSA or under the BPC Primary Servicing Agreement or to the applicable master servicer under any other pooling and servicing agreement that the depositor is a party to; or

●	BPC (or any subservicer of BPC appointed pursuant to BPC Primary Servicing Agreement), fails to perform in any material respect any of its covenants or obligations contained in the BPC Primary Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required for any party to the PSA to perform its obligations under Article XI of the PSA or under the Exchange Act reporting items required under any other pooling and servicing agreement that the depositor is a party to.

Notwithstanding the foregoing, upon any termination of BPC, BPC will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and will cooperate fully with the master servicer to transition primary servicing of the BPC Primary Serviced Mortgage Loan to the master servicer or its designee.

The foregoing information regarding the BPC Primary Servicing Agreement set forth in this “—Summary of BPC Primary Servicing Agreement” section has been provided by Midland.

The Operating Advisor and Asset Representations Reviewer

Pentalpha Surveillance LLC (“Pentalpha Surveillance”), a Delaware limited liability company, will act as the operating advisor under the PSA with respect to each Serviced Mortgage Loan. The operating advisor will have certain review and consultation duties with respect to activities of the special servicer. Pentalpha Surveillance will also be serving as the asset representations reviewer under the PSA. The asset representations reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and upon notification from the certificate administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans.

The principal office of Pentalpha Surveillance is located in Greenwich, Connecticut. Pentalpha Surveillance is privately held (founded in 2005) and is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.

Pentalpha Surveillance maintains proprietary compliance checking software and a team of industry operations veterans focused on independently investigating and resolving loan origination and servicing flaws. This includes, but is not limited to, collections optimization, representation and warranty settlements, derivative contract errors and transaction party disputes. Loans collateralized by commercial and residential real estate debt represent the majority of its focus. More than $500 billion of residential, commercial and other income producing loans have been boarded to the Pentalpha Surveillance system in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. As of June 30, 2018, Pentalpha Surveillance has acted as operating advisor or trust advisor in approximately 145 commercial mortgage backed securitizations with an aggregate initial unpaid principal balance of approximately $142 billion since October 2010. As of June 30, 2018, Pentalpha Surveillance has acted as asset representations reviewer in 42 commercial mortgage backed securitizations with an aggregate initial unpaid principal balance of approximately $40 billion.

Pentalpha Surveillance satisfies each of the criteria of the definition of “Eligible Operating Advisor” set forth in “The Pooling and Servicing Agreement—Operating Advisor—Eligibility of Operating Advisor” in the prospectus. Pentalpha Surveillance: (a) is an operating advisor on other CMBS transactions rated by any of the Rating Agencies and none of the Rating Agencies has qualified, downgraded or withdrawn any of its rating or ratings of one or more classes of certificates for any such transaction citing concerns with Pentalpha Surveillance as the sole or material factor in such rating action; (b) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; (c) can and is making the representations and warranties as operating advisor set forth in the PSA; (d) is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, any mortgage loan seller, the Directing Certificateholder, the Third Party Purchaser, the Risk Retention Consultation Party or a depositor, trustee, certificate administrator, master servicer, or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (e) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the recommendation of the replacement of the special servicer or the appointment of a successor special servicer to become the special servicer; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, the VRR Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than its fees from its role as operating advisor and asset representations reviewer. In addition, Pentalpha Surveillance believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA.

From time to time, Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on Pentalpha Surveillance’s business or its ability to serve as operating advisor or asset representations reviewer pursuant to the PSA or that is material to the holders of the certificates.

Neither Pentalpha Surveillance LLC nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Pentalpha Surveillance LLC.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of their respective obligations under the PSA. Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer”. The operating advisor’s and the asset representations reviewer’s rights and obligations with respect to indemnification, and certain limitations on its liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Credit Risk Retention

General

This securitization transaction will be subject to the credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Act (the “Credit Risk Retention Rules”). KeyBank National Association, a national banking association, will act as the “retaining sponsor” (as defined in Regulation RR, the “Retaining Sponsor”), and is expected to satisfy its risk retention requirement in accordance with Regulation RR promulgated under Section 15G of the Exchange Act (“Regulation RR”), which implements the Credit Risk Retention Rules, through a combination of the following:

●	The VRR Interest is intended to be an “eligible vertical interest” (as defined in Regulation RR) in the Trust in the form of a “single vertical security” (as defined in Regulation RR) with an initial VRR Interest Balance of $21,254,129.53 (representing approximately 2.36% of all “ABS interests” (as defined in Regulation RR) in the Trust (which will consist of the certificates (other than the Class R Certificates) and the VRR Interest and are collectively referred to herein as the “ABS Interests“) as of the Closing Date) and an effective interest rate equal to the WAC Rate. In accordance with the definition of “single vertical security” under Regulation RR, the VRR Interest will entitle the holders thereof to a specified percentage (equal to the Vertical Risk Retention Allocation Percentage) of the amounts paid on each other class of ABS Interests.

○	The Retaining Sponsor is expected to offset a portion of its risk retention requirement by the portion of the VRR Interest acquired on the Closing Date and retained by Morgan Stanley Bank, N.A., a national banking association, as the originator of the MSMCH Mortgage Loans. Morgan Stanley Bank will acquire $7,699,071.17 of the VRR Interest, representing approximately 36.2% of the VRR Interest on the Closing Date. Morgan Stanley Bank originated Mortgage Loans representing approximately 36.2% of the Initial Pool Balance, which is at least 20% of the Initial Pool Balance and is equal to its percentage ownership of the VRR Interest in accordance with Rule 11(a)(1) of Regulation RR.

○	The Retaining Sponsor is expected to offset a portion of its risk retention requirement by the portion of the VRR Interest acquired on the Closing Date and retained by LNR Securities Holdings, LLC (“LNRSH”), a Delaware limited liability company and a majority-owned affiliate of Starwood Mortgage Capital LLC, a Delaware limited liability company, the originator of the SMC Mortgage Loans. LNRSH will acquire $5,292,074.68 of the VRR Interest, representing approximately 24.9% of the VRR Interest on the Closing Date. SMC originated Mortgage Loans representing approximately 24.9% of the Initial Pool Balance, which is at least 20% of the Initial Pool Balance and is equal to its percentage ownership of the VRR Interest in accordance with Rule 11(a)(1) of Regulation RR.

○	Each of Morgan Stanley Bank and SMC will acquire its applicable portion of the VRR Interest from the depositor pursuant to an exchange under Rule 11(a)(1)(iv)(B) of Regulation RR, whereby such retaining party will sell to the depositor (in the case of Morgan Stanley Bank, through MSMCH) the Mortgage Loans that it originated in exchange for cash consideration and such applicable portion of the VRR Interest. The VRR Interest Balance of such applicable portion of the VRR Interest (i) will represent a reduction in the price received by such retaining party from the depositor for the Mortgage Loans sold by such retaining party (in the case of Morgan Stanley Bank, through MSMCH) to the depositor for inclusion in the Mortgage Pool and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by such retaining party in accordance with the Credit Risk Retention Rules. Contemporaneously with the sale of SMC Mortgage loans from SMC to the depositor, SMC will transfer its portion of the VRR Interest to LNRSH.

○	The Retaining Sponsor will acquire from the depositor on the Closing Date, and retain, the remaining portion of the VRR Interest, with a VRR Interest Balance equal to $8,262,983.68 and representing approximately 38.9% of the VRR Interest.

●	The Retaining Sponsor is expected to satisfy the remainder of its risk retention requirement through the purchase by a “third party purchaser (the “Third Party Purchaser”), which is expected to be KKR Real Estate Credit Opportunity Partners Aggregator I L.P., a Delaware limited partnership, as further described under “—HRR Certificates—The Third Party Purchaser”, purchasing, on the Closing Date, and holding for its own account an “eligible horizontal residual interest” (as defined in Regulation RR), consisting of all of the Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates (collectively, the “HRR Certificates” and, together with the VRR Interest, the “RR Interest“), with an aggregate initial Certificate Balance of $57,157,579, representing approximately 2.72% of the fair value of all ABS Interests as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”).

KeyBank, Morgan Stanley Bank, LNRSH (a majority-owned affiliate of SMC) and the Third-Party Purchaser are collectively referred to herein as the “Retaining Parties.” The sum of (i) the percentage of the aggregate Certificate Balance of all ABS Interests as of the Closing Date represented by the VRR Interest and (ii) the percentage of the fair value of all ABS Interests represented by the HRR Certificates will equal at least 5 as of the Closing Date (the “Fair Value Condition”).

Notwithstanding any references in this prospectus or the PSA to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Parties, the Third Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Parties, the Third Party Purchaser or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Retaining Parties have determined that for purposes of this transaction, 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of Mortgage Loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

The Third Party Purchaser is expected to purchase the HRR Certificates for cash on the Closing Date at the prices set forth in the table below:

Class of Certificates	Initial Certificate Balance(1)	Fair Value (in % and $)(2)	Purchase Price(3)
Class F-RR	$10,991,000	0.52%/$4,765,492	43.35813%
Class G-RR	$8,794,000	0.42%/$3,812,914	43.35813%
Class H-RR	$8,793,000	0.42%/$3,812,480	43.35813%
Class J-RR	$28,579,579	1.36%/$12,391,571	43.35813%

(1)	The VRR Interest Balance of the VRR Interest is not included in the Certificate Balance of any Class of HRR Certificates.

(2)	The fair value of each Class of the HRR Certificates (in each case expressed as a percentage of the fair value of all of the ABS Interests and as a dollar amount).

(3)	Expressed as a percentage of the initial Certificate Balance of the applicable class of the HRR Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the HRR Certificates to be acquired by the Third Party Purchaser is approximately $24,782,457, excluding accrued interest.

The aggregate fair value of the HRR Certificates identified in the above table is equal to approximately $24,782,457, representing approximately 2.72% of the aggregate fair value of all ABS Interests. The aggregate fair value of all ABS Interests issued by the Trust is approximately $910,810,680. The fair values referenced in the preceding two sentences are based on actual prices and final tranche sizes as of the Closing Date for all ABS Interests issued by the Trust.

Given that the VRR Interest Balance of the VRR Interest constitutes 2.36% of the ABS Interests, the Retaining Sponsor is required to retain an eligible horizontal residual interest with a fair value as of the Closing Date of at least $24,045,402 (representing 2.64% of the aggregate fair value of all ABS Interests issued by the Trust, excluding accrued interest).

The approximate fair value of each class of ABS Interests based on actual sales prices and final tranche sizes is set forth below:

Class of Certificates or VRR Interest	Fair Value (in % and $)(1)
Class A-1	2.17%/$19,799,745
Class A-2	4.15%/$37,800,971
Class A-SB	3.72%/$33,885,546
Class A-3	23.64%/$215,322,896
Class A-4	35.39%/$322,308,576
Class X-A	2.78%/$25,353,703
Class X-B	0.21%/$1,884,870
Class A-S	10.69%/$97,357,251
Class B	3.98%/$36,226,002
Class C	3.98%/$36,287,110
Class X-D	0.66%/$5,973,545
Class D	1.97%/$17,937,080
Class E	1.58%/$14,395,797
Class F-RR	0.52%/$4,765,492
Class G-RR	0.42%/$3,812,914
Class H-RR	0.42%/$3,812,480
Class J-RR	1.36%/$12,391,571
Class V	0.00%/$0
VRR Interest	2.36%/$21,495,132

(1)	The fair value of the indicated class of certificates or VRR Interest expressed as a percentage of the fair value of all ABS Interests issued by the Trust and as a dollar amount.

As of the date of this prospectus, there are no material differences between (a) the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed in the preliminary prospectus under the heading “Credit Risk Retention” prior to the pricing of the certificates and (b) the valuation methodology or the key inputs and assumptions that were used in calculating the fair value set forth above under this “Credit Risk Retention” section.

The VRR Interest

Material Terms of the VRR Interest

General

The right to payment of holders of the VRR Interest is pro rata and pari passu with the right to payment of holders of the certificates (as a collective whole). On each Distribution Date, the portion of Aggregate Available Funds allocable to (a) the VRR Interest will be the product of such Aggregate Available Funds multiplied by the Vertically Retained Percentage, and (b) the certificates will be the product of such Aggregate Available Funds multiplied by the Non-Vertically Retained Percentage. In addition, any losses incurred on the Mortgage Loans will be allocated between the VRR Interest, on the one hand, and the certificates, on the other hand, pro rata in accordance with the Vertically Retained Percentage and the Non-Vertically Retained Percentage, respectively.

VRR Interest Available Funds

On any Distribution Date, the Aggregate Available Funds will be allocated between the certificates and the VRR Interest, pro rata, in accordance with the Non-Vertically Retained Percentage and the Vertically Retained Percentage, respectively. Principal, interest (other than Excess Interest, if any) and any recoveries of losses allocated to the certificates will be further allocated to the specified classes of certificates in sequential order, in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

The amount available for distribution to the holders of the VRR Interest on each Distribution Date will, in general, equal the sum of (i) the Vertically Retained Percentage of the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the VRR Interest Gain-on-Sale Remittance Amount for such Distribution Date (such amount, the “VRR Interest Available Funds”).

The “Non-Vertically Retained Percentage” is 100% minus the Vertically Retained Percentage.

The “Vertically Retained Percentage” is equal to a fraction, expressed as a percentage, the numerator of which is the initial VRR Interest Balance of the VRR Interest, and the denominator of which is the sum of (i) the aggregate initial Certificate Balance of all of the classes of Principal Balance Certificates and (ii) the initial VRR Interest Balance of the VRR Interest.

The “VRR Interest Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the VRR Interest Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Vertically Retained Percentage of the Aggregate Gain-on-Sale Entitlement Amount (described under “Description of the Certificates—Distributions—Available Funds”).

Priority of Distributions

On each Distribution Date, for so long as the VRR Interest Balance of the VRR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the VRR Interest Available Funds, in the following order of priority:

First, to the VRR Interest, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

Second, to the VRR Interest, in reduction of the VRR Interest Balance thereof, an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the VRR Interest Balance of the VRR Interest has been reduced to zero; and

Third, to the VRR Interest, up to an amount equal to the product of (A) the Vertical Risk Retention Allocation Percentage and (B) the aggregate amount of reimbursed Realized Losses and interest thereon distributed to the holders of the Principal Balance Certificates pursuant to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth, Twenty-seventh and Thirtieth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus;

provided, that to the extent any VRR Interest Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, as the REMIC residual interest, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur any tax liability of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

The VRR Interest will not have a specified pass-through rate (other than for tax reporting purposes), but the effective interest rate on the VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “VRR Interest Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (A) the Vertical Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Regular Certificates according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second, Twenty-fifth and Twenty-eighth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Principal Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the Vertical Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Principal Balance Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third, Twenty-sixth and Twenty-ninth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Vertical Risk Retention Allocation Percentage” will equal the Vertically Retained Percentage divided by the Non-Vertically Retained Percentage.

Allocation of VRR Interest Realized Losses

On any Distribution Date, Mortgage Loan losses will be allocated between the certificates and the VRR Interest, pro rata, in accordance with the Non-Vertically Retained Percentage and the Vertically Retained Percentage, respectively. Mortgage Loan losses allocated to the certificates will be further allocated to the specified Classes of certificates in reverse sequential order, in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

The certificate administrator will be required to allocate any VRR Interest Realized Losses to the VRR Interest in reduction of the VRR Interest Balance.

The “VRR Interest Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Vertically Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts to the extent such Workout-Delayed Reimburse Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any REO Loans (excluding any portion allocable to the related Companion Loan, if applicable) expected to be outstanding immediately following such Distribution Date, is less than (ii) the VRR Interest Balance of the VRR Interest after giving effect to distributions of principal on such Distribution Date.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute to the holders of the VRR Interest the Vertically Retained Percentage of any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date, as described in “Description of the Certificates—Distributions—Excess Interest”.

Yield Maintenance Charge or Prepayment Premium

On each Distribution Date, the certificate administrator is required to distribute to the holders of the VRR Interest the Vertically Retained Percentage of any Yield Maintenance Charge or Prepayment Premium received on or prior to the related Determination Date, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

The HRR Certificates

Material Terms of the HRR Certificates

For a description of payment and other material terms of the HRR Certificates see “Description of the Certificates” in this prospectus.

The Retaining Third Party Purchaser

KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (“KKR Opportunity Partners”), a Delaware limited partnership, is expected, on the Closing Date, (i) to purchase for cash the HRR Certificates and receive the Class V Certificates, and (ii) to act as the initial Third Party Purchaser.

KKR Opportunity Partners was formed primarily to invest in junior tranches of commercial mortgaged-backed securities (“CMBS B-Piece Securities”). As of June 30, 2018, KKR Opportunity Partners has purchased fifteen offerings of CMBS B-Piece Securities subsequent to the implementation of the Credit Risk Retention Rules.

KKR Opportunity Partners is advised by Kohlberg Kravis Roberts & Co. L.P. (“KKR”). KKR is an experienced commercial real estate debt investor. Certain senior members of KKR’s real estate credit team have over 22 years of CMBS experience as of June 30, 2018. Funds advised by KKR have made investments in floating-rate whole loans on transitional properties, subordinate debt, preferred equity and CMBS B-Piece Securities. As of June 30, 2018, funds advised by KKR own 31 separate real estate credit investments. As of June 30, 2018, KKR is responsible for approximately $176 billion in client or limited partner assets under management. KKR is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.

If the Retaining Sponsor determines that the Third Party Purchaser or a successor third-party purchaser no longer complies with one or more of the Credit Risk Retention Rules applicable to the Third Party Purchaser or such successor third-party purchaser, the Retaining Sponsor will be required to promptly notify, or cause to be notified, the Certificateholders and the VRR Interest Owners of such noncompliance.

Hedging, Transfer and Financing Restrictions

The VRR Interest and the HRR Certificates will be subject to certain hedging, transfer and financing restrictions. The VRR Interest will be in the form of a certificated REMIC regular interest representing the right to receive certain distributions under the PSA as described in this “Credit Risk Retention” section, and the VRR Interest and the HRR Certificates are expected to be held at all times in definitive form by the certificate administrator on behalf of the registered holders thereof, as and to the extent provided in the PSA.

Each Retaining Party will agree that, except for transfers to a subsequent third party purchaser no sooner than five years after the Closing Date in the case of the HRR Certificates, it and its affiliates are subject to certain hedging, transfer and financing restrictions that will be applicable to any “retaining sponsor”, “originator” and any respective “affiliate” (each as defined in the Regulation RR) when compliance with the Credit Risk Retention Rules is required.

These restrictions will include an agreement by each Retaining Party not to transfer its respective RR Interest, except to a “majority-owned affiliate” or, in the case of the Third Party Purchaser, to a subsequent third party purchaser (as defined in, and in accordance with, the Credit Risk Retention Rules).

The Retaining Parties have agreed that the restrictions described under this heading “Hedging, Transfer and Financing Restrictions” will expire on the date that is the earlier of (a) the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the Initial Pool Balance; (ii) the date on which the sum of the total outstanding Certificate Balance of the certificates and the VRR Interest Balance of the VRR Interest has been reduced to 33% of the sum of the total outstanding Certificate Balance of the certificates and the VRR Interest Balance of the VRR Interest as of the Closing Date; and (iii) two years after the Closing Date; and (b) such date on which the Credit Risk Retention Rules cease to require the retention of risk with respect to the securitization of the Mortgage Loans contemplated by the PSA, resulting from the repeal, amendment or modification of all or any applicable portion of the Credit Risk Retention Rules. Notwithstanding any of the foregoing to the contrary, solely with respect to the HRR Certificates, such restrictions will expire, if earlier, on the date on which all of the Mortgage Loans have been defeased in accordance with paragraph (b)(8)(i) of Rule 7 under Regulation RR.

Operating Advisor

The operating advisor for the transaction is Pentalpha Surveillance LLC, a Delaware limited liability company. As described under “The Pooling and Servicing Agreement—Operating Advisor”, the Operating Advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Serviced Mortgage Loans:

●	review the actions of the special servicer with respect to Specially Serviced Loans and, for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to Serviced Mortgage Loans that are not Specially Serviced Loans;

●	review reports provided by the special servicer to the extent set forth in the PSA;

●	review for accuracy certain calculations made by the special servicer; and

●	issue an annual report generally setting forth, among other things, its assessment of the special servicer’s performance of its duties under the PSA with respect to Specially Serviced Loans and whether the special servicer is operating in compliance with the Servicing Standard.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the Certificateholders and the VRR Interest Owners as a collective whole, the operating advisor will have the right to recommend the replacement of the special servicer with respect to the Serviced Mortgage Loans. See “The Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause” and “—Operating Advisor—Recommendation of the Replacement of the Special Servicer”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult with the master servicer and special servicer with respect to Major Decisions in respect of the applicable Serviced Mortgage Loan(s) and/or related Companion Loan(s). The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the PSA. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—Operating Advisor”.

The Operating Advisor is required to be an Eligible Operating Advisor. For further information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor, the operating advisor’s compensation, and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “The

Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation” and “—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraph are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

MSMCH will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2 with respect to the MSMCH Mortgage Loans. At the time of its decision to include each of the MSMCH Mortgage Loans in this transaction, MSMCH determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by MSMCH that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by MSMCH that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which MSMCH based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

KeyBank will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2 with respect to the KeyBank Mortgage Loans. At the time of its decision to include each of the KeyBank Mortgage Loans in this transaction, KeyBank determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan to value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by KeyBank that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by KeyBank that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which KeyBank based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

SMC will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, with respect to the SMC Mortgage Loans. At the time of its decision to include each of the SMC Mortgage Loans in this transaction, SMC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan to value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by SMC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by SMC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which SMC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

CCRE Lending will make the representations and warranties identified on Annex D-1, subject to the exceptions to those representations and warranties set forth in Annex D-2 with respect to the CCRE Mortgage Loans. At the time of its decision to include each of the CCRE Mortgage Loans in this transaction, CCRE Lending determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan to value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CCRE Lending that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CCRE Lending that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which CCRE Lending based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is presented under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The Commercial Mortgage Pass-Through Certificates, Series 2018-L1 will be issued pursuant to a pooling and servicing agreement, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”). The certificates and the VRR Interest will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property and revenues received in respect thereof but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan and revenues; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in any such funds or assets relating to such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The certificates will consist of the following classes: the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class V and Class R certificates. The Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates are collectively referred to herein as the “HRR Certificates” and are expected to be purchased and retained by KKR Real Estate Credit Opportunity Partners Aggregator I L.P. as described under “Credit Risk Retention.”

The issuing entity will also issue a certificated REMIC regular interest (the “VRR Interest”) representing the right to receive certain distributions under the PSA as described under “Credit Risk Retention.” However, the VRR Interest will not be a “certificate” for purposes of this prospectus.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X Certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A, Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown under “Summary of Certificates and VRR Interest.”

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses, actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The “VRR Interest Balance” of the VRR Interest at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the VRR Interest Balance of the VRR Interest will be reduced by any distributions of principal actually made on, and by any VRR Interest Realized Losses actually allocated to, the VRR Interest on that Distribution Date. In the event that VRR Interest Realized Losses previously allocated to the VRR Interest in reduction of its VRR Interest Balance are recovered subsequent to such VRR Interest Balance being reduced to zero, holders of the VRR Interest may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “Credit Risk Retention—VRR Interest—Priority of Distributions” above.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of each class of Class X Certificates will equal the Certificate Balance (or the aggregate of the Certificate Balances, as applicable) of the class(es) of Principal Balance Certificates set forth next to such class of Class X Certificates (each such class of Principal Balance Certificates, with respect to the related class of Class X Certificates, an “Underlying Class”).

Class of Class X Certificates	Underlying Class(es)
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4
Class X-B	Class A-S and Class B
Class X-D	Class D and Class E

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive their allocable portion of the Excess Interest received on any ARD Loan allocated as described under “—Excess Interest” below.

“Excess Interest” with respect to each ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class V Certificates) and the VRR Interest (other than the rights of the VRR Interest to receive a portion of the Excess Interest) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, together with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates and the rights of the VRR Interest to receive a portion of the Excess Interest will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates and the VRR Interest are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in November 2018.

All distributions (other than the final distribution on any certificate or the VRR Interest) are required to be made to the Certificateholders in whose names the certificates are registered and the VRR Interest Owners previously identified to the certificate administrator, in each case, as of the close of business on each Record Date. With respect to any Distribution Date, the “Record Date“ will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder or VRR Interest Owner at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder or VRR Interest Owner, as applicable, has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder or VRR Interest Owner, as applicable. The final distribution on any certificate or the VRR Interest is required to be made in like manner, but only upon presentation and surrender of the certificate or the VRR Interest, as applicable, at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests. All distributions made with respect to the VRR Interest will be allocated pro rata among the VRR Interest Owners based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the closing date, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs. With respect to the Class V and Class R certificates, the Percentage Interest thereof is set forth on the face of such certificate. The allocated portion of the VRR Interest owned by any VRR Interest Owner is referred to herein as a “Percentage Interest”, and the Percentage Interests of each of KeyBank, Morgan Stanley Bank and LNRSH (a majority-owned affiliate of SMC) in the VRR Interest are equal to 38.9%, 36.2% and 24.9%, respectively.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the VRR Interest Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates (other than the Class V certificates) and the VRR Interest on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)     the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest (such amounts other than any Excess Interest, together with any balloon payments, the “Periodic Payments”) paid by the borrowers of the Mortgage Loans, that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled payments of interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders or the VRR Interest Owner;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates and the holders of the VRR Interest);

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in the Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)     if and to the extent not already included in clause (a), the aggregate amount received from the REO Account allocable to the Mortgage Loans and on deposit in the Collection Account for such Distribution Date;

(c)     all Compensating Interest Payments made by the master servicer (or similar payments made by a Non-Serviced Master Servicer) with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)     with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

In addition, the master servicer will be required to use commercially reasonable efforts to remit to the Distribution Account on any Master Servicer Remittance Date for a Collection Period any balloon payments received during the period that begins two (2) Business Days immediately preceding such Master Servicer Remittance Date and ends on such Master Servicer Remittance Date. In certain cases, the remittance with respect to a Non-Serviced Mortgage Loan in any given calendar month may be received after the Determination Date in that month. If such a remittance includes a principal prepayment or other unscheduled collection or includes a balloon payment, then such principal prepayment or other unscheduled collection will not, and such balloon payment may not, be distributed to certificateholders until the Distribution Date in the following calendar month even if received by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer during the Collection Period for the then current Distribution Date. No additional interest will be distributable in connection with such delayed distribution, thus resulting in a shortfall to certificateholders.

The amount available for distribution to holders of the Regular Certificates on each Distribution Date will, in general, equal the sum of (i) the Non-Vertically Retained Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Gain-on-Sale Remittance Amount for such Distribution Date (the “Available Funds”).

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-Vertically Retained Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) (x) the aggregate portion of the Interest Distribution Amount for each class of Regular Certificates that would remain unpaid as of the close of business on the Distribution Date, divided by (y) the Non-Vertically Retained Percentage, and (ii) any outstanding Realized Losses (together with interest thereon) and VRR Interest Realized Losses (together with interest thereon) outstanding immediately after such Distribution Date , in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds and/or the VRR Interest Gain-on-Sale Remittance Amount as part of the definition of VRR Interest Available Funds, as applicable.

The “Collection Period” for each Distribution Date and any Mortgage Loan (and any related Companion Loan) will be the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan (and any related Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates and each class of Class X Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)   prior to the Cross-Over Date

(a)     to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date,

(b)     to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates are reduced to zero,

(c)     to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates is reduced to zero,

(d)     to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero,

(e)     to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero,

(f)      to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero, and

(ii)  on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, first, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class, and second, up to an amount equal to, and pro rata based upon, interest on such unreimbursed

Realized Losses at the Pass-Through Rate for each such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized

Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A and Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A, Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A, Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A, Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F-RR certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F-RR certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates have been reduced to zero, to the Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-eighth, to the Class J-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-ninth, after the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class H-RR certificates have been reduced to zero, to the Class J-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Thirtieth, to the Class J-RR certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, and second, for interest on such unreimbursed Realized Losses at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Thirty-first, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the first Distribution Date as of which the Certificate Balances of the Subordinate Certificates (calculated without giving effect to the Principal Distribution Amount on such Distribution Date) have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The “Pass-Through Rate” is the rate per annum at which any class of certificates (other than the Class V and Class R certificates) accrues interest. The approximate initial Pass-Through Rate for each class of Offered Certificates is set forth on the cover of this prospectus.

The Pass-Through Rate for each class of the Class A-1, Class A-2, Class A-3, Class D and Class E certificates will be a fixed rate per annum equal to the Pass-Through Rate set forth opposite such class in the table under the heading “Summary of Certificates” in this prospectus. The Pass-Through Rate for each class of the Class A-SB, Class A-4 and Class A-S certificates will be a variable rate per annum equal to the lesser of (a) the Pass-Through Rate set forth opposite such class in the table under the heading “Summary of Certificates” in this prospectus and (b) the WAC Rate for the related Distribution Date. The Pass-Through Rate for the Class B certificates will be a variable rate per annum equal to the WAC Rate for the related Distribution Date minus 0.0730%. The Pass-Through Rate for each class of the Class C, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates will be a variable rate per annum equal to the WAC Rate for the related Distribution Date.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for that Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for that Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S and Class B certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for that Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than their allocated portion of Excess Interest, if any, with respect to any ARD Loan, allocated as described under “—Excess Interest” below.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a related Non-Serviced Master Servicer or a related Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower or otherwise. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month accrual period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month accrual period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan that is a successor to a Mortgage Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, any related Pari Passu Loan Primary Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

“Pari Passu Loan Primary Servicing Fee Rate” means the “master servicing fee rate” (or analogous term) (as defined in the related Non-Serviced PSA) and any other servicing fee rate payable to the applicable Non-Serviced Master Servicer applicable to any Non-Serviced Mortgage Loan, and “Pari Passu Loan Primary Servicing Fee” means the amount of such fee payable for a given Distribution Date. The Pari Passu Loan Primary Servicing Fee Rate will be equal to (i) 0.00125% per annum with respect to the Aventura Mall Mortgage Loan, (ii) 0.00250% per annum with respect to the Griffin Portfolio II Mortgage Loan, (iii) 0.00125% per annum with respect to the Millennium Partners Portfolio Mortgage Loan, (iv) 0.00125% per annum with respect to The Gateway Mortgage Loan, (v) 0.00250% per annum with respect to the Regions Tower Mortgage Loan (after the related Controlling Companion Loan Securitization Date), (vi) 0.03250% per annum with respect to the Zenith Ridge Mortgage Loan, (vii) 0.00250% per annum with respect to the Playa Largo Mortgage Loan, (viii) 0.00125% per annum with respect to the Shelbourne Global Portfolio I Mortgage Loan and (ix) 0.00250% per annum with respect to the Shoppes at Chino Hills Mortgage Loan.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates is the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) in the case of a class of Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)     the Scheduled Principal Distribution Amount for that Distribution Date, and

(b)     the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)    Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)    Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Vertically Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders and the VRR Interest Owners on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date or, if applicable, as of such later date as would permit inclusion in the Available Funds for such Distribution Date (or (i) with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date and (ii) with respect to a Non-Serviced Mortgage Loan, received by the master servicer as of such date as would permit inclusion in the Available Funds for such Distribution Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date or, if applicable, as of such later date as would permit inclusion in the Available Funds for such Distribution Date (or (i) with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date and (ii) with respect to a Non-Serviced Mortgage Loan, received by the master servicer as of such date as would permit inclusion in the Available Funds for such Distribution Date), and to the extent not included in clause (a) above for the subject Distribution Date or in the Scheduled Principal Distribution Amount for any preceding Distribution Date. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following to the extent not included in the Unscheduled Principal Distribution Amount for any prior Distribution Date: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees payable in respect of the related Mortgage Loan as of the date of receipt of such proceeds, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan and payable as of the date of receipt of such proceeds, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee and any related Pari Passu Loan Primary Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed to the holders of the Principal Balance Certificates on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E to this prospectus. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E to this prospectus. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan as of any date of determination will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)     the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower on or prior to the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination or advanced by the master servicer as of the most recent Distribution Date coinciding with or preceding such date of determination;

(ii)    all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution) and on or prior to the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination;

(iii)   the principal portion of all Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution) and on or prior to the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination; and

(iv)   any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred after the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan, after the Due Date in the related month of substitution) and on or prior to the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)     the principal portion of any P&I Advance made with respect to such REO Loan as of the most recent Distribution Date coinciding with or preceding such date of determination; and

(ii)    the principal portion of all Insurance and Condemnation Proceeds, Liquidation Proceeds and all income rents and profits received with respect to such REO Loan on or prior to the Determination Date for the most recent Distribution Date coinciding with or preceding such date of determination.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to each Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of each Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO Acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that relates to the first Determination Date coinciding with or following the date on which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses and VRR Interest Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee, Asset Representations Reviewer Fee and any related Pari Passu Loan Primary Servicing Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, if acquired in respect of a Whole Loan, one or more outstanding Companion Loans (each, an “REO Loan”), and all references to Mortgage Loans or Companion Loans, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA and the related Intercreditor Agreement.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute the Non-Vertically Retained Percentage of any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates and the Vertically Retained Percentage of such Excess Interest to the VRR Interest Owners. Excess Interest will not be available to make distributions to any class of certificates other than the Class V certificates, to provide credit support for any classes of certificates, to offset any interest shortfalls or to pay any other amounts to any other party under the PSA. Because there are no ARD Loans related to the Trust, there will be no Excess Interest distributable to the Class V certificates or the VRR Interest.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the other Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First or Second, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (a) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (b) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (i) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (ii) any accrued and unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest,

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan) in the manner required by such REMIC provisions of the Code.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the other Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First or Second, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (a) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (b) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (i) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (ii) any accrued and unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any Collection Period with respect to any Mortgage Loan, then on the Distribution Date immediately succeeding the end of such Collection Period, the certificate administrator will pay to the holders of each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates the product of (a) the Non-Vertically

Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Control Eligible Certificates) for that Distribution Date. Any portion of the Non-Vertically Retained Percentage of any Yield Maintenance Charge or Prepayment Premium described in the prior sentence that is remaining after the distributions in the preceding sentence (as to the applicable Distribution Date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X certificates as follows: (1) first, to the Class X-A and Class X-B certificates, in the case of each such class in an amount equal to the product of (i) a fraction, the numerator of which is equal to the amount of principal distributed on the applicable Distribution Date with respect to the Underlying Class(es) of Principal Balance Certificates for such class of Class X Certificates, and the denominator of which is the total amount of principal distributed on the applicable Distribution Date with respect to the Principal Balance Certificates, multiplied by (ii) the Class X YM Distribution Amount for the applicable Distribution Date, and (2) second, to the Class X-D certificates, in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A and Class X-B certificates. The Vertically Retained Percentage of such Yield Maintenance Charge or Prepayment Premium will be distributed to the holders of the VRR Interest.

Notwithstanding any of the foregoing to the contrary, if at any time the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the certificate administrator will pay to the holders of each class of Principal Balance Certificates then entitled to distributions of principal on such Distribution Date the product of (a) the Non-Vertically Retained Percentage of any Yield Maintenance Charge or Prepayment Premium distributable on the subject Distribution Date and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any Class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the Discount Rate referred to above is greater than or equal to both the mortgage interest rate on the related Mortgage Loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a Discount Rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, that Discount Rate, converted (if necessary) to a monthly equivalent yield, or

●	if a Discount Rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of Class V or Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount, as applicable, of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates is set forth under “Summary of Certificates and VRR Interest” above.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates were calculated on the basis of a 0% CPY prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in October 2051. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Pari Passu Companion Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees, any related Pari Passu Loan Primary Servicing Fee and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Pari Passu Companion Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees, any related Pari Passu Loan Primary Servicing Fee and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls (other than relating to any Non-Serviced Mortgage Loan) or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a

Serviced Pari Passu Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)     the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than each Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)    the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.0025% per annum, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders or the VRR Interest Owners to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan or related Serviced Pari Passu Companion Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the special servicer or, subject to the DCH Limitations and so long as no Control Termination Event has occurred or is continuing, the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan or Serviced Pari Passu Companion Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Aggregate Excess Prepayment Interest Shortfall”. The “Excess Prepayment Interest Shortfall” for any Distribution Date will be the Non-Vertically Retained Percentage of the Aggregate Excess Prepayment Interest Shortfall and will be allocated on that Distribution Date among each class of Regular Certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of each class of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the certificates will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates and the rights of holders of each other class of Subordinate Certificates, if any, with an earlier alphabetical designation.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by

the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

Other than the subordination of certain classes of certificates, as described above, and the limited credit support provided by the VRR Interest, as described below, no other form of credit support will be available for the benefit of the Offered Certificates. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the Mortgage Loans, which such losses are allocated between it, on the one hand, and the certificates, on the other hand, as described under “Credit Risk Retention—VRR Interest—Allocation of VRR Interest Realized Loss”.

Prior to the Cross-Over Date, allocation of the Principal Distribution Amount to the Principal Balance Certificates on any Distribution Date will be made first, to the Class A-SB certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, and second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates, in that order, in each case until the Certificate Balance thereof has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates that are still outstanding, pro rata, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Senior Certificates (other than the Class X Certificates), for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of such Senior Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of such Senior Certificates, the percentage interest in the issuing entity evidenced by such Senior Certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to such Senior Certificates by the Subordinate Certificates.

Following retirement of the Senior Certificates (other than the Class X Certificates), the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than the Class J-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders and the VRR Interest Owners on that date, the certificate administrator is required to calculate the Realized Loss and the VRR Interest Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-Vertically Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any successor REO Loans immediately following such Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses to the respective classes of Subordinate Certificates in reverse order of alphabetical designation, in each case until the Certificate Balance of the subject class is reduced to zero. Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class V or Class R certificates or the VRR Interest and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the Certificate Balances of the Underlying Classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses and VRR Interest Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other

Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee and Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Subject to the terms of the related Intercreditor Agreement, losses on each Whole Loan will be allocated first, to any related Subordinate Companion Loan until the principal balance thereof has been reduced to zero, and second, pro rata and pari passu between the related Mortgage Loan and each related Pari Passu Companion Loan, based upon their respective principal balances, until the principal balances thereof have been reduced to zero. See “Description of the Mortgage Pool—The Whole Loan”.

A class of Regular Certificates or the VRR Interest will be considered outstanding until its Certificate Balance, Notional Amount or VRR Interest Balance, as applicable, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance or VRR Interest Balance, as applicable, to zero, reimbursements of any previously allocated Realized Losses or VRR Interest Realized Losses, as applicable, are required thereafter to be made to a class of Principal Balance Certificates and the VRR Interest, as applicable, in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above and, with respect to the VRR Interest, in accordance with the payment priorities set forth in “Credit Risk Retention—VRR Interest—Priority of Distributions”.

Reports to Certificateholders and VRR Interest Owners; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on monthly reports prepared by the master servicer and the special servicer and delivered by the master servicer to the certificate administrator, the certificate administrator will be required to prepare and make available to each Certificateholder and VRR Interest Owner of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate or a VRR Interest Owner, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates or in reduction of the VRR Interest Balance of the VRR Interest and (ii) the amount of the distribution on each Distribution Date allocable to interest, in each case of clause (i) and (ii), as to the applicable class or the VRR Interest, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder or VRR Interest Owner, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder, Certificate Owner or VRR Interest Owner reasonably requests, to enable Certificateholders and the VRR Interest Owners to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable, substantially in the forms provided in the PSA (in the case of clause (1) below) or required in the PSA (in the case of clauses (2) – (15) below), which forms are subject to change and including substantially the following information:

(1)       a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)       a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)     a CREFC® servicer watch list;

(11)     a CREFC® loan level reserve and letter of credit report;

(12)     a CREFC® property file;

(13)     a CREFC® financial file;

(14)     a CREFC® loan setup file (to the extent delivery is required under the PSA; provided, that such document will not be required to be periodically updated or provided in respect of each Distribution Date); and

(15)     a CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders and the VRR Interest Owners by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan periodic update file; and

●	a CREFC® Appraisal Reduction Template (if any Appraisal Reduction Amount has been calculated).

No later than two (2) calendar days following each Distribution Date (provided that if such second calendar day is not a business day, then the immediately succeeding business day), the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL File.

In addition, the master servicer (with respect to each Serviced Mortgage Loan that is not a Specially Serviced Loan) or the special servicer (with respect to Specially Serviced Loans and each REO Property related to a Serviced Mortgage Loan), as applicable, is also required to prepare the following for each related Mortgaged Property or such REO Property, as applicable:

●	within 45 days after receipt of a quarterly operating statement, if any, commencing with the quarter ending March 31, 2019, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the related Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List); and

●	within 45 days after receipt of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines), commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2018, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the related Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holders of Serviced Pari Passu Companion Loans who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Certificateholder or Risk Retention Consultation Party and any VRR Interest Owner) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer or the Risk Retention Consultation Party) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, that, if the special servicer obtains knowledge that it is a Borrower Party, the special servicer may not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan, to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, that any Excluded Controlling Class Holder will be permitted to obtain from the master servicer or the special servicer, as applicable, in accordance with terms of the PSA and subject to the limitations set forth therein, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website because of its Excluded Controlling Class Holder status). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Mortgage Loan including any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person or entity controlling or controlled by or under common control with such borrower, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, manager or Accelerated Mezzanine Loan Lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level and other than CREFC® Reports (other than the CREFC® Special Servicer Loan File for the related Excluded Controlling Class Loan).

“Excluded DCH Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party.

“Excluded RRCP Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party.

“Excluded Loan” means, collectively, Excluded DCH Loans and Excluded RRCP Loans. It is expected that there will be no Excluded Loans as of the Closing Date with respect to this securitization.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, a VRR Interest Owner, the Directing Certificateholder, the Risk Retention Consultation Party or one of the following (in each case, to the extent such person is not a Certificateholder): a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is the Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) except in the case of a Companion Holder, that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, that any Excluded Controlling Class Holder (i) will be permitted to obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website because of its Excluded Controlling Class Holder status) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be resubmitted from time to time in accordance with its policies and procedures.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided, that, notwithstanding the foregoing, (x) any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan and (y) any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to such Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

A “VRR Interest Owner” is an owner of any portion of the VRR Interest that has been identified to the certificate administrator in writing in accordance with the PSA.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide to the holders of any Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, will be provided by the certificate administrator at the direction of the depositor to certain market data providers pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder or VRR Interest Owner that has delivered an Investor Certification to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), the master servicer or the special servicer, as applicable, may provide (or make available electronically) at the expense of such Certificateholder or VRR Interest Owner, as applicable, copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or the special servicer, as the case may be; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or the special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder or VRR Interest Owner, as applicable, may have under the PSA. Certificateholders and VRR Interest Owners will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the closing date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;

●	the following “SEC EDGAR filings”:

○	any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator); and

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by the special servicer; and

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

○	any appraisals delivered in connection with any Asset Status Report; and

○	any annual reports provided by the operating advisor;

○	the CREFC® Appraisal Reduction Template;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates or the VRR Interest;

○	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders or VRR Interest Owners of the termination of the master servicer or the special servicer;

○	any notice of resignation or termination of the master servicer or special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders and/or VRR Interest Owners for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;

○	any notice to Certificateholders or VRR Interest Owners of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;

○	any notice that an Operating Advisor Consultation Event has occurred or is terminated;

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any Attestation Reports delivered to the certificate administrator;

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and

○	any notice or documents provided to the Certificate Administrator by the Depositor or the Master Servicer for posting to the “Special Notices” tab;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders, Certificate Owners and VRR Interest Owners that are Privileged Persons, the “Investor Registry”; and

●	the “Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by each Retaining Party with the hedging, transfer, financing and other restrictions under the Credit Risk Retention Rules;

provided, that with respect to a Control Termination Event or Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded DCH Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded DCH Loan.

In the event that KeyBank in its capacity as the retaining sponsor determines that the Third Party Purchaser or an originator that holds any portion of the VRR Interest no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send a notice in writing of such non-compliance to the Certificate Administrator who upon receipt will post such notice on its website under the Risk Retention Special Notices tab.

Notwithstanding the description set forth above, all Excluded Information will be made available on the certificate administrator’s website under one separate restricted tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such party is not a Borrower Party and, if such Excluded Information is not available to such party via the certificate administrator’s website because of such party’s Excluded Controlling Class Holder status, such party will be permitted to obtain such information in accordance with terms of the PSA, and each of the master servicer and the special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) certain account balances to the extent available to the certificate administrator. Such report on Form 10-D will also incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator (i) will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available by it on its website or filed by it on the SEC’s website and (ii) will assume no responsibility for any such report, document or information, other than, in the case of each of clauses (i) and (ii), any such report, document or information prepared by it. In addition, the certificate administrator may disclaim responsibility for the accuracy or completeness of any information distributed or filed by it as to which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders, VRR Interest Owners and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or the special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity, the Certificateholders and/or the VRR Interest Owners, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party (in its capacity as Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the

Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder, beneficial owner or VRR Interest Owner that is a Privileged Person via the certificate administrator’s website. Certificateholders, beneficial owners and VRR Interest Owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder, beneficial owner or VRR Interest Owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at (866) 846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The master servicer and the special servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the PSA, may each provide certain of the reports or, with respect to a Controlling Class Certificateholder, will be required to provide access to the reports available as set forth above. The master servicer and the special servicer may each also deliver certain other information received by it to any Certificateholder or Certificate Owner that requests reports or information. However, each of the master servicer and the special servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders or VRR Interest Owners only those persons in whose names the certificates or the VRR Interest, as applicable, are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders and the VRR Interest as follows:

(1)       2% in the case of the Class X Certificates, allocated pro rata among the respective classes thereof based upon their respective Notional Amounts as of the date of determination, and

(2)       in the case of any class of Principal Balance Certificates or the VRR Interest, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the related Certificate Balance or the VRR Interest Balance, as applicable, each determined as of the prior Determination Date, and the denominator of which is equal to the aggregate of the Certificate Balances of all classes of Principal Balance Certificates and the VRR Interest

Balance, each determined as of the prior Determination Date; provided, that solely in connection with certain votes relating to the replacement of the special servicer and the operating advisor as described in this prospectus, the Certificate Balances of the respective classes of the Principal Balance Certificates and the VRR Interest Balance referred to in this clause (2) will take into account any notional reduction in such Certificate Balances and/or the VRR Interest Balance for Cumulative Appraisal Reduction Amounts.

The Voting Rights of any class of certificates or the VRR Interest are required to be allocated among Certificateholders of such class or the VRR Interest Owners, as applicable, in proportion to their respective Percentage Interests.

The Class V certificates and the Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee) under the same circumstances, and subject to the same conditions, as such report, statement or other information would be provided to a Certificateholder.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates in global form that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor and Asset Representations Reviewer”, “—Replacement of Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

Certificateholder Communication

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder, Certificate Owner or VRR Interest Owner to communicate with other

Certificateholders, Certificate Owners or VRR Interest Owners related to the exercise of their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the party making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder, Certificate Owner or VRR Interest Owner is interested in communicating with other Certificateholders, Certificate Owners or VRR Interest Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders, Certificate Owners or VRR Interest Owners may use to contact the requesting party.

Any Certificateholder, Certificate Owner or VRR Interest Owner wishing to communicate with other Certificateholders, Certificate Owners or VRR Interest Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – MSC 2018-L1

With a copy to: trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method that should be used to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates or the VRR Interest, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates or the VRR Interest, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates or the VRR Interest: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a Certificateholder’s, Certificate Owner’s or VRR Interest Owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders and VRR Interest Owners

Upon the written request of any Certificateholder or VRR Interest Owner that has provided an Investor Certification, which request is made for purposes of communicating with other Certificateholders and/or VRR Interest Owners with respect to their rights under the PSA or the Certificates and/or the VRR Interest and is required to include a copy of the communication the Certificateholder or VRR Interest Owner proposes to transmit, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder or VRR Interest Owner (at such Certificateholder’s or VRR Interest Owner’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders and VRR Interest Owners.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from the mortgage loan sellers pursuant to separate mortgage loan purchase agreements (each, an “MLPA”), each of which will be between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the “Mortgage File” (as defined in Annex F) with respect to each Mortgage Loan (except that the Mortgage File with respect to any Non-Serviced Whole Loan (other than the original promissory note evidencing the related Non-Serviced Mortgage Loan) may, under certain circumstances, be held by the custodian under the related Non-Serviced PSA with various assignments running in favor of the Non-Serviced Trustee instead of the trustee for this securitization transaction). With respect to each Servicing Shift Mortgage Loan, instruments of assignment may be in blank and need not be recorded until the earliest of (i) the securitization of the related Control Note (in which case the trustee under the pooling and servicing agreement for that securitization will become the mortgagee of record), (ii) the date such mortgage loan becomes a Specially Serviced Loan, and (iii) the expiration of 180 days following the Closing Date.

In addition, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence File to a designated website, and the depositor will be required to deliver to the certificate administrator an electronic copy of such Diligence File to be posted to a secure data room.

“Diligence File” means, with respect to each Mortgage Loan, collectively the following documents in electronic format:

(a) A copy of each of the following documents:

(i)	the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee); provided that any such Mortgage Note may be endorsed by the applicable mortgage loan seller to the order of the trustee in accordance with the terms of the related MLPA;

(ii)	the Mortgage, together with a copy of any intervening assignments of Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)	any related assignment of leases and of any intervening assignments (if any such item is a document separate from the Mortgage), in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)	all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)	the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)	any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)	any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)	any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)	any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)	any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)	any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii)	any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)	all related environmental reports; and

(xiv)	all related environmental insurance policies;

(b)	a copy of any engineering reports or property condition reports;

(c)	other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)	for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)	a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)	a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)	a copy of the appraisal for the related Mortgaged Property(ies);

(h)	for any Mortgage Loan as to which the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)	a copy of the applicable mortgage loan seller’s asset summary;

(j)	a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)	a copy of all zoning reports;

(l)	a copy of financial statements of the related mortgagor;

(m)	a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)	a copy of all UCC searches;

(o)	a copy of all litigation searches;

(p)	a copy of all bankruptcy searches;

(q)	a copy of any origination settlement statement;

(r)	a copy of the insurance summary report;

(s)	a copy of the organizational documents of the related mortgagor and any guarantor;

(t)	unless already included in the origination settlement statement, a copy of the escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)	unless already included in the environmental reports, a copy of any closure letter (environmental);

(v)	a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties; and

(w)	a copy of the payment history with respect to such Mortgage Loan prior to the Closing Date;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan, the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications or credit underwriting or due diligence analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property and the interests of the Trustee, any Certificateholders or any VRR Interest Owner in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (a “Qualified Mortgage”), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a Qualified Mortgage (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days (or 85 days in the case of clause (y) below) following: (x) such mortgage loan seller’s receipt of notice of such Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or (y) if such Material Defect would cause the Mortgage Loan not to be a Qualified Mortgage, but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a Qualified Mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A) cure such Material Defect in all material respects, at its own expense,

(B) repurchase the affected Mortgage Loan or successor REO Loan at the Purchase Price, or

(C) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that (x) no substitution may occur if such affected Mortgage Loan or successor REO Loan was itself a Qualified Substitute Mortgage Loan and (y) no such substitution may occur on or after the second anniversary of the Closing Date; provided, further, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or successor REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan) if it is diligently proceeding toward that cure, and has delivered an officer’s certificate to the master servicer, the special servicer, the certificate administrator (who will be required to promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a Qualified Mortgage, but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a Qualified Mortgage.

Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

If (i) one or more Mortgage Loans are to be repurchased or substituted as contemplated above, (ii) such Mortgage Loans are cross-collateralized and cross-defaulted with each other and with one or more other Mortgage Loans (each such cross-collateralized and cross-defaulted Mortgage Loan, a “Crossed Underlying Loan”, and such cross-collateralized and cross-defaulted Mortgage Loans, collectively, a “Crossed Mortgage Loan Group”) and (iii) the applicable Material Defect does not constitute a Material Defect as to any Crossed Underlying Loan (other than the Mortgage Loans referred to in clause (i) above) in the related Crossed Mortgage Loan Group (without regard to this paragraph), then the applicable Material Defect will be deemed to constitute a Material Defect as to each such other Crossed Underlying Loan in the related Crossed Mortgage Loan Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for each such other Crossed Underlying Loan in the related Crossed Mortgage Loan Group as described above unless such Crossed Mortgage Loan Group satisfies the Crossed Underlying Loan Repurchase Criteria (as defined below). In the event that the remaining Crossed Underlying Loans in such Crossed Mortgage Loan Group satisfy the Crossed Underlying Loan Repurchase Criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the affected Crossed Underlying Loan(s) as to which the related Material Defect exists or to repurchase or substitute for all of the Crossed Underlying Loans in the related Crossed Mortgage Loan Group.

“Crossed Underlying Loan Repurchase Criteria” means, with respect to any Crossed Mortgage Loan Group as to which one or more (but not all) of the Crossed Underlying Loans therein are affected by a Material Defect (the Crossed Underlying Loan(s) in such Crossed Mortgage Loan Group affected by such Material Defect, for purposes of this definition, the “affected Crossed Underlying Loans” and the other Crossed Underlying Loan(s) in such Crossed Mortgage Loan Group, for purposes of this definition, the “remaining Crossed Underlying Loans”) (i) the debt service coverage ratio for all the remaining Crossed Underlying Loans for the four most recently reported calendar quarters preceding the repurchase or substitution must not be less than the lesser of (a) 0.10x below the debt service coverage ratio for the Crossed Mortgage Loan Group (including the affected Crossed Underlying Loan(s)) set forth in Annex A-1 and (b) the debt service coverage ratio for the Crossed Mortgage Loan Group (including the affected Crossed Underlying Loan(s)) for the four (4) preceding calendar quarters preceding the repurchase or replacement, (ii) the loan-to-value ratio for all the remaining Crossed Underlying Loans determined at the time of repurchase or substitution (which may be based upon an appraisal obtained by the special servicer at the expense of the related mortgage loan seller) must not be greater than the greater of (a) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire Crossed Mortgage Loan Group, (including the affected Crossed Underlying Loan(s)) set forth in Annex A-1 plus 10% and (b) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the entire such Crossed Mortgage Loan Group, including the affected Crossed Underlying Loan(s) at the time of repurchase or substitution, (iii) the related mortgage loan seller, at its expense, must have furnished the trustee and the certificate administrator with an opinion of counsel that any modification relating to the repurchase or substitution of a Crossed Underlying Loan must not cause an adverse REMIC event, and (iv) the related mortgage loan seller causes the affected Crossed Underlying Loan(s) to become not cross-collateralized and cross-defaulted with the remaining related Crossed Underlying Loan(s) prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the primary collateral for any Crossed Underlying Loan(s) remaining in the Trust (while the Trust forbears from exercising enforcement rights against the primary collateral for the Mortgage Loan(s) removed from the Trust).

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the special servicer (and, subject to the DCH Limitations, with the consent of the Directing Certificateholder (prior to the occurrence of a Control Termination Event) or in consultation with the Directing Certificateholder (after the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event)) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a Qualified Mortgage, but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a Qualified Mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or successor REO Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any successor REO Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest with respect to any ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or successor REO Loan, (4) solely in the case of a repurchase or substitution by a mortgage loan seller, any Asset Representations Reviewer Asset Review Fee related to such Mortgage Loan not previously paid by the mortgage loan seller and all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator, asset representations reviewer or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or successor REO Loan; provided, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions” and (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or successor REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period).

A “Qualified Substitute Mortgage Loan” means a Mortgage Loan satisfying the criteria set forth in the PSA (including, subject to certain conditions and qualifications, (i) an outstanding principal balance not exceeding that of the substituted Mortgage Loan, (ii) an interest rate at least equal to that of the substituted Mortgage Loan, (iii) a remaining term to stated maturity not greater than, and not more than two (2) years less than, that of the substituted Mortgage Loan (and in no event will such Mortgage Loan mature after the date that is three (3) years prior to the Distribution Date in October 2051), (iv) an original loan-to-value ratio not higher than that of the substituted Mortgage Loan and a current loan-to-value ratio (equal to the outstanding principal balance on the date of substitution divided by its current Appraised Value) not higher than the current loan-to-value ratio of the substituted Mortgage Loan; (v) an original debt service coverage ratio equal to or greater than that of the substituted Mortgage Loan and a current debt service coverage ratio equal to or greater than the current debt service coverage ratio of the substituted Mortgage Loan; (vi) compliance with the representations and warranties relating to Mortgage Loans set forth in the applicable MLPA, (vii) an environmental assessment and an engineering report are included in the related Mortgage File and do not raise material issues that have not been adequately addressed, (viii) a REMIC opinion has been delivered to the trustee and certificate administrator and (ix) a Rating Agency Confirmation has been obtained from each Rating Agency) and otherwise satisfying the conditions set forth in the PSA. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that such Qualified Substitute Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or, if the applicable mortgage loan seller agrees to make a Loss of Value Payment, the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders, the VRR Interest Owners and the trust under the PSA for any uncured Material Defect; provided, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. Upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates (other than the respective guarantor) and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans serviced under the PSA (the “Serviced Mortgage Loans”), any related Serviced Pari Passu Companion Loans and any related REO Properties will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loan and any related REO Properties will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Pari Passu Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan or any REO Property related to a Non-Serviced Mortgage Loan.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Serviced Mortgage Loans, any related Companion Loans and any related REO Properties. In the case of each Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, any related Non-Serviced Companion Loan, any related REO Properties and any related Intercreditor Agreement are summarized under “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates and the VRR Interest Owners. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Serviced Mortgage Loan or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates and the VRR Interest Owners. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Certificateholder (so long as no Consultation Termination Event has occurred and subject to the DCH Limitations) and the related mortgage loan seller.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders and the VRR Interest Owners the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of a Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Serviced Mortgage Loans, any related Serviced Pari Passu Companion Loans and any related REO Properties for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and any related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Pari Passu Companion Loans, and the best interests of the issuing entity and the certificateholders and the VRR Interest Owners (as a collective whole as if such Certificateholders and the VRR Interest Owners constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders, the VRR Interest Owners and the holder of the related Companion Loan (as a collective whole as if such Certificateholders, the VRR Interest Owners and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu nature of the related Companion Loan and the subordinate nature of any Subordinate Companion Loan), as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)           any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)           the ownership of any certificate or any portion of the VRR Interest (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)           the obligation, if any, of the master servicer to make advances;

(D)           the right of the master servicer or the special servicer, as the case may be, or any of their respective affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)           the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan or a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(F)           any debt that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)           any option to purchase any Mortgage Loan or a related Companion Loan that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have; and

(H)           any obligation of the master servicer or the special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Pari Passu Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate equal to (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the special servicer of a

Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and, subject to the consent of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event (subject to the DCH limitations)), the special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loans to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without (prior to the occurrence and continuance of a Control Termination Event (subject to the DCH limitations)) the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer and the special servicer will be solely liable for all fees owed by it to any sub-servicer retained by it, without regard to whether its compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer or the special servicer, as applicable, for certain expenditures which such sub-servicer makes, only to the same extent the master servicer or special servicer, as applicable, is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below with respect to nonrecoverable Advances and other limited exceptions, the master servicer will be obligated to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)	all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees, any related Pari Passu Loan Primary Servicing Fee and, if applicable, Excess Interest) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any successor REO Loan during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)	in the case of each Mortgage Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any successor REO Loan as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any successor REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related appraisal reduction amount (or, in the case of any Whole Loan, the portion of such appraisal reduction amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan or with respect to any cure payment that a related Subordinate Companion Loan holder is entitled to make.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Serviced Mortgage Loan and any related Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing a Serviced Mortgage Loan or a related REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

The special servicer will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance in its sole discretion, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within 5 business days of its receipt of such request and any information it reasonably requests in order to make a recoverability determination, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed by the master servicer, the master servicer will be deemed to have made any such advance reimbursed by it as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA, and no

Servicing Advances will be made with respect to any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and the VRR Interest Owners and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-AB Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option, make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, the master servicer must deliver to any master servicer (and the special servicer, if specified in the related Intercreditor Agreement) under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan has been deposited, and, with respect to each Non-Serviced Mortgage Loan, the master servicer must deliver to the related Non-Serviced Master Servicer (and Non-Serviced Special Servicer, if specified in the related Intercreditor Agreement), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding upon the master servicer and the trustee (but this statement will not be construed to entitle the special servicer to reverse the determination of the master servicer or the trustee, or to prohibit the master servicer or the trustee from making a determination, that a P&I Advance or Servicing Advance would be a Nonrecoverable Advance). The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, each of the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a)(i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances at the time of such consideration, the recovery of which is being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for any delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders and the VRR Interest Owners. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders and the VRR Interest Owners.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer or the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer or Non-Serviced Trustee as such determination relates to any proposed advance of principal or interest with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA or Intercreditor Agreement provides otherwise).

Recovery of Advances

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that is subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of each Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or the VRR Interest or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If an Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from Related Proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections).

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, subject to the DCH Limitations, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer, the special servicer or the trustee to defer the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, the master servicer, the special servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to defer the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, that if, at any time the master servicer, the special servicer or the trustee, as applicable, elects, in its sole discretion, not to defer such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer, the special servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) the master servicer, the special servicer or the trustee, as the case may be, has not timely received from the other such party information required by it to determine whether to defer reimbursement for a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s, the special servicer’s or the trustee’s decision to defer such reimbursement or right to obtain reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for information regarding reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders and the VRR Interest Owners. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to the Serviced Companion Loans, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of any Serviced Companion Loan in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

On each Master Servicer Remittance Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, the Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date, and any Withheld Amounts to be deposited in the Interest Reserve Account in respect of the related Collection Period.

The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders and the VRR Interest Owners. On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include various funds that were remitted by the master servicer from the Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates and to make distributions of interest and principal from VRR Interest Available Funds to the holders of the VRR Interest, as described under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—VRR Interest—Priority of Distributions”, respectively.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders and the VRR Interest Owners. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit into the Interest Reserve Account during the related interest period, in respect of any Mortgage Loan that accrues interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of such Mortgage Loan (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class V Certificates and the VRR Interest. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain accounts (the “Gain-on-Sale Reserve Account”) and the “VRR Interest Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders and the VRR Interest Owners, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement) the amounts will be deposited into the Gain-on-Sale Reserve Account in an amount equal to the Non-Vertically Retained Percentage multiplied by such amounts and into the VRR Interest Gain-on-Sale Reserve Account in an amount equal to the Vertically Retained Percentage multiplied by such amounts. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and the amounts in the VRR Interest Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of VRR Interest Available Funds to all amounts due and payable on the VRR Interest (including to reimburse for VRR Interest Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and VRR Interest Gain-on-Sale Reserve Account, as applicable, to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R Certificates after all amounts payable to the Regular Certificates and the VRR Interest have been made.

The special servicer will also be required to establish one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders and the VRR Interest Owners.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account, the VRR Interest Gain-on-Sale Reserve Account and the REO Account are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, the issuing entity’s interest in any such account will be limited to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting certain ratings and other requirements set forth in the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account (other than the Companion Distribution Account)) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)        to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Aggregate Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date, or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)       to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA and any related Intercreditor Agreement for Advances made by any of them and interest thereon as described above under “—Advances”;

(iii)      to pay to the master servicer and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)      to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)       to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be paid by the issuing entity);

(vi)      to reimburse the trustee, the master servicer and the special servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)     to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)    to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable MLPA;

(ix)      to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)      to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)     to recoup any amounts deposited in the Collection Account in error;

(xii)     to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)    to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)    to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transaction, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)     to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)    to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)    to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)   to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA as described above under “—Accounts”;

(xix)    to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)     to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan will be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loans or from general collections with respect to any securitization of a related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover a related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to Serviced Mortgage Loans that are not Specially Serviced Loans) or special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

Any P&I Advance made with respect to a Serviced Pari Passu Mortgage Loan (and interest thereon) may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Serviced Pari Passu Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on any related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates and the VRR Interest on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan or Serviced Pari Passu Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan or Serviced Pari Passu Companion Loan, as applicable, or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Pari Passu Loan Primary Servicing Fee / Non-Serviced Master Servicer	With respect to each Non-Serviced Mortgage Loan, the monthly portion of the related annual Pari Passu Loan Primary Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan.	Out of recoveries of interest with respect to the related Non-Serviced Mortgage Loan or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan, in each case that is a Specially Serviced Loan, the monthly portion of the annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and the related Serviced Pari Passu Companion Loans), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicer(2)	With respect to each Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan, in each case that is a Corrected Loan, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan or Serviced Pari Passu Companion Loan for so long as it remains a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Pari Passu Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee / Special Servicer(2)	With respect to (i) each Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan, in each case that is a Specially Serviced Loan for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds and (ii) in certain circumstances, each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Pari Passu Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
made), an amount calculated by application of the Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and similar fees actually collected on the Serviced Mortgage Loans and related Serviced Pari Passu Companion Loans.	Related payments made by borrowers with respect to the related Mortgage Loans and related Serviced Pari Passu Companion Loans.	Time to time
Certificate Administrator/Trustee Fee/Certificate Administrator/Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee Rate calculated on the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Operating Advisor Fee Rate calculated on the Stated Principal Balance of each Mortgage Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Serviced Mortgage Loan or such lesser amount actually received from the related borrower with respect to such Mortgage Loan.	Payable by the related borrower when incurred.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee	(4)	Payable by the related mortgage loan seller; provided, that if the related mortgage loan	In connection with each Asset Review

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
/ Asset Representations Reviewer		seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust.	with respect to a Delinquent Loan.
Servicing Advances / Master Servicer, Special Servicer, Trustee, Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loans), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer, Trustee, Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loans), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on Serviced Companion Loans)	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Pari Passu Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any successor REO Loan.

With respect to each Non-Serviced Mortgage Loan, the related master servicer and special servicer (and, solely with respect to certain indemnification expenses, operating advisor, certificate administrator and trustee) under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans.”

In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Pari Passu Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

(4)	With respect to each Delinquent Loan that is subject to an Asset Review (for purposes of this footnote, each a “Subject Loan”), the asset representations reviewer will be entitled to a fee equal to (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000.

Master Servicing Compensation

The fee of the master servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Pari Passu Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and any successor REO Loan (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Pari Passu Companion Loan or REO Loan, equal to (1) with respect to each Mortgage Loan, a per annum rate equal to the sum of 0.00250% per annum and the rate set forth on Annex A-1 under “Primary Servicing Fee Rate”, and (2) with respect to each Serviced Pari Passu Companion Loan, 0.00250% per annum (or, with respect to the Alex Park South Serviced Pari Passu Companion Loan, 0.01000% per annum); provided, that with respect to each Servicing Shift Mortgage Loan, on and after the related Controlling Companion Loan Securitization Date, the primary servicing fee rate comprising a part of the related “Servicing Fee Rate” will be 0% per annum (and the amount of the reduction in the “Servicing Fee Rate” will instead be paid to the related Non-Serviced Master Servicer as the Pari Passu Loan Primary Servicing Fee Rate). The Servicing Fee payable to the master servicer with respect to each Serviced Pari Passu Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, with respect to each Serviced Mortgage Loan and any related Serviced Companion Loan as additional servicing compensation, the following amounts to the extent collected from the related borrower:

●	100% of any defeasance fees actually collected during the related collection period in connection with the defeasance of a Serviced Mortgage Loan or Serviced Whole Loan, if applicable (provided, that for the avoidance of doubt, any such defeasance fee will not include any Modification Fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	(x) 50% of Excess Modification Fees actually collected during the related collection period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Pari Passu Companion Loan) and paid in connection with a Major Decision or a Special Servicer Non-Major Decision (whether or not processed by the master servicer), and (y) 100% of Excess Modification Fees actually collected during the related collection period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Pari Passu Companion Loan) to the extent not prohibited by the related Intercreditor Agreement and that do not involve a Major Decision or Special Servicer Non-Major Decision;

●	(x) 100% of assumption fees collected during the related collection period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Pari Passu Companion Loan to the extent not prohibited by the related Intercreditor Agreement) and that do not involve a Major Decision or Special Servicer Non-Major Decision, and (y) 50% of assumption fees and other similar items collected during the related collection period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Pari Passu Companion Loan) in connection with a Major Decision or a Special Servicer Non-Major Decision (whether or not processed by the master servicer);

●	100% of assumption application fees collected during the related Collection Period with respect to Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan) for which the master servicer is processing the underlying assumption transaction (whether or not the consent of the special servicer is required);

●	(x) 100% of consent fees on Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Pari Passu Companion Loan) to the extent not prohibited by the related Intercreditor Agreement and that do not involve a Major Decision or Special Servicer Non-Major Decision, and (y) 50% of consent fees on Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Pari Passu Companion Loan) in connection with a consent that involves a Major Decision or a Special Servicer Non-Major Decision (whether or not processed by the master servicer);

●	any and all amounts collected for checks returned for insufficient funds on all Serviced Mortgage Loans and any Serviced Pari Passu Companion Loan;

●	100% of charges for beneficiary statements or demands actually paid by the borrowers under the Serviced Mortgage Loans and any Serviced Pari Passu Companion Loan other than any Specially Serviced Loan;

●	the excess, if any, of Prepayment Interest Excesses (to the extent not payable by the master servicer as a Compensating Interest Payment) over Prepayment Interest Shortfalls arising from any principal prepayments on the Serviced Mortgage Loans and any Serviced Pari Passu Companion Loans; and

●	late payment charges and default interest paid by the borrowers (that were accrued while the related Serviced Mortgage Loans or any related Serviced Pari Passu Companion Loans were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account, the Companion Distribution Account and any other servicing, escrow or reserve accounts in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any of such fee charged by the master servicer.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Serviced Mortgage Loan or Serviced Pari Passu Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Pari Passu Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan) and each related Serviced Pari Passu Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Pari Passu Companion Loans. The Servicing Fee Rate for each Mortgage Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Midland will be entitled to retain a portion of the Servicing Fee with respect to each Serviced Mortgage Loan and, to the extent provided for in the related Intercreditor Agreement, each Serviced Pari Passu Companion Loan, notwithstanding any termination or resignation of Midland as master servicer; provided that Midland may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Midland will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or its sub-servicer) will be entitled to the related Pari Passu Loan Primary Servicing Fee.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan or REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a per annum rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee for the related month of (i) $3,500 or (ii) with respect to any Mortgage Loan with respect to which the Risk Retention Consultation Party is entitled to consult with the special servicer, for so long as the related Mortgage Loan is a Specially Serviced Loan, and during the continuance of a Consultation Termination Event, $5,000 (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-AB Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, that in no event will the Workout Fee exceed $1,000,000 in the aggregate with respect to any particular workout of a Mortgage Loan (together with any related Serviced Companion Loan) that is a Specially Serviced Loan; provided, further, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the special servicer as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loans will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see

“Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (together with any related Serviced Pari Passu Companion Loan) again becomes a Corrected Loan.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer receives (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) and (b) each Mortgage Loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment is made) (except as specified in the following paragraph). The Liquidation Fee for each such Mortgage Loan, Specially Serviced Loan (and each related Serviced Pari Passu Companion Loan) or REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000); provided that in no event will the Liquidation Fee payable in respect of any Specially Serviced Loan (including any Serviced Whole Loan that is a Specially Serviced Loan) or REO Property exceed $1,000,000; provided, further, that the Liquidation Fee with respect to any Mortgage Loan or Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with:

(i)    (A) the repurchase of, or substitution for, any Mortgage Loan by a mortgage loan seller for a Material Defect within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such Material Defect if the applicable mortgage loan seller makes such Loss of Value Payment within the initial cure period provided under the related MLPA (as such period may be extended under the terms of the related MLPA),

(ii)    the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness or has a Subordinate Companion Loan by the holder of the related mezzanine loan or Subordinate Companion Loan, as applicable, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)    the purchase or exchange of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)    with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)    the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates) or

(vi)    if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-AB Whole Loans”.

The special servicer will also be entitled to additional servicing compensation in the form of:

(i)    100% of Excess Modification Fees actually collected during the related collection period with respect to any Specially Serviced Loans and any related Serviced Pari Passu Companion Loan (or any successor REO Loan);

(ii)    50% of Excess Modification Fees collected during the related collection period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Pari Passu Companion Loan to the extent not prohibited by the related Intercreditor Agreement) and that involve a Major Decision or Special Servicer Non-Major Decision (whether or not processed by the special servicer);

(iii)    (x) 100% of assumption fees collected during the related collection period with respect to Serviced Mortgage Loans that are Specially Serviced Loans (and any related Serviced Pari Passu Companion Loan), and (y) 50% of assumption fees and other similar items collected during the related Collection Period with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Pari Passu Companion Loan) in connection with a Major Decision or a Special Servicer Non-Major Decision (whether or not processed by the special servicer);

(iv)    100% of assumption application fees collected during the related Collection Period with respect to Serviced Mortgage Loans (and any related Serviced Pari Passu Companion Loan, if applicable) for which the special servicer is processing the underlying assumption transaction;

(v)    100% of waiver, consent and earnout fees and similar fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower;

(vi)    50% of waiver, consent and earnout fees on Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Pari Passu Companion Loan) in connection with a Major Decision or a Special Servicer Non-Major Decision (whether or not processed by the special servicer);

(vii)    100% of charges for beneficiary statements or demands actually paid by the borrowers under the Specially Serviced Loans; and

(viii)    late payment charges and default interest paid by the borrowers and accrued while the related Serviced Mortgage Loans were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loans since the Closing Date.

Notwithstanding anything to the contrary, the special servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account and the Loss of Value Payment Reserve Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including when such Non-Serviced Mortgage Loan has been transferred to special servicing thereunder). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan or any related Non-Serviced Whole Loans.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan or Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within 2 business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the Master Servicer Remittance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Pari Passu Companion Loan and any purchaser of any Mortgage Loan or Serviced Pari Passu Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees, insurance commissions or fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan and Serviced Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the trustee fee will be paid by the certificate administrator from the Certificate Administrator/Trustee Fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will accrue at a rate equal to 0.00805% per annum (the “Certificate Administrator/Trustee Fee Rate”) on the Stated Principal Balance of the

Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

Operating Advisor Compensation

The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but not any Companion Loan) and any successor REO Loan, and will accrue at a rate (the “Operating Advisor Fee Rate”) payable on the Stated Principal Balance of such Mortgage Loans and successor REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and successor REO Loans. The Operating Advisor Fee Rate will be equal to 0.00175% per annum with respect to each Mortgage Loan.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount actually received from the related borrower) with respect to any Serviced Mortgage Loan; provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates and the VRR Interest as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the party processing such Major Decision to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or the special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but not any Companion Loan) and REO Loan, will accrue at a rate equal to 0.00030% per annum (the “Asset Representations Reviewer Fee Rate”) on the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans. With respect to each Delinquent Loan that is subject to an Asset Review (each, for purposes of this paragraph, a “Subject Loan”), the asset representations reviewer will be entitled to a fee equal to (i) $15,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance less than $20,000,000, (ii) $20,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $20,000,000, but less than $40,000,000 or (iii) $25,000 plus $1,000 per additional Mortgaged Property with respect to a Delinquent Loan with a Cut-off Date Balance greater than or equal to $40,000,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee“).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates and the VRR Interest as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the Enforcing Servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the Asset Representations Reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller, and the Enforcing Servicer will be required to determine in accordance with the Servicing Standard whether it is in the best interest of Certificateholders and VRR Interest Owners to pursue and, if it so determines, to pursue remedies against such mortgage loan seller in accordance with the Servicing Standard in order to seek recovery of such amounts from such mortgage loan seller. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price or Loss of Value Payment for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price or Loss of Value Payment received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

The CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and successor REO Loan and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use its names and trademarks and the CREFC® Investor Reporting Package in connection with the servicing and administration of the issuing entity. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)	120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or related Companion Loan;

(2)	the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or related Companion Loan or a change in any other material economic term of the Mortgage Loan or the related Companion Loan (other than an extension of its maturity) becomes effective as a result of a modification of the related Mortgage Loan or the related Companion Loan by the special servicer;

(3)	30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)	30 days after the date on which a borrower declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)	60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)	90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or related Companion Loan (or, if a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan or related Companion Loan, 120 days after such uncured delinquency); and

(7)	immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event will occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder (subject to the DCH Limitations) and, after the occurrence and during the continuance of an Operating Advisor Consultation Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the later of (i) the date on which the special servicer receives an appraisal or completes a valuation described below and (ii) the date on which the related Appraisal Reduction Event occurred, equal to the excess of

(a)	the Stated Principal Balance of that Mortgage Loan or Serviced Whole Loan, as the case may be, over

(b)	the excess of

1.	the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) at the special servicers’ option either (i) by an MAI appraisal obtained by the special servicer (the cost of which will be paid by the master servicer as a Servicing Advance) or (ii) by an internal valuation performed by the special servicer with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.	the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and any Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Pari Passu Whole Loan will be allocated, first to any related Subordinate Companion Loan until the principal balance thereof has been notionally reduced to zero, and second, pro rata, between the related Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan based upon their respective outstanding principal balances until the principal balances thereof have been notionally reduced to zero. For a summary of the provisions in each Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The “Allocated Appraisal Reduction Amount” means, with respect to any Appraisal Reduction Amount, the Non-Vertically Retained Percentage of such Appraisal Reduction Amount.

The “Allocated Cumulative Appraisal Reduction Amount” means, with respect to any Cumulative Appraisal Reduction Amount, the Non-Vertically Retained Percentage of such Cumulative Appraisal Reduction Amount.

The “Allocated Collateral Deficiency Amount” means, with respect to any Collateral Deficiency Amount, the Non-Vertically Retained Percentage of such Collateral Deficiency Amount.

The special servicer will be required to use reasonable efforts to order an appraisal or complete a valuation promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Mortgage Loan. On the first Determination Date occurring on or after the 10th business day following the later of (i) the date on which the special servicer receives the related MAI appraisal or completes a valuation as described in the definition of “Appraisal Reduction Amount” and (ii) the date on which the related Appraisal Reduction Event occurred, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction Amount. Such report will be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent a related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which such Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (1) or clause (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received or performed by the special servicer (together with information requested by the special servicer from the master servicer in accordance with the PSA reasonably necessary to calculate the Appraisal Reduction Amount) and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the later of (i) the date on which the special servicer receives such MAI appraisal or completes a valuation as described in the definition of “Appraisal Reduction Amount” and (ii) the date on which the related Appraisal Reduction Event occurred. The master servicer will be required to provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request (which request is required to be made promptly, but in no event later than 10 business days, after the later of (i) the date on which the special servicer receives the related MAI appraisal or completes a valuation as described in the definition of “Appraisal Reduction Amount” and (ii) the date on which the related Appraisal Reduction Event occurred); provided, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Serviced Mortgage Loan and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to complete an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of a Consultation Termination Event (subject to the DCH Limitations), the Directing Certificateholder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Serviced Mortgage Loan or Serviced Whole Loan, as applicable. Such report is also required to be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence of a Consultation Termination Event (subject to the DCH Limitations, the special servicer will be required to consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders and the VRR Interest Owners. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan, until the principal balance thereof has been notionally reduced to zero, and second, to the related Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan, on a pro rata basis based upon their respective Stated Principal Balances until the principal balances thereof have been notionally reduced to zero. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Serviced Mortgage Loan or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class J-RR, Class H-RR, Class G-RR, Class F-RR, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, and second, to the Senior Certificates, pro rata based on their respective interest entitlements). See “—Advances”. The resulting reduction of interest distributions will also result in a corresponding reduction in any amount of the interest distributions on the VRR Interest.

Any Appraisal Reduction Amount and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the VRR Interest on the one hand and the certificates, on the other hand, based on the Vertically Retained Percentage and the Non-Vertically Retained Percentage, respectively.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. The master servicer, upon reasonable prior written request, will provide the special servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount. None of the master servicer (except with respect to a Non-Serviced Mortgage Loan), the special servicer (with respect to a Non-Serviced Mortgage Loan), the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Serviced Mortgage Loan. The master servicer, the special servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation of any Appraisal Reduction Amount with respect to a Non-Serviced Mortgage Loan, and the special servicer and the certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to a Non-Serviced Mortgage Loan.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein, as well as any equity interests or other obligations senior thereto), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

For purposes of determining the Controlling Class, the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event and the Voting Rights of the related Classes for purposes of removal of the special servicer or the operating advisor, (i) Allocated Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balance of each such class is notionally reduced to zero (i.e., first, to Class J-RR, Class H-RR, Class G-RR, Class F-RR, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, and then, pro rata based on Certificate Balance, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates), and (ii) Allocated Collateral Deficiency Amounts allocated to a related Mortgage Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balance of each such class is notionally reduced to zero (i.e., to the Class J-RR, Class H-RR, Class G-RR and Class F-RR certificates, in that order). The Vertically Retained Percentage of Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to the VRR Interest will be applied to notionally reduce the VRR Interest Balance thereof until the VRR Interest Balance is reduced to zero.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class, the occurrence and continuance of a Control Termination Event, Consultation Termination Event or Operating Advisor Consultation Event and the Voting Rights of the related Classes and the VRR Interest for purposes of removal of the special servicer or the operating advisor, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer or the master servicer, as the case may be, will be required to promptly notify the other such party, and the certificate administrator of, to the extent calculated by the special servicer or the master servicer, as applicable, (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Allocated Appraisal Reduction Amounts or Allocated Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage

Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Certificateholders”). With respect to any Serviced Mortgage Loan, the special servicer will be required to use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Certificateholders’ written request and (ii) prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on the Non-Serviced Mortgage Loans), Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the special servicer (for any Serviced Mortgage Loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the most subordinate class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu-AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to related REO Properties and subject to the conditions set forth in the following sentence) will be required to maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, that the master servicer will not be required to cause the borrower to maintain, and the special servicer will not be required to maintain, terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If any Mortgage Loan documents permit the lender to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will be required to impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (or the special servicer, with respect to Specially Serviced Loans) with the consent of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event (subject to the DCH Limitations)). If the borrower does not maintain such coverage, the master servicer (or the special servicer, with respect to Specially Serviced Loans), will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined in accordance with the Servicing Standard. In addition, upon request of the Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan that is not an Excluded RRCP Loan) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property securing a Serviced Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer (or the special servicer with respect to Specially Serviced Loans) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the master servicer will be required to notify the special servicer (or, with respect to Specially Serviced Loans, the special servicer will be required to notify the master servicer) and will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer (or the special servicer with respect to Specially Serviced Loans) determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and the non-binding consultation rights of the Risk Retention Consultation Party as described under “—The Retention Consultation Party”, the master servicer (or the special servicer with respect to Specially Serviced Loans) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer (or the special servicer with respect to Specially Serviced Loans) is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder and/or upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, it will not be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property with respect to a Serviced Mortgage Loan, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the deemed outstanding principal balance owing on the related REO Loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (with the consent of the Directing Certificateholder prior to the occurrence and continuance of a Control Termination Event and subject to the DCH Limitations) and, with respect to a Specially Serviced Loan that is not an Excluded RRCP Loan and upon request of the Risk Retention Consultation Party, upon non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy, and the master servicer or special servicer may satisfy their respective obligations to maintain hazard insurance, by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the Serviced Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties, as applicable. Any losses incurred due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders and the VRR Interest Owners. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, is required to be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Processing and Consent

Processing

The master servicer will be responsible for processing the following actions (or the determination not to take action with respect thereto) with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan): (i) Master Servicer Major Decisions and (ii) any servicing action that is not a Major Decision or Special Servicer Non-Major Decision.

The special servicer will be responsible for processing all servicing actions in respect of Specially Serviced Loans and the following actions (or the determination not to take action with respect thereto) with respect to Serviced Mortgage Loans that are not Specially Serviced Loans (and any related Serviced Companion Loan): (i) Special Servicer Non-Major Decisions and (ii) Special Servicer Major Decisions. The master servicer will be required to refer any request with respect to an action described in the preceding sentence to the special servicer and, subject to the following paragraph, will have no further obligation with respect to such request except to deliver to the special servicer any additional information in the master servicer’s possession reasonably requested by the special servicer related to such request.

Notwithstanding the above, with respect to any action in respect of a Serviced Mortgage Loan (and any related Serviced Companion Loan) that is not a Specially Serviced Loan that the special servicer is responsible for processing, the master servicer and special servicer may mutually agree that the master servicer will process such action, subject to the special servicer’s consent (which may be deemed given under the circumstances described below under “—Consent”).

“Special Servicer Non-Major Decision“ means any of the following with respect to a Serviced Mortgage Loan or Serviced Whole Loan that is not otherwise a Major Decision:

(i)       in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), any request to incur additional debt in accordance with the terms of the related Mortgage Loan documents; provided, that the Special Servicer will be required to provide written notice of its determination to grant any such request to the Directing Certificateholder;

(ii)       in circumstances where no lender discretion is required other than confirming the satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), processing requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Whole Loan other than (A) the release, substitution or addition of collateral securing any Serviced Mortgage Loan or Serviced Whole Loan in connection with a defeasance of such collateral; or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the Mortgaged Property; and

(iii)       approving easements or rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan.

Consent

The master servicer will be required to obtain the consent of the special servicer with respect to any Special Servicer Non-Major Decision or Special Servicer Major Decision (or the determination not to take action with respect thereto) that it is processing, which consent will be deemed given (unless earlier objected to by the special servicer) 10 business days after the special servicer’s receipt from the master servicer of the master servicer’s written recommendation and analysis with respect to such action and all information reasonably requested by the special servicer and reasonably available to the master servicer in order to make an informed decision with respect to such action, plus, if applicable, (i) any time provided to the Directing Certificateholder or other relevant party under the PSA to consent to such action and (ii) any time period provided to a holder of a Companion Loan to consent to or consult on such action under a related Intercreditor Agreement.

The party responsible for processing any Major Decision will be responsible for seeking any required consent of the Directing Certificateholder (and, if consultation is required, will be responsible for consulting with the Directing Certificateholder) as described under “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions.” Such party will also be responsible for consulting with the Risk Retention Consultation Party as described under “Pooling and Servicing Agreement—The Risk Retention Consultation Party.”

Notwithstanding anything herein to the contrary, to the extent that the master servicer processes any Major Decision that is subject to the special servicer’s consent, the special servicer will be responsible for seeking any required consent of or consultation with the Directing Certificateholder (and, if required, for consulting with the Risk Retention Consultation Party and/or the Operating Advisor).

With respect to any borrower request or other action on non-Specially Serviced Loans that is not a Special Servicer Non-Major Decision or a Major Decision, the master servicer will not be required to obtain the consent of or consult with any party, including the special servicer, the Directing Certificateholder, the operating advisor and the Risk Retention Consultation Party.

Modifications, Waivers and Amendments

Waivers, modifications, amendments and consents with respect to the Mortgage Loans will be processed as described above under “—Processing and Consent—Processing” and will require the consents described above under “—Processing and Consent—Consent”; provided, that neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Pari Passu Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or any Trust REMIC to be subject to tax under the REMIC provisions.

With respect to any Specially Serviced Loan, if, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan (with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable) is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, and subject to the DCH Limitations, (a) prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Termination Event, but prior to a Consultation Termination Event, consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case, as provided in the PSA and described in this prospectus and (z) the rights of the holder of any related Companion Loan or mezzanine loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property securing a Serviced Mortgage Loan or any portion thereof from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property securing a Serviced Mortgage Loan or any portion thereof by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan if that modification, waiver or amendment would:

(1)	extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (a) with the consent of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event and subject to the DCH Limitations) and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder, 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)	provide for the deferral of interest unless interest accrues on the Mortgage Loan or the related Serviced Whole Loan at the related Mortgage Rate.

If the master servicer or special servicer processes any modification, waiver or amendment of any term of any Serviced Mortgage Loan or related Companion Loan, the applicable party will be required to notify the special servicer (if such action is processed by the master servicer), the master servicer (if such action is processed by the special servicer), the holder of any related Companion Loan, the operating advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Event), the certificate administrator, the trustee, the Directing Certificateholder (subject to the DCH Limitations, and only if a Consultation Termination Event has not occurred) or the Risk Retention Consultation Party, and the 17g-5 Information Provider (which will be required to post such notice to the 17g-5 Information Provider’s website). The party processing such action will be required to deliver to the custodian, for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and a copy to the master servicer and, if required by the related Intercreditor Agreement, to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any

Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related Intercreditor Agreement.

Modifications that forgive principal or interest of a mortgage loan will result in realized losses on such mortgage loan, and such realized losses will be allocated among the various classes of certificates and the VRR Interest in the manner described under “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates or the VRR Interest beyond that which might otherwise be the case. See “Yield and Maturity Considerations”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The special servicer will be required to determine (with respect to any Specially Serviced Loan or, to the extent such action is a Special Servicer Major Decision or Special Servicer Non-Major Decision, any Serviced Mortgage Loan that is not a Specially Serviced Loan and any related Serviced Pari Passu Companion Loan), in a manner consistent with the Servicing Standard (or, in the case of any non-Specially Serviced Loan, to the extent such action is not a Special Servicer Major Decision or Special Servicer Non-Major Decision, the master servicer will be required to determine, in a manner consistent with the Servicing Standard), whether (a) to exercise any right it may have with respect to a “due-on-sale” clause (1) to accelerate the payments on such Mortgage Loan or Companion Loan, as applicable, or (2) to grant or withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive any right to exercise such rights; provided, that (i) with respect to such consent or waiver of rights that is a Major Decision, the master servicer or the special servicer, as applicable, (x) has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or consulted with the Directing Certificateholder) as and to the extent required under the PSA and (y) consulted with the Risk Retention Consultation Party as and to the extent required under the PSA, and (ii) with respect to any Mortgage Loan (A) with a Stated Principal Balance greater than or equal to $20,000,000, (B) with a stated principal balance greater than or equal to 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding or (C) together with all other Mortgage Loans with which it is cross-collateralized or cross-defaulted or together with all other Mortgage Loans with the same mortgagor (or an affiliate thereof), that is one of the 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency (provided that no such Rating Agency Confirmation will be required if such mortgage loan has an unpaid principal balance of $10,000,000 or less or if the related mortgage loan does not meet the criteria set forth in subclause (A), (B) or (C), but a Rating Agency Communication will be required in accordance with the PSA) and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of securities backed, wholly or partially, by any related Serviced Pari Passu Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

With respect to a Specially Serviced Loan or, to the extent such action is a Special Servicer Major Decision or Special Servicer Non-Major Decision, any Serviced Mortgage Loan that is not a Specially Serviced Loan and any related Serviced Pari Passu Companion Loan with a “due-on-encumbrance” clause, the special servicer will be required to determine, in a manner consistent with the Servicing Standard (or, in the case of any non-Specially Serviced Loan, to the extent such action is not a Special Servicer Major Decision or Special Servicer Non-Major Decision, the master servicer will be required to determine, in a manner consistent with the Servicing Standard), whether (a) to exercise any right it may have with respect to a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to grant or withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, that, (i) with respect to such consent or waiver of rights that is a Major Decision, the master servicer or the special servicer, as applicable,

(x) has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or consulted with the Directing Certificateholder) as and to the extent required under the PSA and (y) consulted with the Risk Retention Consultation Party as and to the extent required under the PSA, and (ii) with respect to any Mortgage Loan (A) with a Stated Principal Balance greater than or equal to 2% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, (B) that has a combined loan-to-value ratio greater than 85% (based upon any and all existing and proposed debt), (C) that has a combined debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate debt service on the related Mortgage Loan and any related Companion Loan, if any, and the debt service on the proposed additional lien), (D) together with all other Mortgage Loans with which it is cross-collateralized or cross-defaulted or together with all other Mortgage Loans with the same mortgagor (or an affiliate thereof) that is one of the 10 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans outstanding (by Stated Principal Balance) or (E) with a Stated Principal Balance greater than or equal to $20,000,000, the master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency (provided that no such Rating Agency Confirmation will be required if such mortgage loan has an unpaid principal balance of $10,000,000 or less or if the related mortgage loan does not meet the criteria set forth in subclause (A), (B), (C), (D) or (E), but a Rating Agency Communication will be required in accordance with the PSA) and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Serviced Mortgage Loan (other than any Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case, commencing in the calendar year 2019, unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holder of any related Subordinate Companion Loan and then as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”.

With respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer will be responsible for performing inspections in respect of the related Mortgaged Property pursuant to similar provisions in the related Non-Serviced PSA.

Collection of Operating Information

With respect to each Serviced Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use efforts consistent with the Servicing Standard to collect and review the annual operating statements beginning with calendar year end 2018 of the related

Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Serviced Mortgage Loans, any related Companion Loans and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loans (including those loans that have become REO Loans) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(1)       as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date, and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer (who will be required to promptly forward such written evidence to the special servicer) or special servicer, as of the related maturity date, written evidence from an institutional lender of such lender’s binding commitment to refinance such mortgage loan or a signed purchase agreement (which commitment or other similar refinancing documentation must be reasonably acceptable to the master servicer) (and the master servicer or special servicer, as applicable, is required to promptly forward such commitment or other similar refinancing documentation to the other such party), which provides that such refinancing or sale will occur within 120 days of such related maturity date, provided that such Mortgage Loan and any related Companion Loan, as applicable, will become a Specially Serviced Loan immediately (i) if, in the judgment of the special servicer in accordance with the Servicing Standard, the related borrower fails to diligently pursue such refinancing or sale, or fails to satisfy any condition of such refinancing or sale or the related borrower fails to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or sale, (ii) if such refinancing or sale does not occur within 120 days of the related maturity date (or within such shorter period as the refinancing or sale is scheduled to occur pursuant to the related refinancing documentation or purchase agreement), or (iii) the related refinancing documentation or purchase agreement is terminated before the refinancing or sale is scheduled to occur;

(2)       as to which any Periodic Payment (other than a balloon payment) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Mortgage Loan with an associated mezzanine loan, the holder of the related Companion Loan or the holder of the related mezzanine debt, as applicable, cures such delinquency);

(3)       as to which (i) the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or (ii) the borrower has become the subject of a decree or order for that proceeding provided that, with respect to clause (ii), that if the appointment, decree or order was involuntary and is stayed or discharged, or the case dismissed within 60 days, that Mortgage Loan and any related Companion Loan will not be considered a Specially Serviced Loan during that period, or (iii) the borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)       as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)       as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing (and subject to the DCH Limitations), with the consent of the Directing Certificateholder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)       as to which the master servicer or special servicer has notice of a default (other than a failure by the related borrower to pay principal or interest) and the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing (and subject to the DCH Limitations), with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders and the VRR Interest Owners (and, with respect to any Whole Loan, the interest of the Certificateholders, the VRR Interest Owners and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loan and the subordinate nature of any Subordinate Companion Loan, as applicable)), has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, for 60 days); or

(7)       as to which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Termination Event has occurred and is continuing (and subject to the DCH Limitations), with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the Mortgage Loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or related Companion Loan or otherwise materially adversely affect the interests of Certificateholders and VRR Interest Owners (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders, the VRR Interest Owners and the holders of the related Companion Loan as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loan and the subordinate nature of any Subordinate Companion Loan, as applicable)), and (iii) the default will continue unremedied for the applicable cure period under the terms of the Mortgage Loan or related Companion Loan, or, if no cure period is specified and the default is capable of being cured, for 60 days (provided that such 60-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Mortgage Loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any Mortgage Loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the master servicer (with, unless a Control Termination Event has occurred and is continuing (and subject to the DCH Limitations), the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” above.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders and the VRR Interest Owners with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Pari Passu Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (or any related Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer (or, with respect to any Non-Serviced Mortgage Loan, the related Non-Serviced Special Servicer) will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Serviced Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Pari Passu Companion Loan will also become a Specially Serviced Loan. Neither the master servicer nor the special servicer will have any responsibility for the performance by such other party of its duties under the PSA. Any Serviced Mortgage Loan that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date“) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report“).

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll and income or operating statement available for the related Mortgaged Property;

●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and

●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Serviced Mortgage Loan, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder (subject to the DCH Limitations) will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders, the VRR Interest Owners and the holder of any related Companion Loan, as a collective whole, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders, the VRR Interest Owners and the holder of any related Companion Loan, as a collective whole; provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. The process described in this paragraph are collectively referred to as the “Directing Certificateholder Asset Status Report Approval Process“.

A “Final Asset Status Report“ means with respect to any Specially Serviced Loan, the initial Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Asset Status Report Approval Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above.

Prior to an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following completion of the Directing Certificateholder Asset Status Report Approval Process. See “—The Directing Certificateholder—Major Decisions—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and subject to the DCH Limitations) and the Risk Retention Consultation Party. The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates) and the VRR Interest Owners, as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, subject to the DCH Limitations, if a Control Termination Event exists, but so long as no Consultation Termination Event has occurred, by the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments received in response from the operating advisor or the Directing Certificateholder, to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders and the VRR Interest Owners as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders, the VRR Interest Owners and the holder(s) of the related Companion Loan(s), as a collective whole (taking into account the pari passu nature of any Pari Passu Companion Loan and the subordinate nature of any Subordinate Companion Loan, as applicable)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued). The procedures described in this paragraph are collectively referred to as the “ASR Consultation Process“. If an Operating Advisor Consultation Event (based solely on clause (i) of the definition thereof) exists, but a Control Termination Event does not exist, then the Directing Certificateholder Asset Status Report Approval Process and the ASR Consultation Process will both be in effect. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

The special servicer will not be required to take or to refrain from taking any action because of a recommendation, objection or comment by the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan and any Servicing Shift Mortgage Loan prior to the related Controlling Companion Loan Securitization Date, the related Non-Serviced Directing Certificateholder or related controlling Companion Loan holder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer (or, with respect to each Servicing Shift Mortgage Loan prior to the related Controlling Companion Loan Securitization Date, the special servicer) with respect to the related Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Serviced Mortgage Loan has occurred, then the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders and the VRR Interest Owners, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders and the VRR Interest Owners (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and VRR Interest Owners and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders and the VRR Interest Owners (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders, VRR Interest Owners and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3-year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate or the VRR Interest is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders, the VRR Interest Owners and any related Companion Holders, as a collective whole, could reasonably be expected to be greater than another method of operating or net leasing the Mortgaged Property. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates and the VRR Interest Owners. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and the VRR Interest Owners, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent that amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit all amounts received in respect of each REO Property during the Collection Period ending on such Determination Date, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan and it would be in the best economic interests of the Certificateholders and the VRR Interest Owners, or, in the case of a Serviced Whole Loan, Certificateholders, the VRR Interest Owners and any holder of a related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders, the VRR Interest Owners and such Companion Holders constituted a single lender) to attempt to sell such Defaulted Loan and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders, the VRR Interest Owners and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to realize a fair price. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the special servicer will, under certain limited circumstances permitted under the related Intercreditor Agreement, be entitled to sell (with the consent of the Directing Certificateholder (if no Control Termination Event has occurred and is continuing, and subject to the DCH Limitations)) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the VRR Interest Owners and, subject to the terms of the related Intercreditor Agreement, the special servicer will be entitled to the liquidation fee that the related Non-Serviced Special Servicer would have otherwise been entitled to in connection with the sale of such Non-Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the highest cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor, the Directing Certificateholder (subject to the DCH Limitations) and the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Serviced Mortgage Loan or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer (who will be required to promptly deliver a copy to the special servicer) or the special servicer with written evidence from an institutional lender of such lender’s binding commitment to refinance such mortgage loan (which commitment must be reasonably acceptable to the special servicer); and, in either case, such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person, then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least one other offer is received from an independent third party. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders, the VRR Interest Owners and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (in consultation with the Directing Certificateholder (unless a Consultation Termination Event exists and subject to the DCH Limitations) and, upon request, the Risk Retention Consultation Party and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s)), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and VRR Interest Owners, and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders, VRR Interest Owners and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard), that acceptance of such offer would be in the best interests of the Certificateholders, the VRR Interest Owners and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders, the VRR Interest Owners and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Pari Passu Companion Loan (and, in certain cases, each related Subordinated Companion Loan) together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-AB Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the operating advisor will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-AB Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders and the VRR Interest Owners, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the DCH Limitations (as defined below) and the rights of the holder of the related Companion Loans under the related Intercreditor Agreements as described under “—Rights of Holders of Companion Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans and any non-Specially Serviced Loan with respect to matters involving a Special Servicer Major Decision or (2) the master servicer with respect to any Master Servicer Major Decision, and will have the right to replace the special servicer with or without cause and certain other rights under the PSA, each as described below. The PSA may provide that, with respect to certain matters in respect of which the consent of the Directing Certificateholder is required, such consent will be deemed given after the expiration of a specified period following the request for consent. With respect to any Mortgage Loan, upon the occurrence of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate

Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (i) if such holder elects or has elected to not be the Directing Certificateholder, the holder of the next largest aggregate Certificate Balance will be the Directing Certificateholder, (ii) in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (iii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the Certificate Registrar), or the resignation of the then-current Directing Certificateholder.

Notwithstanding anything to the contrary herein, neither the depositor nor any affiliate thereof may serve as Directing Certificateholder, and solely for purposes of determining the identity of or selecting the Directing Certificateholder as described above, any Control Eligible Certificates held by the depositor or any affiliate thereof will be deemed not to be outstanding.

The initial Directing Certificateholder is expected to be KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (or an affiliate thereof).

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Allocated Cumulative Appraisal Reduction Amounts allocable to such class in the manner described under “—Servicing and Other Compensation and Payment of Expenses—Appraisal Reduction Amounts” above), at least equal to 25% of the initial Certificate Balance of that class; provided, that if at any time the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to the application of the Allocated Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class J-RR Certificates.

The “Control Eligible Certificates” will be any of the Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable, at the expense of the requesting party) of the Controlling Class. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder is identified to the master servicer and the special servicer, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder, as the case may be.

Notwithstanding anything to the contrary herein, the Directing Certificateholder will not have the appointment, termination, consent, consultation or notice rights described herein with respect to (x) a Serviced Mortgage Loan that is an Excluded DCH Loan, or (y) a Servicing Shift Mortgage Loan (provided, that prior to a Control Termination Event, the Directing Certificateholder will be entitled to exercise all rights and receive all notices provided to the “Non-Controlling Note Holder” under the related Intercreditor Agreement) (collectively, the “DCH Limitations”).

Major Decisions

Except as otherwise described under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” and “—Servicing Override” below, and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of

Companion Loans” below, (a) with respect to any Mortgage Loan (to the extent the master servicer is responsible for processing the subject action as described under “Pooling and Servicing Agreement—Processing and Consent”), the master servicer will not be permitted to take any of the actions that constitute Special Servicer Major Decisions unless it has obtained the consent of the special servicer, which consent will be deemed given (unless earlier objected to by the special servicer) 10 business days after the special servicer’s receipt from the master servicer of the master servicer’s written recommendation and analysis with respect to such Special Servicer Major Decision and all information reasonably requested by the special servicer and reasonably available to the master servicer in order to make an informed decision with respect to such Special Servicer Major Decision plus any time period which the Directing Certificateholder is permitted for review and any time permitted in the related Intercreditor Agreement, (b) subject to the DCH Limitations, with respect to any Serviced Mortgage Loan or Serviced Whole Loan prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any action constituting a Major Decision that it is responsible for processing as described under “Pooling and Servicing Agreement—Processing and Consent”, and the special servicer will not be permitted to consent to the master servicer’s taking any action constituting a Special Servicer Major Decision that the master servicer is responsible for processing as described under “Pooling and Servicing Agreement—Processing and Consent”, as to which the Directing Certificateholder has objected in writing within 10 business days after receipt of a written report by special servicer describing in reasonable detail (i) the background and circumstances requiring action of the special servicer, (ii) proposed course of action recommended and (iii) all information reasonably requested by the Directing Certificateholder or the operating advisor, as applicable, and in the special servicer’s possession in order to grant or withhold such consent, which report may (in sole discretion of the special servicer) take the form of an Asset Status Report (the “Major Decision Reporting Package“) (provided that if such written objection has not been received by the special servicer within such 10 business day period, the Directing Certificateholder will be deemed to have approved such action), and (c) subject to the DCH Limitations, with respect to any Serviced Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan prior to the occurrence and continuance of a Control Termination Event, the master servicer will not be permitted to take any action constituting a Master Servicer Major Decision as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (xv) of the definition of “Major Decision”) after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and in the master servicer’s possession in order to grant or withhold such consent (provided that if such written objection has not been received by the master servicer within such 10 business day (or 30 day) period, the Directing Certificateholder will be deemed to have approved such action).

Each of the following is a “Major Decision”:

(i)       any proposed or actual foreclosure upon or comparable conversion (which will include acquisitions of any REO Property) of the ownership of properties securing such of the Serviced Mortgage Loans and/or Serviced Whole Loans as come into and continue in default;

(ii)       any modification, consent to a modification or waiver of any monetary term (other than penalty charges (which the master servicer or special servicer, as applicable, is permitted to waive pursuant to the PSA)) or material non-monetary term (including, without limitation the timing of payments and acceptance of discounted payoffs, but excluding the waiver of penalty charges) of a Serviced Mortgage Loan or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan;

(iii)       any sale of a Defaulted Loan or REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates” in this prospectus) for less than the applicable Purchase Price (excluding the amounts described in clauses (4) of the definition of “Purchase Price”);

(iv)       any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)        agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (b) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (c) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(vi)       any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or Serviced Whole Loan, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(vii)      approving any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance-based”, “earn-out” or “holdback” escrows or reserves with respect to (a) any Mortgage Loan as to which such escrows or reserves exceeded, as at the time of origination, 10% of the original principal balance of such Mortgage Loan, regardless of whether such funding or disbursements may be characterized as routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria is not required pursuant to the terms of the related Mortgage Loan documents, (b) any Mortgage Loan as to which such escrows or reserves may not be characterized as routine and/or customary escrows, and (c) any Mortgage Loans specifically identified in the PSA (for the avoidance of doubt with respect to clauses (a) and (b) above, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer, will not constitute a Major Decision);

(viii)      any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor or releasing a borrower or guarantor from liability under a Serviced Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)       the determination of the special servicer pursuant to clause (5), clause (6) or clause (7) of the definition of “Specially Serviced Loan”;

(x)        following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any acceleration of the Mortgage Loan or Serviced Whole Loan, as the case may be, or initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related borrower or Mortgaged Property;

(xi)       approving leases, lease modifications or amendments or any requests for subordination non-disturbance and attornment agreements or other similar agreements with respect to any lease that (a) involves a ground lease (including, without limitation any entry into a new ground lease or determining whether to cure any default by a borrower under a ground lease) or lease of an outparcel or affects an area greater than or equal to the lesser of (1) 20,000 square feet or (2) 20% of the net rentable area of the related Mortgaged Property, (b) involves a tenant or space specifically identified by name or space location in the related Mortgage Loan documents as requiring the consent of the lender for the associated activity or (c) such transaction is not a routine leasing matter for a customary lease of space for parking office retail, warehouse, industrial and/or manufacturing purposes;

(xii)      the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower;

(xiii)     any property management company changes or franchise changes (to the extent the lender is required to consent or approve under the Mortgage Loan documents);

(xiv)     any modification, waiver or amendment of an Intercreditor Agreement (excluding any amendment solely to re-size and/or change the number of pari passu promissory notes evidencing a whole loan without changing the aggregate principal balance of such pari passu promissory notes) or similar agreement with any mezzanine lender or subordinate debt holder related to a Mortgage Loan or Serviced Whole Loan, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(xv)      any determination of an Acceptable Insurance Default;

(xvi)     any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(xvii)     any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property, in each case, to the extent the lender has discretion under the related Mortgage Loan documents; and

(xviii)    approving annual budgets for the related Mortgaged Property with increases (in excess of 10%) in operating expenses or payments to entities actually known by the master servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Serviced Whole Loan); and

(xix)     approving any waiver regarding the receipt of financial statements (other than immaterial timing waivers).

“Master Servicer Major Decision” means any Major Decision under clauses (xiii) through (xix) of the definition of “Major Decision” with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan.

“Special Servicer Major Decision” means any Major Decision with respect to a Specially Serviced Loan and any Major Decision under clauses (i) through (xii) of the definition of “Major Decision” with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan.

Asset Status Report

Subject to the DCH Limitations, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of Special Servicer

Subject to the DCH Limitations, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described in and subject to the conditions set forth under “—Replacement of Special Servicer Without Cause” and “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

With respect to any Serviced Mortgage Loan or Serviced Whole Loan, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred, neither the master servicer nor the special servicer will be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but subject to the DCH Limitations will be required to consult on a non-binding basis with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the master servicer or special servicer, as applicable, if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the master servicer or special servicer. In the event the master servicer or special servicer, as applicable, receives no response from the Directing Certificateholder within 10 business days following its written request for input on any required consultation, the master servicer or special servicer, as applicable, will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, that the failure of the Directing Certificateholder to respond will not relieve the master servicer or special servicer, as applicable, from consulting with the Directing Certificateholder on any future matters with respect to the related Serviced Mortgage Loan or Serviced Whole Loan.

Subject to the DCH Limitations, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be entitled to select (and, at any time, replace) an Excluded Special Servicer with respect to any Excluded Special Servicer Loan.

After the occurrence and during the continuance of a Control Termination Event, if the Directing Certificateholder is restricted from appointing the Excluded Special Servicer due to the DCH Limitations or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder (without regard to the occurrence of a Control Termination Event and otherwise assuming that the Directing Certificateholder is entitled to receive such documentation); provided, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the master servicer or special servicer, as applicable, will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision (or such other matters); provided that such consultation is on a non-binding basis. In the event the master servicer or special servicer, as applicable, receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the master servicer or special servicer, as applicable, will not be obligated to consult with the operating advisor on the specific matter; provided, that the failure of the operating advisor to respond will not relieve the master servicer or special servicer, as applicable, from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded DCH Loan (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the master servicer, the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred, the Directing Certificateholder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The master servicer or the special servicer, as applicable, will nonetheless be required to consult with the operating advisor in connection with Major Decisions and asset status reports to the extent set forth in the PSA, and no Controlling Class Certificateholder will have any right to approve or be consulted with respect to asset status reports or Major Decisions.

A “Control Termination Event” will occur when the Class F-RR Certificates have a Certificate Balance (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, that a Control Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts; provided, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

Notwithstanding the proviso to, or any other contrary provision of, the definitions of “Control Termination Event,” “Consultation Termination Event” and “Operating Advisor Consultation Event,” a Control Termination Event, a Consultation Termination Event and an Operating Advisor Consultation Event will be deemed to have occurred with respect to an Excluded DCH Loan, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded DCH Loan.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate Certificate Balance of the HRR certificates (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial aggregate Certificate Balance of such classes or (ii) a Control Termination Event has occurred and is continuing.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Certificateholder or a Subordinate Companion Loan holder (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party, the operating advisor or a Subordinate Companion Loan holder)) is necessary to protect the interests of the Certificateholders and the VRR Interest Owners (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders, the VRR Interest Owners and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any related Serviced Pari Passu Companion Loans and the subordinate nature of any related Subordinate Companion Loan), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s or Subordinate Companion Loan holder’s, as applicable, response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor or the Subordinate Companion Loan holder, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor or the Subordinate Companion Loan holder, as applicable, with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or a Subordinate Companion Loan holder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party, the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of Holders of Companion Loans

With respect to each Non-Serviced Whole Loan and Servicing Shift Mortgage Loan, the Directing Certificateholder will not be entitled to exercise the rights described above under “—Major Decisions” or “Pooling and Servicing Agreement—Asset Status Report” or replace the related special servicer with or without cause as described above under “—Replacement of Special Servicer”; however, such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or controlling Companion Loan holder.

With respect to each Non-Serviced Whole Loan, the issuing entity, as the holder of the related Non-Serviced Mortgage Loan, has consultation rights with respect to certain major decisions relating to such Non-Serviced Whole Loan and, so long as no Control Termination Event has occurred and is continuing and subject to the DCH Limitations, the Directing Certificateholder will be entitled to exercise such rights. In addition, so long as no Control Termination Event has occurred and is continuing and subject to the DCH Limitations, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the related Non-Serviced PSA.

With respect to each Servicing Shift Whole Loan (on and after the related Controlling Companion Loan Securitization Date), the issuing entity, as holder of the related Mortgage Loan, will have similar consultation rights and rights to consent to a sale of such Whole Loan, and the Directing Certificateholder will be entitled to exercise such rights under the same circumstances described above with respect to Non-Serviced Whole Loans.

See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

With respect to a Serviced Pari Passu Mortgage Loan, the holder of a related Pari Passu Companion Loan has consultation rights (or, in the case of the Control Note with respect to a Servicing Shift Whole Loan (prior to the related Controlling Companion Loan Securitization Date), consent rights) with respect to certain major decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it becomes a Defaulted Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and —Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity, the Certificateholders or the VRR Interest Owners for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder and VRR Interest Owner will be deemed to acknowledge and agree, by its acceptance of its certificates or portion of the VRR Interest, as applicable, that the Directing Certificateholder:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates or the VRR Interest Owners;

(b)       may act solely in the interests of the holders of the Controlling Class;

(c)       does not have any liability or duties to the holders of any class of certificates (other than the Controlling Class) or to the VRR Interest Owners;

(d)       may take actions that favor the interests of the holders of one or more Classes, including the Controlling Class, over the interests of the holders of one or more other classes of certificates and over the interests of the VRR Interest Owners; and

(e)       will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder or VRR Interest Owner may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law or the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

Each Certificateholder will be deemed to acknowledge and agree, by its acceptance of its certificates, that the holders of a Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Non-Serviced Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-AB Whole Loans”.

The Risk Retention Consultation Party

The “Risk Retention Consultation Party“ will be the party selected by the holder or holders of more than 50% of the VRR Interest, by VRR Interest Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of the identity and contact information of a replacement of Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). The initial Risk Retention Consultation Party is expected to be KeyBank.

With respect to any Major Decision related to any Serviced Mortgage Loan that is not an Excluded RRCP Loan, upon request of the Risk Retention Consultation Party, the party processing the Major Decision as described under “—Processing and Consent” will be required to consult on a non-binding basis with the Risk Retention Consultation Party, in each case within the same time period as such party would be required to consult with the Directing Certificateholder with respect to such Major Decision (assuming the Directing Certificateholder had such right with respect to such Mortgage Loan); provided, that prior to the occurrence and continuance of a Consultation Termination

Event, such Mortgage Loan must also be a Specially Serviced Loan. In the event the master servicer or the special servicer, as applicable, receives no response from the Risk Retention Consultation Party within 10 days following the later of (i) the master servicer’s or the special servicer’s, as applicable, written request for input on any requested consultation and (ii) delivery of all such additional information reasonably requested by such Risk Retention Consultation Party related to the subject matter of such consultation (and in the possession of the master servicer or special servicer, as applicable), the master servicer or the special servicer, as applicable, will not be obligated to consult with such Risk Retention Consultation Party on the specific matter; provided, that the failure of such Risk Retention Consultation Party to respond will not relieve the master servicer or the special servicer, as applicable, from using reasonable efforts to consult with such Risk Retention Consultation Party on any future matters with respect to the applicable Mortgage Loan.

In the event that no Risk Retention Consultation Party has been appointed or identified to the master servicer or the special servicer, as applicable then until such time as the new Risk Retention Consultation Party is identified to the master servicer and the special servicer, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Risk Retention Consultation Party, as the case may be.

If the Risk Retention Consultation Party or a holder of the majority of the VRR Interest receives access under the PSA to certain information related to a Mortgage Loan with respect to which it is a Borrower Party, it (i) may not directly or indirectly provide any such information to (a) the related Borrower Party, (b) any of its employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or (c) to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and (ii) will be required to maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with the obligations described in clause (i) above.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA and in accordance with Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates, any Certificateholder, any third party, the VRR Interest or any VRR Interest Owner. The operating advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder or VRR Interest Owner. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding anything to the contrary herein, the operating advisor will have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan or any related REO Properties. It is expected that the operating advisor under each Non-Serviced PSA will have certain obligations and consultation rights with respect to the related Non-Serviced Companion Loan securitized thereunder, which are expected to be substantially similar to those of the operating advisor under the PSA for this transaction.

Duties of Operating Advisor at All Times

With respect to each Serviced Mortgage Loan or Serviced Whole Loan, the operating advisor’s obligations will generally consist of the following:

(a)       reviewing the actions of the special servicer with respect to Specially Serviced Loans to the extent described in this prospectus and required under the PSA;

(b)       reviewing (i) all reports by the special servicer made available to Privileged Persons on the certificate administrator’s website or otherwise provided to the operating advisor pursuant to the PSA, and (ii) each Final Asset Status Report;

(c)       recalculating and verifying the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan as described below; and

(d)       preparing an annual report as described under “—Annual Report” below (if any Serviced Mortgage Loan or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C to be provided to the trustee, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

In connection with the performance of the duties described in clause (c) above:

(i)       after the subject calculation, the special servicer will be required to deliver any such calculation together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor; provided that if an Operating Advisor Consultation Event has occurred and is continuing, such delivery must occur prior to the utilization of the subject calculation by the special servicer;

(ii)       if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)       if the operating advisor and special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operation Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of and for the benefit of the Certificateholders and the VRR Interest Owners (as a collective whole as if such Certificateholders and VRR Interest Owners constituted a single lender) and not for the benefit of holders of any particular class of Certificateholders or VRR Interest Owner (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates.

Annual Report. Based on the operating advisor’s review of any Assessment of Compliance and any Attestation Report delivered to the operating advisor or made available to the operating advisor on the certificate administrator’s website, any Final Asset Status Report and other information (other than any communications between the related Directing Certificateholder, any Risk Retention Consultation Party or any related Companion Loan holder (or its representative), as applicable, and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer, the operating advisor will be required ((i) if any Serviced Mortgage Loans were Specially Serviced Loans at any time during the prior calendar year or (ii) if an Operating Advisor Consultation Event occurred during the prior calendar year) to prepare an annual report substantially in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders and the VRR Interest Owners (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth the operating advisor’s assessment, in its sole discretion exercised in good faith, as to whether the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on Serviced Mortgage Loans that are not Specially Serviced Loans) during the prior calendar year (on the basis described in the following paragraph) and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to any Specially Serviced Loan, REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) and, after the occurrence and continuance of an Operating Advisor Consultation Event, non-Specially Serviced Loans (solely with respect to Major Decisions with respect thereto); provided, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

The operating advisor’s annual report will be prepared on the basis of the special servicer’s performance of its duties with respect to the pool of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report, Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will be required to identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA based on the operating advisor’s limited review. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in “—Other Obligations of Operating Advisor” below regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report may, to the extent the operating advisor deems relevant, describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any reliance thereon.

Additional Duties of Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Serviced Mortgage Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult on a non-binding basis with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—Asset Status Report”; and

●	to consult on a non-binding basis with the master servicer and special servicer (telephonically or electronically) with respect to Major Decisions processed by the master servicer or the special servicer as described under “—Processing and Consent”.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (ii) the replacement of the special servicer would be in the best interest of the Certificateholders and the VRR Interest Owners as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)       that is a special servicer or operating advisor on a CMBS transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)       that can and will make the representations and warranties of the operating advisor set forth in the PSA, including to the effect that it possesses sufficient financial strength to fulfill its duties and responsibilities pursuant to the PSA over the life of the Trust;

(iii)       that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)       that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)       that (x) has been regularly engaged in the business of analyzing and advising clients in CMBS matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)       that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, the VRR Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and, to the extent it also acts as the asset representations reviewer, its role as asset representations reviewer.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information labeled as Privileged Information received from the special servicer, Directing Certificateholder or Risk Retention Consultation Party in connection with the Directing Certificateholder’s or the Risk Retention Consultation Party’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report or Final Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and

the special servicer related to any Specially Serviced Loan or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation right under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and that is labeled or otherwise identified as Privileged Information by the special servicer, (iii) information subject to attorney-client privilege and (iv) any Asset Status Report or Final Asset Status Report.

The operating advisor will be required to keep all such labeled Privileged Information confidential and will not be permitted to disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions regarding deviations from the Servicing Standard (i) in the operating advisor annual report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event exists, the Directing Certificateholder (with respect to any Serviced Mortgage Loan (subject to the DCH Limitations)) other than pursuant to a Privileged Information Exception. In addition and for the avoidance of doubt, while the operating advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrowers involved in this securitization, the knowledge of the operating advisor gained from performing operating advisor functions for such other securitizations will not be imputed to the operating advisor in this securitization.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, based on written legal advice), required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates or the VRR Interest.

Delegation of Operating Advisor’s Duties

The operating advisor will be permitted to delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of ABS Interests with greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)       any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)       any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, is entered against the operating advisor, and such decree or order remains in force undischarged or unstayed for a period of 60 days;

(e)        the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)         the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and VRR Interest Owners electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may terminate, and upon the written direction of holders of ABS Interests representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the classes of Principal Balance Certificates and the VRR Interest Balance of the VRR Interest), the trustee will be required to promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will be required to give written notice of the termination and appointment as soon as possible to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (subject to the DCH Limitations and for so long as no Consultation Termination Event has occurred), the Risk Retention Consultation Party, any Companion Loan holder, the Certificateholders, the VRR Interest Owners and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of ABS Interests representing at least 25% of the Voting Rights may waive an Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor will be subject to termination without cause if (i) the holders of ABS Interests representing at least 15% of the voting rights allocable to Non-Reduced Interests vote to terminate and replace the operating advisor and such vote is approved by the holders of ABS Interests representing more than 50% of the voting rights allocable to the Non-

Reduced Interests that exercise their right to vote, provided that the holders of ABS Interests representing at least 50% of the voting rights allocable to the Non-Reduced Interests have exercised their right to vote, (ii) payment is made by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) the trustee receives a Rating Agency Confirmation with respect to such removal.

“Non-Reduced Interest“ means any ABS Interest then outstanding for which (a)(1) the initial Certificate Balance of such Class of Certificates or initial principal balance of the VRR Interest, as applicable, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such Class of Certificates or the VRR Interest Owners, as applicable, (y) any Cumulative Appraisal Reduction Amounts allocated to such Class of Certificates or VRR Interest, as applicable and (z) any Realized Losses previously allocated to such Class of Certificates or VRR Interest Realized Losses previously allocated to the VRR Interest, as applicable, is equal to or greater than (b) 25% of the difference between (1) the initial Certificate Balance of such Class of Certificates or initial principal balance of the VRR Interest, as applicable, and (2) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such Class of Certificates or the VRR Interest owners, as applicable.

The certificate administrator will be required to promptly provide written notice to all Certificateholders and VRR Interest Owners of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Resignation of the Operating Advisor

The operating advisor will be permitted to resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor will be required to pay all reasonable costs and expenses (including costs and expenses incurred by the trustee and the certificate administrator) associated with a transfer of its duties pursuant to the PSA.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will also be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to each party to the PSA and to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register and VRR Interest Owners’ appearing in the certificate administrator’s registry of ownership. On each Distribution Date after providing such notice to the Certificateholders and VRR Interest Owners, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger“ will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 79 prior pools of commercial mortgage loans for which MSMCH (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006 and on or prior to June 30, 2018, the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2011 and June 30, 2018 was approximately 46.28%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was approximately 3.48%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was approximately 20.00% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was approximately 2.11%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the 2 largest Mortgage Loans in the Mortgage Pool represent approximately 13.3% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the 2 largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If holders of ABS Interests evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders, all VRR Interest Owners and the asset representations reviewer, and to conduct a solicitation of votes of Certificateholders and VRR Interest Owners to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by holders of ABS Interests evidencing (i) a majority of those holders who cast votes and (ii) a majority of a minimum Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party, the Certificateholders and the VRR Interest Owners. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder or VRR Interest Owner may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder or VRR Interest Owner may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of ABS Interests evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide the following materials to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)       a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)       a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)       a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)       a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)       a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)       a copy of any notice previously delivered by the Master Servicer or Special Servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)       any other related documents that are reasonably requested by the asset representations reviewer to be delivered by the master servicer or the special servicer, as applicable, in the time frames and as otherwise described below.

In addition, if the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan that was entered into or delivered in connection with the origination of the related Mortgage Loan and is necessary in connection with its completion of any Asset Review, the asset representations reviewer will be required to promptly, but in no event later than 10 business days after receipt of the Review Materials identified in clause (i) – (vi) above, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence File posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. Except as otherwise expressly set forth in the PSA, all determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder or VRR Interest Owner will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 45 business days after the date on which access to the secure data room is provided. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the related mortgage loan seller, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) as described above under “—Review Materials” within 10 business days following the asset representations reviewer’s request, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to all Mortgage Loans) and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the related mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support a conclusion that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer. The asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to a Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, certificate administrator, master servicer and special servicer. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of a Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC or S&P Global Ratings has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA or the Directing Certificateholder or the Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, the VRR Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders and VRR Interest Owners), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

In addition, the asset representations reviewer will be required to keep all documents and information received by the asset representations reviewer in connection with an Asset Review that are provided by the applicable mortgage loan seller, the master servicer and the special servicer confidential and will not be permitted to disclose such documents or information except (i) for purposes of complying with its duties and obligations under the PSA, (ii) if such documents or information become generally available and known to the public other than as a result of a disclosure directly or indirectly by the asset representations reviewer, (iii) if it is reasonable and necessary for the asset representations reviewer to disclose such documents or information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (iv) if any such document or information was already known to the asset representations reviewer and not otherwise subject to a confidentiality obligation and/or (v) if the asset representations reviewer is required by law, rule, regulation, order, judgment or decree to disclose such document or information.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates or the VRR Interest; provided, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

Any person into which the asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the asset representations reviewer is a party, or any person succeeding to the business of the asset representations reviewer, will be the successor of the asset representations reviewer under the PSA, and will be deemed to have assumed all of the liabilities and obligations of the asset representations reviewer under the PSA, without the execution or filing of any paper or any further act on the part of any of the parties to the PSA; provided, that the trustee has received a Rating Agency Confirmation with respect to such successor or surviving person if the asset representations reviewer is not the successor or surviving person. The rate at which the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated will not be affected by such merger, consolidation or succession, and the asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such merger, consolidation or succession.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)       any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of ABS Interests evidencing at least 25% of the Voting Rights of all then outstanding ABS Interests, provided, if such failure is capable of being cured and the asset representations reviewer is diligently pursuing such cure, such 30 day period will be extended an additional 30 days;

(ii)       any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)       any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)       the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)       the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and VRR Interest Owners (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of holders of ABS Interests representing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of holders of ABS Interests evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator is required to promptly provide notice to all Certificateholders, all VRR Interest Owners and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders, all VRR Interest Owners and the asset representations reviewer. Upon the written direction of holders of ABS Interests evidencing at least 75% of the Voting Rights that constitute a minimum Quorum

(without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee is required to terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In such event, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign by giving written notice to the other parties if it fails to be, an Eligible Asset Representations Reviewer. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity, the Certificateholders or VRR Interest Owners for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the VRR Interest.

Each Certificateholder and VRR Interest Owner will acknowledge and agree, by its acceptance of its certificates or portion of the VRR Interest, as applicable, that the Risk Retention Consultation Party:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the VRR Interest;

(c)  does not have any liability or duties to the holders of any class of certificates;

(d)  may take actions that favor the interests of the VRR Interest over the interests of the holders of one or more classes of certificates; and

(e)  will have no liability whatsoever (other than to a holder of the VRR Interest) for having so acted as set forth in clauses (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Replacement of Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, the special servicer (other than with respect to any Excluded DCH Loan or Servicing Shift Whole Loan) may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that such replacement special servicer may not be the asset representations reviewer or any of its affiliates, and the Directing Certificateholder provides each Rating Agency (with a copy to the certificate administrator and the trustee) with a Rating Agency Communication. The reasonable fees and out-of-pocket expenses of any such termination without cause incurred by the Directing Certificateholder (including the costs of providing a Rating Agency Communication) will be paid by the holders of the Controlling Class. After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of ABS Interests evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances and VRR Interest Balance) allocable to the Principal Balance Certificates and the VRR Interest, as applicable, requesting a vote to replace the special servicer with a new special servicer (other than with respect to any Servicing Shift Whole Loan), (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to each Rating Agency (with a copy to the certificate administrator and trustee) of a Rating Agency Communication (which such Rating Agency Communication must be provided at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all applicable holders of ABS Interests in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates and the VRR Interest evidencing at least 75% of the Voting Rights that constitute a minimum Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA (other than with respect to any Servicing Shift Whole Loan) and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such ABS Interest holders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder or VRR Interest Owner may access such notices via the certificate administrator’s website and that each Certificateholder or VRR Interest Owner may register to receive electronic mail notifications when such notices are posted thereon.

A “Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of ABS Interests evidencing at least 75% of the aggregate Voting Rights allocable to all Principal Balance Certificates and the VRR Interest on an aggregate basis (taking into account, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Principal Balance Certificates and the VRR Interest Balance of the VRR Interest).

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Serviced Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan“), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded DCH Loan, the Directing Certificateholder will be entitled to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer“) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded DCH Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer. The special servicer will also have no liability with respect to the identity of the applicable Excluded Special Servicer, so long as at the time of appointment, the Excluded Special Servicer selected by the resigning special servicer meets the criteria of a Qualified Replacement Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer (i) that satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) that is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) that is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) that is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) that is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders and the VRR Interest Owners, (vi) (A) that confirms in writing that it was appointed to act as, and currently serves as, special servicer on a transaction level basis on the closing date of a commercial mortgage loan securitization with respect to which Moody’s rated one or more classes of certificates and one or more of such classes of certificates are still outstanding and rated by Moody’s and (B) with respect to which Moody’s has not cited servicing concerns of such replacement special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in any other commercial mortgage-backed securities transaction serviced by the replacement special servicer prior to the time of determination, (vii) that currently has a special servicer rating of at least “CSS3” from Fitch, and (viii) that is currently acting as a special servicer in a transaction rated by DBRS and has not been publicly cited by DBRS as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the Certificateholders and the VRR Interest Owners as a collective whole, the operating advisor may recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder and VRR Interest Owner of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days of the posting of such notice by an affirmative vote of holders of ABS Interests representing a majority of the aggregate outstanding principal balance of all ABS Interests whose holders voted on the matter, provided that the ABS Interest holders that so voted on the matter (i) hold ABS Interests representing at least 20% of the outstanding principal balance of all ABS Interests on an aggregate basis and (ii) include at least three Certificateholders, Certificate Owners and/or VRR Interest Owners that are not affiliated with each other.

In the event the requisite holders of Principal Balance Certificates and/or VRR Interest Owners, as described in the prior paragraph, elect to remove and replace the special servicer (which requisite affirmative votes must be received) within 180 days of posting of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website, the certificate administrator will be required to provide a Rating Agency Communication to each of the Rating Agencies at that time. After the delivery of a Rating Agency Communication to each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer recommended by the operating advisor, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with providing such Rating Agency Communications and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. In any case, the trustee will be required to notify the outgoing special servicer promptly of the effective date of its termination.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to each Non-Serviced Whole Loan and any Servicing Shift Whole Loan (prior to the related Controlling Companion Loan Securitization Date), the related special servicer with respect to such Whole Loan may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder or related controlling Companion Loan holder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA (or, with respect to any Servicing Shift Whole Loan (prior to the related Controlling Companion Loan Securitization Date), in the PSA) and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu-AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of Master Servicer and Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the master servicer to make a required deposit to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)       any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)       any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related PSA, by holders of ABS Interests representing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)       any breach on the part of the master servicer or the special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan or the VRR Interest Owners and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the holders of ABS Interests representing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan if affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)        either of Moody’s or DBRS (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) has placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) and (ii), such action has not been withdrawn by Moody’s or DBRS within 60 days of such event) and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)       the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized to terminate, and at the written direction of (A) holders entitled to 25% of the Voting Rights, (B) the related Controlling Holder (to the extent set forth in the related Intercreditor Agreement, solely with respect to the related Serviced Whole Loan and the special servicer in respect thereof), or (C) the Directing Certificateholder (solely with respect to the special servicer and, in any event, (1) only for so long as no Control Termination Event has occurred and is continuing, (2) subject to the DCH Limitations and (3) other than with respect to a Servicing Shift Whole Loan (unless the Directing Certificateholder is entitled to exercise the termination rights of the “Non-Controlling Note Holder” under the related Intercreditor Agreement)) or the Risk Retention Consultation Party (solely with respect to the special servicer and other than with respect to an applicable Excluded RRCP Loan and each Servicing Shift Whole Loan)), the trustee will be required to terminate, all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be, (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of holders of ABS Interests entitled to a majority of the Voting Rights, the related Controlling Holder (to the extent set forth in the related Intercreditor Agreement, solely with respect to the related Serviced Whole Loan and the special servicer in respect thereof), or, for so long as no Control Termination Event has occurred and is continuing and subject to the DCH Limitations, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, that has been approved by the Directing Certificateholder (for so long as no Control Termination Event has occurred and is continuing) or, with respect to a Servicing Shift Mortgage Loan, the related Controlling Holder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if such Companion Loan has been securitized, the designated party under the related pooling and servicing agreement) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Mortgage Loan to the extent provided under the related Intercreditor Agreement. The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

In addition, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the holder of the related Non-Serviced Mortgage Loan, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder (or, if a Control Termination Event has occurred and is continuing, acting at the direction of the master servicer or special servicer, as applicable), will be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer solely with respect to the related Non-Serviced Whole Loan(s) (to the extent provided under the related Intercreditor Agreement), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, if a Servicer Termination Event on the part of the master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Pari Passu Companion Loan, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any certificates backed, wholly or partially, by such Serviced Pari Passu Companion Loan, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The holders of ABS Interests representing at least 66-2/3% of the Voting Rights allocated to the certificates and the VRR Interest affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, that a Servicer Termination Event under clause (a), (b), (f) or (g) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and the affected VRR Interest Owners, and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders and/or VRR Interest Owners, the trustee and the certificate administrator will be entitled to recover from the issuing entity all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver.

Resignation of the Master Servicer and Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Pari Passu Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that fulfillment of its obligations is no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that fulfillment of its obligations is no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of Master Servicer and Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rules, (i) the Third-Party Purchaser and any subsequent Third-Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, the master servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, any sponsor and any originator of 10% or more of the Mortgage Pool, and (ii) the operating advisor is prohibited from being Risk Retention Affiliated with the Third-Party Purchaser and any subsequent Third-Party Purchaser, any sponsor, any originator of 10% or more of the Mortgage Pool and any other party to the PSA. Under the Securities Act, the Asset Representations Reviewer is also prohibited from being affiliated with any sponsor, the depositor, the master servicer, the special servicer, the certificate administrator, the trustee or any affiliate of the foregoing. As long as the applicable prohibition under the Credit Risk Retention Rules or the Securities Act exists, upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become a Risk Retention Affiliate of the Third-Party Purchaser or any subsequent Third-Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) the master servicer, certificate administrator or the trustee receiving written notice from any other party to the PSA, the Third-Party Purchaser and any subsequent Third-Party Purchaser, any sponsor or any underwriter or initial purchaser that the master servicer, certificate administrator or the trustee, as applicable, is or has become an Impermissible TPP Affiliate, (iii) an officer or manager of the operating advisor that is responsible for performing the duties of the operating advisor obtaining actual knowledge that it is or has become a Risk Retention Affiliate of the Third-Party Purchaser, any subsequent Third-Party Purchaser, any sponsor, any originator of 10% or more of the Mortgage Loans or any party to the PSA other than itself or the asset representations reviewer (an “Impermissible Operating Advisor Affiliate” ) or (iv) an officer or manager of the asset representations reviewer that is responsible for performing the duties of the asset representations reviewer obtaining actual knowledge that it is or has become a Risk Retention Affiliate of the Third-Party Purchaser or any subsequent Third-Party Purchaser or an affiliate of any sponsor, any party to the PSA other than itself or the operating advisor or any affiliate of the foregoing (an “Impermissible Asset Representations Reviewer Affiliate”; and any of an Impermissible TPP Affiliate, an Impermissible Operating Advisor Affiliate and an Impermissible Asset Representations Reviewer Affiliate being an “Impermissible Affiliate” ), such Impermissible Affiliate is required to promptly notify the Retaining Sponsor and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA; provided, that if the affiliation causing an Impermissible Affiliate is the result of the Third-Party Purchaser or any subsequent Third-Party Purchaser acquiring an interest in such Impermissible Affiliate or an affiliate of such Impermissible Affiliate, then such costs and expenses will be an expense of the issuing entity.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in the Credit Risk Retention Rules.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders, VRR Interest Owners or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the trust or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code (for which determination, the master servicer and the special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs (including any legal fees and expenses incurred in enforcing the indemnification), judgments, and other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Companion Loan, the issuing entity or the certificates; provided, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor, certificate administrator, paying agent or trustee under any Non-Serviced PSA with respect to a Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs (including any legal fees and expenses incurred in enforcing the indemnification), judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders and VRR Interest Owners (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders, the VRR Interest Owners and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of any related Serviced Pari Passu Companion Loan and the subordinate nature of any related Subordinate Companion Loan) under the PSA; provided, that if a Serviced

Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omissions policy and/or a fidelity bond requirement so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which any such entity is a party, or any person succeeding to the business of any such entity, will be the successor thereof under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

Neither the trustee nor the certificate administrator will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of ABS Interests evidencing not less than 25% of the percentage interest of each affected class and, if affected, the VRR Interest, or of the aggregate Voting Rights, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses relating to the enforcement of such indemnity) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

Each of the trustee and certificate administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the PSA or in the exercise of any of its rights or powers if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to the custodian.

Enforcement of a Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Holder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, it will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Holder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Holder’s Rights When a Repurchase Request Is Initially Delivered by a Holder

In the event an Initial Requesting Holder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Holder Repurchase Request”), the receiving party will be required to promptly forward that Holder Repurchase Request to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward that Holder Repurchase Request to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Holder” is the first Certificateholder, Certificate Owner or VRR Interest Owner to deliver a Holder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Holder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Holder Repurchase Request.

The “Enforcing Servicer“ will be (a) with respect to a Specially Serviced Loan, the special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to a Resolution Failure relating to such non-Specially Serviced Loan, the master servicer, and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the directing certificateholder has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Holder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the special servicer (in the case of all Mortgage Loans) from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Within 2 business days after a Resolution Failure occurs with respect to a Repurchase Request relating to a non-Specially Serviced Loan made by any person other than the special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such Repurchase Request, along with the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, any related Serviced Pari Passu Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, the special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Holder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Holder, if any, to the address specified in the Initial Requesting Holder’s Repurchase Request, and to the certificate administrator who will make such notice available to all other Certificateholders, Certificate Owners and VRR Interest Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). Such notice will be required to include (a) a request to Certificateholders and VRR Interest Owners to indicate their agreement with or dissent from such Proposed Course of Action and (b) a statement that in the event any Requesting Holder disagrees with the Proposed Course of Action, the Enforcing Servicer (if it is the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of Requesting Holders as described below. The certificate administrator will, within 3 business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and VRR Interest Owners and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder or VRR Interest Owner agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders or VRR Interest Owners regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder or VRR Interest Owner responses of “agree” or “disagree” to the

Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the Voting Rights held by the responding Certificateholders and VRR Interest Owners. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Holder, if any, or any other Certificateholder, Certificate Owner or VRR Interest Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Holder, if any, or any other Certificateholder, Certificate Owner or VRR Interest Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Holder, if any, or such other Certificateholder, Certificate Owner or VRR Interest Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder, Certificate Owner or VRR Interest Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders, Certificate Owners or VRR Interest Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action approved by the majority of the Voting Rights held by the Certificateholders and the VRR Interest Owners.

If neither the Initial Requesting Holder, if any, nor any other Certificateholder, Certificate Owner or VRR Interest Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder, Certificate Owner or VRR Interest Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Holder, if any, or (ii) any other Certificateholder, Certificate Owner or VRR Interest Owner (each of clauses (i) and (ii), a “Requesting Holder”), the Enforcing Servicer will be required to consult with each Requesting Holder regarding such Requesting Holder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Holder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Holder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder, Certificate Owner or VRR Interest Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Holder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If multiple Requesting Holders timely deliver a Final Dispute Resolution Election Notice, then such Requesting Holders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Holders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including non-binding arbitration) or arbitration). If, however, no Requesting Holder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Holder to act as the Enforcing Party will terminate and no Certificateholder, Certificate Owner or VRR Interest Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, that such Material Defect will not be deemed waived with respect to a Requesting Holder, any other Certificateholder, Certificate Owner or VRR Interest Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders and the VRR Interest Owners to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Holder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Holder or a Requesting Holder.

The Requesting Holder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Holder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Holder is the Enforcing Party, the Requesting Holder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Holder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the Enforcing Servicer on behalf of the issuing entity will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Holder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Holder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Holder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the special servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed in lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-AB Whole Loans”. The servicing terms of each such Non-Serviced PSA will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each of the Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the MSC 2018-L1 mortgage pool, if necessary).

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.

●	Except as otherwise discussed under “—Servicing of The Gateway Mortgage Loan”, the Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. Except as otherwise discussed under “—Servicing of The Gateway Mortgage Loan”, the related Non-Serviced PSA also provides for the removal of the special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.

●	The servicing decisions for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Special Servicer’s consent differ in certain respects from those decisions that constitute Special Servicer Major Decisions and Special Servicer Non-Major Decisions under the PSA.

●	Appraisal Reduction Amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer or the related Non-Serviced Master Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar to those of the PSA.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related affiliates, directors, officers and/or other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the MSC 2018-L1 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make Servicing Advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders and the VRR Interest Owners with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available online by requesting copies from the underwriters.

Servicing of the Aventura Mall Mortgage Loan

The Aventura Mall Mortgage Loan is expected to be serviced pursuant to the Aventura Mall Trust 2018-AVM TSA. The servicing terms of the Aventura Mall Trust 2018-AVM TSA are expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a servicing fee with respect to the Aventura Mall Mortgage Loan that is to be calculated at 0.00125% per annum.

●	Upon the Aventura Mall Whole Loan becoming a specially serviced loan under the Aventura Mall Trust 2018-AVM TSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to the Aventura Mall Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as the Aventura Mall Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●	The related Non-Serviced Special Servicer will be entitled to a workout fee equal to 0.50% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Aventura Mall Whole Loan. The workout fee is not subject to any cap or minimum fee.

●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 0.50% of net liquidation proceeds received in connection with the liquidation of the Aventura Mall Whole Loan or the related Mortgaged Property. The liquidation fee is not subject to any cap or minimum fee.

●	The Aventura Mall Trust 2018-AVM TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to Aventura Mall Trust 2018-AVM TSA.

●	The Aventura Mall Trust 2018-AVM TSA does not require the related Non-Serviced Master Servicer to make the equivalent of compensating interest payments in respect of the Aventura Mall Whole Loan.

●	The retaining sponsor under the Aventura Mall Trust 2018-AVM securitization is expected to satisfy its risk retention obligations under the Credit Risk Retention Rules by causing a third party purchaser to purchase an “eligible horizontal residual interest” (as defined under Regulation RR) issued by the related securitization trust.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans”.

Prospective investors are encouraged to review the full provisions of the Aventura Mall Trust 2018-AVM TSA, which is available by requesting a copy from the underwriters.

Servicing of the Griffin Portfolio II Mortgage Loan

The Griffin Portfolio II Mortgage Loan will be serviced under the BANK 2018-BNK13 PSA. The servicing terms of the BANK 2018-BNK13 PSA are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	Under the BANK 2018-BNK13 PSA, the primary servicing fee payable to the related Non-Serviced Master Servicer (Wells Fargo Bank, National Association) is calculated at 0.0025% per annum (which will be paid in connection with such Non-Serviced Master Servicer’s primary servicing obligations for such Mortgage Loan).

●	Under the BANK 2018-BNK13 PSA, the related Non-Serviced Special Servicer (Torchlight Loan Services, LLC) will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25% per annum subject to a minimum amount equal to (i) $3,500 or (ii) $5,000, if the related risk retention consultation party is entitled to consult with the special servicer with respect to such Mortgage Loan for so long as such Mortgage Loan is a specially serviced loan during the occurrence and continuation of a consultation termination event under the BANK 2018-BNK13 PSA, in each case, for any month in which such fee is payable.

●	Under the BANK 2018-BNK13 PSA, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.0% of each payment of principal (other than any amount for which a liquidation fee is paid) and interest in respect of the related Whole Loan (other than default interest and excess interest) made by the related borrower after any workout of the related Whole Loan. The workout fee is subject to a minimum fee equal to $25,000 and is not subject to a cap.

●	Under the BANK 2018-BNK13 PSA, the related Non-Serviced Special Servicer will be entitled to a liquidation fee of 1.0% of net liquidation proceeds received in connection with the liquidation of the related Whole Loan or the related REO Property. The liquidation fee is subject to a minimum fee equal to $25,000 and is not subject to a cap.

●	The operating advisor under the BANK 2018-BNK13 PSA will only be entitled to consult with the related Non-Serviced Special Servicer and recommend the termination of the BANK 2018-BNK13 special servicer after a consultation termination event under the BANK 2018-BNK13 PSA.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Prospective investors are encouraged to review the full provisions of the BANK 2018-BNK13 PSA, which is available by requesting a copy from the underwriters.

Servicing of the Millennium Partners Portfolio Mortgage Loan

The Millennium Partners Portfolio Mortgage Loan will be serviced pursuant to the MSC 2018-MP TSA. The servicing terms of the MSC 2018-MP TSA will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a servicing fee with respect to the Millennium Partners Portfolio Mortgage Loan that is to be calculated at 0.00125% per annum.

●	Upon the Millennium Partners Portfolio Whole Loan becoming a specially serviced loan under the MSC 2018-MP TSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to the Millennium Partners Portfolio Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as the Millennium Partners Portfolio Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●	The related Non-Serviced Special Servicer will be entitled to a workout fee equal to 0.50% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Millennium Partners Portfolio Whole Loan. The workout fee is not subject to any cap or minimum fee.

●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 0.50% of net liquidation proceeds received in connection with the liquidation of the Millennium Partners Portfolio Whole Loan or the related Mortgaged Properties. The liquidation fee is not subject to any cap or minimum fee.

●	The MSC 2018-MP TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to MSC 2018-MP TSA.

●	The MSC 2018-MP TSA does not provide for an operating advisor (or equivalent party) with respect to the Millennium Partners Portfolio Whole Loan.

●	The MSC 2018-MP TSA does not require the related Non-Serviced Master Servicer to make the equivalent of compensating interest payments in respect of the Millennium Partners Portfolio Whole Loan.

Prospective investors are encouraged to review the full provisions of the MSC 2018-MP TSA, which is available by requesting a copy from the underwriters.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans”.

Prospective investors are encouraged to review the full provisions of the MSC 2018-MP TSA, which is available by requesting a copy from the underwriters.

Servicing of The Gateway Mortgage Loan

The Gateway Mortgage Loan will be serviced pursuant to the COMM 2018-HOME TSA. The servicing terms of the COMM 2018-HOME TSA are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including the items set forth above under “—General” and the following:

●	Under the COMM 2018-HOME PSA, the related Non-Serviced Master Servicer earns a servicing fee with respect to The Gateway Mortgage Loan that is to be calculated at 0.00125% per annum.

●	Upon The Gateway Whole Loan becoming a specially serviced loan under the COMM 2018-HOME PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to The Gateway Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as The Gateway Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●	Under the COMM 2018-HOME PSA, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 0.50% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of The Gateway Whole Loan. The workout fee is subject to a minimum fee equal to $25,000 and a cap of $1,000,000.

●	Under the COMM 2018-HOME PSA, the related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 0.50% of net liquidation proceeds received in connection with the liquidation of The Gateway Whole Loan or the related Mortgaged Property. The liquidation fee is subject to a minimum fee equal to $25,000 and a cap of $1,000,000.

●	The COMM 2018-HOME PSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to the COMM 2018-HOME PSA.

Until a control appraisal period is in effect under the related Intercreditor Agreement with respect to The Gateway C Notes and The Gateway B Notes, the directing certificateholder (or equivalent party) under the COMM 2018-HOME PSA will not have control rights with respect to The Gateway Whole Loan or the ability to direct the servicing of such Whole Loan or replace the special servicer with respect thereto. Until such time, such rights will be exercisable by the holder of the related Control Note.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans”.

Prospective investors are encouraged to review the full provisions of the COMM 2018-HOME PSA, which is available by requesting a copy from the underwriters.

Servicing of the Zenith Ridge Mortgage Loan

The Zenith Ridge Mortgage Loan will be serviced pursuant to the CD 2018-CD7 PSA. The servicing terms of the CD 2018-CD7 PSA are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including the items set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer is expected to earn a primary servicing fee with respect to the Zenith Ridge Mortgage Loan of 0.03250% per annum (which includes any applicable sub-servicing fee rate).

●	Special servicing fees, liquidation fees and work-out fees payable to the Non-Serviced Special Servicer under the CD 2018-CD7 PSA with respect to the Zenith Ridge Mortgage Loan will generally be calculated in a manner similar, but not necessarily identical, to the corresponding fees under the PSA.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Prospective investors are encouraged to review the full provisions of the CD 2017-CD7 PSA, which is available by requesting a copy from the underwriters.

Servicing of the Playa Largo Mortgage Loan and the Shoppes at Chino Hills Mortgage Loan

The Playa Largo Mortgage Loan and the Shoppes at Chino Hills Mortgage Loan will each be serviced pursuant to the MSC 2018-H3 PSA. The servicing terms of the MSC 2018-H3 PSA are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects, including the items set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer is expected to earn a primary servicing fee with respect to each of the Playa Largo Mortgage Loan and the Shoppes at Chino Hills Mortgage Loan that is calculated at 0.00250% per annum (which includes any applicable sub-servicing fee rate).

●	Upon the related Whole Loan becoming a specially serviced loan under the MSC 2018-H3 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.2500% per annum, until such time as such Whole Loan is no longer specially serviced, subject to a monthly minimum fee of $3,500.

●	In connection with a workout of the related Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.0% of each payment of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on a corrected Whole Loan for so long as it remains a corrected Whole Loan, subject to a minimum fee of $25,000 and a cap of $1,000,000 with respect to any particular workout of such Whole Loan.

●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.0% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property, subject to a minimum fee of $25,000 and a cap of $1,000,000 with respect to such Whole Loan.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Prospective investors are encouraged to review the full provisions of the MSC 2018-H3 PSA, which is available by requesting a copy from the underwriters.

Servicing of the Shelbourne Global Portfolio I Mortgage Loan

The Shelbourne Global Portfolio I Mortgage Loan will be serviced pursuant to the UBS 2018-C13 PSA. The servicing terms of the UBS 2018-C13 PSA are expected to be substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements may differ in certain respects, including the items set forth above under “—General” and the following:

●	Under the UBS 2018-C13 PSA, the primary servicing fee payable to the related Non-Serviced Master Servicer with respect to such Mortgage Loan will be calculated at a per annum rate equal to 0.00125% (which will be paid in connection with such Non-Serviced Master Servicer’s primary servicing obligations for such Mortgage Loan).

●	Under the UBS 2018-C13 PSA, the special servicing fee payable to the related Non-Serviced Special Servicer will be generally calculated in a manner similar to, but not necessary identical to, the corresponding fee under the PSA, except that the special servicing fee rate of 0.25% is subject to a monthly minimum fee of $3,500.

●	Under the UBS 2018-C13 PSA, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each payment of principal (other than any amount for which a liquidation fee is paid) and interest in respect of the related Whole Loan (other than default interest and excess interest) made by the related borrower after any workout of the related Whole Loan. The workout fee is subject to a minimum fee equal to $25,000 and is not subject to a cap.

●	Under the UBS 2018-C13 PSA, the related Non-Serviced Special Servicer will be entitled to a liquidation fee of 1.0% of net liquidation proceeds received in connection with the liquidation of the related Whole Loan or the related REO Property. The liquidation fee is subject to a minimum fee equal to $25,000 and is not subject to a cap.

●	The retaining sponsor under the UBS 2018-C13 securitization is expected to satisfy its risk retention obligations under the Credit Risk Retention Rules by causing a third party purchaser to purchase an “eligible horizontal residual interest” (as defined under Regulation RR) issued by the related securitization trust.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Prospective investors are encouraged to review the full provisions of the UBS 2018-C13 PSA, which will be available by requesting a copy from the underwriters.

Servicing of the Servicing Shift Mortgage Loans

Each Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Controlling Companion Loan Securitization Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. The provisions of such future pooling and servicing agreement have not yet been determined, although such agreement will be required to contain terms and conditions that are customary for securitization transactions involving assets similar to the related Servicing Shift Mortgage Loan and that are otherwise (i) required by the Code relating to the tax elections of the trust fund formed pursuant to such pooling and servicing agreement, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the rating agencies rating the related securitization. In addition:

●	Following the related Controlling Companion Loan Securitization Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Mortgage Loan to or on behalf of the Trust.

●	Following the related Controlling Companion Loan Securitization Date, the master servicer, the special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.

●	Until the related Controlling Companion Loan Securitization Date, the master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Controlling Companion Loan Securitization Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead and will be the “Pari Passu Loan Primary Servicing Fee” payable with respect to such Mortgage Loan.

●	Following the related Controlling Companion Loan Securitization Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the related Servicing Shift Mortgage Loan and the related Pari Passu Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on each such loan’s outstanding principal balance).

●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are materially similar in all material respects to or materially consistent with those in the PSA.

●	The related Non-Serviced PSA will provide for a primary servicing fee, special servicing fee, liquidation fee and workout fee with respect to the related Servicing Shift Whole Loan that are similar in all material respects to or materially consistent with the corresponding fees payable under the PSA, except that rates at which the primary servicing fee, special servicing fee, liquidation fee and workout fee accrue or are determined may not be more than 0.00250% per annum, 0.25% per annum, 1.00% and 1.00%, respectively (in each case, without regard to any related fee floor or cap).

●

Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may also be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer has been appointed and currently serves as a master servicer or special servicer on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a CMBS transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) DBRS has not publicly cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if DBRS is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice of the action taken to the 17g-5 Information Provider’s website pursuant to the PSA.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in any format that is consistent with the policies, procedures or guidelines of the applicable Rating Agency at the time such Rating Agency Confirmation is sought, including, without limitation, by way of electronic communication, press release or any other written communication and need not be directed or addressed to any party to the PSA) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. At any time during which no certificates are rated by a Rating Agency, a Rating Agency Confirmation will not be required from that Rating Agency. “Rating Agencies” means the rating agencies engaged by the depositor to rate the certificates.

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider and the certificate administrator for posting to their respective websites.

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Certain actions under the PSA that do not require a Rating Agency Confirmation may nevertheless require the delivery of a Rating Agency Communication.

“Rating Agency Communication” means, with respect to any action, any written communication intended for a Rating Agency relating to such action, which is required to be delivered at least ten (10) business days prior to completing such action, in electronic document format suitable for website posting to the 17g-5 Information Provider (which will be required to post such request on the 17g-5 Information Provider’s Website in accordance with the PSA).

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (but only if an advance was made by the trustee in the calendar year) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each sub-servicer with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such sub-servicer to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or related sub-servicing agreement (with respect to a sub-servicer), as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or related sub-servicing agreement (with respect to a sub-servicer), as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

If the party’s Assessment of Compliance or the related Attestation Report identifies any material instance of noncompliance with the servicing criteria, such party will also be required to provide a discussion of (1) the relationship, if any, between the identified instance and the servicing of the Mortgage Loans and (2) any steps taken to remedy such identified instance to the extent related to its activities with respect to asset backed securities transactions taken as a whole involving such party and that are backed by the same asset type backing the certificates.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons therefor), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee, the Non-Serviced Custodian and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders and VRR Interest Owners to Institute a Proceeding

Other than with respect to any rights to deliver a Holder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder or VRR Interest Owner will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates or VRR Interest, unless the Certificateholder or VRR Interest Owner previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the VRR Interest Owners and/or the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA, the certificates or the VRR Interest or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders or any of the VRR Interest Owners, unless the Certificateholders or the VRR Interest Owners have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder and VRR Interest Owner will be deemed under the PSA to have expressly covenanted with every Certificateholder and VRR Interest Owner (other than itself) and the trustee, that no one or more Certificateholders or VRR Interest Owners will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of any other holders of certificates or VRR Interest Owners, or to obtain or seek to obtain priority over or preference to any Certificateholder or VRR Interest Owner, or to enforce any right under the PSA, the certificates or the VRR Interest, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders and VRR Interest Owners.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class V and Class R certificates) and the VRR Interest in exchange for the Mortgage Loans and REO Properties remaining in the issuing entity (provided, that (A) the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates has been reduced to zero, and (B) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class V and Class R certificates) and the VRR Interest and (C) if the then-aggregate Stated Principal Balance of the pool of Mortgage Loans is equal to or greater than 1.0% of the Initial Pool Balance of the Mortgage Loans, such exchanging party pays to the master servicer an amount equal to (x) the product of (I) the Prime Rate, (II) the aggregate of the Certificate Balances of the then-outstanding Principal Balance Certificates and the VRR Interest Balance of the VRR Interest as of the date of such exchange and (III) three, divided by (y) 360 and, if the then-aggregate Stated Principal Balance of the Mortgage Pool is less than 1.0% of the Initial Pool Balance, such exchanging party pays the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each VRR Interest Owner, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will be required to promptly post such notice to the 17g-5 Information Provider’s website). The final distribution on the certificates will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity and effect early retirement of the then outstanding certificates and the VRR Interest, provided, that the then-aggregate Stated Principal Balance of the pool of Mortgage Loans is less than 1.0% of the Initial Pool Balance of the Mortgage Loans. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class (prior to a Control Termination Event, if any such class is outstanding), (3) the reasonable out of pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees and any related Pari Passu Loan Primary Servicing Fees remaining outstanding and payable solely to the master servicer or the related Non-Serviced Master Servicer (which items will be deemed to have been paid or reimbursed to the master servicer or the related Non-Serviced Master Servicer in connection with such purchase). The voluntary exchange of certificates (other than the Class V and Class R certificates) and the VRR Interest, for the remaining Mortgage Loans is not subject to the above-described percentage limits but is limited to each such class of outstanding certificates and the VRR Interest being held by one holder (or multiple holders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates, VRR Interest Owners or holders of any Companion Loan:

(1)       to cure any ambiguity or to correct any error;

(2)       to cause the provisions in the PSA to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the VRR Interest, the issuing entity or the PSA in the final prospectus for the Offered Certificates or in the final private placement memorandum for the privately offered Certificates, or to correct or supplement any provision which may be inconsistent with any other provisions;

(3)       to amend any provision of the PSA to the extent necessary or desirable to maintain the status of each REMIC (or any grantor trust portion of the issuing entity) for the purposes of federal income tax law (or comparable provisions of state income tax law);

(4)       to make any other provisions with respect to matters or questions arising under or with respect to the PSA not inconsistent with the provisions therein;

(5)       to modify, add to or eliminate the provisions in the PSA relating to transfers of Class R Certificates;

(6)       to amend any provision of the PSA to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-certificate administrators and the requirement that certain information be delivered to such sub-certificate administrators;

(7)       to modify the provisions relating to the timing of Advance reimbursements in order to conform them to the CMBS industry standard for such provisions if (w) the depositor, the trustee and the master servicer determine that industry standard has changed, (x) such modification will not result in an adverse REMIC event or adverse grantor trust event, as evidenced by an opinion of counsel, (y) each Rating Agency must have been provided with a Rating Agency Communication with respect to such modification, and (z) if no Control Termination Event or Consultation Termination Event has occurred and is continuing, the Directing Certificateholder consents to such modification;

(8)       to modify the procedures in the PSA relating to Rule 17g-5 under the Exchange Act; provided that if such modification materially increases the obligations of the trustee, the certificate administrator, the custodian, the 17g-5 Information Provider, the operating advisor, the depositor, the master servicer or the special servicer, then the consent of such party will be required;

(9)       to modify, alter, amend, add or to rescind any of the provisions contained in the PSA if and to the extent necessary to comply with any rules or regulations promulgated, or any guidance provided with respect to Rule 15Ga-1 under the Exchange Act, by the SEC from time to time;

(10)     to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed in whole or in part, to the extent required to comply with any such amendment or, to the extent applicable, to modify or eliminate the affected provision(s) related to the risk retention requirements in the event of such repeal in each case, subject to the consent of the Retaining Sponsor, not to be unreasonably withheld; or

(11)     any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents) or VRR Interest Owner (unless such VRR Interest Owner consents).

The PSA may also be amended by the parties to the PSA with the consent of (x) the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class and (y) the VRR Interest Owners (if affected by such amendment) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates or the VRR Interest Owners, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class or the VRR Interest (or any portion thereof) without the consent of the holder of such certificate or the related VRR Interest Owner, or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates or the VRR Interest, without the consent of the holders of all certificates of that class then outstanding or all VRR Interest Owners, as applicable, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates and the VRR Interest Owners or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or the related Intercreditor Agreement without the consent of the holder of the related Companion Loan. Further, no amendment to the PSA may be made that materially and adversely affects any VRR Interest Owner or the Third Party Purchaser without the consent of such VRR Interest Owner or the Third Party Purchaser, as applicable.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received (i) an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code and (ii) an officer’s certificate from the party requesting the amendment to the effect that all conditions precedent to such amendment set forth herein have been satisfied.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, an entity that is not an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s, “A-” by Fitch and “A” by DBRS; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s, “A-” by Fitch and “A(low)” by DBRS, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s, “F1” by Fitch and “R-1(low)” by DBRS and (c) the master servicer maintains a rating of at least “A2” by Moody’s, “A+” by Fitch and “A” by DBRS; provided, further, that if any such institution is not rated by DBRS, it maintains an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and/or Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, all VRR Interest Owners, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 30 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the

PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, at such removed party’s cost, and appoint a successor trustee or certificate administrator acceptable to the master servicer.

In addition, holders of ABS Interests representing at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of ABS Interests representing at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Florida. Mortgage loans involving real property in Florida are secured by mortgages, and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a final judgment, such judgment will provide that the property be sold at a public sale at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled sale. Fla Statute 45.031 requires that foreclosure sale be held no earlier than 20 (but not more than 35) days after the judgment is entered. However, given the backlog of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for two (2) consecutive weeks in the county in which the property is located. There is no right of redemption after the filing of the clerk’s certificate at the conclusion of the foreclosure sale. However, a certificate of title transferring title to the foreclosed property is not issued until 10 days after the foreclosure sale, and challenges to the foreclosure sale are permitted within that 10-day period. Florida does not have a “one action rule” or “anti-deficiency legislation,” and deficiency judgments are permitted to the extent not prohibited by the applicable loan documents. Subsequent to a foreclosure sale, however, a lender is generally required to prove the value of the property as of the date of foreclosure sale in order to recover a deficiency. Further, Florida law limits any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the final judgment amount (which generally equals the amount of outstanding debt plus attorneys’ fees and other collection costs) over the fair market value of the property at the time of the judicial sale. In limited circumstances, the lender may have a receiver appointed during the pendency of the foreclosure action.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the owner of the applicable property and usually the borrower) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the grantor (the equivalent of a mortgagor), conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value”

under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of pre-petition security interests in post-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease.

The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable non-bankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both (a) the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and to remain in possession of the property pursuant to the lease and (b) any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, in a multi-borrower loan transaction a lien granted by one of the borrowers to secure repayment of the loan in excess of its allocated share of loan proceeds could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) such borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the issuing entity to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

The depositor is an affiliate of (i) MSMCH, a mortgage loan seller and a sponsor, (ii) Morgan Stanley Bank, an originator, the holder of a portion of the VRR Interest and the holder of one or more of the Companion Loans related to the Aventura Mall Whole Loan, the Millennium Partners Portfolio Whole Loan, the Regions Tower Whole Loan and the Shoppes at Chino Hills Whole Loan, and (iii) Morgan Stanley & Co. LLC, one of the underwriters.

KeyBank, a mortgage loan seller, a primary servicer, an originator, a sponsor, the holder of a portion of the VRR Interest, the holder of the Alex Park South Companion Loan and the initial risk retention consultation party, is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters. KeyBank is also the holder of one or more of the Companion Loans related to the Griffin Portfolio II Whole Loan.

SMC, an originator, mortgage loan seller and sponsor, is an affiliate of Starwood Mortgage Funding II LLC, which is holder of one or more of the Companion Loans related to the Zenith Ridge Whole Loan. SMC is also an originator and the holder of a portion of the VRR Interest. LNR Securities Holdings, LLC, which is anticipated to hold a portion of the VRR Interest, is a majority-owned affiliate of SMC. SMC is also an affiliate of LNR Partners, LLC, the special servicer under the MSC 2018-H3 PSA, which governs the servicing of the Playa Largo Whole Loan and the Shoppes at Chino Hills Whole Loan.

CCRE Lending, a mortgage loan seller, an originator, a sponsor and the holder of one or more of the Companion Loans related to the Shelbourne Global Portfolio I Whole Loan, is an affiliate of Cantor Fitzgerald & Co., one of the underwriters, and Berkeley Point Capital LLC, a primary servicer. CCRE Lending is also an affiliate of Cantor Fitzgerald Investors, LLC, which has an ownership interest in the borrower under the Alliance Data Systems Mortgage Loan.

The master servicer will enter into one or more agreements with the mortgage loan sellers to purchase the master servicing rights to the related mortgage loans and the primary servicing rights with respect to certain of the related mortgage loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans and/or the right to be appointed as the master servicer or primary servicer, as the case may be, with respect to such mortgage loans.

Midland is also the master servicer and special servicer under the UBS 2018-C13 PSA, which governs the servicing of the Shelbourne Global Portfolio I Whole Loan.

Midland Loan Services, a Division of PNC Bank, National Association, assisted KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (or its affiliate) with due diligence relating to the Mortgage Loans to be included in the Mortgage Pool.

Pursuant to certain interim servicing agreements between Wells Fargo and SMC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by SMC or those affiliates from time to time, including, prior to their inclusion in the issuing entity, all of the SMC Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and CCRE Lending or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by CCRE Lending or those affiliates from time to time, including, prior to their inclusion in the issuing entity, four (4) of the CCRE Mortgage Loans (11.4%).

Pursuant to certain interim servicing agreements between BPC and CCRE Lending or certain of its affiliates, BPC acts as interim servicer with respect to certain mortgage loans owned by CCRE Lending or those affiliates from time to time, including, prior to its inclusion in the issuing entity, the Alliance Data Systems Mortgage Loan.

Wells Fargo is the interim custodian of the loan files for all of the Mortgage Loans (except with respect to The Gateway Mortgage Loan) that CCRE Lending will transfer to the depositor.

Berkeley Point Capital LLC, a Delaware limited liability company and an affiliate under common control with CCRE Lending (“BPC”), will act as primary servicer, and perform most primary servicing duties of the master servicer with respect to 1 mortgage loan to be sold to the depositor by Cantor CCRE Lending (2.9%). In addition, with respect to 3 mortgage loans to be sold to the depositor by CCRE (3.5%), BPC will have the right to assume limited subservicing duties consisting of performing inspections and collecting financial statements.

Pursuant to a certain servicing arrangement between BPC or one of its affiliates, on the one hand, and Midland on the other hand, Midland acts as an interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the underlying Mortgage Loans originated by CCRE Lending or one of its affiliates.

Pursuant to a primary servicing agreement between BPC, on the one hand, and Midland, on the other hand, BPC is expected to have full cashiering subservicing duties with respect to one (1) of the CCRE Mortgage Loans (2.9%).

Pursuant to a limited subservicing agreement between BPC and Midland, BPC is expected to have certain limited subservicing duties consisting of performing inspections and collecting financial statements with respect to three (3) CCRE Mortgage Loans (3.5%).

Wells Fargo will act as trustee, certificate administrator and custodian under the PSA. Wells Fargo is also (i) expected to be the trustee, certificate administrator and custodian under the UBS 2018-C13 PSA, pursuant to which the Shelbourne Global Portfolio I Whole Loan is expected to be serviced, (ii) the master servicer, certificate administrator and custodian under the Aventura Mall Trust 2018-AVM TSA, pursuant to which the Aventura Mall Whole Loan is currently serviced, (iii) the master servicer, certificate administrator and custodian under the BANK 2018-BNK13 PSA, pursuant to which the Griffin Portfolio II Whole Loan is currently serviced, (iv) the master servicer, certificate administrator and custodian under the MSC 2018-MP TSA, pursuant to which the Millennium Partners Portfolio Whole Loan is currently serviced, (v) the master servicer, certificate administrator and custodian under the COMM 2018-HOME PSA, pursuant to which The Gateway Whole Loan is currently serviced, (vi) the trustee, certificate administrator and custodian under the CD 2018-CD7 PSA, pursuant to which the Zenith Ridge Whole Loan is currently serviced and (vii) the master servicer, certificate administrator and custodian under the MSC 2018-H3 PSA, pursuant to which each of the Playa Largo Whole Loan and Shoppes at Chino Hills Whole Loan are currently serviced.

See “Risk Factors—Risks Related to Conflicts of Interest” and “—Risks Relating to the Mortgage Loans—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a companion loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will generally not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA (or related Non-Serviced PSA), neither the related master servicer nor the related special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that such master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without a ratable distribution (based on the allocation of amounts among the Certificates, on the one hand, and the VRR Interest, on the other hand) to applicable Certificateholders and VRR Interest Owners in reduction of the Certificate Balances of the certificates and the VRR Interest Balance. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee (or, in the case of any Non-Serviced Mortgage Loan, the Non-Serviced Master Servicer or the Non-Serviced Trustee under the related Non-Serviced PSA) of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees and any comparable items with respect to a Non-Serviced Mortgage Loan). With respect to each class of Class X Certificates, any reduction of the Certificate Balances of the Underlying Classes of Certificates will also reduce the Notional Amount of such class of Class X Certificates.

Certificateholders and VRR Interest Owners are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the Allocated Loan Amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the related Underlying Classes of Certificates, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above.

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates and the VRR Interest will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—VRR Interest—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPY following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of the Class A-3 and Class A-4 Certificates, the percentage of the related potential maximum and minimum initial Certificate Balances, respectively) of each class of the Offered Certificates that are also Principal Balance Certificates offered by this prospectus that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate Certificate Balance or Notional Amount, as the case may be, of each interest-bearing class of Offered Certificates is as described in this prospectus;

●	the Pass-Through Rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, any related Pari Passu Loan Primary Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor Fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by a master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	each ARD Loan, if any, in the trust fund is paid in full on its Anticipated Repayment Date;

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPYs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in November 2018; and

●	the Offered Certificates are settled with investors on October 23, 2018.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
October 2019	89%	89%	89%	89%	89%
October 2020	75%	75%	75%	75%	75%
October 2021	55%	55%	55%	55%	55%
October 2022	28%	28%	28%	28%	28%
October 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	3.01	3.00	2.99	2.99	2.99

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.96	4.96	4.94	4.92	4.72

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	80%	80%	80%	80%	80%
October 2025	58%	58%	58%	58%	58%
October 2026	36%	36%	36%	36%	36%
October 2027	12%	12%	12%	12%	12%
October 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.35	7.35	7.35	7.35	7.35

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	99%	99%	97%	78%
October 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.62	9.57	9.51	9.43	9.15

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.83	9.81	9.80	9.75	9.54

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.89	9.89	9.89	9.89	9.64

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.89	9.89	9.89	9.89	9.64

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
October 2019	100%	100%	100%	100%	100%
October 2020	100%	100%	100%	100%	100%
October 2021	100%	100%	100%	100%	100%
October 2022	100%	100%	100%	100%	100%
October 2023	100%	100%	100%	100%	100%
October 2024	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.95	9.93	9.90	9.89	9.71

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from and including October 1, 2018 to and excluding the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
96.00000%	4.8121%	4.8160%	4.8171%	4.8178%	4.8198%
97.00000%	4.4357%	4.4386%	4.4394%	4.4399%	4.4414%
98.00000%	4.0648%	4.0667%	4.0672%	4.0675%	4.0685%
99.00000%	3.6992%	3.7001%	3.7003%	3.7005%	3.7009%
100.00000%	3.3388%	3.3386%	3.3386%	3.3386%	3.3385%
101.00000%	2.9834%	2.9823%	2.9820%	2.9818%	2.9812%
102.00000%	2.6330%	2.6309%	2.6303%	2.6299%	2.6288%
103.00000%	2.2873%	2.2843%	2.2834%	2.2829%	2.2813%
104.00000%	1.9464%	1.9424%	1.9412%	1.9405%	1.9384%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.00000%	4.5175%	4.5177%	4.5182%	4.5190%	4.5262%
100.00000%	4.2885%	4.2884%	4.2883%	4.2882%	4.2867%
101.00000%	4.0621%	4.0618%	4.0611%	4.0600%	4.0501%
102.00000%	3.8384%	3.8378%	3.8366%	3.8346%	3.8162%
103.00000%	3.6173%	3.6164%	3.6146%	3.6117%	3.5850%
104.00000%	3.3987%	3.3975%	3.3952%	3.3913%	3.3564%
105.00000%	3.1825%	3.1811%	3.1782%	3.1734%	3.1304%
106.00000%	2.9687%	2.9671%	2.9636%	2.9580%	2.9069%
107.00000%	2.7573%	2.7554%	2.7514%	2.7449%	2.6859%

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.00000%	4.4116%	4.4116%	4.4116%	4.4116%	4.4116%
100.00000%	4.2489%	4.2489%	4.2489%	4.2489%	4.2489%
101.00000%	4.0881%	4.0881%	4.0881%	4.0881%	4.0881%
102.00000%	3.9293%	3.9293%	3.9293%	3.9293%	3.9293%
103.00000%	3.7723%	3.7723%	3.7723%	3.7723%	3.7723%
104.00000%	3.6172%	3.6172%	3.6172%	3.6172%	3.6172%
105.00000%	3.4638%	3.4638%	3.4638%	3.4638%	3.4638%
106.00000%	3.3122%	3.3122%	3.3122%	3.3122%	3.3122%
107.00000%	3.1623%	3.1623%	3.1623%	3.1623%	3.1623%

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
97.00000%	4.5456%	4.5472%	4.5492%	4.5516%	4.5612%
98.00000%	4.4135%	4.4146%	4.4159%	4.4174%	4.4236%
99.00000%	4.2831%	4.2836%	4.2842%	4.2848%	4.2877%
100.00000%	4.1542%	4.1541%	4.1540%	4.1539%	4.1533%
101.00000%	4.0268%	4.0262%	4.0254%	4.0244%	4.0206%
102.00000%	3.9010%	3.8998%	3.8983%	3.8965%	3.8894%
103.00000%	3.7766%	3.7748%	3.7726%	3.7701%	3.7597%
104.00000%	3.6536%	3.6513%	3.6484%	3.6451%	3.6315%
105.00000%	3.5320%	3.5292%	3.5256%	3.5215%	3.5048%

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.00000%	4.5541%	4.5542%	4.5544%	4.5548%	4.5567%
100.00000%	4.4258%	4.4257%	4.4257%	4.4256%	4.4252%
101.00000%	4.2989%	4.2987%	4.2985%	4.2980%	4.2952%
102.00000%	4.1736%	4.1733%	4.1728%	4.1719%	4.1668%
103.00000%	4.0497%	4.0492%	4.0486%	4.0473%	4.0399%
104.00000%	3.9273%	3.9266%	3.9258%	3.9241%	3.9144%
105.00000%	3.8062%	3.8055%	3.8045%	3.8023%	3.7904%
106.00000%	3.6866%	3.6856%	3.6845%	3.6819%	3.6677%
107.00000%	3.5682%	3.5672%	3.5658%	3.5628%	3.5465%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
3.66000%	8.0505%	8.0032%	7.9426%	7.8576%	7.4480%
3.77000%	7.3044%	7.2561%	7.1941%	7.1073%	6.6895%
3.88000%	6.5913%	6.5421%	6.4789%	6.3902%	5.9645%
3.99000%	5.9089%	5.8587%	5.7942%	5.7038%	5.2703%
4.10000%	5.2547%	5.2036%	5.1379%	5.0458%	4.6049%
4.21000%	4.6268%	4.5748%	4.5080%	4.4142%	3.9660%
4.32000%	4.0234%	3.9706%	3.9026%	3.8072%	3.3520%
4.43000%	3.4428%	3.3891%	3.3200%	3.2231%	2.7610%
4.54000%	2.8834%	2.8290%	2.7588%	2.6604%	2.1916%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
1.10000%	11.0317%	11.0777%	11.1388%	11.2256%	10.9854%
1.20000%	8.8838%	8.9328%	8.9978%	9.0900%	8.8316%
1.30000%	6.9963%	7.0479%	7.1163%	7.2134%	6.9381%
1.40000%	5.3175%	5.3715%	5.4431%	5.5445%	5.2536%
1.50000%	3.8095%	3.8656%	3.9401%	4.0455%	3.7399%
1.60000%	2.4433%	2.5014%	2.5785%	2.6875%	2.3683%
1.70000%	1.1965%	1.2565%	1.3359%	1.4482%	1.1162%
1.80000%	0.0516%	0.1132%	0.1948%	0.3101%	-0.0340%
1.90000%	-1.0058%	-0.9427%	-0.8590%	-0.7408%	-1.0964%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.00000%	4.7880%	4.7880%	4.7880%	4.7880%	4.7902%
100.00000%	4.6588%	4.6588%	4.6588%	4.6588%	4.6584%
101.00000%	4.5312%	4.5312%	4.5312%	4.5312%	4.5281%
102.00000%	4.4051%	4.4051%	4.4051%	4.4051%	4.3994%
103.00000%	4.2805%	4.2805%	4.2805%	4.2804%	4.2723%
104.00000%	4.1573%	4.1573%	4.1573%	4.1572%	4.1466%
105.00000%	4.0356%	4.0356%	4.0356%	4.0355%	4.0223%
106.00000%	3.9152%	3.9152%	3.9152%	3.9151%	3.8995%
107.00000%	3.7962%	3.7962%	3.7962%	3.7961%	3.7781%

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
99.00000%	4.9416%	4.9422%	4.9431%	4.9444%	4.9482%
100.00000%	4.8115%	4.8121%	4.8129%	4.8143%	4.8154%
101.00000%	4.6829%	4.6835%	4.6844%	4.6857%	4.6842%
102.00000%	4.5559%	4.5565%	4.5574%	4.5587%	4.5546%
103.00000%	4.4304%	4.4310%	4.4318%	4.4332%	4.4265%
104.00000%	4.3063%	4.3069%	4.3078%	4.3091%	4.3000%
105.00000%	4.1837%	4.1843%	4.1852%	4.1865%	4.1748%
106.00000%	4.0625%	4.0631%	4.0640%	4.0653%	4.0511%
107.00000%	3.9426%	3.9433%	3.9441%	3.9454%	3.9289%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
96.00000%	5.4173%	5.4181%	5.4192%	5.4205%	5.4318%
97.00000%	5.2823%	5.2829%	5.2837%	5.2850%	5.2942%
98.00000%	5.1490%	5.1494%	5.1499%	5.1511%	5.1583%
99.00000%	5.0174%	5.0175%	5.0177%	5.0189%	5.0241%
100.00000%	4.8874%	4.8873%	4.8872%	4.8883%	4.8916%
101.00000%	4.7589%	4.7586%	4.7582%	4.7593%	4.7606%
102.00000%	4.6320%	4.6314%	4.6308%	4.6318%	4.6312%
103.00000%	4.5066%	4.5058%	4.5049%	4.5058%	4.5033%
104.00000%	4.3826%	4.3816%	4.3804%	4.3813%	4.3770%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates and the VRR Interest. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, persons subject to special tax accounting rules as a result of their use of financial statements, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the provisions of the Internal Revenue Code of 1986 (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and the related proceeds of the Mortgage Loans (excluding the entitlement to Excess Interest) and certain other assets and will issue (i) one or more classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The VRR Interest will consist of a REMIC regular interest (the “VRR REMIC Regular Interest“) and a portion of the entitlement to Excess Interest (the “VRR Excess Interest Portion“). Each of these assets is subject to different income tax treatment. Upon acquiring any interest in the VRR Interest, a VRR Interest Owner must establish the initial, separate tax basis for each asset by allocating the cost of the interest in the VRR Interest between them based on their relative fair market values at the time of acquisition. Upon disposing of any interest in the VRR Interest, a

VRR Interest Owner must establish the separate amount realized for each property by allocating the sales price of the interest in the VRR Interest between them based on their relative fair market values at the time of disposition.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class H-RR and Class J-RR certificates and the VRR REMIC Regular Interest (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each intercreditor agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, for federal income tax purposes, (i) the portion of the Trust that consists of the entitlement to any Excess Interest and the related distribution account and the VRR REMIC Regular Interest will be classified as a trust under Section 301.7701-4(c) of the Income Tax Regulations and (ii) the VRR Interest will represent beneficial ownership of the VRR REMIC Regular Interest and the VRR Excess Interest Portion under Section 671 of the Code, and the Class V Certificates will represent beneficial ownership of the Excess Interest (other than the VRR Excess Interest Portion) under Section 671 of the Code.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including permanently affixed buildings and structural components that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed, however, and investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. For purposes of Code

Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, 5 of the Mortgaged Properties (8.4%) are multifamily properties. Holders of Offered Certificates should consult their tax advisors regarding the extent to which their Offered Certificates will qualify for this treatment. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents one or more regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Notwithstanding the following, under new legislation enacted on December 22, 2017, commonly referred to as the “Tax Cuts and Jobs Act” (the “Tax Cuts and Jobs Act“), for tax years beginning after December 31, 2017, Regular Interestholders may be required to accrue amounts of market discount, Yield Maintenance Charges and Prepayment Premiums and other amounts no later than the year they included such amounts as revenue on their applicable financial statements. In addition, income from a debt instrument having original issue discount will be subject to this rule for tax years beginning January 1, 2019. Prospective investors are urged to consult their tax counsel regarding application of the Tax Cuts and Jobs Act to their particular situation.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the Conference Committee Report to the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the VRR REMIC Regular Interest, for the portion of the price of the VRR Interest allocated to the VRR REMIC Regular Interest). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests (including the VRR REMIC Regular Interest) for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date (in the case of the VRR Interest, as reduced for the portion of the price allocable to the right to receive Excess Interest). The issue price of the Regular Interests also includes the amount paid by an initial Regular Interest holder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class D, Class E, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a rate equal to 0% CPY; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that no class of Offered Certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election, if made, will apply to all premium bonds (the interest on which is not tax exempt) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all premium bonds acquired thereafter. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election and for all such bonds acquired thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the classes of interest-only Regular Interests, such as the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of the applicable classes of certificates receiving such amounts, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of the applicable classes of certificates receiving such amounts. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of an VRR Interest, the related Certificateholder must separately account for the sale or exchange of the related “regular interest” in the Upper Tier REMIC and the related interest in the Grantor Trust.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of a REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders and VRR Interest Owners.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”), included new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. These rules, which are effective for taxable years beginning with 2018, also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) instead of appointing a “tax matters person” a REMIC appoints one person to act as its sole representative (the “partnership representative”) in connection with IRS audits and related procedures and the partnership representative’s actions, including agreeing to adjustments to REMIC taxable income, are more binding on residual interest holders than were the actions of the “tax matters person” under prior law and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons). The term “Non-U.S. Tax Person” means a person other than a U.S. Tax Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds from principal payments on, and sales and other dispositions of, debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders that are subject to the FATCA requirements and fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 24% on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates and nonresident VRR Interest Owners to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-SB	Class A-3
Morgan Stanley & Co. LLC	$17,087,400	$31,672,100	$28,392,700	$183,991,600
Cantor Fitzgerald & Co.	$2,712,600	$5,027,900	$4,507,300	$29,208,400
KeyBanc Capital Markets Inc.	$0	$0	$0	$0
The Williams Capital Group, L.P.	$0	$0	$0	$0
Mischler Financial Group, Inc.	$0	$0	$0	$0
Total	$19,800,000	$36,700,000	$32,900,000	$213,200,000

Underwriter	Class A-4	Class X-A	Class X-B	Class A-S
Morgan Stanley & Co. LLC	$270,068,083	$531,211,883	$111,933,689	$81,578,527
Cantor Fitzgerald & Co.	$42,872,917	$84,329,117	$17,769,311	$12,950,473
KeyBanc Capital Markets Inc.	$0	$0	$0	$0
The Williams Capital Group, L.P.	$0	$0	$0	$0
Mischler Financial Group, Inc.	$0	$0	$0	$0
Total	$312,941,000	$615,541,000	$129,703,000	$94,529,000

Underwriter	Class B	Class C
Morgan Stanley & Co. LLC	$30,355,162	$31,303,599
Cantor Fitzgerald & Co.	$4,818,838	$4,969,401
KeyBanc Capital Markets Inc.	$0	$0
The Williams Capital Group, L.P.	$0	$0
Mischler Financial Group, Inc.	$0	$0
Total	$35,174,000	$36,273,000

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately 105.7% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from October 1, 2018, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

Expenses payable by the depositor are estimated at $5,259,208, excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two (2) business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of Morgan Stanley Capital I Inc., the depositor, MSMCH, a mortgage loan seller and a sponsor, and Morgan Stanley Bank, an originator and the holder of a portion of the VRR Interest under this securitization. Cantor Fitzgerald & Co., one of the underwriters, is an affiliate of Cantor Commercial Real Estate Lending, L.P., a mortgage loan seller, an originator and a sponsor. KeyBanc Capital Markets Inc., one of the underwriters, is an affiliate of KeyBank National Association, a mortgage loan seller, an originator, a sponsor, a primary servicer, the holder of a portion of the VRR Interest and the initial risk retention consultation party. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans and mezzanine loans related to the Mortgage Loans as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) are intended to be directed to affiliates of Morgan Stanley & Co. LLC, Cantor Fitzgerald & Co. and KeyBanc Capital Markets Inc. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor of the purchase price for the Offered Certificates and (i) the payment by the depositor to MSMCH (an affiliate of Morgan Stanley & Co. LLC), in its capacity as a mortgage loan seller, of the purchase price for the MSMCH Mortgage Loans, and the payment by MSMCH to Morgan Stanley Bank (an affiliate of Morgan Stanley & Co. LLC), in its capacity as an originator, of the purchase price for the MSMCH Mortgage Loans (less any amounts retained by MSMCH); (ii) the payment by the depositor to Cantor Commercial Real Estate Lending, L.P. (an affiliate of Cantor Fitzgerald & Co.), in its capacity as a mortgage loan seller, of the purchase price for the CCRE Mortgage Loans, and (iii) the payment by the depositor to KeyBank (an affiliate of KeyBanc Capital Markets Inc.), in its capacity as a mortgage loan seller, of the purchase price for the KeyBank Mortgage Loans.

As a result of the circumstances described above, each of Morgan Stanley & Co. LLC, Cantor Fitzgerald & Co. and KeyBanc Capital Markets Inc. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any offered certificates to any retail investor in the EEA. For the purposes of this provision:

(a)	The expression “retail investor” means a person who is one (or more) of the following:

(i)	A retail client as defined in point (11) of article 4(1) of MiFID II;

(ii)	A customer within the meaning of the Insurance Mediation Directive, where that customer would not qualify as a professional client as defined in point (10) of article 4(1) of MiFID II; or

(iii)	Not a qualified investor as defined in the Prospectus Directive.

(b)	The expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the offered certificates to be offered so as to enable an investor to decide to purchase or subscribe to the offered certificates.

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of the offered certificates in circumstances in which section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the following disclosures filed by the depositor on or prior to the date of the filing of the preliminary prospectus with respect to the offered certificates are hereby incorporated by reference into this prospectus: the disclosures with respect to the mortgage loans filed as exhibits to Form ABS-EE in accordance with Items 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§601(b)(102) and 601(b)(103)).

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 1585 Broadway, New York, New York 10036, Attention: President, or by telephone at (212) 761-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-206582) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Morgan Stanley & Co. LLC, Prohibited Transaction Exemption 90-24, 55 Fed. Reg. 20,548 (May 17, 1990), as amended by Prohibited Transaction Exemption 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Morgan Stanley & Co. LLC or Merrill Lynch, Pierce, Fenner & Smith Incorporated, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth 5 general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act“). The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the 3 Rating Agencies engaged by the depositor to rate the offered certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on preliminary feedback from those NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain Classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the Classes of Offered Certificates. If the depositor had selected that NRSRO to rate the other Classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

1
17g-5 Information Provider	274
1986 Act	399
1996 Act	382
3
30/360 Basis	300
4
401(c) Regulations	414
A
AB Modified Loan	309
ABS	241
Accelerated Mezzanine Loan Lender	269
Acceptable Insurance Default	311
Acting General Counsel’s Letter	103
Actual/360 Basis	147
Actual/360 Loans	291
ADA	384
Additional Exclusions	311
Administrative Cost Rate	256
ADR	106
Advances	287
Affirmative Asset Review Vote	340
Aggregate Available Funds	250
Aggregate Excess Prepayment Interest Shortfall	264
Aggregate Gain-on-Sale Entitlement Amount	251
Aggregate Principal Distribution Amount	256
Alex Park South PILOT Agreement	144
Allocated Appraisal Reduction Amount	306
Allocated Collateral Deficiency Amount	307
Allocated Cumulative Appraisal Reduction Amount	307
Allocated Loan Amount	106
Annual Debt Service	106
Anticipated Repayment Date	147
Appraisal Reduction Amount	306
Appraisal Reduction Event	305
Appraised Value	107
Appraised-Out Class	309
ARD Loan	147
ASR Consultation Process	320
Assessment of Compliance	366
Asset Representations Reviewer Asset Review Fee	304
Asset Representations Reviewer Fee	304
Asset Representations Reviewer Fee Rate	304
Asset Representations Reviewer Termination Event	343
Asset Review	341
Asset Review Notice	340
Asset Review Quorum	340
Asset Review Report	342
Asset Review Report Summary	342
Asset Review Standard	341
Asset Review Trigger	339
Asset Review Vote Election	339
Asset Status Report	318
Assumed Final Distribution Date	263
Assumed Scheduled Payment	257
Attestation Report	367
Available Funds	251
Aventura Mall Companion Loans	171
Aventura Mall Controlling Noteholder	173
Aventura Mall Intercreditor Agreement	171
Aventura Mall Noteholders	171
Aventura Mall Pari Passu Companion Loans	171
Aventura Mall Subordinate Companion Loans	171
Aventura Mall Trust 2018-AVM TSA	161
Aventura Mall Whole Loan	171
B
Balloon Balance	108
Balloon LTV	110
BANA	215
BANK 2018-BNK13 PSA	161
Bankruptcy Code	376
Base Interest Fraction	262
BEA	131
Borrower Party	268
Borrower Party Affiliate	269
BPC	220, 233, 386
BPC Additional Primary Servicing Compensation	237
BPC Agreement Losses	237
BPC Parties	237
BPC Primary Serviced Mortgage Loan	235
BPC Primary Servicer Termination Event	238
BPC Primary Servicing Agreement	235

Breach Notice	281
C
C(WUMP)O	11
Cash Flow Analysis	108
CCRE	386
CCRE Data Tape	208
CCRE Deal Team	208
CCRE Lending	208
CCRE Mortgage Loans	208
CD 2018-CD7 PSA	162
CERCLA	382
Certificate Administrator/Trustee Fee	303
Certificate Administrator/Trustee Fee Rate	303
Certificate Balance	249
Certificate Owners	276
Certificateholder	269
Class A Certificates	248
Class A-SB Planned Principal Balance	258
Class X Certificates	248
Class X YM Distribution Amount	262
Clearstream	275
Clearstream Participants	277
Closing Date	106
CMBS	43, 208
CMMBS	218
Code	397
Collateral Deficiency Amount	309
Collection Account	290
Collection Period	252
COMM 2018-HOME PSA	162
Communication Request	278
Companion Distribution Account	290
Companion Holder(s)	161
Companion Loans	105
Compensating Interest Payment	264
Constant Prepayment Rate	390
Consultation Termination Event	329
Control Eligible Certificates	325
Control Note	162
Control Termination Event	329
Controlling Class	325
Controlling Class Certificateholder	325
Controlling Companion Loan Securitization Date	162
Controlling Holder	162
Corrected Loan	318
CPP	390
CPR	390
CPY	390
CRE Loans	195
CREC	130
Credit Risk Retention Rules	241
CREFC®	266
CREFC® Intellectual Property Royalty License Fee	305
CREFC® Intellectual Property Royalty License Fee Rate	305
CREFC® Reports	266
Crossed Mortgage Loan Group	282
Crossed Underlying Loan	282
Crossed Underlying Loan Repurchase Criteria	282
Cross-Over Date	255
CRR	90
Cumulative Appraisal Reduction Amount	309
Cure/Contest Period	341
Current LTV	109
Cut-off Date	105
Cut-off Date Balance	109
Cut-off Date Loan-to-Value Ratio	109
Cut-off Date LTV	109
Cut-off Date LTV Ratio	109
Cut-off Date UW NCF	113
D
DBNY	214
DCH Limitations	325
DEF(#)	111
DEF/YM@(#)	111
Defaulted Loan	322
Defeasance Deposit	150
Defeasance Loans	150
Defeasance Lock-Out Period	150
Defeasance Option	150
Definitive Certificate	275
Delinquent Loan	339
Demand Entities	196
Depositaries	275
Determination Date	250
Diligence File	279
Directing Certificateholder	324
Directing Certificateholder Asset Status Report Approval Process	319
Disclosable Special Servicer Fees	303
Discount Rate	262
Dispute Resolution Consultation	356
Dispute Resolution Cut-off Date	356
Distribution Accounts	290
Distribution Date	250
Distribution Date Statement	266
Dodd-Frank Act	91
DOL	412
DTC	275
DTC Participants	275
DTC Rules	276
Due Date	146, 252
Due Diligence Requirement	90

E
EDGAR	411
EEA	10, 90
Effective Gross Income	108
EGI	109
Eligible Asset Representations Reviewer	342
Eligible Operating Advisor	335
Enforcing Party	354
Enforcing Servicer	354
ESA	129
Euroclear	275
Euroclear Operator	277
Euroclear Participants	277
Excess Interest	249
Excess Interest Distribution Account	291
Excess Modification Fee Amount	300
Excess Modification Fees	299
Excess Prepayment Interest Shortfall	264
Exchange Act	187
Excluded Controlling Class Holder	268
Excluded Controlling Class Loan	269
Excluded DCH Loan	269
Excluded Information	269
Excluded Loan	269
Excluded Plan	413
Excluded RRCP Loan	269
Excluded Special Servicer	346
Excluded Special Servicer Loan	346
Exemption	412
Exemption Rating Agency	412
F
Fair Value Condition	242
FATCA	406
FDIA	102
FDIC	103
FIEL	13
Final Asset Status Report	320
Final Dispute Resolution Election Notice	356
Financial Promotion Order	10
FIRREA	103
FPO Persons	10
FSMA	10
G
GAAP	242
Gain-on-Sale Remittance Amount	251
Garn Act	383
GGP	134
GLA	109
Government Securities	148, 150
Grace Period	109
Grantor Trust	250
H
Hard Lockbox	109
High Net Worth Companies, Unincorporated Associations, Etc.	11
Holder Repurchase Request	354
HRR Certificates	242, 248
I
Impermissible Affiliate	351
Impermissible Asset Representations Reviewer Affiliate	351
Impermissible Operating Advisor Affiliate	351
Impermissible TPP Affiliate	351
Indirect Participants	275
Initial Delivery Date	318
Initial Pool Balance	105
Initial Rate	147
Initial Requesting Holder	354
In-Place Cash Management	109
Insurance and Condemnation Proceeds	290
Insurance Mediation Directive	10
Intercreditor Agreement	161
Interest Accrual Amount	256
Interest Accrual Period	256
Interest Distribution Amount	256
Interest Reserve Account	290
Interest Shortfall	256
Interested Person	323
Investment Company Act	414
Investor Certification	269
IO	109
IO Period UW NCF DSCR	109
K
KeyBank	198
KeyBank Agreement Losses	231
KeyBank Data Tape	199
KeyBank Mortgage Loans	198
KeyBank Parties	231
KeyBank Primary Servicer Termination Event	232
KeyBank Primary Servicing Agreement	229
KeyBank Qualification Criteria	199
KeyBank Review Team	198
KeyBank Serviced Mortgage Loans	227
L
Land Trust	156
Largest Tenant	109
Lease Expiration of Largest Tenant	110

LERTA	144
Liquidation Fee	301
Liquidation Proceeds	290
LNR	133
LNR Partners	224
LNRSH	241
LO(#)	111
Loan Per Unit	110
Loan-to-Value Ratio at Maturity or ARD	110
Lock-out Period	148
Loss of Value Payment	282
Lower-Tier Regular Interests	397
Lower-Tier REMIC	250, 397
LTV	210
LTV Ratio at Maturity or ARD	110
M
Major Decision	326
Major Decision Reporting Package	326
MAS	12
Master Servicer Major Decision	328
Master Servicer Proposed Course of Action Notice	355
Master Servicer Remittance Date	286
Material Defect	281
Maturity Date LTV	110
Maturity Date LTV Ratio	110
Midland	218
MiFID II	10
Millennium Partners Portfolio Companion Loans	174
Millennium Partners Portfolio Directing Certificateholder	180
Millennium Partners Portfolio Intercreditor Agreement	175
Millennium Partners Portfolio Mortgage Loan	174
Millennium Partners Portfolio Noteholders	175
Millennium Partners Portfolio Pari Passu Companion Loan	174
Millennium Partners Portfolio PILOT Agreement	145
Millennium Partners Portfolio Senior A Notes	174
Millennium Partners Portfolio Subordinate Companion Loan	174
Millennium Partners Portfolio Triggering Event of Default	175
Millennium Partners Portfolio Whole Loan	174
MLPA	278
Modification Fees	299
Morgan Stanley Bank	187
Morgan Stanley Group	187
Morgan Stanley Origination Entity	189
Mortgage	106
Mortgage File	278
Mortgage Loans	105
Mortgage Note	106
Mortgage Pool	105
Mortgage Rate	110, 256
Mortgaged Property	106
Most Recent NOI	110
MSA	110
MSC 2018-H3 Mortgage Loans	224
MSC 2018-H3 PSA	162
MSC 2018-MP Securitization	175
MSC 2018-MP TSA	162
MSMCH	187
MSMCH Data File	193
MSMCH Mortgage Loans	187
MSMCH Qualification Criteria	194
MSMCH Securitization Database	193
N
Net Mortgage Rate	255
Net Operating Income	110
NFIP	65
NI 33-105	10
NOI	110
NOI Date	110
Non-Control Note	162
Non-Controlling Holder	162
Nonrecoverable Advance	288
Non-Reduced Interest	338
Non-Serviced Certificate Administrator	162
Non-Serviced Companion Loan	162
Non-Serviced Custodian	162
Non-Serviced Directing Certificateholder	162
Non-Serviced Master Servicer	163
Non-Serviced Mortgage Loan	163
Non-Serviced Pari Passu Companion Loan	163
Non-Serviced Pari Passu Whole Loan	163
Non-Serviced Pari Passu-AB Whole Loan	163
Non-Serviced PSA	163
Non-Serviced Securitization Trust	163
Non-Serviced Special Servicer	163
Non-Serviced Trustee	163
Non-Serviced Whole Loan	163
Non-U.S. Tax Person	406
Non-Vertically Retained Percentage	243
Notional Amount	249
NRA	111
NRSRO	268
NRSRO Certification	270

O
O(#)	111
Occupancy Date	111
Occupancy Rate	111
Occupancy Rate As-of Date	111
Offered Certificates	249
OID Regulations	400
OLA	103
Operating Advisor Consultation Event	330
Operating Advisor Consulting Fee	304
Operating Advisor Expenses	304
Operating Advisor Fee	304
Operating Advisor Fee Rate	304
Operating Advisor Standard	333
Operating Advisor Termination Event	336
Original Balance	111
Other Master Servicer	163
Other PSA	163
P
P&I Advance	286
Pads	115
Par Purchase Price	322
Pari Passu Companion Loan	163
Pari Passu Companion Loans	105
Pari Passu Loan Primary Servicing Fee	256
Pari Passu Loan Primary Servicing Fee Rate	256
Pari Passu Mortgage Loan	163
Participants	275
Parties in Interest	411
Pass-Through Rate	255
Patriot Act	384
PCIS Persons	11
Pentalpha Surveillance	239
Percentage Interest	250
Periodic Payments	251
Permitted Investments	250, 291
Permitted Special Servicer/Affiliate Fees	303
PIPs	61
Plans	411
PML	212
PRC	11
Preliminary Dispute Resolution Election Notice	356
Prepayment Assumption	401
Prepayment Interest Excess	263
Prepayment Interest Shortfall	263
Prepayment Premium	263
Prepayment Provisions	111
PRIIPS Regulation	10
Prime Rate	290
Principal Balance Certificates	249
Principal Distribution Amount	257
Principal Shortfall	258
Privileged Information	335
Privileged Information Exception	336
Privileged Person	268
Professional Investors	11
Prohibited Prepayment	264
Promotion of Collective Investment Schemes Exemptions Order	10
Proposed Course of Action	355
Proposed Course of Action Notice	355
Prospectus Directive	10
PSA	248
PSA Party Repurchase Request	355
PTCE	413
Purchase Price	283
Q
Qualified Investor	10
Qualified Mortgage	281
Qualified Replacement Special Servicer	347
Qualified Substitute Mortgage Loan	283
Qualifying CRE Loan Percentage	242
Quorum	346
R
RAC No-Response Scenario	365
Rated Final Distribution Date	263
Rating Agencies	366
Rating Agency Communication	366
Rating Agency Confirmation	365
REA	49, 152
Realized Loss	265
REC	129
Record Date	250
Registration Statement	411
Regular Certificates	249
Regular Interestholder	400
Regular Interests	398
Regulation AB	367
Regulation RR	241
Reimbursement Rate	290
Related Proceeds	289
Release Date	150
Relevant Member State	10
Relevant Persons	11
Relief Act	384
REMIC	397
REMIC Regulations	397
REO Account	291
REO Loan	259
REO Property	318
Repurchase Request	355
Requesting Certificateholders	310
Requesting Holder	356

Requesting Investor	278
Requesting Party	365
Required Credit Risk Retention Percentage	242
Requirements	384
Residual Certificates	249
Resolution Failure	355
Resolved	355
Restricted Group	412
Restricted Party	336
Retaining Parties	242
Retaining Sponsor	241
Retention Requirement	90
Review Materials	340
Revised Rate	147
RevPAR	112
Risk Retention Affiliate	351
Risk Retention Affiliated	351
Risk Retention Consultation Party	331
Rooms	115
Royal Park	217
RR Interest	242
Rule 17g-5	270
S
Safeway Vistoso Remediation Work	131
Saks Parcel	151
Scheduled Principal Distribution Amount	257
SEC	187
Securities Act	367
Securitization Accounts	248, 291
SEL	212
Senior Certificates	249
Serviced Mortgage Loans	284
Serviced Pari Passu Companion Loan	163
Serviced Pari Passu Companion Loan Securities	349
Serviced Pari Passu Mortgage Loan	163
Serviced Pari Passu Whole Loan	163
Serviced Whole Loan	163
Servicer Termination Event	348
Servicing Advances	287
Servicing Fee	298
Servicing Fee Rate	298
Servicing Shift Mortgage Loan	164
Servicing Shift Whole Loan	164
Servicing Standard	285
SF	112
SFA	12
SFO	11
Similar Law	411
Similar Requirements	90
Simon Guarantor	142
Simon Guarantor Affiliate	142
SMC	203
SMC Data Tape	203
SMC Mortgage Loans	203
SMMEA	414
Soft Lockbox	112
Soft Springing Lockbox	112
Special Servicer Major Decision	328
Special Servicer Non-Major Decision	313
Special Servicing Fee	300
Special Servicing Fee Rate	300
Specially Serviced Loans	317
Springing Cash Management	112
Springing Lockbox	112
Sq. Ft.	112
Square Feet	112
Startup Day	398
Starwood	203
Starwood Review Team	203
State Court Complaint	217
Stated Principal Balance	258
Structured Product	11
Structuring Assumptions	390
STWD	224
Subject Loan	297, 304
Subordinate Certificates	249
Subordinate Companion Loan	105, 164
Subsequent Asset Status Report	318
Sub-Servicing Agreement	286
T
T-12	112
Taft	138
Tax Cuts and Jobs Act	400
Term to Maturity	112
Term to Maturity or ARD	112
Terms and Conditions	277
Tests	341
The Gateway A Notes	181
The Gateway B Notes	181
The Gateway C Notes	181
The Gateway Companion Loans	181
The Gateway Controlling Noteholder	185
The Gateway Intercreditor Agreement	181
The Gateway Master Servicer	181
The Gateway Mortgage Loan	181
The Gateway Noteholders	181
The Gateway Operating Advisor	181
The Gateway Senior Pari Passu Companion Loans	181
The Gateway Special Servicer	181
The Gateway Subordinate Companion Loans	181
The Gateway Threshold Event Cure	186
The Gateway Triggering Event of Default	181

The Gateway Trustee	181
The Gateway Whole Loan	181
Third Party Purchaser	242
Title V	383
Total Operating Expenses	108
Trailing 12 NOI	110
TRIPRA	66
Trust	215
Trust REMICs	250, 397
TTM	112
Turnberry Guarantor	142
Turnberry Guarantor Affiliate	142
U
U.S. Tax Person	406
UBS 2018-C13 PSA	164
UCC	373
Underlying Class	249
Underwriter Entities	83
Underwriting Agreement	408
Underwritten Effective Gross Income	115
Underwritten EGI	115
Underwritten Expenses	112
Underwritten NCF	113
Underwritten NCF Debt Yield	113
Underwritten NCF DSCR	113
Underwritten Net Cash Flow	113
Underwritten Net Cash Flow DSCR	113
Underwritten Net Operating Income	113
Underwritten NOI Debt Yield	114
Underwritten NOI DSCR	115
Underwritten Revenue	115
Units	115
Unscheduled Principal Distribution Amount	257
Unsolicited Information	341
Upper-Tier REMIC	250, 397
USTs	130
UW EGI	115
UW Expenses	112
UW NCF	113
UW NCF Debt Yield	113
UW NCF DSCR	113
UW NOI	113
UW NOI Debt Yield	114
UW NOI DSCR	115
UW Revenue	115
V
Vertical Risk Retention Allocation Percentage	244
Vertically Retained Percentage	243
Volcker Rule	91
Voting Rights	274
VRR Excess Interest Portion	397
VRR Interest	249
VRR Interest Available Funds	243
VRR Interest Balance	249
VRR Interest Distribution Amount	244
VRR Interest Gain-on-Sale Remittance Amount	244
VRR Interest Gain-on-Sale Reserve Account	291
VRR Interest Owner	270
VRR Interest Realized Loss	245
VRR Principal Distribution Amount	244
VRR REMIC Regular Interest	397
W
WAC Rate	255
Weighted Average Mortgage Rate	115
Wells Fargo	216
Whole Loan	105
Withheld Amounts	291
Workout Fee	300
Workout Fee Rate	300
Workout-Delayed Reimbursement Amount	289
Y
Yield Maintenance Charge	263
YM(#)	112
YM@(#)	112

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

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Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Original Balance	Cut-off Date Balance	Maturity/ARD Balance	Cut-off Date Balance per SF/ Units/Rooms/Pads	Loan Purpose	Sponsor
Loan	5, 8, 12, 13	1	Aventura Mall	6.7%	MSBNA	MSMCH	$60,000,000	$60,000,000	$60,000,000	$1,155.39	Refinance	Simon Property Group, L.P.; Jacquelyn Soffer; Jeffrey Soffer
Loan	5, 6, 7, 9, 11, 14, 15	2	Griffin Portfolio II	6.7%	KeyBank	KeyBank	$60,000,000	$60,000,000	$60,000,000	$91.71	Refinance	Griffin Capital Company, LLC
Property		2.01	Southern Company Services Headquarters	2.7%	KeyBank	KeyBank	$23,904,000	$23,904,000	$23,904,000
Property		2.02	Amazon.com Sortable Fulfillment Center	1.6%	KeyBank	KeyBank	$14,760,000	$14,760,000	$14,760,000
Property		2.03	IGT North American Gaming & Interactive Headquarters	1.2%	KeyBank	KeyBank	$10,872,000	$10,872,000	$10,872,000
Property		2.04	3M Distribution Facility	1.2%	KeyBank	KeyBank	$10,464,000	$10,464,000	$10,464,000
Loan	5, 6, 7, 8, 16	3	Millennium Partners Portfolio	6.2%	MSBNA	MSMCH	$55,660,526	$55,660,526	$55,660,526	$304.58	Refinance	Millennium Partners
Property		3.01	Millennium Tower Boston	1.6%	MSBNA	MSMCH	$14,338,465	$14,338,465	$14,338,465
Property		3.02	Lincoln Square	1.6%	MSBNA	MSMCH	$14,334,545	$14,334,545	$14,334,545
Property		3.03	Four Seasons San Francisco Retail	0.7%	MSBNA	MSMCH	$6,681,615	$6,681,615	$6,681,615
Property		3.04	Lincoln West	0.7%	MSBNA	MSMCH	$6,106,979	$6,106,979	$6,106,979
Property		3.05	Commercial Units at the Four Seasons Miami	0.5%	MSBNA	MSMCH	$4,586,114	$4,586,114	$4,586,114
Property		3.06	Lincoln Triangle	0.5%	MSBNA	MSMCH	$4,507,719	$4,507,719	$4,507,719
Property		3.07	Ritz Carlton Washington DC Retail	0.4%	MSBNA	MSMCH	$3,651,644	$3,651,644	$3,651,644
Property		3.08	Ritz Carlton Georgetown Retail	0.2%	MSBNA	MSMCH	$1,453,445	$1,453,445	$1,453,445
Loan	5, 6, 7, 17, 18	4	Navika Six Portfolio	5.1%	MSBNA	MSMCH	$46,000,000	$45,942,179	$37,601,048	$100,744.94	Refinance	Naveen Shah
Property		4.01	Embassy Suites Ontario Airport	2.0%	MSBNA	MSMCH	$18,167,456	$18,144,620	$14,850,334
Property		4.02	Hilton Garden Inn Mt Laurel	1.0%	MSBNA	MSMCH	$8,575,042	$8,564,263	$7,009,360
Property		4.03	Springhill Suites Tampa North Tampa Palms	0.6%	MSBNA	MSMCH	$5,813,588	$5,806,280	$4,752,109
Property		4.04	Fairfield Inn Houston Conroe	0.6%	MSBNA	MSMCH	$5,450,239	$5,443,388	$4,455,102
Property		4.05	Springhill Suites Houston Rosenberg	0.4%	MSBNA	MSMCH	$3,996,838	$3,991,814	$3,267,072
Property		4.06	Holiday Inn Titusville Kennedy Space Center	0.4%	MSBNA	MSMCH	$3,996,838	$3,991,814	$3,267,072
Loan		5	Offices at Mall of America	4.7%	SMC	SMC	$42,000,000	$42,000,000	$37,352,909	$248.06	Refinance	Triple Five Worldwide
Loan	5, 19, 20, 21	6	The Gateway	4.4%	DBNY	CCRE	$40,000,000	$40,000,000	$40,000,000	$263,157.89	Refinance	Prime Property Fund II, L.P.; C M Golden Gate, Inc.; Oakhill Gateway Partners, L.P.
Loan	5, 7, 8, 9, 22	7	Plaza Frontenac	4.4%	MSBNA	MSMCH	$40,000,000	$40,000,000	$40,000,000	$284.90	Refinance	General Growth Properties; Canada Pension Plan Investment Board
Loan	23	8	5 Cuba Hill Road	4.2%	KeyBank	KeyBank	$38,100,000	$38,100,000	$31,592,643	$191.33	Refinance	Joseph Simone
Loan		9	Market at Estrella Falls	3.9%	KeyBank	KeyBank	$35,325,000	$35,325,000	$30,468,150	$120.96	Acquisition	Robert L. Stark
Loan	10, 11	10	Embassy Suites Atlanta Airport	3.7%	SMC	SMC	$33,000,000	$33,000,000	$27,896,249	$139,830.51	Refinance	Wedge Hotels Corporation
Loan	5	11	Regions Tower	3.3%	MSBNA	MSMCH	$30,000,000	$30,000,000	$30,000,000	$106.22	Refinance	Elchonon Schwartz; Simon Singer; Isaac Maleh
Loan	5	12	Zenith Ridge	3.3%	SMC	SMC	$30,000,000	$30,000,000	$27,587,938	$185.19	Refinance	James D. Scalo; John F. Scalo; Charles R. Zappala; John J. Verbanac
Loan	5, 24	13	Alex Park South	3.1%	KeyBank	KeyBank	$28,000,000	$28,000,000	$25,061,321	$122.97	Refinance	Estate of Laurence C. Glazer
Loan	25	14	Alliance Data Systems	2.9%	CCRE	CCRE	$26,550,000	$26,550,000	$26,550,000	$109.94	Acquisition	Rodin Global Property Trust, Inc.
Loan	5, 26, 27	15	Playa Largo	2.8%	SMC	SMC	$25,000,000	$25,000,000	$21,749,958	$505,617.98	Refinance	Lance T. Shaner; Lance T. Shaner, as trustee of Lance T. Shaner Revocable Trust Dated December 5, 2012; Prime Hospitality Group, LLC
Loan	5, 6, 7	16	Shelbourne Global Portfolio I	2.8%	CCRE	CCRE	$25,000,000	$25,000,000	$25,000,000	$145.09	Refinance	Barry Friedman; Benjamin Schlossberg
Property		16.01	1515 Broad Street	1.3%	CCRE	CCRE	$11,317,204	$11,317,204	$11,317,204
Property		16.02	140 Centennial Avenue	0.5%	CCRE	CCRE	$4,596,774	$4,596,774	$4,596,774
Property		16.03	675 Central Avenue	0.4%	CCRE	CCRE	$3,252,688	$3,252,688	$3,252,688
Property		16.04	275 Centennial Avenue	0.3%	CCRE	CCRE	$2,580,645	$2,580,645	$2,580,645
Property		16.05	691 Central Avenue	0.3%	CCRE	CCRE	$2,392,473	$2,392,473	$2,392,473
Property		16.06	80 Kingsbridge Road	0.1%	CCRE	CCRE	$618,280	$618,280	$618,280
Property		16.07	20 Kingsbridge Road	0.0%	CCRE	CCRE	$241,935	$241,935	$241,935
Loan	6, 7, 10	17	KVC Retail Portfolio	2.5%	MSBNA	MSMCH	$22,530,000	$22,530,000	$22,530,000	$184.96	Refinance	Joseph Cattaneo
Property		17.01	Gilbert Fiesta	1.0%	MSBNA	MSMCH	$9,420,000	$9,420,000	$9,420,000
Property		17.02	Village at Surprise	0.5%	MSBNA	MSMCH	$4,830,000	$4,830,000	$4,830,000
Property		17.03	Riggs Marketplace	0.4%	MSBNA	MSMCH	$3,240,000	$3,240,000	$3,240,000
Property		17.04	Shops at Gilbert Fiesta	0.3%	MSBNA	MSMCH	$2,520,000	$2,520,000	$2,520,000
Property		17.05	Superstition Springs Shops	0.3%	MSBNA	MSMCH	$2,520,000	$2,520,000	$2,520,000
Loan	6	18	Highland Multifamily Portfolio	2.3%	CCRE	CCRE	$20,650,000	$20,650,000	$20,650,000	$36,875.00	Refinance	Pinchos D. Shemano
Property		18.01	Highland Chateau Apartments	1.2%	CCRE	CCRE	$11,128,743	$11,128,743	$11,128,743
Property		18.02	Highland Hills Apartments	1.1%	CCRE	CCRE	$9,521,257	$9,521,257	$9,521,257
Loan	6	19	Westchester Self Storage Portfolio	2.2%	KeyBank	KeyBank	$20,225,000	$20,225,000	$20,225,000	$177.08	Refinance	Peter Ferraro, Jr.
Property		19.01	Bedford Self Storage	1.2%	KeyBank	KeyBank	$10,600,000	$10,600,000	$10,600,000
Property		19.02	Yorktown Self Storage	1.1%	KeyBank	KeyBank	$9,625,000	$9,625,000	$9,625,000
Loan		20	Village at Mammoth Lakes	2.0%	SMC	SMC	$18,200,000	$18,200,000	$18,200,000	$314.20	Acquisition	M. Peter Iacobelli
Loan		21	De Soto Industrial	1.9%	KeyBank	KeyBank	$17,000,000	$17,000,000	$15,708,560	$112.71	Recapitalization	NBP Capital, LLC
Loan		22	Statesboro Crossing	1.8%	MSBNA	MSMCH	$16,125,000	$16,125,000	$13,871,531	$103.91	Acquisition	James J. Morrison, Jr.
Loan	5	23	Shoppes at Chino Hills	1.4%	MSBNA	MSMCH	$13,000,000	$13,000,000	$13,000,000	$290.49	Refinance	Dunhill Partners
Loan		24	38505 Woodward	1.3%	SMC	SMC	$11,500,000	$11,487,053	$9,581,942	$136.49	Refinance	Gabriel L. Schuchman
Loan	28	25	2600 & 2700 Falkenburg Road	1.1%	SMC	SMC	$10,250,000	$10,250,000	$9,112,604	$76.45	Acquisition	Chris B. Campbell
Loan	29	26	Hotel Provincial	1.1%	SMC	SMC	$9,800,000	$9,800,000	$9,800,000	$106,521.74	Refinance	Bryan Dupepe, Sr.; Bryan Dupepe, Jr.
Loan		27	North Madison Corners	1.0%	MSBNA	MSMCH	$8,650,000	$8,650,000	$7,671,962	$117.53	Refinance	Robert A. Patch; Michael J. Petersen
Loan		28	Centerpointe 78	1.0%	KeyBank	KeyBank	$8,600,000	$8,600,000	$8,600,000	$195.97	Refinance	Mark T. Burger; Ronald A. Recht; The MTB Family Limited Partnership; The RAR Family Limited Partnership
Loan		29	Staybridge Suites-San Antonio Sea World	1.0%	KeyBank	KeyBank	$8,600,000	$8,600,000	$6,644,400	$87,755.10	Refinance	Anand Bhakta; Sanmukh Patel; Avinash Bhakta; Jagdish Bhakta; Dinesh Bhakta
Loan		30	Laurel Pointe Apartments	0.8%	SMC	SMC	$7,500,000	$7,500,000	$7,500,000	$65,217.39	Acquisition	Michael D. Cotton
Loan		31	Tower Square	0.8%	SMC	SMC	$7,500,000	$7,500,000	$6,226,914	$135.81	Refinance	Donald F. Cafiero
Loan	30	32	South Brook Town Center	0.8%	SMC	SMC	$7,285,000	$7,285,000	$6,606,332	$133.30	Acquisition	Caspar Chou
Loan		33	Southern Cove	0.8%	MSBNA	MSMCH	$7,200,000	$7,200,000	$7,200,000	$72,000.00	Refinance	Steven Donia
Loan		34	Safeway Vistoso Plaza	0.8%	MSBNA	MSMCH	$6,900,000	$6,891,952	$5,714,857	$198.22	Acquisition	Craig Nagler
Loan	7	35	Canyon Center	0.7%	SMC	SMC	$6,700,000	$6,700,000	$6,700,000	$140.37	Acquisition	M. Peter Iacobelli
Loan		36	Commercial Self Storage - Castleton	0.7%	KeyBank	KeyBank	$6,000,000	$5,993,383	$5,016,358	$89.71	Refinance	Jim R. Sapp
Loan		37	Shoppes & Offices at PGA West	0.6%	SMC	SMC	$5,700,000	$5,693,399	$4,726,818	$150.69	Acquisition	Gary E. Juster
Loan	31	38	Calle Fortunada	0.6%	CCRE	CCRE	$5,600,000	$5,600,000	$5,600,000	$92.24	Acquisition	Joseph A. Hernon
Loan	32, 33	39	Covell Building	0.6%	CCRE	CCRE	$5,500,000	$5,500,000	$5,500,000	$421.29	Refinance	Daniel Mellinkoff; Daniel Mellinkoff, Trustee of the Daniel Mellinkoff Trust, dated 01/31/2013
Loan		40	21300 Eureka	0.6%	SMC	SMC	$5,200,000	$5,200,000	$4,352,100	$224.14	Refinance	Gabriel L. Schuchman
Loan		41	901 West Madison	0.6%	MSBNA	MSMCH	$5,150,000	$5,150,000	$4,781,795	$320.83	Refinance	Hymie Mishan
Loan		42	Dollar Self Storage - Glendale	0.6%	KeyBank	KeyBank	$5,000,000	$4,983,044	$4,111,840	$80.00	Refinance	The Thomson Family trust, Dated June 18, 1997, as may have been amended and restated; John C. Thomson
Loan		43	4234 Ella Boulevard	0.5%	SMC	SMC	$4,625,000	$4,625,000	$4,292,351	$222.78	Acquisition	Anna L. Winter
Loan	34	44	Spectrum Commerce Center	0.5%	MSBNA	MSMCH	$4,600,000	$4,600,000	$4,600,000	$33.89	Refinance	Francis Greenburger
Loan	35	45	Carbondale Center	0.4%	MSBNA	MSMCH	$3,800,000	$3,787,498	$2,839,092	$63.41	Acquisition	Kenneth Levy; Glen Una Management Company, Inc
Loan		46	396 Cromwell Ave Rocky Hill	0.4%	MSBNA	MSMCH	$3,500,000	$3,500,000	$3,500,000	$234.18	Refinance	Raymond Mastroianni; Michael W. Tenore; Henry H. Sung
Loan	36	47	500 Lincoln	0.4%	MSBNA	MSMCH	$3,200,000	$3,194,674	$2,406,218	$36.64	Refinance	David Allen; Michael Walton

A-1-1

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Non-Recourse Carveout Guarantor	No. of Properties	General Property Type	Detailed Property Type	Title Type	Ground Lease Initial Lease Expiration Date	Hotel Franchise Agreement Expiration Date
Loan	5, 8, 12, 13	1	Aventura Mall	Simon Property Group, L.P.; Jacquelyn Soffer; Jeffrey Soffer	1	Retail	Super Regional Mall	Fee	N/A	N/A
Loan	5, 6, 7, 9, 11, 14, 15	2	Griffin Portfolio II	Griffin Capital Essential Asset REIT II, Inc.	4
Property		2.01	Southern Company Services Headquarters			Office	Suburban	Fee	N/A	N/A
Property		2.02	Amazon.com Sortable Fulfillment Center			Industrial	Warehouse Distribution	Fee	N/A	N/A
Property		2.03	IGT North American Gaming & Interactive Headquarters			Office	Suburban	Fee	N/A	N/A
Property		2.04	3M Distribution Facility			Industrial	Warehouse Distribution	Fee	N/A	N/A
Loan	5, 6, 7, 8, 16	3	Millennium Partners Portfolio	Millennium Partners Holding Co LLC	8
Property		3.01	Millennium Tower Boston			Mixed Use	Office & Retail	Fee	N/A	N/A
Property		3.02	Lincoln Square			Retail	Urban Retail	Fee	N/A	N/A
Property		3.03	Four Seasons San Francisco Retail			Mixed Use	Office & Retail	Fee / Leasehold	8/26/2046	N/A
Property		3.04	Lincoln West			Retail	Urban Retail	Fee	N/A	N/A
Property		3.05	Commercial Units at the Four Seasons Miami			Mixed Use	Office & Retail	Fee	N/A	N/A
Property		3.06	Lincoln Triangle			Retail	Urban Retail	Fee	N/A	N/A
Property		3.07	Ritz Carlton Washington DC Retail			Retail	Urban Retail	Fee	N/A	N/A
Property		3.08	Ritz Carlton Georgetown Retail			Retail	Urban Retail	Fee	N/A	N/A
Loan	5, 6, 7, 17, 18	4	Navika Six Portfolio	Naveen Shah	6
Property		4.01	Embassy Suites Ontario Airport			Hospitality	Full Service	Fee	N/A	10/31/2029
Property		4.02	Hilton Garden Inn Mt Laurel			Hospitality	Select Service	Fee	N/A	3/8/2028
Property		4.03	Springhill Suites Tampa North Tampa Palms			Hospitality	Limited Service	Fee	N/A	3/31/2030
Property		4.04	Fairfield Inn Houston Conroe			Hospitality	Limited Service	Fee	N/A	7/31/2030
Property		4.05	Springhill Suites Houston Rosenberg			Hospitality	Limited Service	Fee	N/A	7/31/2029
Property		4.06	Holiday Inn Titusville Kennedy Space Center			Hospitality	Full Service	Fee	N/A	6/17/2020
Loan		5	Offices at Mall of America	7 Crowns Corporation	1	Office	Suburban	Fee	N/A	N/A
Loan	5, 19, 20, 21	6	The Gateway	N/A	1	Multifamily	High Rise	Fee	N/A	N/A
Loan	5, 7, 8, 9, 22	7	Plaza Frontenac	GGP-CPP Venture, LP	1	Retail	Anchored	Fee	N/A	N/A
Loan	23	8	5 Cuba Hill Road	Joseph Simone	1	Mixed Use	Office & Industrial	Fee	N/A	N/A
Loan		9	Market at Estrella Falls	Robert L. Stark	1	Retail	Anchored	Fee	N/A	N/A
Loan	10, 11	10	Embassy Suites Atlanta Airport	Wedge Hotels Corporation	1	Hospitality	Full Service	Fee	N/A	1/31/2029
Loan	5	11	Regions Tower	Elchonon Schwartz; Simon Singer; Isaac Maleh	1	Office	CBD	Fee	N/A	N/A
Loan	5	12	Zenith Ridge	James D. Scalo; John F. Scalo; Charles R. Zappala; John J. Verbanac	1	Office	Suburban	Fee	N/A	N/A
Loan	5, 24	13	Alex Park South	Estate of Laurence C. Glazer	1	Office	Suburban	Fee	N/A	N/A
Loan	25	14	Alliance Data Systems	CF Real Estate Holdings, LLC	1	Office	Suburban	Fee	N/A	N/A
Loan	5, 26, 27	15	Playa Largo	Lance T. Shaner; Lance T. Shaner, as trustee of Lance T. Shaner Revocable Trust Dated December 5, 2012; Prime Hospitality Group, LLC	1	Hospitality	Full Service	Fee	N/A	8/31/2041
Loan	5, 6, 7	16	Shelbourne Global Portfolio I	Barry Friedman; Benjamin Schlossberg	7
Property		16.01	1515 Broad Street			Office	Flex	Fee	N/A	N/A
Property		16.02	140 Centennial Avenue			Industrial	Flex	Fee	N/A	N/A
Property		16.03	675 Central Avenue			Office	Suburban	Fee	N/A	N/A
Property		16.04	275 Centennial Avenue			Industrial	Flex	Fee	N/A	N/A
Property		16.05	691 Central Avenue			Office	Suburban	Fee	N/A	N/A
Property		16.06	80 Kingsbridge Road			Industrial	Warehouse Distribution	Fee	N/A	N/A
Property		16.07	20 Kingsbridge Road			Office	Suburban	Fee	N/A	N/A
Loan	6, 7, 10	17	KVC Retail Portfolio	A & C Tank Sales Company, Inc.	5
Property		17.01	Gilbert Fiesta			Retail	Shadow Anchored	Fee	N/A	N/A
Property		17.02	Village at Surprise			Retail	Shadow Anchored	Fee	N/A	N/A
Property		17.03	Riggs Marketplace			Retail	Shadow Anchored	Fee	N/A	N/A
Property		17.04	Shops at Gilbert Fiesta			Retail	Shadow Anchored	Fee	N/A	N/A
Property		17.05	Superstition Springs Shops			Retail	Shadow Anchored	Fee	N/A	N/A
Loan	6	18	Highland Multifamily Portfolio	Pinchos D. Shemano	2
Property		18.01	Highland Chateau Apartments			Multifamily	Garden	Fee	N/A	N/A
Property		18.02	Highland Hills Apartments			Multifamily	Garden	Fee	N/A	N/A
Loan	6	19	Westchester Self Storage Portfolio	Peter Ferraro, Jr.	2
Property		19.01	Bedford Self Storage			Self Storage	Self Storage	Fee	N/A	N/A
Property		19.02	Yorktown Self Storage			Self Storage	Self Storage	Fee	N/A	N/A
Loan		20	Village at Mammoth Lakes	M. Peter Iacobelli	1	Mixed Use	Office & Retail	Fee	N/A	N/A
Loan		21	De Soto Industrial	NBP Capital, LLC	1	Industrial	Warehouse Distribution	Fee	N/A	N/A
Loan		22	Statesboro Crossing	James J. Morrison, Jr.	1	Retail	Anchored	Fee	N/A	N/A
Loan	5	23	Shoppes at Chino Hills	William L. Hutchinson	1	Retail	Lifestyle Center	Fee	N/A	N/A
Loan		24	38505 Woodward	Gabriel L. Schuchman	1	Office	Suburban	Fee	N/A	N/A
Loan	28	25	2600 & 2700 Falkenburg Road	Chris B. Campbell	1	Industrial	Flex	Fee	N/A	N/A
Loan	29	26	Hotel Provincial	Bryan Dupepe, Sr.; Bryan Dupepe, Jr.	1	Hospitality	Limited Service	Fee	N/A	N/A
Loan		27	North Madison Corners	Robert A. Patch; Michael J. Petersen	1	Retail	Anchored	Fee	N/A	N/A
Loan		28	Centerpointe 78	Mark T. Burger; Ronald A. Recht; The MTB Family Limited Partnership; The RAR Family Limited Partnership	1	Retail	Anchored	Fee	N/A	N/A
Loan		29	Staybridge Suites-San Antonio Sea World	Anand Bhakta; Sanmukh Patel; Avinash Bhakta; Jagdish Bhakta; Dinesh Bhakta	1	Hospitality	Extended Stay	Fee	N/A	9/27/2033
Loan		30	Laurel Pointe Apartments	Michael D. Cotton	1	Multifamily	Garden	Fee	N/A	N/A
Loan		31	Tower Square	Donald F. Cafiero	1	Mixed Use	Office & Retail	Fee	N/A	N/A
Loan	30	32	South Brook Town Center	Caspar Chou	1	Retail	Unanchored	Fee	N/A	N/A
Loan		33	Southern Cove	Steven V. Donia; Steven V. Donia and Corinna I. Everson Community Property Trust, UTD 10/18/03	1	Multifamily	Garden	Fee	N/A	N/A
Loan		34	Safeway Vistoso Plaza	M. Craig Nagler; Brentwood Developments (California) Fund I, LLC	1	Retail	Shadow Anchored	Fee	N/A	N/A
Loan	7	35	Canyon Center	M. Peter Iacobelli	1	Retail	Shadow Anchored	Fee / Leasehold	12/31/2023	N/A
Loan		36	Commercial Self Storage - Castleton	Jim R. Sapp	1	Self Storage	Self Storage	Fee	N/A	N/A
Loan		37	Shoppes & Offices at PGA West	Gary E. Juster	1	Mixed Use	Office & Retail	Fee	N/A	N/A
Loan	31	38	Calle Fortunada	Joseph A. Hernon	1	Office	Suburban	Fee	N/A	N/A
Loan	32, 33	39	Covell Building	Daniel Mellinkoff; Daniel Mellinkoff, Trustee of the Daniel Mellinkoff Trust, dated 01/31/2013	1	Mixed Use	Hospitality & Retail	Fee	N/A	N/A
Loan		40	21300 Eureka	Gabriel L. Schuchman	1	Retail	Unanchored	Fee	N/A	N/A
Loan		41	901 West Madison	Hymie Mishan; Saul Sutton	1	Retail	Urban Retail	Fee	N/A	N/A
Loan		42	Dollar Self Storage - Glendale	The Thomson Family trust, Dated June 18, 1997, as may have been amended and restated; John C. Thomson	1	Self Storage	Self Storage	Fee	N/A	N/A
Loan		43	4234 Ella Boulevard	Anna L. Winter	1	Retail	Unanchored	Fee	N/A	N/A
Loan	34	44	Spectrum Commerce Center	Francis Greenburger	1	Industrial	Flex	Fee	N/A	N/A
Loan	35	45	Carbondale Center	Kenneth Levy; Kenneth Levy, as trustee of the Levy Family trust dated February 18, 1983, as amended	1	Retail	Anchored	Fee	N/A	N/A
Loan		46	396 Cromwell Ave Rocky Hill	Raymond Mastroianni; Henry H. Sung; Michael W. Tenore	1	Retail	Unanchored	Fee	N/A	N/A
Loan	36	47	500 Lincoln	Michael J. Walton; David S. Allen	1	Retail	Anchored	Leasehold	12/31/2069	N/A

A-1-2

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Address	City	County	State	Zip Code	Year Built
Loan	5, 8, 12, 13	1	Aventura Mall	19501 Biscayne Boulevard	Aventura	Miami-Dade	FL	33180	1983
Loan	5, 6, 7, 9, 11, 14, 15	2	Griffin Portfolio II
Property		2.01	Southern Company Services Headquarters	3525 & 3535 Colonnade Parkway	Birmingham	Jefferson	AL	35243	1988
Property		2.02	Amazon.com Sortable Fulfillment Center	11999 National Road	Pataskala	Licking	OH	43062	2016
Property		2.03	IGT North American Gaming & Interactive Headquarters	6355 South Buffalo Drive	Las Vegas	Clark	NV	89113	2007
Property		2.04	3M Distribution Facility	1650 Macom Drive	DeKalb	DeKalb	IL	60115	2016
Loan	5, 6, 7, 8, 16	3	Millennium Partners Portfolio
Property		3.01	Millennium Tower Boston	10 Summer Street and 1 Franklin Street	Boston	Suffolk	MA	02110	1912 (10 Summer Street); 2016 (1 Franklin Street)
Property		3.02	Lincoln Square	1992 Broadway	New York	New York	NY	10023	1992
Property		3.03	Four Seasons San Francisco Retail	747 Market Street & 20-99 Yerba Buena Lane and 735-773 Market Street	San Francisco	San Francisco	CA	94103; 94102	2001 (747 Market Street & 20-99 Yerba Buena Lane); 1907 (735-773 Market Street)
Property		3.04	Lincoln West	1961-1965 Broadway and 155 West 66th Street	New York	New York	NY	10023	1997 (1961 and 1965 Broadway); 1963 (155 West 66th Street)
Property		3.05	Commercial Units at the Four Seasons Miami	1441 Brickell Avenue	Miami	Miami-Dade	FL	33131	2003
Property		3.06	Lincoln Triangle	1972 and 1976 Broadway	New York	New York	NY	10023	1995
Property		3.07	Ritz Carlton Washington DC Retail	2200 M Street, Northwest	Washington	District of Columbia	DC	20037	2000
Property		3.08	Ritz Carlton Georgetown Retail	3111 K Street, Northwest	Washington	District of Columbia	DC	20007	2002
Loan	5, 6, 7, 17, 18	4	Navika Six Portfolio
Property		4.01	Embassy Suites Ontario Airport	3663 East Guasti Road	Ontario	San Bernardino	CA	91761	2011
Property		4.02	Hilton Garden Inn Mt Laurel	4000 Atrium Way	Mount Laurel	Burlington	NJ	08054	2011
Property		4.03	Springhill Suites Tampa North Tampa Palms	5396 Primrose Lake Circle	Tampa	Hillsborough	FL	33647	2010
Property		4.04	Fairfield Inn Houston Conroe	3010 Interstate 45 North	Conroe	Montgomery	TX	77303	2010
Property		4.05	Springhill Suites Houston Rosenberg	6815 Reading Road	Rosenberg	Fort Bend	TX	77471	2009
Property		4.06	Holiday Inn Titusville Kennedy Space Center	4715 Helen Hauser Boulevard	Titusville	Brevard	FL	32780	2010
Loan		5	Offices at Mall of America	2131 Lindau Lane	Bloomington	Hennepin	MN	55425	2016
Loan	5, 19, 20, 21	6	The Gateway	550 & 560 Battery Street, 440 Davis Court, 100 Washington Street, 155 Jackson Street, 405 Davis Court, 200 Washington Street, 99 Jackson Street, 1-9 Boston Ship Plaza, 10-13 & 25-38 Hinckley Walk, 14-24 Whaleship Plaza, 39-58 Ironship Plaza	San Francisco	San Francisco	CA	94111	1965-1967
Loan	5, 7, 8, 9, 22	7	Plaza Frontenac	1701 South Lindbergh Boulevard	Frontenac	St. Louis	MO	63131	1974
Loan	23	8	5 Cuba Hill Road	5 Cuba Hill Road	Greenlawn	Suffolk	NY	11740	1954, 1962, 1966
Loan		9	Market at Estrella Falls	1755, 1785, 1805, 1825, 1831, 1855, 1895, 1905, 1965, 1981, 1985, 2025, 2071 and 2075 North Pebble Creek Parkway and 15280 West McDowell Road	Goodyear	Maricopa	AZ	85395	2008, 2016, 2018
Loan	10, 11	10	Embassy Suites Atlanta Airport	4700 Southport Road	Atlanta	Fulton	GA	30337	1989
Loan	5	11	Regions Tower	211 North Pennsylvania Street	Indianapolis	Marion	IN	46204	1969
Loan	5	12	Zenith Ridge	2200, 2400 and 2600 Ansys Drive	Canonsburg	Washington	PA	15317	2014, 2015, 2016
Loan	5, 24	13	Alex Park South	210, 214 and 218-224 Alexander Street and 330-350 Monroe Avenue	Rochester	Monroe	NY	14607	1969, 1992, 1993, 1998, 2009, 2010
Loan	25	14	Alliance Data Systems	3075 Loyalty Circle	Columbus	Franklin	OH	43219	2017
Loan	5, 26, 27	15	Playa Largo	97450 Overseas Highway	Key Largo	Monroe	FL	33037	2016
Loan	5, 6, 7	16	Shelbourne Global Portfolio I
Property		16.01	1515 Broad Street	1515 Broad Street	Bloomfield	Essex	NJ	07003	1968
Property		16.02	140 Centennial Avenue	140 Centennial Avenue	Piscataway Township	Middlesex	NJ	08854	1969
Property		16.03	675 Central Avenue	675 Central Avenue	New Providence	Union	NJ	07974	1955
Property		16.04	275 Centennial Avenue	275 Centennial Avenue	Piscataway Township	Middlesex	NJ	08854	1973
Property		16.05	691 Central Avenue	691 Central Avenue	New Providence	Union	NJ	07974	1957
Property		16.06	80 Kingsbridge Road	80 Kingsbridge Road	Piscataway Township	Middlesex	NJ	08854	1974
Property		16.07	20 Kingsbridge Road	20 Kingsbridge Road	Piscataway Township	Middlesex	NJ	08854	1974
Loan	6, 7, 10	17	KVC Retail Portfolio
Property		17.01	Gilbert Fiesta	139 East Williams Field Road & 2425-2487 South Gilbert Road	Gilbert	Maricopa	AZ	85295	2002-2008
Property		17.02	Village at Surprise	13980 West Bell Road	Surprise	Maricopa	AZ	85374	2003
Property		17.03	Riggs Marketplace	975 East Riggs Road	Chandler	Maricopa	AZ	85249	2003
Property		17.04	Shops at Gilbert Fiesta	2531 South Gilbert Road	Gilbert	Maricopa	AZ	85295	2003
Property		17.05	Superstition Springs Shops	6920 East Baseline Road	Mesa	Maricopa	AZ	85209	1996
Loan	6	18	Highland Multifamily Portfolio
Property		18.01	Highland Chateau Apartments	5246 Raleigh Lagrange Road	Memphis	Shelby	TN	38134	1975
Property		18.02	Highland Hills Apartments	2831 Fosterwood Drive	Memphis	Shelby	TN	38115	1974
Loan	6	19	Westchester Self Storage Portfolio
Property		19.01	Bedford Self Storage	34 Norm Avenue	Bedford Hills	Westchester	NY	10507	1991-1994
Property		19.02	Yorktown Self Storage	2720 Lexington Avenue	Mohegan Lake	Westchester	NY	10547	1970, 1992
Loan		20	Village at Mammoth Lakes	6201 Minaret Road and 100 Canyon Boulevard	Mammoth Lakes	Mono	CA	93546	1999
Loan		21	De Soto Industrial	9401 De Soto Avenue	Chatsworth	Los Angeles	CA	91311	1983
Loan		22	Statesboro Crossing	201-393 Henry Boulevard	Statesboro	Bulloch	GA	30458	2008
Loan	5	23	Shoppes at Chino Hills	13991-13911 Peyton Drive, 13850-13925 City Center Drive, 3335-3625 Grand Avenue	Chino Hills	San Bernardino	CA	91709	2008
Loan		24	38505 Woodward	38505 Woodward Avenue	Bloomfield Hills	Oakland	MI	48304	1980
Loan	28	25	2600 & 2700 Falkenburg Road	2600 and 2700 South Falkenburg Road	Riverview	Hillsborough	FL	33578	2001
Loan	29	26	Hotel Provincial	1024 Chartres Street	New Orleans	Orleans	LA	70116	1959
Loan		27	North Madison Corners	7950 Highway 72 West, 5923 Wall Triana Highway	Madison	Madison	AL	35758; 35757	1995, 2017
Loan		28	Centerpointe 78	121 and 151 West Lincoln Avenue	Escondido	San Diego	CA	92026	2018
Loan		29	Staybridge Suites-San Antonio Sea World	10919 Town Center Drive	San Antonio	Bexar	TX	78251	2009
Loan		30	Laurel Pointe Apartments	13607 Cordary Avenue	Hawthorne	Los Angeles	CA	90250	1973
Loan		31	Tower Square	137 Egg Harbor Road	Sewell	Gloucester	NJ	08080	2003
Loan	30	32	South Brook Town Center	6425 South Interstate 35 Frontage Road	Austin	Travis	TX	78744	1994
Loan		33	Southern Cove	1700 East Viking Road	Las Vegas	Clark	NV	89119	1988
Loan		34	Safeway Vistoso Plaza	12112, 12142 & 12152 North Rancho Vistoso Boulevard	Oro Valley	Pima	AZ	85755	2001-2002
Loan	7	35	Canyon Center	2025-2137 East 9400 South	Sandy	Salt Lake	UT	84093	1978, 1987, 1998
Loan		36	Commercial Self Storage - Castleton	8070 Castleton Road	Indianapolis	Marion	IN	46250	1974, 2015-2016
Loan		37	Shoppes & Offices at PGA West	5510-5540 PGA Boulevard	Palm Beach Gardens	Palm Beach	FL	33418	2001
Loan	31	38	Calle Fortunada	3860 Calle Fortunada	San Diego	San Diego	CA	92123	1983
Loan	32, 33	39	Covell Building	4624-4634 Hollywood Boulevard	Los Angeles	Los Angeles	CA	90027	1917, 1922
Loan		40	21300 Eureka	21300 Eureka Road	Taylor	Wayne	MI	48180	2017
Loan		41	901 West Madison	901 West Madison	Chicago	Cook	IL	60607	2007
Loan		42	Dollar Self Storage - Glendale	10550 North 51st Avenue	Glendale	Maricopa	AZ	85302	2015
Loan		43	4234 Ella Boulevard	4234 Ella Boulevard	Houston	Harris	TX	77018	1968
Loan	34	44	Spectrum Commerce Center	921 & 929 Eastwind Drive	Westerville	Franklin	OH	43081	1985
Loan	35	45	Carbondale Center	915 West Main Street	Carbondale	Jackson	IL	62901	1997
Loan		46	396 Cromwell Ave Rocky Hill	396 Cromwell Avenue	Rocky Hill	Hartford	CT	06067	2007
Loan	36	47	500 Lincoln	500, 500A, 500B and 500C Lincoln Street	Worcester	Worcester	MA	01605	2010, 2012

A-1-3

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Year Renovated	Size	Units of Measure	Occupancy Rate(2)	Occupancy Rate As-of Date	Appraised Value	Appraised Value As-of Date	Mortgage Rate	Administrative Fee Rate(3)	Master Servicing Fee Rate	Primary Servicing Fee Rate	Pari Passu Loan Primary Servicing Fee Rate	Trustee Fee Rate	Trust Advisor Fee Rate	Asset Representations Reviewer Fee Rate	CREFC Fee Rate	Interest Accrual Basis	Seasoning (mos.)
Loan	5, 8, 12, 13	1	Aventura Mall	2017	1,217,508	SF	92.8%	2/14/2018	$3,450,000,000	4/16/2018	4.1213%	0.01435%	0.00250%	0.00000%	0.00125%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	3
Loan	5, 6, 7, 9, 11, 14, 15	2	Griffin Portfolio II		2,726,080	SF	100.0%		$415,500,000		4.3150%	0.01560%	0.00250%	0.00000%	0.00250%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	5
Property		2.01	Southern Company Services Headquarters	2018	669,438	SF	100.0%	10/1/2018	$153,250,000	4/9/2018
Property		2.02	Amazon.com Sortable Fulfillment Center	N/A	856,254	SF	100.0%	10/1/2018	$94,600,000	4/10/2018
Property		2.03	IGT North American Gaming & Interactive Headquarters	2016	222,268	SF	100.0%	10/1/2018	$75,540,000	4/11/2018
Property		2.04	3M Distribution Facility	N/A	978,120	SF	100.0%	10/1/2018	$72,300,000	4/11/2018
Loan	5, 6, 7, 8, 16	3	Millennium Partners Portfolio		1,549,699	SF	94.3%		$1,460,900,000		4.2850%	0.01435%	0.00250%	0.00000%	0.00125%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	3
Property		3.01	Millennium Tower Boston	2014 (10 Summer Street)	351,385	SF	100.0%	5/1/2018	$360,000,000	5/7/2018
Property		3.02	Lincoln Square	N/A	349,420	SF	91.9%	5/1/2018	$340,000,000	5/15/2018
Property		3.03	Four Seasons San Francisco Retail	2001 (735-773 Market Street)	210,788	SF	91.9%	5/1/2018	$170,100,000	5/1/2018; 5/9/2018
Property		3.04	Lincoln West	N/A	88,418	SF	100.0%	5/1/2018	$170,000,000	5/15/2018
Property		3.05	Commercial Units at the Four Seasons Miami	N/A	260,517	SF	83.7%	5/1/2018	$123,100,000	5/4/2018
Property		3.06	Lincoln Triangle	N/A	76,411	SF	100.0%	5/1/2018	$125,000,000	5/15/2018
Property		3.07	Ritz Carlton Washington DC Retail	N/A	132,377	SF	100.0%	5/1/2018	$120,700,000	5/4/2018
Property		3.08	Ritz Carlton Georgetown Retail	N/A	80,383	SF	100.0%	5/1/2018	$52,000,000	5/4/2018
Loan	5, 6, 7, 17, 18	4	Navika Six Portfolio		803	Rooms	77.0%		$126,600,000		4.7550%	0.01560%	0.00250%	0.00250%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	1
Property		4.01	Embassy Suites Ontario Airport	N/A	175	Rooms	84.4%	5/31/2018	$50,000,000	6/1/2018
Property		4.02	Hilton Garden Inn Mt Laurel	N/A	140	Rooms	75.2%	5/31/2018	$23,600,000	6/1/2018
Property		4.03	Springhill Suites Tampa North Tampa Palms	2017	127	Rooms	76.9%	5/31/2018	$16,000,000	6/1/2018
Property		4.04	Fairfield Inn Houston Conroe	N/A	120	Rooms	70.6%	5/31/2018	$15,000,000	6/1/2018
Property		4.05	Springhill Suites Houston Rosenberg	2017	118	Rooms	84.5%	5/31/2018	$11,000,000	6/1/2018
Property		4.06	Holiday Inn Titusville Kennedy Space Center	N/A	123	Rooms	67.9%	5/31/2018	$11,000,000	6/1/2018
Loan		5	Offices at Mall of America	N/A	169,311	SF	85.5%	8/28/2018	$65,000,000	7/17/2018	5.1360%	0.01560%	0.00250%	0.00250%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	1
Loan	5, 19, 20, 21	6	The Gateway	2010-2018	1,254	Units	93.9%	6/30/2018	$868,800,000	2/1/2018	3.7218%	0.01435%	0.00250%	0.00000%	0.00125%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	6
Loan	5, 7, 8, 9, 22	7	Plaza Frontenac	1994	351,006	SF	96.5%	3/1/2018	$210,000,000	5/20/2018	4.4330%	0.01560%	0.00250%	0.00250%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	2
Loan	23	8	5 Cuba Hill Road	2018	199,128	SF	87.7%	7/31/2018	$59,600,000	8/17/2018	5.1900%	0.02310%	0.00250%	0.01000%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	0
Loan		9	Market at Estrella Falls	N/A	292,048	SF	99.1%	6/26/2018	$47,100,000	1/1/2019	4.8000%	0.02310%	0.00250%	0.01000%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	2
Loan	10, 11	10	Embassy Suites Atlanta Airport	2015	236	Rooms	79.4%	6/30/2018	$60,600,000	7/24/2018	4.9700%	0.01560%	0.00250%	0.00250%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	1
Loan	5	11	Regions Tower	2016-2017	687,237	SF	84.5%	7/1/2018	$124,400,000	6/14/2018	4.8974%	0.01560%	0.00250%	0.00250%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	0
Loan	5	12	Zenith Ridge	N/A	486,000	SF	100.0%	7/11/2018	$133,100,000	6/25/2018	4.7000%	0.04560%	0.00250%	0.00000%	0.03250%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	2
Loan	5, 24	13	Alex Park South	2010	348,872	SF	93.6%	6/27/2018	$66,000,000	6/25/2018	5.4400%	0.02310%	0.00250%	0.01000%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	2
Loan	25	14	Alliance Data Systems	N/A	241,493	SF	100.0%	10/6/2018	$47,000,000	7/13/2018	4.9425%	0.04310%	0.00250%	0.03000%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	2
Loan	5, 26, 27	15	Playa Largo	N/A	178	Rooms	80.8%	7/31/2018	$188,600,000	3/28/2018	5.1440%	0.01560%	0.00250%	0.00000%	0.00250%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	4
Loan	5, 6, 7	16	Shelbourne Global Portfolio I		640,983	SF	94.6%		$142,750,000		5.8530%	0.01435%	0.00250%	0.00000%	0.00125%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	0
Property		16.01	1515 Broad Street	2009	290,009	SF	100.0%	7/31/2018	$61,150,000	8/1/2018
Property		16.02	140 Centennial Avenue	2006, 2012	86,860	SF	100.0%	7/31/2018	$23,600,000	7/31/2018
Property		16.03	675 Central Avenue	2004	72,736	SF	93.5%	7/31/2018	$16,150,000	8/1/2018
Property		16.04	275 Centennial Avenue	N/A	56,150	SF	100.0%	7/31/2018	$15,500,000	7/30/2018
Property		16.05	691 Central Avenue	2008-2009	47,782	SF	100.0%	7/31/2018	$10,650,000	8/1/2018
Property		16.06	80 Kingsbridge Road	N/A	30,963	SF	100.0%	7/31/2018	$3,700,000	7/30/2018
Property		16.07	20 Kingsbridge Road	N/A	56,483	SF	46.9%	7/31/2018	$12,000,000	7/30/2018
Loan	6, 7, 10	17	KVC Retail Portfolio		121,811	SF	90.1%		$37,550,000		4.9000%	0.01560%	0.00250%	0.00250%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	0
Property		17.01	Gilbert Fiesta	N/A	48,768	SF	93.3%	9/12/2018	$15,700,000	3/19/2018
Property		17.02	Village at Surprise	N/A	27,205	SF	82.1%	9/12/2018	$8,050,000	3/23/2018
Property		17.03	Riggs Marketplace	N/A	18,241	SF	85.0%	9/12/2018	$5,400,000	3/19/2018
Property		17.04	Shops at Gilbert Fiesta	N/A	14,400	SF	91.7%	9/12/2018	$4,200,000	3/19/2018
Property		17.05	Superstition Springs Shops	N/A	13,197	SF	100.0%	9/12/2018	$4,200,000	3/23/2018
Loan	6	18	Highland Multifamily Portfolio		560	Units	94.5%		$33,400,000		5.2100%	0.03560%	0.00250%	0.02250%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	1
Property		18.01	Highland Chateau Apartments	2016	300	Units	95.0%	6/5/2018	$18,000,000	7/10/2018
Property		18.02	Highland Hills Apartments	2016	260	Units	93.8%	6/5/2018	$15,400,000	7/10/2018
Loan	6	19	Westchester Self Storage Portfolio		114,216	SF	95.3%		$37,200,000		5.0000%	0.02310%	0.00250%	0.01000%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	1
Property		19.01	Bedford Self Storage	N/A	50,535	SF	97.4%	7/24/2018	$19,500,000	4/23/2018
Property		19.02	Yorktown Self Storage	N/A	63,681	SF	93.6%	7/24/2018	$17,700,000	4/23/2018
Loan		20	Village at Mammoth Lakes	N/A	57,925	SF	93.8%	8/20/2018	$30,300,000	7/28/2018	4.9600%	0.06560%	0.00250%	0.05250%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	1
Loan		21	De Soto Industrial	2016	150,831	SF	100.0%	5/30/2018	$28,110,000	10/1/2018	5.0200%	0.02310%	0.00250%	0.01000%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	1
Loan		22	Statesboro Crossing	2015, 2018	155,185	SF	100.0%	8/16/2018	$22,500,000	7/19/2018	4.7000%	0.04310%	0.00250%	0.03000%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	1
Loan	5	23	Shoppes at Chino Hills	N/A	378,676	SF	94.6%	4/1/2018	$176,000,000	4/14/2018	5.1750%	0.01560%	0.00250%	0.00000%	0.00250%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	4
Loan		24	38505 Woodward	2017	84,160	SF	97.6%	8/1/2018	$16,800,000	7/23/2018	5.3500%	0.06310%	0.00250%	0.05000%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	1
Loan	28	25	2600 & 2700 Falkenburg Road	N/A	134,082	SF	85.9%	7/30/2018	$15,575,000	8/15/2018	5.1190%	0.01560%	0.00250%	0.00250%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	1
Loan	29	26	Hotel Provincial	2015	92	Rooms	81.4%	5/31/2018	$21,500,000	6/1/2018	4.8200%	0.06310%	0.00250%	0.05000%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	2
Loan		27	North Madison Corners	N/A	73,600	SF	98.4%	6/4/2018	$13,300,000	6/21/2018	5.0000%	0.01560%	0.00250%	0.00250%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	0
Loan		28	Centerpointe 78	N/A	43,885	SF	100.0%	10/1/2018	$15,100,000	10/1/2018	5.0180%	0.02310%	0.00250%	0.01000%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	0
Loan		29	Staybridge Suites-San Antonio Sea World	N/A	98	Rooms	86.6%	6/30/2018	$13,300,000	8/3/2020	5.8300%	0.02310%	0.00250%	0.01000%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	0
Loan		30	Laurel Pointe Apartments	2014	115	Units	92.2%	8/9/2018	$19,700,000	8/2/2018	5.8170%	0.01560%	0.00250%	0.00250%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	1
Loan		31	Tower Square	N/A	55,224	SF	96.7%	9/10/2018	$11,800,000	7/18/2018	5.2300%	0.01560%	0.00250%	0.00250%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	0
Loan	30	32	South Brook Town Center	N/A	54,651	SF	100.0%	7/30/2018	$11,100,000	8/20/2018	5.0580%	0.05560%	0.00250%	0.04250%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	0
Loan		33	Southern Cove	N/A	100	Units	93.0%	7/12/2018	$11,800,000	7/18/2018	4.9650%	0.01560%	0.00250%	0.00250%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	1
Loan		34	Safeway Vistoso Plaza	N/A	34,770	SF	100.0%	6/15/2018	$10,000,000	6/5/2018	5.1600%	0.01560%	0.00250%	0.00250%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	1
Loan	7	35	Canyon Center	N/A	47,732	SF	84.4%	7/1/2018	$11,300,000	7/16/2018	4.8090%	0.06560%	0.00250%	0.05250%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	1
Loan		36	Commercial Self Storage - Castleton	N/A	66,811	SF	100.0%	8/1/2018	$9,850,000	8/13/2018	5.4600%	0.02310%	0.00250%	0.01000%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	1
Loan		37	Shoppes & Offices at PGA West	N/A	37,782	SF	98.3%	6/30/2018	$9,400,000	7/6/2018	5.1990%	0.01560%	0.00250%	0.00250%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	1
Loan	31	38	Calle Fortunada	2016	60,711	SF	100.0%	8/13/2018	$11,500,000	5/18/2018	4.7550%	0.03560%	0.00250%	0.02250%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	1
Loan	32, 33	39	Covell Building	2012-2015	13,055	SF	100.0%	7/1/2018	$8,900,000	5/30/2018	5.2500%	0.03560%	0.00250%	0.02250%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	0
Loan		40	21300 Eureka	N/A	23,200	SF	100.0%	8/16/2018	$7,700,000	7/17/2018	5.4870%	0.06310%	0.00250%	0.05000%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	0
Loan		41	901 West Madison	N/A	16,052	SF	100.0%	6/5/2018	$7,600,000	6/12/2018	5.3500%	0.01560%	0.00250%	0.00250%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	2
Loan		42	Dollar Self Storage - Glendale	N/A	62,290	SF	95.7%	5/18/2018	$9,470,000	5/29/2018	4.9300%	0.02310%	0.00250%	0.01000%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	3
Loan		43	4234 Ella Boulevard	N/A	20,760	SF	100.0%	5/1/2018	$7,100,000	7/30/2018	5.3200%	0.05560%	0.00250%	0.04250%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	1
Loan	34	44	Spectrum Commerce Center	N/A	135,717	SF	79.2%	6/30/2018	$7,650,000	6/11/2018	5.0000%	0.01560%	0.00250%	0.00250%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	2
Loan	35	45	Carbondale Center	N/A	59,726	SF	100.0%	5/15/2018	$5,940,000	6/19/2018	4.8800%	0.01560%	0.00250%	0.00250%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	2
Loan		46	396 Cromwell Ave Rocky Hill	2012	14,946	SF	100.0%	6/22/2018	$5,800,000	6/26/2018	5.2700%	0.01560%	0.00250%	0.00250%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	1
Loan	36	47	500 Lincoln	N/A	87,200	SF	100.0%	6/1/2018	$5,000,000	6/18/2018	5.0600%	0.01560%	0.00250%	0.00250%	0.00000%	0.00805%	0.00175%	0.00030%	0.00050%	Actual/360	1

A-1-4

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	ARD (Yes/No)	Original Term to Maturity (mos.)	Remaining Term to Maturity (mos.)	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date	ARD Loan Final Maturity Date	Monthly Debt Service (P&I)	Monthly Debt Service (IO)	Annual Debt Service (P&I)	Annual Debt Service (IO)	Lockbox Type	Cash Management Status	Crossed With Other Loans
Loan	5, 8, 12, 13	1	Aventura Mall	No	120	117	120	117	0	0	6/7/2018	8/1/2018	N/A	7/1/2028	N/A	$0.00	$208,924.48	$0.00	$2,507,093.76	Hard	Springing	No
Loan	5, 6, 7, 9, 11, 14, 15	2	Griffin Portfolio II	No	120	115	120	115	0	0	4/27/2018	6/1/2018	N/A	5/1/2028	N/A	$0.00	$218,746.53	$0.00	$2,624,958.36	Hard	Springing	No
Property		2.01	Southern Company Services Headquarters
Property		2.02	Amazon.com Sortable Fulfillment Center
Property		2.03	IGT North American Gaming & Interactive Headquarters
Property		2.04	3M Distribution Facility
Loan	5, 6, 7, 8, 16	3	Millennium Partners Portfolio	No	120	117	120	117	0	0	6/21/2018	8/7/2018	N/A	7/7/2028	N/A	$0.00	$201,514.94	$0.00	$2,418,179.28	Hard	In Place	No
Property		3.01	Millennium Tower Boston
Property		3.02	Lincoln Square
Property		3.03	Four Seasons San Francisco Retail
Property		3.04	Lincoln West
Property		3.05	Commercial Units at the Four Seasons Miami
Property		3.06	Lincoln Triangle
Property		3.07	Ritz Carlton Washington DC Retail
Property		3.08	Ritz Carlton Georgetown Retail
Loan	5, 6, 7, 17, 18	4	Navika Six Portfolio	No	120	119	0	0	360	359	8/29/2018	10/1/2018	N/A	9/1/2028	N/A	$240,096.43	$0.00	$2,881,157.16	$0.00	Springing	Springing	No
Property		4.01	Embassy Suites Ontario Airport
Property		4.02	Hilton Garden Inn Mt Laurel
Property		4.03	Springhill Suites Tampa North Tampa Palms
Property		4.04	Fairfield Inn Houston Conroe
Property		4.05	Springhill Suites Houston Rosenberg
Property		4.06	Holiday Inn Titusville Kennedy Space Center
Loan		5	Offices at Mall of America	No	120	119	36	35	360	360	9/5/2018	10/6/2018	10/6/2021	9/6/2028	N/A	$228,968.88	$182,256.67	$2,747,626.56	$2,187,080.00	Springing	Springing	No
Loan	5, 19, 20, 21	6	The Gateway	No	120	114	120	114	0	0	3/16/2018	5/6/2018	N/A	4/6/2028	N/A	$0.00	$125,783.67	$0.00	$1,509,404.04	Soft	Springing	No
Loan	5, 7, 8, 9, 22	7	Plaza Frontenac	No	120	118	120	118	0	0	7/2/2018	9/1/2018	N/A	8/1/2028	N/A	$0.00	$149,818.98	$0.00	$1,797,827.76	Hard	Springing	No
Loan	23	8	5 Cuba Hill Road	No	120	120	0	0	360	360	9/27/2018	11/1/2018	N/A	10/1/2028	N/A	$208,975.95	$0.00	$2,507,711.40	$0.00	Soft	Springing	No
Loan		9	Market at Estrella Falls	No	120	118	24	22	360	360	7/6/2018	9/1/2018	9/1/2020	8/1/2028	N/A	$185,338.04	$143,262.50	$2,224,056.48	$1,719,150.00	Hard	Springing	No
Loan	10, 11	10	Embassy Suites Atlanta Airport	No	120	119	12	11	360	360	8/29/2018	10/6/2018	10/6/2019	9/6/2028	N/A	$176,546.58	$138,573.26	$2,118,558.96	$1,662,879.17	Springing	Springing	No
Loan	5	11	Regions Tower	No	60	60	60	60	0	0	9/27/2018	11/1/2018	N/A	10/1/2023	N/A	$0.00	$124,135.49	$0.00	$1,489,625.88	Hard	In Place	No
Loan	5	12	Zenith Ridge	No	120	118	60	58	360	360	7/13/2018	9/6/2018	9/6/2023	8/6/2028	N/A	$155,591.34	$119,131.94	$1,867,096.08	$1,429,583.33	Hard	Springing	No
Loan	5, 24	13	Alex Park South	No	120	118	36	34	360	360	7/31/2018	9/1/2018	9/1/2021	8/1/2028	N/A	$157,928.47	$128,696.30	$1,895,141.64	$1,544,355.60	Hard	Springing	No
Loan	25	14	Alliance Data Systems	Yes	120	118	120	118	0	0	7/31/2018	9/6/2018	N/A	8/6/2028	9/12/2032	$0.00	$110,871.60	$0.00	$1,330,459.20	Hard	Springing	No
Loan	5, 26, 27	15	Playa Largo	No	120	116	24	20	360	360	5/17/2018	7/6/2018	7/6/2020	6/6/2028	N/A	$136,414.15	$108,655.09	$1,636,969.80	$1,303,861.11	Hard	Springing	No
Loan	5, 6, 7	16	Shelbourne Global Portfolio I	No	120	120	120	120	0	0	9/7/2018	11/6/2018	N/A	10/6/2028	N/A	$0.00	$123,631.08	$0.00	$1,483,572.96	Soft	Springing	No
Property		16.01	1515 Broad Street
Property		16.02	140 Centennial Avenue
Property		16.03	675 Central Avenue
Property		16.04	275 Centennial Avenue
Property		16.05	691 Central Avenue
Property		16.06	80 Kingsbridge Road
Property		16.07	20 Kingsbridge Road
Loan	6, 7, 10	17	KVC Retail Portfolio	No	120	120	120	120	0	0	9/20/2018	11/1/2018	N/A	10/1/2028	N/A	$0.00	$93,275.24	$0.00	$1,119,302.88	Springing	Springing	No
Property		17.01	Gilbert Fiesta
Property		17.02	Village at Surprise
Property		17.03	Riggs Marketplace
Property		17.04	Shops at Gilbert Fiesta
Property		17.05	Superstition Springs Shops
Loan	6	18	Highland Multifamily Portfolio	No	120	119	120	119	0	0	8/29/2018	10/6/2018	N/A	9/6/2028	N/A	$0.00	$90,900.63	$0.00	$1,090,807.56	Soft	Springing	No
Property		18.01	Highland Chateau Apartments
Property		18.02	Highland Hills Apartments
Loan	6	19	Westchester Self Storage Portfolio	No	120	119	120	119	0	0	8/7/2018	10/1/2018	N/A	9/1/2028	N/A	$0.00	$85,441.26	$0.00	$1,025,295.12	Springing	Springing	No
Property		19.01	Bedford Self Storage
Property		19.02	Yorktown Self Storage
Loan		20	Village at Mammoth Lakes	No	120	119	120	119	0	0	8/27/2018	10/6/2018	N/A	9/6/2028	N/A	$0.00	$76,271.48	$0.00	$915,257.78	Springing	Springing	No
Loan		21	De Soto Industrial	No	120	119	60	59	360	360	8/15/2018	10/1/2018	10/1/2023	9/1/2028	N/A	$91,467.58	$72,104.40	$1,097,610.96	$865,252.80	Springing	Springing	No
Loan		22	Statesboro Crossing	No	120	119	24	23	360	360	8/23/2018	10/1/2018	10/1/2020	9/1/2028	N/A	$83,630.35	$64,033.42	$1,003,564.20	$768,401.04	Springing	Springing	No
Loan	5	23	Shoppes at Chino Hills	No	120	116	120	116	0	0	5/9/2018	7/1/2018	N/A	6/1/2028	N/A	$0.00	$56,841.15	$0.00	$682,093.80	Springing	Springing	No
Loan		24	38505 Woodward	No	120	119	0	0	360	359	8/9/2018	10/6/2018	N/A	9/6/2028	N/A	$64,217.57	$0.00	$770,610.84	$0.00	Springing	Springing	No
Loan	28	25	2600 & 2700 Falkenburg Road	No	120	119	36	35	360	360	8/29/2018	10/6/2018	10/6/2021	9/6/2028	N/A	$55,772.08	$44,332.08	$669,264.96	$531,984.97	Springing	Springing	No
Loan	29	26	Hotel Provincial	No	120	118	120	118	0	0	8/1/2018	9/6/2018	N/A	8/6/2028	N/A	$0.00	$39,910.05	$0.00	$478,920.56	N/A	N/A	No
Loan		27	North Madison Corners	No	120	120	36	36	360	360	9/12/2018	11/1/2018	11/1/2021	10/1/2028	N/A	$46,435.07	$36,542.25	$557,220.84	$438,507.00	Springing	Springing	No
Loan		28	Centerpointe 78	No	120	120	120	120	0	0	9/18/2018	11/1/2018	N/A	10/1/2028	N/A	$0.00	$36,461.81	$0.00	$437,541.72	Springing	Springing	No
Loan		29	Staybridge Suites-San Antonio Sea World	No	120	120	0	0	300	300	9/17/2018	11/1/2018	N/A	10/1/2028	N/A	$54,519.68	$0.00	$654,236.16	$0.00	Springing	Springing	No
Loan		30	Laurel Pointe Apartments	No	60	59	60	59	0	0	8/16/2018	10/6/2018	N/A	9/6/2023	N/A	$0.00	$36,861.20	$0.00	$442,334.38	Springing	Springing	No
Loan		31	Tower Square	No	120	120	0	0	360	360	9/12/2018	11/6/2018	N/A	10/6/2028	N/A	$41,322.42	$0.00	$495,869.04	$0.00	Springing	Springing	No
Loan	30	32	South Brook Town Center	No	120	120	48	48	360	360	9/7/2018	11/6/2018	11/6/2022	10/6/2028	N/A	$39,366.09	$31,132.75	$472,393.08	$373,593.01	Springing	Springing	No
Loan		33	Southern Cove	No	120	119	120	119	0	0	8/21/2018	10/1/2018	N/A	9/1/2028	N/A	$0.00	$30,203.75	$0.00	$362,445.00	Springing	Springing	No
Loan		34	Safeway Vistoso Plaza	No	120	119	0	0	360	359	8/15/2018	10/1/2018	N/A	9/1/2028	N/A	$37,718.33	$0.00	$452,619.96	$0.00	Springing	Springing	No
Loan	7	35	Canyon Center	No	120	119	120	119	0	0	8/17/2018	10/6/2018	N/A	9/6/2028	N/A	$0.00	$27,223.17	$0.00	$326,678.04	Springing	Springing	No
Loan		36	Commercial Self Storage - Castleton	No	120	119	0	0	360	359	8/24/2018	10/1/2018	N/A	9/1/2028	N/A	$33,916.91	$0.00	$407,002.92	$0.00	N/A	N/A	No
Loan		37	Shoppes & Offices at PGA West	No	120	119	0	0	360	359	8/16/2018	10/6/2018	N/A	9/6/2028	N/A	$31,295.80	$0.00	$375,549.60	$0.00	Springing	Springing	No
Loan	31	38	Calle Fortunada	No	120	119	120	119	0	0	8/20/2018	10/6/2018	N/A	9/6/2028	N/A	$0.00	$22,498.19	$0.00	$269,978.28	Hard	Springing	No
Loan	32, 33	39	Covell Building	No	120	120	120	120	0	0	9/10/2018	11/6/2018	N/A	10/6/2028	N/A	$0.00	$24,396.70	$0.00	$292,760.40	Springing	Springing	No
Loan		40	21300 Eureka	No	120	120	0	0	360	360	9/20/2018	11/6/2018	N/A	10/6/2028	N/A	$29,482.63	$0.00	$353,791.56	$0.00	Springing	Springing	No
Loan		41	901 West Madison	No	120	118	60	58	360	360	8/1/2018	9/1/2018	9/1/2023	8/1/2028	N/A	$28,758.31	$23,279.31	$345,099.72	$279,351.72	Springing	Springing	No
Loan		42	Dollar Self Storage - Glendale	No	120	117	0	0	360	357	6/28/2018	8/1/2018	N/A	7/1/2028	N/A	$26,627.58	$0.00	$319,530.96	$0.00	Springing	Springing	No
Loan		43	4234 Ella Boulevard	No	120	119	60	59	360	360	9/5/2018	10/6/2018	10/6/2023	9/6/2028	N/A	$25,740.31	$20,788.95	$308,883.72	$249,467.36	Springing	Springing	No
Loan	34	44	Spectrum Commerce Center	No	120	118	120	118	0	0	7/26/2018	9/1/2018	N/A	8/1/2028	N/A	$0.00	$19,432.87	$0.00	$233,194.44	Springing	Springing	No
Loan	35	45	Carbondale Center	No	120	118	0	0	300	298	8/1/2018	9/1/2018	N/A	8/1/2028	N/A	$21,949.56	$0.00	$263,394.72	$0.00	Springing	Springing	No
Loan		46	396 Cromwell Ave Rocky Hill	No	120	119	120	119	0	0	8/22/2018	10/1/2018	N/A	9/1/2028	N/A	$0.00	$15,584.32	$0.00	$187,011.84	Springing	Springing	No
Loan	36	47	500 Lincoln	No	120	119	0	0	300	299	8/22/2018	10/1/2018	N/A	9/1/2028	N/A	$18,818.92	$0.00	$225,827.04	$0.00	Springing	Springing	No

A-1-5

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Related-Borrower Loans	UW NOI DSCR (P&I)	UW NOI DSCR (IO)	UW NCF DSCR (P&I)	UW NCF DSCR (IO)	Cut-Off Date LTV Ratio	Maturity Date LTV Ratio	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)	YM Formula	Third Most Recent Revenues	Third Most Recent Expenses	Third Most Recent NOI	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield
Loan	5, 8, 12, 13	1	Aventura Mall	N/A	N/A	2.63x	N/A	2.58x	40.8%	40.8%	0	0	First	LO(27);DEF(86);O(7)		$139,956,585	$29,303,182	$110,653,403	12/31/2016	7.9%
Loan	5, 6, 7, 9, 11, 14, 15	2	Griffin Portfolio II	N/A	N/A	2.12x	N/A	2.01x	60.2%	60.2%	0	0	First	LO(24);YM1(90);O(6)		N/A	N/A	N/A	N/A	N/A
Property		2.01	Southern Company Services Headquarters													N/A	N/A	N/A	N/A
Property		2.02	Amazon.com Sortable Fulfillment Center													N/A	N/A	N/A	N/A
Property		2.03	IGT North American Gaming & Interactive Headquarters													N/A	N/A	N/A	N/A
Property		2.04	3M Distribution Facility													N/A	N/A	N/A	N/A
Loan	5, 6, 7, 8, 16	3	Millennium Partners Portfolio	N/A	N/A	3.60x	N/A	3.43x	32.3%	32.3%	0	0	Seventh	LO(27);DEF(86);O(7)		$90,228,619	$26,310,727	$63,917,892	12/31/2015	13.5%
Property		3.01	Millennium Tower Boston													$14,268,691	$2,088,846	$12,179,845	12/31/2015
Property		3.02	Lincoln Square													$24,042,921	$6,435,270	$17,607,651	12/31/2015
Property		3.03	Four Seasons San Francisco Retail													$11,090,921	$3,657,023	$7,433,898	12/31/2015
Property		3.04	Lincoln West													$10,435,098	$3,806,960	$6,628,138	12/31/2015
Property		3.05	Commercial Units at the Four Seasons Miami													$10,106,488	$4,087,868	$6,018,620	12/31/2015
Property		3.06	Lincoln Triangle													$8,180,463	$2,971,200	$5,209,263	12/31/2015
Property		3.07	Ritz Carlton Washington DC Retail													$7,934,103	$1,612,765	$6,321,338	12/31/2015
Property		3.08	Ritz Carlton Georgetown Retail													$4,169,935	$1,650,796	$2,519,140	12/31/2015
Loan	5, 6, 7, 17, 18	4	Navika Six Portfolio	N/A	2.27x	N/A	2.02x	N/A	63.9%	52.3%	0	5	First	LO(25);DEF(90);O(5)		$28,720,701	$18,668,728	$10,051,973	12/31/2016	12.4%
Property		4.01	Embassy Suites Ontario Airport													$10,590,624	$6,408,416	$4,182,208	12/31/2016
Property		4.02	Hilton Garden Inn Mt Laurel													$5,123,549	$3,710,391	$1,413,158	12/31/2016
Property		4.03	Springhill Suites Tampa North Tampa Palms													$3,773,823	$2,215,586	$1,558,237	12/31/2016
Property		4.04	Fairfield Inn Houston Conroe													$2,797,771	$1,803,507	$994,264	12/31/2016
Property		4.05	Springhill Suites Houston Rosenberg													$2,669,701	$1,838,709	$830,992	12/31/2016
Property		4.06	Holiday Inn Titusville Kennedy Space Center													$3,765,233	$2,692,119	$1,073,114	12/31/2016
Loan		5	Offices at Mall of America	N/A	1.35x	1.69x	1.30x	1.63x	64.6%	57.5%	0	0	Sixth	LO(25);DEF(90);O(5)		N/A	N/A	N/A	N/A	N/A
Loan	5, 19, 20, 21	6	The Gateway	N/A	N/A	3.00x	N/A	2.98x	38.0%	38.0%	0	0	Sixth	LO(11);YM1(19);DEF/YM1(83);O(7)		$48,272,429	$10,606,334	$37,666,095	12/31/2016	11.4%
Loan	5, 7, 8, 9, 22	7	Plaza Frontenac	N/A	N/A	2.23x	N/A	2.09x	47.6%	47.6%	0	2	First	LO(26);DEF(90);O(4)		$13,755,300	$4,259,300	$9,496,000	12/31/2015	9.5%
Loan	23	8	5 Cuba Hill Road	N/A	1.43x	N/A	1.37x	N/A	63.9%	53.0%	0	3	First	LO(24);DEF(90);O(6)		N/A	N/A	N/A	N/A	N/A
Loan		9	Market at Estrella Falls	N/A	1.60x	2.07x	1.45x	1.88x	75.0%	64.7%	0	5	First	LO(26);DEF(91);O(3)		$3,873,374	$1,150,082	$2,723,292	12/31/2016	7.7%
Loan	10, 11	10	Embassy Suites Atlanta Airport	N/A	1.94x	2.47x	1.70x	2.17x	54.5%	46.0%	0	0	Sixth	LO(12);YM1(103);O(5)		$11,272,828	$7,875,114	$3,397,714	12/31/2016	10.3%
Loan	5	11	Regions Tower	N/A	N/A	2.04x	N/A	1.85x	58.7%	58.7%	5	5	First	LO(24);DEF(32);O(4)		$10,754,344	$6,312,752	$4,441,592	12/31/2016	6.1%
Loan	5	12	Zenith Ridge	N/A	1.68x	2.20x	1.54x	2.01x	67.6%	62.2%	0	0	Sixth	LO(26);DEF(90);O(4)		$9,275,299	$1,618,191	$7,657,108	12/31/2016	8.5%
Loan	5, 24	13	Alex Park South	N/A	1.50x	1.84x	1.32x	1.62x	65.0%	58.2%	5	5	First	LO(26);DEF(91);O(3)		$8,026,055	$3,362,400	$4,663,655	12/31/2016	10.9%
Loan	25	14	Alliance Data Systems	N/A	N/A	2.19x	N/A	2.09x	56.5%	56.5%	5	0	Sixth	LO(23);YM1(3);DEF/YM1(91);O(3)		N/A	N/A	N/A	N/A	N/A
Loan	5, 26, 27	15	Playa Largo	N/A	1.90x	2.38x	1.69x	2.12x	47.7%	41.5%	0	0	Sixth	LO(28);DEF(88);O(4)		N/A	N/A	N/A	N/A	N/A
Loan	5, 6, 7	16	Shelbourne Global Portfolio I	N/A	N/A	1.54x	N/A	1.45x	65.1%	65.1%	0	0	Sixth	LO(24);DEF(93);O(3)		$13,915,495	$6,054,482	$7,861,013	12/31/2016	8.5%
Property		16.01	1515 Broad Street													$5,310,882	$2,786,077	$2,524,805	12/31/2016
Property		16.02	140 Centennial Avenue													$2,728,386	$1,042,036	$1,686,350	12/31/2016
Property		16.03	675 Central Avenue													$1,671,286	$530,327	$1,140,959	12/31/2016
Property		16.04	275 Centennial Avenue													$1,192,331	$226,903	$965,428	12/31/2016
Property		16.05	691 Central Avenue													$1,339,818	$542,424	$797,394	12/31/2016
Property		16.06	80 Kingsbridge Road													$439,380	$225,992	$213,388	12/31/2016
Property		16.07	20 Kingsbridge Road													$1,233,412	$700,723	$532,689	12/31/2016
Loan	6, 7, 10	17	KVC Retail Portfolio	N/A	N/A	2.09x	N/A	1.96x	60.0%	60.0%	5	5	First	LO(23);YM1(92);O(5)		$3,160,272	$808,178	$2,352,094	12/31/2016	10.4%
Property		17.01	Gilbert Fiesta													$1,167,395	$284,422	$882,974	12/31/2016
Property		17.02	Village at Surprise													$703,511	$168,872	$534,639	12/31/2016
Property		17.03	Riggs Marketplace													$592,206	$192,681	$399,525	12/31/2016
Property		17.04	Shops at Gilbert Fiesta													$349,838	$89,264	$260,574	12/31/2016
Property		17.05	Superstition Springs Shops													$347,322	$72,939	$274,383	12/31/2016
Loan	6	18	Highland Multifamily Portfolio	N/A	N/A	1.86x	N/A	1.69x	61.8%	61.8%	0	0	Sixth	LO(25);DEF(92);O(3)		N/A	N/A	N/A	N/A	N/A
Property		18.01	Highland Chateau Apartments													N/A	N/A	N/A	N/A
Property		18.02	Highland Hills Apartments													N/A	N/A	N/A	N/A
Loan	6	19	Westchester Self Storage Portfolio	N/A	N/A	1.78x	N/A	1.77x	54.4%	54.4%	5	5	First	LO(25);DEF(92);O(3)		$2,705,849	$1,000,956	$1,704,892	12/31/2016	8.4%
Property		19.01	Bedford Self Storage													$1,388,384	$544,173	$844,210	12/31/2016
Property		19.02	Yorktown Self Storage													$1,317,465	$456,783	$860,682	12/31/2016
Loan		20	Village at Mammoth Lakes	Group 1	N/A	2.01x	N/A	1.95x	60.1%	60.1%	0	0	Sixth	LO(25);DEF(91);O(4)		$2,390,981	$960,558	$1,430,423	12/31/2016	7.9%
Loan		21	De Soto Industrial	N/A	1.38x	1.75x	1.28x	1.62x	60.5%	55.9%	0	0	First	LO(25);DEF(92);O(3)		N/A	N/A	N/A	N/A	N/A
Loan		22	Statesboro Crossing	N/A	1.73x	2.26x	1.62x	2.11x	71.7%	61.7%	0	5	First	LO(25);DEF(90);O(5)		$2,038,147	$509,305	$1,528,842	12/31/2016	9.5%
Loan	5	23	Shoppes at Chino Hills	N/A	N/A	1.62x	N/A	1.55x	62.5%	62.5%	5	5	First	LO(28);DEF(87);O(5)		$11,120,004	$3,663,631	$7,456,373	12/31/2014	6.8%
Loan		24	38505 Woodward	Group 2	1.65x	N/A	1.47x	N/A	68.4%	57.0%	0	0	Sixth	LO(25);DEF(90);O(5)		N/A	N/A	N/A	N/A	N/A
Loan	28	25	2600 & 2700 Falkenburg Road	N/A	1.85x	2.33x	1.64x	2.06x	65.8%	58.5%	0	0	Sixth	LO(25);DEF(91);O(4)		$750,337	$438,925	$311,411	12/31/2016	3.0%
Loan	29	26	Hotel Provincial	N/A	N/A	3.62x	N/A	3.18x	45.6%	45.6%	0	0	Sixth	LO(26);DEF(89);O(5)		$5,404,087	$3,583,206	$1,820,881	12/31/2016	18.6%
Loan		27	North Madison Corners	N/A	1.60x	2.03x	1.47x	1.86x	65.0%	57.7%	5	5	First	LO(24);DEF(92);O(4)		$297,781	$141,043	$156,738	12/31/2015	1.8%
Loan		28	Centerpointe 78	N/A	N/A	1.75x	N/A	1.65x	57.0%	57.0%	5	0	First	LO(24);DEF(93);O(3)		N/A	N/A	N/A	N/A	N/A
Loan		29	Staybridge Suites-San Antonio Sea World	N/A	1.87x	N/A	1.62x	N/A	64.7%	50.0%	0	0	First	LO(24);DEF(93);O(3)		$3,084,416	$1,916,540	$1,167,877	12/31/2016	13.6%
Loan		30	Laurel Pointe Apartments	N/A	N/A	1.70x	N/A	1.60x	38.1%	38.1%	0	0	Sixth	LO(25);DEF(31);O(4)		$1,338,422	$638,420	$700,002	12/31/2016	9.3%
Loan		31	Tower Square	N/A	1.64x	N/A	1.51x	N/A	63.6%	52.8%	0	0	Sixth	LO(24);DEF(92);O(4)		$861,521	$385,774	$475,748	12/31/2016	6.3%
Loan	30	32	South Brook Town Center	N/A	1.53x	1.94x	1.39x	1.76x	65.6%	59.5%	0	0	Sixth	LO(24);DEF(92);O(4)		$764,186	$478,814	$285,372	12/31/2016	3.9%
Loan		33	Southern Cove	N/A	N/A	1.77x	N/A	1.70x	61.0%	61.0%	5	5	First	LO(25);DEF(82);O(13)		$1,002,940	$434,140	$568,800	12/31/2016	7.9%
Loan		34	Safeway Vistoso Plaza	N/A	1.49x	N/A	1.41x	N/A	68.9%	57.1%	5	5	First	LO(25);DEF(91);O(4)		$876,739	$222,266	$654,473	12/31/2015	9.5%
Loan	7	35	Canyon Center	Group 1	N/A	2.21x	N/A	2.07x	59.3%	59.3%	0	0	Sixth	LO(25);DEF(91);O(4)		$842,465	$262,288	$580,177	12/31/2016	8.7%
Loan		36	Commercial Self Storage - Castleton	N/A	1.44x	N/A	1.42x	N/A	60.8%	50.9%	0	0	First	LO(25);DEF(92);O(3)		$677,216	$231,929	$445,287	12/31/2016	7.4%
Loan		37	Shoppes & Offices at PGA West	N/A	1.69x	N/A	1.60x	N/A	60.6%	50.3%	0	0	Sixth	LO(25);DEF/YM(90);O(5)		$620,356	$388,100	$232,256	12/31/2016	4.1%
Loan	31	38	Calle Fortunada	N/A	N/A	2.60x	N/A	2.38x	48.7%	48.7%	0	0	Sixth	LO(25);DEF(90);O(5)		$595,998	$438,197	$157,801	12/31/2015	2.8%
Loan	32, 33	39	Covell Building	N/A	N/A	1.89x	N/A	1.85x	61.8%	61.8%	0	0	Sixth	LO(24);DEF(92);O(4)		$596,792	$150,094	$446,698	12/31/2016	8.1%
Loan		40	21300 Eureka	Group 2	1.42x	N/A	1.39x	N/A	67.5%	56.5%	0	0	Sixth	LO(24);DEF(91);O(5)		N/A	N/A	N/A	N/A	N/A
Loan		41	901 West Madison	N/A	1.33x	1.64x	1.27x	1.57x	67.8%	62.9%	5	5	First	LO(26);DEF(89);O(5)		N/A	N/A	N/A	N/A	N/A
Loan		42	Dollar Self Storage - Glendale	N/A	1.39x	N/A	1.37x	N/A	52.6%	43.4%	5	0	First	LO(27);DEF(90);O(3)		N/A	N/A	N/A	N/A	N/A
Loan		43	4234 Ella Boulevard	N/A	1.51x	1.87x	1.42x	1.76x	65.1%	60.5%	0	0	Sixth	LO(25);DEF(91);O(4)		$378,877	$152,001	$226,876	12/31/2016	4.9%
Loan	34	44	Spectrum Commerce Center	N/A	N/A	2.63x	N/A	2.20x	60.1%	60.1%	0	5	First	LO(26);DEF(90);O(4)		$966,359	$418,865	$547,494	12/31/2016	11.9%
Loan	35	45	Carbondale Center	N/A	2.18x	N/A	1.94x	N/A	63.8%	47.8%	5	5	First	LO(26);DEF(90);O(4)		$891,067	$313,580	$577,487	12/31/2016	15.2%
Loan		46	396 Cromwell Ave Rocky Hill	N/A	N/A	1.80x	N/A	1.67x	60.3%	60.3%	5	5	First	LO(23);YM1(93);O(4)		$530,266	$154,085	$376,181	12/31/2016	10.7%
Loan	36	47	500 Lincoln	N/A	1.49x	N/A	1.44x	N/A	63.9%	48.1%	5	5	First	LO(25);DEF(91);O(4)		$634,836	$251,767	$383,069	12/31/2015	12.0%

A-1-6

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield	Most Recent Revenues	Most Recent Expenses	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield	Underwritten Occupancy Rate	Underwritten Effective Gross Income	Underwritten Total Expenses	Underwritten NOI	Underwritten NOI Debt Yield	Underwritten Replacement Reserves	Underwritten TI/LC	Underwritten NCF	Underwritten NCF Debt Yield
Loan	5, 8, 12, 13	1	Aventura Mall	$145,286,882	$30,046,320	$115,240,562	12/31/2017	8.2%	$149,776,330	$31,484,933	$118,291,397	3/31/2018 TTM	8.4%	92.9%	$185,479,647	$30,620,668	$154,858,979	11.0%	$243,502	$3,043,770	$151,571,708	10.8%
Loan	5, 6, 7, 9, 11, 14, 15	2	Griffin Portfolio II	N/A	N/A	N/A	N/A	N/A	$17,515,627	$2,215,224	$15,300,404	12/31/2017	6.1%	96.6%	$30,710,040	$7,482,500	$23,227,540	9.3%	$272,608	$996,165	$21,958,766	8.8%
Property		2.01	Southern Company Services Headquarters	N/A	N/A	N/A	N/A		$1,476,942	$568,429	$908,513	12/31/2017		97.5%	$13,111,680	$4,638,720	$8,472,959		$66,944	$334,719	$8,071,296
Property		2.02	Amazon.com Sortable Fulfillment Center	N/A	N/A	N/A	N/A		$6,236,794	$766,019	$5,470,775	12/31/2017		97.5%	$6,412,018	$489,851	$5,922,167		$85,625	$256,876	$5,579,665
Property		2.03	IGT North American Gaming & Interactive Headquarters	N/A	N/A	N/A	N/A		$5,362,986	$758,054	$4,604,932	12/31/2017		95.0%	$5,286,494	$791,564	$4,494,930		$22,227	$111,134	$4,361,569
Property		2.04	3M Distribution Facility	N/A	N/A	N/A	N/A		$4,438,905	$122,722	$4,316,183	12/31/2017		95.0%	$5,899,848	$1,562,364	$4,337,484		$97,812	$293,436	$3,946,236
Loan	5, 6, 7, 8, 16	3	Millennium Partners Portfolio	$96,511,294	$29,013,209	$67,498,085	12/31/2016	14.3%	$101,326,172	$30,656,231	$70,669,941	12/31/2017	15.0%	94.3%	$105,628,854	$31,705,173	$73,923,682	15.7%	$309,940	$3,250,515	$70,363,227	14.9%
Property		3.01	Millennium Tower Boston	$16,158,490	$2,570,144	$13,588,346	12/31/2016		$23,339,049	$4,054,775	$19,284,274	12/31/2017		100.0%	$23,844,929	$4,261,240	$19,583,689		$70,277	$846,222	$18,667,190
Property		3.02	Lincoln Square	$23,659,134	$6,777,344	$16,881,790	12/31/2016		$19,580,261	$6,664,078	$12,916,182	12/31/2017		91.9%	$22,999,989	$6,875,469	$16,124,520		$69,884	$601,349	$15,453,287
Property		3.03	Four Seasons San Francisco Retail	$12,993,568	$4,408,719	$8,584,848	12/31/2016		$13,860,294	$4,729,125	$9,131,168	12/31/2017		91.9%	$13,544,876	$4,993,735	$8,551,141		$42,158	$445,079	$8,063,904
Property		3.04	Lincoln West	$10,833,434	$4,107,716	$6,725,718	12/31/2016		$11,174,098	$4,358,209	$6,815,888	12/31/2017		100.0%	$11,561,598	$4,446,223	$7,115,374		$17,684	$326,205	$6,771,486
Property		3.05	Commercial Units at the Four Seasons Miami	$11,677,673	$4,445,143	$7,232,531	12/31/2016		$12,304,549	$4,441,728	$7,862,821	12/31/2017		83.7%	$12,492,308	$4,597,204	$7,895,104		$52,103	$489,291	$7,353,710
Property		3.06	Lincoln Triangle	$8,590,035	$3,069,666	$5,520,368	12/31/2016		$8,540,387	$3,129,217	$5,411,170	12/31/2017		100.0%	$8,409,038	$3,122,378	$5,286,660		$15,282	$243,469	$5,027,909
Property		3.07	Ritz Carlton Washington DC Retail	$8,170,984	$1,537,557	$6,633,427	12/31/2016		$8,120,713	$1,577,577	$6,543,136	12/31/2017		100.0%	$8,345,450	$1,653,002	$6,692,448		$26,475	$194,543	$6,471,429
Property		3.08	Ritz Carlton Georgetown Retail	$4,427,977	$2,096,921	$2,331,057	12/31/2016		$4,406,822	$1,701,521	$2,705,301	12/31/2017		100.0%	$4,430,667	$1,755,922	$2,674,745		$16,077	$104,357	$2,554,311
Loan	5, 6, 7, 17, 18	4	Navika Six Portfolio	$29,333,422	$18,710,770	$10,622,652	12/31/2017	13.1%	$30,973,046	$19,293,212	$11,679,834	5/31/2018 TTM	14.4%	75.2%	$30,762,165	$19,260,434	$11,501,731	14.2%	$1,230,487	$0	$10,271,244	12.7%
Property		4.01	Embassy Suites Ontario Airport	$10,603,638	$6,124,925	$4,478,713	12/31/2017		$10,859,489	$6,223,217	$4,636,272	5/31/2018 TTM		84.4%	$10,859,489	$6,326,705	$4,532,784		$434,380	$0	$4,098,404
Property		4.02	Hilton Garden Inn Mt Laurel	$4,801,976	$3,419,868	$1,382,108	12/31/2017		$5,130,432	$3,593,133	$1,537,299	5/31/2018 TTM		75.2%	$5,130,432	$3,593,582	$1,536,850		$205,217	$0	$1,331,633
Property		4.03	Springhill Suites Tampa North Tampa Palms	$3,944,249	$2,378,007	$1,566,242	12/31/2017		$4,101,915	$2,424,369	$1,677,546	5/31/2018 TTM		76.9%	$4,101,915	$2,424,571	$1,677,344		$164,077	$0	$1,513,267
Property		4.04	Fairfield Inn Houston Conroe	$3,054,396	$1,913,380	$1,141,016	12/31/2017		$3,269,082	$1,980,754	$1,288,328	5/31/2018 TTM		67.0%	$3,224,572	$1,956,878	$1,267,694		$128,983	$0	$1,138,711
Property		4.05	Springhill Suites Houston Rosenberg	$2,976,229	$2,052,173	$924,056	12/31/2017		$3,527,399	$2,184,377	$1,343,022	5/31/2018 TTM		76.0%	$3,361,028	$2,092,556	$1,268,472		$134,441	$0	$1,134,031
Property		4.06	Holiday Inn Titusville Kennedy Space Center	$3,952,934	$2,822,417	$1,130,517	12/31/2017		$4,084,729	$2,887,362	$1,197,367	5/31/2018 TTM		67.9%	$4,084,729	$2,866,142	$1,218,587		$163,389	$0	$1,055,198
Loan		5	Offices at Mall of America	$4,885,764	$1,244,751	$3,641,012	12/31/2017	8.7%	$6,150,846	$1,382,785	$4,768,061	5/31/2018 TTM	11.4%	85.5%	$5,463,197	$1,763,611	$3,699,586	8.8%	$25,397	$101,587	$3,572,602	8.5%
Loan	5, 19, 20, 21	6	The Gateway	$48,227,609	$10,883,334	$37,344,275	12/31/2017	11.3%	$48,749,375	$10,964,946	$37,784,429	7/31/2018 TTM	11.4%	95.0%	$48,749,375	$11,332,325	$37,417,049	11.3%	$313,500	$0	$37,103,549	11.2%
Loan	5, 7, 8, 9, 22	7	Plaza Frontenac	$13,965,170	$4,181,335	$9,783,836	12/31/2016	9.8%	$14,118,075	$4,232,807	$9,885,268	12/31/2017	9.9%	96.5%	$14,299,486	$4,277,252	$10,022,234	10.0%	$52,651	$578,000	$9,391,583	9.4%
Loan	23	8	5 Cuba Hill Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	85.8%	$4,855,565	$1,277,622	$3,577,944	9.4%	$49,782	$89,477	$3,438,685	9.0%
Loan		9	Market at Estrella Falls	$4,687,801	$1,243,711	$3,444,090	12/31/2017	9.7%	$4,782,155	$1,225,682	$3,556,472	3/31/2018 TTM	10.1%	93.5%	$4,844,209	$1,286,946	$3,557,263	10.1%	$70,092	$256,373	$3,230,798	9.1%
Loan	10, 11	10	Embassy Suites Atlanta Airport	$12,044,700	$8,151,430	$3,893,270	12/31/2017	11.8%	$12,476,550	$8,376,349	$4,100,201	6/30/2018 TTM	12.4%	79.4%	$12,476,550	$8,373,384	$4,103,166	12.4%	$499,062	$0	$3,604,104	10.9%
Loan	5	11	Regions Tower	$11,782,578	$6,082,419	$5,700,159	12/31/2017	7.8%	$12,030,376	$6,272,676	$5,757,700	5/31/2018 TTM	7.9%	82.4%	$13,578,368	$6,178,065	$7,400,303	10.1%	$137,447	$569,004	$6,693,851	9.2%
Loan	5	12	Zenith Ridge	$10,793,818	$1,959,830	$8,833,988	12/31/2017	9.8%	$11,411,164	$2,034,119	$9,377,045	5/31/2018 TTM	10.4%	95.0%	$12,152,422	$2,717,417	$9,435,006	10.5%	$72,900	$729,000	$8,633,106	9.6%
Loan	5, 24	13	Alex Park South	$6,800,883	$3,299,475	$3,501,408	12/31/2017	8.2%	$7,181,377	$2,993,493	$4,187,884	5/31/2018 TTM	9.8%	91.9%	$7,726,071	$3,373,977	$4,352,093	10.1%	$69,774	$449,439	$3,832,880	8.9%
Loan	25	14	Alliance Data Systems	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	95.0%	$2,990,637	$77,637	$2,913,000	11.0%	$36,224	$96,597	$2,780,179	10.5%
Loan	5, 26, 27	15	Playa Largo	$27,098,534	$17,912,842	$9,185,692	12/31/2017	10.2%	$30,711,619	$19,819,277	$10,892,342	7/31/2018 TTM	12.1%	80.8%	$30,711,619	$19,523,633	$11,187,986	12.4%	$1,228,465	$0	$9,959,521	11.1%
Loan	5, 6, 7	16	Shelbourne Global Portfolio I	$14,567,370	$6,117,503	$8,449,867	12/31/2017	9.1%	$14,422,010	$6,196,733	$8,225,277	5/31/2018 TTM	8.8%	92.0%	$15,149,219	$6,643,263	$8,505,955	9.1%	$141,056	$381,028	$7,983,871	8.6%
Property		16.01	1515 Broad Street	$5,672,850	$2,670,630	$3,002,220	12/31/2017		$5,646,234	$2,865,495	$2,780,739	5/31/2018 TTM		95.0%	$7,038,379	$3,109,138	$3,929,241		$58,089	$260,326	$3,610,826
Property		16.02	140 Centennial Avenue	$2,581,413	$1,066,020	$1,515,393	12/31/2017		$2,616,829	$1,103,893	$1,512,936	5/31/2018 TTM		95.0%	$2,621,833	$1,112,697	$1,509,137		$22,315	$17,372	$1,469,450
Property		16.03	675 Central Avenue	$1,666,338	$584,060	$1,082,279	12/31/2017		$1,702,022	$570,775	$1,131,247	5/31/2018 TTM		95.0%	$1,694,133	$606,654	$1,087,480		$21,442	$26,829	$1,039,209
Property		16.04	275 Centennial Avenue	$1,180,025	$238,394	$941,631	12/31/2017		$1,181,025	$240,904	$940,121	5/31/2018 TTM		95.0%	$1,096,032	$244,713	$851,319		$13,162	$11,230	$826,928
Property		16.05	691 Central Avenue	$1,557,668	$633,965	$923,703	12/31/2017		$1,526,814	$577,637	$949,177	5/31/2018 TTM		95.0%	$1,438,063	$622,575	$815,489		$4,778	$47,782	$762,928
Property		16.06	80 Kingsbridge Road	$482,644	$260,546	$222,098	12/31/2017		$498,500	$282,607	$215,894	5/31/2018 TTM		95.0%	$491,599	$283,436	$208,164		$8,318	$6,193	$193,653
Property		16.07	20 Kingsbridge Road	$1,426,431	$663,889	$762,543	12/31/2017		$1,250,586	$555,423	$695,163	5/31/2018 TTM		60.8%	$769,178	$664,051	$105,127		$12,953	$11,297	$80,877
Loan	6, 7, 10	17	KVC Retail Portfolio	$3,236,406	$791,282	$2,445,124	12/31/2017	10.9%	$3,181,375	$900,500	$2,280,875	6/30/2018 TTM	10.1%	88.8%	$3,192,443	$851,040	$2,341,404	10.4%	$19,137	$126,206	$2,196,061	9.7%
Property		17.01	Gilbert Fiesta	$1,238,443	$278,229	$960,214	12/31/2017		$1,222,900	$333,689	$889,211	6/30/2018 TTM		91.6%	$1,355,099	$340,787	$1,014,312		$7,481	$59,837	$946,994
Property		17.02	Village at Surprise	$698,893	$164,425	$534,468	12/31/2017		$676,363	$162,357	$514,006	6/30/2018 TTM		81.6%	$583,092	$162,982	$420,110		$4,628	$22,021	$393,461
Property		17.03	Riggs Marketplace	$584,940	$185,807	$399,132	12/31/2017		$564,038	$192,424	$371,614	6/30/2018 TTM		86.7%	$528,824	$172,211	$356,613		$2,723	$14,065	$339,825
Property		17.04	Shops at Gilbert Fiesta	$355,910	$89,719	$266,191	12/31/2017		$346,813	$112,630	$234,184	6/30/2018 TTM		91.4%	$364,626	$89,472	$275,154		$2,205	$15,168	$257,781
Property		17.05	Superstition Springs Shops	$358,220	$73,102	$285,119	12/31/2017		$371,260	$99,400	$271,860	6/30/2018 TTM		93.0%	$360,802	$85,588	$275,214		$2,100	$15,115	$257,999
Loan	6	18	Highland Multifamily Portfolio	$4,096,582	$2,103,040	$1,993,543	12/31/2017	9.7%	$4,161,901	$2,143,037	$2,018,864	6/30/2018 TTM	9.8%	93.3%	$4,257,295	$2,230,958	$2,026,337	9.8%	$178,080	$0	$1,848,257	9.0%
Property		18.01	Highland Chateau Apartments	$2,341,039	$1,079,197	$1,261,841	12/31/2017		$2,303,347	$1,145,211	$1,158,136	6/30/2018 TTM		94.6%	$2,401,429	$1,208,721	$1,192,707		$95,400	$0	$1,097,307
Property		18.02	Highland Hills Apartments	$1,755,544	$1,023,843	$731,701	12/31/2017		$1,858,555	$997,827	$860,728	6/30/2018 TTM		91.7%	$1,855,866	$1,022,237	$833,629		$82,680	$0	$750,949
Loan	6	19	Westchester Self Storage Portfolio	$2,808,699	$1,000,319	$1,808,380	12/31/2017	8.9%	$2,809,118	$866,620	$1,942,498	6/30/2018 TTM	9.6%	90.3%	$2,809,191	$985,551	$1,823,640	9.0%	$11,422	$0	$1,812,218	9.0%
Property		19.01	Bedford Self Storage	$1,445,361	$536,241	$909,120	12/31/2017		$1,427,032	$458,127	$968,905	6/30/2018 TTM		94.2%	$1,427,117	$518,989	$908,128		$5,054	$0	$903,075
Property		19.02	Yorktown Self Storage	$1,363,338	$464,078	$899,260	12/31/2017		$1,382,086	$408,493	$973,593	6/30/2018 TTM		86.6%	$1,382,074	$466,562	$915,512		$6,368	$0	$909,144
Loan		20	Village at Mammoth Lakes	$2,674,505	$992,797	$1,681,707	12/31/2017	9.2%	$2,714,225	$948,960	$1,765,265	7/31/2018 TTM	9.7%	96.4%	$2,953,151	$1,111,139	$1,842,012	10.1%	$0	$57,925	$1,784,087	9.8%
Loan		21	De Soto Industrial	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	96.0%	$2,066,982	$549,596	$1,517,386	8.9%	$22,625	$90,116	$1,404,645	8.3%
Loan		22	Statesboro Crossing	$2,068,643	$497,692	$1,570,951	12/31/2017	9.7%	$2,096,329	$493,955	$1,602,373	6/30/2018 TTM	9.9%	95.0%	$2,239,035	$504,044	$1,734,991	10.8%	$23,278	$90,011	$1,621,702	10.1%
Loan	5	23	Shoppes at Chino Hills	$12,562,560	$4,885,089	$7,677,471	12/31/2016	7.0%	$12,761,335	$4,540,632	$8,220,704	12/31/2017	7.5%	94.6%	$13,847,197	$4,492,149	$9,355,048	8.5%	$63,117	$348,131	$8,943,800	8.1%
Loan		24	38505 Woodward	$1,104,996	$552,801	$552,195	12/31/2017	4.8%	$1,213,203	$565,700	$647,503	5/31/2018 TTM	5.6%	95.2%	$1,956,483	$685,225	$1,271,258	11.1%	$16,832	$118,534	$1,135,892	9.9%
Loan	28	25	2600 & 2700 Falkenburg Road	$654,418	$381,548	$272,870	12/31/2017	2.7%	$1,146,715	$386,199	$760,516	6/30/2018 TTM	7.4%	89.3%	$1,659,360	$420,760	$1,238,599	12.1%	$34,861	$107,266	$1,096,473	10.7%
Loan	29	26	Hotel Provincial	$5,292,342	$3,720,836	$1,571,506	12/31/2017	16.0%	$5,422,148	$3,776,284	$1,645,864	5/31/2018 TTM	16.8%	81.4%	$5,335,148	$3,599,222	$1,735,926	17.7%	$213,406	$0	$1,522,520	15.5%
Loan		27	North Madison Corners	$376,229	$159,411	$216,817	12/31/2016	2.5%	$776,349	$166,213	$610,136	12/31/2017	7.1%	95.0%	$1,074,236	$185,253	$888,983	10.3%	$11,040	$61,088	$816,855	9.4%
Loan		28	Centerpointe 78	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	95.3%	$1,067,492	$301,590	$765,902	8.9%	$8,777	$37,161	$719,964	8.4%
Loan		29	Staybridge Suites-San Antonio Sea World	$3,245,809	$2,053,195	$1,192,614	12/31/2017	13.9%	$3,326,868	$1,998,070	$1,328,798	6/30/2018 TTM	15.5%	83.9%	$3,224,548	$2,000,548	$1,224,000	14.2%	$161,227	$0	$1,062,772	12.4%
Loan		30	Laurel Pointe Apartments	$1,454,659	$635,579	$819,080	12/31/2017	10.9%	$1,500,326	$637,150	$863,176	5/31/2018 TTM	11.5%	86.7%	$1,500,326	$749,968	$750,358	10.0%	$40,480	$0	$709,878	9.5%
Loan		31	Tower Square	$971,165	$388,919	$582,246	12/31/2017	7.8%	$1,052,028	$396,709	$655,319	6/30/2018 TTM	8.7%	95.0%	$1,204,907	$391,610	$813,297	10.8%	$11,045	$55,224	$747,028	10.0%
Loan	30	32	South Brook Town Center	$1,024,357	$541,327	$483,030	12/31/2017	6.6%	$1,352,317	$533,911	$818,406	6/30/2018 TTM	11.2%	95.0%	$1,332,946	$609,390	$723,556	9.9%	$17,463	$50,194	$655,898	9.0%
Loan		33	Southern Cove	$1,027,307	$469,444	$557,863	12/31/2017	7.7%	$1,065,555	$469,377	$596,178	6/30/2018 TTM	8.3%	95.0%	$1,095,085	$452,302	$642,783	8.9%	$25,900	$0	$616,883	8.6%
Loan		34	Safeway Vistoso Plaza	$846,081	$216,651	$629,430	12/31/2016	9.1%	$913,151	$242,147	$671,003	12/31/2017	9.7%	92.9%	$889,447	$216,012	$673,435	9.8%	$5,216	$28,376	$639,844	9.3%
Loan	7	35	Canyon Center	$941,262	$275,898	$665,364	12/31/2017	9.9%	$958,422	$243,152	$715,271	6/30/2018 TTM	10.7%	88.5%	$982,899	$260,504	$722,395	10.8%	$9,546	$35,799	$677,049	10.1%
Loan		36	Commercial Self Storage - Castleton	$831,973	$232,703	$599,270	12/31/2017	10.0%	$849,081	$236,491	$612,590	6/30/2018 TTM	10.2%	87.4%	$849,077	$261,278	$587,799	9.8%	$10,022	$0	$577,778	9.6%
Loan		37	Shoppes & Offices at PGA West	$733,057	$361,724	$371,333	12/31/2017	6.5%	$902,241	$375,206	$527,035	5/31/2018 TTM	9.3%	94.5%	$1,077,625	$442,951	$634,675	11.1%	$5,289	$28,337	$601,049	10.6%
Loan	31	38	Calle Fortunada	$1,029,776	$453,261	$576,515	12/31/2016	10.3%	$869,817	$445,705	$424,112	12/31/2017	7.6%	95.0%	$1,186,450	$485,738	$700,713	12.5%	$12,142	$45,533	$643,037	11.5%
Loan	32, 33	39	Covell Building	$596,266	$151,914	$444,352	12/31/2017	8.1%	$653,364	$157,792	$495,572	6/30/2018 TTM	9.0%	95.0%	$720,757	$168,262	$552,495	10.0%	$2,611	$7,525	$542,359	9.9%
Loan		40	21300 Eureka	N/A	N/A	N/A	N/A	N/A	$521,968	$135,453	$386,515	7/31/2018 TTM	7.4%	95.0%	$644,815	$141,926	$502,888	9.7%	$3,480	$9,200	$490,209	9.4%
Loan		41	901 West Madison	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	95.0%	$700,061	$241,303	$458,758	8.9%	$2,408	$19,035	$437,315	8.5%
Loan		42	Dollar Self Storage - Glendale	$685,667	$270,217	$415,450	12/31/2017	8.3%	$736,413	$302,467	$433,946	4/30/2018 TTM	8.7%	90.0%	$749,511	$304,253	$445,258	8.9%	$6,229	$0	$439,029	8.8%
Loan		43	4234 Ella Boulevard	$457,039	$110,992	$346,047	12/31/2017	7.5%	$517,905	$113,107	$404,799	7/31/2018 TTM	8.8%	95.0%	$624,513	$157,031	$467,482	10.1%	$2,491	$25,392	$439,599	9.5%
Loan	34	44	Spectrum Commerce Center	$1,058,987	$435,687	$623,300	12/31/2017	13.6%	$1,046,100	$478,661	$567,439	5/31/2018 TTM	12.3%	79.0%	$1,066,793	$453,568	$613,225	13.3%	$20,358	$78,757	$514,111	11.2%
Loan	35	45	Carbondale Center	$915,170	$307,900	$607,270	12/31/2017	16.0%	$929,811	$290,507	$639,304	5/31/2018 TTM	16.9%	94.0%	$882,628	$309,684	$572,944	15.1%	$23,293	$38,225	$511,426	13.5%
Loan		46	396 Cromwell Ave Rocky Hill	$502,986	$150,887	$352,099	12/31/2017	10.1%	$506,087	$159,410	$346,677	6/30/2018 TTM	9.9%	95.0%	$480,651	$143,777	$336,874	9.6%	$2,242	$21,481	$313,151	8.9%
Loan	36	47	500 Lincoln	$700,153	$262,796	$437,357	12/31/2016	13.7%	$670,983	$257,465	$413,517	12/31/2017	12.9%	96.0%	$931,160	$595,123	$336,037	10.5%	$1,203	$10,677	$324,157	10.1%

A-1-7

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Largest Tenant	Largest Tenant Lease Expiration(4)	Largest Tenant NSF	Largest Tenant % of NSF	2nd Largest Tenant	2nd Largest Tenant Lease Expiration(4)	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF	3rd Largest Tenant
Loan	5, 8, 12, 13	1	Aventura Mall	J. C. Penney Co.	4/30/2023	193,759	15.9%	AMC Theatres	8/31/2023	78,738	6.5%	Zara
Loan	5, 6, 7, 9, 11, 14, 15	2	Griffin Portfolio II
Property		2.01	Southern Company Services Headquarters	Southern Company Services, Inc.	3/17/2044	669,438	100.0%	N/A	N/A	N/A	N/A	N/A
Property		2.02	Amazon.com Sortable Fulfillment Center	Amazon.com	8/31/2031	856,254	100.0%	N/A	N/A	N/A	N/A	N/A
Property		2.03	IGT North American Gaming & Interactive Headquarters	International Game Technology	12/31/2030	222,268	100.0%	N/A	N/A	N/A	N/A	N/A
Property		2.04	3M Distribution Facility	3M Company	10/31/2026	978,120	100.0%	N/A	N/A	N/A	N/A	N/A
Loan	5, 6, 7, 8, 16	3	Millennium Partners Portfolio
Property		3.01	Millennium Tower Boston	Primark	9/30/2030	138,833	39.5%	Havas	11/30/2024	115,625	32.9%	Roche Brothers Supermarkets
Property		3.02	Lincoln Square	Loews Theater	11/30/2028	149,936	42.9%	Equinox	6/30/2039	142,211	40.7%	The Gap
Property		3.03	Four Seasons San Francisco Retail	Equinox	6/30/2039	114,010	54.1%	The Press Club	4/12/2023	9,025	4.3%	Decathlon USA
Property		3.04	Lincoln West	Raymour & Flanigan	11/30/2024	34,643	39.2%	Pottery Barn	1/31/2027	20,330	23.0%	Zara
Property		3.05	Commercial Units at the Four Seasons Miami	Equinox	6/30/2039	49,135	18.9%	HSBC Bank	3/31/2024; 4/19/2024; 5/31/2026	47,145	18.1%	Kenny Nachwalter
Property		3.06	Lincoln Triangle	Century 21	1/31/2021	62,529	81.8%	Banana Republic	7/31/2021	13,882	18.2%	N/A
Property		3.07	Ritz Carlton Washington DC Retail	Equinox	6/30/2039	98,076	74.1%	CVS	1/31/2030	13,600	10.3%	Bullard Street LLC
Property		3.08	Ritz Carlton Georgetown Retail	Loews Theater	11/30/2032	71,762	89.3%	United Bank	4/30/2020	3,479	4.3%	Mate LLC
Loan	5, 6, 7, 17, 18	4	Navika Six Portfolio
Property		4.01	Embassy Suites Ontario Airport	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.02	Hilton Garden Inn Mt Laurel	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.03	Springhill Suites Tampa North Tampa Palms	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.04	Fairfield Inn Houston Conroe	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.05	Springhill Suites Houston Rosenberg	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.06	Holiday Inn Titusville Kennedy Space Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		5	Offices at Mall of America	Cray	1/31/2030	87,705	51.8%	MOA Management LLC	6/30/2033	40,773	24.1%	Bloomington Convention & Visitor
Loan	5, 19, 20, 21	6	The Gateway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5, 7, 8, 9, 22	7	Plaza Frontenac	Saks Fifth Avenue	11/30/2023	125,669	35.8%	Plaza Frontenac Cinema	5/7/2023	14,307	4.1%	Pottery Barn
Loan	23	8	5 Cuba Hill Road	BAE Systems Information	11/30/2020; 11/30/2025	94,625	47.5%	Icahn School of Medicine at Mt. Sinai	2/29/2048	80,000	40.2%	N/A
Loan		9	Market at Estrella Falls	Burlington	1/31/2033	55,419	19.0%	C-A-L Ranch Stores	9/30/2024	50,311	17.2%	T.J. Maxx/HomeGoods
Loan	10, 11	10	Embassy Suites Atlanta Airport	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5	11	Regions Tower	Taft Stettiinius & Hollister LLP	8/31/2036; MTM	97,423	14.2%	Regions Bank	12/31/2029	59,864	8.7%	Kreig DeValut LLP
Loan	5	12	Zenith Ridge	Ansys, Inc.	12/31/2029	216,971	44.6%	EQT Corp.	Various (1/31/2031 - 150,000 SF; 12/31/2024 - 30,908 SF)	180,908	37.2%	Nicholson Construction Company
Loan	5, 24	13	Alex Park South	Rochester General Hospital	2/28/2024; 6/30/2022; 9/30/2019	117,578	33.7%	MVP Health Care, Inc.	5/31/2028	116,676	33.4%	Windstream Communications
Loan	25	14	Alliance Data Systems	Comenity Servicing, LLC.	9/12/2032	241,493	100.0%	N/A	N/A	N/A	N/A	N/A
Loan	5, 26, 27	15	Playa Largo	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5, 6, 7	16	Shelbourne Global Portfolio I
Property		16.01	1515 Broad Street	Lummus Technology Inc.	12/31/2022	115,811	39.9%	Universal Technical Institute	12/30/2030	112,467	38.8%	Montclair State University
Property		16.02	140 Centennial Avenue	Thales USA, Inc.	9/30/2023	61,224	70.5%	Aromatech	6/22/2023	25,636	29.5%	N/A
Property		16.03	675 Central Avenue	Chemetall US INC	2/14/2024	39,274	54.0%	Graver Water Systems LLC	3/28/2020	18,110	24.9%	Svelte Medical Systems, Inc.
Property		16.04	275 Centennial Avenue	Cablevision	11/30/2023	56,150	100.0%	N/A	N/A	N/A	N/A	N/A
Property		16.05	691 Central Avenue	NJ Organ & Tissue (NJ Sharing Network)	1/31/2032	47,782	100.0%	N/A	N/A	N/A	N/A	N/A
Property		16.06	80 Kingsbridge Road	East Coast Fitness, LLC	11/14/2028	16,745	54.1%	Cablevision	11/30/2023	14,218	45.9%	N/A
Property		16.07	20 Kingsbridge Road	Puracap Pharmaceutical LLC	5/31/2028	26,483	46.9%	N/A	N/A	N/A	N/A	N/A
Loan	6, 7, 10	17	KVC Retail Portfolio
Property		17.01	Gilbert Fiesta	Peter Piper Pizza	12/31/2025	11,021	22.6%	Teakwoods Bar & Grill	3/31/2020	4,500	9.2%	MedPost Urgent Care
Property		17.02	Village at Surprise	Sears Home Appliance	3/31/2023	5,061	18.6%	Payless Shoes	10/31/2020	2,996	11.0%	NYPD Pizza
Property		17.03	Riggs Marketplace	Banfield Pet Clinic	8/6/2028	2,911	16.0%	Leslie’s Pools	12/31/2022	2,423	13.3%	Smile Today Chandler
Property		17.04	Shops at Gilbert Fiesta	Copper Still	6/30/2020	3,840	26.7%	American Medical Associates	5/31/2020	3,000	20.8%	Bluefin/Sushiya
Property		17.05	Superstition Springs Shops	TitleMax	10/31/2022	3,000	22.7%	Sakana Japanese Restaurant	7/31/2020	1,980	15.0%	Domino’s
Loan	6	18	Highland Multifamily Portfolio
Property		18.01	Highland Chateau Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		18.02	Highland Hills Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6	19	Westchester Self Storage Portfolio
Property		19.01	Bedford Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		19.02	Yorktown Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		20	Village at Mammoth Lakes	53 Kitchen & Cocktails	5/31/2023	5,751	9.9%	Campo	9/30/2019	4,482	7.7%	Gomez Mexican Restaurant
Loan		21	De Soto Industrial	Ball Metal Beverage Container Corporation	6/30/2023	84,261	55.9%	Align Aerospace	9/30/2028	66,570	44.1%	N/A
Loan		22	Statesboro Crossing	Hobby Lobby	10/31/2023	50,000	32.2%	TJ Maxx	10/31/2023	26,000	16.8%	Books-A-Million
Loan	5	23	Shoppes at Chino Hills	Jacuzzi Brands	10/31/2019	32,458	8.6%	Barnes & Noble	6/30/2023	28,129	7.4%	Forever 21
Loan		24	38505 Woodward	Plunkett & Cooney	8/31/2026	46,940	55.8%	TriMas Company	2/29/2028	20,659	24.5%	RBC Capital Markets
Loan	28	25	2600 & 2700 Falkenburg Road	Clayton Holdings, LLC	9/30/2027	40,500	30.2%	Nortrax, Inc	11/30/2019	14,600	10.9%	Pulte Home Corporation
Loan	29	26	Hotel Provincial	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		27	North Madison Corners	Michaels	10/31/2028	24,748	33.6%	Marshalls	9/30/2026	21,582	29.3%	Dollar General
Loan		28	Centerpointe 78	El Super Market	9/24/2033	43,885	100.0%	N/A	N/A	N/A	N/A	N/A
Loan		29	Staybridge Suites-San Antonio Sea World	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		30	Laurel Pointe Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		31	Tower Square	Tutor Time Learning	12/31/2022	9,600	17.4%	Dollar General	5/31/2021	8,911	16.1%	Village Inn
Loan	30	32	South Brook Town Center	Planet Fitness	1/1/2027	16,650	30.5%	Buffet King	4/1/2027	10,000	18.3%	Department of Public Safety
Loan		33	Southern Cove	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		34	Safeway Vistoso Plaza	Rosati’s Pizza Sports Bar	11/14/2021	2,800	8.1%	Artistry Academy, LLC	10/31/2021	2,800	8.1%	Desert Palm Physical Therapy
Loan	7	35	Canyon Center	Tiger Rock Martial Art	4/30/2023	3,900	8.2%	Wells Fargo	12/31/2025	3,693	7.7%	Wendy’s
Loan		36	Commercial Self Storage - Castleton	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		37	Shoppes & Offices at PGA West	Red Rhino	11/30/2022	5,207	13.8%	Dr. David A. Lickstein	7/30/2032	4,796	12.7%	La Masseria Restaurant
Loan	31	38	Calle Fortunada	Info Line of San Diego	5/31/2026	29,747	49.0%	Muzak, LLC	9/30/2022	17,649	29.1%	County of San Diego
Loan	32, 33	39	Covell Building	Hotel Covell	1/31/2025; 5/31/2027	5,530	42.4%	Bar Covell	12/31/2024	2,846	21.8%	The Pie Hole
Loan		40	21300 Eureka	La-Z-Boy	4/30/2032	15,600	67.2%	Pearle Vision	4/30/2027	2,000	8.6%	ATI Physical Therapy
Loan		41	901 West Madison	HM Day Spa	9/30/2027	5,800	36.1%	Domino’s	4/20/2023	2,372	14.8%	Vision Boutique and West
Loan		42	Dollar Self Storage - Glendale	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		43	4234 Ella Boulevard	Nightlight Pediatrics	10/31/2022	3,408	16.4%	Arc Dental	6/30/2026	3,304	15.9%	Ella Cleaners
Loan	34	44	Spectrum Commerce Center	Surveying and Mapping, Inc.	8/31/2021	13,422	9.9%	ThyssenKrupp Elevator Corp.	10/31/2022	12,916	9.5%	Lifeline Christian Mission
Loan	35	45	Carbondale Center	Shnucks	8/26/2022	56,726	95.0%	Great Clips	11/30/2021	1,500	2.5%	Check Into Cash
Loan		46	396 Cromwell Ave Rocky Hill	Asian Bistro	10/31/2026	6,209	41.5%	Velocity Urgent Care	4/30/2021	3,811	25.5%	Berkshire Bank
Loan	36	47	500 Lincoln	Kohl’s	9/30/2032	64,485	74.0%	Aldi’s	3/31/2031	16,700	19.2%	AT&T

A-1-8

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	3rd Largest Tenant Lease Expiration(4)	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF	4th Largest Tenant	4th Largest Tenant Lease Expiration(4)	4th Largest Tenant NSF	4th Largest Tenant % of NSF	5th Largest Tenant	5th Largest Tenant Lease Expiration(4)	5th Largest Tenant NSF	5th Largest Tenant % of NSF	Upfront Replacement Reserves	Monthly Replacement Reserves
Loan	5, 8, 12, 13	1	Aventura Mall	10/31/2029	34,454	2.8%	XXI Forever	1/31/2019	32,504	2.7%	H & M	1/31/2027	28,830	2.4%	$0	$0
Loan	5, 6, 7, 9, 11, 14, 15	2	Griffin Portfolio II												$0	$0
Property		2.01	Southern Company Services Headquarters	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.02	Amazon.com Sortable Fulfillment Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.03	IGT North American Gaming & Interactive Headquarters	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.04	3M Distribution Facility	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5, 6, 7, 8, 16	3	Millennium Partners Portfolio												$0	$0
Property		3.01	Millennium Tower Boston	1/31/2030	39,125	11.1%	Old Navy	1/31/2027	30,350	8.6%	Aol Inc.	12/31/2019	8,982	2.6%
Property		3.02	Lincoln Square	1/31/2025	14,696	4.2%	Extel Development Company	7/31/2023	6,618	1.9%	J.P. Morgan Chase Bank	6/30/2022	4,830	1.4%
Property		3.03	Four Seasons San Francisco Retail	9/15/2019	8,313	3.9%	Halo Neuro	12/31/2020	7,924	3.8%	Handel Architects	10/31/2025	7,039	3.3%
Property		3.04	Lincoln West	3/31/2024	16,792	19.0%	Gourmet Garage	5/31/2024	13,599	15.4%	Fontainebleau Nail & Spa	5/31/2020	3,054	3.5%
Property		3.05	Commercial Units at the Four Seasons Miami	3/31/2027	21,000	8.1%	Homer Bonner Jacobs	6/30/2022	15,006	5.8%	Kasowitz, Benson, Torres LLP	1/31/2020	8,922	3.4%
Property		3.06	Lincoln Triangle	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.07	Ritz Carlton Washington DC Retail	5/31/2024	7,387	5.6%	Wine Lair	5/31/2029	5,617	4.2%	SunTrust Bank	5/31/2021	3,814	2.9%
Property		3.08	Ritz Carlton Georgetown Retail	10/31/2024	3,023	3.8%	Cucina Moda	3/31/2021	1,164	1.4%	MS Ice Cone, LLC	9/30/2019	574	0.7%
Loan	5, 6, 7, 17, 18	4	Navika Six Portfolio												$0	$128,016
Property		4.01	Embassy Suites Ontario Airport	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.02	Hilton Garden Inn Mt Laurel	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.03	Springhill Suites Tampa North Tampa Palms	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.04	Fairfield Inn Houston Conroe	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.05	Springhill Suites Houston Rosenberg	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		4.06	Holiday Inn Titusville Kennedy Space Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		5	Offices at Mall of America	7/31/2028	9,884	5.8%	Vyaire Medical	4/30/2024	6,370	3.8%	N/A	N/A	N/A	N/A	$0	$2,116
Loan	5, 19, 20, 21	6	The Gateway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$0
Loan	5, 7, 8, 9, 22	7	Plaza Frontenac	1/31/2029	12,962	3.7%	Pottery Barn Kids/PB Teen	11/30/2021	12,000	3.4%	Mitchell Gold+Bob William	11/30/2024	10,055	2.9%	$0	$0
Loan	23	8	5 Cuba Hill Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$4,149	$4,149
Loan		9	Market at Estrella Falls	9/30/2023	50,043	17.1%	Shoe Carnival	12/31/2019	20,533	7.0%	Staples	9/30/2023	20,333	7.0%	$5,841	$5,841
Loan	10, 11	10	Embassy Suites Atlanta Airport	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$41,589
Loan	5	11	Regions Tower	11/30/2025	54,505	7.9%	Wooden & McLaughlin LLP	1/31/2028	32,495	4.7%	Flaherty and Collins Construction	10/31/2027	24,503	3.6%	$500,000	$0
Loan	5	12	Zenith Ridge	1/31/2026	17,342	3.6%	Regus	1/31/2025	13,814	2.8%	Sentric Holdings Corp.	9/30/2021	13,334	2.7%	$0	$6,075
Loan	5, 24	13	Alex Park South	9/30/2022	72,796	20.9%	IMA Disability Services	2/28/2022	4,839	1.4%	Alexander Medical Group	11/30/2021	4,684	1.3%	$7,196	$7,196
Loan	25	14	Alliance Data Systems	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$108,000	$0
Loan	5, 26, 27	15	Playa Largo	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$98,841
Loan	5, 6, 7	16	Shelbourne Global Portfolio I												$0	$11,755
Property		16.01	1515 Broad Street	10/31/2024	36,875	12.7%	New Jersey Urology, LLC	10/19/2021	24,856	8.6%	N/A	N/A	N/A	N/A
Property		16.02	140 Centennial Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		16.03	675 Central Avenue	4/20/2023	10,595	14.6%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		16.04	275 Centennial Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		16.05	691 Central Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		16.06	80 Kingsbridge Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		16.07	20 Kingsbridge Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6, 7, 10	17	KVC Retail Portfolio												$0	$1,595
Property		17.01	Gilbert Fiesta	8/31/2024	3,000	6.2%	Yao’s Chinese Restaurant	5/31/2023	2,600	5.3%	Sprint Spectrum	5/31/2028	2,450	5.0%
Property		17.02	Village at Surprise	10/31/2018	2,851	10.5%	Build-A-Bike, Inc.	6/30/2022	2,214	8.1%	H & R Block	4/30/2022	1,354	5.0%
Property		17.03	Riggs Marketplace	10/31/2020	1,937	10.6%	Panda Express	8/31/2023	1,870	10.3%	NEO Nails	9/30/2026	1,300	7.1%
Property		17.04	Shops at Gilbert Fiesta	6/30/2023	1,800	12.5%	Red Star Vapor	2/28/2022	1,200	8.3%	AZ Oriental Foot Massage	2/28/2024	1,200	8.3%
Property		17.05	Superstition Springs Shops	11/30/2019	1,745	13.2%	Vapeland	12/31/2019	1,500	11.4%	Great Clips	2/28/2021	1,319	10.0%
Loan	6	18	Highland Multifamily Portfolio												$0	$14,853
Property		18.01	Highland Chateau Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		18.02	Highland Hills Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6	19	Westchester Self Storage Portfolio												$951	$951
Property		19.01	Bedford Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		19.02	Yorktown Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		20	Village at Mammoth Lakes	12/31/2024	4,102	7.1%	Mammoth Sports	9/30/2019	3,740	6.5%	Shelter Distilling Inc	8/31/2021	3,621	6.3%	$0	$0
Loan		21	De Soto Industrial	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$1,885	$1,885
Loan		22	Statesboro Crossing	1/31/2022	15,500	10.0%	Petco	10/31/2023	13,500	8.7%	Ulta Beauty	9/30/2025	10,023	6.5%	$0	$1,940
Loan	5	23	Shoppes at Chino Hills	12/31/2023	21,169	5.6%	Old Navy	9/25/2021	14,534	3.8%	Trader Joe’s	7/31/2022	12,538	3.3%	$0	$5,840
Loan		24	38505 Woodward	5/1/2024	9,104	10.8%	RicMar, Inc	1/31/2026	5,438	6.5%	N/A	N/A	N/A	N/A	$0	$1,403
Loan	28	25	2600 & 2700 Falkenburg Road	7/31/2021	11,700	8.7%	Miller Electric Company	10/31/2025	9,749	7.3%	Northstar Contracting Group	7/31/2020	9,000	6.7%	$0	$2,905
Loan	29	26	Hotel Provincial	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$22,230
Loan		27	North Madison Corners	1/31/2020	8,470	11.5%	Massage Envy	3/31/2027	5,000	6.8%	Family Vision Care	1/31/2022	1,800	2.4%	$125,000	$920
Loan		28	Centerpointe 78	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$0
Loan		29	Staybridge Suites-San Antonio Sea World	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$13,436	$13,436
Loan		30	Laurel Pointe Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$3,373
Loan		31	Tower Square	3/31/2025	6,000	10.9%	Anytime Fitness	2/28/2032	5,680	10.3%	Salon Giavanna Marie LLC	2/28/2023	3,752	6.8%	$0	$920
Loan	30	32	South Brook Town Center	3/1/2022	9,690	17.7%	Carousel Pediatrics	1/1/2020	7,200	13.2%	La Hacienda Market	11/1/2019	5,000	9.1%	$0	$1,455
Loan		33	Southern Cove	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$2,158
Loan		34	Safeway Vistoso Plaza	12/31/2019	2,768	8.0%	Flavor of India Restaurant	11/30/2020	2,758	7.9%	Tucson Animal Hospital/Pusch R Pet	4/30/2022	1,773	5.1%	$0	$435
Loan	7	35	Canyon Center	11/30/2023	3,094	6.5%	Smith’s Gas	12/31/2018	3,000	6.3%	Salt Cycles Bike Shop	11/30/2020	3,000	6.3%	$0	$796
Loan		36	Commercial Self Storage - Castleton	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$835	$835
Loan		37	Shoppes & Offices at PGA West	Various (5/31/2020 - 718 SF; 5/31/2026 - 4,017 SF)	4,735	12.5%	Salute Market	8/30/2025	3,627	9.6%	North Palm Beach County Chamber of Commerce, Inc.	12/30/2020	3,347	8.9%	$0	$441
Loan	31	38	Calle Fortunada	7/31/2027	13,315	21.9%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$1,012
Loan	32, 33	39	Covell Building	12/31/2031	1,612	12.3%	Go Get Em Tiger	9/30/2025	1,047	8.0%	McConnell’s Ice Cream	9/30/2025	1,047	8.0%	$0	$218
Loan		40	21300 Eureka	10/31/2027	2,000	8.6%	Tropical Smoothie	8/31/2027	1,800	7.8%	Detroit Wing Company	9/30/2028	1,800	7.8%	$0	$290
Loan		41	901 West Madison	11/30/2026	2,089	13.0%	Club Pilates	4/30/2028	2,019	12.6%	Mathnasium	11/30/2023	1,960	12.2%	$0	$201
Loan		42	Dollar Self Storage - Glendale	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$519	$519
Loan		43	4234 Ella Boulevard	10/31/2026	3,000	14.5%	Domino’s	5/31/2025	1,800	8.7%	Smoothie King	8/14/2021	1,590	7.7%	$0	$260
Loan	34	44	Spectrum Commerce Center	6/30/2022	12,516	9.2%	Modern Office Methods, Inc.	7/31/2020	9,282	6.8%	TRC Solutions, Inc.	1/31/2019	7,883	5.8%	$0	$1,696
Loan	35	45	Carbondale Center	4/30/2020	1,500	2.5%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0	$1,941
Loan		46	396 Cromwell Ave Rocky Hill	10/31/2022	3,000	20.1%	Total Vision Eye Care	1/9/2023	1,926	12.9%	N/A	N/A	N/A	N/A	$0	$187
Loan	36	47	500 Lincoln	4/30/2019	3,585	4.1%	Urgent Care Centers of New England	4/30/2020	2,430	2.8%	N/A	N/A	N/A	N/A	$0	$100

A-1-9

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Replacement Reserve Cap	Upfront TI/LC Reserves	Monthly TI/LC Reserves	TI/LC Reserve Cap	Upfront Tax Reserves	Monthly Tax Reserves	Upfront Insurance Reserves	Monthly Insurance Reserves	Upfront Deferred Maint. Reserve	Initial Other Reserves	Ongoing Other Reserves	Other Reserves Description
Loan	5, 8, 12, 13	1	Aventura Mall	$487,003	$0	$0	$6,087,540	$0	$0	$0	$0	$0	$26,168,910	$0	Outstanding Rollover Reserve; Free Rent/Gap Reserve
Loan	5, 6, 7, 9, 11, 14, 15	2	Griffin Portfolio II	Various	$0	$0	Various	$90,000	$45,000	$0	$0	$0	$1,900,229	$0	Unfunded Obligations Reserve
Property		2.01	Southern Company Services Headquarters
Property		2.02	Amazon.com Sortable Fulfillment Center
Property		2.03	IGT North American Gaming & Interactive Headquarters
Property		2.04	3M Distribution Facility
Loan	5, 6, 7, 8, 16	3	Millennium Partners Portfolio	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	N/A
Property		3.01	Millennium Tower Boston
Property		3.02	Lincoln Square
Property		3.03	Four Seasons San Francisco Retail
Property		3.04	Lincoln West
Property		3.05	Commercial Units at the Four Seasons Miami
Property		3.06	Lincoln Triangle
Property		3.07	Ritz Carlton Washington DC Retail
Property		3.08	Ritz Carlton Georgetown Retail
Loan	5, 6, 7, 17, 18	4	Navika Six Portfolio	$0	$0	$0	$0	$546,253	$104,271	$0	$0	$0	$1,164,725	$0	Transitional PIP Reserve; Fairfield Conroe PIP Reserve
Property		4.01	Embassy Suites Ontario Airport
Property		4.02	Hilton Garden Inn Mt Laurel
Property		4.03	Springhill Suites Tampa North Tampa Palms
Property		4.04	Fairfield Inn Houston Conroe
Property		4.05	Springhill Suites Houston Rosenberg
Property		4.06	Holiday Inn Titusville Kennedy Space Center
Loan		5	Offices at Mall of America	$76,190	$1,778,000	$0	$305,000	$0	$81,194	$0	$0	$0	$0	$0	N/A
Loan	5, 19, 20, 21	6	The Gateway	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	N/A
Loan	5, 7, 8, 9, 22	7	Plaza Frontenac	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	N/A
Loan	23	8	5 Cuba Hill Road	$150,000	$309,956	$9,956	$0	$140,850	$23,475	$0	$0	$0	$600,000	$0	Mt. Sinai Holdback Reserve
Loan		9	Market at Estrella Falls	$210,264	$150,000	$20,686	$914,000	$233,731	$58,433	$0	$0	$0	$866,830	$0	Existing TILC Lease Reserve; Future Tenant Reserve; Rent Concession Reserve
Loan	10, 11	10	Embassy Suites Atlanta Airport	$0	$0	$0	$0	$547,545	$47,375	$0	$0	$0	$0	$0	N/A
Loan	5	11	Regions Tower	$100,000	$4,000,000	$0	$1,000,000	$73,459	$73,459	$0	$0	$609,356	$11,079,030	$0	Unfunded Free Rent Reserve; Unfunded TI/LC Reserve; Maplewood Lease Reserve
Loan	5	12	Zenith Ridge	$0	$0	$60,750	$0	$30,949	$54,461	$0	$0	$0	$2,335,949	$0	Outstanding TI/LC Funds; Rent Concession Funds
Loan	5, 24	13	Alex Park South	$0	$1,700,000	$51,749	$5,000,000	$31,333	$4,476	$0	$0	$228,125	$1,308,361	$0	Windstream Reserve; Rent Concession Reserve
Loan	25	14	Alliance Data Systems	$108,000	$280,000	$0	$280,000	$0	$0	$0	$0	$0	$0	$0	Major Tenant Rollover Reserve
Loan	5, 26, 27	15	Playa Largo	$0	$0	$0	$0	$286,979	$35,872	$44,902	$19,747	$0	$0	$0	N/A
Loan	5, 6, 7	16	Shelbourne Global Portfolio I	$0	$0	$31,752	$0	$573,000	$191,000	$71,290	$14,383	$16,194	$464,248	$0	Free Rent Reserve
Property		16.01	1515 Broad Street
Property		16.02	140 Centennial Avenue
Property		16.03	675 Central Avenue
Property		16.04	275 Centennial Avenue
Property		16.05	691 Central Avenue
Property		16.06	80 Kingsbridge Road
Property		16.07	20 Kingsbridge Road
Loan	6, 7, 10	17	KVC Retail Portfolio	$0	$400,000	$0	$400,000	$21,992	$21,992	$0	$0	$6,125	$238,054	$0	TI Payable; Banfield Lease Reserve
Property		17.01	Gilbert Fiesta
Property		17.02	Village at Surprise
Property		17.03	Riggs Marketplace
Property		17.04	Shops at Gilbert Fiesta
Property		17.05	Superstition Springs Shops
Loan	6	18	Highland Multifamily Portfolio	$0	$0	$0	$0	$38,500	$38,500	$135,798	$13,765	$119,361	$0	$0	N/A
Property		18.01	Highland Chateau Apartments
Property		18.02	Highland Hills Apartments
Loan	6	19	Westchester Self Storage Portfolio	$34,236	$0	$0	$0	$126,190	$26,229	$4,852	$1,617	$0	$0	$0	N/A
Property		19.01	Bedford Self Storage
Property		19.02	Yorktown Self Storage
Loan		20	Village at Mammoth Lakes	$0	$0	$2,414	$173,775	$239,363	$29,920	$0	$0	$0	$0	$0	N/A
Loan		21	De Soto Industrial	$0	$7,542	$7,542	$271,000	$67,652	$21,155	$0	$0	$0	$1,134,588	$0	TGC Lease Reserve; Existing TILC Lease Reserve; Rent Concession Reserve
Loan		22	Statesboro Crossing	$0	$450,000	$0	$450,000	$46,539	$0	$0	$0	$0	$174,417	$0	Free Rent Reserve; Outstanding TI Reserve
Loan	5	23	Shoppes at Chino Hills	$0	$2,000,000	$0	$2,000,000	$458,924	$152,975	$0	$0	$11,250	$1,374,471	$0	Outstanding TI/LC Reserve Funds; Rent Concession Reserve Funds
Loan		24	38505 Woodward	$84,180	$0	$14,027	$1,000,000	$42,534	$14,178	$9,260	$1,029	$0	$832,271	$0	RBC Existing TI/LC Reserve; RicMar Existing TI/LC Reserve; RBC Rent Concession Reserve; RicMar Rent Concession Funds
Loan	28	25	2600 & 2700 Falkenburg Road	$0	$0	$16,760	$800,000	$167,212	$15,201	$0	$0	$0	$110,009	$0	Miller Electric TI/LC Funds; South Tampa Fit TI/LC Funds; South Tampa Fit Rent Abatement Reserve; Northstar HVAC Repairs Reserve
Loan	29	26	Hotel Provincial	$0	$0	$0	$0	$118,082	$14,760	$116,273	$14,195	$13,688	$0	$0	N/A
Loan		27	North Madison Corners	$0	$0	$3,680	$88,320	$32,255	$5,376	$12,858	$2,143	$0	$78,481	$0	Free Rent Reserve
Loan		28	Centerpointe 78	$0	$0	$0	$0	$70,890	$10,127	$0	$0	$0	$0	$0	N/A
Loan		29	Staybridge Suites-San Antonio Sea World	$0	$0	$0	$0	$172,937	$19,215	$41,046	$3,420	$1,475	$900,000	$0	Current PIP Renovations Reserve
Loan		30	Laurel Pointe Apartments	$0	$0	$0	$0	$63,792	$10,632	$4,418	$2,209	$0	$0	$0	N/A
Loan		31	Tower Square	$0	$0	$4,602	$0	$76,655	$19,164	$14,127	$1,177	$0	$1,000,000	$0	Anytime Fitness Reserve
Loan	30	32	South Brook Town Center	$0	$0	$3,333	$120,000	$178,567	$17,857	$7,349	$2,450	$0	$0	$0	N/A
Loan		33	Southern Cove	$129,500	$0	$0	$0	$3,474	$3,474	$35,120	$3,512	$31,005	$0	$0	N/A
Loan		34	Safeway Vistoso Plaza	$50,000	$100,000	$2,173	$150,000	$35,890	$0	$0	$0	$18,438	$73,625	$0	Environmental Reserve
Loan	7	35	Canyon Center	$28,656	$0	$2,983	$107,388	$89,492	$8,136	$0	$0	$4,375	$152,616	$0	Tiger Rock Reserve
Loan		36	Commercial Self Storage - Castleton	$0	$0	$0	$0	$19,019	$3,804	$0	$0	$0	$0	$0	N/A
Loan		37	Shoppes & Offices at PGA West	$0	$0	$2,361	$125,000	$101,049	$8,421	$0	$0	$0	$75,000	$0	Utility Sub-metering Reserve
Loan	31	38	Calle Fortunada	$0	$0	$3,794	$0	$93,333	$11,667	$2,103	$1,052	$0	$50,000	$0	Parking Lease Reserve
Loan	32, 33	39	Covell Building	$0	$0	$627	$0	$42,000	$4,667	$12,166	$1,106	$0	$0	$0	N/A
Loan		40	21300 Eureka	$0	$0	$1,934	$0	$14,722	$7,361	$2,133	$213	$0	$205,000	$0	Existing TI/LC Reserve
Loan		41	901 West Madison	$0	$100,000	$0	$100,000	$15,115	$15,115	$2,186	$547	$3,656	$0	$0	N/A
Loan		42	Dollar Self Storage - Glendale	$12,456	$0	$0	$0	$14,577	$4,859	$1,236	$412	$0	$0	$0	N/A
Loan		43	4234 Ella Boulevard	$0	$0	$2,083	$75,000	$42,127	$4,213	$3,980	$1,990	$0	$0	$0	N/A
Loan	34	44	Spectrum Commerce Center	$0	$0	$0	$250,000	$31,300	$15,650	$0	$0	$170,563	$34,154	$0	Outstanding TI/LC Reserve
Loan	35	45	Carbondale Center	$0	$0	$3,235	$175,000	$179,638	$14,970	$0	$0	$0	$0	$0	N/A
Loan		46	396 Cromwell Ave Rocky Hill	$0	$0	$1,445	$0	$19,208	$6,403	$646	$646	$0	$0	$0	N/A
Loan	36	47	500 Lincoln	$0	$0	$501	$0	$45,088	$22,544	$2,907	$363	$0	$0	$0	N/A

A-1-10

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Appraisal Report Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	Seismic Zone (Y/N)	PML %	Cut-off Date Pari Passu Mortgage Debt Balance	Coop - Committed Secondary Debt	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance	Total Debt Cut-off Date LTV Ratio
Loan	5, 8, 12, 13	1	Aventura Mall	5/31/2018	4/27/2018	N/A	4/27/2018	N/A	No	N/A	$1,346,700,000		$343,300,000	50.7%	2.07x	8.8%
Loan	5, 6, 7, 9, 11, 14, 15	2	Griffin Portfolio II	4/26/2018							$190,000,000			60.2%	2.01x	9.3%
Property		2.01	Southern Company Services Headquarters	4/26/2018	4/27/2018	N/A	4/17/2018	N/A	No	N/A
Property		2.02	Amazon.com Sortable Fulfillment Center	4/25/2018	4/27/2018	N/A	4/17/2018	N/A	No	N/A
Property		2.03	IGT North American Gaming & Interactive Headquarters	4/26/2018	4/27/2018	N/A	4/17/2018	N/A	No	N/A
Property		2.04	3M Distribution Facility	4/16/2018	4/27/2018	N/A	4/17/2018	N/A	No	N/A
Loan	5, 6, 7, 8, 16	3	Millennium Partners Portfolio								$416,339,474		$238,000,000	48.6%	2.28x	10.4%	$280,150,000	67.8%
Property		3.01	Millennium Tower Boston	5/24/2018	5/9/2018	N/A	5/4/2018	N/A	No	N/A
Property		3.02	Lincoln Square	5/18/2018	5/9/2018	N/A	5/4/2018	N/A	No	N/A
Property		3.03	Four Seasons San Francisco Retail	5/25/2018; 5/28/2018	5/9/2018	N/A	5/4/2018	5/15/2018	Yes - 4	12.0%
Property		3.04	Lincoln West	5/18/2018	5/9/2018	N/A	5/4/2018	N/A	No	N/A
Property		3.05	Commercial Units at the Four Seasons Miami	5/25/2018	5/9/2018	N/A	5/4/2018	N/A	No	N/A
Property		3.06	Lincoln Triangle	5/18/2018	5/9/2018	N/A	5/4/2018	N/A	No	N/A
Property		3.07	Ritz Carlton Washington DC Retail	5/24/2018	5/4/2018	N/A	5/4/2018	N/A	No	N/A
Property		3.08	Ritz Carlton Georgetown Retail	5/24/2018	5/9/2018	N/A	5/4/2018	N/A	No	N/A
Loan	5, 6, 7, 17, 18	4	Navika Six Portfolio								$34,956,005			63.9%	2.02x	14.2%
Property		4.01	Embassy Suites Ontario Airport	7/25/2018	5/25/2018	N/A	5/25/2018	5/25/2018	Yes - 4	14.0%
Property		4.02	Hilton Garden Inn Mt Laurel	7/24/2018	5/25/2018	N/A	5/25/2018	N/A	No	N/A
Property		4.03	Springhill Suites Tampa North Tampa Palms	7/24/2018	5/25/2018	N/A	5/25/2018	N/A	No	N/A
Property		4.04	Fairfield Inn Houston Conroe	7/24/2018	5/25/2018	N/A	5/25/2018	N/A	No	N/A
Property		4.05	Springhill Suites Houston Rosenberg	7/24/2018	5/25/2018	N/A	5/25/2018	N/A	No	N/A
Property		4.06	Holiday Inn Titusville Kennedy Space Center	7/24/2018	5/25/2018	N/A	5/25/2018	N/A	No	N/A
Loan		5	Offices at Mall of America	9/13/2018	7/26/2018	N/A	7/24/2018	N/A	No	N/A
Loan	5, 19, 20, 21	6	The Gateway	9/18/2018	2/14/2018	N/A	2/14/2018	3/21/2018	Yes - 4	11.0%	$290,000,000		$220,000,000	63.3%	1.61x	6.8%
Loan	5, 7, 8, 9, 22	7	Plaza Frontenac	6/1/2018	5/30/2018	N/A	5/29/2018	N/A	No	N/A	$60,000,000			47.6%	2.09x	10.0%
Loan	23	8	5 Cuba Hill Road	9/23/2018	8/29/2018	N/A	8/29/2018	N/A	No	N/A
Loan		9	Market at Estrella Falls	6/27/2018	5/9/2018	N/A	5/9/2018	N/A	No	N/A
Loan	10, 11	10	Embassy Suites Atlanta Airport	8/22/2018	7/30/2018	N/A	7/30/2018	N/A	No	N/A
Loan	5	11	Regions Tower	7/11/2018	6/28/2018	N/A	6/28/2018	N/A	No	N/A	$43,000,000			58.7%	1.85x	10.1%	$11,000,000	67.5%
Loan	5	12	Zenith Ridge	7/10/2018	7/2/2018	N/A	7/2/2018	N/A	No	N/A	$60,000,000			67.6%	1.54x	10.5%
Loan	5, 24	13	Alex Park South	7/30/2018	7/19/2018	N/A	7/24/2018	N/A	No	N/A	$14,900,000			65.0%	1.32x	10.1%
Loan	25	14	Alliance Data Systems	8/6/2018	7/10/2018	N/A	7/10/2018	N/A	No	N/A
Loan	5, 26, 27	15	Playa Largo	5/10/2018	4/13/2018	N/A	4/13/2018	N/A	No	N/A	$65,000,000			47.7%	1.69x	12.4%
Loan	5, 6, 7	16	Shelbourne Global Portfolio I								$68,000,000			65.1%	1.45x	9.1%
Property		16.01	1515 Broad Street	8/27/2018	8/13/2018	N/A	8/17/2018	N/A	No	N/A
Property		16.02	140 Centennial Avenue	8/28/2018	8/9/2018	N/A	8/6/2018	N/A	No	N/A
Property		16.03	675 Central Avenue	8/27/2018	8/13/2018	N/A	8/6/2018	N/A	No	N/A
Property		16.04	275 Centennial Avenue	8/28/2018	8/6/2018	N/A	8/6/2018	N/A	No	N/A
Property		16.05	691 Central Avenue	8/27/2018	8/13/2018	N/A	8/6/2018	N/A	No	N/A
Property		16.06	80 Kingsbridge Road	8/17/2018	8/6/2018	N/A	8/6/2018	N/A	No	N/A
Property		16.07	20 Kingsbridge Road	8/30/2018	8/6/2018	N/A	8/6/2018	N/A	No	N/A
Loan	6, 7, 10	17	KVC Retail Portfolio
Property		17.01	Gilbert Fiesta	9/17/2018	6/15/2018	N/A	6/15/2018	N/A	No	N/A
Property		17.02	Village at Surprise	4/13/2018	6/18/2018	N/A	6/15/2018	N/A	No	N/A
Property		17.03	Riggs Marketplace	3/27/2018	6/18/2018	N/A	6/15/2018	N/A	No	N/A
Property		17.04	Shops at Gilbert Fiesta	4/12/2018	6/15/2018	N/A	6/15/2018	N/A	No	N/A
Property		17.05	Superstition Springs Shops	9/17/2018	6/18/2018	N/A	6/15/2018	N/A	No	N/A
Loan	6	18	Highland Multifamily Portfolio
Property		18.01	Highland Chateau Apartments	8/28/2018	7/17/2018	N/A	7/17/2018	7/18/2018	Yes - 3	6.0%
Property		18.02	Highland Hills Apartments	8/28/2018	7/17/2018	N/A	7/16/2018	7/18/2018	Yes - 3	6.0%
Loan	6	19	Westchester Self Storage Portfolio
Property		19.01	Bedford Self Storage	5/31/2018	5/9/2018	N/A	5/9/2018	N/A	No	N/A
Property		19.02	Yorktown Self Storage	5/18/2018	5/9/2018	N/A	5/9/2018	N/A	No	N/A
Loan		20	Village at Mammoth Lakes	8/9/2018	8/1/2018	N/A	7/26/2018	7/26/2018	Yes - 4	9.0%
Loan		21	De Soto Industrial	7/6/2018	6/11/2018	N/A	6/11/2018	6/11/2018	Yes - 4	10.0%
Loan		22	Statesboro Crossing	8/16/2018	7/18/2018	N/A	7/18/2018	N/A	No	N/A
Loan	5	23	Shoppes at Chino Hills	5/1/2018	4/19/2018	N/A	4/19/2018	4/19/2018	Yes - 4	12.0%	$97,000,000			62.5%	1.55x	8.5%
Loan		24	38505 Woodward	8/6/2018	7/31/2018	N/A	7/31/2018	N/A	No	N/A
Loan	28	25	2600 & 2700 Falkenburg Road	8/23/2018	7/6/2018	N/A	8/3/2018	N/A	No	N/A
Loan	29	26	Hotel Provincial	7/26/2018	6/22/2018	N/A	6/20/2018	N/A	No	N/A
Loan		27	North Madison Corners	7/27/2018	6/26/2018	N/A	6/26/2018	N/A	No	N/A
Loan		28	Centerpointe 78	9/11/2018	8/31/2018	N/A	8/31/2018	8/31/2018	Yes - 4	8.0%
Loan		29	Staybridge Suites-San Antonio Sea World	9/5/2018	8/8/2018	N/A	8/8/2018	N/A	No	N/A
Loan		30	Laurel Pointe Apartments	8/6/2018	8/6/2018	N/A	8/6/2018	8/6/2018	Yes - 4	9.0%
Loan		31	Tower Square	8/17/2018	8/10/2018	N/A	8/10/2018	N/A	No	N/A
Loan	30	32	South Brook Town Center	9/4/2018	8/21/2018	N/A	8/21/2018	N/A	No	N/A
Loan		33	Southern Cove	8/20/2018	7/30/2018	N/A	7/30/2018	N/A	No	N/A
Loan		34	Safeway Vistoso Plaza	6/7/2018	7/25/2018	N/A	6/8/2018	N/A	No	N/A
Loan	7	35	Canyon Center	8/3/2018	6/14/2018	N/A	6/13/2018	8/1/2018	Yes - 3	9.0%
Loan		36	Commercial Self Storage - Castleton	8/22/2018	8/17/2018	N/A	8/17/2018	N/A	No	N/A
Loan		37	Shoppes & Offices at PGA West	7/26/2018	7/12/2018	N/A	7/13/2018	N/A	No	N/A
Loan	31	38	Calle Fortunada	8/16/2018	5/29/2018	N/A	5/29/2018	5/29/2018	Yes - 4	13.0%
Loan	32, 33	39	Covell Building	8/10/2018	7/2/2018	N/A	6/12/2018	6/12/2018	Yes - 4	17.0%
Loan		40	21300 Eureka	8/17/2018	7/27/2018	N/A	7/31/2018	N/A	No	N/A
Loan		41	901 West Madison	7/30/2018	6/21/2018	N/A	6/27/2018	N/A	No	N/A
Loan		42	Dollar Self Storage - Glendale	6/14/2018	6/6/2018	N/A	6/6/2018	N/A	No	N/A
Loan		43	4234 Ella Boulevard	8/28/2018	8/2/2018	N/A	8/2/2018	N/A	No	N/A
Loan	34	44	Spectrum Commerce Center	7/16/2018	6/19/2018	N/A	6/21/2018	N/A	No	N/A
Loan	35	45	Carbondale Center	7/24/2018	7/9/2018	N/A	7/9/2018	N/A	No	N/A
Loan		46	396 Cromwell Ave Rocky Hill	8/15/2018	7/11/2018	N/A	7/11/2018	N/A	No	N/A
Loan	36	47	500 Lincoln	7/31/2018	6/20/2018	N/A	6/20/2018	N/A	No	N/A

A-1-11

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
Loan	5, 8, 12, 13	1	Aventura Mall
Loan	5, 6, 7, 9, 11, 14, 15	2	Griffin Portfolio II
Property		2.01	Southern Company Services Headquarters
Property		2.02	Amazon.com Sortable Fulfillment Center
Property		2.03	IGT North American Gaming & Interactive Headquarters
Property		2.04	3M Distribution Facility
Loan	5, 6, 7, 8, 16	3	Millennium Partners Portfolio	1.41x	7.5%
Property		3.01	Millennium Tower Boston
Property		3.02	Lincoln Square
Property		3.03	Four Seasons San Francisco Retail
Property		3.04	Lincoln West
Property		3.05	Commercial Units at the Four Seasons Miami
Property		3.06	Lincoln Triangle
Property		3.07	Ritz Carlton Washington DC Retail
Property		3.08	Ritz Carlton Georgetown Retail
Loan	5, 6, 7, 17, 18	4	Navika Six Portfolio
Property		4.01	Embassy Suites Ontario Airport
Property		4.02	Hilton Garden Inn Mt Laurel
Property		4.03	Springhill Suites Tampa North Tampa Palms
Property		4.04	Fairfield Inn Houston Conroe
Property		4.05	Springhill Suites Houston Rosenberg
Property		4.06	Holiday Inn Titusville Kennedy Space Center
Loan		5	Offices at Mall of America
Loan	5, 19, 20, 21	6	The Gateway
Loan	5, 7, 8, 9, 22	7	Plaza Frontenac
Loan	23	8	5 Cuba Hill Road
Loan		9	Market at Estrella Falls
Loan	10, 11	10	Embassy Suites Atlanta Airport
Loan	5	11	Regions Tower	1.45x	8.8%
Loan	5	12	Zenith Ridge
Loan	5, 24	13	Alex Park South
Loan	25	14	Alliance Data Systems
Loan	5, 26, 27	15	Playa Largo
Loan	5, 6, 7	16	Shelbourne Global Portfolio I
Property		16.01	1515 Broad Street
Property		16.02	140 Centennial Avenue
Property		16.03	675 Central Avenue
Property		16.04	275 Centennial Avenue
Property		16.05	691 Central Avenue
Property		16.06	80 Kingsbridge Road
Property		16.07	20 Kingsbridge Road
Loan	6, 7, 10	17	KVC Retail Portfolio
Property		17.01	Gilbert Fiesta
Property		17.02	Village at Surprise
Property		17.03	Riggs Marketplace
Property		17.04	Shops at Gilbert Fiesta
Property		17.05	Superstition Springs Shops
Loan	6	18	Highland Multifamily Portfolio
Property		18.01	Highland Chateau Apartments
Property		18.02	Highland Hills Apartments
Loan	6	19	Westchester Self Storage Portfolio
Property		19.01	Bedford Self Storage
Property		19.02	Yorktown Self Storage
Loan		20	Village at Mammoth Lakes
Loan		21	De Soto Industrial
Loan		22	Statesboro Crossing
Loan	5	23	Shoppes at Chino Hills
Loan		24	38505 Woodward
Loan	28	25	2600 & 2700 Falkenburg Road
Loan	29	26	Hotel Provincial
Loan		27	North Madison Corners
Loan		28	Centerpointe 78
Loan		29	Staybridge Suites-San Antonio Sea World
Loan		30	Laurel Pointe Apartments
Loan		31	Tower Square
Loan	30	32	South Brook Town Center
Loan		33	Southern Cove
Loan		34	Safeway Vistoso Plaza
Loan	7	35	Canyon Center
Loan		36	Commercial Self Storage - Castleton
Loan		37	Shoppes & Offices at PGA West
Loan	31	38	Calle Fortunada
Loan	32, 33	39	Covell Building
Loan		40	21300 Eureka
Loan		41	901 West Madison
Loan		42	Dollar Self Storage - Glendale
Loan		43	4234 Ella Boulevard
Loan	34	44	Spectrum Commerce Center
Loan	35	45	Carbondale Center
Loan		46	396 Cromwell Ave Rocky Hill
Loan	36	47	500 Lincoln

A-1-12

MSC 2018-L1
Footnotes to Annex A-1

(1)	MSBNA—Morgan Stanley Bank, N.A.; SMC—Starwood Mortgage Capital LLC; MSMCH—Morgan Stanley Mortgage Capital Holdings LLC; KeyBank—KeyBank National Association; CCRE—Cantor Commercial Real Estate Lending, L.P.; DBNY—Deutsche Bank AG, New York Branch.

(2)	Certain tenants may not be in occupancy or may be in free rent periods. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this prospectus for information regarding the 5 largest tenants at mortgaged properties securing the 15 largest mortgage loans which are not in occupancy or are in free rent periods.

(3)	The Administrative Fee Rate includes the master servicing fee rate, operating advisor fee rate, certificate administrator/trustee fee rate, asset representations reviewer fee rate, primary or sub-servicing servicing fee rate, CREFC® license fee rate and, with respect to any non-serviced mortgage loan, pari passu loan primary servicing fee rate, in each case applicable to the related mortgage loan.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” for information regarding certain lease termination options affecting the 5 largest tenants at mortgaged properties securing the 15 largest mortgage loans.

(5)	Each of the Aventura Mall Mortgage Loan (Mortgage Loan No. 1), the Griffin Portfolio II Mortgage Loan (Mortgage Loan No. 2), the Millennium Partners Portfolio Mortgage Loan (Mortgage Loan No. 3), the Navika Six Portfolio Mortgage Loan (Mortgage Loan No. 4), the Gateway Mortgage Loan (Mortgage Loan No. 6), the Plaza Frontenac Mortgage Loan (Mortgage Loan No. 7), the Regions Tower Mortgage Loan (Mortgage Loan No. 11), the Zenith Ridge Mortgage Loan (Mortgage Loan No. 12), the Alex Park South Mortgage Loan (Mortgage Loan No. 13), the Playa Largo Mortgage Loan (Mortgage Loan No. 15), the Shelbourne Global Portfolio I Mortgage Loan (Mortgage Loan No. 16) and the Shoppes at Chino Hills Mortgage Loan (Mortgage Loan No. 23) is part of a whole loan related to the Issuing Entity. For further information, see “Description of the Mortgage Pool—The Whole Loans—General”,”—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu-AB Whole Loans” and “Pooling and Servicing Agreement” or “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans,” as applicable, in this prospectus.

(6)	With respect to Mortgage Loan No. 2, Griffin Portfolio II, Mortgage Loan No. 3, Millennium Partners Portfolio, Mortgage Loan No. 4, Navika Six Portfolio, Mortgage Loan No. 16, Shelbourne Global Portfolio I, Mortgage Loan No. 17, KVC Retail Portfolio, Mortgage Loan No. 18, Highland Multifamily Portfolio, and Mortgage Loan No. 19, Westchester Self Storage Portfolio, each such Mortgage Loan is secured by multiple properties. For purposes of the statistical information set forth in this prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Units/Rooms/Pads calculations are shown on an aggregate basis, and a portion of the Cut-off Date Balance has been allocated to each mortgaged property based on the respective Appraised Values and/or Underwritten NCF, among other methods.

(7)	With respect to Mortgage Loan No. 2, Griffin Portfolio II, Mortgage Loan No. 3, Millennium Partners Portfolio, Mortgage Loan No. 4, Navika Six Portfolio, Mortgage Loan No. 7, Plaza Frontenac, Mortgage Loan No. 16, Shelbourne Global Portfolio I, Mortgage Loan No. 17, KVC Retail Portfolio and Mortgage Loan No. 35, Canyon Center the related loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, or other release conditions in connection with a partial defeasance or prepayment of the related Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Partial Releases” in this prospectus.

(8)	With respect to Mortgage Loan No. 1, Aventura Mall, Mortgage Loan No. 3, Millennium Partners Portfolio and Mortgage Loan No. 7, Plaza Frontenac the related loan documents permit one or more outparcel or other releases without prepayment or defeasance. In addition, the related loan documents permit the addition of certain anchor pads to the collateral, and the subsequent release of such anchor pads. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this prospectus.

(9)	With respect to Mortgage Loan No. 2, Griffin Portfolio II and Mortgage Loan No. 7, Plaza Frontenac, the related loan documents permit a collateral substitution, subject to satisfaction of certain conditions. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this prospectus.

(10)	With respect to Mortgage Loan No. 10, Embassy Suites Atlanta Airport and Mortgage Loan No. 17, KVC Retail Portfolio the related mortgage loan documents permit future subordinate secured financing or mezzanine financing and, in the case of KVC Retail Portfolio, such rights are generally subject to compliance with certain combined LTV, DSCR and/or Debt Yield tests. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and “—Other Secured Indebtedness” in this prospectus.

A-1-13

(11)	With respect to Mortgage Loan No. 2, Griffin Portfolio II, the “as portfolio” Appraised Value of $415,500,000 reflects a 5.0% premium attributed to the aggregate “as-is” value of the related mortgaged properties as a whole. The sum of the “as-is” values for each of the related mortgaged properties on an individual basis is $395,690,000, which represents a Cut-Off Date LTV Ratio and Maturity Date LTV Ratio of 63.2%.

With respect to Mortgage Loan No. 10, Embassy Suites Atlanta Airport, the Appraised Value represents the “hypothetical as if complete” appraised value of $60,600,000 as of July 24, 2018 which assumes the completion of elective capital expenditures. The “as-is” appraised value for the mortgaged property was $59,300,000 as of July 24, 2018, which results in a Cut-Off Date LTV Ratio and Maturity Date LTV Ratio of 55.6% and 47.0%, respectively.

(12)	With respect to Mortgage Loan No. 1, Aventura Mall, the lockbox is soft for master lease rents and hard for other lease rents.

(13)	With respect to Loan No. 1, Aventura Mall, the borrower has entered into a master lease with the non-recourse carveout guarantors and Turnberry Retail Holding, L.P. for 12 spaces totaling 33,813 square feet at the mortgaged property where executed letters of intent with tenants are in place but executed leases are not yet in place. The master lessees are required to pay an annual rent of $3,426,159 in equal monthly installments of approximately $285,513 each during (x) a period commencing on the occurrence of the debt service coverage ratio based on the trailing four quarters falling below 1.50x for two consecutive quarters until cured in accordance with the loan documents, and/or (y) any of the following: (i) an event of default, (ii) bankruptcy of borrower, (iii) bankruptcy of the property manager, or (iv) the period of time commencing on the date on which the debt service coverage ratio (as calculated in the loan documents and based on the trailing four calendar quarters) falls below 1.35x for two consecutive quarters until cured in accordance with the loan documents. The rent payable under the master lease is required to be reduced in connection with the leasing to retail tenants of space within the portions of the mortgaged property covered by the master lease (so long as the tenant under any such lease has taken occupancy and has commenced the payment of rent and the rent payable is above certain thresholds set forth in the master lease). The master lease will terminate on the earliest to occur of (i) the earlier to occur of (A) the date on which the annual rent under the master lease is reduced to $0 or (B) the date on which the annualized lease payments under all leases (not including percentage rent) at the Aventura Mall mortgaged property exceeds $181,850,000; (ii) July 1, 2038; or (iii) the date on which the cancellation fee made by the master lessee to the lender in connection with cancelling the master lease at the master lessee’s election after the lender has provided notice that the lender has succeeded to the interest of the master lessor under the master lease by foreclosure, deed in lieu thereof or otherwise.

(14)	With respect to Mortgage Loan No. 2, Griffin Portfolio II, during a debt yield sweep period, the borrowers are required to deposit into the Monthly Replacement Reserve (i) 1/12 of $0.10 per annum PSF of industrial space and (ii) 1/12 of $0.20 per annum PSF of office space, capped at two years’ worth of such deposits (currently estimated to be $723,557). Additionally, beginning on May 1, 2023 (regardless of whether the deposits described in the preceding sentence are then required), the borrowers are required to deposit monthly into the Monthly Replacement Reserve (i) 1/12 of $0.10 per annum PSF of industrial space and (ii) 1/12 of $0.20 per annum PSF of office space, capped at one years’ worth of such deposits (currently estimated to be $361,779). Notwithstanding the foregoing, at any time the reserve balance falls below the applicable cap or an event of default exists, the borrowers are required to resume monthly deposits to the Monthly Replacement Reserve until the applicable cap is reached or exceeded or until the event of default ceases to exist.

(15)	With respect to Mortgage Loan No. 2, Griffin Portfolio II, during a debt yield sweep period, the borrowers are required to deposit into the Monthly TI/LC Reserve (i) 1/12 of $0.50 per annum PSF of industrial space and (ii) 1/12 of $1.00 per annum PSF of office space, capped at two years’ worth of such deposits (currently estimated to be $3,617,786). Additionally, beginning on May 1, 2023 (regardless of whether the deposits described in the preceding sentence are then required), the borrowers are required to deposit into the Monthly TI/LC Reserve (i) 1/12 of $0.50 per annum PSF of industrial space and (ii) 1/12 of $1.00 per annum PSF of office space, capped at one years’ worth of such deposits (currently estimated to be $1,808,893). Notwithstanding the foregoing, at any time the TI/LC Reserve balance falls below the applicable cap or an event of default exists, the borrowers are required to resume monthly deposits to the Monthly TI/LC Reserve until the applicable cap is reached or exceeded or until the event of default ceases to exist.

(16)	With respect to Mortgage Loan No. 3, Millennium Partners Portfolio, the mezzanine borrower has the right, not more than twice during the term of the Whole Loan, to replace the then existing mezzanine loan with another mezzanine loan secured by a pledge of the direct or indirect equity interests in the borrowers upon satisfaction of certain conditions, including, without limitation, (a) no event of default exists, (b) the aggregate LTV (based on the outstanding principal balance of the Whole Loan and the replacement mezzanine loan) is equal to or less than 75%, (c) the aggregate debt service coverage ratio (based on the annual debt service of the Whole Loan and the replacement mezzanine loan) is no less than 1.15x, and (d) the delivery of an intercreditor agreement in the form attached to the loan agreement.

(17)	With respect to Mortgage Loan No. 4, Navika Six Portfolio, an Monthly Replacement Reserve based on 1/12 of 5% of operating income is required to deposited into the Monthly Replacement Reserve on each monthly payment date commencing in October 2018 and ending on and including September 2020. On the monthly payment date occurring in October 2020 and continuing thereafter, an FF&E monthly reserve based on 1/12 of 4% of operating income is required to be deposited into the Monthly Replacement Reserve.

A-1-14

(18)	With respect to Mortgage Loan No. 4, Navika Six Portfolio, underwritten revenues for the Fairfield Inn Houston Conroe mortgaged property and Springhill Suites Houston Rosenberg mortgaged property were based on appraisal data. The foregoing two mortgaged properties experienced an increase in revenue following the occurrence of Hurricane Harvey in August 2017, which is not expected to continue. In addition, the two mortgaged properties experienced a decrease in revenue in 2015 and 2016 following a decline in energy markets.

(19)	With respect to Mortgage Loan No. 6, The Gateway, Cut-off Date Balance per Unit or SF, Size, Units of Measure and Occupancy Rate, are based on 1,254 multifamily units at the mortgaged property. The Gateway Property also includes 61,989 SF of ground floor commercial space and 58 townhouse units in 19 low-rise buildings, which are not included in unit count or occupancy figures.

(20)	With respect to Mortgage Loan No. 6, The Gateway, pursuant to a recorded deed restriction, a portion (1.665-acres) of the related mortgaged property is required to be a park, which is connected to the main portion of the mortgaged property by a sky bridge. The recorded deed restriction provides that the borrower must continue to use such parcel as a landscaped park.

(21)	With respect to Mortgage Loan No. 6, The Gateway, the mortgaged property includes 61,989 SF of ground floor commercial space and rents from two of the commercial tenants, Bank of America, National Association and Safeway, Inc., are required to be paid directly into a clearing account approved by the lender, constituting a “hard lockbox.” With respect to the remainder or the residential and commercial leases at The Gateway, rents are required to be deposited into the clearing account within two business days of receipt, constituting a “soft lockbox.”

(22)	With respect to Mortgage Loan No. 7, Plaza Frontenac, during the continuation of a Cash Management Period (as defined in the related mortgage loan documents), the ongoing amount of the Monthly Replacement Reserve is $7,294, capped at $87,527, and the ongoing amount of the Monthly TI/LC Reserve is $29,176, capped at $350,110.

(23)	With respect to Mortgage Loan No. 8, 5 Cuba Hill Road, the TI/LC Reserve Cap will be $350,000 if borrower obtains a renewal or replacement lease for the Building 2 BAE space (46,175 SF) for at least a five-year term with rents equal to or greater than the rents payable under the BAE lease at the time of a BAE cash swept trigger event.

(24)	With respect to Mortgage Loan No. 13, Alex Park South, the $5,000,000 TI/LC Reserve Cap will be reduced to $3,100,000 if Rochester General Hospital has renewed its lease term or has entered into a new lease or an amendment for the entire premises or the Alex Park South Borrower has entered into one or more replacement leases or approved subleases for the entire premises with tenants and at lease terms acceptable to the lender; provided that amounts in the Windstream reserve are taken into account for the sole purpose of calculating if the TI/LC Reserve Cap has been met.

(25)	With respect to Mortgage Loan No. 14, Alliance Data Systems, has an anticipated repayment date of August 6, 2028 and a final maturity date of September 12, 2032 , provided (i) the Comenity lease remains in full force and effect, (ii) no “Major Tenant Trigger Event” (as defined in the loan agreement) has occurred with respect to the Comenity lease, and (iii) no “Cash Sweep Event” (other than an “ARD Trigger Event”) (each such term as defined in the loan agreement) has occurred, otherwise, if (i) the Comenity lease is no longer in full force and effect, (ii) a Major Tenant Trigger Event has occurred with respect to the Comenity lease, or (iii) a Cash Sweep Event (other than an ARD Trigger Event) has occurred and is continuing, the final maturity date will be anticipated repayment date. In the event the Alliance Data Systems Mortgage Loan is not repaid in full on or before the anticipated repayment date, the Alliance Data Systems Borrower will be required to make interest payments based on 2.50% plus the greater of (a) the initial interest rate of 4.9425% (the “Initial Interest Rate”) and (b) the 10-year swap yield as of the first business day after the anticipated repayment date. Following the anticipated repayment date, all excess cash flow from the Alliance Data Systems Property is required to be collected by the lender and applied as follows: first, to pay interest at the Initial Interest Rate, second, to reduce the principal balance of the Alliance Data Systems Mortgage Loan until the entire outstanding principal balance of the Alliance Data Systems Mortgage Loan is paid in full, and third, to pay accrued interest on the Alliance Data Systems Mortgage Loan which has accrued at the excess of the extension rate over the Initial Interest Rate and has been deferred until repayment of the Alliance Data Systems Mortgage Loan.

(26)	With respect to Mortgage Loan No. 15, Playa Largo, Most Recent NOI and Second Most Recent NOI were adjusted to reflect a normalized September 2017, as the mortgaged property was affected by Hurricane Irma. The adjusted September 2017 revenue represents 80.7% of the October 2017 revenue based on September and October 2016 competitive set RevPAR ratios. September 2017 expenses were adjusted based on October 2017 expense ratios. Unadjusted Second Most Recent NOI and Most Recent NOI is $8,681,114 and $10,124,996, respectively.

(27)	With respect to Mortgage Loan No. 15, Playa Largo, the lender permitted the related borrower to maintain a soft lockbox structure solely with respect to remittances from Discovery Financial Services, Inc. (DFS Services LLC).

(28)	With respect to Mortgage Loan No. 25, 2600 & 2700 Falkenburg Road, the borrower is required to make monthly deposits into the Monthly TI/LC Reserve equal to approximately $16,760 up to and including the payment date in September 2021. Beginning on the payment date in October 2021 and continuing for the remainder of the loan term, the borrower is required to make monthly deposits into the TI/LC reserve equal to approximately $8,940. The TI/LC reserve is subject to a cap of $800,000.

A-1-15

(29)	With respect to Mortgage Loan No. 26, Hotel Provincial, the borrower is required to make monthly deposits into the Monthly Replacement Reserve equal to 1/12 of 5% of annual gross revenues up to and including the payment date in August 2020. Beginning on the payment date in September 2020 and continuing for the remainder of the loan term, the borrower is required to make monthly deposits into the Monthly Replacement Reserve equal to 1/12 of 4% of annual gross revenues.

(30)	With respect to Mortgage Loan No. 32, South Brook Town Center, the borrower is required to make monthly deposits into the TI/LC reserve equal to approximately $3,333 for the duration of the loan term. Beginning on the payment date in November 2021 and continuing through the payment date in October 2022, the borrower is required to make monthly deposits into the TI/LC reserve equal to the difference between the actual monthly interest only payment and an assumed monthly debt service payment based upon a 360 amortization period (the “Monthly Amortization Payment”). The TI/LC reserve is subject to a cap of $120,000; however, the Monthly Amortization Payment will not count against the cap.

(31)	With respect to Mortgage Loan No. 38, Calle Fortunada, beginning on June 6, 2026, the Monthly Replacement Reserve deposit will be suspended provided (a) funds in the replacement reserve account then equal or exceed $50,000; (b) 100% of the rentable square feet at the Calle Fortunada mortgaged property are occupied by tenants that are open for business and paying full contractual rent without right of offset or credit; (c) the Calle Fortunada mortgaged property maintains a debt yield of no less than 10.5%; and (d) there shall then exist no default, event of default or cash management period under the mortgage loan. Beginning on June 6, 2026, the Monthly TI/LC Reserves deposit will be suspended provided (a) funds in the rollover reserve account then equal or exceed $200,000; (b) 100% of the rentable square feet at the Calle Fortunada mortgaged property are occupied by tenants that are open for business and paying full contractual rent without right of offset or credit; (c) the property maintains a debt yield of no less than 10.5%; and (d) there shall then exist no default, event of default or cash management period.

(32)	With respect to Mortgage Loan No. 39, Covell Building, the Monthly Replacement Reserve deposit shall be increased by $250.00 per unit per annum for each residential unit (a) that is no longer used as a hotel and/or has otherwise been converted to multifamily purposes or (b) if the Hotel Covell lease or any lease covering such residential units is in default beyond any applicable notice and/or cure period thereunder.

(33)	With respect to Mortgage Loan No. 39, Covell Building, the 3rd Largest Tenant at the mortgaged property, The Pie Hole, was permitted to terminate its lease on December 31, 2018 subject to an expansion and extension lease with the HomeState tenant. HomeState executed a new 13-year expansion and extension lease agreement that commences on January 1, 2019, which combines Homestate’s current 973 SF space with the 1,612 SF space currently occupied by The Pie Hole to create a 2,585 SF space.

(34)	With respect to Mortgage Loan No. 44, Spectrum Commerce Center, during the continuation of a TI/LC Reserve Trigger Period (as defined in the related mortgage loan documents), the ongoing amount deposited in the Monthly TI/LC Reserve shall be no less than $0.75 PSF per annum ($8,482.31), capped at $250,000.

(35)	With respect to Mortgage Loan No. 45, Carbondale Center, the Monthly Replacement Reserve deposit drops to $746.58 on the monthly payment date after the Roof Completion Date (as defined in the related mortgage loan documents).

(36)	With respect to Mortgage Loan No. 47, 500 Lincoln, the mortgaged property consists of a ground leasehold interest under a ground lease that escalates 3.0% a year, with a current annual ground lease payment of approximately $224,364.

A.	“Yield Maintenance” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the loan through and including the open period start date each equal to the amount of interest which would be due on the principal amount of the loan being prepaid assuming a per annum interest rate equal to the excess of the interest rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15 - Selected interest rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the Prepayment Calculation Date, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the open period start date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, the lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the payment date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the note. Lender’s calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

B.	“Yield Maintenance Amount” shall mean the present value, as of the repayment date, of the remaining scheduled payments of principal and interest from the repayment date through the open prepayment date (including any balloon payment) determined by discounting such payments at the discount rate, less the amount of principal being prepaid on the repayment date.

“Prepayment Fee” shall mean an amount equal to the greater of (i) the Yield Maintenance Amount, or (ii) 1% of the unpaid principal balance of the note as of the repayment date.

A-1-16

C.	“Prepayment Fee” shall mean an amount equal to the greater of (i) the Yield Maintenance Amount, or (ii) (A) during the continuation of an event of default with respect to a prepayment made prior to the prepayment lockout expiration date, 5% of the unpaid principal balance of the note as of the prepayment date or (B) otherwise, 1% of the unpaid principal balance of the note as of the prepayment date. “Yield Maintenance Amount” shall mean the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the stated maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semiannually. “Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the stated maturity date. (In the event Release H.15 is no longer published, the lender shall select a comparable publication to determine the Treasury Rate.)

D.	The “Yield Maintenance Premium” shall be an amount equal to the greater of (A) 1% of the outstanding principal balance to be prepaid or satisfied, or accelerated and then due and owing, and (B) the excess, if any, of (i) the sum of the present values of all then scheduled payments of interest under this note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the loan is paid on the permitted par prepayment date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (hereinafter defined) when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding payment date in the event such payment is not made on a payment date), over (ii) the principal amount being repaid or the entire outstanding principal balance in the case of an acceleration of the Loan. Lender shall notify borrower of the amount and the basis of determination of the required Yield Maintenance Premium.

For purposes hereof, “Prepayment Rate” shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the prepayment rate determination date has a remaining term to maturity closest to, but not exceeding, the remaining term to the permitted par prepayment date as most recently published in the “Treasury Bonds, Notes and Bills” section in The Wall Street Journal as of such prepayment rate determination date. If more than one issue of United States Treasury Securities has the remaining term to the permitted par prepayment date, the “Prepayment Rate” shall be the yield on such United States Treasury Security most recently issued as of the prepayment rate determination date.

E.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) 1% of the outstanding principal balance of this note that is being prepaid or (y) the present value as of the Prepayment Date (defined below) of the Calculated Payments (defined below) from the Prepayment Date through the maturity date determined by discounting such payments at the Discount Rate (defined below) less the outstanding principal balance of this note. Except for the Yield Maintenance Premium, no servicing fee shall be charged or assessed in connection with such a prepayment. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest which would be due under this note discounted at the Discount Rate for the number of months remaining from the Prepayment Date to the maturity date. As used in this definition, the term “Discount Rate” shall mean one-twelfth (1/12th) of the then current Yield Maintenance Treasury Rate. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the maturity date. In the event Release H.15 is no longer published, the lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

F.	“Prepayment Fee” shall mean an amount equal to the Yield Maintenance Amount. “Yield Maintenance Amount” shall mean the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the stated maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. “Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.lS Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the stated maturity date. (In the event Release H.1S is no longer published, the lender shall select a comparable publication to determine the Treasury Rate.)

G.

“Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) 1% of the principal amount of this note being prepaid or (y) the present value as of the Prepayment Date (as defined below) of the Calculated Payments (as defined below) from the Prepayment Date through the maturity date determined by discounting such payments at the Discount Rate (as defined below). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the applicable interest rate and (2) the Yield Maintenance Treasury Rate (defined below). As used in this definition, the term “Discount Rate” shall mean the rate which,

A-1-17

when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the maturity date. In the event Release H.15 is no longer published, lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

A-1-18

ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

[THIS PAGE INTENTIONALLY LEFT BLANK]

Annex A-2

Mortgage Pool Information

Mortgage Loan Sellers

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Mortgage Loan Seller	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Morgan Stanley Mortgage Capital Holdings LLC	16	$326,231,829	36.2%	4.5984%	113	2.26x	11.8%	51.9%	48.9%
KeyBank National Association	10	$226,826,427	25.2%	4.9182%	118	1.60x	9.7%	63.1%	57.5%
Starwood Mortgage Capital LLC	15	$224,240,453	24.9%	5.0634%	117	1.65x	11.0%	59.6%	53.5%
Cantor Commercial Real Estate Lending, L.P.	6	$123,300,000	13.7%	4.7811%	117	2.18x	10.5%	53.0%	53.0%
Total:	47	$900,598,709	100.0%	4.8197%	116	1.93x	10.9%	56.8%	52.8%

Cut-off Date Balances

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Balance ($)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
3,194,674 - 10,000,000	22	$136,553,951	15.2%	5.1715%	116	1.74x	11.1%	59.5%	53.8%
10,000,001 - 20,000,000	6	$86,062,053	9.6%	5.0266%	119	1.59x	10.1%	64.5%	59.3%
20,000,001 - 30,000,000	9	$227,955,000	25.3%	5.1128%	111	1.70x	10.3%	59.9%	57.7%
30,000,001 - 40,000,000	5	$186,425,000	20.7%	4.5997%	118	1.94x	10.6%	55.3%	49.6%
40,000,001 - 55,000,000	2	$87,942,179	9.8%	4.9370%	119	1.68x	11.6%	64.2%	54.8%
55,000,001 - 60,000,000	3	$175,660,526	19.5%	4.2393%	116	2.65x	11.9%	44.7%	44.7%
Total:	47	$900,598,709	100.0%	4.8197%	116	1.93x	10.9%	56.8%	52.8%

Minimum: $3,194,674

Maximum: $60,000,000

Average: $19,161,675

A-2-1

Annex A-2

Mortgage Pool Information

States

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
State	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
California	10	$140,226,235	15.6%	4.6279%	114	2.18x	11.0%	51.5%	49.4%
Florida	7	$115,327,607	12.8%	4.5452%	117	2.24x	11.9%	47.1%	43.6%
New York	7	$111,274,243	12.4%	5.0155%	119	1.89x	10.9%	55.4%	49.9%
Arizona	8	$69,729,996	7.7%	4.8772%	119	1.61x	10.1%	67.9%	60.9%
Georgia	2	$49,125,000	5.5%	4.8814%	119	1.67x	11.9%	60.1%	51.2%
Ohio	3	$45,910,000	5.1%	4.7465%	117	2.08x	10.7%	58.1%	58.1%
Minnesota	1	$42,000,000	4.7%	5.1360%	119	1.30x	8.8%	64.6%	57.5%
New Jersey	9	$41,064,263	4.6%	5.5102%	120	1.58x	10.5%	64.6%	60.2%
Missouri	1	$40,000,000	4.4%	4.4330%	118	2.09x	10.0%	47.6%	47.6%
Indiana	2	$35,993,383	4.0%	4.9911%	70	1.78x	10.1%	59.0%	57.4%
Alabama	2	$32,554,000	3.6%	4.4970%	116	1.87x	9.6%	61.5%	59.5%
Pennsylvania	1	$30,000,000	3.3%	4.7000%	118	1.54x	10.5%	67.6%	62.2%
Texas	5	$29,945,202	3.3%	5.2247%	120	1.66x	12.5%	64.7%	54.7%
Tennessee	2	$20,650,000	2.3%	5.2100%	119	1.69x	9.8%	61.8%	61.8%
Illinois	3	$19,401,498	2.2%	4.7000%	116	1.80x	10.3%	62.9%	58.5%
Nevada	2	$18,072,000	2.0%	4.5740%	117	1.89x	9.1%	60.5%	60.5%
Massachusetts	2	$17,533,139	1.9%	4.4262%	117	3.07x	14.8%	38.1%	35.2%
Michigan	2	$16,687,053	1.9%	5.3927%	119	1.45x	10.7%	68.1%	56.8%
Louisiana	1	$9,800,000	1.1%	4.8200%	118	3.18x	17.7%	45.6%	45.6%
Utah	1	$6,700,000	0.7%	4.8090%	119	2.07x	10.8%	59.3%	59.3%
District of Columbia	2	$5,105,089	0.6%	4.2850%	117	3.43x	15.7%	32.3%	32.3%
Connecticut	1	$3,500,000	0.4%	5.2700%	119	1.67x	9.6%	60.3%	60.3%
Total:	74	$900,598,709	100.0%	4.8197%	116	1.93x	10.9%	56.8%	52.8%

A-2-2

Annex A-2

Mortgage Pool Information

Property Types

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Property Type	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Retail
Anchored	7	$115,682,173	12.8%	4.7001%	118	1.73x	10.3%	62.3%	56.3%
Super Regional Mall	1	$60,000,000	6.7%	4.1213%	117	2.58x	11.0%	40.8%	40.8%
Shadow Anchored	7	$36,121,952	4.0%	4.9327%	120	1.88x	10.4%	61.6%	59.3%
Urban Retail	6	$35,204,332	3.9%	4.4408%	117	3.11x	14.7%	37.5%	36.8%
Unanchored	4	$20,610,000	2.3%	5.2610%	120	1.44x	9.8%	65.1%	59.1%
Lifestyle Center	1	$13,000,000	1.4%	5.1750%	116	1.55x	8.5%	62.5%	62.5%
Subtotal:	26	$280,618,457	31.2%	4.6370%	118	2.07x	10.9%	54.7%	51.4%
Office
Suburban	11	$184,300,150	20.5%	4.9531%	118	1.64x	10.0%	62.9%	58.7%
CBD	1	$30,000,000	3.3%	4.8974%	60	1.85x	10.1%	58.7%	58.7%
Flex	1	$11,317,204	1.3%	5.8530%	120	1.45x	9.1%	65.1%	65.1%
Subtotal:	13	$225,617,354	25.1%	4.9908%	110	1.66x	9.9%	62.5%	59.0%
Hospitality
Full Service	4	$80,136,433	8.9%	4.9649%	118	1.79x	12.9%	55.0%	46.3%
Limited Service	4	$25,041,482	2.8%	4.7804%	119	2.47x	15.6%	56.7%	49.7%
Extended Stay	1	$8,600,000	1.0%	5.8300%	120	1.62x	14.2%	64.7%	50.0%
Select Service	1	$8,564,263	1.0%	4.7550%	119	2.02x	14.2%	63.9%	52.3%
Subtotal:	10	$122,342,179	13.6%	4.9733%	118	1.93x	13.6%	56.6%	47.7%
Mixed Use
Office & Retail	6	$56,999,593	6.3%	4.7162%	118	2.52x	12.8%	48.1%	45.7%
Office & Industrial	1	$38,100,000	4.2%	5.1900%	120	1.37x	9.4%	63.9%	53.0%
Hospitality & Retail	1	$5,500,000	0.6%	5.2500%	120	1.85x	10.0%	61.8%	61.8%
Subtotal:	8	$100,599,593	11.2%	4.9248%	119	2.05x	11.4%	54.8%	49.3%
Multfamily
High rise	1	$40,000,000	4.4%	3.7218%	114	2.98x	11.3%	38.0%	38.0%
Garden	4	$35,350,000	3.9%	5.2889%	106	1.67x	9.7%	56.6%	56.6%
Subtotal:	5	$75,350,000	8.4%	4.4570%	110	2.37x	10.5%	46.7%	46.7%
Industrial
Warehouse Distribution	4	$42,842,280	4.8%	4.6169%	117	1.71x	9.1%	60.4%	58.6%
Flex	4	$22,027,419	2.4%	5.3333%	119	1.70x	11.4%	64.4%	61.0%
Subtotal:	8	$64,869,699	7.2%	4.8602%	117	1.71x	9.9%	61.7%	59.4%
Self Storage
Self Storage	4	$31,201,427	3.5%	5.0772%	119	1.64x	9.1%	55.3%	52.0%
Subtotal:	4	$31,201,427	3.5%	5.0772%	119	1.64x	9.1%	55.3%	52.0%
Total:	74	$900,598,709	100.0%	4.8197%	116	1.93x	10.9%	56.8%	52.8%

A-2-3

Annex A-2

Mortgage Pool Information

Mortgage Rates

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Mortgage Rate (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
3.7218 - 4.4999	5	$255,660,526	28.4%	4.1887%	116	2.62x	11.5%	44.1%	44.1%
4.5000 - 4.9999	15	$295,742,721	32.8%	4.8438%	113	1.85x	11.5%	62.0%	56.6%
5.0000 - 5.8530	27	$349,195,462	38.8%	5.2614%	118	1.49x	10.0%	61.7%	55.9%
Total:	47	$900,598,709	100.0%	4.8197%	116	1.93x	10.9%	56.8%	52.8%

Minimum: 3.7218%

Maximum: 5.8530%

Weighted Average: 4.8197%

Original Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
60	2	$37,500,000	4.2%	5.0813%	60	1.80x	10.1%	54.6%	54.6%
120	45	$863,098,709	95.8%	4.8084%	118	1.94x	10.9%	56.9%	52.7%
Total:	47	$900,598,709	100.0%	4.8197%	116	1.93x	10.9%	56.8%	52.8%

Minimum: 60 mos.

Maximum: 120 mos.

Weighted Average: 118 mos.

A-2-4

Annex A-2

Mortgage Pool Information

Remaining Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
59 - 60	2	$37,500,000	4.2%	5.0813%	60	1.80x	10.1%	54.6%	54.6%
114 - 120	45	$863,098,709	95.8%	4.8084%	118	1.94x	10.9%	56.9%	52.7%
Total:	47	$900,598,709	100.0%	4.8197%	116	1.93x	10.9%	56.8%	52.8%

Minimum: 59 mos.

Maximum: 120 mos.

Weighted Average: 116 mos.

Original Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	22	$490,815,526	54.5%	4.6269%	113	2.26x	10.9%	50.9%	50.9%
300	3	$15,582,173	1.7%	5.4412%	119	1.66x	13.7%	64.3%	49.1%
360	22	$394,201,010	43.8%	5.0353%	119	1.53x	10.8%	63.9%	55.3%
Total:	47	$900,598,709	100.0%	4.8197%	116	1.93x	10.9%	56.8%	52.8%

Minimum: 300 mos.

Maximum: 360 mos.

Weighted Average: 358 mos.

A-2-5

Annex A-2

Mortgage Pool Information

Remaining Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	22	$490,815,526	54.5%	4.6269%	113	2.26x	10.9%	50.9%	50.9%
298 - 300	3	$15,582,173	1.7%	5.4412%	119	1.66x	13.7%	64.3%	49.1%
357 - 360	22	$394,201,010	43.8%	5.0353%	119	1.53x	10.8%	63.9%	55.3%
Total:	47	$900,598,709	100.0%	4.8197%	116	1.93x	10.9%	56.8%	52.8%

Minimum: 298 mos.

Maximum: 360 mos.

Weighted Average: 357 mos.

Debt Service Coverage Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Debt Service Coverage Ratio (x)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1.27 - 1.40	8	$147,718,044	16.4%	5.2032%	119	1.33x	9.3%	63.9%	56.1%
1.41 - 1.60	13	$164,860,462	18.3%	5.1581%	116	1.49x	10.0%	66.2%	59.7%
1.61 - 1.80	10	$153,150,000	17.0%	5.0739%	119	1.69x	11.1%	58.1%	52.9%
1.81 - 2.00	5	$80,017,498	8.9%	4.9358%	97	1.91x	10.4%	59.8%	59.1%
2.01 - 2.20	6	$183,792,179	20.4%	4.5765%	117	2.05x	11.1%	57.8%	54.9%
2.21 - 3.43	5	$171,060,526	19.0%	4.1419%	116	2.98x	13.0%	37.9%	37.9%
Total:	47	$900,598,709	100.0%	4.8197%	116	1.93x	10.9%	56.8%	52.8%

Minimum: 1.27x

Maximum: 3.43x

Weighted Average: 1.93x

A-2-6

Annex A-2

Mortgage Pool Information

Cut-off Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
32.3 - 50.0	8	$243,560,526	27.0%	4.3442%	115	2.66x	12.4%	40.5%	39.9%
50.1 - 55.0	3	$58,208,044	6.5%	4.9770%	119	1.70x	10.9%	54.3%	48.7%
55.1 - 60.0	5	$94,380,000	10.5%	4.9154%	100	1.94x	10.4%	58.3%	58.3%
60.1 - 65.0	20	$347,111,134	38.5%	4.9818%	118	1.66x	10.3%	62.6%	56.8%
65.1 - 75.0	11	$157,339,005	17.5%	5.0826%	119	1.49x	10.2%	69.1%	62.0%
Total:	47	$900,598,709	100.0%	4.8197%	116	1.93x	10.9%	56.8%	52.8%

Minimum: 32.3%

Maximum: 75.0%

Weighted Average: 56.8%

Maturity Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Maturity Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
32.3 - 40.0	3	$103,160,526	11.5%	4.1780%	112	3.12x	13.6%	34.9%	34.9%
40.1 - 50.0	10	$193,965,217	21.5%	4.6422%	118	2.13x	11.8%	48.1%	44.4%
50.1 - 55.0	6	$123,453,961	13.7%	5.0129%	119	1.70x	11.3%	62.0%	52.7%
55.1 - 60.0	14	$231,144,005	25.7%	5.0852%	111	1.60x	10.0%	62.2%	57.8%
60.1 - 65.0	13	$223,875,000	24.9%	4.7732%	117	1.72x	9.9%	65.0%	61.7%
65.1 - 65.1	1	$25,000,000	2.8%	5.8530%	120	1.45x	9.1%	65.1%	65.1%
Total:	47	$900,598,709	100.0%	4.8197%	116	1.93x	10.9%	56.8%	52.8%

Minimum: 32.3%

Maximum: 65.1%

Weighted Average: 52.8%

A-2-7

Annex A-2

Mortgage Pool Information

Amortization Type

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Amortization Type	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	21	$464,265,526	51.6%	4.6088%	113	2.27x	10.9%	50.5%	50.5%
Partial Interest Only	13	$262,410,000	29.1%	5.0191%	118	1.48x	10.5%	63.8%	56.5%
Amortizing Balloon	12	$147,373,183	16.4%	5.1071%	119	1.63x	11.6%	64.0%	52.5%
Interest Only, ARD	1	$26,550,000	2.9%	4.9425%	118	2.09x	11.0%	56.5%	56.5%
Total:	47	$900,598,709	100.0%	4.8197%	116	1.93x	10.9%	56.8%	52.8%

Underwritten NOI Debt Yield

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Underwritten NOI Debt Yield (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
8.5 - 9.0	8	$118,158,044	13.1%	5.0820%	119	1.46x	8.8%	60.9%	57.1%
9.1 - 10.0	12	$225,620,335	25.1%	4.9308%	116	1.73x	9.6%	59.2%	56.3%
10.1 - 11.0	14	$297,399,674	33.0%	4.7755%	112	1.87x	10.5%	59.7%	56.0%
11.1 - 12.0	3	$57,180,453	6.3%	4.1960%	116	2.54x	11.2%	46.4%	43.0%
12.1 - 13.0	4	$73,850,000	8.2%	5.0333%	118	1.74x	12.4%	53.3%	46.4%
13.1 - 14.0	1	$4,600,000	0.5%	5.0000%	118	2.20x	13.3%	60.1%	60.1%
14.1 - 16.0	4	$113,990,203	12.7%	4.6108%	118	2.68x	15.0%	48.5%	42.2%
16.1 - 17.7	1	$9,800,000	1.1%	4.8200%	118	3.18x	17.7%	45.6%	45.6%
Total:	47	$900,598,709	100.0%	4.8197%	116	1.93x	10.9%	56.8%	52.8%

Minimum: 8.5%

Maximum: 17.7%

Weighted Average: 10.9%

A-2-8

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS
OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

A-3-1

MSC 2018-L1	Aventura Mall

Mortgage Loan No. 1 – Aventura Mall

A-3-2

MSC 2018-L1	Aventura Mall

Mortgage Loan No. 1 – Aventura Mall

A-3-3

MSC 2018-L1	Aventura Mall

Mortgage Loan No. 1 – Aventura Mall

A-3-4

MSC 2018-L1	Aventura Mall

Mortgage Loan No. 1 – Aventura Mall

A-3-5

MSC 2018-L1	Aventura Mall

Mortgage Loan No. 1 – Aventura Mall

A-3-6

MSC 2018-L1	Aventura Mall

Mortgage Loan No. 1 – Aventura Mall

Aventura Mall
19501 Biscayne Boulevard
Aventura, FL 33180
Hollywood
BROWARD COUNTY
Hallandale Beach
Miramar
Miami Gardens
Aventura
North Miami Beach
Golden Glades
MIAMI-DADE COUNTY
North Miami
Bay Harbor Islands
Bal Harbour
Surfside
Indian Creek
North Beach
Pinewood
Miami Shores
MIAMI
West Little River
Atlantic Ocean
Biscayne Bay
Ft. Lauderdale/ Hollywood Intl. Airport 7 miles
Miami Intl. Airport 8 miles
Hollywood Blvd
Washington St
Pembroke Rd
Hallandale Beach Blvd
NE 215th St
Ives Dairy Rd
NW 199th St
NW 183rd St
Palmetto Expwy
NE 167th St
NW 151st St
NW 143rd St
NW 135th St
NW 131st St
NW 125th St
NE 125th St
NW 119th St
NW 111th St
NW 103rd St
Broad Causeway
Florida's Turnpike
TRI RAIL
Hard Rock Stadium
Oleta River State Park
Florida International University-Biscayne Bay Campus
Haulover Park Marina
Barry University
Museum of Contemporary Art
Greynolds Park
Oak Grove Park
Rolling Oaks Park
Presidential Country Club
Turnberry Isle Golf Course
The Big Easy Casino
Gulfstream Park Race Track
Aventura Medical Center
Town Center Aventura
Intracoastal Mall
Biscayne Commons
Bal Harbour Shops
Indian Creek Golf Course
North Shore Open Space Park
Orange Brook Golf Course
Hollywood Country Club
Diplomat Country Club
Eco Grande Golf Course
West Lake Park
Memorial Regional Hospital
Hollywood Hills Plaza
Hallandale Shopping Center
Aventura Commons
Promenade Shops
Dumfoundling Bay
Maule Lake
Mall at 163rd Street
Senator Gwen Margolis Amphitheatre
Southern Mem. Park
127th Street Shopping Center
Johnson & Wales Univ.
North Shore Medical Center
Biscayne Point
Miramar
Hialeah
MIAMI
Kendall
Homestead
Atlantic Ocean

A-3-7

MSC 2018-L1	Aventura Mall

Mortgage Loan No. 1 – Aventura Mall

Mortgage Loan Information				Property Information
Mortgage Loan Seller(1):	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(2):	$60,000,000			Location:	Aventura, FL 33180
Cut-off Date Balance(2):	$60,000,000			General Property Type:	Retail
% of Initial Pool Balance:	6.7%			Detailed Property Type:	Super Regional Mall
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Simon Property Group, L.P.; Jacquelyn			Year Built/Renovated:	1983/2017
	Soffer; Jeffrey Soffer			Size:	1,217,508 SF
Mortgage Rate:	4.12125%			Cut-off Date Balance per SF(2):	$1,155
Note Date:	6/7/2018			Maturity Date Balance per SF(2):	$1,155
First Payment Date:	8/1/2018			Property Manager:	TB All Fees Operating LP
Maturity Date:	7/1/2028				(borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	3 months			Underwriting and Financial Information
Prepayment Provisions(3):	LO (27); DEF (86); O (7)			UW NOI(7):	$154,858,979
Lockbox/Cash Mgmt Status(4):	Hard/Springing			UW NOI Debt Yield(2):	11.0%
Additional Debt Type(2)(5):	Pari Passu / Subordinate			UW NOI Debt Yield at Maturity(2):	11.0%
Additional Debt Balance(2)(5):	$1,346,700,000 / $343,300,000			UW NCF DSCR(2):	2.58x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI:	$118,291,397 (3/31/2018 TTM)
Reserves(6)				2nd Most Recent NOI:	$115,240,562 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$110,653,403 (12/31/2016)
RE Tax:	$0	Springing	N/A	Most Recent Occupancy(8):	92.8% (2/14/2018)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	99.1% (12/31/2017)
Recurring Replacements:	$0	Springing	$487,003	3rd Most Recent Occupancy:	99.1% (12/31/2016)
TI/LC:	$0	Springing	$6,087,540	Appraised Value (as of):	$3,450,000,000 (4/16/2018)
Outstanding Rollover:	$19,392,145	$0	N/A	Cut-off Date LTV Ratio(2):	40.8%
Free Rent/Gap Reserve:	$6,776,765	$0	N/A	Maturity Date LTV Ratio(2):	40.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(2):	$1,750,000,000	100.0%	Existing CMBS Mortgage Loan Payoff:	$1,230,695,723	70.3%
			Construction Debt Payoff (Expansion):	$200,853,019	11.5%
			Upfront Reserves:	$26,168,910	1.5%
			Closing Costs:	$13,967,630	0.8%
			Return of Equity:	$278,314,718	15.9%
Total Sources:	$1,750,000,000	100.0%	Total Uses:	$1,750,000,000	100.0%

(1)	The Aventura Mall Whole Loan (as defined below), was co-originated by JPMCB, WFB, DBNY (all as defined below) and Morgan Stanley Bank, N.A.

(2)	The Aventura Mall Mortgage Loan (as defined below) is part of the Aventura Mall Whole Loan, which is comprised of 26 pari passu senior promissory notes with an aggregate original principal balance of $1,406,700,000 (collectively, the “Aventura Mall Senior Loans”) and four pari passu subordinate promissory notes with an aggregate original principal balance of $343,300,000 (collectively, the “Aventura Mall B Notes”). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Aventura Mall Senior Loans. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the Aventura Mall Whole Loan are $1,437, $1,437, 8.8%, 8.8%, 2.07x, 50.7% and 50.7%, respectively.

(3)	Defeasance of the Aventura Mall Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Aventura Mall Senior Loans to be securitized and (b) August 1, 2021. The assumed defeasance lockout period of 27 payments is based on the closing date of this transaction in October 2018.

(4)	Lockbox is soft for master lease rents (see “Master Lease” below), and hard for other lease rents.

(5)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(6)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(7)	UW NOI is based on the February 14, 2018 rent roll, executed leases and lender adjustments. See “Cash Flow Analysis” herein.

(8)	Most Recent Occupancy includes SF to be leased by 12 tenants (33,813 SF) with leases out for signature that are covered under a master lease as described under “Master Lease” below.

The Mortgage Loan. The largest mortgage loan (the “Aventura Mall Mortgage Loan”) is part of a whole loan (the “Aventura Mall Whole Loan”) in the original principal balance of $1,750,000,000. The Aventura Mall Whole Loan is secured by a first priority fee mortgage encumbering a retail property in Aventura, Florida (the “Aventura Mall Property”). The Aventura Mall Whole Loan was co-originated by Deutsche Bank AG, New York Branch (“DBNY”), Wells Fargo Bank, National Association (“WFB”), JP Morgan Chase Bank, National Association (“JPMCB”) and Morgan Stanley Bank, N.A. The Aventura Mall Whole Loan is comprised of (i) a senior loan, comprised of 26 senior notes, that are pari passu with each other, with an aggregate original principal balance of $1,406,700,000 and (ii) a subordinate companion loan, comprised of four subordinate notes that are pari passu with each other and subordinate to the Aventura Mall Senior Loans, with an aggregate original principal balance of $343,300,000, each as described below. Promissory Note A-2-C-1, in the original principal balance of $60,000,000, represents the Aventura Mall Mortgage Loan and will be included in the MSC 2018-L1 securitization trust. Of the remaining Aventura Mall Senior Loans (collectively, the “Aventura Mall Non-Serviced Pari Passu Companion Loans”), the Aventura Mall Non-Serviced Pari Passu Companion Loans evidenced by Promissory Notes A-1-A, A-1-B, A-1-C and A-1-D, in the aggregate original principal balance of $406,700,000 and all of the Aventura Mall B Notes were contributed to the Aventura Mall Trust 2018-AVM securitization trust. The

A-3-8

MSC 2018-L1	Aventura Mall

Aventura Mall Whole Loan will be serviced pursuant to the trust and servicing agreement for the Aventura Mall Trust 2018-AVM securitization trust. The remaining Aventura Mall Non-Serviced Pari Passu Companion Loans, which had an aggregate original principal balance of $940,000,000, have either been contributed to securitization trusts or are expected to be contributed to future securitization trusts or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Aventura Mall Pari Passu A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Aventura Mall Whole Loan Summary
Notes(1)	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece(2)
Aventura Mall Mortgage Loan
A-2-C-1	$60,000,000	$60,000,000	MSC 2018-L1	No
Aventura Mall Non-Serviced Pari Passu Companion Loans
A-1-A, A-1-B, A-1-C, A-1-D	$406,700,000	$406,700,000	Aventura Mall Trust 2018-AVM	Yes
A-2-A-1, A-2-B-3	$115,000,000	$115,000,000	Benchmark 2018-B4	No
A-2-A-2, A-2-B-2-A	$103,000,000	$103,000,000	Benchmark 2018-B5	No
A-2-C-2, A-2-D-1	$100,000,000	$100,000,000	BANK 2018-BNK14	No
A-2-B-1	$60,000,000	$60,000,000	CD 2018-CD7	No
A-2-A-3, A-2-A-4, A-2-A-5	$200,000,000	$200,000,000	JPMCB	No
A-2-C-3, A-2-C-4, A-2-C-5	$110,000,000	$110,000,000	Morgan Stanley Bank, N.A.	No
A-2-B-2-B, A-2-B-2-C, A-2-B-4, A-2-B-5	$82,000,000	$82,000,000	DBNY	No
A-2-D-3, A-2-D-4, A-2-D-5	$120,000,000	$120,000,000	WFB	No
A-2-D-2	$50,000,000	$50,000,000	CSAIL 2018-CX12	No
Aventura Mall B Notes
B-1, B-2, B-3, B-4(1)	$343,300,000	$343,300,000	Aventura Mall Trust 2018-AVM	No
Total	$1,750,000,000	$1,750,000,000

(1)	The Aventura Mall B Notes are subordinate to the A-Notes.

(2)	All notes held under Aventura Mall Trust 2018-AVM together constitute the controlling noteholders for the Aventura Mall Whole Loan.

Proceeds of the Aventura Mall Whole Loan were used to refinance existing securitized mortgage debt and construction debt, cover defeasance costs, fund outstanding landlord obligations in connection with recent leasing, pay closing costs, and return equity to the Aventura Mall Borrower (as defined below). The most recent prior financing of the Aventura Mall Property was included in the AVMT 2013-AVM securitization trust.

The Borrower and the Sponsors. The borrower is Aventura Mall Venture, a Florida general partnership structured to be a bankruptcy remote entity with two independent directors in its organizational structure (the “Aventura Mall Borrower”).

The loan sponsors and non-recourse carveout guarantors are Jacquelyn Soffer and Jeffrey Soffer (the “Turnberry Guarantors”) and Simon Property Group, L.P. (the “Simon Guarantor”, and together with the Turnberry Guarantors, the “Non-Recourse Carveout Guarantors”). The liability of the Non-Recourse Carveout Guarantors for breaches or violations of the non-recourse carveout provisions in the loan documents is capped at $350.0 million plus all reasonable, out-of-pocket costs and expenses (including, but not limited to, court costs and fees and reasonable attorney’s fees) incurred by the lender in connection with the enforcement of, or preservation of the lender’s rights under, the guaranty. The liability as between the Turnberry Guarantors and the Simon Guarantor will be several but not joint.

The Property. Aventura Mall Property is an approximately 2.2 million SF, super regional mall that was developed by Turnberry in 1983 and subsequently expanded and renovated in 1997, 2008 and 2017. Of the 2.2 million SF, 1,217,508 SF serves as collateral for the Aventura Mall Whole Loan which collateral also includes four anchor pad sites ground leased from the Aventura Mall Borrower. The collateral does not include 942,842 SF of tenant-owned anchor improvements on those sites.

The Aventura Mall Property is located approximately 17 miles from downtown Miami and is surrounded by master-planned residential areas including Turnberry Isle, Porto Vita and the Waterways of Biscayne Bay. The Aventura Mall Property is the largest mall in Florida and the third largest mall in the United States. According to the appraisal, the Aventura Mall Property is the second most-visited shopping center in the United States with more than 28 million annual visitors. The Aventura Mall Property is anchored by a number of traditional mall anchors, including Macy’s, Bloomingdale’s, Macy’s Men’s & Home, Nordstrom and J.C. Penney Co., as well as a number of non-traditional mall anchors. The Aventura Mall Property has a mix of luxury, bridge to luxury and mass market tenants that appeal to a variety of shoppers.

The Aventura Mall Property is currently 92.8% leased as of February 14, 2018. According to the appraisal, the Aventura Mall Property is one of the top-performing malls in the United States, with comparable in-line sales of $1,681 PSF and total gross reported sales of approximately $1.2 billion as of the trailing twelve months ending February 2018.

In November 2017, the owners of the Aventura Mall Borrower opened a new 225,641 SF expansion (the “Expansion Parcel”) at a cost of a $230.0 million, which is included in the collateral for the Aventura Mall Whole Loan. The Expansion Parcel features a 20,218 SF, two-level Apple store along with Tesla, Topshop, Zara, Serafina and Shake Shack. The Expansion Parcel is 72.2% leased as of February 14, 2018.

A-3-9

MSC 2018-L1	Aventura Mall

The following table presents a summary of historical comparable in-line sales at the Aventura Mall Property.

Historical Comparable In-line Tenant Sales Summary(1)(2)
	2015	2016	2017	TTM February 2018 Sales PSF	TTM February 2018 Occupancy Cost
Comparable Sales PSF w/ Apple	$1,626	$1,544	$1,630	$1,681	13.0%
Comparable Sales PSF w/o Apple	$1,229	$1,114	$1,147	$1,162	18.9%

(1)	Information as provided by the borrower sponsors and only includes tenants reporting comparable sales.

(2)	Apple’s sales are based on the tenant’s 6,303 SF of space in the existing mall.

The Aventura Mall Property is anchored by six tenants which combined generate approximately $298.9 million in annual sales as of TTM February 2018. The anchors include collateral tenants J.C. Penney Co. and AMC Theatres and four ground lease anchors (as to which the related improvements are not collateral): Macy’s, Bloomingdale’s, Macy’s (Men’s & Home) and Nordstrom.

J. C. Penney Co. occupies a 193,759 SF store (15.9% NRA, 0.5% underwritten base rent) under an initial lease dated April 27, 1983, expiring April 30, 2023 and renewed two times, with six five-year renewal options remaining. J. C. Penney Co. was not required to report sales at the Aventura Mall Property. AMC Theatres occupies a 78,738 SF theatre unit (6.5% NRA, 1.3% underwritten base rent) under an initial lease dated August 7, 1998, expiring August 31, 2023 and had renewed one time, leaving three five-year renewal options remaining. AMC Theatres achieved annual sales of $16.9 million as of TTM February 2018. The Aventura Mall Property’s non-collateral ground lease anchors are Macy’s (two stores – 524,011 SF), Bloomingdale’s (251,831 SF) and Nordstrom (167,000 SF) that each owns their own improvements and leases the related land under a ground lease. The operating covenants for J.C. Penney Co., Macy’s, and Bloomingdale’s have terminated. Generally the operating covenants of the anchors have expired, or the anchors are not required to operate.

The following table presents a summary of historical anchor sales at the Aventura Mall Property.

Historical Sales Summary(1)
Annual Sales $ mil / Sales PSF
Anchor	Size (SF)	2015	2016	2017	TTM February 2018
Macy’s (non-collateral)	299,011	$96.4 / $322	$88.0 / $294	$80.3 / $268	$81.2 / $271
Bloomingdale’s (non-collateral)	251,831	$128.2 / $509	$110.7 / $440	$104.1 / $413	$105.3 / $418
Macy’s Men’s & Home (non-collateral)	225,000	$50.9 / $226	$44.8 / $199	$41.3 / $184	$42.0 / $187
J. C. Penney Co.	193,759	NAV	NAV	NAV	NAV
Nordstrom (non-collateral)	167,000	$69.2 / $414	$55.3 / $331	$52.8 / $316	$53.5 / $321
AMC Theatres	78,738	$20.4 / $258	$18.8 / $238	$16.8 / $213	$16.9 / $215
Total	1,215,339	$365.0 / $357	$317.5 / $311	$295.2 / $289	$298.9 / $293

(1)	Information is estimated and provided by the borrower sponsors.

Historical and Current Occupancy(1)
	2008(2)	2009	2010	2011	2012	2013	2014	2015	2016	2017	Current
Occupancy – Excluding Anchors	84.1%	94.9%	95.2%	96.6%	94.9%	98.9%	97.8%	97.8%	97.3%	97.7%	91.4%
Occupancy – Including Anchors	93.3%	98.1%	98.2%	98.8%	98.2%	99.6%	99.2%	99.2%	99.1%	99.1%	92.8%

(1)	Historical and Current Occupancy is based on the average of each respective year. Current occupancy is based on the February 14, 2018 rent roll, including recently executed leases and master leased tenants.

(2)	In 2008, occupancy declined due to a challenging corporate environment for several tenants including Stride Rite, Kay Bee Toys, The Sharper Image, Walden Books and Sigrid Olsen. 2008 occupancy as of December 31 was 87.9% and 96.1% for Occupancy – Excluding Anchors and Occupancy – Including Anchors, respectively.

A-3-10

MSC 2018-L1	Aventura Mall

The following table presents certain information relating to the major tenants at the Aventura Mall Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)		Annual UW Rent PSF(4)	TTM February 2018 Sales		Occ. Cost %	Lease Expiration
					% of Annual UW Rent		$	PSF
Major Tenants
J. C. Penney Co.	B/B3/B-	193,759	15.9%	$661,053	0.5%	$3.41	NAV	NAV	NAV	4/30/2023
AMC Theatres(5)	B/B2/B+	78,738	6.5%	$1,850,343	1.3%	$23.50	$16,894,104	$703,921	10.6%	8/31/2023
Zara(6)(7)	NR/NR/NR	34,454	2.8%	$4,120,000	2.9%	$119.58	$33,469,155	$971	16.3%	10/31/2029
XXI Forever	NR/NR/NR	32,504	2.7%	$2,464,387	1.7%	$75.82	$12,398,653	$381	22.6%	1/31/2019
H & M	NR/NR/NR	28,830	2.4%	$3,375,705	2.4%	$117.09	$19,196,951	$666	18.4%	1/31/2027
Equinox Fitness	NR/NR/NR	25,458	2.1%	$727,192	0.5%	$28.56	$4,422,511	$174	18.4%	1/31/2024
Topshop	NR/NR/NR	23,296	1.9%	$2,842,112	2.0%	$122.00	NAV	NAV	NAV	10/31/2029
Apple (2 Levels)(6)(8)	NR/Aa1/AA+	20,218	1.7%	$3,500,000	2.5%	$173.11	$196,173,582	$31,124	0.5%	1/31/2030
Victoria’s Secret	NR/NR/NR	18,387	1.5%	$3,033,855	2.1%	$165.00	$19,147,672	$1,041	12.7%	7/31/2026
Louis Vuitton	WD/NR/A+	18,180	1.5%	$1,999,800	1.4%	$110.00	$36,167,622	$1,989	7.8%	11/30/2022
Banana Republic	BB+/Baa2/BB+	16,857	1.4%	$2,950,818	2.1%	$175.05	$9,771,975	$580	37.8%	2/29/2020
Restoration Hardware	NR/NR/NR	11,988	1.0%	$2,399,638	1.7%	$200.17	$25,775,211	$2,150	11.4%	2/28/2019
Urban Outfitters	NR/NR/NR	11,638	1.0%	$590,785	0.4%	$50.76	$7,489,656	$644	11.0%	12/31/2023
Express	NR/NR/NR	11,320	0.9%	$1,649,890	1.2%	$145.75	$7,253,138	$641	28.7%	1/31/2022
Abercrombie & Fitch	NR/NR/BB-	11,246	0.9%	$3,164,399	2.2%	$281.38	$17,491,686	$1,555	20.9%	1/31/2020
Anthropologie	NR/NR/NR	11,089	0.9%	$674,444	0.5%	$60.82	$6,920,057	$624	16.5%	6/30/2019
The Gap	BB+/Baa2/BB+	11,065	0.9%	$1,825,725	1.3%	$165.00	NAV	NAV	NAV	7/31/2024
Grand Lux Café	NR/NR/NR	10,442	0.9%	$490,774	0.3%	$47.00	$6,591,919	$631	14.1%	3/31/2027
The Cheesecake Factory	NR/NR/NR	10,421	0.9%	$847,488	0.6%	$81.33	$17,955,891	$1,723	6.8%	6/30/2023
Calvin Klein	NR/NR/NR	10,280	0.8%	$982,844	0.7%	$95.61	$5,708,260	$555	25.8%	1/31/2019
Subtotal/Wtd. Avg.		590,170	48.5%	$40,151,252	28.3%	$68.03

Other Tenants		539,111	44.3%	$101,486,942	71.7%	$188.25
Vacant Space		88,227	7.2%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,217,508	100.0%	$141,638,194	100.0%	$125.42

Non-Collateral Anchors
Macy’s (GL)	BBB/Baa3/BBB-	299,011		$168,480						7/31/2029
Bloomingdale’s (GL)	BBB/Baa3/BBB-	251,831		$150,000						2/5/2033
Macy’s (Men’s & Home) (GL)	BBB/Baa3/BBB-	225,000		$150,000						2/3/2035
Nordstrom (GL)	BBB+/Baa1/BBB+	167,000		$800,000						2/28/2023

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Total/Wtd. Avg. Annual UW Rent reflects the following: (a) in-place leases based on the February 14, 2018 rent roll, (b) contractual rent steps of $6.5 million through June 2019, including the $1.4 million contractual rent step that is scheduled to occur in August 2019 for the executed renewal of Victoria’s Secret (included in the Free Rent/Gap Reserve), (c) ground rent in an amount of approximately $1.3 million for tenants that own their improvements (Macy’s, Bloomingdale’s, Macy’s Men’s & Home and Nordstrom).

(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(5)	AMC Sales PSF number reflects sales per screen (24 screens).

(6)	A full year of sales and occupancy costs are not available for Expansion Parcel tenants.

(7)	Zara was originally a tenant in the existing Aventura Mall Property, occupying 18,717 SF, before departing for Bal Harbour Shops in 2012. Zara has since returned to the Aventura Mall Property and opened in the Expansion Parcel in November 2017. The TTM sales are based on the tenant’s annualized sales from November 2017 through April 2018.

(8)	Sales and Sales PSF for Apple are based on the tenant’s 6,303 SF space in the pre-existing portion of the Aventura Mall Property. Apple recently executed a lease for 20,218 SF at the Expansion Parcel.

A-3-11

MSC 2018-L1	Aventura Mall

The following table presents certain information relating to the lease rollover at the Aventura Mall Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling(3)	SF Rolling	Annual UW Rent PSF Rolling(4)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(5)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(6)	25	20,093	$124.31	1.7%	1.7%	$2,497,856	1.8%	1.8%
2018	23	41,733	$143.50	3.4%	5.1%	$5,988,502	4.2%	6.0%
2019	32	124,307	$119.39	10.2%	15.3%	$14,841,136	10.5%	16.5%
2020	36	96,193	$191.02	7.9%	23.2%	$18,375,213	13.0%	29.4%
2021	24	54,397	$251.59	4.5%	27.7%	$13,685,691	9.7%	39.1%
2022	24	76,594	$169.31	6.3%	33.9%	$12,967,832	9.2%	48.3%
2023	29	352,941	$47.98	29.0%	62.9%	$16,933,820	12.0%	60.2%
2024	27	79,905	$166.60	6.6%	69.5%	$13,311,865	9.4%	69.6%
2025	13	19,020	$271.45	1.6%	71.1%	$5,163,035	3.6%	73.3%
2026	9	46,368	$169.47	3.8%	74.9%	$7,858,163	5.5%	78.8%
2027	20	78,035	$136.36	6.4%	81.3%	$10,641,238	7.5%	86.3%
2028	13	41,146	$148.89	3.4%	84.7%	$6,126,042	4.3%	90.6%
2029 & Beyond(7)	13	98,549	$134.43	8.1%	92.8%	$13,247,802	9.4%	100.0%
Vacant	0	88,227	$0.00	7.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	288	1,217,508	$125.42	100.0%		$141,638,194	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	# of Leases Rolling excludes approximately 30 temporary/kiosk tenants who operate under short term leases.

(4)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(5)	Total UW Rent Rolling reflects the following: (a) in-place leases based on the February 2018 rent roll, (b) contractual rent steps of $6.5 million through June 2019 including the $1.4 million contractual rent step that is scheduled to occur in August 2019 for the executed renewal of Victoria’s Secret (included in the free rent/gap reserve), (c) ground rent in an amount of approximately $1.3 million for tenants that own their improvements (Macy’s, Bloomingdale’s, Macy’s Men’s & Home and Nordstrom).

(6)	MTM includes temporary tenants.

(7)	2029 & Beyond includes the recently executed Apple lease SF and lease expiration for the Expansion Parcel.

The Market. The Aventura Mall Property is located in Aventura, Miami Dade County, Florida, approximately 11 miles north of the Miami central business district and 11 miles south of the Fort Lauderdale central business district. Regional access to the Aventura Mall Property is provided by I-95 and Biscayne Boulevard (U.S. Highway 1). The William Lehman Causeway, which connects the beach areas with U.S. Highway 1, also provides access to the Aventura Mall Property. The Aventura Mall Property is located approximately 17 miles from downtown Miami and is surrounded by Turnberry Isle, Porto Vita and the Waterways of Biscayne Bay. According to the appraisal, as of year-end 2017, Aventura Mall Property’s local trade area within a 15 mile radius is home to over 2.3 million people with an average income of $66,306.

According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the Aventura Mall Property was 25,173, 188,456 and 414,744, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius was $86,750, $72,828 and $66,753, respectively. The appraiser considers the 15-mile radius to be the Aventura Mall Property’s primary trade area. From 2000 to 2017, the one-mile radius trade area experienced compound annual growth in population of 2.2% and in average household income of 1.3%. The primary trade area had 2017 average retail sales per household of $48,617.

The Aventura Mall Property is a part of the Miami submarket of the Miami retail market. The Miami submarket contains approximately 5.6 million SF of retail space which as of the year end 2017 had a vacancy rate of 7.1% and asking rents of $30.88 PSF.

A-3-12

MSC 2018-L1	Aventura Mall

The following table presents certain competitive properties to the Aventura Mall Property:

Competitive Property Summary
Property, Location	Type	Year Built/ Renovated	Size (SF)	Occ.	Sales PSF	Anchor Tenants	Distance to Subject (mi.)
Aventura Mall Property Aventura, FL	Super Regional Mall	1983 / 2017	2,156,203	92.8%(1)	$1,681(2)	Macy’s (non-collateral), J.C. Penney Co., Bloomingdale’s (non-collateral), Macy’s Men’s & Home (non-collateral), Nordstrom (non-collateral)	N/A
Primary Competition
Bal Harbour Shops Bal Harbour, FL	Regional Center	1965 / 2008	460,000	99%	$2,200	Neiman Marcus, Saks Fifth Avenue	4.7
Sawgrass Mills Sunrise, FL	Super Regional Mall	1990 / 2006	2,384,000	89%	$1,100	Super Target, Bloomingdale’s Outlet, Neiman Marcus Last Call, Nordstrom Rack, Saks Off Fifth, Burlington, Dick’s Sporting Goods	19.0
Dadeland Mall Kendall, FL	Super Regional Mall	1962 / 2013	1,488,000	95%	$1,400	JC Penney, Macy’s, Macy’s, Nordstrom, Saks Fifth Avenue	22.0
Secondary Competition
Pembroke Lakes Mall Pembroke Pines, FL	Super Regional Mall	1992 / 1998	1,136,000	96%	$490	Dillard’s, Dillard’s Men’s & Home, Macy’s, Macy’s Home Store, JC Penney, Sears	11.0
Galleria Mall Fort Lauderdale, FL	Super Regional Mall	1980 / 2005	955,000	80%	$870	Dillard’s, Macy’s, Neiman Marcus	13.0
Dolphin Mall Miami, FL	Super Regional Mall	2001 / 2010	1,403,000	97%	$950	Burlington, Bass Pro Outdoor World, Bloomingdale’s Outlet, Cobb Theater	16.0

Source: Appraisal

(1)	Occupancy as of February 14, 2018 includes 12 tenants (33,813 SF) with leases out for signature that are covered under a master lease.

(2)	Comparable inline sales shown as of the trailing twelve months ending February 28, 2018 including Apple.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Aventura Mall Property:

Cash Flow Analysis
	2015	2016	2017	3/31/2018 TTM	UW	UW PSF
Base Rent(1)	$99,418,818	$103,197,968	$106,500,453	$109,896,747	$141,638,194	$116.33
Vacant Income	$0	$0	$0	$0	$13,640,745	$11.20
Gross Potential Rent	$99,418,818	$103,197,968	$106,500,453	$109,896,747	$155,278,939	$127.54
Percentage Rent	$5,466,448	$4,115,391	$3,447,721	$3,326,930	$3,627,027	$2.98
Total Recoveries	$26,727,546	$26,287,600	$27,329,454	$28,195,516	$32,253,113	$26.49
Specialty Leasing Income	$3,536,265	$3,076,589	$4,453,595	$4,900,785	$3,805,199	$3.13
Other Income(2)	$3,628,986	$3,701,438	$3,994,113	$4,090,769	$4,156,114	$3.41
Less Vacancy & Credit Loss	($272,229)	($422,401)	($438,454)	($634,418)	($13,640,745)	($11.20)
Effective Gross Income	$138,505,834	$139,956,585	$145,286,882	$149,776,330	$185,479,647	$152.34
Total Expenses	$29,480,495	$29,303,182	$30,046,320	$31,484,933	$30,620,668	$25.15
Net Operating Income(1)	$109,025,339	$110,653,403	$115,240,562	$118,291,397	$154,858,979	$127.19
Capital Expenditures	$0	$0	$0	$0	$243,502	$0.20
TI/LC	$0	$0	$0	$0	$3,043,770	$2.50
Net Cash Flow	$109,025,339	$110,653,403	$115,240,562	$118,291,397	$151,571,708	$124.49

Occupancy %	99.2%	99.1%	99.1%	92.8%(3)	92.9%
NOI DSCR(4)	1.85x	1.88x	1.96x	2.01x	2.63x
NCF DSCR(4)	1.85x	1.88x	1.96x	2.01x	2.58x
NOI Debt Yield(4)	7.8%	7.9%	8.2%	8.4%	11.0%
NCF Debt Yield(4)	7.8%	7.9%	8.2%	8.4%	10.8%

(1)	The increase in Base Rent and Net Operating Income from 3/31/2018 TTM is primarily driven by the inclusion of the executed leases on the new Expansion Parcel which opened in November 2017 and is based on the February 2018 annualized rent roll. Base Rent also includes $1.3 million of ground rent paid by Bloomingdale’s, Macy’s, Macy’s Men’s & Home, and Nordstrom and approximately $3.4 million of master lease rent for current leases that are out for signature. Contractual rent steps were underwritten through June 2019 totaling approximately $6.5 million, including the $1.4 million contractual rent step for the executed renewal of Victoria’s Secret that is scheduled to occur in August 2019 (included in the free rent/gap reserve).

(2)	Other Income includes fee income (revenues associated with license fees and valet management fees), and miscellaneous revenues (revenues associated with commissions, late charges, and other miscellaneous sources).

(3)	Occupancy is as of February 14, 2018 and includes SF to be leased by 12 tenants (33,813 SF) with leases out for signature that are covered under a master lease.

(4)	Debt service coverage ratios and debt yields are based on the Aventura Mall Senior Loans and exclude the Aventura Mall B Notes.

Escrows and Reserves. At closing of the Aventura Mall Whole Loan, the Aventura Mall Borrower was required to deposit with the lender $6,776,765 for certain free rent credits remaining in connection with certain leases at the Aventura Mall Property and $19,392,145 for certain outstanding tenant improvement and leasing costs due in connection with certain leases at the Aventura Mall Property. If the debt service coverage ratio (as calculated pursuant to the loan agreement based on the trailing four quarters) falls below 1.50x for two consecutive calendar quarters (among other conditions in

A-3-13

MSC 2018-L1	Aventura Mall

certain cases), the Aventura Mall Borrower is required to deposit monthly escrows for real estate taxes in the amount of 1/12 of projected annual property taxes, insurance premiums in the amount of 1/12 of projected annual insurance premiums (also waived if a blanket policy is in place and there is no event of default continuing), replacement funds (approximately $20,292 monthly (or $0.20 PSF annually), subject to a cap of $487,003) and tenant rollover funds (approximately $253,648 monthly (or $2.50 PSF annually), subject to a cap of $6,087,540).

Lockbox and Cash Management.     The Aventura Mall Whole Loan is structured with a hard lockbox and springing cash management for all rents except rents from the Master Lease (as defined below), which are structured with a soft springing hard lockbox. The Aventura Mall Borrower is required to cause all Master Lease rents to be deposited directly into the lockbox account, while for remaining rents Aventura Mall Borrower is required to notify each tenant under each lease (except the Master Lease) that has not received instructions from the Aventura Mall Borrower to send all payments of rents directly to the lender-controlled lockbox account. Provided no Lockbox Event (as defined below) has occurred, all sums in the lockbox account are required to be transferred daily to an account designated by the Aventura Mall Borrower. In the event a Lockbox Event has occurred and is continuing, all funds in the lockbox account are required to be swept weekly into a cash management account controlled by the lender. In the event a Lockbox Event is caused only by the occurrence of a DSCR Trigger Event (as defined below), all funds in the cash management account are required to be applied by the lender each business day to payments of taxes, insurance, debt service, operating expenses, capital expenditure reserves and any remaining funds in the cash management account are required to be released to the Aventura Mall Borrower only to the extent necessary to reimburse the Aventura Mall Borrower for extraordinary expenses approved by the lender. All additional funds in the cash management account are required to be held by the lender as additional collateral for the Aventura Mall Whole Loan. In the event any Lockbox Event other than a DSCR Trigger Event has occurred and is continuing, all amounts in the cash management account may be applied in the lender’s sole discretion. In addition, following the occurrence and during the continuance of a Lockbox Event or a DSCR Trigger Event, all Master Lease rents are also required to be deposited directly into the lockbox account.

A “Lockbox Event” means the occurrence of (a) an event of default under the loan agreement, (b) the bankruptcy or insolvency of the Aventura Mall Borrower, (c) the bankruptcy or insolvency of the property manager except where such bankruptcy or insolvency does not result in the cash or bank accounts associated with the Aventura Mall Property being subsumed in such proceedings or result in a material adverse effect upon the operations of the Aventura Mall Property or the value or security of the lender’s lien, or (d) if the debt service coverage ratio (as calculated pursuant to the loan agreement based on the trailing four quarters) for the Aventura Mall Whole Loan falls below 1.35x for two consecutive quarters (a “DSCR Trigger Event”).

Additional Secured Indebtedness (not including trade debts). The Aventura Mall Property also secures the Aventura Mall Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $1,346,700,000 and the Aventura Mall B Notes, which have an aggregate Cut-off Date principal balance of $343,300,000. The Aventura Mall Non-Serviced Pari Passu Companion Loans and the Aventura Mall B Notes are coterminous with the Aventura Mall Mortgage Loan. The Aventura Mall Non-Serviced Pari Passu Companion Loans and Aventura Mall B Notes accrue interest at the same rate as the Aventura Mall Mortgage Loan. The Aventura Mall Mortgage Loan and the Aventura Mall Non-Serviced Pari Passu Companion Loans are each pari passu in right of payment and together are senior in right of payment to the Aventura Mall B Notes. The holders of the Aventura Mall Mortgage Loan, the Aventura Mall Non-Serviced Pari Passu Companion Loans and the Aventura Mall B Notes have entered into a co-lender agreement which sets forth the allocation of collections on the Aventura Mall Whole Loan. See “Description of the Mortgage Pool— The Whole Loans-The Aventura Mall Pari Passu/AB Whole Loan” in the Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Aventura Mall Borrower is permitted to (a) obtain the release of (i) immaterial or non-income producing portions of the Aventura Mall Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Aventura Mall Property (including portions of the “ring road”) for dedication or public use and (ii) non-income producing portions of the Aventura Mall Property (including, without limitation, certain outparcels containing parking areas and portions of the “ring road”) (by sale, ground lease, sublease or other conveyance of any interest) to third parties or affiliates of the Aventura Mall Borrower, and (b) dedicate portions of the Aventura Mall Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes.

Master Lease. The Aventura Mall Borrower entered into a master lease (the “Master Lease”) at origination with the Guarantors and Turnberry Retail Holding, L.P., which Master Lease covers a certain portion (33,813 SF) of the Aventura Mall Property that is currently not occupied. The Master Lease provides for payment of rent in an annual amount up to $3,426,159 in equal monthly installments of approximately $285,513 during (x) a period commencing on the occurrence of the debt service coverage ratio based on the trailing four quarters falling below 1.50x for two consecutive quarters until cured in accordance with the loan documents, and/or (y) any of the following (i) an event of default, (ii) bankruptcy of the Aventura Mall Borrower, (iii) bankruptcy of the property manager, or (iv) a period commencing on the occurrence of a Lockbox Event until cured in accordance with the loan documents. The Master Lease covers the spaces for 12 proposed tenants with leases that are out for signature or which were otherwise not occupied prior to the loan origination date. The Master Lease provides for a reduction of rent as third-party tenants sign leases, take occupancy of space and commence paying rent in the premises covered by the Master Lease (as well as tenants signing leases in any portion of the Aventura Mall Property, including the space under the Master Lease, to the extent the total annualized lease payments (excluding Master Lease rents) exceed $178,400,000. The term will expire on the earliest to occur of (a) 10 years after loan maturity, (b) the earlier of the date on which the annual rent under the Master Lease is reduced to zero or the date on which the annualized total lease payments from tenants at the Aventura Mall Property (not including percentage rent) exceeds $181,850,000 or (c) following the exercise of the master lessees’ cancellation option after a lender foreclosure or deed-in-lieu of foreclosure. The Master Lease rents equal 1.8% of the approximately $185.5 million of underwritten effective gross income.

Redevelopment Rights. If J.C. Penney Co. or any of Macy’s, Bloomingdale’s, Macy’s (Men’s & Home) or Nordstrom (each, a “Department Store”) ceases operations or seeks to assign its lease in any manner not expressly permitted thereunder, the Aventura Mall Borrower has the right to enter into a ground lease with a third party or an affiliate of the Aventura Mall Borrower for the related parcel and obtain a release of the lien of the Aventura Mall Whole Loan on the ground leasehold interest in such J.C. Penney Co. or Department Store parcel so long as certain conditions in the loan agreement are satisfied, including (i) the ground lease is in form and substance reasonably acceptable to the lender, including that the rent to be paid thereunder is not less than the rent payable by J.C. Penney Co. or the Department Store immediately prior to such new lease, (ii) the tenant or the guarantor of such ground lease is a creditworthy person acceptable to the lender, (iii) no event of default is continuing, (iv) delivery of a rating agency confirmation, (v) if material work is being performed, delivery of a completion guaranty (or a collateral assignment of a completion guaranty in favor of the Aventura Mall Borrower) from a credit-worthy entity acceptable to the lender, (vi) the term of the ground lease expires no less than 20 years after the maturity of the Aventura Mall Whole Loan, and (vii) compliance with the “anti-poaching” conditions set forth in the loan agreement. In lieu of entering into a new ground lease, the loan documents permit an affiliate of the Aventura Mall Borrower to accept an assignment of the existing leasehold interest, provided that the Aventura Mall Borrower satisfies the requirements in the loan documents including, without limitation, condition (i) above. J.C. Penney Co. has six, five-year renewal options remaining (each requiring 12 months’ notice).

A-3-14

MSC 2018-L1	Aventura Mall

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the Aventura Mall Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Aventura Mall Property; provided that if TRIPRA (or extension thereof or similar government program) is no longer in effect, the Aventura Mall Borrower is required to carry terrorism coverage throughout the term of the Aventura Mall Whole Loan subject to an annual terrorism premium cap of two times the cost of the then-current annual insurance premium payable by the Aventura Mall Borrower for the policies insuring only the Aventura Mall Property.

A-3-15

MSC 2018-L1	Griffin Portfolio II

Mortgage Loan No. 2 – Griffin Portfolio II

A-3-16

MSC 2018-L1	Griffin Portfolio II

Mortgage Loan No. 2 – Griffin Portfolio II

Adamsville
Irondale
East Birmingham
Downtown
BIRMINGHAM
Mountain Brook
West End Manor
Brighton
JEFFERSON COUNTY
Homewood
Vestavia Hills
Lipscomb
Hoover
Bessemer
Indian Springs Village
SHELBY COUNTY
Oak Mountain State Park
Chelsea
Helena
Pelham
1

Westerville
New Albany
Alexandria
LICKING COUNTY
COLUMBUS
Gahanna
Pataskala
Bexley
Whitehall
Reynoldsburg
Kirkersville
Etna
2
FRANKLIN COUNTY
Blacklick Estates
Pickerington
Groveport
FAIRFIELD COUNTY
Baltimore
Canal Winchester
Grove City
Lithopolis
PICKAWAY CO.

Griffin Portfolio II	
1 Southern Company Services Headquarters	Birmingham, AL
2 Amazon.com Sortable Fulfillment Center	Pataskala, OH
3 IGT North American Gaming & Interactive Headquarters	Las Vegas, NV
4 3M Distribution Facility	DeKalb, IL

Summerlin
South Summerlin
LAS VEGAS
Spring Valley
3
CLARK COUNTY
Enterprise

Beloit
WISCONSIN
Pleasant Prairie
Antioch
Zion
Harvard
Fox Lake
Gurnee
Waukegan
Machesney Park
Loves Park
McHenry
North Chicago
ROCKFORD
Woodstock
Mundelein
Belvidere
Marengo
Crystal Lake
Lake Zurich
Lake Michigan
Highland Park
Algonquin
Palatine
Arlington Hts.
Genoa
ILLINOIS
ELGIN
Schaumburg
Evanston
Sycamore
St. Charles
Addison
Rochelle
4
Elmhurst
De Kalb
Wheaton
N. Aurora
CHICAGO
AURORA
Lisle
NAPERVILLE
Oak Lawn
Bolingbrook
Lake Holiday
Oswego
Orland Park
Yorkville
Plainfield
Mendota
JOLIET
Tinley Park
Chicago Hts.
Manhattan
Peru
Ottawa
Mokena

A-3-17

MSC 2018-L1	Griffin Portfolio II

Mortgage Loan No. 2 – Griffin Portfolio II

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$60,000,000			Location:	Various
Cut-off Date Balance(1):	$60,000,000			General Property Type:	Various
% of Initial Pool Balance:	6.7%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Griffin Capital Company, LLC			Year Built/Renovated:	Various/Various
Mortgage Rate:	4.3150%			Size:	2,726,080 SF
Note Date:	4/27/2018			Cut-off Date Balance per SF(1):	$92
First Payment Date:	6/1/2018			Maturity Date Balance per SF(1):	$92
Maturity Date:	5/1/2028			Property Manager:	Griffin Capital Essential Asset Property Management II, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	5 months			UW NOI(4):	$23,227,540
Prepayment Provisions:	LO (24); YM1 (90); O (6)			UW NOI Debt Yield(1):	9.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	9.3%
Additional Debt Type(1)(2):	Pari Passu			UW NCF DSCR(1):	2.01x
Additional Debt Balance(1)(2):	$190,000,000			Most Recent NOI(4):	$15,300,404 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(4):	N/A
Reserves(3)				3rd Most Recent NOI(4):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy(5):	100.0% (10/1/2018)
RE Tax:	$90,000	$45,000	N/A	2nd Most Recent Occupancy(5):	100.0% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(5):	100.0% (12/31/2016)
Recurring Replacements:	$0	Springing	(3)	Appraised Value (as of)(6):	$415,500,000 (Various)
TI/LC:	$0	Springing	(3)	Cut-off Date LTV Ratio(1)(6):	60.2%
Unfunded Obligations:	$1,900,229	$0	N/A	Maturity Date LTV Ratio(1)(6):	60.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$250,000,000	98.9%	Loan Payoff(7):	$249,757,720	98.8%
Borrower Equity:	$2,896,561	1.1%	Reserves:	$1,990,229	0.8%
			Closing Costs:	$1,148,612	0.5%
Total Sources:	$252,896,561	100.0%	Total Uses:	$252,896,561	100.0%

(1)	The Griffin Portfolio II Mortgage Loan (as defined below) is part of the Griffin Portfolio II Whole Loan (as defined below), which is comprised of seven pari passu promissory notes with an aggregate original principal balance of $250,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Griffin Portfolio II Whole Loan.

(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for a discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The Griffin Portfolio II Properties were acquired from October through December 2016; therefore, 2nd Most Recent NOI and 3rd Most Recent NOI are not available. For a discussion of the difference between Most Recent NOI and UW NOI, see the “Cash Flow Analysis” table below.

(5)	The Griffin Portfolio II Properties were 100% leased at each of the referenced dates; however, the Southern Company Services Headquarters property tenant has been taking occupancy in phases during an extensive renovation period and is expected to be in full occupancy in October 2018.

(6)	The appraisal provided a bulk portfolio value for the Griffin Portfolio II Properties of $415,500,000, which includes a portfolio premium of $19,810,000 over the aggregate “as is” appraised values for the individual Griffin Portfolio II Properties. The aggregate “as is” appraised values for the individual Griffin Portfolio II Properties is $395,690,000, which results in a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 63.2% and 63.2%, respectively.

(7)	Proceeds from the Griffin Portfolio II Whole Loan were used primarily to return equity to the sponsor to pay down a portion of the sponsor’s credit facility. The sponsor acquired the Griffin Portfolio II Properties in separate transactions in 2016 for an aggregate purchase price of $356,342,060.

The Mortgage Loan. The second largest mortgage loan (the “Griffin Portfolio II Mortgage Loan”) is part of a whole loan (the “Griffin Portfolio II Whole Loan”) evidenced by seven pari passu promissory notes in the aggregate original principal amount of $250,000,000. The Griffin Portfolio II Whole Loan is secured by the fee interests in a portfolio of two single-tenant office properties and two single-tenant warehouse and distribution facilities located in four different states and totaling 2,726,080 SF (the “Griffin Portfolio II Properties”). The non-controlling Note A-2-1, in the original principal amount of $60,000,000, represents the Griffin Portfolio II Mortgage Loan and will be included in the MSC 2018-L1 securitization transaction. The Griffin Portfolio II Mortgage Loan was co-originated by Bank of America, National Association and KeyBank National Association. A summary of the remaining promissory notes (the “Griffin Portfolio II Non-Serviced Pari Passu Companion Loans”) is shown in the table below. The Griffin Portfolio II Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK 2018-BNK13 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

A-3-18

MSC 2018-L1	Griffin Portfolio II

Griffin Portfolio II Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1-1	$80,000,000	$80,000,000	BANK 2018-BNK13	Yes
A-1-2-1	$40,000,000	$40,000,000	MSC 2018-H3	No
A-1-2-2	$5,000,000	$5,000,000	BANK 2018-BNK13	No
A-2-1	$60,000,000	$60,000,000	MSC 2018-L1	No
A-2-2-1	$40,000,000	$40,000,000	MSC 2018-H3	No
A-2-2-2	$5,000,000	$5,000,000	UBS 2018-C11	No
A-2-3	$20,000,000	$20,000,000	UBS 2018-C11	No
Total	$250,000,000	$250,000,000

The Borrowers and the Sponsor. The borrowers are Griffin (Las Vegas Buffalo) Essential Asset REIT II, LLC, Griffin (DeKalb) Essential Asset REIT II, LLC, Griffin (Etna) Essential Asset REIT II, LLC and Griffin (Birmingham) Essential Asset REIT II, LLC (individually and collectively, the “Griffin Portfolio II Borrowers”), each a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors.

Substantially all of the equity ownership in the Griffin Portfolio II Borrowers is indirectly held by Griffin Capital Essential Asset REIT II, Inc., a Maryland corporation. Griffin Capital Essential Asset REIT II, Inc. is the non-recourse carveout guarantor for the Griffin Portfolio II Whole Loan and is a real estate investment trust that invests in office and industrial properties net leased on long term leases to corporate tenants. As of June 30, 2018, Griffin Capital Essential Asset REIT II, Inc. had a real estate portfolio consisting of 27 office, industrial, distribution and data center properties, totaling approximately 7.3 million SF that was 100.0% leased.

If Griffin Capital Essential Asset REIT II, Inc. fails to maintain a minimum net worth of $250,000,000 during the Griffin Portfolio II Whole Loan term, then in order to avoid an event of default, the Griffin Portfolio II Whole Loan documents permit the Griffin Portfolio II Borrowers to substitute a replacement guarantor with a net worth of at least $175,000,000 that is acceptable to the lender based on receipt of searches, satisfaction of underwriting criteria and evaluation of the replacement guarantor’s experience.

Griffin Capital Essential Asset REIT II, Inc.’s sponsor is Griffin Capital Company, LLC, formerly known as Griffin Capital Corporation. Griffin Capital Company, LLC is the sponsor for the Griffin Portfolio II Whole Loan and is an alternative investment asset manager with approximately $10.75 billion in assets under management as of June 30, 2018.

The Properties. The Griffin Portfolio II Properties are comprised of two single-tenant suburban office properties and two single-tenant industrial warehouse and distribution facilities located in Alabama, Ohio, Nevada and Illinois totaling 2,726,080 SF. The Griffin Portfolio II Properties are leased under long-term leases to credit-rated tenants from a range of industries that includes consumer services, retail, gaming and capital goods. All of the leases have built-in rental increases and none of the leases include any termination or contraction options. The office tenants use the properties as corporate or regional headquarters and the industrial tenants occupy build-to-suit, business-essential distribution centers.

The following table presents detailed information with respect to each of the Griffin Portfolio II Properties.

Griffin Portfolio II Properties Summary
Property Name, Location	Property Type	Year Built/ Renovated	SF	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value(1)	UW NOI	% of UW NOI
Southern Company Services Headquarters 3525 & 3535 Colonnade Parkway Birmingham, AL	Office	1988 / 2018	669,438	$99,600,000	39.8%	$153,250,000	38.7%	$8,472,959	36.5%
Amazon.com Sortable Fulfillment Center 11999 National Road Pataskala, OH	Industrial	2016 / N/A	856,254	$61,500,000	24.6%	$94,600,000	23.9%	$5,922,167	25.5%
IGT North American Gaming & Interactive Headquarters 6355 South Buffalo Drive Las Vegas, NV	Office	2007 / 2016	222,268	$45,300,000	18.1%	$75,540,000	19.1%	$4,494,930	19.4%
3M Distribution Facility 1650 Macom Drive DeKalb, IL	Industrial	2016 / N/A	978,120	$43,600,000	17.4%	$72,300,000	18.3%	$4,337,484	18.7%
Total/Wtd. Avg.			2,726,080	$250,000,000	100.0%	$415,500,000(1)	100.0%	$23,227,540	100.0%

(1)	The appraiser provided a bulk portfolio value for the Griffin Portfolio II Properties of $415,500,000, which includes a portfolio premium of $19,810,000. The aggregate of the “as is” appraised values for the individual Griffin Portfolio II Properties is $395,690,000. The % of Appraised Value is based on the aggregate “as is” values.

A-3-19

MSC 2018-L1	Griffin Portfolio II

Southern Company Services Headquarters (669,438 SF, 24.6% of NRA, 39.8% ALA). The Southern Company Services Headquarters property is comprised of a nine-story office building and a seven-story office building, which total 669,438 SF, that are fully leased by Southern Company Services, Inc. through March 17, 2044 and are utilized as the main regional offices for Southern Company Services, Inc. and an affiliate, Southern Nuclear. The lease provides for 2.0% annual rent escalations commencing January 1, 2019, and one ten-year renewal option at fair market rent followed by 2.0% annual rent escalations. The lease does not provide any termination or contraction options. The lease requires that Southern Company Services, Inc. maintain during its lease term an investment grade credit rating from either S&P, Moody’s, or Fitch or provide to the landlord (i) an annual, automatic renewal letter of credit from a bank rated at least A- in an amount equal to the lesser of (a) $55 million (equal to approximately 3.8 years of maximum base rent and operating expense obligations) or (b) the remaining base rent and operating expense obligations for the balance of the lease term or (ii) a guaranty from its parent, Southern Company, provided that Southern Company also maintains an investment grade credit rating.

The Southern Company Services Headquarters property is located in Birmingham, Alabama, approximately five miles southeast of the Birmingham central business district along US Highway 280, approximately one-half mile southeast of its intersection with Interstate 459. The Southern Company Services Headquarters property was built in 1988 on a 19.8-acre site. Southern Company Services, Inc.’s lease commenced in March 2016, and the tenant is in the process of an extensive renovation, including mechanical systems replacements, roof resealing, parking deck resurfacing, window replacement, updates to the elevators, lighting, HVAC, fire-life safety and ADA requirements, and complete interior refinishing and repurposing. Southern Company Services, Inc. received $40 million in tenant improvements and has contributed an additional $50 million to the renovation, with completion and full tenant occupancy expected by October 2018. The sponsor acquired the Southern Company Services Headquarters property in 2016. Under a master escrow agreement with the seller, the seller is obligated to provide to the Griffin Portfolio II Borrowers all base rent and expense reimbursements to the extent not obligated to be paid by the tenant during its phased-in occupancy period. The master escrow agreement provides such payments through December 31, 2018 after which time the tenant is required by its lease to commence full rental payments.

Southern Company Services, Inc. is a subsidiary of Southern Company (NYSE: SO). Southern Company provides energy services to approximately 9.0 million customers through its subsidiaries. Southern Company Services, Inc. provides the operations, executive and advisory services, construction and advisory services, construction and plant management, general engineering, information technology, finance, accounting and treasury, marketing, and human resource services to Southern Company and its affiliates. Southern Company Services, Inc. is rated A- by S&P. Southern Company is rated A-, Baa2 and BBB+ by S&P, Moody’s and Fitch, respectively.

Amazon.com Sortable Fulfillment Center (856,254 SF, 31.4% of NRA, 24.6% ALA). The Amazon.com Sortable Fulfillment Center property is an 856,254 SF single story (with four mezzanine levels), Class A distribution warehouse facility fully leased by and built-to-suit for Amazon.com. The initial 15-year lease with Amazon.com.dedc LLC is guaranteed by its parent, Amazon.com, Inc., and extends through August 2031. The lease provides for 1.5% annual rental rate escalations and four five-year renewal options at fair market rent, which will be no less than 85% and no more than 110% of the then current base rent. The lease does not provide any termination or contraction options. If the related Griffin Portfolio II Borrower offers or receives an offer for the sale of the Amazon.com Sortable Fulfillment Center property during the lease term, Amazon.com.dedc LLC has an ongoing right of first offer to purchase the property and an ongoing right of first refusal to purchase the property if a proposed purchaser is a tenant competitor.

The Amazon.com Sortable Fulfillment Center property is located in Pataskala, Ohio, approximately 20 miles east of the Columbus central business district, between Interstate 70 and U.S. Highway 40, which puts the Amazon.com Sortable Fulfillment Center property within a ten-hour drive of more than 50% of both the United States and Canadian populations. The Amazon.com Sortable Fulfillment Center property is located in an industrial area 20 miles northeast of Rickenbacker International Airport, an international multimodal cargo airport, U.S. Foreign-Trade Zone and high-speed international logistics hub that is open full time with no noise restrictions. The Amazon.com Sortable Fulfillment Center property is a sortable products fulfillment center built in 2016 on a 96.0-acre site with 42-foot clear heights and 66 dock doors. The Amazon.com Sortable Fulfillment Center property was designed to Amazon.com Inc.’s specifications, and includes multi-level storage mezzanine spaces and advanced software and robotics to stow and pick inventory.

The Amazon.com Sortable Fulfillment Center property benefits from a Community Reinvestment Area real estate tax abatement from 2017 through 2031. Taxes are assessed only on the land (not the improvements), subject to certain conditions, including the employment of approximately 100 to 450 full-time employees.

Amazon.com Inc. operates as a large online retailer. Amazon.com Inc. designs its websites to enable products to be sold directly and by third parties. Amazon.com Inc. also manufactures and sells electronic devices, and serves developers and enterprises through Amazon Web Services. Amazon.com Inc. (NASDAQ: AMZN) is rated AA-, Baa1 and A+ from S&P, Moody’s and Fitch, respectively.

IGT North American Gaming & Interactive Headquarters (222,268 SF, 8.2% of NRA, 18.1% ALA). The IGT North American Gaming & Interactive Headquarters property is a 222,268 SF three-story, Class A office building fully leased to and built to suit for International Game Technology (“IGT”). The initial 15-year lease is guaranteed by IGT’s parent company, International Game Technology PLC (NYSE: IGT), and extends through December 31, 2030. The lease provides for approximately 1.76% average annual rental rate escalations and two five-year renewal options at fair market rent. The lease does not provide any termination or contraction options.

The IGT North American Gaming & Interactive Headquarters property is located in Las Vegas, Nevada, approximately 15 miles southwest of the Las Vegas central business district, just north of the 215 Beltway and approximately five miles west of Interstate 15. The IGT North American Gaming & Interactive Headquarters property was built in 2007 on a 15.2-acre site and serves as the headquarters for IGT’s North American Gaming and Interactive business unit, housing the engineering, sales, sound, corporate communications and software departments, and its executive management team. In 2016, the IGT North American Gaming & Interactive Headquarters property underwent a renovation, which included a new cafeteria and fitness center, conversion of the floorplans to an open-concept office build-out, and replacement of fixtures, flooring, wall coverings and restrooms.

IGT is a wholly owned subsidiary of International Game Technology PLC, a large developer of technology-based products and services and associated content for worldwide gaming and lottery markets. International Game Technology PLC is rated BB+ and Ba2 by S&P and Moody’s, respectively.

A-3-20

MSC 2018-L1	Griffin Portfolio II

3M Distribution Facility (978,120 SF, 35.9% of NRA, 17.4% ALA). The 3M Distribution Facility property is a 978,120 SF single story Class A distribution and warehouse facility fully leased by and built-to-suit for 3M Company (NYSE: MMM), with a ten-year initial term through October 31, 2026. The lease provides for 2.0% annual rent escalations and two five-year renewal options each at 2.0% over the preceding contractual rate and each requiring a 12-month notice. The lease does not provide any termination or contraction options. If the related Griffin Portfolio II Borrower offers or receives an offer for the sale of the 3M Distribution Facility property during the lease term, 3M Company has an ongoing right of first offer to purchase the property.

The 3M Distribution Facility property is located in DeKalb, Illinois at the interchange of I-88 and U.S. 23, approximately 60 miles west of the Chicago central business district within the I-39 Logistics Corridor, 20 miles west of Aurora and 14 miles east of I-39. The 3M Distribution Facility property’s location provides access to all major interstate highways in Illinois (I-88, I-55, I-74, I-57, I-90, I-80 and I-94), to all major Midwest distribution hubs, including Chicago, Indianapolis, Milwaukee, Minneapolis, St. Louis, Detroit and the Ohio Valley, and to the Union Pacific Global III Intermodal Rail Facility located 19 miles to the west of the 3M Distribution Facility property.

The 3M Distribution Facility property was built in 2016 on a 49.7-acre site and is 3M Company’s largest regional distribution facility and among its largest distribution facilities nationally. The 3M Distribution Facility property is located within the Park 88 Business Park, a 565-acre master-planned business park, adjacent to two other contiguous 3M Company distribution centers: a 410,400 SF distribution center built in 2007 and a 650,760 SF regional distribution center built in 2011. These three facilities provide 3M Company with over 2.0 million SF of distribution space. The 3M Distribution Facility property features 36-foot clear heights, 137 dock doors, T-5 and LED lighting, 387 car parking spaces, 348 trailer parking spaces, and specialized cold storage, red label, and aerosol rooms which contain additional sprinklers and fire protection, special containment floors, and explosion-resistant walls. 3M Company has over 60,000 products sold in markets worldwide, and it is estimated that approximately two-thirds of these products will be stored and distributed from the 3M Distribution Facility property.

The 3M Distribution Facility property benefits from a City of DeKalb real estate tax abatement from 2017 through 2021. Taxes are abated 80% for 2018 and 50% for 2019 through 2021, subject to certain conditions including full occupancy of the 3M Distribution Facility property, the employment of 250 fulltime permanent employees, and minimum wages for those employees during the duration of the agreement.

3M Company is a worldwide diversified technology company with products sold through a number of distribution channels, including wholesalers, retailers, jobbers, distributors, dealers, and directly to users, in a variety of industries. 3M Company has been a component of the Dow Jones Industrial Average since 1976. 3M Company is rated AA- and A1 by S&P and Moody’s, respectively.

The following table presents certain information relating to the leases at the Griffin Portfolio II Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (S&P/Moody’s/Fitch)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options
Southern Company Services, Inc.	A-/Baa2/BBB+	669,438	24.6%	$8,518,764	36.2%	$12.73	3/17/2044	1 x 10 Yrs
Amazon.com	AA-/Baa1/A+	856,254	31.4%	$5,723,934	24.3%	$6.68	8/31/2031	4 x 5 Yrs
International Game Technology	BB+/Ba2/NR	222,268	8.2%	$4,774,317	20.3%	$21.48	12/31/2030	2 x 5 Yrs
3M Company	AA-/A1/NR	978,120	35.9%	$4,528,579	19.2%	$4.63	10/31/2026	2 x 5 Yrs
Subtotal/Wtd. Avg.		2,726,080	100.0%	$23,545,594	100.0%	$8.64

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		2,726,080	100.0%	$23,545,594	100.0%	$8.64

(1)	Information is based on the underwritten rent roll dated October 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

A-3-21

MSC 2018-L1	Griffin Portfolio II

The weighted average remaining lease term for the Griffin Portfolio II Properties is 16.3 years. The following table presents certain information relating to the lease rollover schedule at the Griffin Portfolio II Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	1	978,120	$4.63	35.9%	35.9%	$4,528,579	19.2%	19.2%
2027	0	0	$0.00	0.0%	35.9%	$0	0.0%	19.2%
2028	0	0	$0.00	0.0%	35.9%	$0	0.0%	19.2%
2029 & Beyond	3	1,747,960	$10.88	64.1%	100.0%	$19,017,015	80.8%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	4	2,726,080	$8.64	100.0%		$23,545,594	100.0%

(1)	Information is based on the underwritten rent roll dated October 1, 2018.

The Markets. The Griffin Portfolio II Properties are located across four states: Alabama, Ohio, Nevada and Illinois.

Griffin Portfolio II Properties 2017 Demographic Summary
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Average Household Income	3-mile Average Household Income	5-mile Average Household Income
Southern Company Services Headquarters	Birmingham, AL	4,402	43,170	119,756	$91,353	$117,193	$125,495
Amazon.com Sortable Fulfillment Center	Pataskala, OH	972	15,208	77,139	$97,597	$99,425	$90,996
IGT North American Gaming & Interactive Headquarters	Las Vegas, NV	8,131	138,546	318,800	$74,914	$76,759	$74,195
3M Distribution Facility	DeKalb, IL	524	33,769	55,492	$51,778	$63,728	$60,788

Source: Appraisals.

A-3-22

MSC 2018-L1	Griffin Portfolio II

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Griffin Portfolio II Properties:

Cash Flow Analysis
	2017(1)	UW	UW PSF
Base Rent(2)	$15,720,597	$23,545,594	$8.64
Straight-lined Rent(3)	$0	$1,375,674	$0.50
Reimbursements(4)	$1,886,896	$6,878,135	$2.52
Other Income(5)	($91,865)	$0	$0.00
Vacancy	$0	($1,089,362)	($0.40)
Effective Gross Income	$17,515,628	$30,710,040	$11.27
Total Operating Expenses(4)	$2,215,224	$7,482,500	$2.74
Net Operating Income	$15,300,404	$23,227,540	$8.52
TI/LC	$0	$996,165	$0.37
Capital Expenditures	$0	$272,608	$0.10
Net Cash Flow	$15,300,404	$21,958,766	$8.06

Occupancy %(1)(6)	100.0%	96.6%
NOI DSCR(7)	1.40x	2.12x
NCF DSCR(7)	1.40x	2.01x
NOI Debt Yield(7)	6.1%	9.3%
NCF Debt Yield(7)	6.1%	8.8%

(1)	Historical cash flows are not available prior to 2017, as the Griffin Portfolio II Properties were acquired from October through December 2016. 2017 Net Operating Income is less than UW Net Operating Income due primarily to the fact that one of the four Griffin Portfolio II Properties, Southern Company Services Headquarters, has been undergoing an extensive renovation and phased-in occupancy since 2016, and the single tenant at such property will not begin paying full rent until January 2019. 2017 Occupancy reflects the fact that the Griffin Portfolio II Properties were 100% leased as of December 31, 2017; the single tenant at the Southern Company Services Headquarters property is expected to be in full occupancy in October 2018.

(2)	UW Base Rent includes rent increases through May 2019.

(3)	Rent was straight-lined through the earlier of the lease or the loan term for investment-grade rated tenants: Southern Company Services, Inc., Amazon.com and 3M Company.

(4)	Reimbursements and Total Operating Expenses are based on actual real estate taxes for the land (and assuming that the real estate tax abatement remains in effect and consequently there are no taxes on the improvements) for the Amazon.com Sortable Fulfillment Center property, and average taxes over the loan term (after giving effect to the partial tax abatements through 2021) for the 3M Distribution Facility property.

(5)	Other Income represents an adjustment to the seller’s rent receivable in connection with the Southern Company Services Headquarters property supplemental rent contribution. See “The Properties” above for further information.

(6)	UW Occupancy is 96.6%. The Griffin Portfolio II Properties are 100.0% leased as of October 1, 2018.

(7)	Debt service coverage ratios and debt yields are based on the Griffin Portfolio II Whole Loan.

Escrows and Reserves. The Griffin Portfolio II Borrowers deposited at loan origination $1,900,229 for unfunded obligations related to the Southern Company Services Headquarters property and are required to deposit monthly any additional amount due for free rent, tenant improvements or leasing commissions under any lease at the Griffin Portfolio II Properties for any 12-month succeeding period following the applicable payment date.

The Griffin Portfolio II Borrowers deposited at loan origination $90,000 to a tax reserve and are generally required to deposit monthly (i) 1/12 of the estimated annual property taxes (currently estimated to be $45,000) and (ii) 1/12 of the estimated annual insurance premiums (unless the Griffin Portfolio II Properties are covered by an acceptable blanket policy). However, provided that neither an event of default nor a Debt Yield Sweep Period (as defined below) is continuing, monthly deposits for property taxes and insurance premiums will be waived to the extent such property taxes or insurance premiums are directly paid by a tenant pursuant to its lease and such tenant is not subject to bankruptcy proceedings or in default under its lease.

During a Debt Yield Sweep Period, the Griffin Portfolio II Borrowers are required to deposit monthly to a replacement reserve (i) 1/12 of $0.10 per annum PSF of industrial space and (ii) 1/12 of $0.20 per annum PSF of office space, capped at two years’ worth of such deposits (currently estimated to be $723,557). Additionally, beginning on May 1, 2023 (regardless of whether the deposits described in the preceding sentence are then required), the Griffin Portfolio II Borrowers are required to deposit monthly into the replacement reserve (i) 1/12 of $0.10 per annum PSF of industrial space and (ii) 1/12 of $0.20 per annum PSF of office space, capped at one years’ worth of such deposits (currently estimated to be $361,779). Notwithstanding the foregoing, at any time the reserve balance falls below the applicable cap or an event of default exists, the Griffin Portfolio II Borrowers are required to resume monthly deposits to the replacement reserve until the applicable cap is reached or exceeded or until the event of default ceases to exist.

During a Debt Yield Sweep Period, the Griffin Portfolio II Borrowers are required to deposit monthly to a tenant improvement and leasing commissions reserve (i) 1/12 of $0.50 per annum PSF of industrial space and (ii) 1/12 of $1.00 per annum PSF of office space, capped at two years’ worth of such deposits (currently estimated to be $3,617,786). Additionally, beginning on May 1, 2023 (regardless of whether the deposits described in the preceding sentence are then required), the Griffin Portfolio II Borrowers are required to deposit monthly into the tenant improvement and leasing commissions reserve (i) 1/12 of $0.50 per annum PSF of industrial space and (ii) 1/12 of $1.00 per annum PSF of office space, capped at one years’ worth of such deposits (currently estimated to be $1,808,893). Notwithstanding the foregoing, at any time the reserve balance falls below the applicable cap or an event of default exists, the Griffin Portfolio II Borrowers are required to resume monthly deposits to the tenant improvement and leasing commissions reserve until the applicable cap is reached or exceeded or until the event of default ceases to exist.

A “Debt Yield Sweep Period” will commence upon the debt yield being less than 7.5% in a calendar quarter, and end upon the debt yield being equal to or greater than 7.5% in a calendar quarter.

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MSC 2018-L1	Griffin Portfolio II

Lockbox and Cash Management. A hard lockbox is in place with respect to the Griffin Portfolio II Whole Loan, with springing cash management upon the occurrence of a Cash Sweep Period (as defined below). During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Griffin Portfolio II Whole Loan documents. During the continuation of a Cash Sweep Period, all excess cash flow will be required to be held as additional security for the Griffin Portfolio II Whole Loan until discontinuance of the Cash Sweep Period; provided that if a Cash Sweep Period is cured by either a Southern Company Services Cash Trap Cap Cure (as defined below) or a 3M Cash Trap Cap Cure (as defined below), the lender is required to continue to hold the excess cash and will not disburse such excess cash to the Griffin Portfolio II Borrowers until the Southern Company Services Cure Conditions (as defined below) or the 3M Cure Conditions (as defined below) are satisfied.

A “Cash Sweep Period” means any of (a) a Debt Yield Sweep Period, (b) a 3M Sweep Period (as defined below), (c) a Southern Company Services Sweep Period (as defined below), or (d) any period of time during which an event of default is continuing.

A “3M Sweep Period” means the period (A) commencing on the first to occur of (i) 3M Company being in monetary default under its lease beyond notice and cure periods, (ii) 3M Company terminating its lease, vacating or going dark in 50% or more of its space, or giving written notice that it intends to terminate, vacate or go dark in 50% or more of its space, (iii) any termination or cancellation of the 3M Company lease (including rejection in any insolvency proceeding) and/or the 3M Company lease failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of 3M Company or its assets and (v) 3M Company failing to extend or renew its lease on or prior to October 31, 2025, and (B) expiring on the first to occur of the lender’s receipt of (1) the satisfaction of the 3M Cure Conditions (as defined below) or (2) in the event the 3M Sweep Period exists solely pursuant to clauses (ii) or (v) above, at least 85% of the 3M Distribution Facility property being re-leased under lease terms acceptable to the lender to an acceptable replacement tenant who is in physical occupancy and paying full rent (or sufficient funds are deposited with the lender to cover all rent abatement under any such replacement lease). Notwithstanding the foregoing, a 3M Sweep Period will be deemed to have been cured at such time as $6.00 PSF for the 3M Distribution Facility property is on deposit in the excess cash reserve (a “3M Cash Trap Cap Cure”).

“3M Cure Conditions” means as applicable (i) 3M Company has cured all defaults under its lease, (ii) 3M Company has revoked all termination or cancellation notices and has re-affirmed its lease, (iii) if triggered by clause (v) of the definition of 3M Sweep Period, 3M Company has renewed or extended its lease, (iv) 3M Company is no longer insolvent or subject to any bankruptcy proceedings and 3M Company has affirmed its lease pursuant to final, non-appealable order of a court and (v) 3M Company is paying full, unabated rent (or if rent is abated, the Griffin Portfolio II Borrowers have deposited such amount of abated rent in a reserve with the lender).

A “Southern Company Services Sweep Period” means the period (A) commencing on the first to occur of (i) Southern Company Services, Inc. being in monetary default under its lease beyond notice and cure periods, (ii) Southern Company Services, Inc. terminating its lease, vacating or going dark in 50% or more of its space, or giving written notice that it intends to terminate, vacate or go dark in 50% or more of its space, (iii) any termination or cancellation of the Southern Company Services, Inc. lease (including rejection in any insolvency proceeding) and/or the Southern Company Services, Inc. lease failing to otherwise be in full force and effect, or (iv) any bankruptcy or similar insolvency of Southern Company Services, Inc. or its assets and (B) expiring on the first to occur of the lender’s receipt of (1) the satisfaction of the Southern Company Services Cure Conditions (as defined below) or (2) in the event the Southern Company Services Sweep Period exists solely pursuant to clause (ii) above, at least 85% of the Southern Company Services Headquarters property being re-leased under lease terms acceptable to the lender to an acceptable replacement tenant who is in physical occupancy of the space and paying full rent (or sufficient funds are deposited with the lender to cover all rent abatement under any such replacement lease). Notwithstanding the foregoing, a Southern Company Services Sweep Period will be deemed to have been cured at such time as $35.00 PSF for the Southern Company Services Headquarters property is on deposit in the excess cash reserve (a “Southern Company Services Cash Trap Cap Cure”).

“Southern Company Services Cure Conditions” means as applicable (i) Southern Company Services, Inc. has cured all defaults under its lease, (ii) Southern Company Services, Inc. has revoked all termination or cancellation notices and has re-affirmed its lease, (iii) Southern Company Services, Inc. is no longer insolvent or subject to any bankruptcy proceedings and Southern Company Services, Inc. has affirmed its lease pursuant to final, non-appealable order of a court and (iv) Southern Company Services, Inc. is paying full, unabated rent (or if rent is abated, the Griffin Portfolio II Borrowers have deposited such amount of abated rent in a reserve with the lender).

Additional Secured Indebtedness (not including trade debts). The Griffin Portfolio II Properties also secure the Griffin Portfolio II Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $190,000,000. The Griffin Portfolio II Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Griffin Portfolio II Mortgage Loan. The Griffin Portfolio II Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Griffin Portfolio II Non-Serviced Pari Passu Companion Loans. The holders of the Griffin Portfolio II Mortgage Loan and the Griffin Portfolio II Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Griffin Portfolio II Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced Pari Passu Whole Loans” in the Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. After May 31, 2020, the Griffin Portfolio II Borrowers may obtain the release of one or more individual properties in connection with an arms-length sale provided that among other conditions (i) no event of default is continuing, (ii) the lender receives payment of a release price equal to 110% of the allocated loan amount for the release property plus payment of any applicable yield maintenance premium, (iii) the debt yield after the individual property release is not less than the greater of (a) 7.9% and (b) the debt yield immediately prior to such release, and (iv) satisfaction of customary REMIC requirements.

Notwithstanding the foregoing, if a tenant has vacated its premises, cancelled or terminated its lease, given notice of its intent to cancel or terminate its lease, or an event of default has occurred with respect to an individual property such that a material adverse effect would result, such individual property may be released without the requirement of an arms-length sale provided that, among other conditions, (i) the lender receives payment of a release price equal to 120% of the allocated loan amount for the applicable individual property and (ii) the aggregate allocated loan amounts for all released properties during the term of the Griffin Portfolio II Whole Loan must not exceed $56,250,000.

Substitution of Property. Following the earlier of (a) the date of the securitization of the last of the Griffin Portfolio II pari passu companion loans and (b) April 27, 2020, or as otherwise consented to by the lender in its reasonable discretion, the Griffin Portfolio II Borrowers may replace one or more individual properties with one or more replacement properties that is a similar “Class A” office or industrial property provided no event of default is continuing and provided further that among other conditions, (i) the replaced property has less than two years remaining on the term of the lease encumbering the property or the substitution of the property is curing a Cash Sweep Period, (ii) the aggregated allocated loan amounts for all replaced properties during the term of the Griffin Portfolio II Whole Loan must not exceed $56,250,000, (iii) the replacement property has net operating income

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MSC 2018-L1	Griffin Portfolio II

equal to or greater than the net operating income of the replaced property immediately prior to the substitution, (iv) the replacement property is owned in fee, (v) the replacement property has an average remaining lease term of no less than five years and is leased to a tenant with credit (or whose guarantor has credit) that is better than or equal to the tenant leasing the replaced property, (vi) the replacement property is located in a top ten metropolitan statistical area or a metropolitan statistical area equal to or greater than that in which the replaced property is located, (vii) the lender has received rating agency confirmation, (viii) any tenant at a remaining property will not have the right to lease space at the replaced property, (ix) the Griffin Portfolio II Borrowers pay a substitution service fee equal to 0.25% of the allocated loan amount of the replaced property, and (x) satisfaction of customary REMIC requirements.

Terrorism Insurance. The Griffin Portfolio II Borrowers are required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Griffin Portfolio II Properties and business interruption insurance for 24 months with a 12 month extended period of indemnity, provided, if the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute is not in effect, the Griffin Portfolio II Borrowers will not be required to pay annual premiums in excess of two times the premium for a separate property insurance policy and business interruption insurance policy insuring only the Griffin Portfolio II Properties on a stand-alone basis. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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MSC 2018-L1	Millennium Partners Portfolio

Mortgage Loan No. 3 – Millennium Partners Portfolio

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MSC 2018-L1	Millennium Partners Portfolio

Mortgage Loan No. 3 – Millennium Partners Portfolio

Charlestown
Somerville
CAMBRIDGE
Charles River
North End
Logan International Airport
East Boston
Downtown
BOSTON
Back Bay
South End
South Boston
Broadway
Upper West Side
CENTRAL PARK
West Side
MANHATTAN
Midtown
WASHINGTON D.C.
Georgetown
Downtown
ARLINGTON
VIRGINIA
Potomac River
San Francisco Bay
SAN FRANCISCO
Weston
Davie
FORT LAUDERDALE
Pembroke Pines
Hollywood
Miramar
Miami Gardens
North Miami Beach
North Miami
Hialeah
Miami Beach
MIAMI
Coral Gables
Atlantic Ocean
Kendall
Biscayne Bay
Homestead

Millennium Partners Portfolio

1	Millennium Tower Boston	Boston, MA
2	Lincoln Square	New York, NY
3	Four Seasons San Francisco Retail	San Francisco, CA
4	Lincoln West	New York, NY
5	Commercial Units at the Four Seasons Miami	Miami, FL
6	Lincoln Triangle	New York, NY
7	Ritz Carlton Washington DC Retail	Washington, DC
8	Ritz Carlton Georgetown Retail	Washington, DC

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MSC 2018-L1	Millennium Partners Portfolio

Mortgage Loan No. 3 – Millennium Partners Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$55,660,526			Location:	Various
Cut-off Date Balance(1):	$55,660,526			General Property Type:	Various
% of Initial Pool Balance:	6.2%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Fee/Leasehold
Sponsor:	Millennium Partners			Year Built/Renovated:	Various/Various
Mortgage Rate:	4.2850%			Size:	1,549,699 SF
Note Date:	6/21/2018			Cut-off Date Balance per SF(1):	$305
First Payment Date:	8/7/2018			Maturity Date Balance per SF(1):	$305
Maturity Date:	7/7/2028			Property Manager:	Various (borrower-related)
Original Term:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	3 months			UW NOI:	$73,923,682
Prepayment Provisions(2):	LO (27); DEF (86); O (7)			UW NOI Debt Yield(1):	15.7%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	15.7%
Additional Debt Type(1)(3):	Pari Passu/Subordinate/Mezzanine			UW NCF DSCR(1):	3.43x
Additional Debt Balance(1)(3):	$416,339,474/$238,000,000/$280,150,000			Most Recent NOI:	$70,669,941 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$67,498,085 (12/31/2016)
Reserves(4)				3rd Most Recent NOI:	$63,917,892 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	94.3% (5/1/2018)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	97.0% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	97.5% (12/31/2016)
Recurring Replacements:	$0	$0	N/A	Appraised Value (as of):	$1,460,900,000 (Various)
TI/LC:	$0	$0	N/A	Cut-off Date LTV Ratio(1):	32.3%
Other:	$0	$0	N/A	Maturity Date LTV Ratio(1):	32.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$710,000,000	71.6%	Refinance Existing Debt:	$968,067,075	97.6%
Mezzanine Loan:	$280,150,000	28.3%	Defeasance Costs:	$15,283,721	1.5%
Borrower Equity:	$1,349,415	0.1%	Other Closing Costs:	$8,148,619	0.8%

Total Sources:	$991,499,415	100.0%	Total Uses:	$991,499,415	100.0%

(1)	The Millennium Partners Mortgage Loan (as defined below) is part of the Millennium Partners Whole Loan (as defined below), which is comprised of six pari passu senior promissory notes with an aggregate principal balance of $400,900,000 (the “Senior A Notes”), six promissory notes which are pari passu with each other and subordinate to the Senior A Notes with an aggregate principal balance of $71,100,000 (the “Junior A Notes”), and one subordinate promissory note with a principal balance of $238,000,000 (the “Millennium Partners Subordinate Companion Loan”), which is junior to both the Senior A Notes and the Junior A Notes. Each of the Senior A Notes has been or will be transferred together with a Junior A Note which has the same numerical designation as such Senior A Note and represents the same percentage of the Junior A Notes as such Senior A Note represents of the Senior A Notes. Each such pair of a Senior A Note and Junior A Note is being treated as a single senior loan for purposes of this term sheet (each an “A Note Pair” and all A Note Pairs, collectively, the “Millennium Partners Senior Loan”). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the Millennium Partners Senior Loan, without regard to the Millennium Partners Subordinate Companion Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire $710,000,000 Millennium Partners Whole Loan are $458, $458, 10.4%, 10.4%, 2.28x, 48.6% and 48.6%, respectively. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers are based on the combined balance of the Millennium Partners Whole Loan and the related mezzanine loan are $639, $639, 7.5%, 7.5%, 1.41x, 67.8% and 67.8%, respectively.

(2)	Defeasance of the Millennium Partners Whole Loan is permitted at any time after the earlier of (i) the date that is 36 months after the loan origination date, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Millennium Partners Whole Loan to be securitized. The assumed lockout period of 27 payments is based on the closing date of this transaction in October 2018. A partial or full prepayment of the Millennium Partners Whole Loan, together with a prepayment fee equal to the greater of 1% and a yield maintenance premium, is permitted at any time during the lockout period in connection with the partial or full release of the Millennium Partners Portfolio (as defined below).

(3)	See “The Mortgage Loan,” “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The third largest mortgage loan (the “Millennium Partners Mortgage Loan”) is part of a whole loan (the “Millennium Partners Whole Loan”) in the aggregate original principal balance of $710,000,000. The Millennium Partners Whole Loan is secured by first priority fee and leasehold mortgages encumbering a retail and office portfolio comprised of eight properties in New York, New York, Boston, Massachusetts, Washington, DC, San Francisco, California and Miami, Florida (the “Millennium Partners Portfolio,” and individually each a “Millennium Partners Property”). The Millennium Partners Whole Loan was originated by Morgan Stanley Bank, N.A. The Millennium Partners Whole Loan is comprised of (i) six Senior A Notes, that are pari passu with each other, with an aggregate outstanding principal balance of $400,900,000, (ii) six Junior A Notes, which are pari passu with each other and subordinate to the Senior A Notes, with an aggregate outstanding principal balance of $71,100,000 and (iii) the Millennium Partners Subordinate Companion Loan, which is subordinate to the Senior A Notes and Junior A Notes and has an original principal balance of $238,000,000. Each of the Senior A Notes has been or will be transferred together with a Junior A Note which has the same numerical designation as such Senior A

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MSC 2018-L1	Millennium Partners Portfolio

Note and represents the same percentage of the Junior A Notes as such Senior A Note represents of the Senior A Notes, and which together will constitute an A Note Pair. Each A Note Pair is being treated as a single senior loan for purposes of this term sheet, and all A Note Pairs collectively comprise the Millennium Partners Senior Loan. Promissory Note A-6, in the original principal balance of $51,183,285 and Promissory Note B-6, in the original principal balance of $4,477,241, which together comprise an A Note Pair in the aggregate original principal balance of $55,660,526, represent the Millennium Partners Mortgage Loan and will be included in the MSC 2018-L1 securitization trust. Of the remaining A Note Pairs, the A Note Pair evidenced by Promissory Note A-1, in the original principal balance of $175,000,000 and Promissory Note B-1, in the original principal balance of $51,339,474, together with the entire Millennium Partners Subordinate Companion Loan, were contributed to the MSC 2018-MP securitization trust. The Millennium Partners Whole Loan will be serviced pursuant to the trust and servicing agreement for the MSC 2018-MP securitization trust. The other remaining A Note Pairs (together with Promissory Notes A-1 and B-1, the “Millennium Partners Non-Serviced Pari Passu Companion Loans”) are held by Morgan Stanley Bank, N.A., or affiliates thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Millennium Partners Pari Passu A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Millennium Partners Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
Millennium Partners Mortgage Loan
A-6 & B-6	$55,660,526	$55,660,526	MSC 2018-L1	No
Millennium Partners Portfolio Non-Serviced Pari Passu Companion Loans
A-1 & B-1	$226,339,474	$226,339,474	MSC 2018-MP	Yes(1)
A-3 & B-3	$50,000,000	$50,000,000	BANK 2018-BNK14	No
A-2 & B-2	$75,000,000	$75,000,000	Morgan Stanley Bank, N.A.	No
A-4 & B-4	$40,000,000	$40,000,000	Morgan Stanley Bank, N.A.	No
A-5 & B-5	$25,000,000	$25,000,000	Morgan Stanley Bank, N.A.	No
Millennium Partners Portfolio Subordinate Companion Loan
C	$238,000,000	$238,000,000	MSC 2018-MP	No
Total	$710,000,000	$710,000,000
(1)	Control rights will be exercised by the class or classes entitled thereto under the MSC 2018-MP trust and servicing agreement.

The Borrowers and the Sponsor. The borrowers consist of 22 single-purpose entities (the “Millennium Partners Borrowers”), each organized as a Delaware limited liability company or a New York limited partnership and each structured to be bankruptcy remote with two independent directors. Each of the Millennium Partners Borrowers is a single purpose entity whose primary business is the ownership and/or operation of one or more Millennium Partners Properties owned by it, operating as trustee of a beneficial trust that owns one or more Millennium Partners Properties or operating as tenant under a primary lease with the owners of the related Millennium Partners Properties. The non-recourse carveout guarantor under the Millennium Partners Whole Loan is Millennium Partners Holding Co LLC and the sponsor is Millennium Partners. Millennium Partners has developed more than 3,200 luxury condominiums, eight five-star hotels, two extended-stay luxury hotels, 1,400,000 SF of office space, 900,000 SF of retail space, 3,750 parking spaces, five Loews Cineplex theaters and five high-end health clubs.

The Properties. The Millennium Partners Portfolio consists of eight properties totaling approximately 1.5 million SF, which include (i) seven properties previously securitized in the MSC 2014-MP transaction and (ii) one additional property located in Boston, Massachusetts, which was recently developed by the sponsor. Primarily developed between 1992 and 2016, the Millennium Partners Portfolio consists primarily of the retail/office/parking garage condominium units in (i) three luxury residential buildings adjacent to Lincoln Center on Manhattan’s Upper West Side, (ii) a newly constructed luxury residential tower in Boston’s Downtown Crossing neighborhood, (iii) the Four Seasons Hotels in San Francisco and Miami and (iv) two Ritz Carlton Hotels in Washington, DC.

Lincoln Square (the “Lincoln Square Property”) consists of 349,420 SF of retail space located in New York, New York on the city block bounded by Broadway and Columbus Avenue and West 67th and West 68th streets that is 91.9% leased. Tenants include a 13-screen Loews Theater (inclusive of one IMAX screen, which reported approximately $1.6 million/screen in aggregate TTM March 2018 ticket sales) and an Equinox.

Lincoln West (the “Lincoln West Property”) consists of 88,418 SF of retail space located in New York, New York on the west side of Broadway between West 66th and West 67th Streets that is 100.0% leased. Tenants include national (Raymour & Flanigan, Pottery Barn) and international (Zara) brands.

Lincoln Triangle (the “Lincoln Triangle Property”) consists of 76,411 SF of retail space located in New York, New York on the east side of Broadway between West 66th and West 67th Streets that is 100.0% leased. The tenants are Century 21 and Banana Republic ($414 PSF in TTM March 2018 sales).

Millennium Tower Boston (the “Millennium Tower Boston Property”) totals 351,385 SF and consists of 217,983 SF of retail space (62.0% of NRA) and 133,402 SF of office space (38.0% of NRA) located in Boston, Massachusetts that is 100.0% leased. Additionally, the Millennium Tower Boston Property includes an approximately 290-space parking garage located at the base of the newly developed Millennium Tower Boston and also includes space at the adjacent historic Burnham Building. Tenants include Primark, a discount fashion retailer, Havas, a Roche Brothers Supermarket and Old Navy.

Four Seasons San Francisco Retail (the “Four Seasons San Francisco Retail Property”) totals 210,788 SF and consists of 182,425 SF of retail space (86.5% of NRA) and 28,363 SF of office space (13.5% of NRA) located in San Francisco, California that is 91.9% leased. The Four Seasons San Francisco Retail Property is located at Four Seasons Hotel on Market Street, two blocks from both the Union Square shopping district and Westfield’s San Francisco Centre and in close proximity to the Moscone Convention Center. Tenants include a 114,010 SF Equinox, Ippudo ramen restaurant, Peet’s Coffee & Tea and St. John’s Knits.

Commercial Units at the Four Seasons Miami (the “Commercial Units at the Four Seasons Miami Property”) totals 260,517 SF and consists of 206,307 SF of office space (79.2% of NRA) and 54,210 SF of retail space (20.8% of NRA) located in Miami, Florida that is 83.7% leased. Additionally, the Commercial Units at the Four Seasons Miami Property includes an approximately 920-space parking garage located in the Four Seasons Hotel on Brickell Avenue in downtown Miami. Tenants include HSBC Bank’s private banking regional headquarters and Equinox.

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MSC 2018-L1	Millennium Partners Portfolio

Ritz Carlton Washington DC Retail (the “Ritz Carlton Washington DC Retail Property”) consists of 132,377 SF of retail space located in Washington DC’s west end that is 100.0% leased. Additionally, the Ritz Carlton Washington DC Retail Property includes an approximately 680-space, four-story underground parking garage. Tenants include CVS and a 98,076 SF Equinox.

Ritz Carlton Georgetown Retail (the “Ritz Carlton Georgetown Retail Property”) consists of 80,383 SF of retail space located in central Georgetown in Washington DC that is 100.0% leased. Additionally, the Ritz Carlton Georgetown Retail Property includes an approximately 340-space, four-story underground parking garage. Tenants include a 14-screen Loews Theater ($521,643/screen in TTM March 2018 sales).

The following table presents detailed information with respect to the Millennium Partners Portfolio:

Millennium Partners Properties Summary
Property Name	Location	Property Type	SF	Allocated Whole Loan Amount	Appraised Value	UW NOI(1)	UW NCF(1)
Millennium Tower Boston	Boston	Office & Retail	351,385	$182,900,000	$360,000,000	$19,583,689	$18,667,190
Lincoln Square	New York	Urban Retail	349,420	$182,850,000	$340,000,000	$16,124,520	$15,453,287
Four Seasons San Francisco Retail	San Francisco	Office & Retail	210,788	$85,230,000	$170,100,000	$8,551,141	$8,063,904
Lincoln West	New York	Urban Retail	88,418	$77,900,000	$170,000,000	$7,115,374	$6,771,486
Commercial Units at the Four Seasons Miami	Miami	Office & Retail	260,517	$58,500,000	$123,100,000	$7,895,104	$7,353,710
Lincoln Triangle	New York	Urban Retail	76,411	$57,500,000	$125,000,000	$5,286,660	$5,027,909
Ritz Carlton Washington DC Retail	Washington	Urban Retail	132,377	$46,580,000	$120,700,000	$6,692,448	$6,471,429
Ritz Carlton Georgetown Retail	Washington	Urban Retail	80,383	$18,540,000	$52,000,000	$2,674,745	$2,554,311
Total			1,549,699	$710,000,000	$1,460,900,000	$73,923,682	$70,363,227

(1)	Information is based on the underwritten rent roll as of May 1, 2018.

As of May 1, 2018, the Millennium Partners Portfolio is 94.3% leased. The largest tenant, Equinox, occupies 26.0% of net rentable area (“NRA”) and contributes 21.1% of total underwritten base rent under four long term leases through June 2039. The remaining rent roll is granular, with no other single tenant accounting for more than 14.3% of NRA or contributing more than 9.6% of underwritten base rent. The Millennium Partners Portfolio’s top five tenants by NRA lease 60.8% of NRA and comprise 49.7% of the underwritten base rent. The Millennium Partners Portfolio benefits from well distributed rollover during the loan term, with the largest amount of rollover occurring in 2024, when leases comprising 15.5% of NRA and 19.1% of underwritten base rent expire. The weighted average remaining lease term at the Millennium Partners Portfolio is approximately 10.7 years.

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MSC 2018-L1	Millennium Partners Portfolio

The following table presents a summary regarding the major tenants at the Millennium Partners Portfolio by NRA (of which certain tenants may have co-tenancy provisions, including co-tenancy provisions based on shadow anchors):

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	Annual UW Rent PSF(3)(4)	% of Annual UW Rent	Most Recent Sales(5)		Occ. Cost %(6)	Lease Expiration
							$	PSF
Major Tenants
Equinox(7)	NR/B2/B	403,432	26.0%	$16,800,378	$41.64	21.1%	$74,347,000	$184	22.6%	6/30/2039
Loews Theater(8)	B/B2/B+	221,698	14.3%	$5,257,676	$23.72	6.6%	$28,483,751	$128	18.5%	Various
Primark(9)	NR/NR/NR	138,833	9.0%	$7,672,479	$55.26	9.6%	NAV	NAV	NAV	9/30/2030
Havas(10)	BBB/Baa2/BBB	115,625	7.5%	$4,914,063	$42.50	6.2%	NAV	NAV	NAV	11/30/2024
Century 21(11)	NR/NR/NR	62,529	4.0%	$5,000,000	$79.96	6.3%	NAV	NAV	NAV	1/31/2021
HSBC Bank(12)	AA-/A2/A	47,145	3.0%	$2,404,248	$51.00	3.0%	NAV	NAV	NAV	Various
Roche Brothers Supermarkets(13)	NR/NR/NR	39,125	2.5%	$1,400,299	$35.79	1.8%	NAV	NAV	NAV	1/31/2030
Raymour & Flanigan(14)	NR/NR/NR	34,643	2.2%	$3,425,000	$98.87	4.3%	NAV	NAV	NAV	11/30/2024
Old Navy(15)	BB+/Baa2/BB+	30,350	2.0%	$3,400,111	$112.03	4.3%	$9,280,899	$306	36.6%	1/31/2027
Kenny Nachwalter(16)	NR/NR/NR	21,000	1.4%	$949,830	$45.23	1.2%	NAV	NAV	NAV	3/31/2027
Pottery Barn(17)	NR/NR/NR	20,330	1.3%	$2,148,665	$105.69	2.7%	$7,465,329	$367	28.8%	1/31/2027
Zara	NR/NR/NR	16,792	1.1%	$2,508,800	$149.40	3.1%	NAV	NAV	NAV	3/31/2024
Homer Bonner Jacobs(18)	NR/NR/NR	15,006	1.0%	$662,665	$44.16	0.8%	NAV	NAV	NAV	6/30/2022
The Gap	BB+/Baa2/BB+	14,696	0.9%	$2,833,611	$192.82	3.6%	$8,363,981	$569	33.9%	1/31/2025
Banana Republic	BB+/Baa2/BB+	13,882	0.9%	$2,474,996	$178.29	3.1%	$5,751,382	$414	43.0%	7/31/2021
Subtotal/Wtd. Avg.		1,195,086	77.1%	$61,852,820	$51.76	77.5%

Other Tenants		266,808	17.2%	$17,906,858	$67.12	22.5%
Vacant Space		87,805	5.7%	$0	$0.00	0.0%
Total/Wtd. Avg.		1,549,699	100.0%	$79,759,678	$54.56	100.0%

(1)	Information is based on the underwritten rent roll as of May 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent and Annual UW Rent PSF include $844,393 ($0.54 PSF) of rent steps through June 1, 2019.

(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(5)	Most Recent Sales are as of December 31, 2017 for Equinox and as of March 31, 2018 TTM for all other tenants.

(6)	Occ. Cost % is based on the underwritten rent as of the May 1, 2018 rent roll divided by the most recently reported sales.

(7)	Equinox has two, 12-year extension options at fixed rent under three of its four leases at the Millennium Partners Portfolio. The remaining Equinox lease, at the Four Seasons San Francisco Retail Property has one, five-year extension.

(8)	AMC Entertainment is the guarantor for the Loews Theater (149,936 SF) at the Lincoln Square Property in New York and the Loews Theater (71,762 SF) at the Ritz Carlton Georgetown Retail Property. The current term of the Loews Theater lease at the Lincoln Square Property expires November 30, 2028. The Loews Theater lease at the Lincoln Square Property has one 14-year extension option at fixed rent, increased by 50% of the growth rate of the Consumer Price Index since November 2014. The Loews Cinemas at the Ritz Carlton Georgetown Property lease expiration date is November 30, 2032.

(9)	Primark has two, 15-year extension options, each at the greater of (i) 90% of fair market rent and (ii) 110% of the prior rent. Primark also has an early termination option effective September 30, 2025 with no less than 20 months’ prior notice.

(10)	Havas has two, five-year extension options at fair market rent. Havas has the one-time right to remove one full floor from its premises at the Millennium Tower Boston Property effective between September 1, 2021 and September 1, 2023 upon at least 12 months’ prior written notice to the borrower.

(11)	Century 21 has three extension options of 10 years, 20 years and nine years, respectively. The base rent will increase by 10% during the first five years of the first extension term and by an additional 10% during the second five years of the extension term. The base rent for the first five years of the second and third extension options will be equal to the greater of (i) 110% of prior rent or (ii) 90% of fair market rent, and for each remaining year of each extension term, 110% of the prior year’s rent.

(12)	HSBC Bank currently occupies 69,616 SF of office space that expires in April 2019. The Millennium Partners Borrowers have approached HSBC Bank to blend and extend its lease through April 2024 and vacate 33,691 SF on the 14th and 17th floors. The Millennium Partners Whole Loan was underwritten assuming that this extension has been executed, resulting in an UW decrease of $775,511 in base rent relative to in-place. The underwriting assumes 35,925 SF of space expiring in April 2024, 8,010 SF of space expiring in May 2026 and 3,210 SF of space expiring in March 2024.

(13)	Roche Brothers Supermarkets has one, seven-year extension option at fixed rent and one, five-year extension option at the greater of fixed rent and fair market rent.

(14)	Raymour & Flanigan has one, five-year extension option. The annual base rent during the extension term is equal to the greater of (i) 110% of the prior year’s annual rent or (ii) 95% of fair market rent.

(15)	Old Navy has one, five-year extension option at fixed rent equal to the prior year’s annual rent.

(16)	Kenny Nachwalter has two, five-year extension options at fair market rent, as well as an early termination option on April 1, 2023 subject to 12 months’ notice and payment of a termination fee.

(17)	Williams-Sonoma guarantees the Pottery Barn lease. Pottery Barn has one, 10-year extension option at the annual base rent for the prior five-year period increased by the lesser of (i) 115% of the minimum annual rent payable for the immediately prior lease period or (ii) the percentage increase in the Consumer Price Index over such prior five-year period.

(18)	Homer Bonner Jacobs has one, five-year extension option at the greater of (i) the then-current rent or (ii) fair market rent.

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MSC 2018-L1	Millennium Partners Portfolio

The following table presents certain information with respect to the lease rollover at the Millennium Partners Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Annual UW Rent Rolling	Approx. Cumulative % of Annual UW Rent Rolling
MTM	1	663	$45.25	0.0%	0.0%	$30,001	0.0%	0.0%
2018	1	1,316	$43.00	0.1%	0.1%	$56,588	0.1%	0.1%
2019	10	30,039	$59.84	1.9%	2.1%	$1,797,525	2.3%	2.4%
2020	8	42,342	$49.59	2.7%	4.8%	$2,099,592	2.6%	5.0%
2021	10	101,180	$87.35	6.5%	11.3%	$8,838,271	11.1%	16.1%
2022	7	43,898	$67.74	2.8%	14.2%	$2,973,702	3.7%	19.8%
2023	8	34,638	$71.37	2.2%	16.4%	$2,472,279	3.1%	22.9%
2024	11	239,837	$63.62	15.5%	31.9%	$15,259,314	19.1%	42.0%
2025	3	24,860	$139.45	1.6%	33.5%	$3,466,817	4.3%	46.4%
2026	6	27,055	$79.40	1.7%	35.2%	$2,148,296	2.7%	49.1%
2027	6	86,719	$84.10	5.6%	40.8%	$7,293,267	9.1%	58.2%
2028	2	154,003	$22.15	9.9%	50.8%	$3,410,505	4.3%	62.5%
2029 & Beyond	13	675,344	$44.29	43.6%	94.3%	$29,913,523	37.5%	100.0%
Vacant	0	87,805	$0.00	5.7%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	86	1,549,699	$54.56	100.0%		$79,759,678	100.0%

(1)	Information is based on the underwritten rent roll as of May 1, 2018.

(2)	Certain tenants may have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Markets. The Millennium Partners Portfolio Properties are located in New York, New York (33.2% of NRA, 38.7% of UW NCF), Boston, Massachusetts (22.7% of NRA, 26.5% of UW NCF), San Francisco, California (13.6% of NRA, 11.5% of UW NCF), Washington, DC (13.7% of NRA, 12.8% of UW NCF) and Miami, Florida (16.8% of NRA, 10.5% of UW NCF).

New York:

The Lincoln Square Property, Lincoln West Property and Lincoln Triangle Property, comprising approximately 38.7% of UW NCF, are located in in the Manhattan retail market in the Upper West Side neighborhood and consist of retail stores with estimated annual sales in excess of $75 million (reporting tenants). According to the appraisal, the Upper West Side neighborhood benefits from a range of amenities such as public transportation, retail corridors and a wide range of housing types. The availability rate in the Upper West Side retail market is 11.9% as of the first quarter 2018, unchanged from the prior year. Over the same time period, the rental rate declined 2.5%, from $364 PSF to $355 PSF, outperforming the majority of Manhattan’s retail markets.

Boston:

The Millennium Tower Boston Property, comprising approximately 26.5% of UW NCF, consists of both retail space (62.0% of NRA) and office space (38.0% of NRA) and is located in Downtown Crossing. According to the appraisal, the Downtown Crossing is bracketed by two of the city’s largest office submarkets, the Financial District (30.9 million SF) and Back Bay (12.7 million SF), which benefits the Millennium Tower Boston Property in regards to food and beverage opportunities as well as entertainment venues. The appraiser also noted that the Millennium Tower Boston Property is located in close proximity to tourist destinations in Cambridge and Boston, as well as area hospitals and universities, and has access to several major roadways, Logan Airport and mass transit. The Central Boston submarket consists of approximately 6.99 million SF of retail space. Retail vacancy and asking rents, as of the first quarter of 2018, was reported at 3.5% and $30.88 PSF, respectively. The Boston central business district consists of approximately 64.2 million SF of office space. Office vacancy and asking rents in the Boston central business district, as of the fourth quarter of 2017, were reported at 7.4% and $56.32 PSF, respectively.

San Francisco:

The Four Seasons San Francisco Retail Property, comprising approximately 11.5% of UW NCF, consists of both retail space (86.5% of NRA) and office space (13.5% of NRA) and is located on Market Street and Yerba Buena Lane in the Yerba Buena neighborhood of San Francisco. Yerba Buena is primarily comprised of the Moscone Convention Center complex, while the greater SoMa area has become a destination for technology companies that require a presence in the San Francisco city proper in order to attract talent. The Yerba Buena area primarily consists of older, low-rise structures, originally developed for light industrial uses and which have been converted into office use. The Moscone Convention Center and Yerba Buena Gardens, located to the south of the Four Seasons San Francisco Retail Property, were the core of a redevelopment project area, which has led to development of office, hotel and residential uses, including four luxury hotels and a number of high quality residential uses. The appraiser noted that as of the fourth quarter of 2017, the San Francisco retail market had an overall vacancy rate of 3.2%, down 0.2% from the prior quarter. The two central business district office submarkets, the North Financial District and the South Financial District, consist of approximately 26.6 million SF of office space. Four Seasons San Francisco Retail Property is located on the border of the North Financial District and the South Financial District. Vacancy in such office submarkets as of the fourth quarter of 2017 was reported at 6.0% and asking rents were $65.51 PSF.

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MSC 2018-L1	Millennium Partners Portfolio

Washington DC:

The Washington, DC properties, comprising approximately 12.8% of UW NCF consist of 212,760 SF retail space: the Ritz Carlton Washington DC Retail Property, located at the southwest corner of M Street and 22nd Street within the Downtown submarket of Washington, DC, and the Ritz Carlton Georgetown Retail Property, located along the north side of K Street NW, bounded by 31st Street and Wisconsin Avenue within the Georgetown submarket of Washington, DC. As of the first quarter of 2018, the appraiser noted that the Downtown submarket had an overall vacancy rate of 3.4%, the lowest among all Washington, DC submarkets, and the Georgetown submarket had an overall vacancy rate of 4.5%, lower than the regional vacancy rate of 5.4%.

Miami:

The Commercial Units at the Four Seasons Miami Property, consisting of 206,307 SF of office space, a 49,135 SF Equinox sports club, 5,075 SF of other retail space and an approximately 920-space parking garage comprise approximately 10.5% of UW NCF. The Four Seasons Miami Property is located along Brickell Avenue, an area comprised of high-density office, residential and hotel development and known as the financial center of Miami. Brickell is home to 28 foreign consulates and six foreign trade offices and has strong linkages via international trade. Many Latin American and European firms have offices within the Brickell submarket, including more than 122 banks and financial institutions. Office vacancy and asking rents in the Brickell Avenue office submarket, as of the first quarter of 2018, were reported at 12.0% and $45.85 PSF, respectively.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Millennium Partners Portfolio:

Cash Flow Analysis
	2014	2015	2016	2017	UW	UW PSF
Base Rental Revenue(1)	$56,497,229	$71,514,284	$74,645,860	$78,704,684	$79,759,678	$51.47
Credit Tenant Rent Steps(2)	$0	$0	$0	$0	$1,620,843	$1.05
Percentage Rent	$2,993,395	$597,543	$513,725	$334,364	$352,683	$0.23
Tenant Recoveries	$13,072,754	$12,600,722	$15,089,753	$15,285,690	$15,614,364	$10.08
Other Income(3)	$5,187,922	$5,516,070	$6,261,956	$7,001,434	$6,790,819	$4.38
Mark to Market(4)	$0	$0	$0	$0	$1,490,467	$0.96
Effective Gross Income	$77,751,300	$90,228,619	$96,511,294	$101,326,172	$105,628,854	$68.16
Total Operating Expenses(5)	$25,903,008	$26,310,727	$29,013,209	$30,656,231	$31,705,173	$20.46
Net Operating Income	$51,848,293	$63,917,892	$67,498,085	$70,669,941	$73,923,682	$47.70
Capital Expenditures	$0	$0	$0	$0	$309,940	$0.20
TI/LC	$0	$0	$0	$0	$3,250,515	$2.10
Net Cash Flow	$51,848,293	$63,917,892	$67,498,085	$70,669,941	$70,363,227	$45.40

Occupancy %	97.4%	97.6%	97.5%	97.0%	94.3%(6)
NOI DSCR(7)	2.53x	3.12x	3.29x	3.45x	3.60x
NCF DSCR(7)	2.53x	3.12x	3.29x	3.45x	3.43x
NOI Debt Yield(7)	11.0%	13.5%	14.3%	15.0%	15.7%
NCF Debt Yield(7)	11.0%	13.5%	14.3%	15.0%	14.9%

(1)	UW Base Rental Revenue reflects contractual rents as of May 1, 2018 and includes rent steps of $844,393 through June 1, 2019. Approximately 0.3% of rent is based on leases that are not yet signed.

(2)	Credit Tenant Rent Steps includes straight line rent steps for investment grade tenants through the loan term.

(3)	Other Income is based on Year 1 Budget and primarily consists of net parking income from the Millennium Tower Boston Property, Commercial Units at the Four Seasons Miami Property, Ritz Carlton Washington DC Retail Property, and Ritz Carlton Georgetown Retail Property ($6,524,692) and storage income across the Millennium Partners Portfolio ($151,505).

(4)	Mark to Market consists of the net present value of rent increases during the renewal term for Loews Theater at Lincoln Square. Such amount would be received only if the tenant renews its lease. Renewal rent for such lease is below market. We cannot assure you that such tenant will renew its lease or that any replacement leases will generate the assumed rent increases.

(5)	The Millennium Tower Boston Property benefits from a PILOT abatement through 2026. The Millennium Tower Whole Loan was underwritten based on the abated taxes for the Millennium Tower Boston Property, which is $1,649,993 less than the 2018 unabated taxes.

(6)	Represents economic occupancy. Physical occupancy is 94.3% as of May 1, 2018.

(7)	DSCRs and Debt Yields are based on the Millennium Partners Senior Loan, and exclude the Millennium Partners Subordinate Companion Loan.

Escrows and Reserves. Upon the occurrence and during the continuance of a Cash Management Sweep Period (as defined below), on each monthly payment date for the Millennium Partners Whole Loan, the Millennium Partners Borrowers are required to fund the following reserves: (i) a tax reserve in an amount equal to 1/12 of the taxes that the lender reasonably estimates will be payable during the then succeeding 12-month period and (ii) an insurance reserve in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage upon the expiration of the policies, provided that the monthly insurance reserve deposit is waived if a blanket insurance policy is maintained by the Millennium Partners Borrowers in accordance with the Millennium Partners Whole Loan documents.

Lockbox and Cash Management. The Millennium Partners Whole Loan is structured with a hard lockbox and in place cash management. If no event of default under the Millennium Partners Whole Loan documents exists, amounts on deposit in the cash management account are required to be disbursed, on a daily basis, (a) to fund the tax and insurance reserves (only during a Cash Management Sweep Period), (b) to fund debt service, (c) to satisfy other amounts due under the Millennium Partners Whole Loan documents, (d) to fund debt service under the Millennium Partners Mezzanine Loan (as defined below) (provided no event of default is continuing), (e) to satisfy other amounts due under the Millennium Partners Mezzanine Loan documents (provided no event of default is continuing), (f) to fund the Millennium Partners Borrowers’ remainder subaccount (only during a Cash Management Sweep Period), which will be held as additional collateral for the Millennium Partners Whole Loan and disbursed subject to and in accordance with the terms of the Millennium Partners Whole Loan documents and (g) if no Cash Management Sweep Period exists, to fund the

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Millennium Partners Borrowers’ operating account. The Millennium Partners Borrowers were required to send tenant direction letters to all tenants instructing them to (i) deposit all rents and other payments in the form of ACH or wire transfers into the lockbox account controlled by the lender, and (ii) send all rents and other payments in the form of credit card payments or checks to a payment processing provider which is required to process such payments and deposit such amounts into the lockbox account controlled by the lender.

A “Cash Management Sweep Period” will commence (a) upon the occurrence of an event of default under the Millennium Partners Whole Loan documents or under the Millennium Partners Mezzanine Loan, (b) upon the occurrence of a Debt Yield Event (as defined below) or (c) if any space at any Millennium Partners Property occupied by Equinox goes dark or Equinox files for bankruptcy and will terminate upon (x) with respect to clause (a), the cure of such event of default under the Millennium Partners Whole Loan or the Millennium Partners Mezzanine Loan, as applicable, to the reasonable satisfaction of the applicable lender, (y) with respect to clause (b), the termination of such Debt Yield Event, or (z) with respect to clause (c), (i) the assumption by Equinox of the subject leases representing not less than two-thirds of the aggregate rent payable by Equinox subtenants immediately prior to such bankruptcy or termination of the bankruptcy event, (ii) the re-tenanting of the subject space and the commencement of the payment of rent under a new, approved lease, (iii) the escrowing of $75 PSF against the applicable space, or (iv) Equinox re-commencing the operation of its business and re-commencing the payment of rent.

A “Debt Yield Event” will occur upon the debt yield for the Millennium Partners Whole Loan being below 7.75% at the end of a calendar quarter and will end upon the debt yield for the Millennium Partners Whole Loan being equal to or greater than 7.75% for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The Millennium Partners Portfolio also secures the Non-Serviced Pari Passu Companion Loans (comprised of the other Senior A Notes, which have an aggregate outstanding Cut-off Date principal balance of $349,716,714.56, and the other Junior A Notes, which have an aggregate outstanding Cut-off Date principal balance of $66,622,759.44) and the Millennium Partners Subordinate Companion Loan, which has an outstanding Cut-off Date principal balance of $238,000,000. The Millennium Partners Non-Serviced Pari Passu Companion Loans and the Millennium Partners Subordinate Companion Loan are coterminous with the Millennium Partners Mortgage Loan and accrue interest at the same rate as the Millennium Partners Mortgage Loan. The Senior A Notes are pari passu with each other, the Junior A Notes are pari passu with each other and subordinate to the Senior A Notes, and the Millennium Partners Subordinate Companion Loan is subordinate to both the Senior A Notes and Junior A Notes. The holders of the Millennium Partners Mortgage Loan, the Millennium Partners Non-Serviced Pari Passu Companion Loans and the Millennium Partners Subordinate Companion Loan have entered into a co-lender agreement, which sets forth the allocation of collections on the Millennium Partners Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Millennium Partners Pari Passu A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Mezzanine Loan and Preferred Equity. Teachers Insurance and Annuity Association of America and T-C M-T REIT LLC made a $280,150,000 mezzanine loan (the “Millennium Partners Mezzanine Loan”) to certain mezzanine borrowers on the loan origination date, secured by the mezzanine borrowers’ equity interests in the Millennium Partners Borrowers. The Millennium Partners Mezzanine Loan accrues interest at a rate of 6.7100% per annum, and is coterminous with the Millennium Partners Whole Loan. The Millennium Partners Mezzanine Loan is secured by 100% of the equity interest in the Millennium Partners Borrowers. The lender under the Millennium Partners Whole Loan and the lender under the Millennium Partners Mezzanine Loan have entered into an intercreditor agreement. The Millennium Partners Mezzanine Loan may be replaced by another mezzanine loan provided that certain conditions are satisfied, including that the aggregate loan-to-value ratio (based on the outstanding principal balance of the Millennium Partners Whole Loan and the replacement mezzanine loan) is equal to or less than 75%, the aggregate debt service coverage ratio (based on the annual debt service of the Millennium Partners Whole Loan and the replacement mezzanine loan) is no less than 1.15x, and the delivery of an intercreditor agreement in the form attached to the Millennium Partners Whole Loan documents. The Millennium Partners Whole Loan documents do not prohibit a preferred equity structure. In addition, a certain institutional investor which is anticipated to purchase a preferred equity investment in the indirect owners of the borrowers has been designated as a permitted transferee.

Release of Property. The Millennium Partners Borrowers have the right to obtain the release of any one or more of the following individual assets: (a) any one or more of the individual Millennium Partners Properties, (b) the individual Equinox units at the Lincoln Square Property, Ritz Carlton Washington DC Retail Property and Four Seasons San Francisco Retail Property, (c) the Loews Theater unit at the Lincoln Square Property, (d) Century 21 at the Lincoln Triangle Property and (e) the approximately 37,724 SF office/retail building at 735 Market Street in San Francisco that is part of the Four Seasons San Francisco Retail Property (collectively, the “Released Properties and/or Units”), in each case if it is sold pursuant to a bona fide third party sale, provided that, among other conditions, (A) the Millennium Partners Borrowers either (x) during the defeasance lockout period, prepay, together with a prepayment fee equal to the greater of 1% of the amount prepaid and a yield maintenance premium, or (y) after the defeasance lockout period, defease, an amount of the Millennium Partners Whole Loan equal to 115% of the applicable allocated loan amount for the Released Properties and/or Units being released; (B) the debt yield of the Millennium Partners Whole Loan following such release is greater than the greater of (a) such debt yield immediately prior to such release or (b) 9.9% (C) compliance with REMIC related conditions, (D) in the case of the release of a unit that comprises less than all of an individual Millennium Partners Property, compliance with zoning and separate tax payment conditions, and (E) prepayment or defeasance (as applicable) of a release amount under the Millennium Partners Mezzanine Loan, or waiver by the mezzanine lender of such condition. The allocated whole loan amounts for the release units that constitute less than all of an individual Mortgaged Property are set forth in the table below:

Release Units	Allocated Whole Loan Amount
Commercial Unit E (Equinox) at Lincoln Square	$59,516,000
Commercial Unit C (Loews Theater) at Lincoln Square	$45,892,000
Equinox at Four Seasons San Francisco Retail	$36,570,000
Commercial Unit B (Century 21) Lincoln Triangle	$35,853,000
Equinox at Ritz Carlton Washington DC Retail	$25,814,000
735 Market Street at Four Seasons San Francisco Retail	$14,341,000

In addition, the Millennium Partners Borrowers are permitted to submit the 735 Market Building to a condominium regime, and upon legally separating such floors from the remainder of such building, obtain the release of the 5th and 6th floors of such building, which are non-income producing, without any required prepayment, defeasance or release premium, provided that certain REMIC related conditions are satisfied.

A-3-34

MSC 2018-L1	Millennium Partners Portfolio

Millennium Tower Boston PILOT Agreements. The Millennium Tower Boston Property is comprised of a property located at 10 Summer Street in Boston, Massachusetts (the “Burnham Property”) and a property located at 1 Franklin Street in Boston, Massachusetts (the “Boston Tower Property”), each of which is subject to a Contract for Payment in Lieu of Taxes (each, a “PILOT Agreement”) among the City of Boston, acting by and through its Assessing Department, the Boston Redevelopment Authority (the “BRA”) and the MP Franklin Burnham Co LLC (the “Burnham Borrower”) or MP Franklin Tower Retail Tenant LLC (the “Boston Tower Borrower”) (as successor in interest to MP Franklin Tower Co LLC), as applicable. Pursuant to the PILOT Agreements, the Burnham Borrower and the Boston Tower Borrower will pay reduced real estate taxes during the term of such PILOT Agreements. In connection with the PILOT Agreements, the BRA made a temporary taking of the Burnham Property and the commercial unit of the mixed-use condominium located at 1 Franklin Street, Boston Massachusetts (the “Boston Condominium”), with a corresponding ground lease or master lease, as applicable, to the related Millennium Partners Borrower. Each PILOT Agreement terminates on June 30, 2026, unless terminated earlier in accordance with its terms for failure to make a payment of taxes or the payment due in connection with the transfer of the owner’s rights under such PILOT Agreement. Upon termination of the applicable PILOT Agreement, the temporary taking of the Burnham Property and the commercial unit of the Boston Condominium will immediately terminate and the interest held by the BRA in the Burnham Property and the Boston Tower Property will automatically revert to the Burnham Borrower or the Boston Tower Borrower, as applicable. Upon the termination or expiration of the PILOT Agreements, the Burnham Borrower’s and the Boston Tower Borrower’s real estate tax obligations will be addressed at the standard real property tax rates for properties located in Boston, Massachusetts. The Millennium Partners Whole Loan was underwritten based on abated taxes, which is $1,649,993 less than the 2018 unabated taxes.

Millennium Tower Boston-Burnham Master Lease. The Boston Tower Borrower leases the commercial unit of the Boston Condominium from the BRA (as successor in interest to MP Franklin Tower Co LLC) (in such capacity, the “Boston Tower Lessor”) pursuant to a master lease, which is the legal and functional equivalent of a ground lease (the “Boston Tower Master Lease”), which expires on June 3, 2114, unless terminated earlier as provided below. Upon termination of the Boston Tower Master Lease, the Boston Tower Borrower will own the fee interest in the commercial unit of the Boston Condominium and such fee interest will be encumbered by the mortgage in favor of the lender. Simultaneously with the execution of the Boston Tower Master Lease, the Boston Tower Borrower paid the Boston Tower Lessor $100.00, which amount is the entire payment of rent due under the Boston Tower Master Lease. At any time upon or after the expiration or earlier termination of the PILOT Agreement for the Boston Tower Property, the Boston Tower Borrower may, by written notice to Boston Tower Lessor, elect in its sole discretion to terminate the Boston Tower Master Lease.

Millennium Tower Boston-Boston Tower Ground Lease. The Burnham Borrower ground leases (the “Burnham Ground Lease”) the Burnham Property from the BRA (as successor in interest to MP Burnham Owner LLC) (in such capacity, the “Burnham Ground Lessor”). The Burnham Ground Lease expires on October 10, 2111, unless terminated earlier as provided below. Upon termination of the Burnham Ground Lease, the Burnham Borrower will own the fee interest in the Burnham Property and such fee interest will be encumbered by the mortgage in favor of the lender. Simultaneously with the execution of the Burnham Ground Lease, the Burnham Borrower paid the Burnham Ground Lessor $100.00, which amount is the entire payment of rent due under the Burnham Ground Lease. At any time upon or after the expiration or earlier termination of the PILOT Agreement for the Burnham Property, the Burnham Borrower may, by written notice to Burnham Ground Lessor, elect in its sole discretion to terminate the Burnham Ground Lease.

Four Seasons San Francisco Ground Lease. CB-1 Commercial Co LLC (the “CB-1 Borrower”) ground leases (the “SF Ground Lease”) certain portions of the Four Seasons San Francisco Retail Property located along both sides of the Yerba Buena Lane, a pedestrian thoroughfare immediately adjacent to the Four Seasons Hotel that connects Market Street to Mission Street, Yerba Buena Gardens and the Moscone Center, San Francisco’s largest convention and exhibition complex, as well as the building located at 735 Market Street. The SF Ground Lease, which is from the Redevelopment Agency of the City and County of San Francisco (as succeeded by the Successor Agency to the Redevelopment Agency of the City and County of San Francisco (the “SF Ground Lessor”), expires August 26, 2046, unless otherwise terminated earlier. The SF Ground Lease is subject to involuntary termination from and after August 2026 in connection with the redevelopment by an unaffiliated third party, of the adjacent Marriott Marquis Hotel. Any such termination will result in permanent loss of revenue from certain retail space, which as of the loan origination date represented approximately 2.7% of the aggregate underwritten total rent for the Millennium Partners Portfolio Properties. The CB-1 Borrower pays base rent under the SF Ground Lease in equal monthly installments of $191,493.72 per annum (as of June 1, 2018). The CB-1 Borrower is also required to pay the SF Ground Lessor certain additional rent and percentage rents. The total underwritten ground rent is $367,000, and the total underwritten ground rent including additional rent and percentage rents is $558,430.52. The SF Ground Lease is subject to certain transfer restrictions. See “Description of the Mortgage Pool— Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” In the Prospectus.

Condominiums. Each of the Millennium Tower Boston Property, the Lincoln Square Property, the Four Seasons San Francisco Retail Property, the Lincoln West Property, the Commercial Units at the Four Seasons Miami Property, the Lincoln Triangle Property, the Ritz Carlton Washington DC Retail Property and the Ritz Carlton Georgetown Retail Property is comprised of condominium units or units in a similar shared interest structure. With respect to each such Millennium Partners Property, the related Millennium Partners Borrowers do not control the related condominium board or condominium or other shared interest structure, nor do they have sufficient votes to block any item that requires a super-majority vote. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and other Shared Interests” in the Prospectus.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the Millennium Partners Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Millennium Partners Portfolio; provided that if TRIPRA (or extension thereof or similar government program) is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which covers “covered acts” as defined in TRIPRA subject to an annual terrorism premium cap of two times the amount of the annual insurance premium for the “all risk” and business interruption coverage on a stand-alone basis.

A-3-35

MSC 2018-L1	Navika Six Portfolio

Mortgage Loan No. 4 – Navika Six Portfolio

A-3-36

MSC 2018-L1	Navika Six Portfolio

Mortgage Loan No. 4 – Navika Six Portfolio

SAN GABRIEL MOUNTAINS
LOS ANGELES COUNTY
Claremont
Rancho Cucamonga
Upland
Rialto
Fontana
Montclair
Ontario
Pomona
Chino
SAN BERNARDINO COUNTY
Sunnyslope
Jurupa Valley
Rubidoux
Chino Hills
Eastvale
RIVERSIDE COUNTY
RIVERSIDE
Chino Hills State Park
Norco
Corona

Flemington
Quakertown
Franklin Township
Hopewell
Lambertville
Princeton
PENNSYLVANIA
Doylestown
Harleysville
Montgomeryville
Hamilton Twp.
Pottstown
Lansdale
Newtown
TRENTON
Horsham
Yardley
Phoenixville
Norristown
Levittown
King of Prussia
Abington
Bensalem
Conshohocken
Burlington
Malvern
Wayne
Ardmore
Mount Holly
PHILADELPHIA
Moorestown
Media
NEW JERSEY
Springfield
CAMDEN
Mount Laurel
Chester Heights
Cherry Hill
Medford Township
Chester
Woodbury
Bellmawr
Lindenwold
DE
Gloucester Township
WILMINGTON
Swedesboro

Navasota
Montgomery
Willis
Conroe
Cleveland
Porter Heights
Pinehurst
The Woodlands
Woodbranch
Stagecoach
Tomball
Spring
Dayton
Kingwood
Atascocita
Cypress
Humble
Crosby
Jersey Village
Aldine
HOUSTON
Sheldon
Barrett
Brookshire
Katy
Channelview
Baytown
Bellaire
Deer Park
La Porte
Mission Bend
Pasadena
Sugar Land
Galveston Bay
Orchard
Richmond
Missouri City
Pearland
Rosenberg
Friendswood
Sienna Plantation
Manvel
League City
Alvin
Texas City
Santa Fe
Hitchcock

Navika Six Portfolio

1 Embassy Suites Ontario Airport	Ontario, CA
2 Hilton Garden Inn Mt Laurel	Mount Laurel, NJ
3 Springhill Suites Tampa North Tampa Palms	Tampa, FL
4 Fairfield Inn Houston Conroe	Conroe, TX
5 Springhill Suites Houston Rosenberg	Rosenberg, TX
6 Holiday Inn Titusville Kennedy Space Center	Titusville, FL

Zephyrhills
PASCO COUNTY
Wesley Chapel
Land O' Lakes
Odessa
New Tampa
Cheval
Pebble Creek
Lutz
Lake Magdalene
Citrus Park
HILLSBOROUGH COUNTY
Temple Terrace
Carrollwood
Thonotosassa
Town 'n' Country
TAMPA
Mango
Valrico
Brandon

Daytona Beach
Port Orange
OCALA NATIONAL FOREST
DeLand
New Smyrna Beach
Deltona
Atlantic Ocean
Lady Lake
DeBary
Eustis
Sanford
Leesburg
Mount Dora
Apopka
Altamonte Springs
Winter Springs
Oviedo
Minneola
Winter Park
Titusville
Clermont
Winter Garden
Alafaya
ORLANDO
Celebration
Merritt Island
Cocoa Beach
Kissimmee
St. Cloud
Melbourne
Davenport
Lakeland
Poinciana
Winter Haven
Palm Bay

A-3-37

MSC 2018-L1	Navika Six Portfolio

Mortgage Loan No. 4 – Navika Six Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$46,000,000			Location:	Various
Cut-off Date Balance(1):	$45,942,179			General Property Type:	Hospitality
% of Initial Pool Balance:	5.1%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Naveen Shah			Year Built/Renovated:	Various/Various
Mortgage Rate:	4.7550%			Size:	803 Rooms
Note Date:	8/29/2018			Cut-off Date Balance per Room(1):	$100,745
First Payment Date:	10/1/2018			Maturity Date Balance per Room(1):	$82,454
Maturity Date:	9/1/2028			Property Manager(4):	Sun Development & Management Corporation
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$11,501,731
Seasoning:	1 month			UW NOI Debt Yield(1):	14.2%
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NOI Debt Yield at Maturity (1):	17.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	2.02x
Additional Debt Type(1)(2):	Pari Passu			Most Recent NOI(5):	$11,679,834 (5/31/2018 TTM)
Additional Debt Balance(1)(2):	$34,956,005			2nd Most Recent NOI(5):	$10,622,652 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$10,051,973 (12/31/2016)
Reserves(3)				Most Recent Occupancy:	77.0% (5/31/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	76.6% (12/31/2017)
RE Tax:	$546,253	$104,271	N/A	3rd Most Recent Occupancy:	70.6% (12/31/2016)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$126,600,000 (6/1/2018)
FF&E Reserve:	$0	$128,016	N/A	Cut-off Date LTV Ratio(1):	63.9%
Transitional PIP Reserve:	$1,000,000	Springing	N/A	Maturity Date LTV Ratio(1):	52.3%
Fairfield Conroe PIP Reserve:	$164,725	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$81,000,000	97.0%	Loan Payoff:	$81,138,208	97.2%
Borrowers’ Equity:	$2,491,700	3.0%	Upfront Reserves:	$1,710,978	2.0%
			Closing Costs:	$642,514	0.8%
Total Sources:	$83,491,700	100.0%	Total Uses:	$83,491,700	100.0%

(1)	The Navika Six Portfolio Mortgage Loan (as defined below) is part of the Navika Six Portfolio Whole Loan (as defined below), which comprises two pari passu notes with an aggregate original principal balance of $81,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Navika Six Portfolio Whole Loan.

(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” for a discussion of the additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The property manager is required to be replaced by Flex Point Hospitality Solutions, LLC, an affiliate of the non-recourse carveout guarantor, or another property manager acceptable to the lender, within 120 days after the origination date, as described under “Lockbox and Cash Management” below.

(5)	The increase in Rooms Revenue and Net Operating Income from 2nd Most Recent NOI to Most Recent NOI is primarily attributable to significant gains at the Fairfield Inn Houston Conroe property and the Springhill Suites Houston Rosenberg property in the months following Hurricane Harvey in August 2017. UW Rooms Revenue for the Fairfield Inn Houston Conroe property and the Springhill Suites Houston Rosenberg property are based on the assumed cash flows set forth in the appraisal.

The Mortgage Loan. The fourth largest mortgage loan (the “Navika Six Portfolio Mortgage Loan”) is part of a whole loan (the “Navika Six Portfolio Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $81,000,000, which are secured by the first priority fee interest in a portfolio of six hospitality properties located in California, New Jersey, Florida and Texas (the “Navika Six Portfolio Properties”). The controlling promissory Note A-1 in the original principal amount of $46,000,000 represents the Navika Six Portfolio Mortgage Loan and will be included in the MSC 2018-L1 securitization trust. The non-controlling promissory Note A-2 in the original principal amount of $35,000,000 (the “Navika Six Portfolio Serviced Pari Passu Companion Loan”), was contributed to the BANK 2018-BNK14 securitization trust. The Navika Six Portfolio Mortgage Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2018-L1 securitization trust. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus. The proceeds of the Navika Six Portfolio Whole Loan, along with cash equity from the Navika Six Portfolio Borrowers (as defined below), were primarily used to refinance the Navika Six Portfolio Properties, pay closing costs and fund reserves.

A-3-38

MSC 2018-L1	Navika Six Portfolio

Navika Six Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$46,000,000	$45,942,179	MSC 2018-L1	Yes
A-2	$35,000,000	$34,956,005	BANK 2018-BNK14	No
Total	$81,000,000	$80,898,184

The Borrowers and the Sponsor. The borrowers consist of six single-purpose entities (the “Navika Six Portfolio Borrowers”), each organized as a Texas limited liability partnership, an Indiana limited liability partnership or a California limited liability company and each structured to be bankruptcy remote with one independent director. Legal counsel to the Navika Six Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the Navika Six Portfolio Whole Loan. NCG Capital Partners LLC (“NCG Capital”), an entity of the Navika Group of Companies, owns 74% of the limited partnership interest or non-managing membership interest in each of the Navika Six Portfolio Borrowers and also indirectly owns 100% of the 1% general partner or managing member of each of the Navika Six Portfolio Borrowers. The borrower sponsor and non-recourse carveout guarantor is Naveen Shah. Naveen Shah is on the board of managers for the Navika Six Portfolio Borrowers, is the president and chief executive officer of the Navika Group of Companies and owns 18.2% of NCG Capital. Navika Group of Companies, founded in 2005, acquires, owns and manages income generating real estate nationwide, with a current portfolio consisting of nearly 40 full- and limited-service hotels under various Marriott, Hilton, IHG, Wyndham and Best Western flags and nine office buildings, shopping complexes, and recreational assets.

The Navika Six Portfolio Borrowers were each placed into Chapter 11 bankruptcy in 2013 by a prior owner (the “Prior Owner”) following a maturity default on a prior loan. The bankruptcy cases were dismissed in January 2015, and later in 2015 NCG Capital purchased a majority interest in the Navika Six Portfolio Borrowers. The Prior Owner continues to hold a minority interest in the Navika Six Portfolio Borrowers, and as of the origination date, an affiliate of the Prior Owner acted as the property manager of the Navika Six Portfolio Properties. The Prior Owner does not have any control of the Navika Six Portfolio Borrowers. In connection with the origination of the Navika Six Portfolio Whole Loan, the Prior Owner was removed from the board of managers of each Navika Six Portfolio Borrower. In addition, the Navika Six Portfolio Whole Loan documents require Sun Development & Management Corporation (the property manager affiliated with the Prior Owner) to be replaced within 120 days after the origination date (see “Lockbox and Cash Management” below).

Under the related franchise agreement for the Holiday Inn Titusville Kennedy Space Center property, the Fairfield Inn Houston Conroe property, the Springhill Suites Tampa North Tampa Palms property and the Springhill Suites Houston Rosenberg property, the consent of the franchisor was required for such change. Such consent has been obtained; however, for the Holiday Inn Titusville Kennedy Space Center property, such consent was conditioned on the related Navika Six Portfolio Borrower entering into an amendment to its existing franchise agreement, and for the remaining three Navika Six Portfolio Properties, such consent was conditioned on the related Navika Six Portfolio Borrower entering into the franchisor’s then current form of franchise agreement, including a property improvement plan (“PIP”) requiring such Navika Six Portfolio Borrower to address any renovations necessary to comply with the franchisor’s standards. Such amendments or new franchise agreements have not yet been entered into, and the franchisor for the Fairfield Inn Houston Conroe property, the Springhill Suites Tampa North Tampa Palms property and the Springhill Suites Houston Rosenberg property have not yet specified what PIP renovations would be required. At loan origination, $1,000,000 was deposited into a Transitional PIP Reserve in respect of any PIP that might be required by such franchisors. See “Escrows and Reserves” below.

The Properties. The Navika Six Portfolio Properties consist of three limited-service hotels, two full-service hotels and one select-service hotel, which were built between 2009 and 2011 totaling 803 rooms that, as of May 31, 2018, reported a weighted average occupancy rate of 77.0% with individual hotel occupancies ranging from 67.9% to 84.5%. The Navika Six Portfolio Properties include three Marriott flagged hotels, two Hilton flagged hotels and one IHG flagged hotel.

The following table presents certain information relating to the Navika Six Portfolio Properties:

Property	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy (as of 5/31/2018)	Year Built/ Renovated	No. of Rooms	Appraised Value	UW Net Cash Flow	Allocated Cut-off Date LTV Ratio(1)
Embassy Suites Ontario Airport	$18,144,620	39.5%	84.4%	2011/N/A	175	$50,000,000	$4,098,404	63.9%
Hilton Garden Inn Mt Laurel	$8,564,263	18.6%	75.2%	2011/N/A	140	$23,600,000	$1,331,633	63.9%
Springhill Suites Tampa North Tampa Palms	$5,806,280	12.6%	76.9%	2010/2017	127	$16,000,000	$1,513,267	63.9%
Fairfield Inn Houston Conroe	$5,443,388	11.8%	70.6%	2010/N/A	120	$15,000,000	$1,138,711	63.9%
Springhill Suites Houston Rosenberg	$3,991,814	8.7%	84.5%	2009/2017	118	$11,000,000	$1,134,031	63.9%
Holiday Inn Titusville Kennedy Space Center	$3,991,814	8.7%	67.9%	2010/N/A	123	$11,000,000	$1,055,198	63.9%
Total/Weighted Average	$45,942,179	100.0%	77.0%		803	$126,600,000	$10,271,244	63.9%

(1)	Allocated Cut-off Date LTV Ratio based on the Navika Six Portfolio Whole Loan.

A-3-39

MSC 2018-L1	Navika Six Portfolio

Embassy Suites Ontario Airport

The Embassy Suites Ontario Airport property is a 175-room, eight-story, full-service hotel located in Ontario, California. The Embassy Suites Ontario Airport property is situated on a 3.53-acre parcel and contains 156 surface parking spaces, resulting in a parking ratio of approximately 0.9 spaces per room. The Embassy Suites Ontario Airport property opened in 2011. Amenities at the Embassy Suites Ontario Airport property include two restaurants, a lounge, indoor pool, fitness center, a 50 seat complimentary breakfast area, a 36 seat lounge evening reception area, guest laundry facilities, business center, sundry shop, and approximately 5,115 SF of dedicated meeting space spread across four rooms. The franchise agreement with Embassy Suites Franchise LLC expires on October 31, 2029. The appraisal identified one proposed 131-room full service Element by Westin Hotel that is anticipated to open in fall 2019 and is expected to compete directly with the Embassy Suites Ontario Airport property. The Embassy Suites Ontario Airport property guestroom configuration includes 112 king rooms, 56 double-queen rooms and seven suites.

Hilton Garden Inn Mt Laurel

The Hilton Garden Inn Mt Laurel property is a 140-room, five-story, select-service hotel located in Mount Laurel, New Jersey. The Hilton Garden Inn Mt Laurel property is situated on a 7.73-acre parcel and contains 168 surface parking spaces, resulting in a parking ratio of approximately 1.2 spaces per room. The Hilton Garden Inn Mt Laurel property opened in 2011. Amenities at the Hilton Garden Inn Mt Laurel property include a business center, sundry shop, fitness center, indoor swimming pool, The Garden Grille and Bar restaurant with 46 seats, and approximately 1,458 SF of meeting space spread across three rooms. The franchise agreement with Hilton Inns, Inc. expires on March 8, 2028. The Hilton Garden Inn Mt Laurel property guestroom configuration includes 81 king rooms and 59 double-queen rooms. The appraisal identified a new 135-room Springhill Suites opened in July 2017 within the 876,000 SF Laurel Corporate Center, and a 101-room Hampton Inn is scheduled to open at the end of 2018 within the Bishops Gate Corporate Center, both of which are considered to be directly competitive with the Hilton Garden Inn Mt Laurel property.

Springhill Suites Tampa North Tampa Palms

The Springhill Suites Tampa North Tampa Palms property is a 127-room, five-story, limited-service hotel located in Tampa, Florida. The Springhill Suites Tampa North Tampa Palms property is situated on a 2.48-acre parcel and contains 141 surface parking spaces, resulting in a parking ratio of approximately 1.1 spaces per room. The Springhill Suites Tampa North Tampa Palms property opened in 2010 and was renovated in 2017 at a cost of approximately $1.7 million ($13,385 per room). Amenities at the Springhill Suites Tampa North Tampa Palms property include an outdoor pool, fitness center, complimentary breakfast area, guest laundry facilities, business center, sundry shop, and approximately 1,035 SF of dedicated meeting space. The franchise agreement with Marriott International, Inc. expires on March 31, 2030. The Springhill Suites Tampa North Tampa Palms property guestroom configuration includes 75 king rooms and 52 double-queen rooms.

Fairfield Inn Houston Conroe

The Fairfield Inn Houston Conroe property is a 120-room, five-story, limited-service hotel located in Conroe, Texas. The Fairfield Inn Houston Conroe property is situated on a 2.18-acre parcel and contains 128 surface parking spaces, resulting in a parking ratio of approximately 1.1 spaces per room. The Fairfield Inn Houston Conroe property opened in 2010. Amenities at the Fairfield Inn Houston Conroe property include a restaurant, outdoor pool, fitness center, complimentary breakfast area, guest laundry facilities, business center, and sundry shop. The franchise agreement with Marriott International, Inc. expires on July 31, 2030. The Fairfield Inn Houston Conroe property guestroom configuration includes 23 king rooms, 72 double-double rooms and 26 king executive studios.

Springhill Suites Houston Rosenberg

The Springhill Suites Houston Rosenberg property is a 118-room, five-story, limited-service hotel located in Rosenberg, Texas. The Springhill Suites Houston Rosenberg property is situated on a 2.61-acre parcel and contains 121 surface parking spaces, resulting in a parking ratio of approximately 1.0 space per room. The Springhill Suites Houston Rosenberg property opened in 2009 and was renovated in 2017 at a cost of approximately $1.2 million ($10,169 per room). Amenities at the Springhill Suites Houston Rosenberg property include an outdoor pool, fitness center, complimentary breakfast area, guest laundry facilities, business center, sundry shop, and approximately 1,104 SF of dedicated meeting space. The franchise agreement with Marriott International, Inc. expires on July 31, 2029. The appraisal identified one proposed 100-room limited-service Home2 Suites hotel that is anticipated to open in October 2018 and is expected to compete directly with the Springhill Suites Houston Rosenberg property. The Springhill Suites Houston Rosenberg property guestroom configuration includes 66 king rooms and 52 double-queen rooms.

Holiday Inn Titusville Kennedy Space Center

The Holiday Inn Titusville Kennedy Space Center property is a 123-room, five-story, full-service hotel located in Titusville, Florida. The Holiday Inn Titusville Kennedy Space Center property is situated on a 3.19-acre parcel and contains 136 surface parking spaces, resulting in a parking ratio of approximately 1.1 space per room. The Holiday Inn Titusville Kennedy Space Center property opened in 2010. Amenities at the Holiday Inn Titusville Kennedy Space Center property include a restaurant/lounge, Bapa’s Bistro, outdoor pool, fitness center, business center, sundry shop, and approximately 1,500 SF of dedicated meeting space. The franchise agreement with Holiday Hospitality Franchising, Inc. expires on June 17, 2020. The appraisal identified one proposed 118-room select-service Hyatt Place hotel that is anticipated to open in the summer of 2019 and is expected to compete directly with the Holiday Inn Titusville Kennedy Space Center property. The Holiday Inn Titusville Kennedy Space Center property guestroom configuration includes 60 king rooms and 63 double-queen rooms.

2017 Accommodated Room Night Demand(1)
Property Name	Commercial	Meeting/Group	Leisure
Embassy Suites Ontario Airport	65%	10%	25%
Hilton Garden Inn Mt Laurel	65%	10%	25%
Springhill Suites Tampa North Tampa Palms	60%	30%	10%
Fairfield Inn Houston Conroe	60%	10%	30%
Springhill Suites Houston Rosenberg	60%	10%	30%
Holiday Inn Titusville Kennedy Space Center	60%	15%	25%

(1)	Information obtained from the appraisals.

A-3-40

MSC 2018-L1	Navika Six Portfolio

The Markets.

Embassy Suites Ontario Airport

The Embassy Suites Ontario Airport property is located in Ontario, San Bernardino County, California, within the Riverside-San Bernardino-Ontario metropolitan statistical area. According to the appraisal, the Riverside-San Bernardino-Ontario metropolitan statistical area is the third largest in the state with a population of approximately four million that experienced a population growth of approximately 0.9% from 2010 through 2016. The local economy is supported by several major employers including Stater Brothers Markets (18,221 employees), U.S. Marine Corps Air Ground Combat Center (16,266 employees), Fort Irwin (13,805 employees), Loma Linda University (13,000 employees) and Wal-Mart (12,263 employees). The Embassy Suites Ontario Airport property is located one mile west of the Ontario International Airport, ranked the 15th busiest cargo airport in the United States, and two miles west of the Ontario Convention Center, offering approximately 225,000 SF of convention space, approximately 70,000 SF of column free exhibit space, an approximately 20,000 SF ballroom and approximately 24,000 SF of meeting space.

Hilton Garden Inn Mt Laurel

The Hilton Garden Inn Mt Laurel property is located in Mount Laurel, Burlington County, New Jersey, approximately 17 miles from Philadelphia. According to the appraisal, Burlington County has a population of 450,226 and a median household income of $79,612. The local economy is supported by several major employers in the finance and insurance industry, with over 8,000 employees, followed by the administrative and support and waste management and remediation services industries, with over 4,000 employees. Major employers include CEDC (4,100 employees), PHH Mortgage (1,300 employees), TD Bank (1,200 employees), Amica Mutual Insurance Co. (800 employees) and ARI (700 employees). The Hilton Garden Inn Mt Laurel property is located in proximity to the Philadelphia International Airport, serving approximately 29.6 million passengers in 2017, and benefits from popular tourist destinations including the Flyers Skate Zone and Sahara Sam’s Oasis Indoor and Outdoor Water Park.

Springhill Suites Tampa North Tampa Palms

The Springhill Suites Tampa North Tampa Palms property is located in Tampa, Hillsborough County, Florida, within the Tampa-St. Petersburg-Clearwater metropolitan statistical area. According to the appraisal, the Tampa-St. Petersburg-Clearwater metropolitan statistical area is the second largest in the state with a population of approximately three million that experienced a population growth of approximately 1.4% from 2010 through 2016. The local economy is supported by employers in healthcare including the Tampa General Hospital (6,600 employees), St. Joseph’s Children’s & Women’s Hospital, James A. Haley Veterans Hospital, H. Lee Moffitt Cancer Center & Research Institute, and Pepin Heart Institute, and education including University of South Florida and University of Tampa. The Springhill Suites Tampa North Tampa Palms property is located in proximity to the Tampa International Airport, serving approximately 19.6 million passengers in 2017, and benefits from popular tourist destinations including Busch Gardens, Adventure Land, Museum of Science and Wilderness Park.

Fairfield Inn Houston Conroe

The Fairfield Inn Houston Conroe property is located in Conroe, Montgomery County, Texas, within the Houston metropolitan area. According to a federal agency, Conroe has a population of approximately 84,378 that experienced a population growth of approximately 3.7% from 2010 through 2017. The local economy is supported by industries including manufacturing, retail, healthcare, biotechnology, construction, and tourism. Major employers include Conroe Regional Medical Center (1,300 employees), NOV Downhole (650 employees), Consolidated Communications Services (450 employees), Wal-Mart Stores (400 employees), and NOV Fluid Control (375 employees). The Fairfield Inn Houston Conroe property is located in proximity to the George Bush Intercontinental Airport, serving approximately 40.7 million passengers in 2017, and benefits from demand generators including Conroe Park North, a 1,045-acre industrial park located approximately 2.5 miles east of the Fairfield Inn Houston Conroe property, Lake Conroe and The Woodlands.

Springhill Suites Houston Rosenberg

The Springhill Suites Houston Rosenberg property is located in Rosenberg, Fort Bend County, Texas, within the Houston metropolitan area. According to a federal agency, Rosenberg has a population of approximately 37,661 that experienced a population growth of approximately 2.3% from 2010 through 2017. The local economy is supported by industries including machinery & specialty machining, specialty foods, packaging, logistics and distribution, pharmaceuticals and medical products, and business services. Major employers include Allied Concrete, AT&T, Bass Construction Co., Biotics Research, BMC West, CenterPoint Energy, Si Environmental, Engelbrecht Manufacturing, Frito-Lay, Inc., Gurecky Manufacturing, Murphy Industries, National Oilwell Varco, and NexGen Pharma, Inc. The Springhill Suites Houston Rosenberg property is located in proximity to the Hobby Airport and the George Bush Intercontinental Airport, serving approximately 40.7 million passengers in 2017, and benefits from demand generators including Brazos Town Center I & II, a 550-acre mixed-use development, Rosenberg Business Park, a 184-acre commercial park, and ALDI Divisional Headquarters and Distribution Center, a $44 million, 650,000 SF facility.

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MSC 2018-L1	Navika Six Portfolio

Holiday Inn Titusville Kennedy Space Center

The Holiday Inn Titusville Kennedy Space Center property is located in Titusville, Brevard County, Florida, within the Palm Bay-Melbourne-Titusville metropolitan statistical area. According to the appraisal, the Palm Bay-Melbourne-Titusville metropolitan statistical area has a population of approximately 579,000 and experienced a population growth of approximately 1.2% from 2011 through 2016. The local economy is supported by industries including education and health services, professional and business services, government, retail trade, and leisure and hospitality. Major employers include Patrick Air Force Base, Health First Inc., Harris Corp., 45th Space Wing, Publix Supermarkets, Wuesthoff Health Systems, NASA, Space Gateway Support, Northrop Grumman/Norden Systems, and Rockwell Collins Inc. The Holiday Inn Titusville Kennedy Space Center property is located in proximity to the Orlando Melbourne International Airport and the Orlando International Airport, serving approximately 42 million passengers in 2016, and benefits from demand generators including the Kennedy Space Center and Visitor Complex, which attracts roughly 1.5 million visitors annually and includes the U.S. Astronaut Hall of Fame, a Hubble Telescope replica and an Atlantis Exhibit.

The following tables present certain information relating to the Navika Six Portfolio Properties historical occupancy, ADR and RevPAR:

Historical Occupancy, ADR and RevPAR(1)
	2016 TTM(2)			2017 TTM(2)			2018 TTM(2)
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Embassy Suites Ontario Airport	84.5%	$154.21	$130.34	83.4%	$164.69	$137.42	84.3%	$171.07	$144.27
Hilton Garden Inn Mt Laurel	74.3%	$123.50	$91.79	70.0%	$128.85	$90.25	75.2%	$122.67	$92.21
Springhill Suites Tampa North Tampa Palms	75.2%	$107.00	$80.52	72.0%	$110.18	$79.30	76.1%	$113.71	$86.55
Fairfield Inn Houston Conroe	63.2%	$109.33	$69.13	59.2%	$100.92	$59.71	70.0%	$104.75	$73.32
Springhill Suites Houston Rosenberg	67.9%	$89.66	$60.86	67.5%	$87.06	$58.80	84.5%	$96.57	$81.59
Holiday Inn Titusville Kennedy Space Center	65.5%	$100.94	$66.11	67.9%	$109.63	$74.44	68.1%	$117.60	$80.13

(1)	Information obtained from third party hospitality research reports dated June 19, 2018.

(2)	As of May of each respective year.

Historical Penetration Rates(1)
	2016 TTM(2)			2017 TTM(2)			2018 TTM(2)
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Embassy Suites Ontario Airport(3)	100.9%	137.7%	138.9%	100.3%	137.7%	138.2%	99.3%	136.7%	135.7%
Hilton Garden Inn Mt Laurel(4)	117.1%	99.7%	116.8%	108.0%	101.8%	109.9%	114.7%	100.9%	115.8%
Springhill Suites Tampa North Tampa Palms(5)	105.6%	99.6%	105.2%	100.2%	98.0%	98.1%	101.0%	101.3%	102.4%
Fairfield Inn Houston Conroe(6)	92.3%	94.8%	87.4%	92.8%	94.8%	88.0%	92.2%	95.3%	87.8%
Springhill Suites Houston Rosenberg(7)	100.1%	108.4%	108.5%	104.5%	106.4%	111.2%	109.7%	110.1%	120.8%
Holiday Inn Titusville Kennedy Space Center(8)	107.2%	115.8%	124.1%	97.4%	122.4%	119.2%	92.8%	112.4%	104.4%

(1)	Information obtained from third party hospitality research reports dated June 19, 2018.

(2)	As of May of each respective year.

(3)	The competitive set for Embassy Suites Ontario Airport comprises six hotels totaling 1,193 rooms: Doubletree Ontario Airport (482 rooms), Sheraton Hotel Ontario Airport (165 rooms), Hyatt Place Ontario Rancho Cucamonga (127 rooms), Courtyard Ontario Rancho Cucamonga (117 rooms), Hilton Garden Inn Ontario Rancho Cucamonga (122 rooms) and Holiday Inn Ontario Airport (180 rooms).

(4)	The competitive set for Hilton Garden Inn Mt Laurel comprises seven hotels totaling 1,023 rooms: Hampton Inn Philadelphia Mount Laurel (125 rooms), Courtyard Mount Laurel (151 rooms), Doubletree Guest Suites Mount Laurel (204 rooms), Hyatt Place Mount Laurel (124 rooms), Holiday Inn Express & Suites Philadelphia Mount Laurel (90 rooms), Westin Mount Laurel (175 rooms) and aloft Hotel Mount Laurel (154 rooms).

(5)	The competitive set for Springhill Suites Tampa North Tampa Palms comprises six hotels totaling 578 rooms: Hampton Inn Suites Tampa North (126 rooms), Fairfield Inn & Suites Tampa North (82 rooms), La Quinta Inns & Suites Tampa North I-75 (84 rooms), Holiday Inn Express & Suites New Tampa I-75 @ Bruce B Downs (100 rooms), Holiday Inn Express Tampa North Telecom Park (92 rooms) and Hampton Inn Suites Tampa Wesley Chapel (94 rooms).

(6)	The competitive set for Fairfield Inn Houston Conroe comprises four hotels totaling 301 rooms: Comfort Inn Conroe (57 rooms), La Quinta Inns & Suites Conroe (50 rooms), Holiday Inn Express & Suites Conroe I-45 North (89 rooms) and Hampton Inn Suites Conroe I-45 North (105 rooms).

(7)	The competitive set for Springhill Suites Houston Rosenberg comprises four hotels totaling 249 rooms: Comfort Inn Rosenberg (49 rooms), Motel 6 Rosenberg (67 rooms), La Quinta Inns & Suites Houston Rosenberg (56 rooms) and Hampton Inn Suites Houston Rosenberg (77 rooms).

(8)	The competitive set for Holiday Inn Titusville Kennedy Space Center comprises four hotels totaling 435 rooms: Ramada Titusville Kennedy Space Center (124 rooms), Best Western Space Shuttle Inn (129 rooms), Hampton Inn Titusville I-95 Kennedy Space Center (86 rooms) and Fairfield Inn & Suites Titusville Kennedy Space Center (96 rooms).

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MSC 2018-L1	Navika Six Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Navika Six Portfolio Properties:

Cash Flow Analysis
	2015	2016	2017	5/31/2018 TTM	UW	UW per Room
Occupancy	74.7%	71.6%	73.4%	77.0%	75.2%
ADR	$113.48	$120.35	$121.95	$124.15	$125.47
RevPAR	$85.73	$87.85	$90.73	$96.38	$95.57

Rooms Revenue(1)	$25,142,037	$25,818,597	$26,593,721	$28,247,937	$28,038,676	$34,917
Food & Beverage	$2,529,784	$2,583,199	$2,443,602	$2,423,302	$2,423,296	$3,018
Other Income	$502,810	$318,905	$296,099	$301,807	$300,193	$374
Total Revenue	$28,174,631	$28,720,701	$29,333,422	$30,973,046	$30,762,165	$38,309
Total Expenses	$17,901,258	$18,668,728	$18,710,770	$19,293,212	$19,260,434	$23,986
Net Operating Income(1)	$10,273,373	$10,051,973	$10,622,652	$11,679,834	$11,501,731	$14,323
FF&E	$1,126,986	$1,148,828	$1,173,337	$1,238,922	$1,230,487	$1,532
Net Cash Flow	$9,146,387	$8,903,145	$9,449,315	$10,440,912	$10,271,244	$12,791

NOI DSCR(2)	2.02x	1.98x	2.09x	2.30x	2.27x
NCF DSCR(2)	1.80x	1.75x	1.86x	2.06x	2.02x
NOI Debt Yield(2)	12.7%	12.4%	13.1%	14.4%	14.2%
NCF Debt Yield(2)	11.3%	11.0%	11.7%	12.9%	12.7%

(1)	The increase in Rooms Revenue and Net Operating Income from 2017 to 5/31/2018 TTM is primarily attributable to significant gains at the Fairfield Inn Houston Conroe property and the Springhill Suites Houston Rosenberg property in the months following Hurricane Harvey in August 2017. UW Rooms Revenue for the Fairfield Inn Houston Conroe property and the Springhill Suites Houston Rosenberg property are based on the assumed cash flows set forth in the appraisal. 2015 and 2016 Rooms Revenue experienced declines at the Fairfield Inn Houston Conroe property and the Springhill Suites Houston Rosenberg property attributable to downturns in the energy markets.

(2)	The debt service coverage ratios and debt yields shown are based on the Navika Six Portfolio Whole Loan.

Escrows and Reserves. The Navika Six Portfolio Whole Loan documents provide for upfront reserves in the amount of $546,253 for real estate taxes, $164,725 for the remaining cost of a franchisor-required property improvement plan (“PIP”) which is in the process of being completed with respect to the Fairfield Inn Houston Conroe property, and $1,000,000 into a transitional PIP reserve, in respect of PIPs which may be required by the franchisors of the Fairfield Inn Houston Conroe property, the Springhill Suites Tampa North Tampa Palms property and the Springhill Suites Houston Rosenberg property, pursuant to the conditional consents provided by such franchisors to the change in control resulting from the removal of the Prior Owner from the board of managers of each of the Navika Six Portfolio Borrowers. In the event that such reserve is not sufficient to pay for the total cost of any such PIP, the Navika Six Portfolio Borrowers are required to deposit into such reserve any shortfall, as estimated by the lender in its good faith discretion, within five business days of written demand by the lender. Upon completion of all PIP work with respect to a specific PIP, or the lender’s receipt of evidence that no new PIP is required by the applicable franchisors, the lender is required to disburse any transitional PIP reserve funds with respect to such PIP to the Navika Six Portfolio Borrowers.

On each monthly payment date, the Navika Six Portfolio Borrowers are required to fund the following reserves: (i) a tax reserve in an amount equal to 1/12 of the taxes that the lender reasonably estimates will be payable during the then succeeding 12-month period, initially $104,271, (ii) an insurance reserve in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage upon the expiration of the policies, provided that the monthly insurance reserve deposit is waived if a blanket insurance policy is maintained by the Navika Six Portfolio Borrowers in accordance with the Navika Six Portfolio Whole Loan documents, and (iii) a furniture, fixtures and equipment reserve (“FF&E Reserve”) in an amount equal to the FF&E Monthly Deposit. The “FF&E Monthly Deposit” means (i) on the monthly payment date for each month commencing in October 2018 and through and including September 2020, an amount equal to 1/12 of 5% of the operating income for the Navika Six Portfolio Properties for the preceding calendar year; and (ii) on each monthly payment date commencing in October 2020 and thereafter, an amount equal to 1/12 of 4% of the operating income for the Navika Six Portfolio Properties for the preceding calendar year. The lender is required to disburse to the Navika Six Portfolio Borrowers from the origination date through the monthly payment date in September 2020 not more than 50% of the FF&E Reserve, and after the monthly payment date in September 2020 is required to transfer $1,200,000 (or such lesser amount as remains in the FF&E Reserve), into a PIP reserve to be utilized for any PIP required under the franchise agreement for the Holiday Inn Titusville Kennedy Space Center property.

Lockbox and Cash Management. The Navika Six Portfolio Whole Loan documents provide for a springing hard lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the Navika Six Portfolio Borrowers are required to enter into a lockbox agreement in a form attached to the Navika Six Portfolio Whole Loan documents and to establish a lender-controlled lockbox account, and the lender is required to establish, and the Navika Six Portfolio Borrowers are required to cooperate with a cash management bank designated by the lender to establish, a lender-controlled cash management account. On and after the first occurrence of a Cash Sweep Event Period, the Navika Six Portfolio Borrowers are required to cause all credit card receipts to be deposited directly into the lockbox account. In addition, on and after the first occurrence of a Cash Sweep Event Period, each of the Navika Six Portfolio Borrowers and their property manager is required to deposit into the lockbox account all rents or other revenue received from the Navika Six Portfolio Property, notwithstanding the foregoing direction, within one business day of receipt. On and after the first occurrence of a Cash Sweep Event Period (and notwithstanding any subsequent termination of such Cash Sweep Event Period), provided no event of default is continuing, funds in the lockbox account are required to be transferred to the cash management account and applied on each monthly payment date (i) to make deposits into the tax and insurance escrows as described above under “Escrows and Reserves”, (ii) to pay debt service, (iii) to fund the required deposits to the FF&E Reserve, as described above under “Escrows and Reserves”, (iv) if such Cash Sweep Event Period is then in effect solely as a result of a DSCR Event (as defined below) to pay for monthly operating expenses in accordance with the annual budget approved by the lender, and to pay for extraordinary expenses approved by the lender, and (v) to pay any remainder, (a) if such Cash Sweep Event Period is then in effect solely as a result of an FF&E Sweep Period (as defined below), into the FF&E Reserve, until such time, if any, as the

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MSC 2018-L1	Navika Six Portfolio

franchisor provides the lender with a comfort letter acceptable to it in its sole discretion and the FF&E Sweep Period is cured (with any remaining balance thereafter being deposited into an excess cash flow account), (b) if a Cash Sweep Event Period is then in effect as a result of any event other than an FF&E Sweep Period, into an excess cash flow account to be held by the lender as additional security for the Navika Six Portfolio Whole Loan during the continuance of the Cash Sweep Event Period, and (c) if no Cash Sweep Event Period is then in effect, to the Navika Six Portfolio Borrowers.

A “Cash Sweep Event Period” means the period:

(i) commencing upon an event of default under the Navika Six Portfolio Whole Loan and ending if no event of default exists, or

(ii) commencing if the debt service coverage ratio on the Navika Six Portfolio Whole Loan is less than 1.35x for six consecutive calendar months (a “DSCR Event”), and ending on the date the debt service coverage ratio on the Navika Six Portfolio Whole Loan has been at least 1.35x for six consecutive calendar months, or

(iii) commencing if any franchisor provides notice that there has occurred an uncured default by any individual Navika Six Portfolio Borrower under any franchise agreement or that any individual Navika Six Portfolio Property is not being operated and maintained in accordance with the related franchisor’s standards, resulting in the related Navika Six Portfolio Borrower no longer being in good standing with such franchisor and such default is not cured within 30 days, and ending if such default has been remedied to the satisfaction of the lender and (as evidenced by an estoppel certificate or other franchisor approved documentation), the applicable franchisor, or

(iv) commencing upon either (x) the date that is one year prior to the expiration date of any franchise agreement if such franchise agreement has not been renewed and/or extended on terms reasonably acceptable to the lender (a “Franchise Expiration Event”) or (y) the termination of any franchise agreement and ending upon the related Navika Six Portfolio Borrower entering into (x) in the case of a Franchise Expiration Event, a renewal or extension of the existing franchise agreement or (y) in the case of either a Franchise Expiration Event or a franchise termination, a replacement franchise agreement, in form and substance reasonably acceptable to the lender (which may be conditioned upon rating agency confirmation) with a hotel operator acceptable to the lender (in its sole discretion), or

(v) commencing on the date that is two years prior to the earliest stated expiration date of any franchise agreement, if at such time there is not on deposit in the FF&E Reserve an amount equal to the greater of (i) at least $10,000 per guest room with respect to the individual property such franchise agreement applies to and (ii) the actual amount required by the applicable franchisor to be on deposit for FF&E pursuant to the terms of the applicable franchise agreement (the “FF&E Cap”) and ending upon the FF&E Cap being satisfied (such period, an “FF&E Sweep Period”). However, no FF&E Sweep Period will be triggered under clause (i) of the preceding sentence from the origination date through June 17, 2020 as a result of the expiration of the franchise agreement for the Holiday Inn Titusville Kennedy Space Center property on June 17, 2020. For purposes of determining how to allocate funds in the FF&E Reserve among the individual properties, the lender is required to take the applicable deposits for each individual property required to be deposited into the FF&E Reserve (but deducting any prior disbursements of funds in the FF&E Reserve for such individual property) and multiply that by the number of months the Navika Six Portfolio Whole Loan has been outstanding (commencing with the first monthly payment date) and then divide that number by the total number of guest rooms at the applicable individual property, or

(vi) commencing upon the failure of the Navika Six Portfolio Borrowers, within 120 days after the origination date, to (i) replace Sun Development & Management Corporation (an affiliate of the Prior Owner) with Flex Point Hospitality Solutions, LLC (“Flexpoint”), or another reputable and experienced professional management organization approved by the lender, as the property manager of the Navika Six Portfolio Properties, (ii) deliver a new property management agreement with the new property manager with identical economic terms, and substantially similar other terms, to those in the property management agreement in effect at origination, together with a subordination of management agreement in the form then used by the lender, (iii) deliver a new non-consolidation opinion to the lender with respect to Flexpoint (which is an affiliate of the non-recourse carveout guarantor ) and (iv) deliver a written consent from each franchisor to such replacement of the property manager and property management agreement, and ending upon the Navika Six Portfolio Borrowers satisfying the foregoing conditions.

Additional Secured Indebtedness (not including trade debts). The Navika Six Portfolio Properties also secure the Navika Six Portfolio Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $34,956,005. The Navika Six Portfolio Serviced Pari Passu Companion Loan accrues interest at the same rate as the Navika Six Portfolio Mortgage Loan. The Navika Six Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Navika Six Portfolio Serviced Pari Passu Companion Loan. The holders of the Navika Six Portfolio Mortgage Loan and the Navika Six Portfolio Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Navika Six Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans-The Serviced Pari Passu Whole Loans” in the Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Provided that the franchise agreement for the Holiday Inn Titusville Kennedy Space Center property which expires in June 2020 has been renewed or extended on terms reasonably acceptable to the lender, following the defeasance lockout period, the Navika Six Portfolio Borrower has the right to obtain the release of (x) any of the individual Navika Six Portfolio Properties, or (y) a vacant release parcel located at the Hilton Garden Inn Mt Laurel property (the “Mt Laurel Release Parcel”), in each case upon satisfaction of the following conditions, among others: (i) defeasance of an amount of the Navika Six Portfolio Whole Loan equal to 115% of the applicable allocated loan amount, (ii) the loan-to-value ratio of the remaining Navika Six Portfolio Properties after the release is not greater than the lesser of the loan-to-value of the Navika Six Portfolio Properties immediately prior to such release (65%) and the loan-to-value ratio as of the origination date, (iii) the debt service coverage ratio of the remaining Navika Six Portfolio Properties after the release is equal to or greater than the greater of the debt service coverage ratio of the Navika Six Portfolio Properties immediately prior to such release (1.95x) and the debt service coverage ratio on the origination date, (iv) the debt yield of the remaining Navika Six Portfolio Properties after the release is equal to or greater than the greater of the debt yield of the Navika Six Portfolio Properties immediately prior to such release (12.30%) and the debt yield on the origination date, (v) compliance with REMIC related conditions and (vi) with respect to a release of the Mt Laurel Release Parcel, conditions relating to subdivision, zoning, separate tax parcel and other legal requirements. The allocated loan amount of the Mt Laurel Release Parcel is $2,304,000.

Terrorism Insurance. The Navika Six Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Navika Six Portfolio Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Navika Six Portfolio Properties and twelve months of business interruption insurance; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) or a subsequent extension or similar federal government program is in effect and continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance with coverage against “covered acts” within the meaning of TRIPRA (or such other program).

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MSC 2018-L1	Offices at Mall of America

Mortgage Loan No. 5 – Offices at Mall of America

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MSC 2018-L1	Offices at Mall of America

Mortgage Loan No. 5 – Offices at Mall of America

Offices at Mall of America
2131 Lindau Lane
Bloomington, MN 55425
MINNEAPOLIS
ST. PAUL
Richfield
Bloomington
Edina
Eagan
Burnsville
Mendota Heights
Fulton
Armatage
Standish
Diamond Lake
HENNEPIN COUNTY
DAKOTA COUNTY
RAMSEY COUNTY
Minneapolis-St. Paul International Airport
Mall of America
Downtown Minneapolis 2 miles
Downtown St. Paul 5 miles
Lake Harriet
Lake Nokomis
Diamond Lake
Lakewood Cemetery
Lyndale Farmstead Center
Hiawatha Golf Course
Minnehaha Park
Minnehaha Parkway
St. Catherine University
VA Medical Center
Ft. Snelling Memorial Chapel
Historic Ft. Snelling
MENDOTA BRIDGE
Veterans Park
Richfield Hub and West Shopping Ctr.
Wood Lake Nature Ctr. Park
Fairview Southdale Hospital
Southdale Center
Galleria Edina
Centennial Lakes Park
Southtown Center
METRO Orange Line (Opens 2020)
METRO Blue Line
BLUE LINE
METRO Red Line
Mississippi River
Minnesota River
Ft. Snelling State Park
Gun Club Lake
Long Meadow Lake
Blackdog Lake
Blackhawk Lake
Twin Cities Premium Outlets
Delta Air Lines, Inc
Rahn Park
Cliff Lake Centre
Dowling Park
Crosstown Hwy
Cedar Ave
Sibley Memorial Hwy
Yankee Doodle Rd
Diffley Rd
Cliff Rd
Blackhawk Rd
W. 46th St
W. 50th St
W. 54th St
E. 54th St
E. 38th St
E. 66th St
E. 73rd St
E. 77th St
W. 76th St
W. 84th St
E. 84th St
E. 86th St
W. 90th St
E. 92nd St
Lyndale Ave
Nicollet Ave
Xerxes Ave
Penn Ave
12th Ave
28th Ave
Cedar Ave
Cleveland Ave
W. River Pkwy
St. Clair Ave
Randolph Ave
Ford Pkwy
35W
35E
494
62
77
55
5
13
1
30
MINNEAPOLIS
ST. PAUL
Bloomington
Eagan
Burnsville
Minnetonka
Plymouth
Edina
Richfield
Mendota Heights
Eden Prairie
Shakopee
Savage
Prior Lake
Apple Valley
Lakeville
Farmington
Rosemount
Chaska
Chanhassen
Maple Grove
Brooklyn Center
New Hope
Golden Valley
St. Louis Park
Roseville
Maplewood
Columbia Heights

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MSC 2018-L1	Offices at Mall of America

Mortgage Loan No. 5 – Offices at Mall of America

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Single Asset
Original Balance:	$42,000,000			Location:	Bloomington, MN 55425
Cut-off Date Balance:	$42,000,000			General Property Type:	Office
% of Initial Pool Balance:	4.7%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting(2):	Fee
Sponsor:	Triple Five Worldwide			Year Built/Renovated:	2016/N/A
Mortgage Rate:	5.1360%			Size:	169,311 SF
Note Date:	9/5/2018			Cut-off Date Balance per SF:	$248
First Payment Date:	10/6/2018			Maturity Date Balance per SF:	$221
Maturity Date:	9/6/2028			Property Manager:	MOA Management LLC
Original Term to Maturity:	120 months				(borrower related)
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI(3):	$3,699,586
Seasoning:	1 month			UW NOI Debt Yield:	8.8%
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NOI Debt Yield at Maturity:	9.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.63x (IO) 1.30x (P&I)
Additional Debt Type:	N/A			Most Recent NOI(3):	$4,768,061 (5/31/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(3):	$3,641,012 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(4):	N/A
Reserves(1)				Most Recent Occupancy(5):	85.5% (8/28/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	80.9% (12/31/2017)
RE Tax:	$0	$81,194	N/A	3rd Most Recent Occupancy(4):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$65,000,000 (7/17/2018)
Recurring Replacements:	$0	$2,116	$76,190	Cut-off Date LTV Ratio:	64.6%
TI/LC:	$1,778,000	Springing	$305,000	Maturity Date LTV Ratio:	57.5%
Other Reserve:	$0	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$42,000,000	100.0%	Loan Payoff:	$28,119,751	67.0%
			Reserves:	$1,778,000	4.2%
			Closing Costs:	$1,010,672	2.4%
			Return of Equity:	$11,091,577	26.4%
Total Sources:	$42,000,000	100.0%	Total Uses:	$42,000,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The Offices at Mall of America Property (as defined below) consists of a ground leasehold interest; the Offices at Mall of America Borrower (as defined below) holds the ground leasehold interest and a sponsor-affiliate holds the fee interest therein. The sponsor-affiliate has provided an accommodation fee mortgage for the Offices at Mall of America Property.

(3)	The Offices at Mall of America Property was completed in late 2016. Upon completion, most of the space at the Offices at Mall of America Property was leased on a triple net basis to an affiliate of the borrower sponsor until the building reached its current occupancy level of 85.5%. Accordingly, 2nd Most Recent NOI and Most Recent NOI represent the income from such borrower sponsor affiliate lease and do not represent the in place tenancy at the Offices at Mall of America Property.

(4)	The Offices at Mall of America Property was completed in late 2016. Accordingly, 3rd Most Recent NOI and 3rd Most Recent Occupancy are not available.

(5)	Most Recent Occupancy includes 40,773 SF (24.1% of NRA) that is leased by MOA Management LLC, the property manager and an affiliate of the Offices at Mall of America Borrower, of which 7,757 SF (4.6% of NRA) is currently vacant. MOA Management LLC has informed the borrower sponsor that it is in the process of moving other operating groups that are currently located in the basement of the Mall (as defined below) into the vacant space.

(6)	2nd Most Recent Occupancy is normalized to reflect occupancy that does not include space previously leased by an affiliate of the borrower sponsor (other than the space currently leased by the affiliated property manager). Inclusive of the borrower sponsor affiliated-leased space, the Offices at Mall of America Property was 95.4% leased.

The Mortgage Loan. The fifth largest mortgage loan (the “Offices at Mall of America Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $42,000,000, secured by a first priority fee and leasehold mortgage encumbering a 169,311 SF office property known as the Offices at Mall of America (the “Offices at Mall of America Property”) located in Bloomington, Minnesota. The proceeds of the Offices at Mall of America Mortgage Loan were primarily used to refinance a previous loan of approximately $28.1 million, fund reserves, pay closing costs and return equity to the sponsor.

The Borrower and the Sponsor. The borrower is North Pad Office, LLC (the “Offices at Mall of America Borrower”), a single-purpose Delaware limited liability company with two independent directors. The borrower sponsor of the Offices at Mall of America Mortgage Loan is Triple Five Worldwide. Triple Five Worldwide developed the Offices at Mall of America Property in late 2016 and leased it up to its current occupancy level of 85.5%. Triple Five Worldwide has a total cost basis of approximately $52.8 million ($312 PSF). Triple Five Worldwide also owns and manages the Mall of America (the “Mall”) which is directly below and adjacent to the Offices at Mall of America Property. Triple Five Worldwide is a multinational diversified conglomerate, development and finance corporation with offices in United States, Canadian and global cities. Triple Five Worldwide has developed, owns, and

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MSC 2018-L1	Offices at Mall of America

operates the West Edmonton Mall, Mall of America and American Dream retail and entertainment complexes. The non-recourse carveout guarantor of the Offices at Mall of America Mortgage Loan is 7 Crowns Corporation. 7 Crowns Corporation is an affiliate of Triple Five Worldwide.

The Property. The Offices at Mall of America Property is a Class A office building totaling 169,311 SF that sits atop three floors of retail space at the Mall in Bloomington, Minnesota. The Mall, which is one of the largest indoor shopping malls in the United States, has a gross area of approximately 4.2 million SF, with approximately 2.8 million SF of retail and entertainment space, and attracts approximately 40 million visitors annually. The Mall was ranked the Most Popular Attraction in the United States by a weekly news magazine. Since December 2012, revenues for the Mall have increased approximately 52.4% and occupancy has averaged approximately 89.2%. In addition, according to the borrower sponsor, the Mall generates nearly $2.0 billion in annual economic impact, and hosts more than 400 events per year, ranging from concerts to celebrity appearances and fashion shows. Anchors at the Mall include Nordstrom, Nordstrom Rack, Macy’s, Sears, Marshalls and Old Navy, among others. In addition, there are numerous entertainment options, including Nickelodeon Universe, CMX Market Cinema Experience, Sea Life Minnesota Aquarium, Crayola Experience, FlyOver America, American Girl, The LEGO Store, Rock of Ages Blacklight Minigolf, Moose Mountain Adventure Golf and The Escape Game.

The Offices at Mall of Property was developed as part of the $325 million expansion phase known as the “1C Development”, which was the Mall’s largest expansion since construction in 1992. The 1C Development was comprised of a luxury 342-room JW Marriott hotel, the Offices at Mall of America Property and more than 50 shops and restaurants.

The Offices at Mall of America Property is located approximately 10 miles south of the Minneapolis central business district and approximately five miles east of Bloomington. In addition, the Offices at Mall of America Property is located less than one mile from the Interstate 494 and Minnesota Route 77 intersection. The Offices at Mall of America Property offers access to the light-rail stop at the Mall. Many of the building’s tenants commute daily to work by rail. The rail provides access to the Minneapolis–Saint Paul International Airport via the Metro Blue Light-Rail Line, downtown Minneapolis, Target Field (home of the Minnesota Twins) and the new U.S. Bank Stadium (home of the Minnesota Vikings). The Offices at Mall of America Property also benefits from the Mall’s following amenities: dedicated and general parking, a variety of dining options (including fast food and fine dining), numerous hotel options and the events and entertainment at the Mall.

The Offices at Mall of America Property has access to 618 parking spaces within the parking deck underneath the Offices at Mall of America Property and to more than 10,000 parking spaces within the underground parking decks via a permanent easement agreement. Use of the parking deck is exclusively reserved for the Offices at Mall of America Property, valet service at the Mall and the adjacent non-collateral JW Marriott.

Major Tenants.

Cray (87,705 SF, 51.8% of NRA, 66.8% of underwritten base rent). Cray, together with its subsidiaries, designs, develops, manufactures, markets and services computing systems, and data analytics and artificial intelligence solutions. It operates through supercomputing, storage and data management, maintenance and support, and engineering services and other segments. Cray is headquartered in Seattle, Washington. Cray was founded in 1987 and has approximately 1,300 employees as of December 31, 2017. Cray’s lease has an expiration date of January 31, 2030, with two five-year lease renewal options. Cray has a one-time right to terminate its lease as of April 2025 with 12 months written notice and payment equal to approximately $4.9 million as an early termination fee.

MOA Management LLC (40,773 SF, 24.1% of NRA, 21.0% of underwritten base rent). MOA Management LLC is the property manager for both the Mall and the Offices at Mall of America Property, and reported approximately $3.6 million in management fee income in 2017. The tenant’s leased premises house its executive, development, leasing, public relations, event planning, human resources, legal, marketing, tourism, accounting and IT teams of the Mall. MOA Management LLC is affiliated with the borrower sponsor and the non-recourse carveout guarantor of the Offices at Mall of America Mortgage Loan. Additionally, the non-recourse carveout guarantor under the Offices at Mall of America Mortgage Loan serves as the guarantor for the MOA Management LLC lease. MOA Management LLC’s lease has an expiration date of June 30, 2033, with one five-year lease renewal option. MOA Management LLC leases a 7,757 SF suite (4.6% of NRA) which is currently vacant. According to the borrower sponsor, the tenant is in the process of moving other operating groups that are currently located in the basement of the Mall into this space.

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The following table presents a summary regarding major tenants at the Offices at Mall of America Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent(2)	Annual UW Rent PSF	% of Total Annual UW Rent	Lease Type	Lease Expiration
Major Tenants
Cray(3)	NR/NR/NR	87,705	51.8%	$3,362,581	$38.34	66.8%	Gross	1/31/2030
MOA Management LLC(4)(5)	NR/NR/NR	40,773	24.1%	$1,060,098	$26.00	21.0%	NNN	6/30/2033
Bloomington Convention & Visitor(6)	NR/NR/NR	9,884	5.8%	$362,940	$36.72	7.2%	Gross	7/31/2028
Vyaire Medical(7)(8)	NR/NR/NR	6,370	3.8%	$251,870	$39.54	5.0%	Gross	4/30/2024
Subtotal/Wtd. Avg.		144,732	85.5%	$5,037,489	$34.81	100.0%

Vacant Space		24,579	14.5%	$0	$0.00	0.0%
Total/Wtd. Avg. (9)		169,311	100.0%	$5,037,489	$34.81	100.0%

(1)	Information is based on the underwritten rent roll dated August 28, 2018.

(2)	Annual UW Rent includes contractual rent steps equal to $62,565 through May 1, 2019.

(3)	Cray has a one-time right to terminate its lease as of April 2025 with 12 months written notice and payment equal to approximately $4.9 million as an early termination fee. Cray has two five-year lease renewal options.

(4)	MOA Management LLC leases a 7,757 SF suite (4.6% of NRA) which is currently vacant. According to the borrower sponsor, the tenant is in the process of moving other operating groups that are currently located in the basement of the Mall into this space. MOA Management LLC is an affiliate of the borrower sponsor and the non-recourse carveout guarantor of the Offices at Mall of America Mortgage Loan. Additionally, the non-recourse carveout guarantor under the Offices at Mall of America Mortgage Loan serves as the guarantor for the MOA Management LLC lease.

(5)	MOA Management LLC has one five-year lease renewal option.

(6)	Bloomington Convention & Visitor has one five-year lease renewal option.

(7)	Vyaire Medical has a one-time right to terminate its lease as of April 30, 2022 with 12 months written notice and payment of a termination fee equal to the unamortized balance of tenant improvement costs, space planning costs and leasing commissions.

(8)	Vyaire Medical has one five-year lease renewal option.

(9)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the Offices at Mall of America Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	1	6,370	$39.54	3.8%	3.8%	$251,870	5.0%	5.0%
2025	0	0	$0.00	0.0%	3.8%	$0	0.0%	5.0%
2026	0	0	$0.00	0.0%	3.8%	$0	0.0%	5.0%
2027	0	0	$0.00	0.0%	3.8%	$0	0.0%	5.0%
2028	1	9,884	$36.72	5.8%	9.6%	$362,940	7.2%	12.2%
2029 & Beyond	2	128,478	$34.42	75.9%	85.5%	$4,422,679	87.8%	100.0%
Vacant	0	24,579	$0.00	14.5%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)	4	169,311	$34.81	100.0%		$5,037,489	100.0%

(1)	Information is based on the underwritten rent roll dated August 28, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Offices at Mall of America Property is located within the Minneapolis St. Paul office market and specifically in the Interstate 94 Corridor office submarket. According to the appraisal, as of the second quarter of 2018, the Minneapolis St. Paul office market reports approximately 198.0 million SF of supply, a vacancy rate of 7.7% and asking rents of $21.09 PSF on a triple net basis. According to the appraisal, as of the second quarter of 2018, the Interstate 94 Corridor office submarket reports 34.0 million SF of supply, a vacancy rate of 9.3% and asking rents of $20.67 PSF on a triple net basis. The appraisal concluded a market rent of $37.47 PSF on a gross basis and $26.00 PSF on a triple net basis for the Offices at Mall of America Property.

The Offices at Mall of America Property is located in an area referred to by the city of Bloomington as the South Loop, which is bordered by State Route 77 to the west, Interstate 494 to the north and the Minnesota River to the south and east. The South Loop is anchored by the Mall, which is one of the largest malls in North America measuring approximately 2.8 million SF and is annually the most visited shopping center in the United States. The Mall

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was built in 1992 on the former site of Metropolitan Stadium and contains approximately 430 retail and entertainment tenants. The mall is anchored by Nordstrom, Sears and Macy’s. The city benefits from its proximity to the Minneapolis-Saint Paul International Airport. Bloomington has approximately 8,000 hotel rooms. The three largest employers in the area are the University of Minnesota (18,000 employees), 3M Co. (11,000 employees) and Target Stores Inc. (10,000 employees).

According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the Offices at Mall of America Property was 8,136, 58,091 and 227,445, respectively. The estimated 2017 average household income within the same radii was $62,264, $69,631 and $89,199.

The following table presents lease comparables with respect to the Offices at Mall of America Property as identified in the appraisal:

Comparable Lease Summary(1)
Property Name/Location	Year Built	Occupancy	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Adjusted Rent PSF(2)	Lease Type
Minnesota Center 7760 France Avenue Bloomington, MN	1986	100%	Jostens	58,786	Jul-18	11.0	$15.50	$19.38	Net
Fifty South Sixth 50 S. 6th Street Minneapolis, MN	2001	94%	Confidential	105,072	Nov-17	16.0	$24.40	$28.18	NNN
T3 323 Washington Minneapolis, MN	2015	97%	Confidential	34,057	Oct-17	13.0	$23.50	$23.50	Net
8500 Tower 8500 Normandale Bloomington, MN	1987	N/A	Confidential Reliakor	2,045 1,410	Dec-17 Apr-16	5.0 7.0	$19.50 $21.00	$24.38 $26.25	Net Net
The Colonnade 5500 Wayzata Golden Valley, MN	1988	99%	Confidential	12,536	Jan-18	7.0	$23.00	$27.60	NNN

(1)	Source: Appraisal.

(2)	Includes appraisal’s adjustments for market conditions, location, quality and condition.

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MSC 2018-L1	Offices at Mall of America

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Offices at Mall of America Property:

Cash Flow Analysis(1)
	2017	5/31/2018 TTM	UW	UW PSF
Gross Potential Rent	$4,153,009	$5,438,383	$5,962,397	$35.22
Total Recoveries	$731,855	$710,063	$423,308	$2.50
Other Income	$900	$2,400	$2,400	$0.01
Less Vacancy & Credit Loss	$0	$0	($924,908)	($5.46)
Effective Gross Income	$4,885,764	$6,150,846	$5,463,197	$32.27
Total Operating Expenses	$1,244,751	$1,382,785	$1,763,611	$10.42
Net Operating Income(2)	$3,641,012	$4,768,061	$3,699,586	$21.85
Capital Expenditures	$0	$0	$25,397	$0.15
TI/LC	$0	$0	$101,587	$0.60
Net Cash Flow	$3,641,012	$4,768,061	$3,572,602	$21.10

Occupancy %(3)	80.9%	85.5%	85.5%
NOI DSCR (IO)	1.66x	2.18x	1.69x
NOI DSCR (P&I)	1.33x	1.74x	1.35x
NCF DSCR (IO)	1.66x	2.18x	1.63x
NCF DSCR (P&I)	1.33x	1.74x	1.30x
NOI Debt Yield	8.7%	11.4%	8.8%
NCF Debt Yield	8.7%	11.4%	8.5%

(1)	The Offices at Mall of America Property was completed in late 2016. Accordingly, historical operating performance prior to 2017 is not available.

(2)	The Offices at Mall of America Property was completed in late 2016. Upon completion, most of the space at the Offices at Mall of America Property was leased on a triple net basis to an affiliate of the sponsor until the building reached its current occupancy level of 85.5%. Accordingly, 2017 and 5/31/2018 TTM Net Operating Income represent the income from such sponsor affiliate lease and do not represent the in place tenancy at the Offices at Mall of America Property.

(3)	Occupancy % for 2017 is normalized to reflect occupancy that does not include space previously leased by an affiliate of the borrower sponsor (other than the space currently leased by the affiliated property manager). Inclusive of the borrower sponsor affiliated-leased space, the Offices at Mall of America Property was 95.4% leased. 5/31/2018 TTM Occupancy % is the occupancy as of August 28, 2018. UW Occupancy % is based on underwritten economic occupancy. 5/31/2018 TTM Occupancy and UW Occupancy include 40,773 SF (24.1% of NRA) that is leased by MOA Management LLC, the property manager and an affiliate of the Offices at Mall of America Borrower, of which 7,757 SF (4.6% of NRA) is currently vacant. MOA Management LLC has informed the borrower sponsor that it is in the process of moving other operating groups that are currently located in the basement of the Mall into the vacant space.

Escrows and Reserves. The Offices at Mall of America Mortgage Loan documents provide for upfront escrows in the amount of $1,778,000 for future tenant improvements and leasing commissions. The Offices at Mall of America Mortgage Loan documents also provide for ongoing monthly escrow deposits of $81,194 for real estate taxes, $2,116 for replacement reserves subject to a cap of $76,190 and $8,466 for TI/LC reserves subject to a cap of $305,000. Monthly escrow deposits for the TI/LC reserve are currently suspended until the balance falls below the cap. Insurance escrows are waived so long as, among other conditions, the Offices at Mall of America Property is covered by an acceptable blanket policy (which is currently maintained). If such condition is no longer satisfied, on each due date, the Offices at Mall of America Borrower will be required to fund an insurance reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay the annual insurance premiums.

Lockbox and Cash Management. The Offices at Mall of America Mortgage Loan is structured with a springing lockbox and springing cash management. The Offices at Mall of America Mortgage Loan requires that after the occurrence of a Sweep Event Period (as defined below) the Offices at Mall of America Borrower or property manager, as applicable, (i) deposits into the lockbox account, immediately after receipt, all rents and other revenue of any kind received by the Offices at Mall of America Borrower or the property manager with respect to the Offices at Mall of America Property and (ii) delivers tenant direction letters to the tenants directing such tenants to pay all rents into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Offices at Mall of America Mortgage Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Offices at Mall of America Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Offices at Mall of America Mortgage Loan (unless the Sweep Event Period is caused by a Major Tenant Trigger Event Period (as defined below), in which event all excess cash flow is required be transferred to a reserve for the re-tenanting of the leased space of a Major Tenant (as defined below)). To the extent that no Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the Offices at Mall of America Borrower. Additionally, the Offices at Mall of America Borrower has a two-time right to cure a Sweep Event Period and cease making deposits into the lockbox account. Upon the commencement of a third Sweep Event Period, the Offices Mall of America Borrower will be required to open, maintain and resume causing all rents and other revenue to be deposited into the lockbox for the remainder of the term of the Offices at Mall of America Mortgage Loan.

A “Sweep Event Period” will commence upon the earliest of the following: (i) the occurrence and continuance of an event of default, (ii) the date on which the debt service coverage ratio based on the trailing 12-month period is less than 1.15x and (iii) the occurrence and continuance of a Major Tenant Trigger Event Period.

A Sweep Event Period will end: with regard to clause (i), upon the cure of such event of default, with regard to clause (ii), when the debt service coverage ratio based on the trailing 12-month period is at least 1.20x for two consecutive calendar quarters, and with regard to clause (iii), when the related Major Tenant Trigger Event Period is cured, as further described below.

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A “Major Tenant Trigger Event Period” means that either Cray, MOA Management LLC or a replacement tenant (each a “Major Tenant”) (i) defaults under its lease, (ii) goes dark in 75.0% or more of its leased premises (excluding the 7,757 SF suite leased to MOA Management LLC that is currently vacant) or gives notice of its intention to do the foregoing, (iii) gives notice to vacate or vacates its leased space at the Offices at Mall of America Property, (iv) becomes a debtor in any bankruptcy or other insolvency proceeding, (v) terminates its lease, or (vi) fails to renew or extend the term of its lease for a period of five years, either (a) on terms and conditions stated in its respective lease, (b) on market terms and conditions or (c) on terms reasonably satisfactory to the lender at least 12 months prior to its lease expiration.

Such Major Tenant Trigger Event Period will terminate: with regard to clause (i), upon the related tenant curing such default and no other default has occurred under such lease for two consecutive quarters; with regard to clauses (ii), (iii) and (v), the related tenant has rescinded such notice and/or resumed its customary business operations at its leased space for at least two calendar quarters; with regard to clause (iv), the lease for the related tenant is assumed or affirmed in such proceeding and the related tenant is discharged from bankruptcy such that no proceedings are ongoing; with regard to clause (vi), the related tenant exercises the applicable extension option or enters into a new lease on terms and conditions satisfactory to the lender; and with regard to clauses (i) through (vi), a Major Tenant Re-Tenanting Event (as defined below) has occurred.

A “Major Tenant Re-Tenanting Event” means that: (i) the Cray space or MOA Management LLC space, as applicable, is leased pursuant to a replacement lease having a term of at least five years for the related space, as applicable, (ii) such replacement tenant has taken occupancy of the leased premises, is paying full unabated rent and is open for business and all tenant improvements costs and leasing commissions have been paid and (iii) such replacement tenant has delivered a signed estoppel certificate reasonably satisfactory to the lender.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Offices at Mall of America Borrower is required to obtain terrorism insurance for domestic and foreign acts of terrorism (as defined in the Terrorism Risk Insurance Program Reauthorization Act of 2007 as amended or replaced) in an amount equal to the full replacement cost of the Offices at Mall of America Property and business interruption insurance of at least 18 months as required under the Offices at Mall of America Mortgage Loan documents. If TRIPRA or a similar or subsequent statute is not in effect, then provided that insurance for “Acts of Terrorism” is commercially available, the Offices at Mall of America Borrower will be required to carry such insurance throughout the term of the Offices at Mall of America Mortgage Loan as required by the preceding sentence, but in such event the Offices at Mall of America Borrower will not be required to spend more than the Terrorism Cap Amount (as defined below) on terrorism insurance coverage, and if the cost of such insurance exceeds the Terrorism Cap Amount, the Offices at Mall of America Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and loss of rents/business interruption insurance required under the loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and loss of rents/business interruption insurance). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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MSC 2018-L1	The Gateway

Mortgage Loan No. 6 – The Gateway

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MSC 2018-L1	The Gateway

Mortgage Loan No. 6 – The Gateway

The Gateway
550 & 560 Battery Street, 440 Davis Court, 100 Washington Street,
155 Jackson Street, 405 Davis Court, 200 Washington Street,
99 Jackson Street,1-9 Boston Ship Plaza, 10-13 & 25-38 Hinckley Walk,
14-24 Whaleship Plaza, 39-58 Ironship Plaza
San Francisco, CA 94111
SAN FRANCISCO
San Francisco Bay
North Beach
Telegraph Hill
Chinatown
Union Square
Financial District
SoMa
South Beach
Chestnut St
Lombard St
Greenwich St
Filbert St
Union St
Broadway
Pacific Ave
Jackson St
Washington St
Clay St
Sacramento St
California St
Pine St
Bush St
Sutter St
Post St
Geary St
O'Farrell St
Ellis St
Vallejo St
Green St
Powell St
Stockton St
Columbus Ave
Montgomery St
Sansome St
Battery St
Front St
Davis St
Drumm St
Kearny St
Grant Ave
Market St
Mission St
Howard St
Folsom St
Harrison St
Bryant St
Brannan St
Tehama St
Jessie St
Clementina St
Main St
Beale St
Fremont St
1st St
2nd St
3rd St
4th St
5th St
Spear St
Steuart St
Federal St
Delancey St
Embarcadero
Embarcadero South
EMBARCADERO & SANSOME
EMBARCADERO & GREENWICH
EMBARCADERO & GREEN
EMBARCADERO & BROADWAY
EMBARCADERO & WASHINGTON
DON CHEE WAY & STEUART
EMBARCADERO & FOLSOM
EMBARCADERO & HARRISON
EMBARCADERO & BRANNAN
EMBARCADERO
MONTGOMERY
POWELL
James R. Herman Cruise Terminal
Pioneer Park
Coit Tower
Greenwich Steps
Levi's Plaza
Washington Square Park
Public Library of Science
Exploratorium
Nielsen
KRON 4
Esurance Corp. Office
Sydney G. Walton Square
The Gateway Theatre
Transamerica Bldg.
One Maritime Plaza
Portsmouth Square
EMBARCADERO CENTER
One Embarcadero
Two Embarcadero
Three Embarcadero
Four Embarcadero
Justin Herman Plaza
Ferry Building
Omni San Francisco
Wells Fargo Corp. Offices
CABLE CAR LINE
CENTRAL SUBWAY (Under Construction)
Ritz Carlton
Bank of America Bldg.
Mandarin Oriental SF
101 California
One Market Plaza
Federal Reserve Bank of SF
Pacific Gas and Electric
100 Spear
200 Spear Street
201 Mission Street
50 Fremont Center
Millennium Tower
Park Tower at Transbay (Under Constr.)
Gap Inc. Corp. HQ
Google SF
Grand Hyatt SF
Sir Francis Drake
Crocker Galleria
Oceanwide Center (Under Constr.)
Salesforce Tower
TRANSBAY TRANSIT CENTER (Under Construction)
Golden Gate University
The Infinity Towers
Macy's
MUNI METRO
BART
Four Seasons Hotel SF
SF Marriott Marquis
Contemporary Jewish Museum
SF Museum of Modern Art
Academy of Art Univ.
Yerba Buena Center for the Arts
Yerba Buena Gardens
W San Francisco
Rackspace
UBM Tech
San Francisco Shopping Center
Metreon
Moscone North
MOSCONE CONVENTION CENTER
Moscone West
Moscone South
Children's Creativity Museum
Bit Torrent
Twilio
InterContinental
Comcast SportsNet
Hired.com
South Park
Dropbox
San Francisco-Oakland Bay Bridge
80
San Rafael
Richmond
Pinole
Pittsburg
Concord
Walnut Creek
Berkeley
Emeryville
Oakland
Alameda
SAN FRANCISCO
Daly City
South San Francisco
San Bruno
Pacifica
Burlingame
San Mateo
Hayward
San Leandro
Castro Valley
Dublin
Pleasanton
Union City
Fremont
Newark
Redwood City
Palo Alto
Mtn. View
Santa Clara
Sunnyvale
SAN JOSE
Half Moon Bay
Pacific Ocean
Sausalito
Tiburon
Mill Valley
Danville
San Ramon

A-3-55

MSC 2018-L1	The Gateway

Mortgage Loan No. 6 – The Gateway

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	CCRE	Single Asset/Portfolio:	Single Asset
Original Balance(1):	$40,000,000	Location:	San Francisco, CA 94111
Cut-off Date Balance(1):	$40,000,000	General Property Type(6):	Multifamily
% of Initial Pool Balance:	4.4%	Detailed Property Type(6):	High Rise
Loan Purpose:	Refinance	Title Vesting:	Fee
Sponsors(2):	Prime Property Fund II, L.P.; C M	Year Built/Renovated:	1965-1967/2010-2018
Golden Gate, Inc.; Oakhill Gateway	Size(6):	1,254 Units
Partners, L.P.	Cut-off Date Balance per Unit(1)(6):	$263,158
Mortgage Rate:	3.7218181818%	Maturity Date Balance per Unit(1)(6):	$263,158
Note Date:	3/16/2018	Property Manager:	Golden Management, Inc.
First Payment Date:	5/6/2018	(borrower-related)
Maturity Date:	4/6/2028
Original Term to Maturity:	120 months	Underwriting and Financial Information
Original Amortization Term:	0 months	UW NOI:	$37,417,049
IO Period:	120 months	UW NOI Debt Yield(1):	11.3%
Seasoning:	6 months	UW NOI Debt Yield at Maturity(1):	11.3%
Prepayment Provisions(3):	LO (11); YM1 (19); DEF/YM1 (83); O (7)	UW NCF DSCR(1):	2.98x
Lockbox/Cash Mgmt Status:	Soft/Springing	Most Recent NOI:	$37,784,429 (7/31/2018 TTM)
Additional Debt Type(1)(4):	Pari Passu/Subordinate Debt	2nd Most Recent NOI:	$37,344,275 (12/31/2017)
Additional Debt Balance(1)(4):	$290,000,000/$220,000,000	3rd Most Recent NOI:	$37,666,095 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)	Most Recent Occupancy(6):	93.9% (6/30/2018)
Reserves(5)	2nd Most Recent Occupancy(6):	96.7% (1/25/2018)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(6):	95.8% (12/31/2016)
RE Tax:	$0	Springing	N/A	Appraised Value (as of):	$868,800,000 (2/1/2018)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	38.0%
Recurring Replacements:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	38.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes(1):	$330,000,000	60.0%	Loan Payoff:	$337,917,797	61.4%
Subordinate Notes(1):	$220,000,000	40.0%	Return of Equity:	$208,695,272	37.9%
			Closing Costs:	$3,386,930	0.6%
Total Sources:	$550,000,000	100.0%	Total Uses:	$550,000,000	100.0%

(1)	The Gateway Mortgage Loan (as defined below) is part of The Gateway Whole Loan (as defined below), which is comprised of nine pari passu senior promissory notes with an aggregate original principal balance of $330,000,000 (“The Gateway Senior Notes”) and six subordinate promissory notes (four pari passu B-Notes and two pari passu C-Notes) with an aggregate original principal balance of $220,000,000 (“The Gateway Subordinate Companion Loans”). The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising The Gateway Senior Notes, without regard to The Gateway Subordinate Companion Loans. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on The Gateway Whole Loan aggregate principal balance of $550,000,000 are $438,596, $438,596, 6.8%, 6.8%, 1.61x, 63.3% and 63.3%, respectively.

(2)	There is no non-recourse carveout guarantor for The Gateway Whole Loan and no environmental indemnitor other than The Gateway Borrower (as defined below).

(3)	Prior to the open prepayment date of October 6, 2027, The Gateway Whole Loan may be, (a) defeased in whole, but not in part, at any time after the earlier of (i) March 16, 2021, or (ii) two years from the closing date of the securitization that includes the last pari passu promissory note of The Gateway Senior Notes to be securitized (the assumed lockout period of 30 payments is based on the closing date of this transaction in October 2018) or (b) prepaid in whole, but not in part, on and after April 6, 2019 with payment of the greater of 1% of the amount prepaid or a yield maintenance premium.

(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for a discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	The Gateway Property (as defined below) also includes 61,989 SF of ground floor commercial space, 58 townhomes, and 866 garage parking spaces which are not included in the unit count or occupancy figures.

The Mortgage Loan. The sixth largest mortgage loan (“The Gateway Mortgage Loan”) is part of a whole loan (“The Gateway Whole Loan”) in the aggregate original principal amount of $550,000,000. The Gateway Whole Loan is secured by a first priority fee mortgage encumbering a residential community totaling 1,254 high-rise rent-controlled units, 58 low-rise townhouse rent-controlled units, 61,989 SF of commercial space, and 866 garage parking spaces located in San Francisco, California (“The Gateway Property”). The Gateway Whole Loan was co-originated by Deutsche Bank AG, New York Branch (“DBNY”) and Bank of America, N.A. (“BANA”). The Gateway Whole Loan is comprised of (i) nine senior pari passu promissory notes with an original aggregate principal balance of $330,000,000 (Notes A-1-A1, A-1-A2, A-1-A3, A-1-A4, A-1-A5, A-1-A6, A-1-B, A-2-A and A-2-B), (ii) four subordinate pari passu B-Notes with an original aggregate principal balance of $105,000,000 (Notes B-1-A, B-1-B, B-2-A and B-2-B: collectively, “The Gateway B-Notes”) that are subordinate to The Gateway Senior Notes, and (iii) two subordinate pari passu C-Notes with an original aggregate principal balance of $115,000,000 (Notes C-1 and C-2: collectively, “The Gateway C-Notes”) that are subordinate to both The Gateway Senior Notes and The Gateway B-Notes. Notes A-1-A3 and A-1-A4 in the aggregate original principal amount of $40,000,000 were purchased by Cantor Commercial Real Estate Lending, L.P. (“CCRE”) from DBNY and represent The Gateway Mortgage Loan. The Gateway Mortgage Loan is being contributed by CCRE

A-3-56

MSC 2018-L1	The Gateway

and will be included in the MSC 2018-L1 securitization trust. Of The Gateway Senior Notes remaining, evidenced by Notes A-1-A1, A-1-A2, A-1-A5, A-1-A6, A-1-B, A-2-A and A-2-B (collectively, “The Gateway Pari Passu Senior Companion Loans”), Notes A-1-A2, A-1-A5 and A-1-A6 are currently being held by DBNY and are expected to be contributed to one or more future securitization trusts, while Notes A-1-A1, A-1-B, A-2-A and A-2-B have been contributed to other securitization trusts as described in the table below. The Gateway Subordinate Companion Loans have been sold as described in the table below. The Gateway Whole Loan will be serviced pursuant to the pooling and servicing agreement for the COMM 2018-HOME securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans—The Gateway Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Prospectus.

Proceeds from The Gateway Whole Loan were used to pay off the existing debt of $337,917,797 that was securitized in two deals by Freddie Mac in 2013, FREMF 2013-K33 and FREMF 2013-K34, fund closing costs of $3,386,930, and return $208,695,272 of equity to The Gateway Borrower.

The Gateway Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
Note A-1-A1	$120,000,000	$120,000,000	COMM 2018-HOME	No(1)
Note A-1-A2	$20,000,000	$20,000,000	DBNY	No
Note A-1-A3	$20,000,000	$20,000,000	MSC 2018-L1	No
Note A-1-A4	$20,000,000	$20,000,000	MSC 2018-L1	No
Note A-1-A5	$10,000,000	$10,000,000	DBNY	No
Note A-1-A6	$7,500,000	$7,500,000	DBNY	No
Note A-1-B	$50,000,000	$50,000,000	Benchmark 2018-B4	No
Note A-2-A	$27,500,000	$27,500,000	BANK 2018-BNK11	No
Note A-2-B	$55,000,000	$55,000,000	BANK 2018-BNK12	No
Note B-1-A	$39,375,000	$39,375,000	Prima Mortgage Investment Trust, LLC	No(1)
Note B-1-B	$39,375,000	$39,375,000	New York State Teachers’ Retirement System	No(1)
Note B-2-A	$13,125,000	$13,125,000	Prima Mortgage Investment Trust, LLC	No(1)
Note B-2-B	$13,125,000	$13,125,000	New York State Teachers’ Retirement System	No(1)
Note C-1	$86,250,000	$86,250,000	Teachers Insurance and Annuity Association of America	Yes(1)
Note C-2	$28,750,000	$28,750,000	Teachers Insurance and Annuity Association of America	Yes(1)
Total	$550,000,000	$550,000,000

(1)	The Gateway Whole Loan is being serviced pursuant to the COMM 2018-HOME pooling and servicing agreement. However, so long as no “control appraisal period” has occurred and is continuing with respect to The Gateway C-Notes, the holder of a majority (by principal balance) of The Gateway C-Notes will be the controlling noteholder and will have the right to approve certain modifications and consent to certain actions taken with respect to The Gateway Whole Loan; however if a control appraisal period has occurred and is continuing with respect to The Gateway C-Notes but not with respect to The Gateway B-Notes, the holder of a majority (by principal balance) of The Gateway B-Notes will be the controlling holder with the rights described above. If a control appraisal period has occurred and is continuing with respect to all subordinate notes, the holder of Note A-1-A1 will be the controlling noteholder with the rights described in the preceding sentence, which rights may be exercised by the controlling class certificate holder (or its representative or any party assigned to exercise the rights of the controlling noteholder under the COMM 2018-HOME pooling and servicing agreement).

The Borrower and Sponsors. The borrower is Golden Gateway Center SPE, LLC, a single purpose Delaware limited liability company with two independent directors (“The Gateway Borrower”). The Gateway Borrower is indirectly owned by three general partners: Prime Property Fund II, L.P., an entity of the Prime Group; C M Golden Gate, Inc., an entity of C M Capital Corporation; and Oakhill Gateway Partners, L.P., an entity of Oak Hill Investments, Inc. (together, “The Gateway Mortgage Loan Sponsors”). There is no non-recourse carveout guarantor for The Gateway Whole Loan and no environmental indemnitor other than The Gateway Borrower.

Prime Group is a real estate platform that owns and manages over $7 billion in assets nationwide. Its subsidiary, Prime Residential, is an owner of multifamily rental communities, with more than 14,000 residential units in its portfolio. C M Capital Corporation is based in Palo Alto, California, and is an investor in real estate and alternative asset classes. Oak Hill Investments, Inc. acts as managing general partner overseeing day-to-day operations of The Gateway Property.

The Property. The Gateway Property is a Class A rent-controlled residential community situated on over 7.7 acres and encompassing four full city blocks in San Francisco, California. The Gateway Property was constructed in two phases from 1965 to 1967 and contains 940,823 SF of rentable living area across 1,254 apartment units in four high-rise buildings and 58 townhouse units in 19 low-rise buildings. The high-rise buildings are comprised of two 22-story structures and two 25-story structures. The low-rise buildings are each two stories and are interspersed among outdoor plazas and pedestrian walkways. The Gateway Property includes subterranean parking garages providing 866 parking spaces (0.69 spaces per apartment unit) and includes a dedicated 1.665-acre park parcel known as Sydney G. Walton Square, which connects to the main portion of The Gateway Property via a sky bridge. The park parcel is required to remain a green belt and is prohibited from any development.

The Gateway Property also features 61,989 SF of ground floor commercial space, which commercial component contributed approximately 4.0% of the 2017 effective gross income at The Gateway Property. As of February 7, 2018, the commercial space was 88.6% leased to 14 tenants at a weighted average base rent of $34.29 PSF. The commercial tenants include Safeway Stores, Inc., which is the San Francisco Financial District’s only full service grocery store, national tenants including Bank of America, Baskin Robbins and Starbucks, and a collection of smaller local tenants including a dentist’s office, cleaners and beauty salon as well as a fitness center operated by an affiliate of The Gateway Borrower.

The Gateway Property offers its tenants controlled access, on-site maintenance and property management, attended security desks in each lobby, video surveillance in common areas, a landscaped courtyard and sundeck, bike racks, storage and parking for rental, as well as discounted fees for access to the on-site fitness center, swim and tennis club. The high rise apartments feature laundry on each floor. The townhome units offer two to four bedroom units, each with a fireplace and raised skylight above the bathrooms. Every unit features a balcony or patio space and a majority of the units have unobstructed city or water views of the San Francisco Bay. Between 2010 and 2018, The Gateway Borrower invested over $21.5 million on exterior, common areas and interior unit renovations.

The residential component at The Gateway Property was 93.9% occupied as of June 30, 2018. The Gateway Property has averaged a 96.6% occupancy rate over the last 15 years and has experienced revenue growth, averaging 4.14% during the past five years, despite being subject to San Francisco’s rent control ordinance. The rent control ordinance does not limit the starting rent on any new lease, but limits any rental increase that a landlord can charge to 60.0% of the annual increase in the consumer price index. There are no low income units at The Gateway Property.

A-3-57

MSC 2018-L1	The Gateway

The table below shows the high-rise apartment unit mix at The Gateway Property:

The Gateway Apartment Unit Mix
Unit Type	Units	Occupied Units	% Occupied	Average Unit Size (SF)	Total Unit Size (SF)	Average Monthly In-Place Rent per Unit	Average Monthly Asking Rent per Unit	Market Monthly Rent per Unit	Average Monthly In-Place Rent PSF	Average Monthly Asking Rent PSF	Market Monthly Rent PSF
Studio	391	380	97.2%	541	211,682	$2,477	$3,124	$3,000	$4.58	$5.77	$5.55
1BD/1BA	530	522	98.5%	718	380,654	$2,832	$3,475	$3,300	$3.94	$4.84	$4.60
2BD/1BA	159	152	95.6%	908	144,383	$3,501	$4,453	$4,250	$3.86	$4.90	$4.68
2BD/2BA	104	98	94.2%	972	101,060	$3,989	$5,011	$4,900	$4.10	$5.16	$5.04
2BD/2BA PH	4	4	100.0%	1,498	5,991	$6,132	$7,472	$7,500	$4.09	$4.99	$5.01
2BD/2.5BA TH	34	32	94.1%	1,396	47,470	$4,491	$5,789	$5,900	$3.22	$4.15	$4.23
3BD/2BA	4	4	100.0%	1,272	5,086	$4,386	$5,684	$5,700	$3.45	$4.47	$4.48
3BD/2BA PH	4	4	100.0%	1,701	6,803	$5,187	$5,728	$5,850	$3.05	$3.37	$3.44
3BD/2.5BA TH	20	20	100.0%	1,533	30,650	$7,552	$8,285	$8,450	$4.93	$5.40	$5.51
4BD/2.5BA TH	4	4	100.0%	1,761	7,044	$6,366	$6,698	$6,700	$3.62	$3.80	$3.80
Total/Wtd. Avg.	1,254	1,220	97.3%(1)	750	940,823	$3,023	$3,761	$3,652	$4.03	$5.01	$4.87

Source: Appraisal.

(1)	The occupancy figure is sourced from the appraisal dated September 18, 2018. The Gateway Property was 93.9% occupied as of June 30, 2018, based on the 1,254 available residential units.

The Market. The Gateway Property’s primary address is 440 Davis Court in San Francisco, California in the Northeast Waterfront area of the city, just southwest of The Embarcadero, north of the Downtown Financial District and east of the Jackson Square District. The Gateway Property is bound by Battery Street to the west, Drumm Street to the east, Jackson Street to the north and Washington Street to the south. The Gateway Property is accessible from San Francisco’s Bay Bridge, San Francisco International Airport, the Golden Gate Bridge and AT&T Park, home of the San Francisco Giants. There are many forms of public transportation within walking distance of The Gateway Property including the BART (Bay Area Rapid Transit), MUNI Metro, AC Transit and CalTrain.

San Francisco employers include various technology companies. In early 2016, Apple opened an office in the South Financial District with approximately 450 employees. Salesforce employs approximately 6,600 workers in San Francisco, with total employees growing by 12% in 2016 to become the city’s second-largest employer behind Wells Fargo with approximately 8,200 in its San Francisco workforce. Uber has also been increasing its presence in the city, increasing its employee base by 84% to approximately 4,000 in January 2017. San Francisco benefits from its proximity to higher learning institutions such as Stanford University (12,973 employees) and University of San Francisco (9,784 employees) approximately 36 miles and 4 miles, respectively, from The Gateway Property. The 2017 population within a one-, three- and five-mile radius of The Gateway Property was 63,096, 342,432 and 605,258, respectively. The 2017 estimated average household income within a one-, three- and five-mile radius of The Gateway Property was $117,355, $123,267 and $127,739, respectively.

The Gateway Property is located in the Russian Hill / Embarcadero submarket within the greater San Francisco multifamily market, located on the Northeast point of the San Francisco peninsula. The submarket is bound by California Street to the south, Polk Street to the west and extends to the San Francisco Bay in the north and east. According to the appraisal, the 9,853-unit submarket had a vacancy rate of 4.3% in the fourth quarter of 2017, with an average asking rent of $3,313 per unit, down 4.4% and up 0.2% from the third quarter of 2017, respectively. The Gateway Property is also located in the San Francisco Downtown North Submarket within the greater San Francisco retail market. According to the appraisal, the 2,926,371 SF retail submarket had a vacancy rate of 6.1% in the fourth quarter of 2017 with average asking rents of $55.83 PSF (NNN) up from $55.33 in the third quarter of 2017.

The appraisal did not note any new supply recently completed or under construction that will be directly competitive with The Gateway Property.

A-3-58

MSC 2018-L1	The Gateway

Comparable rental properties to The Gateway Property are shown in the table below:

Comparable Rental Properties
Property, Address	Year Built / Renovated	# Units	Occupancy	Average Unit Size (SF)	Average Monthly In-Place Rent per Unit	Average Monthly In-Place Rent PSF	Distance
The Gateway 440 Davis Court(1), San Francisco, CA	1965 – 1967 / 2010 – 2018	1,254	93.9%(2)	750	$3,023	$4.03	N/A
Filmore Center 1475 Fillmore Street, San Francisco, CA	1989	1,114	97%	753	$3,123	$4.15	2.0 Mi W
Rincon Green Apartments 333 Harrison Street, San Francisco, CA	2013	326	97%	598	$3,459	$5.78	0.7 Mi S
Carmel Rincon 88 Howard Street, San Francisco, CA	1989	320	94%	711	$3,869	$5.44	0.3 Mi S
388 Beale Apartments 388 Beale Street, San Francisco, CA	2000	226	95%	1,111	$4,850	$4.36	0.7 Mi S
Bayside Village 580 Beale Street, San Francisco, CA	1988	862	97%	767	$3,357	$4.37	1.0 Mi S
Soma Square 1 St. Francis Place, San Francisco, CA	1985	410	97%	787	$3,834	$4.87	0.9 Mi S
The Paramount 680 Mission Street, San Francisco, CA	2001	486	97%	797	$4,450	$5.58	0.7 Mi S
NorthPoint 2211 Stockton Street, San Francisco, CA	1967	514	99%	672	$2,716	$4.04	1.0 Mi NW
Total/Wtd. Avg.(3)		4,258	97%	758	$3,515	$4.65

Source: Appraisal.

(1)	The address above represents The Gateway Property’s primary address. The full address for The Gateway Property is 550 & 560 Battery Street, 440 Davis Court, 100 Washington Street, 155 Jackson Street, 405 Davis Court, 200 Washington Street, 99 Jackson Street, 1-9 Boston Ship Plaza, 10-13 & 25-38 Hinckley Walk, 14-24 Whaleship Plaza and 39-58 Ironship Plaza.

(2)	The Gateway Property was 93.9% occupied as of June 30, 2018, based on the 1,254 available residential units.

(3)	Total/Wtd. Avg. statistics exclude The Gateway Property.

Operating History Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Gateway Property:

Cash Flow Analysis
	2013	2014	2015	2016	2017	7/31/2018 TTM	UW	UW per Unit(1)
Base Rent	$37,937,500(2)	$41,175,884	$43,308,092	$44,970,891	$45,503,069	$46,030,763	$46,030,763	$36,707
Commercial Income	$1,800,200	$1,871,377	$2,004,157	$2,023,910	$1,935,551	$1,950,235	$1,950,235	$1,555
Parking	$1,964,400	$2,019,443	$2,038,759	$2,002,455	$1,898,201	$1,849,472	$1,849,472	$1,475
Other Income(3)	$1,204,100	$1,254,913	$1,393,330	$1,376,571	$1,415,608	$1,336,155	$1,336,155	$1,066
Less Vacancy & Credit Loss	$96,500(2)	$1,618,919	$1,524,918	$2,101,397	$2,524,821	$2,417,251	$2,417,251	$1,928
Effective Gross Income	$42,809,700	$44,702,698	$47,219,420	$48,272,429	$48,227,609	$48,749,375	$48,749,375	$38,875
Total Operating Expenses	$10,274,300	$10,237,030	$10,391,115	$10,606,334	$10,883,334	$10,964,946	$11,332,325	$9,037
Net Operating Income	$32,535,400	$34,465,668	$36,828,305	$37,666,095	$37,344,275	$37,784,429	$37,417,049	$29,838
Capital Expenditures	$0	$0	$0	$0	$0	$0	$313,500	$250
Net Cash Flow	$32,535,400	$34,465,668	$36,828,305	$37,666,095	$37,344,275	$37,784,429	$37,103,549	$29,588

Occupancy %(1)	97.4%	97.1%	97.1%	95.8%	96.7%(4)	93.9%(5)	95.0%
NOI DSCR(6)	2.61x	2.77x	2.96x	3.02x	3.00x	3.03x	3.00x
NCF DSCR(6)	2.61x	2.77x	2.96x	3.02x	3.00x	3.03x	2.98x
NOI Debt Yield(6)	9.9%	10.4%	11.2%	11.4%	11.3%	11.4%	11.3%
NCF Debt Yield(6)	9.9%	10.4%	11.2%	11.4%	11.3%	11.4%	11.2%

(1)	UW per Unit and Occupancy figures above are based on the 1,254 available residential units. The Gateway Property also includes 61,989 SF of ground floor commercial space, 58 townhomes, and 866 garage parking spaces which are not included in the unit count or occupancy figures.

(2)	2013 Base Rent is shown net of vacancy. Vacancy in 2013 was 2.6%.

(3)	Other Income includes utility reimbursements.

(4)	Occupancy as of January 25, 2018.

(5)	Occupancy as of June 30, 2018.

(6)	Debt service coverage ratios and debt yield figures are based on The Gateway Senior Notes and exclude The Gateway Subordinate Companion Loans.

A-3-59

MSC 2018-L1	The Gateway

Escrows and Reserves. During the occurrence and continuance of an event of default, The Gateway Borrower is required to deposit monthly (i) 1/12 of the annual real estate taxes, (ii) 1/12 of the annual capital expenditures and (iii) 1/12 of the estimated annual insurance premiums (unless an acceptable blanket policy is in place), as estimated by the lender.

Lockbox and Cash Management. The Gateway Whole Loan documents require a soft lockbox for rents received from residential tenants and commercial tenants other than Bank of America, National Association and Safeway, Inc., and a hard lockbox for rents received from Bank of America National Association and Safeway, Inc., which amounts are required to be transferred daily to The Gateway Borrower’s operating account unless an event of default has occurred and is continuing. Upon an event of default until the cure of the event of default, transfers to The Gateway Borrower’s operating account are required to cease and sums on deposit in the lockbox account are required to be swept daily into a lender-controlled cash management account and applied to payment of all monthly amounts due under The Gateway Whole Loan documents.

Additional Secured Indebtedness (not including trade debts). The Gateway Property also secures The Gateway Pari Passu Senior Companion Loans, in the aggregate original principal amount of $290,000,000, and The Gateway Subordinate Companion Loans, in the aggregate original principal amount of $220,000,000. The Gateway Pari Passu Senior Companion Loans and The Gateway Subordinate Companion Loans are coterminous with The Gateway Mortgage Loan. The Gateway Pari Passu Senior Companion Loans accrue interest at the same rate as The Gateway Mortgage Loan. The Gateway B-Notes accrue interest at the rate of 4.5000% per annum, and The Gateway C-Notes accrue interest at the rate of 4.9300% per annum. The Gateway Mortgage Loan along with The Gateway Pari Passu Senior Companion Loans are each pari passu in right of payment and together are senior in right of payment to The Gateway Subordinate Companion Loans. The holders of The Gateway Mortgage Loan, The Gateway Pari Passu Senior Companion Loans and The Gateway Subordinate Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on The Gateway Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loans—The Gateway Whole Loan” in the Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Substitution of Property. Not permitted.

Terrorism Insurance. The Gateway Borrower is required to maintain insurance coverage for perils and acts of terrorism in an amount equal to the full replacement cost of The Gateway Property (plus 24 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering (i) the 12 months following restoration or (ii) the period of time until such income returns to the same level it was at prior to the loss, whichever occurs first), provided that the coverage is commercially available and if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or extension thereof is not in effect, The Gateway Borrower will not be required to pay annual premiums in excess of two times the premium of the required property and rental loss/business interruption insurance (without giving effect to the cost of the terrorism, flood, wind, and/or earthquake components) insuring The Gateway Property. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-60

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A-3-61

MSC 2018-L1	Plaza Frontenac

Mortgage Loan No. 7 – Plaza Frontenac

A-3-62

MSC 2018-L1	Plaza Frontenac

Mortgage Loan No. 7 – Plaza Frontenac

A-3-63

MSC 2018-L1	Plaza Frontenac

Mortgage Loan No. 7 – Plaza Frontenac

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Fenton
Arnold
Oakville
Columbia
Waterloo
Plaza at DePaul
SSM Health DePaul Hospital
Lambert-St. Louis International Airport
Ferguson
Berkeley
Kinloch
Bridgeton
The Crossings at Northwest
St. Ann
St. Ann Golf Course
Woodson Terrace
Cool Valley
Maryland Heights
St. John
Bellerive
Bel-Ridge
University of Missouri St. Louis
Bel-Nor
Breckenridge Rd
St. Charles Rock Rd
Midland Blvd
Overland
Lindbergh Blvd
Page Ave
Schuetz Rd
Normandy Golf Course
Vinita Park
Greendale
METROLINK
Rock Road
Pagedale
Chesterfield
Heritage Place
Four Seasons Country Club
Craig Rd
Olive Blvd
Monsanto Company
Olivette
University City
Heman Park
Creve Coeur
ST. LOUIS COUNTY
Bellerive Country Club
Ladue Rd
St. Luke's Hospital
Clayton School Stadium
Ladue Crossing Shopping Ctr.
Delmar Blvd
Saint Louis Country Club
Ladue
Mercy Hospital
Westwood Country Club
Missouri Baptist University
Maryville University
Conway Rd
Clayton Rd
Log Cabin Golf Club
Clayton
Forsyth
Washington University
Fontbonne College
Concordia Seminary
St. Louis Galleria
Richmond Heights
Missouri Baptist Medical Ctr.
St. Louis County Library
Town and Country
Town and Country Crossing
Frontenac
Old Warson Country Club
Brentwood
Brentwood Square
The Promenade at Brentwood
SSM St. Mary's Health Center
Downtown St. Louis 7 miles
Queeny Park
Plaza Frontenac
1701 South Lindbergh Boulevard
Frontenac, MO 63131
Ballwin
Des Peres
Olympic Oaks Village
Maplewood
Brentwood Plaza
Manchester Rd
Manchester Meadows
Manchester Highlands Shopping Center
Des Peres Square
West County Center
Glendale
Webster Groves
Newport Ave
Big Bend Blvd
ST. LOUIS
Sutton Place Shopping Center
St. Luke's Des Peres Hospital
Shrewsbury
Adams Ave
MacKenzie Pointe Shopping Center
Kirkwood
Manchester
Greenbriar Hills Country Club
National Museum of Transportation
Saint Louis Community College - Meramec
Big Bend Rd
Kirkwood Commons
Watson Plaza
Greentree Park
Valley Park
Simpson Park
Watson Rd
Crestwood
Affton
Sunset Hills Plaza
Grant's Farm
Meramec River
FENTON LOGISTICS PARK
Unger Park
North Buder Park
Eddie and Park Rd
Sunset Hills
Fenton
FENTON INDUSTRIAL PARK
Concord

A-3-64

MSC 2018-L1	Plaza Frontenac

Mortgage Loan No. 7 – Plaza Frontenac

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$40,000,000			Location:	Frontenac, MO 63131
Cut-off Date Balance(1):	$40,000,000			General Property Type:	Retail
% of Initial Pool Balance:	4.4%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	General Growth Properties; Canada Pension Plan Investment Board			Year Built/Renovated:	1974/1994
				Size(5):	351,006 SF
Mortgage Rate:	4.4330%			Cut-off Date Balance per SF(1):	$285
Note Date:	7/2/2018			Maturity Date Balance per SF(1):	$285
First Payment Date:	9/1/2018			Property Manager:	General Growth Management, Inc. (borrower-related)
Maturity Date:	8/1/2028
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	0 months			UW NOI:	$10,022,234
IO Period:	120 months			UW NOI Debt Yield(1):	10.0%
Seasoning:	2 months			UW NOI Debt Yield at Maturity(1):	10.0%
Prepayment Provisions(2):	LO (26); DEF (90); O (4)			UW NCF DSCR(1):	2.09x
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI:	$9,885,268 (12/31/2017)
Additional Debt Type(1)(3):	Pari Passu			2nd Most Recent NOI:	$9,783,836 (12/31/2016)
Additional Debt Balance(1)(3):	$60,000,000			3rd Most Recent NOI:	$9,496,000 (12/31/2015)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	96.5% (3/1/2018)
Reserves(4)				2nd Most Recent Occupancy:	95.7% (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	98.5% (12/31/2016)
RE Tax:	$0	Springing	N/A	Appraised Value (as of):	$210,000,000 (5/20/2018)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	47.6%
Recurring Replacements:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	47.6%
TI/LC:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$100,000,000	100.0%	Loan Payoff	$52,133,931	52.1%
			Return of Equity	$47,081,971	47.1%
			Closing Costs	$784,098	0.8%
Total Sources:	$100,000,000	100.0%	Total Uses:	$100,000,000	100.0%

(1)	The Plaza Frontenac Mortgage Loan (as defined below) is part of the Plaza Frontenac Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal amount of $100,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Plaza Frontenac Whole Loan.

(2)	The Plaza Frontenac Whole Loan may also be prepaid in part in the amount of $6,500,000, together with, if prior to the open period, a prepayment fee equal to the greater of 1% of the amount prepaid and a yield maintenance premium, in connection with a release of the Saks parcel. Defeasance of the Plaza Frontenac Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the last securitization involving any portion of the loan or (ii) July 2, 2021. The assumed lockout period of 26 payments is based on the closing date of this transaction in October 2018. “Release of Property” below.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for a discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The Plaza Frontenac Property (as defined below) is part of a larger retail center which also includes a 135,044 SF non-collateral parcel owned by Neiman Marcus.

The Mortgage Loan. The seventh largest mortgage loan (the “Plaza Frontenac Mortgage Loan”) is part of a whole loan (the “Plaza Frontenac Whole Loan”) evidenced by three pari passu promissory notes in the original principal amount of $100,000,000. The Plaza Frontenac Whole Loan is secured by a first priority fee interest in a retail property in Frontenac, Missouri (the “Plaza Frontenac Property”). The controlling Promissory Note A-1 in the original principal amount of $40,000,000 represents the Plaza Frontenac Mortgage Loan and will be included in the MSC 2018-L1 securitization trust. The non-controlling Promissory Note A-2 in the original principal amount of $40,000,000 was contributed to the BANK 2018-BNK13 securitization trust. The non-controlling Promissory Note A-3 in the original principal amount of $20,000,000 (together with Promissory Note A-2, the “Plaza Frontenac Serviced Pari Passu Companion Loan”) will be contributed to one or more securitizations in the future. The Plaza Frontenac Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2018-L1 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

A-3-65

MSC 2018-L1	Plaza Frontenac

Plaza Frontenac Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	MSC 2018-L1	Yes
A-2	$40,000,000	$40,000,000	BANK 2018-BNK13	No
A-3	$20,000,000	$20,000,000	Morgan Stanley Bank, N.A.	No
Total	$100,000,000	$100,000,000

Proceeds of the Plaza Frontenac Whole Loan were used to refinance existing securitized mortgage debt, pay closing costs, and return equity to the Plaza Frontenac Borrower (as defined below).

The Borrower and the Sponsors. The borrower is Plaza Frontenac Acquisition, LLC (the “Plaza Frontenac Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Plaza Frontenac Whole Loan. GGP-CPP Venture, LP is the guarantor of certain nonrecourse carveouts under the Plaza Frontenac Whole Loan. The non-recourse carveout guarantor is the indirect owner of two properties, the Plaza Frontenac Property and the St. Louis Galleria Mall.

The borrower sponsors are General Growth Properties (“GGP”) and Canada Pension Plan Investment Board (“CPPIB”). GGP is an S&P 500 real estate company focused exclusively on owning, managing, leasing, and redeveloping high-quality retail properties throughout the United States. GGP manages 163 properties making up approximately 146 million SF of space across 42 states. CPPIB is a professional investment organization with a commercial, investment-only mandate, as outlined in the CPPIB Act. CPPIB has a 45% interest in the Plaza Frontenac Property and GGP has a 55% interest. GGP previously filed for bankruptcy in 2009 and emerged from bankruptcy in 2013. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Prospectus. On August 28, 2018, Brookfield Property Partners L.P (“BPY”) acquired all shares in GGP, Inc. and BPY is a controlled affiliate of Brookfield Asset Management Inc. (“BAM”), a global alternative asset manager that is traded on the New York and Toronto Stock Exchanges.

The Property. The Plaza Frontenac Property is a 351,006 SF anchored retail center comprised of six buildings located in Frontenac, Missouri. Built in 1974 and renovated in 1994, the Plaza Frontenac Property sits on approximately 26.1 acres and is part of a larger shopping center that is comprised of approximately 485,000 SF of retail space, including the separately owned Neiman Marcus (135,044 SF) that sits on approximately 7.5 acres and is not part of the collateral. Neiman Marcus is not party to an operating covenant. Another anchor tenant, Saks Fifth Avenue, was constructed on a ground-leased parcel and contains 125,669 SF (35.8% of the net rentable area and 0.4% of underwritten base rent). The Plaza Frontenac Property contains a total of 2,409 parking spaces (4.96 spaces per 1,000 SF of NRA, including Neiman Marcus). As of March 1, 2018, the Plaza Frontenac Property was 96.5% leased by a mix of 55 national and local retail tenants. No tenant accounts for more than 7.7% of underwritten rent, and apart from Saks Fifth Avenue, no tenant accounts for more than 4.1% of NRA. Comparable inline sales, represented by 34 tenants with at least one full year of sales, were $725 PSF as of the January 2018 TTM period, while four pad site tenants with at least 12 months of operations reported sales of $719 PSF. The Plaza Frontenac Property’s in-line tenants that reported sales reported $71.6 million ($598 PSF), $77.5 million ($647 PSF) and $86.8 million ($725 PSF) in sales for 2015, 2016 and January 2018 TTM, respectively. The Plaza Frontenac Property is as of March 1, 2018 96.5% occupied across all collateral tenants. Historically, overall occupancy at the Plaza Frontenac Property has averaged 97.7% since 2014.

The tenants at the Plaza Frontenac Property have a weighted average remaining lease term of 4.5 years and 67.0% of NRA has been in occupancy for a minimum of five years. Over the past 32 months, there have been five lease renewals at the Plaza Frontenac Property, ranging in size from 2,400 to 12,962 SF, with new yearly rental rates ranging from $40.00 to $74.16 PSF. Each tenant, except for one, renewed at a higher rent. Since December 2014, there have been eight new leases signed at the Plaza Frontenac Property, ranging in size from 654 to 10,055 SF, with yearly rates ranging from $30.36 to $148.50 PSF.

Major Tenants.

Saks Fifth Avenue (125,669 SF, 35.8% of NRA, 0.4% of underwritten rent). Saks Fifth Avenue leases 125,669 SF at the Plaza Frontenac Property. The lease began November 1, 1974, expires November 30, 2023 and has four, 10-year extension options followed by one extension option that expires on the 99th anniversary of the date of the lease. Founded in 1924, Saks Fifth Avenue is an American luxury department store headquartered in New York City. The Saks parcel may be released as described below under “Release of Property.”

Plaza Frontenac Cinema (14,307 SF, 4.1% of NRA, 3.5% of underwritten rent). Plaza Frontenac Cinema leases 14,307 SF at the Plaza Frontenac Property. The lease began May 8, 1998, expires May 7, 2023 and has no renewal options remaining. Plaza Frontenac Cinema is owned by Landmark Theatres, which was founded in 1974 and has grown to 52 theaters, 252 screens in 27 markets.

Pottery Barn (12,962 SF, 3.7% of NRA, 7.4% of underwritten rent). Pottery Barn leases 12,962 SF at the Plaza Frontenac Property. The lease began February 1, 2017, expires January 31, 2029 and has no renewal options remaining. Pottery Barn is a multi-channel retailer with an e-commerce site, catalogs and brick-and-mortar stores established in 1949. Pottery Barn Kids/PB Teen leases 12,000 SF at the Plaza Frontenac Property. The lease began November 28, 2006, and expires November 30, 2021. Pottery Barn Kids/PB Teen is a subsidiary of Pottery Barn and was launched in 2003.

Mitchell Gold + Bob William (10,055 SF, 2.9% of NRA, 3.6% of underwritten rent). Mitchell Gold + Bob William leases 10,055 SF at the Plaza Frontenac Property. The lease began November 2, 2014, expires November 30, 2024 and has one, five-year extension option. Founded in 1989 in Taylorsville, North Carolina, Mitchell Gold + Bob William is a luxury department store focused on comfort. Mitchell Gold + Bob William has grown to a team of over 700 people with stores both in the United States and overseas.

A-3-66

MSC 2018-L1	Plaza Frontenac

The following table presents certain information relating to the major tenants at the Plaza Frontenac Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	% of SF	Annual U/W Base Rent PSF(3)	Annual U/W Rent	% of Annual U/W Rent	1/31/2018 TTM Sales PSF	1/31/2018 TTM Occupancy Cost(4)	Lease Expiration Date

Anchor Tenant
Saks Fifth Avenue	NR/NR/NR	125,669	35.8%	$0.28	$35,187	0.4%	$209	2.5%	11/30/2023
Total Anchor Tenant		125,669	35.8%	$0.28	$35,187	0.4%

Major Tenants
Plaza Frontenac Cinema	NR/NR/NR	14,307	4.1%	$23.00	$329,061	3.5%	$166	25.4%	5/7/2023
Pottery Barn	NR/NR/NR	12,962	3.7%	$54.11	$701,374	7.4%	$504	11.9%	1/31/2029
Pottery Barn Kids/PB Teen	NR/NR/NR	12,000	3.4%	$14.18	$170,160	1.8%	$206	11.7%	11/30/2021
Mitchell Gold+Bob William	NR/NR/NR	10,055	2.9%	$34.33	$345,188	3.6%	$168	23.2%	11/30/2024
Major Tenants Total		49,324	14.1%	$31.34	$1,545,783	16.3%

In-line Tenants
Stonewater Spa	NR/NR/NR	9,141	2.6%	$38.26	$349,735	3.7%	$283	15.5%	7/31/2023
Talbots	NR/NR/B-	9,140	2.6%	$79.91	$730,377	7.7%	$384	26.4%	3/31/2024
Williams Sonoma	NR/NR/NR	8,670	2.5%	$43.67	$378,619	4.0%	$375	13.3%	1/31/2029
Tiffany & Co.	BBB+/ Baa2/ BBB+	4,750	1.4%	$93.14	$442,415	4.7%	$1,228	9.3%	9/30/2022
Louis Vuitton	NR/NR/A+	4,000	1.1%	$104.89	$419,560	4.4%	$2,724	4.9%	7/31/2024
Athleta	NR/NR/NR	3,756	1.1%	$84.43	$317,116	3.3%	$1,547	8.6%	5/31/2023
In-line Tenants Total		39,457	11.2%	$66.85	$2,637,822	27.8%

Other Tenants		124,341	35.4%	$42.30	$5,259,560	55.5%
Occupied Total		338,791	96.5%	$27.98	$9,478,352	100.0%

Vacant Space		12,215	3.5%
Collateral Total		351,006	100.0%

(1)	Information is based on the underwritten rent roll dated March 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual U/W Base Rent includes contractual rent steps equal to $296,073 through June 30, 2019.

(4)	Occupancy Cost is based on the Annual UW Base Rent as of the March 1, 2018 rent roll, underwritten reimbursements and overage rent divided by sales as of January 31, 2018.

A-3-67

MSC 2018-L1	Plaza Frontenac

The following table presents certain information relating to the lease rollover at the Plaza Frontenac Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	6	19,983	$37.89	5.7%	5.7%	$757,100	8.0%	8.0%
2019	10	29,475	$21.00	8.4%	14.1%	$619,049	6.5%	14.5%
2020	4	6,795	$52.38	1.9%	16.0%	$355,927	3.8%	18.3%
2021	5	28,213	$24.76	8.0%	24.1%	$698,607	7.4%	25.6%
2022	8	19,809	$60.34	5.6%	29.7%	$1,195,259	12.6%	38.3%
2023	5	154,186	$7.21	43.9%	73.6%	$1,111,893	11.7%	50.0%
2024	7	34,234	$64.98	9.8%	83.4%	$2,224,384	23.5%	73.5%
2025	2	6,601	$38.46	1.9%	85.3%	$253,902	2.7%	76.1%
2026	3	4,194	$97.69	1.2%	86.5%	$409,724	4.3%	80.5%
2027	3	7,927	$66.65	2.3%	88.7%	$528,302	5.6%	86.0%
2028	1	5,742	$42.53	1.6%	90.4%	$244,212	2.6%	88.6%
2029 & Beyond	2	21,632	$49.93	6.2%	96.5%	$1,079,993	11.4%	100.0%
Vacant	0	12,215	$0.00	3.5%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	56	351,006	$27.98	100.0%		$9,478,352	100.0%

(1)	Information is based on the underwritten rent roll dated March 1, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Plaza Frontenac Property is located south of Interstate 64 at the corner of Lindbergh Boulevard and Clayton Road in Frontenac, St. Louis County, Missouri. Lambert St. Louis International Airport is a medium-hub airport owned and operated by the city of St. Louis. Airport traffic has continued to improve, with 14.7 million travelers in 2017, a level not seen since 2007. In addition, the Plaza Frontenac Property is located near four interstate highways and home to six Class I railroads.

The Plaza Frontenac Property is located in the St. Louis metropolitan area. According to a third-party report, the second quarter of 2018’s overall retail vacancy rate for the St. Louis retail market was approximately 5.0%, while the market rental rate was approximately $15.11 per SF. According to a third-party report, there were 707,036 SF of retail under construction during the second quarter of 2018 in the St. Louis metropolitan area. The Plaza Frontenac Property is located in the Mid County retail submarket, which contains approximately 10.0% of the St. Louis metropolitan area SF retail inventory. The Mid County retail submarket had a vacancy rate of 3.2% and a market rental rate of $24.73 PSF. As of the second quarter of 2018, the Mid County retail submarket had approximately 171,007 SF under construction.

According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius is 2,647, 51,096 and 200,410, respectively. The 2017 estimated average household income within a one-, three- and five-mile radius is $234,521, $173,378 and $127,681, respectively.

The following table presents certain competitive properties to the Plaza Frontenac Property:

Competitive Property Summary
Property Name/Location	Distance from Subject	Year Built/Year Renovated	Total GLA (SF)	Anchor Tenants	Occupancy
St. Louis Galleria(1) 1155 St. Louis Galleria Blvd. Richmond Heights, MO	5 miles	1986/2006	1,182,625	Nordstrom Dillard’s Macy’s	99.4%

West County Center 80 West County Center Des Peres, MO	5 miles	1969/2002	1,211,996	Macy’s Nordstrom JCPenney	98.0%
Chesterfield Mall 30 Chesterfield Mall Dr. Chesterfield, MO	10 miles	1976/2006	1,283,503	Dillard’s Macy’s Sears	92.1%
South County Center 85 So. County Center Way St. Louis, MO	15 miles	1963/2002	884,714	Dillard’s Macy’s JCPenney Sears	96.1%

Source: Appraisal

(1)	St. Louis Galleria is also owned by the Plaza Frontenac Property non-recourse carveout guarantor.

A-3-68

MSC 2018-L1	Plaza Frontenac

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Plaza Frontenac Property:

Cash Flow Analysis
	2014	2015	2016	2017	UW	UW PSF
Base Rent	$8,228,539	$8,955,305	$9,254,390	$9,286,610	$9,478,352	$27.00
Overage Rent/Percent in Lieu(1)	$378,419	$320,202	$259,092	$485,173	$691,837	$1.97
Specialty Leasing/Other	$417,929	$315,454	$336,495	$327,190	$327,190	$0.93
Reimbursements	$4,194,855	$4,155,651	$4,109,736	$4,014,103	$3,797,107	$10.82
Other Income(2)	$9,568	$8,689	$5,458	$5,000	$5,000	$0.01
Effective Gross Income	$13,229,309	$13,755,300	$13,965,170	$14,118,075	$14,299,486	$40.74
Total Operating Expenses	$4,368,811	$4,259,300	$4,181,335	$4,232,807	$4,277,252	$12.19
Net Operating Income	$8,860,498	$9,496,000	$9,783,836	$9,885,268	$10,022,234	$28.55
Replacement Reserves	$0	$0	$0	$0	$52,651	$0.15
TI/LC	$0	$0	$0	$0	$578,000	$1.65
Net Cash Flow	$8,860,498	$9,496,000	$9,783,836	$9,885,268	$9,391,583	$26.76

Occupancy %	98.6%	98.0%	98.5%	95.7%	96.5%(3)
NOI DSCR(4)	1.97x	2.11x	2.18x	2.20x	2.23x
NCF DSCR(4)	1.97x	2.11x	2.18x	2.20x	2.09x
NOI Debt Yield(4)	8.9%	9.5%	9.8%	9.9%	10.0%
NCF Debt Yield(4)	8.9%	9.5%	9.8%	9.9%	9.4%

(1)	UW Overage Rent/Percent in Lieu is comprised of $446,065 of overage rent and $245,772 of percentage in lieu.

(2)	Other Income includes gift card revenue and non-tenant revenue.

(3)	UW Occupancy is as of March 1, 2018.

(4)	Debt service coverage ratios and debt yields are based on the Plaza Frontenac Whole Loan.

Escrows and Reserves. During the continuance of a Cash Management Period (as defined below), the Plaza Frontenac Borrower is required to deposit monthly into escrow 1/12 of the annual estimated real estate tax payments and 1/12 of the annual estimated insurance premiums (unless an acceptable blanket insurance policy is in place and evidence is delivered to lender of the timely payment of insurance premiums). During the continuance of a Cash Management Period, the Plaza Frontenac Borrower is required to deposit monthly $7,294 into a capital expenditure reserve; provided that such deposit is not required at any time the amount on deposit in such reserve equals or exceeds $87,527. During the continuance of a Cash Management Period, the Plaza Frontenac Borrower is required to deposit monthly $29,176 into a tenant improvements and leasing commissions reserve; provided that such deposit is not required at any time the amount on deposit in such reserve equals or exceeds $350,110. If a Cash Management Period is no longer continuing, all funds in the tax and insurance escrows, capital expenditure reserve and tenant improvements and leasing commissions reserve are required to be released to the Plaza Frontenac Borrower.

A “Cash Management Period” means a period (i) commencing upon an event of default under the Plaza Frontenac Whole Loan and ending if such event of default is thereafter cured or waived or (ii) commencing upon a determination that the net operating income debt yield is less than 7.75% and ending upon the net operating income debt yield being equal to or in excess of 7.75% for two consecutive calendar quarters.

Lockbox and Cash Management. A hard lockbox is in place with respect to the Plaza Frontenac Whole Loan. The Plaza Frontenac Borrower is required to notify and advise each tenant, other than tenants under leases or licenses having a maximum term of one year (“Seasonal Leases”), to send rent payments directly to the lockbox account. In addition, the Plaza Frontenac Borrower is required to deposit into the lockbox account all rents or other revenue received by it from the Plaza Frontenac Property within two business days after receipt. The Plaza Frontenac Whole Loan has springing cash management (i.e., cash management is required only after the initial occurrence and during the continuance of a Cash Management Period). Provided a Cash Management Period is not continuing, funds in the lockbox account are required to be transferred to an account designated by the Plaza Frontenac Borrower. Upon the first occurrence of a Cash Management Period, the Plaza Frontenac Borrower is required to establish a lender-controlled cash management account. During the continuance of a Cash Management Period, funds in the lockbox account are required to be transferred on each second business day to such lender-controlled cash management account and applied on each monthly payment date (i) to make deposits into the tax and insurance escrows as described above under “Escrows and Reserves”, (ii) to pay debt service on the Plaza Frontenac Whole Loan, (iii) if no event of default is continuing with respect to the Plaza Frontenac Whole Loan as to which the lender has taken an Enforcement Action (as defined below) to pay (1) the greater of (x) operating expenses and capital expenditures set forth in the approved annual budget or (y) the actual amount of such expenses for the related calendar month (but not in excess of 110% of the budgeted amount unless reasonably approved by the lender), and (2) extraordinary expenses approved by the lender, (iv) to fund the required deposits to the capital expenditures reserve and tenant improvements and leasing commissions reserve, as described above under “Escrows and Reserves”, and (v) to pay any remainder (1) if no Cash Sweep Period (as defined below) is continuing, to the operating account of the Plaza Frontenac Borrower, and (2) otherwise, into an excess cash flow account to be held by the lender as additional security for the Plaza Frontenac Whole Loan during the continuance of the Cash Sweep Period (provided that amounts in such account may be used on subsequent monthly payment dates to make the payments set forth in clauses (i) through (iv) above). An “Enforcement Action” means any initiation by the lender of foreclosure proceedings or proceedings for the appointment of a receiver (or the initiation by the lender of any judicial action in respect of the promissory notes as a predicate to any such proceedings).

Notwithstanding the preceding requirements, Non-Core Income is not required to be deposited into the lockbox account. “Non-Core Income” means (i) certain de minimis amounts of rents received directly by the Plaza Frontenac Borrower from miscellaneous revenue items such as holiday photos and change retrieved from fountains (but does not include rent from Seasonal Leases) and (ii) certain rents generated pursuant to multi-property sponsorship and advertising programs which are directly attributable to the Plaza Frontenac Property.

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MSC 2018-L1	Plaza Frontenac

A “Cash Sweep Period” means a period (i) commencing upon an event of default under the Plaza Frontenac Whole Loan and ending if such event of default is thereafter cured or waived or (ii) commencing upon a determination that the net operating income debt yield is less than 7.00% and ending upon the net operating income debt yield being equal to or in excess of 7.00% for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Plaza Frontenac Borrower has the right to obtain the release of the parcel (or substantially all of such parcel) leased to the Saks Fifth Avenue anchor (the “Saks Parcel”) upon transfer of such parcel to a Pre-Approved Saks Parcel Transferee (as defined below) or another non-borrower-affiliated transferee reasonably approved by the lender, upon prepayment of a release price equal to $6,500,000, together with, prior to the open period, a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium. The right to obtain such release is subject to certain conditions, including but not limited to: (i) at the time of the release, the improvements on the Saks Parcel are not then occupied and open for business with the public (unless (1) the proposed release is in conjunction with a sale to Saks Inc. or an affiliate, (2) the Saks lease is within six months of expiring pursuant to its terms, and (3) Saks Inc. has communicated to the borrower that the fee simple acquisition of the Saks Parcel is a condition to its continuing operation at the Plaza Frontenac Property); (ii) the transferee enters into a reciprocal easement agreement (“REA”) with the borrower on terms reasonably acceptable to the lender, including a prohibition on the owner of the Saks Parcel leasing or offering to lease any space at the Saks Parcel to tenants leasing space at the remaining Mortgaged Property and a requirement that substantially all of the Saks Parcel be operated by no more than a single user for a period of ten years after release, (iii) compliance with separate legal parcel and tax lots requirements, (iv) the Saks Parcel is not necessary for zoning, parking, other legal requirements, access, driveways or utilities (or if it is necessary, an REA is entered into which allows the use of the Saks Parcel for the necessary purpose), (v) if the release is expected to materially adversely affect lender’s rights under the title insurance policy (other than as to the Saks Parcel), updated title endorsements, (vi) compliance with leases, REAs, and similar agreements affecting the Mortgaged Property, and the release does not trigger any co-tenancy not already arising from vacancy of the Saks Parcel or other extrinsic circumstance and (vii) compliance with REMIC related conditions. Saks Fifth Avenue represents approximately 35.8% of the NRA and 0.4% of the underwritten annual rent at the Plaza Frontenac Property and has a lease expiration on November 30, 2023.

“Pre-Approved Saks Parcel Transferee” means a national department store of one of the following classifications: (i) luxury, (ii) upscale, or (iii) middle-market, but in no event including any discount store or off-price retailer.

The Plaza Frontenac Borrower may also obtain the release of (x) one or more vacant, non-income producing and unimproved parcels (including “air rights” parcels) or outlots, and (y) previously acquired Plaza Frontenac Expansion Parcels (as defined below), in connection with a transfer to a third party and the development of the Plaza Frontenac Property, without prepayment or defeasance, upon satisfaction of the following conditions, among others: (i) the borrower delivers to the lender (a) evidence that (1) the release parcel is not necessary to the use or operation of, and may be readily separated without material diminution in value of, the Plaza Frontenac Property, (2) compliance with separate legal parcel and tax lot requirements and other legal requirements, (3) the release parcel is not necessary for zoning, parking, other legal requirements, access, driveways or utilities (or if necessary, an REA is entered into which allows the use of the release parcel for the necessary purpose), (b) if the release would reasonably be expected to materially adversely affect lender’s rights under its title insurance policy as to the remaining property, updated title endorsements, and (c) any required approvals of third parties holding interests in the Plaza Frontenac Property, (ii) such release is in compliance with leases and other agreements affecting the Plaza Frontenac Property, (iii) except in the case of release of a previously acquired Expansion Parcel or if the rating agencies waive review or fail to respond within 30 days of a request, rating agency confirmation is obtained and (iv) compliance with REMIC related conditions.

Addition of Property. The Plaza Frontenac Borrower also has the right to acquire one or more parcels of land, together with the improvements thereon, that constitute an integral part of, adjoin to, or are proximately located near, the related shopping center (each a “Plaza Frontenac Expansion Parcel”); provided that the following conditions, among others, are satisfied: (i) the Plaza Frontenac Borrower acquires fee simple or leasehold title to the Plaza Frontenac Expansion Parcel and (ii) the Plaza Frontenac Borrower delivers (a) an officer’s certificate regarding certain property-related representations as to the Plaza Frontenac Expansion Parcel (subject to title exceptions), (b) a mortgage, assignment of leases and UCC-1 financing statements (“Substitute Loan Documents”) with respect to the Plaza Frontenac Expansion Parcel, and a title insurance policy or endorsement insuring the lien of the Substitute Loan Documents as a first mortgage lien, subject to permitted encumbrances and standard exceptions, (c) evidence of authority to complete the acquisition and an enforceability opinion as to the Substitute Loan Documents (unless they amend existing loan documents), (d) an environmental report, and if the report shows any hazardous substance, the cost of remediation of which is reasonably likely to exceed $6,300,000 for such individual Plaza Frontenac Expansion Parcel (the “Threshold Amount”), either a deposit of 125% of the estimated remediation cost or an Additional Indemnity (as defined below), (e) if the Plaza Frontenac Expansion Parcel is improved, a property condition report indicating that it is in good condition and free of damage, or if any repairs are recommended which are estimated to exceed the Threshold Amount, either a deposit of 125% of the estimated repair cost or an Additional Indemnity and (f) evidence that the Plaza Frontenac Expansion Parcel constitutes or will constitute a separate tax lot or part of a tax lot that is part of the existing property.

An “Additional Indemnity” means an indemnity for the specified costs from GGP, Inc., an affiliate thereof, or a qualified transferee (as defined in the loan documents), each of which satisfies certain requirements in the loan documents.

Substitution of Property. The Plaza Frontenac Borrower may also obtain the release of one or more portions of the Plaza Frontenac Property (each an “Exchange Parcel”) in exchange for the acquisition and encumbrance by the loan documents of a substitute parcel (each a “Substitute Parcel”), provided that the following conditions, among others, are satisfied: (i) the Exchange Parcel is vacant, non-income producing and unimproved, (ii) the conditions set forth in clauses (i) and (ii) of the first sentence under “Addition of Property” above are satisfied with respect to the Substitute Parcel (provided that the separate tax parcel condition will also apply to the Exchange Parcel), (iii) the Exchange Parcel is conveyed to a person other than the Plaza Frontenac Borrower, (iv) the Substitute Parcel is at or adjacent to the related shopping center and reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from an appraiser, (v) if the Substitute Parcel is ground leased, the ground lease and estoppel satisfies all of the then-current criteria of S&P for financeable ground leases, (vi) compliance with REMIC related conditions and (vii) rating agency confirmation is obtained.

Terrorism Insurance. The Plaza Frontenac Borrower is required to obtain all risk and business income insurance against acts of terrorism to the extent such insurance is available in an amount determined by the lender (but in no event more than an amount equal to the sum of 100% of the full replacement cost and 18 months of business income insurance); provided that so long as the Terrorism Risk Insurance Act of 2002 (as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015) (“TRIPRA”) is in effect (or any extension thereof or other federal government program with substantially similar protection), the lender is required to accept terrorism insurance which covers “covered acts” (as defined

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by such statute or other program), as full compliance with the foregoing, so long as such statute or other program covers both domestic and foreign acts of terrorism. If TRIPRA or such other program is not in effect, the Plaza Frontenac Borrower is not required to pay insurance premiums with respect to terrorism insurance in excess of the Terrorism Cap (defined below).

“Terrorism Cap” means two times the amount of the then-current annual insurance premiums payable by the Plaza Frontenac Borrower for the property and business income insurance policies required under the Plaza Frontenac Whole Loan documents (excluding the earthquake and terrorism components of such insurance premiums) on a stand-alone basis. See “Risk Factors— Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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MSC 2018-L1	5 Cuba Hill Road

Mortgage Loan No. 8 – 5 Cuba Hill Road

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MSC 2018-L1	5 Cuba Hill Road

Mortgage Loan No. 8 – 5 Cuba Hill Road

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MSC 2018-L1	5 Cuba Hill Road

Mortgage Loan No. 8 – 5 Cuba Hill Road

5 Cuba Hill Road
5 Cuba Hill Road
Greenlawn, NY 11740
Long Island Sound
Caumsett State Park
Eatons Neck
Northport Bay
Huntington Bay
Vanderbilt Museum and Planetarium
Huntington Bay
Centerport
Northport
Fort Salonga
Lloyd Harbor
Cold Spring Harbor
Huntington Crescent Club
Halesite
Huntington Hospital
Huntington Country Club
Huntington
Northport VA Medical Center
East Northport
Kings Park
Cove Neck
Greenlawn
Greenlawn Plaza
Cold Spring Harbor Laboratory
Cold Spring Harbor
Laurel Hollow
Commack
Huntington Station
Elwood
Berkley Jackson County Park
Huntington Square
Smithtown
Stillwell Woods Park
Oheka Castle
Cold Spring Country Club
South Huntington
Suffolk County
Woodbury
West Hills
Oyster Bay GC
Walt Whitman Shops
Woodbury Village
West Hills County Park
Northern State Pkwy
Dix Hills
Commack Commons
Riverhead 34 miles
N.Y. City 35 miles
Melville Mall
The Five Towns College
LIU-Brentwood Campus
Manetto Hill Park
Long Island Expwy
Brentwood
Plainview
Nassau County
Pine Ridge Conservation Area
Melville
Strathmore Park
North Shore Univ. Hospital at Plainview
Museum of American Armor
Deer Park
North Bay Shore
Old Bethpage
Wheatley Heights
Tanger Outlets Deer Park
Bethpage State Park
Farmingdale State College
Bethpage
East Farmingdale
Wyandanch
Bethpage State Park Golf Course
Republic Airport
Colonial Springs GC
North Babylon
Bay Shore
LIRR Port Jefferson Line
LIRR Ronkonkoma Line
Connecticut
Stamford
Norwalk
Long Island Sound
New Rochelle
Long Island
N.Y. City
Queens
Hempstead
Levittown
Brentwood
Atlantic Ocean

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MSC 2018-L1	5 Cuba Hill Road

Mortgage Loan No. 8 – 5 Cuba Hill Road

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Original Balance:	$38,100,000			Location:	Greenlawn, NY 11740
Cut-off Date Balance:	$38,100,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	4.2%			Detailed Property Type:	Office & Industrial
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Joseph Simone			Year Built/Renovated:	1954, 1962, 1966/2018
Mortgage Rate:	5.1900%			Size:	199,128 SF
Note Date:	9/27/2018			Cut-off Date Balance per SF:	$191
First Payment Date:	11/1/2018			Maturity Date Balance per SF:	$159
Maturity Date:	10/1/2028			Property Manager:	Hutch Management LLC
Original Term to Maturity:	120 months				(borrower related)
Original Amortization Term:	360 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$3,577,944
Prepayment Provisions:	LO (24); DEF (90); O (6)			UW NOI Debt Yield:	9.4%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	11.3%
Additional Debt Type:	N/A			UW NCF DSCR:	1.37x
Additional Debt Balance:	N/A			Most Recent NOI(2):	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(2):	N/A
Reserves(1)				3rd Most Recent NOI(2):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	87.7% (7/31/2018)
RE Tax:	$140,850	$23,475	N/A	2nd Most Recent Occupancy(2):	N/A
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(2):	N/A
Recurring Replacements:	$4,149	$4,149	$150,000	Appraised Value (as of):	$59,600,000 (8/17/2018)
TI/LC:	$309,956	$9,956	Springing	Cut-off Date LTV Ratio:	63.9%
Other:	$600,000	Springing	Various	Maturity Date LTV Ratio:	53.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$38,100,000	100.0%	Loan Payoff:	$29,244,354	76.8%
			Reserves:	$1,054,954	2.8%
			Closing Costs:	$525,133	1.4%
			Return of Equity:	$7,275,559	19.1%
Total Sources:	$38,100,000	100.0%	Total Uses:	$38,100,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.

(2)	Historical NOI and Occupancy are not available for the 5 Cuba Hill Road Property (as defined below) due to its purchase in December 2015 and the subsequent full renovation of two of the four collateral buildings. Following the renovation, the two buildings were turned over to Mount Sinai (as defined below) whose rent commenced on March 1, 2018 and which represents 84.9% of the underwritten base rent. See “The Property” below for additional details.

The Mortgage Loan. The eighth largest mortgage loan (the “5 Cuba Hill Road Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $38,100,000 and secured by a first priority fee mortgage encumbering a mixed-use office and industrial property located in Greenlawn, New York on Long Island (the “5 Cuba Hill Road Property”). Proceeds of the 5 Cuba Hill Road Mortgage Loan were used to refinance prior debt secured by the 5 Cuba Hill Road Property, fund reserves, pay closing costs and return equity to the 5 Cuba Hill Road Borrower (as defined below).

The Borrower and the Sponsors. The borrower is 5 Cuba Hill Owner LLC (the “5 Cuba Hill Road Borrower”), a single-purpose Delaware limited liability company, with two independent directors. The sponsor and non-recourse carveout guarantor is Joseph Simone, the president of Simone Development Companies (“Simone”), a privately held real estate investment company engaged in the acquisition, development and management of commercial, healthcare, industrial, retail and residential properties. Simone owns and manages more than 100 commercial properties within a 75-mile radius of New York City containing more than 5 million SF.

The Property. The 5 Cuba Hill Road Property consists of four buildings containing 199,128 SF identified as buildings 2, 3, 4 and 5 and located on a 17.7-acre site in Greenlawn, New York, in Suffolk County on Long Island. Buildings 2 and 3 are single story industrial buildings built in 1954 and 1962, respectively, and are 100% occupied by BAE Systems Information (“BAE”). Building 4 is a single story medical office building originally constructed in 1962 and interconnected to building 5 which is a two-story medical office building originally constructed in 1966. The 5 Cuba Hill Road Property was purchased from BAE by a Simone subsidiary which leased 100% of the space back to BAE. Upon BAE’s lease expiration and vacation from buildings 4 and 5, Simone commenced a full renovation of the two buildings which was completed in 2018 and 80,000 SF of Class A medical office space was delivered to the Icahn School of Medicine at Mt. Sinai (“Mount Sinai”). Simone invested approximately $16.18 million in renovations to the 5 Cuba Hill Road Property, of which approximately $7.35 million was for tenant improvements.

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The two BAE industrial buildings are finished with small lobby areas, offices, testing rooms, manufacturing space and storage. The two Mount Sinai medical office buildings include patient and doctor offices, a large reception area, testing/treatment rooms, meeting rooms and a cafeteria. The 5 Cuba Hill Road Property has 946 surface parking spaces for a parking ratio of 4.75 spaces per 1,000 SF.

The 5 Cuba Hill Road Property is on Long Island approximately 40 miles east of Manhattan and situated off Cuba Hill Road approximately 0.2 miles east of the Greenlawn central business district and the Greenlawn station of the Long Island Rail Road, a commuter railroad connecting Long Island to Penn Station in Manhattan. The area surrounding the 5 Cuba Hill Road Property is fully developed with limited vacant land available and is comprised of single family homes, free standing commercial buildings and street level retail. The 5 Cuba Hill Road Property is approximately 2.3 miles southeast of Highway 25A, approximately 2.3 miles north of Highway 25 and 7.9 miles northwest of Interstate 495. The Huntington Hospital is approximately 2.0 miles to the northwest.

Major Tenants.

BAE (94,625 SF, 47.5% of NRA, 15.1% of underwritten base rent; rated BBB/Baa2/BBB by Fitch/Moody’s/S&P). BAE (LSE: BA.L) is a United Kingdom-based international defense, aerospace and security company. BAE derives its revenue from the design, manufacture and support of military and commercial aircraft and missiles (55%); warships, submarines and marine weapons systems (25%); tracked and amphibious combat vehicles and artillery systems (15%) and providing cyber, intelligence, and security services to governments and commercial enterprises (5%). BAE employs approximately 83,200 people worldwide including approximately 29,100 in the United States and operates a regional headquarters building across the street from the 5 Cuba Hill Road Property at 450 Pulaski Road. BAE reported 2017 revenues of approximately £18.3 billion, underlying EBITA of approximately £2.0 billion, cash flow from operations of approximately £1.9 billion and profit of approximately £884 million. BAE leases two buildings at the 5 Cuba Hill Road Property. Building 3 totals 48,450 SF, has a lease expiration of November 30, 2025, two five-year renewal options with 18 months’ notice and no termination options. Building 2, which abuts Cuba Hill Road and lies at the entrance to the 5 Cuba Hill Road Property, totals 46,175 SF, has a lease expiration of November 30, 2020, two one-year renewal options with six months’ notice and no termination options.

Mount Sinai (80,000 SF, 40.2% of NRA, 84.9% of underwritten base rent; rated A/A3/A- by Fitch/Moody’s/S&P). Mount Sinai Health System is New York City’s largest integrated medical services system including approximately 6,600 primary and specialty care physicians, seven hospital campuses, the Icahn School of Medicine, a network of 10 joint-venture ambulatory surgery centers, more than 140 ambulatory practices throughout the greater New York region and in Florida and 31 affiliated community health centers. The Mount Sinai Hospital is ranked in the top 20 U.S. Hospitals by a news magazine analysis. The Icahn School of Medicine is ranked in the top 20 best medical schools by the same news magazine’s analysis, in the top 10 most innovative research institutions by a scientific journal and is the 13th largest recipient of funding from the National Institutes of Health. Mount Sinai consolidated three Huntington, New York offices totaling approximately 60,000 SF into their 80,000 SF space at the 5 Cuba Hill Road Property and placed approximately 60 physicians and 250 additional employees at the facility. At the 5 Cuba Hill Road Property, Mount Sinai provides more than 20 medical specialties, an advanced imaging center offering PET and CAT scans, digital x-rays, and wide-bore MRI, a Women’s Center, an on-site laboratory, an infusion center and extended morning, evening and Saturday office hours. Mount Sinai has a lease expiration of February 29, 2048 with no renewal options and no termination options.

The following table presents certain information relating to the leases at the 5 Cuba Hill Road Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	Annual UW Base Rent PSF(3)	% of Total Annual UW Base Rent	Lease Expiration
Tenants
BAE(4)	BBB/Baa2/BBB	94,625	47.5%	$622,190	$6.58	15.1%	Various
Mount Sinai(5)	A/A3/A-	80,000	40.2%	$3,484,720	$43.56	84.9%	2/29/2048
Subtotal/Wtd. Avg.		174,625	87.7%	$4,106,910	$23.52	100.0%
Vacant Space		24,503	12.3%	$0	$0.00	0.0%
Total/Wtd. Avg.		199,128	100.0%	$4,106,910	$23.52	100.0%

(1)	Information is based on the underwritten rent roll dated July 31, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	BAE occupies the 5 Cuba Hill Road Property under two leases. One lease is for 48,450 SF with a lease expiration of November 30, 2025 and the second lease is for 46,175 SF with a lease expiration of November 30, 2020. Annual UW Base Rent and Annual UW Base Rent PSF for BAE include contractual rent steps for BAE through December 2018 totaling $9,544.

(5)	Annual UW Base Rent and Annual UW Base Rent PSF for Mount Sinai includes $444,720 of straight-line contractual rent during the loan term.

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The following table presents certain information relating to the lease rollover schedule at the 5 Cuba Hill Road Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling(2)(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling(2)	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	1	46,175	$5.00	23.2%	23.2%	$230,875	5.6%	5.6%
2021	0	0	$0.00	0.0%	23.2%	$0	0.0%	5.6%
2022	0	0	$0.00	0.0%	23.2%	$0	0.0%	5.6%
2023	0	0	$0.00	0.0%	23.2%	$0	0.0%	5.6%
2024	0	0	$0.00	0.0%	23.2%	$0	0.0%	5.6%
2025	1	48,450	$8.08	24.3%	47.5%	$391,315	9.5%	15.1%
2026	0	0	$0.00	0.0%	47.5%	$0	0.0%	15.1%
2027	0	0	$0.00	0.0%	47.5%	$0	0.0%	15.1%
2028	0	0	$0.00	0.0%	47.5%	$0	0.0%	15.1%
2029 & Beyond	1	80,000	$43.56	40.2%	87.7%	$3,484,720	84.9%	100.0%
Vacant	0	24,503	$0.00	12.3%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	3	199,128	$23.52	100.0%		$4,106,910	100.0%

(1)	Information is based on the underwritten rent roll dated July 31, 2018.

(2)	Total UW Base Rent Rolling and UW Base Rent PSF Rolling includes contractual rent steps for BAE through December 2018 totaling $9,544 and straight-line rent for Mount Sinai totaling $444,720.

(3)	Total/Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The 5 Cuba Hill Road Property is located at 5 Cuba Hill Road in Greenlawn, New York in Suffolk County on Long Island which is part of the larger New York-Newark-Bridgeport core based statistical area. Long Island is approximately 1,200 square miles in size and has a population of approximately 2.9 million. Long Island’s largest economic drivers are the trade, transportation and utilities and education and health services sectors which employ 20.7% and 19.5% of the workforce, respectively. Other notable sectors of the local economy are government, professional and business services and leisure and hospitality. Approximately 20% of Long Island residents commute daily to work in New York City. Long Island’s 2017 median household income is estimated at $95,841 versus $56,286 for the United States. The average annual population and employment growth over the 10 years between 2007 and 2017 was 0.2% and 0.6%, respectively. As of May 2018, Long Island’s unemployment rate was reported at 3.5%.

According to a third-party market report, the estimated 2018 population within a one-, three- and five-mile radius of the 5 Cuba Hill Road Property was 8,403, 92,686 and 181,361, respectively. The estimated 2018 median household income within a one-, three- and five-mile radius of the 5 Cuba Hill Road Property was $125,161, $111,010 and $118,620, respectively.

Industrial Market - According to a third-party market report, the 5 Cuba Hill Road Property is located within the Long Island industrial market, the Western Suffolk industrial submarket cluster and the Northwest Suffolk industrial submarket. As of the second quarter of 2018, the Long Island industrial market consisted of 15,842 properties totaling approximately 359.8 million SF of space with a vacancy of 4.5% and asking rents of $17.52 PSF. The Western Suffolk industrial submarket cluster is comprised of five distinct submarkets which collectively consists of 2,863 properties totaling 77,246,642 SF with a vacancy of 2.4% and asking rents of $11.04 PSF. Quarterly vacancy for the Western Suffolk industrial submarket cluster has averaged 2.5% since the beginning of 2015. Over the same period, cumulative supply growth has been 0.1% and cumulative rent growth has been 19.7%. The Northwest Suffolk industrial submarket consists of 226 properties totaling approximately 3.4 million SF of space with vacancy of 4.6% and asking rents of $11.02 PSF.

Medical Office Market – Market information specific to the medical office property type is not followed or analyzed by major real estate firms in the area. The appraisal notes that most of the office buildings in the market are fully occupied by medical groups affiliated with one or several of the market’s major health care providers Northwell, Winthrop/NYU Langone and Mount Sinai. Most offices in the area interact with Huntington Hospital which is approximately 2.0 miles from the 5 Cuba Hill Road Property and the appraisal notes there are no new medical office buildings in the market for lease. The appraisal also notes that occupancy in the local area for existing modern medical office space is generally over 95% as such space is typically occupied by one of the three major health care providers noted above. Excluding the 5 Cuba Hill Road Property and a nearby Winthrop/NYU Langone facility, the appraisal identified 11 buildings within a five-mile radius of the 5 Cuba Hill Road Property totaling 310,000 SF with a vacancy rate of 6.9%. Rental rates for better buildings were reported to be between $32.00 and $38.00 PSF.

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MSC 2018-L1	5 Cuba Hill Road

The following table presents recent leasing data at comparable industrial properties with respect to the 5 Cuba Hill Road Property:

Comparable Industrial Leases
Property Name/Address	Year Built	Total NRA (SF)	Tenant Name	Lease NRA (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
5 Cuba Hill Road Property(1) 5 Cuba Hill Road Greenlawn, NY 11740	1954, 1962	199,128	BAE	94,625	Nov-15	7.6(2)	$6.47	NNN(3)
168 Railroad Street Huntington Station, NY	1946	48,000	Bevolution Group	48,000	Jun-17	5.0	$12.00	Modified Gross
300 Karin Lane Hicksville, NY	1979	78,000	Lakeview Group LLC	28,000	Sep-18	10.0	$9.50	Modified Gross
170 Express Street Plainview, NY	1966	46,338	Confidential	42,233	Feb-18	5.0	$12.00	Modified Gross
220 Smith Street Farmingdale, NY	1920	46,161	Atlantic Plywood	46,161	Feb-18	10.0	$10.00	Modified Gross
30 Hub Drive Melville, NY	1976	130,000	The Bridal Outlet	20,000	Sep-17	10.0	$10.50	Modified Gross
99 Lafayette Drive Syosset, NY	1964	223,908	Confidential	23,200	Jun-18	5.0	$11.00	Modified Gross

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated July 31, 2018 with the exception of Year Built. Rent PSF is the in-place rent as of the underwritten rent roll dated July 31, 2018.

(2)	Lease Term (Yrs.) is the weighted average lease term for BAE’s two leases. One lease is for 48,450 SF with an original term of 10 years and expires on November 30, 2025 and the second lease is for 46,175 SF with an original term of five years and expires on November 30, 2020.

(3)	The appraisal estimated an equivalent rental rate for BAE exclusive of expense contributions to be $8.97 PSF.

The following table presents recent leasing data at comparable office properties with respect to the 5 Cuba Hill Road Property:

Comparable Office Leases
Property Name/Address	Year Built	Building Class	Tenant Name	Lease NRA (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
5 Cuba Hill Road Property(1) 5 Cuba Hill Road Greenlawn, NY 11740	1962, 1966	A	Mount Sinai	80,000	Mar-18	30.0	$38.00	Modified Gross
900 Stewart Avenue Garden City, NY	1986	A	Signature Bank	16,414	Jan-17	11.0	$31.00	Modified Gross
1101 Stewart Avenue Garden City, NY	1982	A	Northwell Health	32,667	Feb-18	10.0	$36.00	Modified Gross
900 Stewart Avenue Garden City, NY	1986	A	Wright Risk Management	37,161	Apr-18	10.5	$32.00	Modified Gross
1 Jericho Plaza Jericho, NY	1980	A	Confidential	56,128	Aug-18	5.0	$34.00	Modified Gross
1 Huntington Quadrangle Melville, NY	1971	A	Confidential	20,281	May-18	10.0	$32.00	Modified Gross

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated July 31, 2018 with the exception of Year Built and Building Class. Rent PSF is the in-place rent as of the underwritten rent roll dated July 31, 2018.

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MSC 2018-L1	5 Cuba Hill Road

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 5 Cuba Hill Road Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent(2)	$4,910,913	$24.66
Total Recoveries	$748,655	$3.76
Less Vacancy & Credit Loss	($804,003)	($4.04)
Effective Gross Income	$4,855,565	$24.38
Total Operating Expenses	$1,277,622	$6.42
Net Operating Income	$3,577,944	$17.97
Capital Expenditures	$49,782	$0.25
TI/LC(3)	$89,477	$0.45
Net Cash Flow	$3,438,685	$17.27

Occupancy %(4)	85.8%
NOI DSCR	1.43x
NCF DSCR	1.37x
NOI Debt Yield	9.4%
NCF Debt Yield	9.0%

(1)	Historical financial information is not available for the 5 Cuba Hill Road Property due to its purchase in December 2015 and the subsequent full renovation of two of the four collateral buildings. Following the renovation, the two buildings were turned over to Mount Sinai whose rent commenced on March 1, 2018 and which represents 84.9% of the underwritten base rent.

(2)	UW Gross Potential Rent includes grossed up rent for vacant space of $804,003, contractual rent steps for BAE through December 2018 totaling $9,544 and straight-line rent for Mount Sinai totaling $444,720.

(3)	UW TI/LC includes a $30,000 credit for an upfront TI/LC deposit at loan origination.

(4)	UW Occupancy of 85.8% represents the economic occupancy. Physical occupancy as of July 31, 2018 was 87.7%.

Escrows and Reserves. At origination, the 5 Cuba Hill Road Borrower deposited (i) $140,850 into a real estate tax escrow, (ii) $4,148.50 into a replacement reserve, (iii) $309,956 into a reserve for future TI/LC, and (iv) $600,000 into a Mount Sinai holdback reserve related to an unexecuted lease for an additional 4,157 SF space at the 5 Cuba Hill Road Property (in-place economic occupancy of 85.8%, exclusive of the additional Mount Sinai space, was utilized for underwriting purposes). On a monthly basis the 5 Cuba Hill Road Borrower is required to deposit (i) 1/12 of the annual estimated tax payments, which currently equates to $23,475, (ii) 1/12 of the annual estimated insurance premiums (unless the 5 Cuba Hill Road Borrower maintains insurance under an acceptable blanket insurance policy, among other conditions in the related loan documents), (iii) $4,148.50 for replacement reserves, capped at $150,000 and (iv) $9,956 for future TI/LC reserves. Upon the occurrence of a Cash Sweep Period due to a BAE trigger event (as described in clause (iv) of the Cash Sweep Period definition below), all excess cash will be swept to the BAE reserve and upon the occurrence of a Cash Sweep Period due to a Mount Sinai trigger event (as described in clause (v) of the Cash Sweep Period definition below), all excess cash will be swept to the Mount Sinai reserve. Upon the 5 Cuba Hill Road Borrower successfully (a) executing an extension of BAE’s building 2 lease for its 46,175 SF space expiring November 30, 2020 for a rental rate equal to or greater than the rental rate payable under the BAE lease at the time of the BAE tenant trigger event (as described in clause (iv) of the Cash Sweep Period definition below), for a lease term of at least five years and such other terms and conditions as acceptable to the lender or (b) entering into one or more replacement leases for 100% of BAE’s prior space to one or more acceptable replacement tenants for a rental rate equal to or greater than the rental rate payable under the BAE lease at the time of the BAE tenant trigger event, for a lease term of at least five years and such other terms and conditions as acceptable to the lender, the collections for TI/LC reserves will be capped at $350,000. Upon the 5 Cuba Hill Road Borrower delivering evidence confirming the execution of a lease or an amendment to Mount Sinai’s existing lease for an additional 4,157 SF at a rental rate equal to or greater than $27.00 PSF and a term of at least 10 years, $300,000 of the Mount Sinai holdback reserve is required to be released to the 5 Cuba Hill Road Borrower and the remaining funds released under terms specified in the 5 Cuba Hill Road Mortgage Loan documents. If the 5 Cuba Hill Road Borrower fails to deliver said evidence on or before September 27, 2019, all funds in the Mount Sinai holdback reserve are required to be transferred to the TI/LC reserve, which amount will be excluded from the determination of the TI/LC reserve cap (if such cap is in effect).

Lockbox and Cash Management. The 5 Cuba Hill Road Mortgage Loan is structured with a soft lockbox and springing cash management. The 5 Cuba Hill Road Borrower is required to deposit all rents and other revenue within one day of receipt into the lockbox account controlled by the lender. Provided no Cash Sweep Period (as defined below) is in effect, all funds in the lockbox account are required to be transferred to an account controlled by the 5 Cuba Hill Road Borrower on each business day. Upon the occurrence and continuance of a Cash Sweep Period defined under any of clause (iii), (iv) or (v) below, all sums on deposit in the lockbox account are required to be swept on each business day into a cash management account under the control of the lender for the payment of, among other things, debt service, monthly escrows and property operating expenses pursuant to an annual approved budget, with all excess cash required to be deposited (x) if a Cash Sweep Period relates to a debt service event as described in clause (iii) of the definition of Cash Sweep Period below, to an excess cash flow reserve to be held as additional security during the continuance of such Cash Sweep Period, (y) if a Cash Sweep Period relates to the BAE tenant trigger event as described in clause (iv) of the definition of Cash Sweep Period below, to the BAE reserve to be used for retenanting expenses for BAE’s respective space and (z) if a Cash Sweep Period relates to a Mount Sinai tenant trigger event as described in clause (v) of the definition of Cash Sweep Period below, to the Mount Sinai reserve to be used for retenanting expenses for Mount Sinai’s respective space. Upon the occurrence and continuance of a Cash Sweep Period defined under either clause (i) or (ii) below, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account under the control of the lender and may be applied by the lender in such order and priority as the lender determines.

A “Cash Sweep Period” will commence upon:

(i)	the occurrence of an event of default and continue until such event of default is cured;

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MSC 2018-L1	5 Cuba Hill Road

(ii)	the occurrence of any bankruptcy action of (i) the 5 Cuba Hill Road Borrower or (ii) the property manager if such manager is not replaced within 60 days by either a 5 Cuba Hill Road Borrower-affiliated manager (lender consent not required) or a qualified manager and, in the case of any bankruptcy action of the property manager, continue until the manager is replaced with a qualified manager under a replacement agreement within 60 days after such bankruptcy action (in no event will a Cash Sweep Period due to a bankruptcy action of the 5 Cuba Hill Road Borrower be cured);

(iii)	the date the debt service coverage ratio for the immediately preceding three-month period is less than 1.15x and will continue until such time as the debt service coverage ratio for the immediately preceding three-month period is at least 1.20x for two consecutive calendar quarters;

(iv)	with respect to BAE or any successor or assign of such entity as tenant under its lease or a replacement lease, the date that is six months prior to the then applicable expiration date of BAE’s building 2 lease for its 46,175 SF space expiring November 30, 2020 (or any renewal or replacement thereof) and will continue until (so long as there is no default or event of default that would trigger another Cash Sweep Period) the date that (1) the 5 Cuba Hill Road Borrower has delivered acceptable evidence to the lender that BAE has renewed the term of its lease according to the terms therein for a rental rate equal to or greater than the rental rate payable under the BAE lease at the time of the BAE tenant trigger event, for a lease term of at least five years and other such terms and conditions as acceptable to the lender, or (2) the 5 Cuba Hill Road Borrower has entered into one or more replacement leases for 100% of BAE’s prior space with a replacement tenant or tenants acceptable to the lender for a rental rate equal to or greater than the rental rate payable under the BAE lease at the time of the BAE tenant trigger event, for a lease term of at least five years and other such terms and conditions as acceptable to the lender and the replacement tenant or tenants have delivered to the lender estoppels confirming that such replacement tenant or tenants are in occupancy of 100% of BAE’s prior space, are obligated to pay full contractual rent without right of offset or free rent credit and have made their first monthly rent payment, provided, however, in no event will the amount of excess cash being swept into the BAE reserve exceed $700,000 based upon the combined amount in the TI/LC reserves and the BAE reserve and upon the satisfaction of either sub-clause (1) or (2) in this clause (iv), any cash swept into the BAE reserve pursuant to this clause (iv) will be transferred to the TI/LC reserve and such transferred amount will not be included in the determination of the TI/LC reserve cap; or

(v)	with respect to Mount Sinai or any successor or assign of such entity as tenant under its lease or a replacement lease:

(a)	the date that Mount Sinai fails to maintain an underlying long term bond rating of Ba2 or greater as determined by Moody’s (or an equivalent rating by any other nationally recognized credit rating agency approved by the lender) and will continue until (so long as there is no default or event of default that would trigger another Cash Sweep Period) the date Mount Sinai has an underlying long term bond rating of Ba2 or greater as determined by Moody’s (or an equivalent rating by any other nationally recognized credit rating agency approved by the lender), provided, however, any cash swept pursuant to this sub-clause (v) (a) into the Mount Sinai reserve may not exceed $1,200,000; or

(b)	the date that Mount Sinai files a bankruptcy action or any bankruptcy or similar action is filed against Mount Sinai and will continue until (so long as there is no default or event of default that would trigger another Cash Sweep Period) the date that (1) is 30 days after the date Mount Sinai has affirmed its lease, is no longer the subject of a bankruptcy or similar proceeding, and is in occupancy and paying full contractual unabated post-petition rent without right of offset or free rent credit and has delivered a tenant estoppel acceptable to the lender or (2) the 5 Cuba Hill Road Borrower has entered into one or more replacement leases for 100% of Mount Sinai’s prior space with a replacement tenant or tenants acceptable to the lender for a rental rate and term equal to the then current market rate and term as determined by the lender and other such terms and conditions as acceptable to the lender and the replacement tenant or tenants have delivered to the lender estoppels confirming that such replacement tenant or tenants have leased 100% of Mount Sinai’s prior space, are obligated to pay full contractual rent without right of offset or free rent credit and have made their first monthly rent payment.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 5 Cuba Hill Road Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic, in an amount equal to the full replacement cost of the 5 Cuba Hill Road Property and business interruption insurance of at least 18 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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MSC 2018-L1	Market at Estrella Falls

Mortgage Loan No. 9 – Market at Estrella Falls

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MSC 2018-L1	Market at Estrella Falls

Mortgage Loan No. 9 – Market at Estrella Falls

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MSC 2018-L1	Market at Estrella Falls

Mortgage Loan No. 9 – Market at Estrella Falls

Market at Estrella Falls
1755, 1785, 1805, 1825, 1831, 1855, 1895, 1905, 1965, 1981, 1985, 2025, 2071 and 2075 North Pebble Creek Parkway and 15280 West McDowell Road
Goodyear, AZ 85395
Surprise
El Mirage
Peoria
Sun City
Glendale
PHOENIX
Goodyear
Avondale
Buckeye
Tolleson
Litchfield Park
Luke Air Force Base
Glendale Municipal Airport
Phoenix Goodyear Airport
Estrella Mountain Park
GILA RIVER INDIAN RESERVATION
Waddell Rd.
Cactus Rd.
Peoria Ave.
Olive Ave.
Northern Pkwy
Northern Ave.
Glendale Ave.
Bethany Home Rd.
Camelback Rd.
Indian School Rd.
Thomas Rd.
McDowell Rd.
Van Buren St.
Yuma Rd.
Buckeye Rd.
Lower Buckeye Rd.
Broadway Rd.
Vineyard Ave.
Indian Springs Rd.
Grand Ave.
Thunderbird Rd.
Bob Stump Mem. Parkway
Citrus Rd.
Cotton Ln.
Sarival Rd.
Sarival Ave.
Reems Rd.
Bullard Ave.
Litchfield Rd.
Dysart Rd.
El Mirage Rd.
N. 111th Ave.
N. 99th Ave.
N. 91st Ave.
S. 91st Ave.
N. 195th Ave.
Perryville Rd.
Estrella Pkwy.
Avondale Blvd.
West Virginia Ave.
Papago Frwy
Agua Fria Frwy
Agua Fria R. (Dry)
Agua Fria River (Dry)
New River (Dry)
Gila River (Dry)
Surprise Crossing
Sun Health Boswell Mem. Hospital
Sun City Golf Course
Pueblo Plaza
Park West
Peoria Crossing
Tanger Outlets Westgate
Westgate Entertainment District
Gila River Arena
University of Phoenix Stadium
Conair Corporation
St. Joseph's Westgate Medical Ctr.
Camelback Ranch-Glendale
Agua Fria Towne Center
Wildlife World Zoo, Aquarium & Safari Park
Falcon Golf Course
Wigwam Country Club
Eagle's Nest Golf Club
Tuscany Falls Golf Course
Palm Valley Marketplace
Estrella Mtn. Community College
Palm Valley Golf Club
Palm Valley Pavilions West
Palm Valley Pavilions
Palmilla Center
Gateway Pavilions
Crossroads at Tolleson
Gateway Crossing
Phoenix Intl. Airport 15 miles
SanMar
West Valley Chamber of Commerce
Coldwater Plaza
Canyon Trails Towne Center
Goodyear Ballpark
Cleveland Indians Spring Training
Cincinnati Reds Spring Training
303
60
101
10
85
White Tank Mountains
South Mountains
Morristown
Wittmann
Maricopa County
Liberty
Laveen
Anthem

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MSC 2018-L1	Market at Estrella Falls

Mortgage Loan No. 9 – Market at Estrella Falls

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Original Balance:	$35,325,000			Location:	Goodyear, AZ 85395
Cut-off Date Balance:	$35,325,000			General Property Type:	Retail
% of Initial Pool Balance:	3.9%			Detailed Property Type:	Anchored
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Robert L. Stark			Year Built/Renovated:	2008, 2016, 2018/N/A
Mortgage Rate:	4.8000%			Size(2):	292,048 SF
Note Date:	7/6/2018			Cut-off Date Balance per SF(2):	$121
First Payment Date:	9/1/2018			Maturity Date Balance per SF(2):	$104
Maturity Date:	8/1/2028			Property Manager:	Robert L. Stark Enterprises, Inc.
Original Term to Maturity:	120 months				(borrower related)
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	24 months			UW NOI:	$3,557,263
Seasoning:	2 months			UW NOI Debt Yield:	10.1%
Prepayment Provisions:	LO (26); DEF (91); O (3)			UW NOI Debt Yield at Maturity:	11.7%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.88x (IO) 1.45x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$3,556,472 (3/31/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(3):	$3,444,090 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(3):	$2,723,292 (12/31/2016)
Reserves(1)				Most Recent Occupancy(4):	99.1% (6/26/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	96.2% (12/31/2017)
RE Tax:	$233,731	$58,433	N/A	3rd Most Recent Occupancy:	96.0% (12/31/2016)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(5):	$47,100,000 (1/1/2019)
Recurring Replacements:	$5,841	$5,841	$210,264	Cut-off Date LTV Ratio(5):	75.0%
TI/LC:	$150,000	$20,686	$914,000	Maturity Date LTV Ratio(5):	64.7%
Other:	$866,830	$0	N/A

Sources and Uses(6)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$35,325,000	72.2%	Purchase Price:	$47,100,000	96.3%
Borrower Equity:	$13,579,994	27.8%	Reserves:	$1,256,402	2.6%
			Closing Costs:	$548,592	1.1%
Total Sources:	$48,904,994	100.0%	Total Uses:	$48,904,994	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve information.

(2)	Size includes a 15,068 SF space, which is not fully constructed, but is expected to be completed by January 1, 2019, with the cost of construction being held at the title company as detailed below. Party City has executed a lease for the space. Cut-off Date Balance per SF and Maturity Date Balance per SF are calculated inclusive of the 15,068 SF.

(3)	The increase from 3rd Most Recent NOI to 2nd Most Recent NOI is due to the space occupied by Burlington being built in 2016 and the tenant commencing rent payments in September 2016.

(4)	Most Recent Occupancy is inclusive of four tenants, Party City, Hubbard Swim School, Guitar Center, and Haircutters in the Park, leasing a total of 26,593 SF (9.1% of NRA, 11.6% of UW base rent) which are not yet open for business or have not yet taken possession of their space. Hubbard Swim School, Guitar Center, and Haircutters in the Park are expected to take possession of their respective spaces in October 2018, while Party City is expected to take possession of its space in January 2019. See “Escrows and Reserves” for descriptions of reserves held for these four tenants.

(5)	The appraised value represents the “upon completion of construction and stabilization” value of $47,100,000, which assumes the construction of the Party City building is complete and the tenant is in occupancy. At origination, the Market at Estrella Falls Borrower (as defined below) deposited $542,448 into reserves for the outstanding tenant improvements and free rent related to the Party City lease. Additionally, per the purchase and sale agreement between the Market at Estrella Falls Borrower and the seller of the Market at Estrella Falls Property (as defined below), the title company holds $3,200,000 for the cost of construction of the Party City building and such funds have been collaterally assigned to the lender. The “as-is” value as of May 9, 2018 is $43,740,000. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio based on the “as-is” value are 80.8% and 69.7%, respectively.

(6)	The Market at Estrella Falls Borrower purchased the Market at Estrella Falls Property and an affiliate of the Market at Estrella Falls Borrower purchased an additional 14.49-acre, non-collateral parcel for a total consideration of $49.1 million. The Borrower Equity and Purchase Price figures in the Sources and Uses table above have both been reduced by $2.0 million, which equals the lender-allocated value of the non-collateral parcel purchased by the affiliate.

The Mortgage Loan. The ninth largest mortgage loan (the “Market at Estrella Falls Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $35,325,000 and is secured by a first priority fee mortgage encumbering a 292,048 SF anchored retail property in Goodyear, Arizona (the “Market at Estrella Falls Property”). Proceeds of the Market at Estrella Falls Mortgage Loan and additional borrower equity were used to acquire the Market at Estrella Falls Property, fund upfront reserves, and pay closing costs.

The Borrower and the Sponsor. The borrower is Estrella Falls, LLC (the “Market at Estrella Falls Borrower”), a single-purpose Delaware limited liability company with one independent director. The sponsor and non-recourse carveout guarantor is Robert L. Stark. Mr. Stark is the President and Chief Executive Officer of Robert L. Stark Enterprises, Inc. (“Stark Enterprises”), a real estate development company founded in 1978 and headquartered in Cleveland, Ohio. Stark Enterprises offers development, construction, property management, marketing, architectural design, landscape design, and

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MSC 2018-L1	Market at Estrella Falls

property maintenance services. Stark Enterprises’ current portfolio totals 31 retail, entertainment, office, multifamily, hotel, and student housing properties valued at approximately $2 billion and totaling approximately 8 million SF.

The Property. The Market at Estrella Falls Property is a 292,048 SF retail power center anchored by T.J. Maxx/HomeGoods, Burlington, and C-A-L Ranch Stores and located in Goodyear, Arizona, a suburban community approximately 20 minutes west of downtown Phoenix. The Market at Estrella Falls Property currently consists of three anchor tenant spaces, four junior anchor spaces, 15 in-line tenant spaces, and three outparcels with an additional 15,068 SF junior anchor space being constructed for Party City with an estimated completion date of January 1, 2019. As of June 26, 2018, the Market at Estrella Falls Property is 99.1% leased to 24 tenants, 10 of which are national retailers.

The Market at Estrella Falls Property is situated on a 36.7-acre site at the northeast corner of McDowell Road and Pebble Creek Parkway, approximately 0.2 miles north of the Interstate 10/North Estrella Parkway interchange, and is part of a larger, 300-acre mixed-use development. The Market at Estrella Falls Property was constructed in phases from 2008 through 2018 and has a parking ratio of approximately 5.1 spaces per 1,000 SF. Access is provided by three entrances on the south side from West McDowell Road, two entrances on the east side from Pebblecreek Parkway and three entrances on the north side from West Monte Vista Road. Traffic counts on Pebble Creek Parkway are reported between 12,010 and 18,590 cars per day and 10,500 cars per day on McDowell Road. The appraisal notes that traffic adjacent to the Market at Estrella Falls Property is likely to grow in future years as more households move to the area.

The area surrounding the Market at Estrella Falls Property includes a high density of retail properties and residential properties. The Market at Estrella Falls Borrower purchased the Market at Estrella Falls Property simultaneous with an affiliate of the Market at Estrella Falls Borrower purchasing an adjacent 14.49-acre parcel which is not collateral for the Market at Estrella Falls Mortgage Loan. The affiliate has announced plans to add another 70,000 SF of dining, retail, and entertainment space on the non-collateral parcel. The Market at Estrella Falls Mortgage Loan documents restrict the Market at Estrella Falls Borrower or an affiliate from directly or indirectly soliciting any tenant at the Market at Estrella Falls Property to lease space at the non-collateral parcel.

Major Tenants.

Burlington (55,419 SF, 19.0% of NRA, 15.2% of underwritten rent). Burlington, a subsidiary of Burlington Stores, Inc. (NYSE: BURL) (rated BB by S&P), was founded in 1972 and offers a selection of women’s apparel, menswear, youth apparel, baby apparel, footwear, accessories, home goods, and coats. As of August 4, 2018, Burlington Stores, Inc. operates 651 retail stores in 45 states and Puerto Rico, inclusive of its online retail operations, burlington.com. Burlington has been a tenant at the Market at Estrella Falls Property since 2016 under a lease expiring January 31, 2033. Burlington pays a base rent of $9.75 PSF and has three, five-year renewal options and no termination options. Burlington reported fiscal year end 2017 sales of approximately $150 PSF at the Market at Estrella Falls Property.

C-A-L Ranch Stores (50,311 SF, 17.2% of NRA, 7.2% of underwritten rent). C-A-L Ranch Stores is a privately-held company that sells a variety of home and garden products, tools and hardware, outdoor and camping products, clothing and accessories, farm and ranch products, and pet and livestock products. C-A-L Ranch Stores was founded in Idaho Falls, Idaho in 1959 and has since grown its footprint to include 25 retail stores in Idaho, Utah, Nevada, and Arizona, a distribution center located in Payson, Utah, an ecommerce store, and a corporate headquarters located in Ammon, Idaho. C-A-L Ranch Stores occupies 50,311 SF under a lease expiring September 30, 2024, and pays $5.13 PSF in base rent. C-A-L Ranch Stores has three, five-year renewal options and no termination options. C-A-L Ranch Stores reported sales at the Market at Estrella Falls Property of approximately $102 PSF for the trailing twelve-months ending April 2018.

T.J. Maxx/HomeGoods (50,043 SF, 17.1% of NRA, 16.5% of underwritten rent). T.J. Maxx and HomeGoods, which operate two store fronts at the Market at Estrella Falls Property under a single lease, are off-price apparel and home fashions retailers in the United States and worldwide. T.J. Maxx and HomeGoods are owned and operated by The TJX Companies, Inc. (NYSE: TJX) (rated A2/A+ by Moody’s/S&P) (“TJX”), which operates over 4,000 stores under a number of different names including T.J. Maxx, HomeGoods, Marshalls, Winners, HomeSense, T.K. Maxx, and Sierra Trading Post. As of fiscal year end 2018, TJX reported net annual sales of approximately $35.9 billion and operated 1,223 T.J. Maxx stores and 667 HomeGoods stores in the United States and Puerto Rico. T.J. Maxx/HomeGoods has occupied 50,043 SF since 2008 under a lease expiring September 30, 2023, and currently pays $11.75 PSF in base rent. T.J. Maxx/HomeGoods has three, five-year renewal options remaining and no termination options. T.J. Maxx/HomeGoods reported sales at the Market at Estrella Falls Property of approximately $356 PSF for the trailing twelve-months ending April 2018.

The following table presents a summary regarding the major tenants at the Market at Estrella Falls Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF	% of Total Annual UW Rent	Lease Expiration
Anchor/Major Tenants
Burlington	NR/NR/BB	55,419	19.0%	$540,335	$9.75	15.2%	1/31/2033
C-A-L Ranch Stores	NR/NR/NR	50,311	17.2%	$258,095	$5.13	7.2%	9/30/2024
T.J. Maxx/HomeGoods	NR/A2/A+	50,043	17.1%	$588,005	$11.75	16.5%	9/30/2023
Shoe Carnival	NR/NR/NR	20,533	7.0%	$160,500	$7.82	4.5%	12/31/2019
Staples	NR/B3/B+	20,333	7.0%	$313,164	$15.40	8.8%	9/30/2023
Subtotal/Wtd. Avg.		196,639	67.3%	$1,860,100	$9.46	52.2%
Other Tenants(3)		92,908	31.8%	$1,703,192	$18.33	47.8%
Vacant Space		2,501	0.9%	$0	$0.00	0.0%
Total/Wtd. Avg.(3)(4)		292,048	100.0%	$3,563,292	$12.31	100.0%

(1)	Information is based on the underwritten rent roll dated June 26, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Includes two ground lease tenants that own their own improvements and four tenants that are not yet open for business or have not yet taken possession of their space. Annual UW Rent includes the ground lease rent, while Tenant SF excludes any SF associated with the ground lease tenants.

(4)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

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MSC 2018-L1	Market at Estrella Falls

Historical Sales Summary(1)
	2016		2017		April 30, 2018 TTM
Tenant	Sales ($)	Sales (PSF)	Sales ($)	Sales (PSF)	Sales ($)	Sales (PSF)	Occ. Cost%(2)
Burlington(3)	NAV	NAV	$8,293,546	$150	NAV	NAV	NAV
C-A-L Ranch Stores	$4,933,872	$98	$5,069,582	$101	$5,145,130	$102	7.3%
T.J. Maxx/HomeGoods	$15,911,368	$318	$16,206,673	$324	$17,799,631	$356	4.7%
Shoe Carnival	$1,919,609	$93	$2,204,378	$107	$2,287,216	$111	10.4%
Staples	$3,245,448	$160	$3,215,161	$158	$3,215,161	$158	13.0%
Old Navy	$4,269,653	$278	$4,801,866	$313	$5,014,396	$327	4.8%
Other Tenants(4)	$7,404,854	$508	$7,993,271	$549	$8,028,490	$551	5.1%
Total/Wtd. Avg.	$37,684,804	$220	$47,784,477	$211	$41,490,024	$242	6.1%

(1)	Information is based on the underwritten rent roll as of June 26, 2018.

(2)	Occ. Cost % calculations are based on Annual UW Rent plus reimbursements, divided by sales from the respective year.

(3)	2017 Sales for Burlington are for the trailing twelve-month period ending September 30, 2017. Occupancy cost for the corresponding period is 9.7%.

(4)	Other Tenants include seven in-line or outparcel tenants that report sales.

The following table presents certain information relating to the lease rollover at the Market at Estrella Falls Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	2	4,410	$21.15	1.5%	1.5%	$93,252	2.6%	2.6%
2019	4	23,994	$10.00	8.2%	9.7%	$240,038	6.7%	9.4%
2020	2	12,784	$13.04	4.4%	14.1%	$166,667	4.7%	14.0%
2021	1	6,004	$18.58	2.1%	16.2%	$111,533	3.1%	17.2%
2022	1	15,344	$0.00	5.3%	21.4%	$0	0.0%	17.2%
2023	3	71,876	$12.97	24.6%	46.0%	$932,455	26.2%	43.3%
2024	2	65,568	$8.61	22.5%	68.5%	$564,456	15.8%	59.2%
2025	1	5,055	$23.74	1.7%	70.2%	$120,000	3.4%	62.5%
2026	0	0	$0.00	0.0%	70.2%	$0	0.0%	62.5%
2027	1	2,500	$23.50	0.9%	71.1%	$58,750	1.6%	64.2%
2028	5	11,525	$40.31	3.9%	75.0%	$464,582	13.0%	77.2%
2029 & Beyond	2	70,487	$11.51	24.1%	99.1%	$811,559	22.8%	100.0%
Vacant	0	2,501	$0.00	0.9%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.(3)(4)	24	292,048	$12.31	100.0%		$3,563,292	100.0%

(1)	Information is based on the underwritten rent roll dated June 26, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Includes two ground lease tenants that own their own improvements and four tenants that are not yet open for business or have not yet taken possession of their space. Total UW Rent Rolling includes the ground lease rent, while SF Rolling excludes any SF associated with the ground lease tenants.

(4)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Market at Estrella Falls Property is located in Goodyear, Maricopa County, Arizona, approximately 20.2 miles west of downtown Phoenix, Arizona, the sixth most populous city in the United States. Home to five Fortune 500 companies, the Phoenix-Mesa-Scottsdale, Arizona metropolitan statistical area (“Phoenix MSA”) has a growing workforce with much of the growth attributed to the bioscience, business services, technology, and manufacturing industries. In particular, the Phoenix MSA is becoming recognized for healthcare and bioscience and an established technology hub, according to the appraisal.

The Market at Estrella Falls Property is located in the North Goodyear/Litchfield retail submarket of the Phoenix retail market. According to a third-party market research report, as of the second quarter of 2018, the Phoenix market contained 14,927 properties with approximately 230.7 million SF of retail space. Vacancy was reported at 7.1% and asking rents were $15.68 PSF, with positive year to date absorption of approximately 1.6 million SF. In addition, as of the second quarter of 2018, the North Goodyear/Litchfield retail submarket consisted of 230 properties with approximately 5.2 million SF of retail space. Vacancy in the submarket was 6.6% and asking rents were $15.81 PSF, with negative year to date absorption of 98,065 SF.

According to a third-party demographics provider, the 2017 estimated population within a one-, three-, and five-mile radius is 6,271, 65,071, and 147,553, respectively, which is expected to have an annual growth rate of approximately 3.2%, 2.2%, and 2.0%, respectively, over the next five years. The 2017 estimated median household income within a one-, three-, and five-mile radius is $77,316, $73,748, and $67,061, respectively.

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MSC 2018-L1	Market at Estrella Falls

The following table presents leasing data at certain competitive retail properties with respect to the Market at Estrella Falls Property:

Competitive Property Summary
Property Name/Address	Type	Year Built	Size (SF)	Total Occupancy	Tenant Type	Actual Rent PSF	Asking Rent PSF	Distance to Subject
Market at Estrella Falls Property(1)	Power Center	2008, 2016, 2018	292,048(2)	99.1%(3)	In-line Junior Anchor Anchor Pad Site	$17 NNN(4) $13 NNN(4) $9 NNN $24 NNN	NAV NAV NAV NAV	─
Estrella Marketplace 100 North Estrella Parkway Goodyear, AZ	Community Center	2005	267,000	98.5%	Small Shops Junior Anchor	$23 NNN NAV	$25 - $30 NNN NAV	1.5 miles
Pebble Creek Marketplace 15537 West McDowell Road Goodyear, AZ	Community Center	2018	112,005	93.5%	Small Shops Junior Anchor	NAV NAV	$30 NNN NAV	0.6 miles
Goodyear Centerpointe 15277 West McDowell Road Goodyear, AZ	Power Center	2008	262,469	82.5%	Small Shops Junior Anchor Anchor	NAV NAV NAV	$40 NNN $15 NNN $11 - $12 NNN	0.3 miles
Canyon Crossroads 530 North Estrella Parkway Goodyear, AZ	Community Center	2009	496,647	95.0%	Small Shops Junior Anchor	$17 - $25 NNN NAV	NAV NAV	1.4 miles

Source: Appraisal

(1)	Information is based on the underwritten rent roll as of June 26, 2018.

(2)	Size includes a 15,068 SF space, which is not fully constructed, but is expected to be completed by January 1, 2019. Party City has executed a lease for the space.

(3)	Total Occupancy is inclusive of four tenants leasing a total of 26,593 SF (9.1% of NRA, 11.6% of UW base rent) which are not yet open for business or have not yet taken possession of their space. Hubbard Swim School, Guitar Center, and Haircutters in the Park are expected to take possession of their respective spaces in October 2018, while Party City is expected to take possession of its space in January 2019.

(4)	Actual Rent PSF for In-line and Junior Anchor excludes tenants with gross leases.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Market at Estrella Falls Property:

Cash Flow Analysis
	2015	2016	2017	3/31/2018 TTM	UW	UW PSF
Base Rent(1)(2)	$2,345,564	$2,525,628	$3,021,418	$3,099,033	$3,613,312	$12.37
Total Recoveries(2)	$835,931	$944,876	$1,176,032	$1,194,406	$1,228,490	$4.21
Other Income	$74,589	$92,817	$135,800	$126,215	$14,706	$0.05
Overage Rent / Percent in Lieu	$305,722	$310,053	$354,551	$362,501	$323,442	$1.11
Less Vacancy	$0	$0	$0	$0	($335,741)	($1.15)
Effective Gross Income	$3,561,806	$3,873,374	$4,687,801	$4,782,155	$4,844,209	$16.59
Total Expenses	$1,080,057	$1,150,082	$1,243,711	$1,225,682	$1,286,946	$4.41
Net Operating Income	$2,481,749	$2,723,292	$3,444,090	$3,556,472	$3,557,263	$12.18
Capital Expenditures	$0	$0	$0	$0	$70,092	$0.24
TI/LC	$0	$0	$0	$0	$256,373	$0.88
Net Cash Flow	$2,481,749	$2,723,292	$3,444,090	$3,556,472	$3,230,798	$11.06

Occupancy %(3)	94.8%	96.0%	96.2%	99.1%	93.5%
NOI DSCR (IO)	1.44x	1.58x	2.00x	2.07x	2.07x
NOI DSCR (P&I)	1.12x	1.22x	1.55x	1.60x	1.60x
NCF DSCR (IO)	1.44x	1.58x	2.00x	2.07x	1.88x
NCF DSCR (P&I)	1.12x	1.22x	1.55x	1.60x	1.45x
NOI Debt Yield	7.0%	7.7%	9.7%	10.1%	10.1%
NCF Debt Yield	7.0%	7.7%	9.7%	10.1%	9.1%

(1)	UW Base Rent is based on the rent roll dated June 26, 2018, and includes $59,347 of rent steps through January 2019, $50,020 of grossed up vacant space, and a deduction of $48,353 for mark to market rent. Additionally, UW Base Rent is inclusive of $412,056 for four tenants which are not yet open for business or have not yet taken possession of their space. Hubbard Swim School, Guitar Center, and Haircutters in the Park are expected to take possession of their respective spaces in October 2018, while Party City is expected to take possession of its space in January 2019.

(2)	Base Rent and Total Recoveries increased over the period from 2015 to 2017 due to the space occupied by Burlington being built in 2016 and the tenant commencing payment of rent and expense obligations in September 2016.

(3)	3/31/2018 TTM Occupancy % reflects occupancy as of June 26, 2018, and includes four tenants that are not yet open for business or have not yet taken possession of their space.

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MSC 2018-L1	Market at Estrella Falls

Escrows and Reserves. At origination, the Market at Estrella Falls Borrower deposited (i) $233,731 into a real estate tax escrow, (ii) $5,841 into a replacement reserve, (iii) $150,000 into a TI/LC reserve, (iv) $514,324 into an outstanding TI/LC reserve for Party City, Hubbard Swim School, Guitar Center, and Haircutters in the Park, (v) $239,496 into a reserve for tenants with executed leases but whose rent has not yet commenced that include Party City, Hubbard Swim School, Guitar Center, and Haircutters in the Park, and (vi) $113,010 into a rent concession reserve for Party City. On a monthly basis, the Market at Estrella Falls Borrower is required to deposit (i) 1/12 of the annual estimated tax payments, which currently equates to $58,433, (ii) 1/12 of the annual estimated insurance premiums (unless the Market at Estrella Falls Borrower maintains insurance under an acceptable blanket insurance policy, among other conditions in the related loan documents), (iii) $5,841 for replacement reserves, capped at $210,264, and (iv) $20,686 for TI/LC reserves, capped at $914,000.

Pursuant to the purchase and sale agreement between the Market at Estrella Falls Borrower and the seller of the Market at Estrella Falls Property, the title company holds $3,200,000 for the cost of construction of the Party City building and such funds have been collaterally assigned to the lender.

The Market at Estrella Falls Property is subject to certain property tax assessments in connection with the payment of certain improvement districts bonds. Pursuant to an escrow holdback agreement entered into on July 6, 2018, which was collaterally assigned to the lender, the title company holds $4,075,552 in funds to pay off the existing improvement districts bonds and related fees affecting the Market at Estrella Falls Property and such payoff is anticipated to occur on or around December 1, 2018.

Lockbox and Cash Management. The Market at Estrella Falls Mortgage Loan is structured with a hard lockbox and springing cash management. The Market at Estrella Falls Borrower is required to direct all tenants to deposit all rents and other revenue directly into the lockbox account controlled by the lender. Notwithstanding the foregoing, the Market at Estrella Falls Borrower and property manager are required to deposit all revenues received into the lockbox account within two business days of receipt. Provided no Cash Sweep Period (as defined below) is in effect, all funds in the lockbox account are required to be transferred on each business day to an account controlled by the Market at Estrella Falls Borrower. Upon the occurrence and continuance of a Cash Sweep Period defined under either clause (iii) or (iv) below, all sums on deposit in the lockbox account are required to be swept each Thursday into a cash management account under the control of the lender for the payment of, among other things, debt service, monthly escrows, and property operating expenses pursuant to an annual approved budget, with all excess cash required to be deposited (x) if a Cash Sweep Period relates to a debt service event as identified in clause (iii) of the definition of Cash Sweep Period below, to an excess cash flow reserve to be held as additional security during the continuance of such Cash Sweep Period, and (y) if a Cash Sweep Period relates to any of the Major Tenant events as identified in clause (iv) of the definition of Cash Sweep Period below, to a rollover reserve (“Major Tenant Rollover Reserve”) to be used for retenanting expenses. Upon the occurrence and continuance of a Cash Sweep Period defined under either clause (i) or (ii) below, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account under the control of the lender and may be applied by the lender in such order and priority as the lender determines.

A “Cash Sweep Period” will commence upon:

(i)	the occurrence of an event of default and continue until such event of default is cured in accordance with the Market at Estrella Falls Mortgage Loan documents;

(ii)	the occurrence of any bankruptcy action of the Market at Estrella Falls Borrower or property manager and, in the case of any bankruptcy action of the property manager, continue until the manager is replaced with a qualified manager under a replacement management agreement within 60 days of such bankruptcy action and, in the case of any involuntary bankruptcy action involving the Market at Estrella Falls Borrower, such involuntary bankruptcy action is dismissed within 60 days of its filing (in no event will a Cash Sweep Period due to a voluntary bankruptcy action of the Market at Estrella Falls Borrower be cured);

(iii)	the date the debt service coverage ratio for the immediately preceding six-month period is less than 1.15x (amortizing) and will continue until (1) such time as the debt service coverage ratio for the immediately preceding six-month period is at least 1.15x (amortizing) for two consecutive calendar quarters or (2) the date that the Market at Estrella Falls Borrower deposits cash or delivers a letter of credit in an aggregate amount which, if added to the net operating income, would be sufficient to achieve a debt service coverage ratio of 1.15x (amortizing) or greater for the immediately preceding six-month period; or

(iv)	with respect to Burlington or T.J. Maxx/HomeGoods, or any successor or assign of such entity as tenant (a “Major Tenant”) under its lease or a replacement lease (“Major Tenant Lease”):

(a)	the date that any Major Tenant files a bankruptcy action or an involuntary petition is filed against a Major Tenant and will continue until (so long as there is no default or event of default that would trigger another Cash Sweep Period) (1) the date the applicable Major Tenant has affirmed its Major Tenant Lease, is no longer the subject of a bankruptcy or similar proceeding, and is in occupancy and paying full contractual unabated post-petition rent without right of offset or free rent credit or (2) the date the Market at Estrella Falls Borrower has entered into one or more replacement leases for all or a part of the applicable Major Tenant premises in each case with tenants acceptable to the lender in its discretion and (x) the replacement tenants are in occupancy of the entire net leasable area of the applicable Major Tenant premises, are obligated to pay full contractual rent without right of offset or free rent credit in an aggregate amount greater than or equal to the rent that the applicable Major Tenant would have been obligated to pay pursuant to its Major Tenant Lease for the same period for its entire Major Tenant premises, and have made their first monthly rental payment and (y) the replacement tenants have delivered a tenant estoppel acceptable to the lender (clauses (x) and (y), collectively, the “Replacement Lease Conditions”);

(b)	the earlier to occur of the date that any Major Tenant (i) gives notice that it intends to go dark, vacate or abandon the premises or (ii) for five consecutive business days (except for temporary closures for repairs, restoration, rehabilitation or customary force majeure events), vacates, goes dark, abandons, or surrenders substantially all of the premises, and will continue until (so long as there is no default or event of default that would trigger another Cash Sweep Period) the date that (1) the applicable Major Tenant has resumed operations at its premises, is in occupancy and open for business paying full contractual unabated rent without right of offset or free rent credit, has made its next due monthly rental payment, and has delivered a tenant estoppel acceptable to the lender, (2) the Market at Estrella Falls Borrower has entered into one or more replacement leases (or approved subleases) for all or a part of the applicable premises with tenants acceptable to the lender in its discretion and the Replacement Lease Conditions have been satisfied, or (3) the balance of the Major Tenant Rollover Reserve has reached (provided the applicable Major Tenant continues to pay its contractual rent) (x) $500,000 if the Cash Sweep Period relates to a Major Tenant event caused by T.J. Maxx/HomeGoods, (y) $550,000 if the Cash Sweep Period relates to a Major Tenant event caused by Burlington, or (z) $1,050,000 if the Cash Sweep Period relates to a Major Tenant event caused by both T.J. Maxx/HomeGoods and Burlington; or

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MSC 2018-L1	Market at Estrella Falls

(c)	with respect to the Major Tenant Lease for T.J. Maxx/HomeGoods, the earlier to occur of (i) the date of any termination of the Major Tenant Lease or (ii) the date that is nine months prior to the then applicable expiration date of the Major Tenant Lease or any renewal or replacement thereof and will continue until (so long as there is no default or event of default that would trigger another Cash Sweep Period) the date that (1) the Market at Estrella Falls Borrower has provided acceptable evidence to the lender that the Major Tenant has renewed the term of its Major Tenant Lease or (2) the Market at Estrella Falls Borrower has entered into one or more replacement leases for all or a part of the premises with tenants acceptable to the lender in its discretion and the Replacement Lease Conditions have been satisfied.

Additional Secured Indebtedness (not including trade debts). None.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Market at Estrella Falls Borrower is required to obtain and maintain property insurance, commercial general liability insurance, and business income or rental loss insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic, in an amount equal to the full replacement cost of the Market at Estrella Falls Property and business interruption insurance of at least 12 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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MSC 2018-L1	Embassy Suites Atlanta Airport

Mortgage Loan No. 10 – Embassy Suites Atlanta Airport

A-3-92

MSC 2018-L1	Embassy Suites Atlanta Airport

Mortgage Loan No. 10 – Embassy Suites Atlanta Airport

Embassy Suites Atlanta Airport
4700 Southport Road
Atlanta, GA 30337
ATLANTA
Downtown
Cascade Heights
South Atlanta
Lakewood
East Point
Hapeville
College Park
Hartsfield-Jackson Atlanta Intl. Airport
Forest Park
CLAYTON COUNTY
FULTON COUNTY
FAYETTE COUNTY
Union City
Fairburn
SOUTHPARK INDUSTRIAL PARK
The Perimeter
MARTA
South Fulton Pkwy
Camp Creek Pkwy
Campbellton Rd
Cascade Rd
Headland Dr
Washington Rd
Roosevelt Hwy
Jonesboro Rd
Flat Shoals Rd
Old National Hwy
Fayetteville Rd
Cleveland Ave SW
Old National Discount Mall
GA Intl. Convention Center
Camp Creek Marketplace
Greenbriar Mall
Porsche Cars North America
Atlanta State Farmers Market
Atlanta Metro Studios
Shannon Square
Tom Lowe Shooting Grounds
Cascade Springs Nature Preserve
Lakewood Amphitheatre
Atlanta Metro. College
Fort McPherson
Kennesaw
Marietta
Roswell
Alpharetta
Smyrna
Dunwoody
Sandy Springs
Decatur
Douglasville
Chamblee
Hapeville
Johns Creek
Mableton
Redan

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MSC 2018-L1	Embassy Suites Atlanta Airport

Mortgage Loan No. 10 – Embassy Suites Atlanta Airport

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Single Asset
Original Balance:	$33,000,000			Location:	Atlanta, GA 30337
Cut-off Date Balance:	$33,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	3.7%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Wedge Hotels Corporation			Year Built/Renovated:	1989/2015
Mortgage Rate:	4.9700%			Size:	236 Rooms
Note Date:	8/29/2018			Cut-off Date Balance per Room:	$139,831
First Payment Date:	10/6/2018			Maturity Date Balance per Room:	$118,204
Maturity Date:	9/6/2028			Property Manager:	Kana Hotels, Inc.
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$4,103,166
IO Period:	12 months			UW NOI Debt Yield:	12.4%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	14.7%
Prepayment Provisions:	LO (12); YM1 (103); O (5)			UW NCF DSCR:	2.17x (IO) 1.70x (P&I)
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI(3):	$4,100,201 (6/30/2018 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI(3):	$3,893,270 (12/31/2017)
Additional Debt Balance:	N/A			3rd Most Recent NOI(3):	$3,397,714 (12/31/2016)
Future Debt Permitted (Type)(1):	Yes (Permitted Parent Debt)			Most Recent Occupancy:	79.4% (6/30/2018)
Reserves(2)				2nd Most Recent Occupancy:	79.4% (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	80.1% (12/31/2016)
RE Tax:	$547,545	$47,375	N/A	Appraised Value (as of):	$60,600,000 (7/24/2018)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	54.5%
FF&E Reserve:	$0	$41,589	N/A	Maturity Date LTV Ratio:	46.0%
Other Reserve:	$0	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$33,000,000	100.0%	Loan Payoff:	$16,558,616	50.2%
			Return of Equity:	$15,423,148	46.7%
			Reserves:	$547,545	1.7%
			Closing Costs:	$470,691	1.4%
Total Sources:	$33,000,000	100.0%	Total Uses:	$33,000,000	100.0%

(1)	See “Parent Debt” below.

(2)	See “Escrows and Reserves” below for further discussions of reserve requirements.

(3)	The borrower sponsor acquired the Embassy Suites Atlanta Airport Property (as defined below) in 2014. Following the acquisition, the borrower sponsor commenced work to complete a full renovation of the Embassy Suites Atlanta Airport Property, while also adding three suites, bringing the total room count to 236. In total, the borrower sponsor has invested approximately $12.3 million of capital expenditures and property improvement plan (“PIP”) work since 2015. The Embassy Suites Atlanta Airport Property fully came back online in 2016 and as such, has seen an increase from 3rd Most Recent NOI to the Most Recent NOI.

The Mortgage Loan. The tenth largest mortgage loan (the “Embassy Suites Atlanta Airport Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $33,000,000, secured by a first priority fee mortgage encumbering a 236 room full service hospitality property known as the Embassy Suites Atlanta Airport (the “Embassy Suites Atlanta Airport Property”) located in Atlanta, Georgia. The proceeds of the Embassy Suites Atlanta Airport Mortgage Loan were primarily used to refinance a previous loan of approximately $16.6 million, fund reserves, pay closing costs and return equity to the borrower sponsor.

The Borrower and the Sponsor. The borrower is Southport Hotel Company, L.L.C., a Delaware limited liability company (the “Embassy Suites Atlanta Airport Borrower”). The borrower sponsor and non-recourse carveout guarantor for the Embassy Suites Atlanta Airport Mortgage Loan is Wedge Hotels Corporation (“Wedge”), an affiliate of Wedge Real Estate. Wedge Real Estate is a privately-held commercial real estate investment firm based in Houston, Texas which focuses on hospitality and office assets nationwide. Wedge is affiliated with the Wedge Group, a private equity group that focuses on investments in a wide range of industries including manufacturing, trucking, food processing, engineering, construction, oilfield services and real estate. Wedge currently owns five other Hilton-flagged assets in addition to the Embassy Suites Atlanta Airport Property.

Wedge is led by Gregory J. Armstrong, the President of Wedge Real Estate. Mr. Armstrong joined Wedge in 1995, and became President and chief executive officer (“CEO”) in 2012. Prior to his appointment as CEO, Mr. Armstrong served 12 years as the president of Wedge Real Estate Holdings, Inc., and was responsible for a real estate portfolio that included hotels, office, industrial and self-storage properties.

A-3-94

MSC 2018-L1	Embassy Suites Atlanta Airport

The Property. The Embassy Suites Atlanta Airport Property consists of a five-story atrium hotel tower with approximately 247 surface level parking spaces. The Embassy Suites Atlanta Airport Property offers two-room suites; all suites feature LCD TVs, a kitchenette with a refrigerator and microwave, a sofa-bed, a private bedroom and a separate living area. The Embassy Suites Atlanta Airport Property features approximately 7,717 SF of flexible indoor meeting space, including a 5,616 SF ballroom. All meeting spaces have been upgraded and are situated on the Embassy Suites Atlanta Airport Property’s first floor. The Embassy Suites Atlanta Airport Property also features a fitness facility, a heated indoor pool and an outdoor pool with a spa.

The Embassy Suites Atlanta Airport Property is accessible via Interstate 285 and Interstate 85, which is convenient to corporate and group demand generators including Delta Air Lines, Bank of America, DHL, Boeing Training and Flight Services, Coca-Cola Bottling Systems, Sysco Foods and the Georgia International Convention Center. Since 2015, the borrower sponsor has invested approximately $5.2 million in public areas, $4.2 million in common guest areas, $1.8 million in systems and operations, $510,662 in design and engineering, and $638,783 in other upgrades. Capital expenditures and PIP work since 2015 totals approximately $12.3 million ($52,291 per room).

According to the appraisal, the demand segmentation for the Embassy Suites Atlanta Airport Property is 55% commercial, 30% leisure, and 15% meeting and group. The Embassy Suites Atlanta Airport Property is operating under a Hilton franchise agreement which expires in January 2029.

Historical Occupancy, ADR, RevPAR(1)(2)(3)
	Competitive Set			Embassy Suites Atlanta Airport Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2015	82.8%	$95.99	$79.50	56.3%	$119.35	$67.23	68.0%	124.3%	84.6%
12/31/2016	79.1%	$100.28	$79.30	80.1%	$127.35	$102.01	101.3%	127.0%	128.6%
12/31/2017	82.7%	$112.63	$93.17	79.4%	$137.95	$109.53	96.0%	122.5%	117.6%
6/30/2018 TTM	83.2%	$115.56	$96.20	79.4%	$141.61	$112.43	95.4%	122.5%	116.9%

Source: Industry Report and Underwritten Operating Statements.

(1)	The competitive set includes Marriott Atlanta Airport, Westin Atlanta Airport, Renaissance Concourse Atlanta Airport Hotel, Holiday Inn Atlanta Airport North and Crowne Plaza Atlanta Airport. This competitive set includes two hotels that are additional to the hotels identified in the Competitive Property Summary below.

(2)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at Embassy Suites Atlanta Airport Property are attributable to variances in reporting methodologies and/or timing differences.

(3)	The borrower sponsor acquired the Embassy Suites Atlanta Airport Property in 2014. Following the acquisition, the borrower sponsor commenced work to complete a full renovation of the Embassy Suites Atlanta Airport Property, while also adding three suites, bringing the total room count to 236. In total, the borrower sponsor has invested approximately $12.3 million of capital expenditures and PIP work since 2015.

The Market. The Embassy Suites Atlanta Airport Property is located at 4700 Southport Road within a half-mile of Hartsfield-Jackson Atlanta International Airport (“ATL”). According to the airport website, ATL is the nation’s busiest international airport and has a direct economic impact of approximately $34.8 billion for the metropolitan Atlanta area and caters to over 100 million airline passengers traveled per year. ATL averages more than 275,000 passengers a day, with over 2,700 arrivals and departures on an average day. The airport also serves as a global gateway with nonstop service to over 150 domestic destinations and more than 75 international destinations. Since 1998, ATL has consistently ranked the busiest airport in the world by passenger-count. ATL is also home to Delta Air Lines, one of the world’s largest United States domestic and international carriers. In 2016, ATL commenced work on its 20-year, $6.0 billion development plan. The plan includes six focus areas: air cargo development, airside, parking decks, support facilities, the passenger terminal complex and third-party development. Air cargo development is expected to add up to 1.0 million SF of warehouse space by 2021. Airside developments will include repaving the existing runways, adding two end-around taxiways and adding a sixth runway in 2023-2024. Parking deck construction began in 2016 with work on a new West parking deck and a surface lot on Sullivan Road; beginning in 2021, the North and South decks are expected to be demolished and replaced. Support facilities, such as the fire station, maintenance complex, and vehicle staging areas, will be renovated. It is also anticipated that the terminal complex will be modernized, Concourse T will be extended, and a new 10-gate Concourse G will be constructed.

Competitive properties to the Embassy Suites Atlanta Airport Property are shown in the table below:

Competitive Property Summary(1)
Property Name	Year Opened	No. of Rooms	Commercial Demand	Meeting & Group Demand	Leisure Demand	Contract Demand	TTM Occ.(1)	TTM ADR(1)	TTM RevPAR(1)
Embassy Suites Atlanta Airport Property(2)	1989	236	55%	15%	30%	0%	79.4%	$141.61	$112.43
Marriott Atlanta Airport	1981	641	35%	35%	25%	5%	75%-80%	$120-$125	$95-$100
Westin Atlanta Airport	1982	500	38%	28%	18%	16%	85%-90%	$110-$115	$100-$105
Renaissance Concourse Atlanta	1992	387	40%	25%	25%	10%	75%-80%	$130-$140	$105-$110

Source: Appraisal.

(1)	TTM Occ., TTM ADR and TTM RevPAR for the Embassy Suites Atlanta Airport Property are as of June 30, 2018 and are from the Embassy Suites Atlanta Airport Borrower’s operating statements. TTM Occ., TTM ADR and TTM RevPAR for the competitive properties are from the appraisal and as of December 31, 2017.

(2)	Variances between the underwriting, the appraisal and the Historical Occupancy, ADR and RevPAR table with respect to Occupancy, ADR and RevPAR at the Embassy Suites Atlanta Airport Property are attributable to variances in reporting methodologies and/or timing differences.

A-3-95

MSC 2018-L1	Embassy Suites Atlanta Airport

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Embassy Suites Atlanta Airport Property:

Cash Flow Analysis(1)(2)
	2015	2016	2017	6/30/2018 TTM	UW	UW per Room
Occupancy	56.3%	80.1%	79.4%	79.4%	79.4%
ADR	$119.35	$127.35	$137.95	$141.61	$141.61
RevPAR	$67.23	$102.01	$109.53	$112.43	$112.43

Rooms Revenue	$5,742,239	$8,810,896	$9,435,111	$9,685,120	$9,685,120	$41,039
Food & Beverage	$1,082,323	$1,815,768	$1,885,510	$2,042,317	$2,042,317	$8,654
Other Income	$376,021	$646,164	$724,079	$749,113	$749,113	$3,174
Total Revenue	$7,200,583	$11,272,828	$12,044,700	$12,476,550	$12,476,550	$52,867
Total Expenses	$5,728,159	$7,875,114	$8,151,430	$8,376,349	$8,373,384	$35,480
Net Operating Income	$1,472,425	$3,397,714	$3,893,270	$4,100,201	$4,103,166	$17,386
FF&E	$288,023	$450,913	$481,788	$499,062	$499,062	$2,115
Net Cash Flow	$1,184,401	$2,946,800	$3,411,482	$3,601,139	$3,604,104	$15,272

NOI DSCR (IO)	0.89x	2.04x	2.34x	2.47x	2.47x
NOI DSCR (P&I)	0.70x	1.60x	1.84x	1.94x	1.94x
NCF DSCR (IO)	0.71x	1.77x	2.05x	2.17x	2.17x
NCF DSCR (P&I)	0.56x	1.39x	1.61x	1.70x	1.70x
NOI Debt Yield	4.5%	10.3%	11.8%	12.4%	12.4%
NCF Debt Yield	3.6%	8.9%	10.3%	10.9%	10.9%

(1)	Occupancy, ADR and RevPAR figures are based on the underwriting, which has been taken from financial statements provided by the Embassy Suites Atlanta Airport Borrower. Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at Embassy Suites Atlanta Airport Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	The borrower sponsor acquired the Embassy Suites Atlanta Airport Property in 2014. Following the acquisition, the borrower sponsor commenced work to complete a full renovation of the Embassy Suites Atlanta Airport Property, while also adding three suites, bringing the total room count to 236. In total, the borrower sponsor has invested approximately $12.3 million of capital expenditures and property improvement plan (“PIP”) work since 2015. The Embassy Suites Atlanta Airport Property fully came back online in 2016 and as such, has seen an increase from 2016 Net Operating Income to the 6/30/2018 TTM Net Operating Income.

Escrows and Reserves. The Embassy Suites Atlanta Airport Mortgage Loan documents provide for upfront escrows in the amount of $547,545 for real estate taxes. The Embassy Suites Atlanta Airport Mortgage Loan documents also provide for ongoing monthly escrow deposits of (i) 1/12 of the estimated annual property taxes (currently equal to $47,375) and (ii) 1/12 of 4% of annual gross revenues at the Embassy Suites Atlanta Airport Property (currently equal to $41,589) for FF&E. Insurance escrows are waived so long as, among other things, the Embassy Suites Atlanta Airport Property is covered by an acceptable blanket insurance policy (which is currently maintained). If such condition is no longer satisfied, on each due date, the Embassy Suites Atlanta Airport Borrower will be required to fund an insurance reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay the annual insurance premiums.

Lockbox and Cash Management. The Embassy Suites Atlanta Airport Mortgage Loan is structured with a springing lockbox and springing cash management. Following the occurrence of a Sweep Event Period (as defined below), the Embassy Suites Atlanta Airport Borrower and the property manager will be required to establish and maintain a restricted account for the benefit of the lender (the “Clearing Account”) for the remaining term of the Embassy Suites Atlanta Airport Mortgage Loan and to direct all credit card companies to pay all Embassy Suites Atlanta Airport Property receipts directly into the Clearing Account. Following the occurrence and during the continuance of a Sweep Event Period, all sums on deposit in the Clearing Account are required to be transferred on a daily basis to an account designated and controlled by the lender (the “Cash Management Account”), from which the monthly payments required under the Embassy Suites Atlanta Airport Mortgage Loan documents will be made and (i) absent the existence of a Sweep Event Period, any remaining amounts on deposit in the Cash Management Account are required to be disbursed to the Embassy Suites Atlanta Airport Borrower and (ii) during the existence of a Sweep Event Period, any excess cash is required to be held by the lender as additional security for the Embassy Suites Atlanta Airport Mortgage Loan.

A “Sweep Event Period” will commence upon the earlier of:

(i) the occurrence of an event of default under the Embassy Suites Atlanta Airport Mortgage Loan, and will continue until the cure (if applicable) of the event of default,

(ii) the debt service coverage ratio, calculated based on the trailing 12 calendar months, being less than 1.20x, and will continue until the debt service coverage ratio, calculated based on the trailing 12 calendar months, for two consecutive calendar quarters thereafter is equal to or greater than 1.25x, or

(iii) the cancellation, termination or expiration of the franchise agreement, and will continue until the lender receives satisfactory evidence that the Embassy Suites Atlanta Airport Borrower has entered into a replacement franchise agreement satisfactory to the lender and the lender has received a satisfactory comfort letter from the applicable franchisor.

A-3-96

MSC 2018-L1	Embassy Suites Atlanta Airport

Additional Secured Indebtedness (not including trade debts). None.

Parent Debt. In connection with a credit facility for an owner of the Embassy Suites Atlanta Airport Borrower, direct or indirect constituent owners of the Embassy Suites Atlanta Airport Borrower may incur indebtedness secured by direct or indirect ownership interests in the Embassy Suites Atlanta Airport Borrower (“Parent Debt”). Future mezzanine debt is permitted, provided the following conditions, among others, have been satisfied: (i) the pledge of the direct or indirect membership interests in the Embassy Suites Atlanta Airport Borrower will comprise no more than 10% of the value of the collateral serving as the security granted in connection with such Parent Debt, (ii) the Parent Debt lender executes an intercreditor and standstill agreement acceptable to the lender, (iii) the terms, conditions and structure of, and documentation for, the Parent Debt are approved by the lender and (iv) the Embassy Suites Atlanta Airport Borrower will have delivered to the lender a rating agency confirmation.

Release of Property. Not permitted.

Terrorism Insurance. The Embassy Suites Atlanta Airport Borrower is required to obtain terrorism insurance for domestic and foreign acts of terrorism (as defined in the Terrorism Risk Insurance Program Reauthorization Act of 2007 as amended or replaced) in an amount equal to the full replacement cost of the Embassy Suites Atlanta Airport Property and business interruption insurance of at least 18 months required under the Embassy Suites Atlanta Airport Mortgage Loan documents. See “Risk Factors— Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-97

MSC 2018-L1	Regions Tower

Mortgage Loan No. 11 – Regions Tower

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$30,000,000			Location:	Indianapolis, IN 46204
Cut-off Date Balance(1):	$30,000,000			General Property Type:	Office
% of Initial Pool Balance:	3.3%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Elchonon Schwartz; Simon Singer;			Year Built/Renovated:	1969/2016-2017
	Isaac Maleh			Size:	687,237 SF
Mortgage Rate:	4.8974%			Cut-off Date Balance per SF(1):	$106
Note Date:	9/27/2018			Maturity Date Balance per SF(1):	$106
First Payment Date:	11/1/2018			Property Manager:	Nightingale Realty, LLC
Maturity Date:	10/1/2023				(borrower-related)
Original Term to Maturity:	60 months
Original Amortization Term:	0 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$7,400,303
Prepayment Provisions:	LO (24); DEF (32); O (4)			UW NOI Debt Yield(1):	10.1%
Lockbox/Cash Mgmt Status:	Hard / In Place			UW NOI Debt Yield at Maturity(1):	10.1%
Additional Debt Type(1):	Pari Passu / Mezzanine			UW NCF DSCR(1):	1.85x
Additional Debt Balance(1):	$43,000,000 / $11,000,000			Most Recent NOI:	$5,757,700 (5/31/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$5,700,159 (12/31/2017)
Reserves				3rd Most Recent NOI:	$4,441,592 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	84.5% (7/1/2018)
RE Tax:	$73,459	$73,459	N/A	2nd Most Recent Occupancy(3):	78.2% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	73.4% (12/31/2016)
Recurring Replacements:	$500,000	Springing	$100,000	Appraised Value (as of):	$124,400,000 (6/14/2018)
TI/LC:	$4,000,000	Springing	$1,000,000	Cut-off Date LTV Ratio(1):	58.7%
Deferred Maintenance:	$609,356	$0	N/A	Maturity Date LTV Ratio(1):	58.7%
Other(2):	$11,079,030	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$73,000,000	85.9%	Loan Payoff:	$62,959,626	74.1%
Mezzanine Loan:	$11,000,000	13.0%	Reserves:	$16,261,846	19.1%
Borrower Equity:	$935,245	1.1%	Closing Costs:	$5,713,773	6.7%

Total Sources:	$84,935,245	100.0%	Total Uses:	$84,935,245	100.0%

(1)	The Regions Tower Mortgage Loan (as defined below) is part of the Regions Tower Whole Loan (as defined below), which comprises two pari passu notes with an aggregate original principal amount of $73,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Regions Tower Whole Loan. In addition, Morgan Stanley Mortgage Capital Holdings, LLC made an $11,000,000 mezzanine loan to parent entities of the Regions Tower Borrowers (as defined below), secured by equity in the Regions Tower Borrowers, which has an interest rate of 8.8500%, and is co-terminous with the Regions Tower Whole Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the combined balance of the Regions Tower Whole Loan and the mezzanine loan are $122, $122, 8.8%, 8.8%, 1.45x, 67.5% and 67.5%, respectively. The mezzanine loan was sold to Paragon Indy LLC.

(2)	Other reserves consist of $6,574,712 for outstanding tenant improvements and leasing commissions, $2,607,143 for the Maplewood Lease Reserve Account (as described herein) and $1,897,175 for outstanding rent concessions. In order to obtain release of the Maplewood Lease Reserve Account, on or before September 27, 2019, (i) the Regions Tower Borrowers must deliver to the lender a fully executed copy of a lease for the 7,785 SF vacant space on the ground floor (the “Maplewood Space”) either with Maplewood Kitchen and Bar or with an alternative tenant reasonably acceptable to the lender, in each case, in form and substance reasonably acceptable to the lender, for all or any portion of the Maplewood Space, and (ii) the debt yield, as determined by the lender in its sole discretion, must be equal to or greater than 8.8%. If such conditions are satisfied, and (x) the net base rent payable under the applicable lease is not less than $233,550 per year, on a triple net basis (only with respect to expenses thereunder) (the “Total Base Rent Amount”), the lender must disburse the entire amount of the Maplewood Lease Reserve Account to the Regions Tower Borrowers and (y) if the net base rent payable thereunder is less than the Total Base Rent Amount, the lender must disburse a pro rata portion of the Maplewood Lease Reserve Account based on the proportion of the Total Base Rent Amount payable thereunder at any time prior to March 27, 2020, upon satisfaction of certain conditions. The Regions Tower Whole Loan was underwritten assuming a lease for the Maplewood Space is in effect at an annual rent of $233,550. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties” in the Prospectus.

(3)	Most Recent Occupancy includes 10,698 SF occupied by Hill Fulwider, which is disbanding and expected to vacate in the near term, and 4,585 SF occupied by Regions Bank, which space is expected to be vacated. Rent from such tenants for such temporary space was not underwritten.

The Mortgage Loan. The eleventh largest mortgage loan (the “Regions Tower Mortgage Loan”) is part of a whole loan (the “Regions Tower Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $73,000,000, which are secured by the first priority fee interest in an office property located in Indianapolis, Indiana (the “Regions Tower Property”). The non-controlling Promissory Note A-1 in the original principal amount of $30,000,000 represents the Regions Tower Mortgage Loan and will be included in the MSC 2018-L1 securitization trust. The

A-3-98

MSC 2018-L1	Regions Tower

controlling Promissory Note A-2 in the original principal amount of $43,000,000 (the “Regions Tower Pari Passu Companion Loan”), is expected to be contributed to one or more future securitizations or may be otherwise transferred at any time. The Regions Tower Mortgage Loan will initially be serviced pursuant to the pooling and servicing agreement for the MSC 2018-L1 securitization, and from and after the securitization of the Regions Tower Pari Passu Companion Loan, will be serviced pursuant to the pooling and servicing agreement for the securitization to which the Regions Tower Pari Passu Companion Loan is contributed. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus. The proceeds of the Regions Tower Whole Loan in addition to a mezzanine loan and cash equity contributed by the Regions Tower Borrowers (as defined below), were primarily used to refinance the Regions Tower Property, pay closing costs and fund reserves.

Regions Tower Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	MSC 2018-L1	No
A-2	$43,000,000	$43,000,000	Mortgage Stanley Bank, N.A.	Yes
Total	$73,000,000	$73,000,000

The Borrowers and the Sponsors. The borrowers are NG 211 N. Pennsylvania St LLC (76.95% ownership interest in the Regions Tower Property) and Regions Tower MF LLC (23.05% ownership interest in the Regions Tower Property) (together, the “Regions Tower Borrowers”), both single-purpose Delaware limited liability companies and tenants-in-common, with one independent director.

NG 211 N. Pennsylvania St LLC is 44.7% owned by The Nightingale Group, LLC (“Nightingale”), which is 50.0% owned by Elchonon Schwartz and 50.0% owned by Simon Singer. Isaac Maleh indirectly owns 90.0% of Regions Tower MF LLC. The borrower sponsors and non-recourse carveout guarantors are Elchonon Schwartz, Simon Singer and Isaac Maleh. Isaac Maleh’s liability under his non-recourse carveout guaranty is limited to liability for acts or omissions caused by him which result in full recourse liability to the Regions Tower Borrowers.

Founded in 2005 by Elchonon Schwartz and Simon Singer, Nightingale is a privately held vertically integrated commercial real estate investment firm. Headquartered in New York City, Nightingale’s portfolio holdings currently span across 22 states with over 11 million SF of office and retail commercial space under management.

The Property. The Regions Tower Property is a 687,237 SF, 35-story, Class A office building located on an approximately 3.72-acre parcel in the central business district of Indianapolis, Indiana. The Regions Tower Property was built in 1969 and most recently renovated between 2016 and 2017. The Regions Tower Property is situated on four major thoroughfares – Ohio and New York Streets (east-west), and Delaware and Pennsylvania Streets (north-south), one block northeast of Monument Circle. The Route 65 and Route 70 exchange (the “Split”) is approximately one mile away. Amenities at the Regions Tower Property include an executive office space, a conference center facility and auditorium, a fitness center, a raised computer room, storage space, on-site building security and a cafeteria. The Regions Tower Property includes an eight-story (six-stories above grade, two-stories below grade), attached 825-space parking garage (approximately 1.2 spaces per 1,000 SF). Since acquiring the Regions Tower Property in 2014, the Regions Tower Borrowers budgeted for approximately $9.5 million in capital improvements that included updating the lobby, façade repairs, upgrading the elevators and new carpet and paint to the common areas. In 2018, the Regions Tower Borrowers executed new leases totaling 42,369 SF and tenant expansions totaling 18,793 SF. As of July 1, 2018, the Regions Tower Property was 84.5% leased to 51 tenants.

In 2006, the Regions Tower Property sustained damage to approximately one third of its façade due to a tornado. As a result of such damage, and concerns about the stability of the remainder of the façade, the Regions Tower Property was rebuilt over a period of five years and five months at a cost of approximately $48,000,000, of which $34,100,000 was obtained through an insurance settlement.

Major Tenants.

Taft Stettiinius & Hollister LLP (97,423 SF, 14.2% of NRA, 21.8% of underwritten rent). Taft Stettiinius & Hollister LLP is a law firm with approximately 450 attorneys across 10 offices in six states. Taft Stettiinius & Hollister LLP originally took occupancy of 85,777 SF at the Regions Tower Property in 2014 and signed a lease for an additional 11,646 SF of space, of which it is expected to take occupancy in January 2019. Taft Stettiinius & Hollister LLP has extended its lease one time, has a lease expiration of August 31, 2036 and has one, 10-year renewal option remaining. Taft Stettiinius & Hollister LLP has a free or abated rent period through December 2019, which was reserved for at loan origination. Upon request, the Regions Tower Borrowers are required to pay Taft Stettiinius & Hollister LLP an “Excess Allowance” of $961,090, which has not been reserved for. If the Regions Tower Borrowers fail to pay such Excess Allowance when requested by the tenant, an excess cash sweep will result, and if such cash sweep does not result in the Excess Allowance being reserved for by the next payment date, an event of default will exist.

Regions Bank (59,864 SF, 8.7% of NRA, 12.2% of underwritten rent). Regions Bank is a financial holding company headquartered in Birmingham, Alabama that operates in the South, Midwest and Texas. Regions Bank took occupancy of 64,449 SF at the Regions Tower Property in 2009 and is currently in the process of vacating 4,585 SF. Regions Bank has extended its lease one time, has a lease expiration of December 31, 2029 and has two, five-year renewal options remaining.

Kreig DeValut LLP (54,505 SF, 7.9% of NRA, 10.8% of underwritten rent). Kreig DeValut LLP is a full service law firm with a commercial law practice that encompasses more than 30 areas of service that includes employee benefits and employee stock ownership, health care, banking, finance and more. Kreig DeValut LLP took occupancy of its space in 2010, has a lease expiration of November 30, 2025 and has two, five-year renewal options remaining.

Wooden & McLaughlin LLP (32,495 SF, 4.7% of NRA, 4.9% of underwritten rent). Wooden & McLaughlin LLP is a law firm founded in Indianapolis with over 60 clients throughout industries including insurance, education, automobiles and aviation. Wooden & McLaughlin LLP took occupancy of 29,646 SF at the Regions Tower Property in 2016 and added 2,849 SF as of September 2018. Wooden & McLaughlin LLP has a lease expiration of January 31, 2028 and has one, five-year renewal option. Wooden & McLaughlin LLP has the right to terminate its lease on January 31, 2024 with 12 months’ notice and payment of a termination fee (as described below under “Tenant Summary”) and also has the right to surrender a portion of its space containing between 3,000 and 4,000 SF effective as of January 31, 2024 with 12 months’ notice and payment of a contraction fee (as described below under “Tenant Summary”). Wooden & McLaughlin LLP has an abated rent period through April 2019, which was reserved for at loan origination.

A-3-99

MSC 2018-L1	Regions Tower

Flaherty and Collins Construction (24,503 SF, 3.6% of NRA, 4.2% of underwritten rent). Flaherty and Collins Construction provides property development, construction and management services on multifamily projects across the nation. Flaherty and Collins Construction originally took occupancy of its space in 2016, has a lease expiration of October 31, 2027 and has one, five-year renewal option remaining. Flaherty and Collins Construction has the right to terminate its lease on October 31, 2024 with nine months’ notice and payment of a termination fee (as described below under “Tenant Summary”) and also has the right to surrender a portion of the 29th floor containing between 3,685 and 4,685 SF effective as of October 31, 2023 with 12 months’ notice and payment of a contraction fee (as described below under “Tenant Summary”).

The following table presents certain information relating to the major tenants at the Regions Tower Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration
Tenant
Taft Stettiinius & Hollister LLP(3)	NR/NR/NR	97,423	14.2%	$2,479,090	21.8%	$25.45	8/31/2036
Regions Bank	NR/NR/NR	59,864	8.7%	$1,390,141	12.2%	$23.22	12/31/2029
Kreig DeValut LLP	NR/NR/NR	54,505	7.9%	$1,226,363	10.8%	$22.50	11/30/2025
Wooden & McLaughlin LLP(4)	NR/NR/NR	32,495	4.7%	$554,883	4.9%	$17.08	1/31/2028
Flaherty and Collins Construction(5)	NR/NR/NR	24,503	3.6%	$474,133	4.2%	$19.35	10/31/2027
Subtotal/Wtd. Avg.		268,790	39.1%	$6,124,610	53.9%	$22.79

Other Tenants		296,587	43.2%	$5,237,718	46.1%	$17.66
Vacant Space(6)		121,860	17.7%	$0	0.0%	$0.00
Total/Wtd. Avg.		687,237	100.0%	$11,362,328	100.0%	$20.10

(1)	Information is based on the underwritten rent roll as of July 1, 2018.

(2)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(3)	Taft Stettiinius & Hollister LLP includes 1,417 SF of storage space that is leased on a month to month basis and 11,646 SF, for which it has signed a lease and is expected to take occupancy in January 2019. Taft Stettiinius & Hollister LLP has a free or abated rent period through December 2019, which was reserved for at loan origination. The Regions Tower Borrowers are required to pay Taft Stettiinius & Hollister LLP an “Excess Allowance” of $961,090, which has not been reserved for. If the Regions Tower Borrowers fail to pay such Excess Allowance when requested by the tenant, an excess cash sweep will result, and if such cash sweep does not result in the Excess Allowance being reserved for by the next payment date, an event of default will exist.

(4)	Wooden & McLaughlin LLP has an abated rent period through April 2019, which was reserved for at loan origination. Wooden & McLaughlin LLP has the right to terminate its lease on January 31, 2024 with 12 months’ notice and payment of a termination fee equal to the sum of (i) 200% of fixed rent payable in the last full calendar month immediately preceding the effective termination date and (ii) the unamortized portion of landlord’s concessions (plus 8% interest per annum). Wooden & McLaughlin LLP has the right to surrender a portion of its space containing between 3,000 and 4,000 SF effective as of January 31, 2024 with 12 months’ notice and payment of a contraction fee equal to the unamortized portion of landlord’s concessions allocated to the contraction space (plus 8% interest per annum).

(5)	Flaherty and Collins Construction has the right to terminate its lease on October 31, 2024 with nine months’ notice and payment of a termination fee equal to the sum of (i) 200% of fixed rent payable in the last full calendar month immediately preceding the effective termination date and (ii) the unamortized portion of landlord’s concessions (plus 8% interest per annum). Flaherty and Collins Construction has the right to surrender a portion of the 29th floor containing between 3,685 and 4,685 SF effective as of October 31, 2023 with 12 months’ notice and payment of a contraction fee equal to the unamortized portion of landlord’s concessions allocated to the contraction space (plus 8% interest per annum).

(6)	Vacant Space includes 10,698 SF occupied by Hill Fulwider, which is disbanding and expected to vacate in the near term, and 4,585 SF occupied by Regions Bank, which space is expected to be vacated. Rent from such tenants for such temporary spaces was not underwritten.

A-3-100

MSC 2018-L1	Regions Tower

The following table presents certain information relating to the lease rollover schedule at the Regions Tower Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	7	3,766	$4.46	0.5%	0.5%	$16,812	0.1%	0.1%
2018	2	5,387	$20.82	0.8%	1.3%	$112,167	1.0%	1.1%
2019	5	20,881	$19.81	3.0%	4.4%	$413,690	3.6%	4.8%
2020	6	37,991	$13.19	5.5%	9.9%	$501,087	4.4%	9.2%
2021	5	23,359	$18.83	3.4%	13.3%	$439,843	3.9%	13.1%
2022	3	13,388	$18.48	1.9%	15.2%	$247,380	2.2%	15.2%
2023	6	56,662	$19.26	8.2%	23.5%	$1,091,437	9.6%	24.8%
2024	2	29,786	$16.66	4.3%	27.8%	$496,305	4.4%	29.2%
2025	2	64,892	$22.34	9.4%	37.3%	$1,449,683	12.8%	42.0%
2026	2	23,194	$22.57	3.4%	40.6%	$523,569	4.6%	46.6%
2027	3	45,836	$19.00	6.7%	47.3%	$871,079	7.7%	54.2%
2028	5	75,412	$14.54	11.0%	58.3%	$1,096,496	9.7%	63.9%
2029 & Beyond	3	164,823	$24.89	24.0%	82.3%	$4,102,781	36.1%	100.0%
Vacant Space(4)	0	121,860	$0.00	17.7%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	51	687,237	$20.10	100.0%		$11,362,328	100.0%

(1)	Information is based on the underwritten rent roll as of July 1, 2018

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(4)	Vacant Space includes 10,698 SF occupied by Hill Fulwider, which is disbanding and expected to vacate in the near term, and 4,585 SF occupied by Regions Bank, which space is expected to be vacated. Rent from such tenants for such temporary spaces was not underwritten.

The Market. The Regions Tower Property is located in the Central office submarket, within the central business district of Indianapolis, Indiana. According to the appraisal, the government services sector and related industries are a significant influence on the commercial and office uses in the Regions Tower Property neighborhood. The Regions Tower Property is located within proximity to numerous demand drivers including the Indiana state capitol building, Circle Centre Mall, the Federal Building, Circle Theatre, the Indianapolis Convention and Exposition Center, Lucas Oil Stadium, Union Station, The Indianapolis Zoo, and a variety of hotels and restaurants. In addition, the Regions Tower Property is located approximately ten miles east of the Indianapolis International Airport.

According to the appraisal, for the first quarter of 2018, the Indianapolis office market contained 17,826,000 SF of Class A office space, with a vacancy of 17.5% and effective rent of $21.71 PSF. For the first quarter of 2018, the Central office submarket contained 6,799,000 SF of Class A office space, with a vacancy of 14.1% and average rent of $21.89 PSF. Class A vacancy rates in the Central office sub-market market have been stable since 2009 (ranging from 11.6% to 15.9%), while asking rents have steadily increased since 2009. According to a third party market report, there are no office buildings under construction or proposed in the Indianapolis central business district.

The estimated 2017 population within a one-, three- and five-mile radius of the Regions Tower Property is 16,993, 104,709 and 256,067, respectively, according to the appraisal. The estimated 2017 median household income within a one-, three- and five-mile radius of the Regions Tower Property is $40,366, $29,907 and $33,201, respectively.

The following table reflects comparable office leases with respect to the Regions Tower Property:

Comparable Office Lease Summary
Property/Location	Year Built	SF	Tenant Name		Lease Date	Lease Term (Mos.)	Rent PSF	Lease Type
				Lease Size (SF)
30 S. Meridian Street Indianapolis, IN	1920	265,801	Carrier	56,494	1/2019	120	$21.75	MG
OneAmerica Tower Indianapolis, IN	1982	899,382	InfoSys	35,378	6/2018	68	$23.50	MG
Pan American Plaza Indianapolis, IN	1987	147,227	Infrastructure Engineering	2,474	4/2018	60	$20.00	MG
130 East Indianapolis, IN	1922	102,000	Angi Home Services	65,620	1/2018	103	$20.90	Gross
201 N Illinois Indianapolis, IN	1986	318,978	GAI Consultants	6,785	12/2017	48	$17.00	MG
Guaranty Building Indianapolis, IN	1922	220,000	Cummins	19,562	10/2017	64	$25.00	Gross
McQuat Place Indianapolis, IN	1912	25,200	Char blue	4,032	5/2017	77	$16.28	MG

Source: Appraisal.

A-3-101

MSC 2018-L1	Regions Tower

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the Regions Tower Property:

Cash Flow Analysis
	2015	2016	2017	5/31/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$8,513,964	$8,108,868	$9,122,094	$9,396,390	$13,797,222	$20.08
Total Recoveries	$370,055	$552,971	$508,027	$460,690	$407,660	$0.59
Other Income	$2,146,931	$2,092,505	$2,152,457	$2,173,296	$1,817,051	$2.64
Less Vacancy & Credit Loss	$0	$0	$0	$0	($2,443,565)	($3.56)
Effective Gross Income	$11,030,950	$10,754,344	$11,782,578	$12,030,376	$13,578,368	$19.76
Total Expenses	$5,691,603	$6,312,752	$6,082,419	$6,272,676	$6,178,065	$8.99
Net Operating Income(2)	$5,339,347	$4,441,592	$5,700,159	$5,757,700	$7,400,303	$10.77
Capital Expenditures	$0	$0	$0	$0	$137,447	$0.20
TI/LC	$0	$0	$0	$0	$569,004	$0.83
Net Cash Flow	$5,339,347	$4,441,592	$5,700,159	$5,757,700	$6,693,851	$9.74

Occupancy %	71.5%	73.4%	78.2%	84.5%(3)	82.4%
NOI DSCR(4)	1.47x	1.23x	1.57x	1.59x	2.04x
NCF DSCR(4)	1.47x	1.23x	1.57x	1.59x	1.85x
NOI Debt Yield(4)	7.3%	6.1%	7.8%	7.9%	10.1%
NCF Debt Yield(4)	7.3%	6.1%	7.8%	7.9%	9.2%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated July 1, 2018 and includes rent steps through June 1, 2019 totaling $129,041 and $47,392 of straight-lined rent for Regions Bank through December 31, 2024.

(2)	The increase from 5/31/2018 TTM Net Operating Income to UW Net Operating income is primarily from recent leasing activity which includes, Levenemtum (17,780 SF, $417,830 UW base rent), Scalable Licensing (7,467 SF, $149,340 UW base rent), Jackson Lewis PC (6,689 SF, $143,814 UW base rent) and FNEX LLC (1,480 SF, $31,820 UW base rent). Rent steps through June 1, 2019 totaling $129,041 and $47,392 of straight-lined rent for Regions Bank also contribute to the increase.

(3)	5/31/2018 TTM Occupancy % is as of July 1, 2018 and includes Hill Fulwider (10,698 SF) which is disbanding and expected to vacate in the near term, and Regions Bank (4,585 SF) which is expected to vacate. Rent from such tenants for such temporary spaces was not underwritten.

(4)	DSCRs and Debt Yields are based on the Regions Tower Whole Loan.

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A-3-103

MSC 2018-L1	Zenith Ridge

Mortgage Loan No. 12 – Zenith Ridge

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$30,000,000			Location:	Canonsburg, PA 15317
Cut-off Date Balance(1):	$30,000,000			General Property Type:	Office
% of Initial Pool Balance:	3.3%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	James D. Scalo; John F. Scalo;			Year Built/Renovated:	2014, 2015, 2016/N/A
	Charles R. Zappala; John J. Verbanac			Size:	486,000 SF
Mortgage Rate:	4.7000%			Cut-off Date Balance per SF(1):	$185
Note Date:	7/13/2018			Maturity Date Balance per SF(1):	$170
First Payment Date:	9/6/2018			Property Manager:	Burns Scalo Management LLC
Maturity Date:	8/6/2028				(borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$9,435,006
Seasoning:	2 months			UW NOI Debt Yield(1):	10.5%
Prepayment Provisions(2):	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity(1):	11.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.01x (IO) 1.54x (P&I)
Additional Debt Type(1)(3):	Pari Passu			Most Recent NOI:	$9,377,045 (5/31/2018 TTM)
Additional Debt Balance(1):	$60,000,000			2nd Most Recent NOI:	$8,833,988 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$7,657,108 (12/31/2016)
Reserves				Most Recent Occupancy(6):	100.0% (7/11/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	93.6% (12/31/2017)
RE Tax:	$30,949	$54,461	N/A	3rd Most Recent Occupancy:	91.1% (12/31/2016)
Insurance(4):	$0	Springing	N/A	Appraised Value (as of):	$133,100,000 (6/25/2018)
Recurring Replacements:	$0	$6,075	N/A	Cut-off Date LTV Ratio(1):	67.6%
TI/LC:	$0	$60,750	N/A	Maturity Date LTV Ratio(1):	62.2%
Other(5):	$2,335,949	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$90,000,000	100.0%	Loan Payoff:	$78,785,911	87.5%
			Reserves:	$2,366,898	2.6%
			Closing Costs:	$1,529,631	1.7%
			Return of Equity:	$7,317,560	8.1%
Total Sources:	$90,000,000	100.0%	Total Uses:	$90,000,000	100.0%

(1)	The Zenith Ridge Mortgage Loan (as defined below) is part of the Zenith Ridge Whole Loan (as defined below), which is comprised of five pari passu promissory notes with an aggregate principal balance of $90,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Zenith Ridge Whole Loan.

(2)	Defeasance of the Zenith Ridge Whole Loan is permitted any time after the earlier of (i) July 13, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Zenith Ridge Whole Loan to be securitized. The assumed lockout period of 26 payments is based on the closing date of this transaction in October 2018.

(3)	See “The Mortgage Loan” for a discussion of additional debt.

(4)	Insurance escrows are waived so long as, among other things, the Zenith Ridge Property (as defined below) is covered by an acceptable blanket policy (which is currently maintained). If such condition is no longer satisfied, on each due date, the borrowers will be required to fund an insurance reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay the annual insurance premiums.

(5)	Other reserves consist of $1,445,533 into an account for outstanding tenant improvements and leasing commissions related to Ansys, Inc. (“Ansys”) and $890,416 into an account for free rent related to Ansys at Zenith Ridge II (as defined below).

(6)	Most Recent Occupancy includes 30,971 SF (6.4% of NRA) of additional space that is leased by the largest tenant, Ansys, but is not yet occupied. Ansys currently occupies 186,000 SF at the Zenith Ridge Property (as defined below) and is in the process of building out its additional space in Zenith Ridge II. According to the borrower sponsors, Ansys is expected to take occupancy of its space in November 2018. Ansys is entitled to 15 months of free rent related to its Zenith Ridge II space for which the borrowers were required to escrow at origination of the Zenith Ridge Whole Loan an amount equal to $890,416, along with outstanding tenant improvements and leasing commissions in an aggregate amount equal to $1,445,533.

The Mortgage Loan. The twelfth largest mortgage loan (the “Zenith Ridge Mortgage Loan”) is part of a whole loan (the “Zenith Ridge Whole Loan”) evidenced by five pari passu promissory notes in the aggregate original principal amount of $90,000,000, all of which are secured by a first priority fee mortgage encumbering a suburban office property located in Canonsburg, Pennsylvania (the “Zenith Ridge Property”). The non-controlling Note A-2, in the original principal amount of $30,000,000, evidences the Zenith Ridge Mortgage Loan and will be contributed to the MSC 2018-L1 transaction. The controlling Note A-1 in the original principal amount of $35,000,000 was contributed to the CD 2018-CD7 transaction. The non-controlling Notes A-3, A-4 and A-5, in the aggregate original principal amount of $25,000,000 are expected to be contributed to one or more future commercial mortgage securitization transactions or otherwise transferred at any time. The Zenith Ridge Whole Loan will be serviced pursuant to the pooling and servicing

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MSC 2018-L1	Zenith Ridge

agreement for the CD 2018-CD7 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Whole Loans” in the Prospectus.

Zenith Ridge Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$35,000,000	$35,000,000	CD 2018-CD7	Yes
A-2	$30,000,000	$30,000,000	MSC 2018-L1	No
A-3	$10,000,000	$10,000,000	Starwood Mortgage Funding II LLC	No
A-4	$10,000,000	$10,000,000	Starwood Mortgage Funding II LLC	No
A-5	$5,000,000	$5,000,000	Starwood Mortgage Funding II LLC	No
Total	$90,000,000	$90,000,000

The Borrowers and the Sponsors. The borrowers, Quattro Investment Group, L.P., Quattro 2a, L.P. and Quattro 2b, L.P., are each single purpose Pennsylvania limited partnerships structured to be bankruptcy-remote with two independent directors for each of the borrowers’ general partners. Each of the three borrowers owns one of the buildings located on the Zenith Ridge Property. Each of the borrowers will be jointly and severally liable for the Zenith Ridge Whole Loan. The non-recourse carveout guarantors are James D. Scalo, John F. Scalo, Charles R. Zappala and John J. Verbanac. James D. Scalo and John F. Scalo are principals of Burns & Scalo Real Estate Services, Inc. (“BSRES”), a commercial real estate company that engages in development, management and brokerage of commercial real estate in the Pittsburgh, Pennsylvania area. James D. Scalo is the president and chief executive officer of BSRES, which has developed and currently manages more than 3.5 million SF of office, warehouse, flex and retail properties in western Pennsylvania. BSRES, founded in 1956, has expanded its investment and services portfolio to include commercial office structures, flex and warehouse buildings, apartments, storage facilities and built-to-suit opportunities. BSRES owns and manages several million SF of commercial real estate for both private investment and third-party owners. John F. Scalo, James D. Scalo’s brother, is chief executive officer and president of Burns & Scalo Roofing Company, Inc., an affiliate of and predecessor to BSRES. Charles R. Zappala started his career as an investment banker as one of the founding partners of RRZ, Inc., a regional investment banking firm in Pittsburgh. He has been involved in the development of seven residential projects totaling 400 units, 160,000 SF of medical research and office space and two retail shopping centers totaling 550,000 SF. John J. Verbanac has extensive real estate experience and has focused on a concentration in public sector oriented projects that involve public finance stacking, infrastructure and entitlement issues.

The Property. The Zenith Ridge Property is comprised of three, five-story class A office buildings located in Canonsburg, Pennsylvania, encompassing 486,000 SF. The Zenith Ridge I building (“Zenith Ridge I”) has approximately 186,000 SF and is 100% occupied by Ansys. The Zenith Ridge II building (“Zenith Ridge II”) has approximately 150,000 SF and is 100% leased to 12 tenants. The Zenith Ridge III building (“Zenith Ridge III”) has approximately 150,000 SF and is 100% occupied by EQT Corp. The Zenith Ridge Property is located in a suburban office park in the Pittsburgh area (the “Southpointe Business Park”). The Southpointe Business Park is nearly fully developed and contains approximately 4.0 million SF of office space and is currently 91.4% occupied.

The Southpointe Business Park was developed in two phases (Southpointe I & Southpointe II) with the initial phase developed in 1989 and the second phase developed approximately 10 years ago. The Zenith Ridge Property is located in Southpointe II, which features developments such as a class A multi-family property known as 1400 Main Street built in 2015, a new Holiday Inn Express and a Homewood Suites by Hilton and the Southpointe Town Center, a mixed-use development with approximately 60,000 SF of retail and restaurants. All of these developments are within walking distance of the Zenith Ridge Property.

The Zenith Ridge Property has received the LEED Core and Shell Certification and the Class G Certification and is one of three office properties in the Southpointe Business Park with that designation. The Zenith Ridge Property has the following attributes to qualify for the certification: low-flow water fixtures, energy monitoring equipment, preferred parking for “Low Emission Vehicles”, low volatile organic compound paints, which positively impact indoor air quality, high performance low emissivity coated glass and a green campus, including walking trails, fire pits and outdoor patios.

Major Tenants.

Ansys (216,971 SF, 44.6% of NRA, 42.1% of underwritten base rent). Ansys is an American computer-aided engineering software developer headquartered at the Zenith Ridge Property. Ansys publishes engineering analysis software across a range of disciplines, including finite element analysis, structural analysis, computational fluid dynamics, explicit and implicit methods, and heat transfer. The company was founded in 1970 and has since expanded its business through a combination of organic growth and acquisitions. It currently has nearly 3,000 employees. In October 2014, Ansys relocated to the Zenith Ridge Property from its national headquarters at 257 Technology Drive, a 107,000 SF, 20-year old building which is also in Southpointe Business Park. It initially leased the build-to-suit 186,000 SF Zenith Ridge I in October 2014. It has invested more than $1.0 million of its own money in additional build-out of the Zenith Ridge I space. It is expanding and currently building out by 30,971 SF into Zenith Ridge II to accommodate its acquisition of 3DSIM, a developer of additive manufacturing technology, and it is expected to take occupancy in November 2018. Its lease expires in December 2029 and it has two five-year extension options plus an additional 30 month extension option for the Zenith Ridge I space and two five-year extension options plus an additional extension option ending August 14, 2042 for the Zenith Ridge II space. As part of the lease terms, the tenant will receive 15 months free rent. At origination of the Zenith Ridge Whole Loan, the lender escrowed 15 months free rent ($890,416) and all outstanding tenant improvements and leasing commission obligation ($1,445,533). Ansys has the one-time right to terminate its lease effective December 2025 by providing 18 months’ notice and paying all unamortized tenant improvements allowance, brokerage fees and free rent, plus an additional $887,671.

EQT Corp. (180,908 SF, 37.2% of NRA, 39.1% of underwritten base rent). EQT Corp., based in Pittsburgh, is a petroleum and natural gas exploration and pipeline transport company. EQT Corp., founded in 1888, is the leading natural gas producer in the United States based on average daily sales volume. The Zenith Ridge Property served as Rice Energy’s headquarters and in November 2017, Rice Energy was acquired by EQT Corp. for approximately $8.2 billion. The company has more than 2,000 employees. EQT Corp.’s leases expire in January 2031 (150,000 SF in Zenith Ridge III) and December 2024 (30,908 SF in Zenith Ridge II), respectively. EQT Corp. is in the process of creating two independent energy companies by separating its “upstream” business and “midstream” business. The Zenith Ridge Property space is expected to operate as its headquarters for the company’s midstream operations, which involve the transportation, storage and wholesale marketing of crude or refined petroleum products. The company is expected to move its existing midstream operations from downtown Pittsburgh to this location. In connection with the relocation, it is

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MSC 2018-L1	Zenith Ridge

expected to spend approximately $3.5 million on a command center to be housed within the Zenith Ridge Property. EQT Corp. has one 10-year lease renewal option followed by one five-year lease renewal option for the 150,000 SF Zenith Ridge III space.

The following table presents a summary regarding major tenants at the Zenith Ridge Property:

Tenant Summary(1)
Tenant Name	Credit Rating (S&P/Moody’s/Fitch)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	Annual UW Rent PSF	% of Total Annual UW Rent	Lease Expiration
Major Tenants
Ansys(3)	NR/NR/NR	216,971	44.6%	$5,021,304	$23.14	42.1%	12/31/2029
EQT Corp.(4)	BBB/Baa3/BBB-	180,908	37.2%	$4,671,664	$25.82	39.1%	Various
Nicholson Construction Company	NR/NR/NR	17,342	3.6%	$469,275	$27.06	3.9%	1/31/2026
Regus	NR/NR/NR	13,814	2.8%	$373,807	$27.06	3.1%	1/31/2025
Sentric Holding Corp.	NR/NR/NR	13,334	2.7%	$332,550	$24.94	2.8%	9/30/2021
Subtotal/Wtd. Avg.		442,369	91.0%	$10,868,600	$24.57	91.1%

Other Tenants		43,631	9.0%	$1,065,726	$24.43	8.9%
Vacant Space		0	0.0%	$0	$0.00	0.0%
Total/Wtd. Avg.		486,000	100.0%	$11,934,326	$24.56	100.0%

(1)	Information is based on the underwritten rent roll dated July 11, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Ansys occupies the entire 186,000 SF of Zenith Ridge I and is currently building out its 30,971 SF suite in Zenith Ridge II. Ansys is expected to take occupancy of its space in Zenith Ridge II in November 2018. Ansys is entitled to 15 months of free rent related to its Zenith Ridge II space which the borrowers were required to escrow at origination of the Zenith Ridge Whole Loan in an amount equal to $890,416, along with outstanding tenant improvements and leasing commissions in an aggregate amount equal to $1,445,533. Additionally, Ansys has the one-time right to terminate its lease effective December 2025 by providing 18 months’ notice and paying all unamortized tenant improvements allowance, brokerage fees and free rent, plus an additional $887,671, estimated to total approximately $5.75 million.

(4)	EQT Corp. occupies the entire 150,000 SF of Zenith Ridge III under a lease that expires in January 2031 and occupies another 30,908 SF in Zenith Ridge II under a lease that expires in December 2024.

The following table presents certain information relating to the lease rollover schedule at the Zenith Ridge Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	3	33,249	$23.16	6.8%	6.8%	$770,136	6.5%	6.5%
2022	5	23,716	$26.49	4.9%	11.7%	$628,140	5.3%	11.7%
2023	0	0	$0.00	0.0%	11.7%	$0	0.0%	11.7%
2024	1	30,908	$24.68	6.4%	18.1%	$762,790	6.4%	18.1%
2025	1	13,814	$27.06	2.8%	20.9%	$373,807	3.1%	21.2%
2026	1	17,342	$27.06	3.6%	24.5%	$469,275	3.9%	25.2%
2027	0	0	$0.00	0.0%	24.5%	$0	0.0%	25.2%
2028	0	0	$0.00	0.0%	24.5%	$0	0.0%	25.2%
2029 & Beyond	3	366,971	$24.33	75.5%	100.0%	$8,930,178	74.8%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	14	486,000	$24.56	100.0%		$11,934,326	100.0%

(1)	Information is based on the underwritten rent roll dated July 11, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.

The Market. The Zenith Ridge Property is located in Canonsburg, Washington County, Pennsylvania. The Zenith Ridge Property is situated in the Pittsburgh office market and the Washington County office submarket. The Pittsburgh office market contains approximately 133.1 million SF with a first quarter 2018 vacancy rate of 8.7% and asking rent of $21.56 PSF. The Washington County office submarket contains approximately 8.5 million SF with a first quarter 2018 vacancy rate of 8.3% and asking rent of $20.78 PSF. The appraisal determined market rent of $24.25 PSF for office space.

The estimated 2017 population within a one-, three- and five-mile radius of the Zenith Ridge Property was 5,614, 32,117 and 63,326 people, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius of the Zenith Ridge Property was $92,636, $99,010 and $104,935, respectively.

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MSC 2018-L1	Zenith Ridge

The following table presents recent leasing data with respect to comparable office properties with respect to the Zenith Ridge Property as identified in the appraisal:

Comparable Office Rentals Summary
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF
1800 and 1900 Main Street 1800 and 1900 Main Street Canonsburg, PA	2014	100%	115,160	Bowles Rice	14,926	Dec-15	7.0	$23.58
The Fountainhead 555 Southpointe Boulevard Canonsburg, PA	2002	100%	90,250	Crown Castle	24,748	Dec-17	5.0	$22.75
Stealth II 501 Technology Boulevard Canonsburg, PA	2000	100%	98,314	Huntley & Huntley	5,463	Apr-17	7.0	$20.00
370 Southpointe Boulevard 370 Southpointe Boulevard Canonsburg, PA	2000	100%	65,637	Available	14,839	-	5.0	$24.50
Southpointe Plaza I 400 Southpointe Boulevard Canonsburg, PA	1996	96%	62,500	Available	16,010	-	5.0	$22.00

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Zenith Ridge Property:

Cash Flow Analysis
	2016	2017	5/31/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$9,082,608	$10,427,320	$11,012,814	$11,934,326	$24.56
Total Recoveries	$159,691	$353,016	$398,350	$857,697	$1.76
Other Income	$33,000	$13,482	$0	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	($639,601)	($1.32)
Effective Gross Income	$9,275,299	$10,793,818	$11,411,164	$12,152,422	$25.00
Total Operating Expenses	$1,618,191	$1,959,830	$2,034,119	$2,717,417	$5.59
Net Operating Income(2)	$7,657,108	$8,833,988	$9,377,045	$9,435,006	$19.41
Capital Expenditures	$0	$0	$0	$72,900	$0.15
TI/LC	$0	$0	$0	$729,000	$1.50
Net Cash Flow	$7,657,108	$8,833,988	$9,377,045	$8,633,106	$17.76

Occupancy %(3)	91.1%	93.6%	100.0%	95.0%
NOI DSCR (IO)(4)	1.79x	2.06x	2.19x	2.20x
NOI DSCR (P&I) (4)	1.37x	1.58x	1.67x	1.68x
NCF DSCR (IO) (4)	1.79x	2.06x	2.19x	2.01x
NCF DSCR (P&I) (4)	1.37x	1.58x	1.67x	1.54x
NOI Debt Yield(4)	8.5%	9.8%	10.4%	10.5%
NCF Debt Yield(4)	8.5%	9.8%	10.4%	9.6%

(1)	UW Gross Potential Rent includes approximately $41,670 in rent steps through April 2019 and $316,814 representing the present value of rent steps for investment grade tenants.

(2)	The increase in 2016 Net Operating Income to UW Net Operating Income is primarily due to (i) the lease-up of the Zenith Ridge Property and (ii) the inclusion of contractual rent steps totaling $358,484 through April 2019.

(3)	Occupancy % for 2016 and 2017 represents physical occupancy as of December 31 for each respective year. TTM Occupancy % equates to physical occupancy as of July 11, 2018. UW Occupancy % is based on underwritten economic occupancy.

(4)	Debt service coverage ratios and debt yields are based on the Zenith Ridge Whole Loan.

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MSC 2018-L1	Alex Park South

Mortgage Loan No. 13 – Alex Park South

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	KeyBank			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$28,000,000			Location:	Rochester, NY 14607
Cut-off Date Balance(1):	$28,000,000			General Property Type:	Office
% of Initial Pool Balance:	3.1%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Estate of Laurence C. Glazer			Year Built/Renovated:	1969, 1992, 1993, 1998, 2009, 2010/2010
Mortgage Rate:	5.4400%			Size:	348,872 SF
Note Date:	7/31/2018			Cut-off Date Balance per SF(1):	$123
First Payment Date:	9/1/2018			Maturity Date Balance per SF(1):	$110
Maturity Date:	8/1/2028			Property Manager:	Buckingham Properties LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	36 months
Seasoning:	2 months
Prepayment Provisions(2):	LO (26); DEF (91); O (3)			Underwriting and Financial Information
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI:	$4,352,093
Additional Debt Type(1)(3):	Pari Passu			UW NOI Debt Yield(1):	10.1%
Additional Debt Balance(1)(3):	$14,900,000			UW NOI Debt Yield at Maturity(1):	11.3%
Future Debt Permitted (Type):	No (N/A)			UW NCF DSCR(1):	1.62x (IO) 1.32x (P&I)
Reserves				Most Recent NOI:	$4,187,884 (5/31/2018 TTM)
Type	Initial	Monthly	Cap	2nd Most Recent NOI:	$3,501,408 (12/31/2017)
RE Tax:	$31,333	$4,476	N/A	3rd Most Recent NOI:	$4,663,655 (12/31/2016)
Insurance:	$0	Springing	N/A	Most Recent Occupancy:	93.6% (6/27/2018)
Recurring Replacements:	$7,196	$7,196	N/A	2nd Most Recent Occupancy:	95.3% (12/31/2017)
TI/LC(4):	$1,700,000	$51,749	$5,000,000	3rd Most Recent Occupancy:	98.8% (12/31/2016)
Deferred Maintenance:	$228,125	$0	N/A	Appraised Value (as of):	$66,000,000 (6/25/2018)
Windstream Reserve(4):	$1,300,000	$0	N/A	Cut-off Date LTV Ratio(1):	65.0%
Rent Concession Reserve:	$8,361	$0	N/A	Maturity Date LTV Ratio(1):	58.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$42,900,000	89.6%	Loan Payoff:	$43,935,475	91.7%
Borrower Equity:	$5,000,420	10.4%	Reserves:	$3,275,015	6.8%
			Closing Costs:	$689,930	1.4%
Total Sources:	$47,900,420	100.0%	Total Uses:	$47,900,420	100.0%

(1)	The Alex Park South Mortgage Loan (as defined below) is part of the Alex Park South Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $42,900,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Alex Park South Whole Loan.

(2)	Defeasance of the Alex Park South Whole Loan is permitted at any time after the earlier of (i) September 1, 2022, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Alex Park South Whole Loan to be securitized. The assumed lockout period of 26 payments is based on the closing date of this transaction in October 2018.

(3)	See “The Mortgage Loan” below for further discussion of additional debt.

(4)	The TI/LC reserve is capped at (a) $5,000,000 prior to (1) the Alex Park South Borrower (as defined below) providing acceptable evidence that Rochester General Hospital has renewed its lease term or has entered into a new lease or an amendment for the entire premises or (2) the Alex Park South Borrower entering into one or more replacement leases or approved subleases for the entire premises, with tenants and at lease terms acceptable to the lender and (b) $3,100,000 thereafter (“TI/LC Reserve Cap”); provided that the amounts in the Windstream Reserve are taken into account for the sole purpose of calculating if the TI/LC Reserve Cap has been met.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Alex Park South Mortgage Loan”) is part of a whole loan (the “Alex Park South Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $42,900,000, both of which are secured by a first priority fee mortgage encumbering a suburban office property located in Rochester, New York (the “Alex Park South Property”). Promissory Note A-1 in the original principal amount of $28,000,000 represents the Alex Park South Mortgage Loan and will be included in the MSC 2018-L1 securitization transaction. Promissory Note A-2 in the original principal amount of $14,900,000, representing the companion loan, is currently held by KeyBank National Association and is expected to be contributed to a future securitization transaction. The Alex Park South Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2018-L1 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Prospectus.

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MSC 2018-L1	Alex Park South

Alex Park South Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$28,000,000	$28,000,000	MSC 2018-L1	Yes
A-2	$14,900,000	$14,900,000	KeyBank National Association	No
Total	$42,900,000	$42,900,000

The proceeds of the Alex Park South Whole Loan, along with approximately $5.0 million of borrower equity, were used to pay off existing debt of approximately $43.9 million, fund reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is Alex Park South LLC (the “Alex Park South Borrower”), a single-purpose Delaware limited liability company, with two independent directors. The sponsor and non-recourse carveout guarantor is the Estate of Laurence C. Glazer. Mr. Glazer was a real estate developer based in New York, who founded Buckingham Properties LLC (“Buckingham Properties”) in 1970. Buckingham Properties is a real estate development and property management company located in Rochester, New York. Buckingham Properties’ portfolio includes office, industrial, retail, and residential properties totaling approximately 10 million SF, as well as over 200 acres of development land. The Alex Park South Borrower reports a total cost basis of approximately $68.4 million in the Alex Park South Property, resulting in a 62.7% loan-to-cost ratio. Concurrently with or prior to the final disposition of the estate, pursuant to the Alex Park South Whole Loan documents, the Alex Park South Borrower is required to cause the replacement of the guarantor with a guarantor meeting certain net worth and other requirements specified in the Alex Park South Whole Loan documents.

The Property. The Alex Park South Property consists of seven, mostly-interconnected office and medical office buildings containing 348,872 SF. Located near downtown Rochester, New York on an 8.18-acre site, the Alex Park South Property was built in phases in 1969, 1992, 1993, 1998, 2009, and 2010 and renovated in 2010. The improvements consist of traditional office space, medical office space, retail bank branch and a café, as well as a 1,850-space, multi-level parking garage. A portion of the Alex Park South Property includes the former site of the Genesee Hospital, which closed in 2001 and subsequently converted into its current office use. As of June 27, 2018, the Alex Park South Property was 93.6% leased by 10 tenants.

The Alex Park South Property is situated at the northeast corner of Monroe Avenue and Alexander Street, less than one mile southeast of the Rochester central business district. Primary regional access to the area is provided via Interstate 90, which is located less than eight miles south of the Alex Park South Property and runs in an east-west direction across upstate New York. Interstates 390, 490, and 590 are all in close proximity to the Alex Park South Property providing access to the greater Rochester area as well as to Interstate 90. In the immediate vicinity of the Alex Park South Property is a large concentration of residential development with a smaller mix of commercial uses.

Located immediately to the north of the Alex Park South Property on an eight-acre site is a mixed-use project currently under development and owned by Buckingham Properties (“Alex Park North”). Alex Park North is planned to include new retail and office buildings in addition to over 400 apartment units. Construction of an approximately 20,000 SF building for retailer Central Rock Gym has already commenced, expected to be followed by an approximately 70,000 SF office building 100.0% pre-leased to Mindex Technologies. In addition, two mixed-use buildings with retail and residential components, three residential buildings, and a three-level parking garage are planned for construction at Alex Park North.

Major Tenants.

Rochester General Hospital (“RGH”) (117,578 SF, 33.7% of NRA, 34.3% of underwritten base rent). RGH operates medical offices for obstetrics and gynecology, as well as a diagnostic imaging and radiology center, at the Alex Park South Property. Incorporated in 1847 and located approximately four miles to the north of the Alex Park South Property, RGH is a 528-bed acute-care facility with a medical and dental staff of 1,500 that provides services including emergency, pediatrics, obstetrics and gynecology, and neurosciences. RGH is part of the Rochester Regional Health System, which encompasses five hospitals, 66 primary care locations, and a medical staff of more than 2,500 located throughout the Greater Rochester and Finger Lakes regions. RGH occupies a total of 117,578 SF at the Alex Park South Property through three separate leases: (i) a 106,556 SF lease expiring February 28, 2024, with no renewal options, (ii) a 7,116 SF lease expiring June 30, 2022, with three, five-year renewal options, and (iii) a 3,906 SF lease expiring September 30, 2019. RGH has exercised an option to terminate the 3,906 SF lease on September 30, 2019, with payment of a termination fee equal to $138,856.

MVP Health Care, Inc. (“MVP”) (116,676 SF, 33.4% of NRA, 33.3% of underwritten base rent). MVP is a regional not-for-profit health benefit plan covering more than 700,000 members across New York and Vermont. Headquartered in Schenectady, New York, MVP has over 1,700 employees and covers clients ranging from large companies to individuals and families. MVP offers fully-insured and self-insured employer benefit plans, dental insurance, Medicare advantage plans, and ancillary products. MVP has occupied its space since 2008 and has a current lease expiration of May 31, 2028, with two, five-year renewal options. MVP has the option to terminate its lease on May 31, 2023, with at least 12 months’ prior written notice and payment of a termination fee equal $1,500,000. Additionally, MVP has the option to surrender either the third or the fifth floor, both of which contain 16,500 SF, at the 220 Alexander Street building within the Alex Park South Property, with at least 180 days’ prior written notice and no fee required to be paid by the tenant.

Windstream Communications (“Windstream”) (72,796 SF, 20.9% of NRA, 23.8% of underwritten base rent) (NASDAQ: WIN; rated Caa1/CCC+ by Moody’s/S&P). Windstream is a provider of advanced network communications and technology solutions for consumers, small businesses, enterprise organizations, and carrier partners across the United States. Windstream offers bundled services, including high-speed broadband internet, phone service, security solutions, and digital TV packages. Windstream also provides data, cloud solutions, unified communications, and managed services to its business and enterprise clients. In February 2017, Windstream completed a merger with EarthLink, the previous tenant at the Alex Park South Property, in a $1.1 billion transaction. The merger brought Windstream’s total fiber optic footprint to 145,000 fiber route miles. Windstream has a lease expiration of September 30, 2022, with two, five-year renewal options and no termination options. See “Description of the Mortgage Pool—Tenant Issues—Other” in the Prospectus.

IMA Disability Services (“IMA”) (4,839 SF, 1.4% of NRA, 2.2% of underwritten base rent). IMA is a national provider of medical, psychological and speech and language evaluations. IMA’s primary areas of focus are Social Security Disability Consultative Examinations, VA Compensation and Pension Exams, Employability Evaluations, and Occupational Health Services, with clients including local, state, and federal agencies, as well as private

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MSC 2018-L1	Alex Park South

insurers and corporations. Over the past 10 years, IMA has conducted more than 2.5 million evaluations and has grown to a network of more than 500 licensed providers. IMA has a lease expiration of February 28, 2022, with two, five-year renewal options and no termination options.

Alexander Medical Group (“AMG”) (4,684 SF, 1.3% of NRA, 1.4% of underwritten base rent). AMG is a private internal medical practice that offers comprehensive health care services to adults and includes additional on-site lab and radiology services. AMG has been providing care to the Rochester community since 1995. AMG has a lease expiration of November 30, 2021, with one, five-year renewal option and no termination options.

The following table presents certain information relating to the leases at the Alex Park South Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	Annual UW Base Rent PSF(3)	% of Total Annual UW Base Rent	Lease Expiration
Major Tenants
Rochester General Hospital(4)	NR/NR/NR	117,578	33.7%	$1,805,320	$15.35	34.3%	2/28/2024
MVP Health Care, Inc.(5)	NR/NR/NR	116,676	33.4%	$1,749,637	$15.00	33.3%	5/31/2028
Windstream(6)	NR/Caa1/CCC+	72,796	20.9%	$1,250,873	$17.18	23.8%	9/30/2022
IMA Disability Services	NR/NR/NR	4,839	1.4%	$114,869	$23.74	2.2%	2/28/2022
Alexander Medical Group	NR/NR/NR	4,684	1.3%	$73,841	$15.76	1.4%	11/30/2021
Subtotal/Wtd. Avg.		316,573	90.7%	$4,994,540	$15.78	95.0%
Other Tenants		9,979	2.9%	$262,246	$26.28	5.0%
Vacant Space		22,320	6.4%	$0	$0.00	0.0%
Total/Wtd. Avg.		348,872	100.0%	$5,256,785	$16.10	100.0%

(1)	Information is based on the underwritten rent roll dated June 27, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Base Rent PSF excludes vacant space.

(4)	RGH occupies 117,578 SF through three separate leases: (i) a 106,556 SF lease expiring February 28, 2024, (ii) a 7,116 SF lease expiring June 30, 2022, and (iii) a 3,906 SF lease expiring September 30, 2019. RGH has exercised an option to terminate 3,906 SF on September 30, 2019, with payment of a termination fee equal to $138,856.

(5)	MVP has the option to terminate its lease on May 31, 2023, with at least 12 months’ prior written notice and payment of a termination fee equal $1,500,000. Additionally, MVP has the option to surrender either the third or the fifth floor, both of which contain 16,500 SF, at the 220 Alexander Street building within the Alex Park South Property, with at least 180 days’ prior written notice and no fee required to be paid by the tenant.

(6)	See “Description of the Mortgage Pool—Tenant Issues—Other” in the Prospectus.

The following table presents certain information relating to the lease rollover schedule at the Alex Park South Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Base Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Base Rent Rolling	Approx. % of Total Base Rent Rolling	Approx. Cumulative % of Total Base Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	1	3,906	$23.27	1.1%	1.1%	$90,902	1.7%	1.7%
2020	0	0	$0.00	0.0%	1.1%	$0	0.0%	1.7%
2021	1	4,684	$15.76	1.3%	2.5%	$73,841	1.4%	3.1%
2022	5	86,527	$18.10	24.8%	27.3%	$1,565,771	29.8%	32.9%
2023	1	1,190	$13.11	0.3%	27.6%	$15,600	0.3%	33.2%
2024	1	106,556	$14.47	30.5%	58.1%	$1,542,122	29.3%	62.6%
2025	1	3,000	$56.25	0.9%	59.0%	$168,750	3.2%	65.8%
2026	1	4,013	$12.50	1.2%	60.2%	$50,163	1.0%	66.7%
2027	0	0	$0.00	0.0%	60.2%	$0	0.0%	66.7%
2028	1	116,676	$15.00	33.4%	93.6%	$1,749,637	33.3%	100.0%
2029 & Beyond	0	0	$0.00	0.0%	93.6%	$0	0.%	100.0%
Vacant	0	22,320	$0.00	6.4%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	12	348,872	$16.10	100.0%		$5,256,785	100.0%

(1)	Information is based on the underwritten rent roll dated June 27, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. UW Base Rent PSF Rolling excludes vacant space.

The Market. The Alex Park South Property is located in Rochester, Monroe County, New York, within the Rochester metropolitan statistical area (“Rochester MSA”), which had a 2017 population of approximately 1.1 million. Rochester is situated along the southern shore of Lake Ontario in western New York, approximately 65 miles northeast of Buffalo and 75 miles west of Syracuse, New York. Greater Rochester International Airport is approximately three miles southwest of the Alex Park South Property. Historically an industrial-based economy, the Rochester MSA’s dependence on

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MSC 2018-L1	Alex Park South

legacy firms is waning and the emerging presence of modern, technology-heavy companies has brought in new jobs, according to the appraisal. Employment in the Rochester MSA has been transitioning into services-based jobs with the education and health services sector comprising a large concentration of employment for the market, as well as trade, transportation and utilities; professional and business services; government; and manufacturing. The top three employers within Rochester are University of Rochester, Rochester Regional Health System, and Wegmans Food Markets Inc.

According to a third-party market report, the estimated 2017 population within a one-, three- and five-mile radius of the Alex Park South Property was 30,530, 190,983, and 301,483, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius of the Alex Park South Property was $57,286, $53,675, and $59,415, respectively.

According to a third-party market report, the Alex Park South Property is located within the Rochester office market and the Greater Rochester office submarket. As of the second quarter of 2018, the Rochester office market consisted of 2,170 properties providing approximately 47.1 million SF of office space. Vacancy was reported at 6.5% and asking rents were $13.10 PSF, with positive year to date absorption of 455,380 SF. In addition, as of the second quarter of 2018, the Greater Rochester submarket consisted of 366 properties with approximately 9.3 million SF of office space. Vacancy in the Greater Rochester submarket was 4.2% and asking rents were $10.95 PSF, with negative year to date absorption of 17,397 SF.

The following table presents recent leasing data for comparable office leases with respect to the Alex Park South Property:

Comparable Office Leases
Property Name/Address	Year Built	NRA (SF)	Tenant Name	Lease NRA (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
Alex Park South Property 210, 214 and 218-224 Alexander Street and 330-350 Monroe Avenue Rochester, NY 14607	1969, 1992, 1993, 1998, 2009, 2010	348,872(1)	MVP	116,676(1)	Dec-16	11.5	$15.00(1)	Mod Gross
196-210 East Main Street Rochester, New York	1912	62,611	Social Security	21,775	Jan-18	10.0	$19.93	NNN
75 South Clinton Avenue Rochester, New York	1990	305,371	CoStar Group	2,420	Oct-17	5.0	$20.56	NNN
120 Erie Canal Drive Rochester, New York	1993	31,700	Greece Teachers	1,656	Oct-17	3.0	$19.40	NNN
220 Thruway Park Drive West Henrietta, New York	2014	47,292	Ehealth Global	47,292	Jul-17	6.0	$16.95	NNN
2695 Brighton Henrietta Rochester, New York	1989	37,721	Usherwood Office	6,414	Jun-17	10.0	$16.70	NNN

Source: Appraisal

(1)	Based on the underwritten rent roll dated June 27, 2018.

The following table presents recent leasing data for comparable medical office leases with respect to the Alex Park South Property:

Comparable Medical Office Leases
Property Name/Address	Year Built	NRA (SF)	Tenant Name	Lease NRA (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF	Lease Type
Alex Park South Property 210, 214 and 218-224 Alexander Street and 330-350 Monroe Avenue Rochester, NY 14607	1969, 1992, 1993, 1998, 2009, 2010	348,872(1)	AMG	4,684(1)	Dec-18	3.0	$15.76(1)	NNN
995 Senator Keating Blvd Rochester, New York	2003	55,373	Monroe Community	3,892	Sep-17	5.0	$17.50	NNN
1208 Scottsville Road Rochester, New York	NAV	10,212	Fresenius Medical Care	10,212	Mar-17	15.0	$34.06	NNN
5700 West Genesee Street Camillus, New York	1986	88,059	Pulmonary Health	3,493	Mar-17	5.0	$24.00	NNN
1001 Main Street Buffalo, New York	2015	296,633	UB Associates Inc	107,951	Oct-16	20.0	$27.38	NNN
1001 Main Street Buffalo, New York	2015	296,633	Kaleida Health	109,258	Aug-16	20.0	$25.67	NNN

Source: Appraisal

(1)	Based on the underwritten rent roll dated June 27, 2018.

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MSC 2018-L1	Alex Park South

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Alex Park South Property:

Cash Flow Analysis
	2015	2016	2017	TTM 5/31/2018	UW	UW PSF
Gross Potential Rent(1)	$4,862,293	$5,428,125	$5,042,082	$5,088,128	$5,770,145	$16.54
Total Recoveries(2)	$3,123,653	$2,597,930	$1,758,801	$1,700,513	$2,248,172	$6.44
Parking Income(3)	$0	$0	$0	$392,735	$392,735	$1.13
Less Vacancy & Credit Loss	$0	$0	$0	$0	($684,982)	($1.96)
Effective Gross Income	$7,985,946	$8,026,055	$6,800,883	$7,181,377	$7,726,071	$22.15
Total Operating Expenses	$3,259,664	$3,362,400	$3,299,475	$2,993,493	$3,373,977	$9.67
Net Operating Income	$4,726,282	$4,663,655	$3,501,408	$4,187,884	$4,352,093	$12.47
Capital Expenditures	$0	$0	$0	$0	$69,774	$0.20
TI/LC(4)	$0	$0	$0	$0	$449,439	$1.29
Net Cash Flow	$4,726,282	$4,663,655	$3,501,408	$4,187,884	$3,832,880	$10.99

Occupancy %(5)	98.8%	98.8%	95.3%	93.6%	91.9%
NOI DSCR (IO)(6)	2.00x	1.97x	1.48x	1.77x	1.84x
NOI DSCR (P&I)(6)	1.63x	1.61x	1.21x	1.44x	1.50x
NCF DSCR (IO)(6)	2.00x	1.97x	1.48x	1.77x	1.62x
NCF DSCR (P&I)(6)	1.63x	1.61x	1.21x	1.44x	1.32x
NOI Debt Yield(6)	11.0%	10.9%	8.2%	9.8%	10.1%
NCF Debt Yield(6)	11.0%	10.9%	8.2%	9.8%	8.9%

(1)	UW Gross Potential Rent includes grossed up rent for vacant space of $513,360 and contractual rent steps through September 2019 totaling $85,464. Gross Potential Rent decreased from 2016 to 2017 due to MVP surrendering 16,500 SF of space effective January 1, 2017.

(2)	The decrease in Total Recoveries from 2016 to 2017 is due to MVP going from a triple net lease to a modified gross lease when the tenant signed its extension (1.4 years prior to the original lease expiration) through 2028 at the end of 2016.

(3)	Historically, the Alex Park South Borrower did not include parking income on its annual operating statements for the Alex Park South Property. Beginning with TTM 5/31/2018 and going forward, parking income is being included on the annual operating statements.

(4)	UW TI/LC includes a $170,000 credit for the upfront TI/LC deposited at origination.

(5)	TTM 5/31/2018 Occupancy % is as of June 27, 2018.

(6)	The debt service coverage ratios and debt yields are based on the Alex Park South Whole Loan.

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A-3-113

MSC 2018-L1	Alliance Data Systems

Mortgage Loan No. 14 – Alliance Data Systems

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	CCRE			Single Asset/Portfolio:	Single Asset
Original Balance:	$26,550,000			Location:	Columbus, OH 43219
Cut-off Date Balance:	$26,550,000			Property Type:	Office
% of Initial Pool Balance:	2.9%			Property Sub-Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	Rodin Global Property Trust, Inc.			Year Built/Renovated:	2017/N/A
Mortgage Rate(1):	4.9425%			Size:	241,493 SF
Note Date:	7/31/2018			Cut-off Date Balance per SF:	$110
First Payment Date:	9/6/2018			Maturity Date or ARD Balance per SF(2):	$110
Anticipated Repayment Date(1):	8/6/2028			Property Manager:	RDN Property Management, LLC
Maturity Date(1):	9/12/2032				(borrower-related)
Original Term to Maturity or ARD(2):	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$2,913,000
Prepayment Provisions:	LO (23); YM1 (3); DEF/YM1 (91); O (3)			UW NOI Debt Yield:	11.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity or ARD(2):	11.0%
Additional Debt Type:	N/A			UW NCF DSCR:	2.09x
Additional Debt Balance:	N/A			Most Recent NOI(3):	N/A
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI(3):	N/A
Reserves				3rd Most Recent NOI(3):	N/A
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (10/6/2018)
RE Tax:	$0	Springing	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(3):	N/A
Recurring Replacements:	$108,000	Springing	$108,000	Appraised Value (as of):	$47,000,000 (7/13/2018)
TI/LC:	$280,000	Springing	$280,000	Cut-off Date LTV Ratio:	56.5%
Major Tenant Rollover:	$0	Springing	N/A	Maturity Date or ARD LTV Ratio(2):	56.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$26,550,000	55.7%	Purchase Price:	$46,950,000	98.5%
Borrower Equity:	$21,103,794	44.3%	Reserves:	$388,000	0.8%
			Closing Costs:	$315,794	0.7%
Total Sources:	$47,653,794	100.0%	Total Uses:	$47,653,794	100.0%

(1)	The Alliance Data Systems Mortgage Loan (as defined below) has an anticipated repayment date of August 6, 2028 and a final maturity date of September 12, 2032, provided (i) the Comenity lease remains in full force and effect, (ii) no “Major Tenant Trigger Event” (as defined in the loan agreement) has occurred with respect to the Comenity lease, and (iii) no “Cash Sweep Event” (other than an “ARD Trigger Event”) (each such term as defined in the loan agreement) has occurred, otherwise (if (i) the Comenity lease is no longer in full force and effect, (ii) a Major Tenant Trigger Event has occurred with respect to the Comenity lease, or (iii) a Cash Sweep Event (other than an ARD Trigger Event) has occurred and is continuing) the final maturity date will be the anticipated repayment date. In the event the Alliance Data Systems Mortgage Loan is not repaid in full on or before the anticipated repayment date, the Alliance Data Systems Borrower (as defined below) will accrue interest based on 2.50% plus the greater of (a) the initial interest rate of 4.9425% (the “Initial Interest Rate”) and (b) the 10-year swap yield as of the first business day after the anticipated repayment date, with the payment of interest accrued at the extension rate over the Initial Interest Rate to be deferred until the outstanding principal balance is paid in full. Following the anticipated repayment date, all excess cash flow from the Alliance Data Systems Property is required to be collected by the lender and applied as follows: first, to pay interest at the Initial Interest Rate, second, to reduce the principal balance of the Alliance Data Systems Mortgage Loan until the entire outstanding principal balance of the Alliance Data Systems Mortgage Loan is paid in full, and third, to pay accrued interest on the Alliance Data Systems Mortgage Loan which has accrued at the excess of the extension rate over the Initial Interest Rate and has been deferred until repayment of the Alliance Data Systems Mortgage Loan.

(2)	Based on the Anticipated Repayment Date of August 6, 2028.

(3)	Historical financial information and 3rd Most Recent Occupancy are not available because the Alliance Data Systems Property (as defined below) was built in 2017. Comenity executed a 15-year lease in January 2016, which commenced in September 2017 and expires in September 2032.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Alliance Data Systems Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $26,550,000 and secured by a first priority fee mortgage encumbering an office building located in Columbus, Ohio (the “Alliance Data Systems Property”). The proceeds of the Alliance Data Systems Mortgage Loan, along with equity from the Alliance Data Systems Borrower (as defined below), were used to acquire the Alliance Data Systems Property, fund reserves and pay closing costs.

The Borrower and the Sponsor. The borrower is 3075 Loyalty Circle Owner, LLC (the “Alliance Data Systems Borrower”), a single-purpose Delaware limited liability company, with one independent director. The sponsor is Rodin Global Property Trust, Inc. (“Rodin Global”), a public, non-traded real estate investment trust that invests and manages a diversified portfolio of income-producing net leased commercial properties located in the United States and select European countries. Rodin Global is externally managed by Rodin Global Property Advisors, LLC, a Delaware limited liability company and wholly-owned subsidiary of Cantor Fitzgerald Investors, LLC (“Cantor Investors”).

A-3-114

MSC 2018-L1	Alliance Data Systems

The non-recourse carveout guarantor is CF Real Estate Holdings, LLC, a Delaware limited liability company (the “Guarantor”), which is owned directly by Cantor Investors. The Guarantor and Cantor Investors are each an affiliate of Cantor Commercial Real Estate Lending, L.P., the lender (and a loan seller), Cantor Fitzgerald & Co., an underwriter, and Berkeley Point Capital LLC, a primary servicer or limited sub-servicer for certain loans included in the MSC 2018-L1 securitization trust. Cantor Investors is wholly owned by Cantor Fitzgerald, L.P. (“Cantor Fitzgerald”). Cantor Fitzgerald was founded in 1945 as an investment bank and brokerage business. Along with its subsidiaries and affiliates, Cantor Fitzgerald operates with 10,000 employees in 42 offices worldwide. The Alliance Data Systems Borrower is owned through a joint venture between Rodin Global Property Trust, Inc. (67%) and Cantor Fitzgerald Investors, LLC (33%), an affiliate of CCRE.

The Property. The Alliance Data Systems Property is a Class A suburban office building built-to-suit for Alliance Data Systems Corporation (“Alliance Data Systems”) in 2017. The Alliance Data Systems Property is comprised of approximately 241,493 SF situated on 18.62 acres of land. The Alliance Data Systems Property is part of a larger three-building office campus occupied by Alliance Data Systems. Amenities within the larger campus include a fitness center and cafeteria. The larger campus features 1,205 parking spaces with a parking ratio of 5.0 spaces per 1,000 SF.

As of October 6, 2018, the Alliance Data Systems Property is 100.0% occupied.

Major Tenants.

Comenity Servicing, LLC. (241,493 SF, 100.0% of NRA, 100.0% of underwritten rent). Comenity Servicing, LLC. (“Comenity”) is a privately-held company that provides customer service, billing and collection services for credit card receivables. Comenity was incorporated in 2012 and is based out of Columbus, Ohio. Comenity is a subsidiary of Alliance Data Systems (NYSE: ADS), which guarantees the lease. Alliance Data Systems provides marketing services, such as private label credit cards, loyalty programs and direct marketing to over 2,000 companies. For fiscal year 2017, Alliance Data Systems reported revenues of approximately $7.72 billion and assets of approximately $30.68 billion.

Comenity executed a 15-year lease in January 2016, which commenced in September 2017 and expires in September 2032. The lease permits a one-time, 10-year extension option, for which rent will be at least 95% of the fair market value. As of October 6, 2018, annual contractual rent is $3,137,920 ($12.99 PSF) and increases annually by 1.07%. There are no termination options.

The following table presents certain information relating to the tenancy at the Alliance Data Systems Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Major Tenant
Comenity(2)	NR/NR/NR	241,493	100.0%	$3,148,039(3)	100.0%	$13.04(3)	9/12/2032(4)
Subtotal/Wtd. Avg.		241,493	100.0%	$3,148,039	100.0%	$13.04
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		241,493	100.0%	$3,148,039	100.0%	$13.04

(1)	Information is based on the underwritten rent roll as of October 6, 2018.

(2)	The lease guarantor is Alliance Data Systems.

(3)	Annual UW Rent and Annual UW Rent PSF reflect rent steps through September 2019. The lease requires annual contractual increases of 1.07%.

(4)	Comenity has one, 10-year renewal option at an annual rent equal to at least 95% of fair market value.

The following table presents certain information relating to the lease rollover schedule at the Alliance Data Systems Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029 & Beyond	1	241,493	$13.04	100.0%	100.0%	$3,148,039	100.0%	100.0%
Vacant Space	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	241,493	$13.04	100.0%		$3,148,039	100.0%

(1)	Information is based on the underwritten rent roll as of October 6, 2018.

A-3-115

MSC 2018-L1	Alliance Data Systems

The Market. The Alliance Data Systems Property is located in Columbus, Ohio, within the North Central submarket of Franklin County. According to the appraisal, as of the second quarter of 2018, the vacancy rate in the Columbus office market was approximately 6.6%, with average asking rents of $18.87 PSF. As of the second quarter of 2018, the vacancy rate in the North Central office submarket was approximately 5.0% with average asking rents of $22.60 PSF. According to the appraisal, the average vacancy over the past ten years in the North Central office submarket was 5.5%.

According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius of the Alliance Data Systems Property was 12,057, 69,151 and 273,635, respectively. The 2017 estimated median household income within the same one-, three- and five-mile radius was $45,326, $44,777 and $44,376, respectively.

The following table reflects comparable office leases with respect to the Alliance Data Systems Property:

Comparable Office Lease Summary
Property		SF	Tenant Name	Lease Commencement Date	Lease Term (Yrs.)	Rent PSF	Lease Type
	Location
Alliance Data Systems	Columbus, OH	241,493	Comenity Servicing, LLC.	9/13/2017	15.0	$13.04(1)	NNN
Lane Bryant Headquarters	Columbus, OH	135,485	Lane Bryant	6/1/2017	10.0	$12.55	NNN
Cardinal Health	Dublin, OH	401,681	Cardinal Health	5/25/2016	15.8	$13.50	NNN
Abbott Laboratories	Columbus, OH	215,000	Abbott Laboratories	8/15/2015	15.0	$15.51	NNN
Safelite Group	Columbus, OH	182,490	Safelite Group	3/15/2015	9.8	$15.00	FSG
Alliance Data Systems I & II	Columbus, OH	325,000	ADS Alliance Data Systems Inc.	8/1/2016	15.0	$12.93	NNN

Source: Appraisal.

(1)	Rent PSF reflects UW rent including rent steps through September 2019. The lease requires annual contractual increases of 1.07%.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to Underwritten Net Cash Flow at the Alliance Data Systems Property:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent(2)	$3,148,039	$13.04
Total Recoveries	$0	$0.00
Other Income	$0	$0.00
Less Vacancy & Credit Loss(3)	($157,402)	($0.65)
Effective Gross Income	$2,990,637	$12.38
Total Expenses	$77,637	$0.32
Net Operating Income	$2,913,000	$12.06
Capital Expenditures	$36,224	$0.15
TI/LC	$96,597	$0.40
Net Cash Flow	$2,780,179	$11.51

U/W Occupancy %(3)	95.0%
NOI DSCR	2.19x
NCF DSCR	2.09x
NOI Debt Yield	11.0%
NCF Debt Yield	10.5%

(1)	Historical operating statements and occupancy are not available because the Alliance Data Systems Property was built in 2017.

(2)	UW Base Rent is based on the underwritten rent roll dated October 6, 2018 and includes rent steps through September 2019 totaling $43,338.

(3)	The underwritten economic vacancy is 5.0%. The Alliance Data Systems Property is 100.0% leased as of October 6, 2018.

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A-3-117

MSC 2018-L1	Playa Largo

Mortgage Loan No. 15 – Playa Largo

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	SMC			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$25,000,000			Location:	Key Largo, FL 33037
Cut-off Date Balance(1):	$25,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	2.8%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Lance T. Shaner; Lance T. Shaner, as			Year Built/Renovated:	2016/N/A
	trustee of Lance T. Shaner Revocable			Size:	178 Rooms
	Trust Dated December 5, 2012;			Cut-off Date Balance per Room(1):	$505,618
	Prime Hospitality Group, LLC			Maturity Date Balance per Room(1):	$439,887
Mortgage Rate:	5.1440%			Property Manager:	Shaner Hotel Holdings Limited
Note Date:	5/17/2018				Partnership (borrower related)
First Payment Date:	7/6/2018
Maturity Date:	6/6/2028
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$11,187,986
IO Period:	24 months			UW NOI Debt Yield(1):	12.4%
Seasoning:	4 months			UW NOI Debt Yield at Maturity(1):	14.3%
Prepayment Provisions:	LO (28); DEF (88); O (4)			UW NCF DSCR(1):	2.12x (IO) 1.69x (P&I)
Lockbox/Cash Mgmt Status:	Hard/Springing			Most Recent NOI(3):	$10,892,342 (7/31/2018 TTM)
Additional Debt Type(1)(2):	Pari Passu			2nd Most Recent NOI(3)(4):	$9,185,692 (12/31/2017)
Additional Debt Balance(1)(2):	$65,000,000			3rd Most Recent NOI(5):	N/A
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	80.8% (7/31/2018)
Reserves				2nd Most Recent Occupancy(4):	78.0% (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(5):	N/A
RE Tax:	$286,979	$35,872	N/A	Appraised Value (as of):	$188,600,000 (3/28/2018)
Insurance:	$44,902	$19,747	N/A	Cut-off Date LTV Ratio(1):	47.7%
FF&E Reserve:	$0	$98,841	N/A	Maturity Date LTV Ratio(1):	41.5%
NOI DSCR Funds:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$90,000,000	100.0%	Loan Payoff:	$45,813,744	50.9%
			Return of Equity:	$41,096,303	45.7%
			Closing Costs:	$2,758,073	3.1%
			Reserves:	$331,881	0.4%
Total Sources:	$90,000,000	100.0%	Total Uses:	$90,000,000	100.0%

(1)	The Playa Largo Mortgage Loan (as defined below) is part of the Playa Largo Whole Loan (as defined below), which is comprised of six pari passu promissory notes with an aggregate principal amount of $90,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Playa Largo Whole Loan.

(2)	See “The Mortgage Loan” for a discussion of additional debt.

(3)	Most Recent NOI and 2nd Most Recent NOI were adjusted to reflect a normalized September 2017, as the Playa Largo Property (as defined below) was affected by Hurricane Irma. The adjusted September 2017 revenue represents 80.7% of the October 2017 revenue based on September and October 2016 competitive set RevPAR ratios. September 2017 expenses were adjusted based on October 2017 expense ratios. Unadjusted 2nd Most Recent NOI and Most Recent NOI is $8,681,114 and $10,124,996, respectively.

(4)	There were a total of 62,127 available room nights in 2017 as 30 rooms were added to the Playa Largo Property in May 2017.

(5)	3rd Most Recent NOI and 3rd Most Recent Occupancy are not available as the Playa Largo Property was built in August 2016.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Playa Largo Mortgage Loan”) is part of a whole loan (the “Playa Largo Whole Loan”) evidenced by six pari passu promissory notes in the aggregate original principal amount of $90,000,000, all of which are secured by a first priority fee mortgage encumbering a full service hospitality property located in Key Largo, Florida (the “Playa Largo Property”). The non-controlling notes A-4, A-5 and A-6, in the aggregate original principal amount of $25,000,000, evidence the Playa Largo Mortgage Loan and will be securitized in the MSC 2018-L1 transaction. The controlling note A-1 in the original principal amount of $35,000,000 was securitized in the MSC 2018-H3 transaction. The non-controlling notes A-2 and A-3, in the aggregate original principal amount of $30,000,000 were securitized in the CD 2018-CD7 transaction. The Playa Largo Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2018-H3 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Whole Loans” in the Prospectus.

A-3-118

MSC 2018-L1	Playa Largo

Playa Largo Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$35,000,000	$35,000,000	MSC 2018-H3	Yes
A-2	$15,000,000	$15,000,000	CD 2018-CD7	No
A-3	$15,000,000	$15,000,000	CD 2018-CD7	No
A-4	$10,000,000	$10,000,000	MSC 2018-L1	No
A-5	$10,000,000	$10,000,000	MSC 2018-L1	No
A-6	$5,000,000	$5,000,000	MSC 2018-L1	No
Total	$90,000,000	$90,000,000

The Borrower and the Sponsors. The borrower is Playa Largo Hospitality PLHT, LLC, a Delaware limited-liability company, as trustee of the Key Largo Hospitality Land Trust, a land trust established pursuant to the Florida Land Trust Act (the “Playa Largo Borrower”). The borrower sponsors and non-recourse carve-out guarantors for the Playa Largo Whole Loan are Lance T. Shaner, Lance T. Shaner, as trustee of Lance T. Shaner Revocable Trust dated December 5, 2012 (the guarantees provided thereby, together, the “Shaner Guarantee”) and Prime Hospitality Group, LLC (the guarantee provided thereby, the “Prime Hospitality Guarantee”). Lance T. Shaner is the Chairman and chief executive officer of Shaner Hotel Group. Mr. Shaner has more than 45 years of experience in owning and operating hotel and resort facilities. Mr. Shaner is responsible for new development and redevelopment of more than 75 hotel projects, with brand affiliations such as Marriott, Hilton and IHG. Shaner Hotel Group was founded in 1976 by Lance T. Shaner and his brother Fred Shaner. Shaner Hotel Group is a full-service hospitality operator and management company focusing on hotel development, operational controls, marketing, revenue management and financial reporting. The firm’s existing portfolio consists of 56 hotels, including 43 Marriott flags, three Hilton flags, three IHG flags, two Choice flags and five independent hotels. Eighteen of the firm’s hotels are located in Florida. Additionally, three Shaner hotels were ranked in the top ten in a 2017 magazine survey including the Playa Largo Property, the French Leave Resort and Renaissance Tuscany II Ciocco Resort in Ciocco, Italy.

Prime Hospitality Group is the hotel division for Prime Group. Prime Group focuses on the investment, development, construction and management of multifamily residential, commercial, office and hospitality properties. Prime Hospitality Group owns multiple branded hotels including those flagged by Marriott, Hilton and IHG. The firm’s existing portfolio consists of 34 properties and includes 14 hotels, which are all located in Florida. Larry Abbo is the chief executive officer of Prime Group, which was founded in 1987 and is headquartered in Hollywood, Florida.

The Shaner Guarantee and the Prime Hospitality Guarantee are several guarantees with liability split on a 50%/50% basis. The Lance T. Shaner Revocable Trust, of which Lance T. Shaner is the sole trustee, owns a 10% interest in the Playa Largo Borrower. Prime Hospitality Group, LLC does not have an ownership interest in the Playa Largo Borrower; however, Prime Hospitality Group II, LLC, which has the same ownership as Prime Hospitality Group, LLC, owns 50% of the Playa Largo Borrower.

The Property. The Playa Largo Property is comprised of a central hotel structure that is three stories tall and includes three guestroom wings. The hotel room types include standard and suite-style guestroom configurations. Additionally, the Playa Largo Property has ten detached, two-story bungalow units and a two-story beach house on the south side of the resort grounds with a private pool and frontage on the beach. An additional two-story building on the northwest portion of the Playa Largo Property along the beach contains the Sol by the Sea restaurant and the boating and activity rentals office. The meeting space is located on the north and eastern sides of the main building. The Playa Largo Property features a guarded gated entrance. The Playa Largo Property opened in August 2016 with 148 available rooms. Thirty additional rooms (which include the bungalows) were added during the first four months of 2017, with the Playa Largo Property being fully completed in May 2017. The Playa Largo Property has three full-service restaurants along with a poolside tiki bar. Amenities at the Playa Largo Property include a fitness center, two pools, a Jacuzzi, a bocce ball court, two tennis courts, a basketball court, a children’s center and a beach activity rental office. Additionally, the Playa Largo Property has 14.5 beachfront acres. The Playa Largo Property features an ocean spa with full-service salon, private cabanas, fire pits and watersports programs, including paddle boards, kayaks, snorkeling, diving, boating and ocean excursions. Other features of the Playa Largo Property include a private boat launch and marina with 23 slips, the Tavernier Ballroom with more than 6,879 square feet of flexible event space and private event courtyards. The Playa Largo Property contains 178 parking spaces, resulting in a parking ratio of 1.0 spaces per room.

According to the appraisal, the demand segmentation for the Playa Largo Property is 10% commercial, 65% leisure, and 25% meeting and group. The hotel franchise agreement with Marriott International, Inc. expires August 31, 2041.

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Playa Largo Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2017	71.4%	$376.21	$268.55	78.0%	$347.42	$271.12	109.3%	92.3%	101.0%
7/31/2018 TTM	72.4%	$381.38	$276.03	80.8%	$366.04	$295.57	111.6%	96.0%	107.1%

Source: Industry Report and Underwritten Operating Statements.

(1)	The competitive set includes Hyatt Centric Key West Resort & Spa, Waldorf Astoria Casa Marina Resort, Key Largo Bay Marriott Beach Resort, Margaritaville Key West Resort & Marina, Ritz Carlton Key Biscayne Miami and Tranquility Bay Beachfront Hotel & Resort.

(2)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at Playa Largo Property are attributable to variances in reporting methodologies and/or timing differences.

The Market. The Playa Largo Property is located at 97450 Overseas Highway, approximately 60 miles south of Miami International Airport, and within Monroe county, which has a population of approximately 77,013. Key Largo, the northernmost of the Florida Keys, is located in the Upper Keys, which are home to many scuba diving and snorkeling locations including the John Pennekamp Coral Reef Park in Key Largo. The coral reef formations in the Keys are the only coral reef formations in the continental United States and are a significant attraction for visitors. Other popular activities and attractions include paddle boarding, water skiing, jet skiing, parasailing, kayaking and festivals. Hotel demand is primarily generated by a heavy concentration of

A-3-119

MSC 2018-L1	Playa Largo

group and leisure travelers. Key features in the Florida Keys include beaches, fishing, boating, the cruise port, the shopping and the restaurants and bars in the area.

Competitive properties to the Playa Largo Property are shown in the table below:

Competitive Property Summary(1)
Property Name	Year Opened	No. of Rooms	Commercial Demand	Meeting & Group Demand	Leisure Demand	TTM Occ.(1)	TTM ADR(1)	TTM RevPAR(1)
Playa Largo Property(2)	2016	178	10%	25%	65%	80.8%	$366.04	$295.57
Hyatt Key West Resort and Spa	1988	120	15%	10%	75%	90%-95%	$380-$390	$340-$350
Waldorf Astoria Casa Marina Resort	1921	311	10%	30%	60%	75%-80%	$375-$385	$290-$300
Key Largo Bay Marriott Beach Resort	1993	153	15%	25%	60%	75%-80%	$270-$280	$200-$210
Margaritaville Key West Resort & Marina	1996	178	25%	20%	65%	75%-80%	$360-$370	$285-$295
Ritz Carlton Key Biscayne	2001	440	10%	50%	40%	55%-60%	$425-$435	$235-$245
Tranquility Bay Beachfront Hotel & Resort	2005	103	10%	15%	75%	85%-90%	$345-$355	$295-$305

Source: Appraisal.

(1)	TTM Occ., TTM ADR and TTM RevPAR for the Playa Largo Property is as of July 31, 2018. TTM Occ., TTM ADR and TTM RevPAR for the competitive properties are from the appraisal as of February 28, 2018.

(2)	Variances between the underwriting, the appraisal and the Historical Occupancy, ADR and RevPAR table with respect to Occupancy, ADR and RevPAR at the Playa Largo Property are attributable to variances in reporting methodologies and/or timing differences.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Playa Largo Property:

Cash Flow Analysis(1)
	2017(2)(3)	7/31/2018 TTM(2)(3)	UW(3)	UW per Room
Occupancy	78.0%	80.8%	80.8%
ADR	$347.42	$366.04	$366.03
RevPAR	$271.12	$295.57	$295.57

Rooms Revenue	$16,844,069	$19,203,082	$19,203,082	$107,882
Food & Beverage	$7,653,762	$8,495,071	$8,495,071	$47,725
Other Income(4)	$2,600,703	$3,013,466	$3,013,466	$16,930
Total Revenue	$27,098,534	$30,711,619	$30,711,619	$172,537
Total Expenses	$17,912,842	$19,819,277	$19,523,633	$109,683
Net Operating Income	$9,185,692	$10,892,342	$11,187,986	$62,854
FF&E	$0	$0	$1,228,465	$6,901
Net Cash Flow	$9,185,692	$10,892,342	$9,959,521	$55,952

NOI DSCR (IO)(5)	1.96x	2.32x	2.38x
NOI DSCR (P&I)(5)	1.56x	1.85x	1.90x
NCF DSCR (IO)(5)	1.96x	2.32x	2.12x
NCF DSCR (P&I)(5)	1.56x	1.85x	1.69x
NOI Debt Yield(5)	10.2%	12.1%	12.4%
NCF Debt Yield(5)	10.2%	12.1%	11.1%

(1)	Occupancy, ADR and RevPAR figures are based on the underwriting, which has been taken from financial statements provided by the Playa Largo Borrower. Variances between the underwriting, the appraisal and the Historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the Playa Largo Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	2017 and 7/31/2018 TTM cash flows were adjusted to reflect a normalized September 2017, as the Playa Largo Property was affected by Hurricane Irma. The adjusted September 2017 revenue represents 80.7% of the October 2017 revenue based on September and October 2016 competitive set RevPAR ratios. September 2017 expenses were adjusted based on October 2017 expense ratios. Unadjusted 2017 and 7/31/2018 TTM Net Operating Income is $8,681,114 and $10,124,996, respectively.

(3)	There were a total of 62,127 available room nights in 2017 as 30 rooms were added to the Playa Largo Property in May 2017. The 7/31/2018 TTM and UW cash flow represents 64,970 room nights.

(4)	Other Income includes resort fee, spa, marina, tennis fees and retail income.

(5)	Debt service coverage ratios and debt yields are based on the Playa Largo Whole Loan.

A-3-120

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

 B-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

	Morgan Stanley Capital I Trust 2018-L1 Commercial Mortgage Pass Through Certificates Series 2018-L1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/19/18
Corporate Trust Services		Record Date:	10/31/18
8480 Stagecoach Circle		Determination Date:	11/13/18
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	Master Servicer	Special Servicer	Operating Advisor

Morgan Stanley Capital I Inc.	Midland Loan Services	Midland Loan Services	Pentalpha Surveillance LLC

1585 Broadway	A Division of PNC Bank, N.A.	A Division of PNC Bank, N.A.	375 North French Road
New York, NY 10036	10851 Mastin Street, Building 82	10851 Mastin Street, Building 82	Suite 100
	Overland Park, KS 66210	Overland Park, KS 66210	Amherst, NY 14228

Contact: General Information Number	Contact: Heather Wagner	Contact: Heather Wagner	Contact: Don Simon
Phone Number: (212) 761-4700	Phone Number: (913) 253-9570	Phone Number: (913) 253-9570	Phone Number: (203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	Morgan Stanley Capital I Trust 2018-L1 Commercial Mortgage Pass Through Certificates Series 2018-L1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/19/18
Corporate Trust Services		Record Date:	10/31/18
8480 Stagecoach Circle		Determination Date:	11/13/18
Frederick, MD 21701-4747

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
VRR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	Morgan Stanley Capital I Trust 2018-L1 Commercial Mortgage Pass Through Certificates Series 2018-L1	For Additional Information please contact
CTSLink Customer Service
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Wells Fargo Bank, N.A.		Distribution Date:	11/19/18
Corporate Trust Services		Record Date:	10/31/18
8480 Stagecoach Circle		Determination Date:	11/13/18
Frederick, MD 21701-4747

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
VRR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000

	Morgan Stanley Capital I Trust 2018-L1 Commercial Mortgage Pass Through Certificates Series 2018-L1	For Additional Information please contact
CTSLink Customer Service
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Wells Fargo Bank, N.A.		Distribution Date:	11/19/18
Corporate Trust Services		Record Date:	10/31/18
8480 Stagecoach Circle		Determination Date:	11/13/18
Frederick, MD 21701-4747

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
VRR Interest	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	Morgan Stanley Capital I Trust 2018-L1 Commercial Mortgage Pass Through Certificates Series 2018-L1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/19/18
Corporate Trust Services		Record Date:	10/31/18
8480 Stagecoach Circle		Determination Date:	11/13/18
Frederick, MD 21701-4747

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Fees.

	Morgan Stanley Capital I Trust 2018-L1 Commercial Mortgage Pass Through Certificates Series 2018-L1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
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Wells Fargo Bank, N.A.		Distribution Date:	11/19/18
Corporate Trust Services		Record Date:	10/31/18
8480 Stagecoach Circle		Determination Date:	11/13/18
Frederick, MD 21701-4747

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Midland Loan Services	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		Trustee Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
ARD Interest	0.00		Operating Advisor Fee - Pentalpha Surveillance LLC	0.00
Default Interest and Late Payment Charges	0.00		Asset Representations Reviewer Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Shortfall	0.00		Total Fees		0.00
Net Prepayment Interest Excess	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Additional Trust Fund Expenses:
			Reimbursement for Interest on Advances	0.00
Principal:			ASER Amount	0.00
Scheduled Principal	0.00		Special Servicing Fee	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Workout-Delayed Reimbursement Amounts	0.00
Curtailments	0.00		Other Expenses	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance Charges	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Excess Liquidation Proceeds	0.00		Net Swap Counterparty Payments Received	0.00
Net Swap Counterparty Payments Received	0.00		Total Payments to Certificateholders & Others		0.00
Total Other Collected		0.00	Total Funds Distributed		0.00
Total Funds Collected		0.00

	Morgan Stanley Capital I Trust 2018-L1 Commercial Mortgage Pass Through Certificates Series 2018-L1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/19/18
Corporate Trust Services		Record Date:	10/31/18
8480 Stagecoach Circle		Determination Date:	11/13/18
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals
See footnotes on last page of this section.

	Morgan Stanley Capital I Trust 2018-L1 Commercial Mortgage Pass Through Certificates Series 2018-L1	For Additional Information please contact
CTSLink Customer Service
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Wells Fargo Bank, N.A.		Distribution Date:	11/19/18
Corporate Trust Services		Record Date:	10/31/18
8480 Stagecoach Circle		Determination Date:	11/13/18
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	Morgan Stanley Capital I Trust 2018-L1 Commercial Mortgage Pass Through Certificates Series 2018-L1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/19/18
Corporate Trust Services		Record Date:	10/31/18
8480 Stagecoach Circle		Determination Date:	11/13/18
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

	Morgan Stanley Capital I Trust 2018-L1 Commercial Mortgage Pass Through Certificates Series 2018-L1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/19/18
Corporate Trust Services		Record Date:	10/31/18
8480 Stagecoach Circle		Determination Date:	11/13/18
Frederick, MD 21701-4747

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

	Morgan Stanley Capital I Trust 2018-L1 Commercial Mortgage Pass Through Certificates Series 2018-L1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/19/18
Corporate Trust Services		Record Date:	10/31/18
8480 Stagecoach Circle		Determination Date:	11/13/18
Frederick, MD 21701-4747

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	Morgan Stanley Capital I Trust 2018-L1 Commercial Mortgage Pass Through Certificates Series 2018-L1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/19/18
Corporate Trust Services		Record Date:	10/31/18
8480 Stagecoach Circle		Determination Date:	11/13/18
Frederick, MD 21701-4747

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

	Morgan Stanley Capital I Trust 2018-L1 Commercial Mortgage Pass Through Certificates Series 2018-L1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/19/18
Corporate Trust Services		Record Date:	10/31/18
8480 Stagecoach Circle		Determination Date:	11/13/18
Frederick, MD 21701-4747

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	Morgan Stanley Capital I Trust 2018-L1 Commercial Mortgage Pass Through Certificates Series 2018-L1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/19/18
Corporate Trust Services		Record Date:	10/31/18
8480 Stagecoach Circle		Determination Date:	11/13/18
Frederick, MD 21701-4747

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
								6	-	DPO			Foreclosure
** Outstanding P & I Advances include the current period advance.

	Morgan Stanley Capital I Trust 2018-L1 Commercial Mortgage Pass Through Certificates Series 2018-L1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/19/18
Corporate Trust Services		Record Date:	10/31/18
8480 Stagecoach Circle		Determination Date:	11/13/18
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	Morgan Stanley Capital I Trust 2018-L1 Commercial Mortgage Pass Through Certificates Series 2018-L1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/19/18
Corporate Trust Services		Record Date:	10/31/18
8480 Stagecoach Circle		Determination Date:	11/13/18
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	Morgan Stanley Capital I Trust 2018-L1 Commercial Mortgage Pass Through Certificates Series 2018-L1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/19/18
Corporate Trust Services		Record Date:	10/31/18
8480 Stagecoach Circle		Determination Date:	11/13/18
Frederick, MD 21701-4747

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	Morgan Stanley Capital I Trust 2018-L1 Commercial Mortgage Pass Through Certificates Series 2018-L1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/19/18
Corporate Trust Services		Record Date:	10/31/18
8480 Stagecoach Circle		Determination Date:	11/13/18
Frederick, MD 21701-4747

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	Morgan Stanley Capital I Trust 2018-L1 Commercial Mortgage Pass Through Certificates Series 2018-L1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/19/18
Corporate Trust Services		Record Date:	10/31/18
8480 Stagecoach Circle		Determination Date:	11/13/18
Frederick, MD 21701-4747

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	Morgan Stanley Capital I Trust 2018-L1 Commercial Mortgage Pass Through Certificates Series 2018-L1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/19/18
Corporate Trust Services		Record Date:	10/31/18
8480 Stagecoach Circle		Determination Date:	11/13/18
Frederick, MD 21701-4747

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	Morgan Stanley Capital I Trust 2018-L1 Commercial Mortgage Pass Through Certificates Series 2018-L1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/19/18
Corporate Trust Services		Record Date:	10/31/18
8480 Stagecoach Circle		Determination Date:	11/13/18
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	Morgan Stanley Capital I Trust 2018-L1 Commercial Mortgage Pass Through Certificates Series 2018-L1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/19/18
Corporate Trust Services		Record Date:	10/31/18
8480 Stagecoach Circle		Determination Date:	11/13/18
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	Morgan Stanley Capital I Trust 2018-L1 Commercial Mortgage Pass Through Certificates Series 2018-L1	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	11/19/18
Corporate Trust Services		Record Date:	10/31/18
8480 Stagecoach Circle		Determination Date:	11/13/18
Frederick, MD 21701-4747

Supplemental Reporting

Risk Retention

Pursuant to the PSA and the Credit Risk Retention Agreement, the Certificate Administrator has made available on www.ctslink.com <http://www.ctslink.com>, specifically under the “Risk Retention Special Notices” tab for the MSC 2018-H3 transaction, certain information provided to the Certificate Administrator regarding the Retaining Sponsor’s compliance with the Retention Covenant. Investors should refer to the Certificate Administrator’s website for all such information.

Disclosable Special Servicer Fees, Loan Event of Default, Servicer Termination Event or Special Servicer Termination Event information would be disclosed here.

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT(1)

Report Date: This report will be delivered no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of October 1, 2018 (the “Pooling and Servicing Agreement”).

Transaction: Morgan Stanley Capital I Trust 2018-L1,
Commercial Mortgage Pass-Through Certificates,
Series 2018-L1

Operating Advisor: Pentalpha Surveillance LLC

Special Servicer: Midland Loan Services, a Division of PNC Bank, National Association

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of a Final Asset Status Report.

(b)	Final Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which a Final Asset Status Report has been issued. The Final Asset Status Reports may not yet be implemented.

2.	The Special Servicer has notified the Operating Advisor that it has completed a Major Decision with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans], and provided to the Operating Advisor the Major Decision Reporting Package or Final Asset Status Report with respect to [●] Specially Serviced Loans [INSERT AFTER AN OPERATING ADVISOR CONSULTATION EVENT: and [●] non-Specially Serviced Loans] to the operating advisor.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

(1)	This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

III.	List of Items that Were Considered in Compiling this Report

In rendering our assessment herein, we examined and relied upon the accuracy and completeness of the items listed below:

1.	Any Major Decision Reporting Packages received from the Special Servicer.

2.	Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and certain information it has reasonably requested from the special servicer and each [INSERT IF PRIOR TO AN OPERATING ADVISOR CONSULTATION EVENT: Final] Asset Status Report.

3.	The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations, and non-discretionary portions of net present value calculations.

4.	[LIST OTHER REVIEWED INFORMATION]

5.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement with respect to Major Decisions.

6.	[INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT:] During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate.

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculation, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas. In the course of such review, the following calculations of the special servicer were initially disputed by the Operating Advisor and [DISCUSS RESOLUTION].

IV.	Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.	Except as may have been reflected in any Major Decision Reporting Package or Asset Status Report, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or the actions of the Special Servicer.

5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

7.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

As of the Closing Date, each mortgage loan seller will make, with respect to each mortgage loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” and “Mortgage Notes” will refer to such mortgage loans and mortgage notes sold by the applicable mortgage loan seller. The exceptions to the representations and warranties set forth below are set forth in Annex D-2 attached to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the applicable MLPA or the Pooling and Servicing Agreement.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the issuing entity, on the other. Disclosure regarding the representations and warranties is set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the mortgage loans, the mortgaged properties or other matters. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that we present below.

(1)        Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan which is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. At the time of the sale, transfer and assignment to Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to Seller, or (with respect to any Non-Serviced Mortgage Loan) to the trustee for the related Non-Serviced Securitization Trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)        Mortgage Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)        Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)        Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty,

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and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)        Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases from Seller constitutes a legal, valid and binding assignment from Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or with respect to those Mortgage Loans described in paragraph (34) hereof, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex D-2 attached to this prospectus (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements is required in order to effect such perfection.

(6)        Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan constitutes a Crossed Underlying Loan, the lien of the Mortgage for the related Crossed Underlying Loan or Crossed Underlying Loans; provided that none of such items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid, no claims have been made by Seller thereunder and no claims have been paid thereunder. Neither Seller nor, to Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)        Junior Liens. It being understood that Subordinate Companion Loans secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Underlying Loans, there are, as of origination, and to Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

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(8)        Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)        UCC Filings. If the related Mortgaged Property is operated as a hospitality property, Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)      Condition of Property. Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)      Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)      Condemnation. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)      Actions Concerning Mortgage Loan. As of the date of origination and to Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

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(14)      Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan documents are being conveyed by Seller to Purchaser or its servicer (or in the case of a Non-Serviced Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust).

(15)      No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Seller to merit such holdback).

(16)      Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan or Whole Loan, as applicable, and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary, or containing such endorsements as are necessary, to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” from S&P or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the lesser of (A) the maximum amount available under the National Flood Insurance Program, plus additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (B) the outstanding principal amount of the Mortgage Loan or (C) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily

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injury and death) in amounts as are generally required by Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the SEL.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan or Whole Loan, as applicable, together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)      Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)      No Encroachments. To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)      No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

(20)      REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury regulations (the “Treasury

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Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)      Compliance with Certain Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)      Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)      Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)      Local Law Compliance. To Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the Mortgage Loan. The terms of the Mortgage Loan documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)      Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect or the failure to obtain or maintain such material licenses, permits and applicable governmental authorizations does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)      Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an

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entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the Mortgaged Property to prevent such waste).

(27)      Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32) below), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan or Whole Loan, as applicable, (b) upon payment in full of such Mortgage Loan or Whole Loan, as applicable, (c) upon a Defeasance (as defined in paragraph (32) below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan, as applicable, outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or Whole Loan, as applicable, in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions and, to such extent, condemnation awards may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan, as applicable.

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Underlying Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with loan-to-value ratio and other requirements of the REMIC Provisions.

(28)      Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

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(29)      Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIPRA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)      Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth in Annex D-2 attached to this prospectus, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan (as set forth in Schedule D-1 to this Annex D-1), or future permitted mezzanine debt (as set forth in Schedule D-2 to this Annex D-1) or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Serviced Companion Loan or Non-Serviced Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Underlying Loan, as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)      Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related

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Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Underlying Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)      Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan or Whole Loan, as applicable; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption that results in revenues from such collateral that are insufficient to pay all applicable payments described in clause (iii) above; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by Defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)      Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

(34)      Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land (or, with respect to air rights leases, the air) and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the

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Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable (including pursuant to foreclosure) to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)	Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by Seller in connection with loans originated for securitization;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)      Servicing. The servicing and collection practices used by Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)      Origination and Underwriting. The origination practices of Seller (or the related originator if Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided, that

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such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

(37)       No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)      Bankruptcy. As of the date of origination of the related Mortgage Loan and to Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)      Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Underlying Loan, and except as set forth in Schedule D-4 to this Annex D-1 no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor. An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

(40)      Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of Recognized Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated, abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent, was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action or investigation is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for the Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition at the related Mortgaged Property.

(41)      Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and that (i) was engaged directly by the originator (or co-originator) of the Mortgage Loan (or the related Whole Loan) or Seller, or a correspondent or agent of the originator (or co-originator) of the Mortgage Loan (or the related Whole Loan) or Seller, and (ii) to Seller’s

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knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

(42)      Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)      Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Trust, except (i) with respect to any Crossed Underlying Loan, any mortgage loan that is part of a Whole Loan that is cross-collateralized and cross-defaulted with such Mortgage Loan or with a Whole Loan of which such Mortgage Loan is a part, (ii) any Companion Loan secured by the same Mortgage as the related Mortgage Loan, or (iii) as set forth on Schedule D-3 to this Annex D-1.

(44)      Advance of Funds by Seller. After origination, no advance of funds has been made by Seller to the related Mortgagor other than in accordance with the Mortgage Loan documents, and, to Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)      Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “Seller’s knowledge” or “Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Mortgage Loan Number as Identified on Annex A-1	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	KeyBank National Association Mortgage Loans	Starwood Mortgage Capital LLC Mortgage Loans	Cantor Commercial Real Estate Lending, L.P. Mortgage Loans
3	Millennium Partners Portfolio
11	Regions Tower

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Mortgage Loan Number as Identified on Annex A-1	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	KeyBank National Association Mortgage Loans	Starwood Mortgage Capital LLC Mortgage Loans	Cantor Commercial Real Estate Lending, L.P. Mortgage Loans
10			Embassy Suites Atlanta Airport
17	KVC Retail Portfolio

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Mortgage Loan Number as Identified on Annex A-1	Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	KeyBank National Association Mortgage Loans	Starwood Mortgage Capital LLC Mortgage Loans	Cantor Commercial Real Estate Lending, L.P. Mortgage Loans
20, 35			Village at Mammoth Lakes, Canyon Center
24, 40			38505 Woodward, 21300 Eureka

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Morgan Stanley Mortgage Capital Holdings LLC

Annex A-1 ID#	Mortgage Loan	Representation	Exception
3	Millennium Partners Portfolio	(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	The tenant Loews at the Lincoln Square Mortgaged Property has a right of first offer with respect to its leased premises. Such right of first offer does not apply in connection with a foreclosure or conveyance in lieu of foreclosure by the lender, but may apply to a subsequent transfer.
4	Navika Six Portfolio	(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	With respect to each of the Fairfield Inn Houston Conroe Mortgaged Property, Springhill Suites Tampa North Tampa Palms Mortgaged Property and Springhill Suites Houston Rosenberg Mortgaged Property, the related franchisor has a right of first refusal to purchase the Mortgaged Property in the event of a proposed sale or lease to a “competitor” (as defined in the related franchise agreement) of the franchisor of (i) the Mortgaged Property or (ii) an ownership interest in the Borrower or a controlling direct or indirect interest in the Borrower, or in the event the Borrower becomes a competitor. The right of first refusal applies to a transfer to a competitor in connection with a foreclosure, judicial or legal process, but does not apply to the exercise of the rights of a bona fide lender who is not a competitor or an affiliate of a competitor.
1	Aventura Mall	(7) Junior Liens	The Mortgage Loan documents permit Mortgagor to enter into any “Property-Assessed Clean Energy” (PACE) loan or any other indebtedness which is incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy resources, resource conservation or any combination of the foregoing and is repaid through multi-year assessments against the Mortgaged Property, in an amount not to exceed $5,000,000 subject to rating agency confirmation and the lender’s consent (not to be unreasonably withheld, conditioned or delayed). Failure to make timely PACE loan payments could give rise to tax liens that are superior to the lien of the subject mortgage.
7	Plaza Frontenac	(10) Condition of Property	With respect to any additional parcels or substitute parcels acquired by the Mortgagor, the Mortgagor is not required to provide an escrow for any repair recommended by the related property condition report unless the cost of such repair is reasonably likely to exceed $6,300,000 with respect to such additional parcel or substitute parcel.

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Annex A-1 ID#	Mortgage Loan	Representation	Exception
1	Aventura Mall	(16) Insurance

The all-risk property insurance may contain a deductible of $250,000 (the “Required Deductible”) or a greater amount if the Mortgagor provides the lender with cash or a letter of credit in an amount equal to the difference between the actual deductible and the Required Deductible.

The Bloomingdale’s, Macy’s, Macy’s Men’s & Home and Nordstrom pad sites are leased fees, where the tenant or other non-borrower party constructed the improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee.

The Mortgagor may obtain a policy from an insurance company not satisfying the rating requirements set forth in the Mortgage Loan documents, provided that any such insurance company is subject to (A) the prior approval of the lender and (B) the lender’s receipt of a rating agency confirmation with respect to each such insurance carrier.

3	Millennium Partners Portfolio	(16) Insurance

The threshold at which the lender has the right to hold and disburse insurance proceeds is the greater of (a) $5,000,000 and (b) 5% of the aggregate allocated loan amount and mezzanine loan allocated loan amount for the affected individual Mortgaged Property.

The lender’s right to hold and disburse insurance proceeds is subject to the terms of the condominium documents and/or ground lease documents and not all of the condominiums or ground leases allow the lender to hold and disburse insurance proceeds.

The Mortgage Loan documents permit the Mortgagors to rely on insurance maintained by the condominium associations for condominiums that are part of the Mortgaged Properties. Such insurance may not meet the requirements of Representation 16.

46	396 Cromwell Ave Rocky Hill	(16) Insurance	The threshold at which lender has the right to hold and disburse insurance proceeds is $250,000, which is greater than 5% of the original principal balance of the Mortgage Loan.
1, 3, 4, 7, 11, 17, 22, 23, 27, 33, 34, 41, 44, 45, 46, 47	All MSMCH Mortgage Loans	(16) Insurance

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies.

The threshold for the lender having the right to hold and disburse insurance proceeds may be based on

D-2-2

Annex A-1 ID#	Mortgage Loan	Representation	Exception

5% of the original principal amount rather than 5% of the outstanding principal amount.

In addition, all exceptions to Representation 29 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 16.

11	Regions Tower	(17) Access; Utilities; Separate Tax Lots	The Mortgagor previously owned a surface parking lot which was sold as of the origination date. The surface parking lot will not officially be designated as a separate tax lot until January, 2019 when the new tax assessments are issued. The Mortgagor represents in the loan agreement that it has taken all reasonable actions necessary under applicable law in order for the surface parking lot to be designated as a separate tax parcel and that it has deposited with the lender cash reserves reasonably satisfactory to the lender or has otherwise made arrangements with the lender to insure the payment of the taxes with respect to the surface parking lot until is it designated as a separate tax lot.
3	Millennium Partners Portfolio	(25) Licenses and Permits	The Mortgage Loan documents do not expressly require keeping certificates of occupancy, consents or other approvals in full force and effect but they do require the Mortgagor to comply with all legal requirements and to maintain temporary certificates of occupancy.
1	Aventura Mall	(26) Recourse Obligations

The non-recourse carveout for losses for fraud or intentional misrepresentation is limited to fraud or intentional misrepresentation in connection with the origination of the Mortgage Loan or regarding matters stated in the financial statements or other information required to be delivered in connection with the Mortgage Loan or otherwise delivered and upon which the lender reasonably relied.

For so long as all or any of Simon Property Group, L.P., Jacquelyn Soffer and Jeffrey Soffer (collectively and individually “Guarantor”) are the guarantors under the non-recourse carveout guaranty, the recourse liability of Guarantor under the non-recourse carveout guaranty may not exceed $350,000,000 in the aggregate, plus all of the reasonable, out-of-pocket costs and expenses (including, but not limited to, court costs and fees and reasonable attorney’s fees) incurred by the lender in connection with the enforcement of, or preservation of the lender’s rights under, the nonrecourse carveout guaranty.

The guarantors for the Mortgage Loan are Simon Property Group, L.P., a Delaware limited partnership (the “Simon Guarantor”) and Jeffrey Soffer and Jacquelyn Soffer (individually and collectively, the “Turnberry Guarantor”). The related guaranty provides that (i) the liability of the Simon Guarantor and the Turnberry Guarantor is on a several and not joint basis and (ii) the Turnberry Guarantor is liable only for the acts or omissions of the Turnberry Guarantor and any party that controls or is controlled

D-2-3

Annex A-1 ID#	Mortgage Loan	Representation	Exception

by the Turnberry Guarantor (a “Turnberry Guarantor Affiliate”) and the Simon Guarantor is liable only for the acts or omissions of the Simon Guarantor and any party that controls or is controlled by the Simon Guarantor (a “Simon Guarantor Affiliate”), except with respect to any guaranteed obligations that (A) are not attributable to any act or omission of a Turnberry Guarantor (or a Turnberry Guarantor Affiliate) or the Simon Guarantor (or a Simon Guarantor Affiliate) or (B) are attributable to an act or omission of both the Turnberry Guarantor (or a Turnberry Guarantor Affiliate) and the Simon Guarantor (or the Simon Guarantor Affiliate), in which case liability is required to be allocated between the Turnberry Guarantor (66.67%) and the Simon Guarantor (33.33%).

7	Plaza Frontenac	(26) Recourse Obligations	The Mortgage Loan documents do not provide for full recourse for transfers in violation of the Mortgage Loan documents. The Mortgage Loan documents provide for loss recourse for transfers in violation of the Mortgage Loan documents.
3	Millennium Partners Portfolio	(26) Recourse Obligations	The Mortgage Loan documents do not contain a carveout for commission of material physical waste but there is a carveout for the removal or disposal of any portion of any individual Mortgaged Property during the continuance of an event of default.
11	Regions Tower	(26) Recourse Obligations	One of the three non-recourse carveout guarantors, Isaac Maleh, who owns 90% of one of the two tenant-in-common borrowers, is liable only for recourse obligations arising as a result of acts or omissions of Isaac Maleh, directly or indirectly, that results in the borrowers having full recourse under the loan agreement.
1, 3, 4, 7, 11, 17, 22, 23, 27, 33, 34, 41, 44, 45, 46, 47	All MSMCH Mortgage Loans	(26) Recourse Obligations

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties are required to first make a claim under such environmental insurance policy, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties have been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within six months of the date the lender or other indemnified parties commenced efforts to collect such environmental losses, provided that the lender and other indemnified parties may proceed against the indemnitor earlier if they reasonably determine that a failure to assert a claim against the indemnitor will subject the indemnitee to a possibility of such claim

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Annex A-1 ID#	Mortgage Loan	Representation	Exception

being foregone, whether due to any statute of limitations or otherwise).

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.

1	Aventura Mall	(27) Mortgage Releases

In the event that any of JCPenney, Macy’s Men’s & Home, Macy’s, Bloomingdale’s or Nordstrom (individually and collectively, “Department Store”) ceases operations or seeks to assign the applicable lease of any Department Store (individually and collectively, “Department Store Lease”) to any party or in any manner that is not expressly permitted under any Department Store Lease, the Mortgagor may, without the consent of the lender, (x) enter into a ground lease for the entirety of the parcel of the applicable Department Store (the “Department Store Ground Lease”) with a tenant that is a third-party or an affiliate of the Mortgagor and (y) obtain the release of the lien on the ground leasehold estate created by the Department Store Ground Lease, including the improvements on the applicable Department Store parcel, from the lien of the mortgage, upon satisfaction of certain terms and conditions in the Mortgage Loan documents, but without a requirement for such release to be accompanied by principal repayment or defeasance of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property.

Mortgagor is also permitted to release immaterial or non-income producing portions of the Mortgaged Property, including certain parking lot outparcels, without prepayment or defeasance.

7	Plaza Frontenac	(27) Mortgage Releases

The Mortgage Loan allows the release of a release parcel identified in the loan agreement, on which the Saks Fifth Avenue tenant is currently located, upon prepayment of the related Whole Loan in the amount of $6,500,000, provided certain conditions are satisfied, including but not limited to conditions relating to REMIC compliance.

The Mortgagor may obtain the release of one or more portions of the Mortgaged Property (each an “Exchange Parcel”) in exchange for the acquisition and encumbrance by the loan documents of a substitute parcel (each a “Substitute Parcel”) that is reasonably equivalent in value to the Exchange Parcel as established by a letter of value (but not an entire appraisal) provided by the Mortgagor from the appraiser which prepared the appraisal of the Mortgaged Property in connection with the Whole Loan or an appraiser of comparable experience

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Annex A-1 ID#	Mortgage Loan	Representation	Exception

selected by the Mortgagor, and is at or adjacent to the shopping center of which the Exchange Parcel is a part, provided that the following conditions, among others, are satisfied: (i) the Exchange Parcel is vacant, non income producing and unimproved or improved only by landscaping, utility facilities that are readily relocatable or surface parking, (ii) no event of default exists, (iii) the Mortgagor acquires fee simple or leasehold title to the Substitute Parcel and delivers evidence of the same, (iv) the Mortgagor delivers (1) an officer’s certificate, stating that, to their knowledge, certain property-related representations set forth in the loan documents are true and correct as to the Substitute Parcel (subject (x) to title exceptions, and (y) to certain other exceptions that do not have a material adverse effect), (2) a mortgage, assignment of leases and UCC 1 financing statements (or amendments to the existing such documents) (“Substitute Loan Documents”) with respect to the Substitute Parcel, and a title insurance policy or endorsement insuring the lien of the Substitute Loan Documents as a first mortgage lien, free and clear of exceptions other than permitted encumbrances and standard exceptions and exclusions, (3) a survey of the Substitute Parcel reasonably acceptable to the title insurance company that issued the original title insurance, (4) evidence of authority to complete the acquisition and of the due authorization and execution of the Substitute Loan Documents, and an opinion of counsel regarding their enforceability (provided no opinion of counsel is required for Substitute Loan Documents that amend existing loan documents), (5) if the Substitute Parcel is in a flood plain, evidence of flood insurance, (6) unless the Substitute Parcel is covered by the original environmental report, environmental reports (or a supplement to the original environmental report) with respect to the Substitute Parcel, and if the report shows the presence of any hazardous substance or the risk of contamination from any offsite hazardous substance, the cost of remediation of which is reasonably likely to exceed $6,300,000 with respect to such Substitute Parcel (the “Threshold Amount”), either a deposit of 125% of the estimated cost of remediation or an additional indemnity meeting the requirements of the loan documents, (7) if the Substitute Parcel is improved (other than by landscaping, surface parking or utilities), a property condition report with respect to the Substitute Parcel indicating that it is in good condition and free of damage (unless the Mortgagor certifies that it intends to demolish the improvements within a year after acquisition), and if the property condition report recommends any repairs, and the cost of such repairs is estimated to exceed the Threshold Amount, either a deposit of 125% of the estimated cost of repairs or an additional indemnity meeting the requirements of the loan documents, (8) evidence that the Exchange Parcel and the Substitute Parcel

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Annex A-1 ID#	Mortgage Loan	Representation	Exception

each constitutes one or more separate tax lots or that all action has been taken to have the Substitute Parcel and Exchange Parcel so designated (or in the case of the Substitute Parcel, incorporated into a tax lot that is part of the existing property), (d) the Mortgagor pays lender’s reasonable out of pocket costs and expenses as well as all recording and filing fees in connection with the acquisition, and (e) at lender’s request, the Mortgagor provides an opinion of counsel stating that the addition would not constitute a “significant modification” of the Whole Loan or otherwise cause a tax to be imposed on a “prohibited transaction” by any REMIC trust, (v) the Exchange Parcel is conveyed to a person other than the Mortgagor, (vi) the Substitute Parcel is at or adjacent to the shopping center of which the Exchange Parcel is a part and reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from the appraiser which prepared the appraisal delivered in connection with origination or an appraiser of comparable experience, (vii) if the Substitute Parcel is ground leased, the ground lease and estoppel satisfies all of the then-current criteria of S&P for financeable ground leases and related estoppels, (viii) rating agency confirmation is obtained, (ix) the loan-to-value ratio after the substitution (to be determined by the lender based on a commercially reasonable valuation method) shall be less than or equal to 125%; provided that a prepayment may be made in order to meet such loan-to-value ratio and (x) delivery to the lender of restrictive covenants to be recorded against the Exchange Parcel to protect tenants’ exclusive use rights.

In addition, the Mortgagor may obtain the release of (x) one or more parcels (which may include “air rights” parcels) or outlots, provided that such parcels are vacant, non-income producing and unimproved or improved only by landscaping, utility facilities that are not required for the use of the remaining property (or, if required for such use, will continue to serve the remaining property in place or be readily relocatable) or surface parking, and (y) parcels that were not owned as of the loan origination date and were subsequently acquired by the Mortgagor in accordance with the loan documents as an addition to the collateral (and not in substitution of other collateral) (“Expansion Parcels”), in each case in connection with a transfer thereof to a person other than a person owned or controlled by the Mortgagor, in connection with the expansion or other development of the Mortgaged Property, without prepayment or defeasance, provided that the following conditions, among others, are satisfied: (i) no event of default exists, (ii) the Mortgagor delivers to the lender (a) evidence that would be satisfactory to a prudent lender acting reasonably that (1) the release parcel is not necessary to the use or operation of, and may be readily separated without a

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Annex A-1 ID#	Mortgage Loan	Representation	Exception

material diminution in the value of, the Mortgaged Property, (2) the release parcel has been legally subdivided from the remaining property, (3) after giving effect to the release, each of the release parcel and the remaining property conforms in all material respects with applicable legal requirements and constitutes one or more separate tax lots, or all action has been taken to have the release parcel so designated (other than recordation of the deed to the transferee), and (4) after giving effect to such release, each of the release parcel and the remaining property conforms to and complies in all material respects with applicable legal requirements, and the release parcel is not necessary for the remaining property to comply with any zoning, building, land use or parking or other legal requirements, or, to the extent that the release parcel is necessary for any such purpose, a reciprocal easement or other agreement has been recorded that would allow the owner of the remaining property to continue to use the release parcel to the extent necessary for such purpose, (b) if the release would reasonably be expected to materially adversely affect lender’s rights under its title insurance policy as to any portion of the remaining property, a title endorsement confirming no change in the priority of the mortgage on the remaining property or in the amount of the insurance or coverage, (c) any required approvals of third parties holding interests in the Mortgaged Property, (d) restrictive covenants to be recorded against the release parcel to protect tenants’ exclusive use rights, (e) an officer’s certificate stating that the release will not result in a default or breach under any material lease, reciprocal easement agreement or other material agreement, (f) any other information, approvals and documents which would be required by a prudent lender, acting reasonably, (iii) such release is in compliance with leases and other agreements affecting the Mortgaged Property, (iv) certain conditions relating to access are satisfied, (v) except in the case of release of a previously acquired Expansion Parcel, rating agency confirmation is obtained, (vi) the Mortgagor pays lender’s reasonable out of pocket costs and expenses, (vii) at lender’s request, the Mortgagor provides an opinion of counsel stating that the release would not constitute a “significant modification” of the Whole Loan or otherwise cause a tax to be imposed on a “prohibited transaction” by any REMIC trust, and (viii) the loan-to-value ratio after the release (to be determined by the lender based on a commercially reasonable valuation method) is less than or equal to 125%; provided that a prepayment may be made in order to meet such loan-to-value ratio.

3	Millennium Partners Portfolio	(27) Mortgage Releases

The Mortgagors are permitted to obtain the release of the 5th and 6th floors of the portion of the 735 Market Streetbuilding that is part of the Four Seasons San Francisco Retail Mortgaged Property, which are non-

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Annex A-1 ID#	Mortgage Loan	Representation	Exception
income producing, without any required defeasance or prepayment or release premium.
1	Aventura Mall	(29) Acts of Terrorism Exclusion	If the Terrorism Risk Insurance Program Reauthorization Act of 2015, as amended from time to time (including any extensions thereof), is not in effect, the Mortgagor is required to carry terrorism coverage throughout the term of the Mortgage Loan, but in such event the Mortgagor may not be required to pay annual premiums in excess of an amount equal to two times the then-current annual insurance premiums payable by the Mortgagor for the policies insuring only the Mortgaged Property (excluding the wind and flood components of such insurance premiums) on a stand-alone basis (the “Terrorism Cap”) in order to obtain the terrorism coverage (but the Mortgagor is obligated to purchase the maximum amount of terrorism coverage available with funds equal to the Terrorism Cap).
7	Plaza Frontenac	(29) Acts of Terrorism Exclusion	The Mortgagor shall not be obligated to expend more than two times the amount of the annual insurance premium that is payable at such time with respect to property and business interruption insurance policies required under the loan documents (without giving effect to the cost of earthquake insurance or terrorism insurance components of such policies) and allocable to the Mortgaged Property based on market rates (the “Terrorism Insurance Cap”) in any policy year on the insurance premiums for terrorism insurance, and if the cost of the required terrorism insurance exceeds the Terrorism Insurance Cap, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Insurance Cap.
3	Millennium Partners Portfolio	(29) Acts of Terrorism Exclusion	The Mortgagor is not obligated to expend an amount equal to two times the amount of the annual insurance premium that is payable at such time with respect to the all risk property insurance and business interruption insurance required under the related Whole Loan documents (without giving effect to the cost of earthquake insurance or terrorism insurance components of such policies) and allocable to the Mortgaged Property based on market rates (the “Terrorism Insurance Cap”) in any policy year on the insurance premiums for terrorism insurance and if the cost of the required terrorism insurance exceeds the Terrorism Insurance Cap, the Mortgagor is required to purchase the maximum amount of Terrorism Insurance available with funds equal to the Terrorism Insurance Cap.
1, 3, 4, 7, 11, 17, 22, 23, 27, 33, 34, 41, 44, 45, 46, 47	All MSMCH Mortgage Loans	(29) Acts of Terrorism Exclusion

The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate

D-2-9

Annex A-1 ID#	Mortgage Loan	Representation	Exception

the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000.

All exceptions to Representation 16 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 29.

1	Aventura Mall	(30) Due on Sale or Encumbrance	The Mortgage Loan documents permit the pledge of direct or indirect equity interests in the Mortgagor to secure a corporate or parent level credit facility from one or more financial institutions involving multiple underlying real estate assets, so long as the value of the Mortgaged Property does not, in the aggregate, represent more than 20% of the value of all the collateral to be pledged, encumbered, granted or otherwise assigned or given as collateral for such corporate or parent level credit facility. There is no requirement for an intercreditor agreement.
3	Millennium Partners Portfolio	(31) Single-Purpose Entity	The Mortgagor that owns the Lincoln Square Property previously owned another condominium unit, which it sold in 2007.
11	Regions Tower	(31) Single-Purpose Entity	The Mortgagor previously owned a surface parking lot that is adjacent to the Mortgaged Property, which was transferred in connection with the closing of the Mortgage Loan.
1	Aventura Mall	(32) Defeasance	The Mortgage Loan documents require the Mortgagor to pay for all reasonable out-of-pocket costs and expenses incurred in connection with a defeasance (including Rating Agency fees and reasonable attorneys’ fees, but accountants’ fees are not expressly enumerated in the provision), but the Mortgage Loan documents provide that any servicing fees will be limited to a maximum amount of $10,000.
3	Millennium Partners Portfolio	(34) Ground Leases

(b) and (c) With respect to the ground lease related to the Mortgaged Property identified on Annex A-1 as Four Seasons San Francisco Retail (the “SF Ground Lease”), such ground lease may not be amended or modified without lender consent but the ground lessor separately ground leased the western side of the Yerba Buena Lane to the owner (the “Marquis Owner”) of the San Francisco Marriott Marquis (the “Marquis Hotel”), which sits above a portion of the Four Seasons San Francisco Retail Mortgaged Property. The Marquis Owner has a right to demolish the Marquis Hotel from and after August 26, 2026 by giving at least one year’s notice to the ground lessor. Upon the ground lessee’s receipt of such demolition notice and upon the ground lessor’s failure to notify the ground lessee of its election to restore the retail portion of the western portion of the Yerba Buena Lane (the “Affected Retail Portion”), the term of the ground lease will expire as to the portion of the Four

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Annex A-1 ID#	Mortgage Loan	Representation	Exception

Seasons San Francisco Retail Mortgaged Property that is subject to the ground lease on the date that is 30 days prior to the commencement of such demolition. Any such termination of the ground lease would result in the loss of the use of, among other portions of the leased premises, the Affected Retail Portion, which represents approximately 20,856 square feet.

(e) The ground lessee is generally restricted from transferring its interest in the SF Ground Lease without the consent of the ground lessor, which may be granted or denied in the ground lessor’s sole discretion, provided that certain transfers are permitted if the transferee meets certain financial, experience and reputational criteria as reasonably determined by the ground lessor. The Mortgagor may, without the ground lessor’s consent, sell, assign or transfer the SF Ground Lease to (a) subject to the limitation on the number of lenders set forth in the SF Ground Lease, a lender or a purchaser at a foreclosure sale under the provisions of a mortgage; (b) a lender by way of collateral assignment in connection with a mortgage; or (c) a lender, its designee or nominee pursuant to a bankruptcy court order, provided, in each case, such lender has assumed all of the Mortgagor’s obligations under the SF Ground Lease and provided, in each case, such lender is a Bona Fide Institutional Lender (as defined in the SF Ground Lease). In the event the lender acquires Mortgagor’s interest under the SF Ground Lease or enters into a new lease with the ground lessor, the lender’s rights to assign and transfer will be subject to the limitations set forth in the SF Ground Lease, however, the foreclosure or other acquisition of the leasehold interest pursuant to an exercise of remedies under the Mortgage would not be subject to the foregoing assignment restrictions provided the related Mortgage is entered into in accordance with the provisions of the SF Ground Lease.

(j) With respect to the SF Ground Lease, mortgagee will only be entitled to hold the proceeds if they exceed $2,000,000.

(k) The SF Ground Lease provides that upon a total taking proceeds are allocated as follows: (1) to the ground lessor based on a calculation as to the value of ground lessor’s interest in the Rent Paying Portion of the Premises (as defined in the SF Ground Lease) as encumbered by the ground lease versus the total value, (2) to the ground lessor for lost GMOS payments (GMOs payments means the annual expenditure of maintenance costs for the Gardens Parcels (as defined in the SF Ground Lease) to be made pursuant to the Gardens Budget (as defined in the SF Ground Lease) for the maintenance, operation and security of the Gardens Parcels necessary to maintain, operate and secure the Gardens Parcels in a first-class condition, and costs of promotional,

D-2-11

Annex A-1 ID#	Mortgage Loan	Representation	Exception

marketing, cultural and recreational events in the Gardens Parcels) and (3) to the lender.

(l) The SF Ground Lease provides for a new lease in the event of a termination (other than in connection with a casualty or condemnation) but does not provide for a new lease in the event of a rejection. An estoppel given in 2006 provides for a new lease in the event of a termination for any reason, including a rejection in bankruptcy. The 2006 estoppel runs to successors and assigns and mortgagee has taken the deed of trust by assignment.

7	Plaza Frontenac	(40) Environmental Conditions	With respect to any additional parcels or substitute parcels acquired by the Mortgagor, the Mortgagor is not required to provide an escrow for remediation of any hazardous substance or for the risk of contamination from any offsite hazardous substance, unless the cost of remediation is reasonably likely to exceed $6,300,000 with respect to such additional parcel or substitute parcel.

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EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

KeyBank National Association

Annex A-1 ID#	Mortgage Loan	Representation	Exception
2	Griffin Portfolio II	(1) Whole Loan; Ownership of Mortgage Loans	The related Mortgaged Property also secures six (6) additional Pari Passu notes, including promissory note A-1-1, which has an original principal amount of $80,000,000.00, promissory note A-1-2-1 which has an original principal amount of $40,000,000.00, promissory note A 1-2-2, which has an original principal amount of $5,000,000.00, promissory note A-2-2-1, which has an original principal amount of $40,000,000.00, promissory note A 2-2-2, which has an original principal amount of $5,000,000.00, and promissory note A-2-3, which has an original principal amount of $20,000,000.00.
13	Alex Park South	(1) Whole Loan; Ownership of Mortgage Loans	The related Mortgaged Property also secures one (1) additional Pari Passu promissory note A-2, which has an original principal amount of $14,900,000.
2.02	Griffin Portfolio II – Amazon.com Sortable Fulfillment Center	(6) Permitted Liens; Title Insurance	The sole tenant at the Amazon.com Sortable Fulfillment Center property, Amazon Fulfillment Center, has a right of first offer and, if a proposed purchaser is a competitor of the tenant, a right of first refusal to acquire the property in the event the related Borrower determines to offer all or any portion of the property to the market for sale or receives a bona fide, unsolicited offer from an unrelated third party to purchase the property. The right of first offer and right of first refusal are not extinguished by foreclosure; however, such rights do not apply to foreclosure or deed-in-lieu thereof.
2.04	Griffin Portfolio II – 3M Distribution Facility	(6) Permitted Liens; Title Insurance	The sole tenant at the 3M Distribution Facility property, 3M Company, has a right of first offer to acquire the property in the event the related Borrower commences efforts to sell the property or receives an unsolicited offer to purchase the property that the borrower desires to accept. The right of first offer is not extinguished by foreclosure; however, such right does not apply to foreclosure or deed-in-lieu thereof.
9	Market at Estrella Falls	(14) Escrow Deposits	Pursuant to the agreement (“PSA”) by which Borrower acquired the Mortgaged Property, the seller (“Seller”) has escrowed the following amounts from its purchase funds with the closing title company (a) $3,200,000 to provide funds to substantially complete the construction of the space at the Mortgaged Property to be occupied by Party City in accordance with the requirements of Party City’s lease prior to January 1, 2019, and (b) $4,073,952 to provide funds for the payoff of certain assessment bonds affecting the Property on December 1, 2018, and Borrower assigned all of its power, right, title and interest in and to such respective escrowed funds to lender.
2	Griffin Portfolio II	(16) Insurance

The related Borrowers’ obligation to provide insurance under the Mortgage Loan documents may be satisfied by the sole tenant at each Mortgaged Property providing the insurance required under its lease, so long as such insurance coverage meets the

D-2-13

Annex A-1 ID#	Mortgage Loan	Representation	Exception
requirements set forth in the Mortgage Loan documents.
2	Griffin Portfolio II	(16) Insurance	The threshold for lender having the right to hold and disburse insurance proceeds is based on 5% of the allocated loan amount of the applicable individual property rather than 5% of the outstanding principal amount.
2	Griffin Portfolio II	(16) Insurance	The related Borrower is only required to carry business interruption insurance covering a period continuing until the restoration is complete or the expiration of twenty-four (24) months, whichever first occurs, with an extended period of indemnity endorsement which provides that after restoration, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Mortgaged Property is restored and operations are resumed, whichever first occurs.
8	5 Cuba Hill Road	(24) Local Law Compliance	The related Mortgaged Property has open fire code violations which are on file with the local fire department; a post-closing agreement between the Borrower and lender requires the Borrower to deliver, within ninety (90) days from the origination date, evidence indicating cure or dismissal of the applicable violations, and within ten (10) days after receiving such evidence of cure or dismissal, an updated zoning report indicating that there are no fire code violations at the Mortgaged Property.
2	Griffin Portfolio II	(25) Licenses and Permits	The related Borrower only has temporary certificates of occupancy for floors 3, 4, 5, 6, 7, 8 and 9 of the South Building and floors 5 and 6 of the North Building of the Southern Company Services Headquarters property. Additionally, the Borrower does not have any certificates of occupancy for floors 1 and 2 of the South Building and floors 1, 2, 3, 4, 7, 8 and 9 of the North Building of the Southern Company Services Headquarters property which are not yet occupied and therefor do not yet have any certificates of occupancy.
8, 9, 13, 19, 21, 29, 36, 42

5 Cuba Hill Road; Market at Estrella Falls; Alex Park South; Westchester Self-Storage Portfolio; De Soto Industrial; Staybridge Suites-San Antonio Sea World; Commercial Self-Storage Castleton;

Dollar Self-Storage – Glendale

		(26) Recourse Obligations	The non-recourse provisions for each respective Mortgage Loan provide for liability for actual losses, liabilities, costs and damages in connection with “willful misrepresentation” as opposed to “intentional material misrepresentation.”
2	Griffin Portfolio II	(26) Recourse Obligations	In the event that the guarantor fails to continue to satisfy the net worth requirement under the recourse carve-out guaranty, the Borrower is permitted to

D-2-14

Annex A-1 ID#	Mortgage Loan	Representation	Exception

replace the guarantor for liabilities under the recourse carve-out guaranty and environmental indemnity agreement with a replacement guarantor meeting the eligibility requirements set forth in the Mortgage Loan agreement, subject to certain conditions, including delivery by the borrower of a rating agency confirmation.

9	Market at Estrella Falls	(26) Recourse Obligations

The non-recourse provisions of the related Mortgage Loan only provide for full recourse liability for transfers made in violation of the related Mortgage Loan documents (each a “Full Recourse Transfer”), defined as those transfers that (1) result in a change in Control over the related Mortgagor or (2) are transfers of any of the Mortgaged Property by way of deed, bill of sale, installment sales agreement, ground lease (excluding any lease to a tenant in the ordinary course of business) or any similar agreement. Any transfer made in violation of the Mortgage Loan documents that is not a Full Recourse Transfer only gives rise to liability for losses and damages sustained.

21	De Soto Industrial	(26) Recourse Obligations

The non-recourse provisions of this Mortgage Loan provide for liability for actual losses, liabilities, costs and damages in connection with “intentional material physical waste” of the Mortgaged Property (unless such waste is solely a result of the lender’s failure to release funds for the payment of operating expenses in accordance with the requirements of the Mortgage Loan documents) as opposed to “intentional material misrepresentation.”

29	Staybridge Suites-San Antonio Sea World	(26) Recourse Obligations	The non-recourse provisions of this Mortgage Loan provide for liability for actual losses, liabilities, costs and damages in connection with “material physical waste of the Property caused by the intentional or willful acts or omissions of Borrower, Guarantor, or any Affiliate or agent thereof, except, with respect to any such waste arising solely from omissions of Borrower resulting from insufficient cash flow from the operation of the Property to prevent such waste at the Property” as opposed to “intentional material physical waste.”
8, 9, 13, 19, 21, 28, 29, 36, 42

5 Cuba Hill Road;

Market at Estrella Falls; Alex Park South, Westchester Self-Storage Portfolio; De Soto Industrial; Centerpointe 78; Staybridge Suites-San Antonio Sea World; Commercial Self Storage - Castleton; Dollar Self-Storage - Glendale

(27) Mortgage Releases

With respect to a taking of a portion of any Mortgaged Property by a State or any political subdivision or authority thereof, the principal balance of the related Mortgage Loan is not required to be paid down in an amount at least equal to the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions, if the holder of such Mortgage Loan receives an opinion of counsel that, if such amount is not paid, the Trust will not fail to maintain its status as a REMIC Trust.

D-2-15

Annex A-1 ID#	Mortgage Loan	Representation	Exception
2	Griffin Portfolio II	(28) Financial Reporting and Rent Rolls	The Mortgage Loan documents do not require the Borrower to deliver audited financial statements.
21	De Soto Industrial	(30) Due on Sale or Encumbrance

The Mortgage Loan documents for this Mortgage Loan permit the existence, as of the closing date of the related Mortgage Loan, of an indirect pledge of interests in the Borrower pursuant to a pledge of the direct ownership interests in Berggruen Holdings LTD, a British Virgin Islands business corporation (“Berggruen Holdings”), by Nicolas Berggruen Charitable Trust, a discretionary trust established under the laws of the British Virgin Islands to Morgan Stanley Private Bank, National Association (“Morgan Stanley Private Bank”), in connection with a certain line of credit provided by Morgan Stanley Private Bank to Berggruen Holdings, and any extension or refinance thereof between Morgan Stanley Private Bank and Berggruen Holdings, provided, however, that any subsequent transfer of any such ownership interests in connection with any default under such line of credit, any action to enforce such pledge or any assignment in satisfaction of the liabilities under such line of credit, is prohibited unless it is otherwise permitted pursuant to the provisions of the Mortgage Loan documents.

2, 19, 29, 42	Griffin Portfolio II; Westchester Self Storage Portfolio; Staybridge Suites-San Antonio Sea World; Dollar Self Storage - Glendale	(31) Single-Purpose Entity	The borrower is a recycled Single-Purpose Entity, however, the borrower made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carve-out guaranty includes coverage with respect to violations of such Single-Purpose Entity representations and warranties.
2, 13	Griffin Portfolio II; Alex Park South	(43) Cross-Collateralization	The related Mortgage Loan is cross-collateralized and cross-defaulted with related Pari Passu Companion Loans.

D-2-16

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Starwood Mortgage Capital LLC

Annex A-1 ID#	Mortgage Loan	Representation	Exception
15	Playa Largo	(6) Permitted Liens; Title Insurance	The Mortgaged Property is subject to a franchise agreement between Marriott International, Inc., as franchisor, and the Mortgagor, as franchisee. Pursuant to the terms of the franchise agreement, in the event that there is a proposed transfer of (i) the Mortgaged Property, (ii) the Mortgagor’s ownership interest under the related franchise agreement or (iii) an ownership interest or other interest in the Mortgagor or an affiliate of the Mortgagor, in each case, to a competitor of the franchisor, the franchisor will have, among other things, (a) a right of first refusal to purchase or lease the Mortgaged Property at the same purchase price or lease price, as applicable, and upon the same terms as those contained in the offer from such competitor and (b) the right to terminate the franchise agreement with 14 days’ prior notice.
21	Village at Mammoth Lakes	(6) Permitted Liens; Title Insurance	The Mortgaged Property is subject to a condominium regime (the “Village at Mammoth Lakes Condominium Units”). Pursuant to the terms of the condominium declaration, in the event of a casualty affecting the Village at Mammoth Lakes Condominium Units and an election pursuant to the condominium declaration to not restore, following an affirmative election pursuant to the condominium declaration, the related condominium association will hold a right to purchase any uninhabited unit at its pre-casualty fair market value.
26	Hotel Provincial	(6) Permitted Liens; Title Insurance	A portion of the Mortgaged Property comprised of one hotel room and a kitchen amenity is subject to a condominium regime (such portion, the “Hotel Provincial Condominium Units”). Pursuant to the terms of the condominium declaration, the related condominium association holds a right of first refusal to purchase the Hotel Provincial Condominium Units prior to a change in ownership. Such right of first refusal will not apply in the event of a foreclosure or deed-in-lieu thereof.
32	Tower Square	(6) Permitted Liens; Title Insurance	A portion of the Mortgaged Property is subject to a condominium regime (such portion, the “Tower Square Condominium Units”). Pursuant to the terms of the condominium declaration, the related condominium association holds a right of first refusal to purchase the Tower Square Condominium Units upon receiving an offer of sale. Such right of first refusal will not apply in the event of a foreclosure or deed-in-lieu thereof.
21	Village at Mammoth Lakes	(16) Insurance

In the event of casualty with respect to the common areas for the Village at Mammoth Lakes Condominium Units, the related condominium association will appoint a trustee (which must be a commercial bank or other financial institution located in the same county as the Mortgaged Property) to hold and receive any related

D-2-17

Annex A-1 ID#	Mortgage Loan	Representation	Exception

insurance proceeds for the benefit of the condominium unit owners, mortgagees, and others, as their interests shall appear.  Such proceeds will be distributed pursuant to the terms of the related condominium documents.

20	Tower Square	(16) Insurance	In the event of casualty with respect to the common areas for the Tower Square Condominium Units, the related condominium association will appoint a trustee to hold and receive any related insurance proceeds for the benefit of the condominium unit owners and their respective mortgagees. Such proceeds will be distributed pursuant to the terms of the related condominium documents.
35	Canyon Center	(17) Access; Utilities; Separate Tax Lots	A portion of the Mortgaged Property is an outparcel (the “Canyon Center Leasehold Outparcel”) demised pursuant to a ground lease (the “Canyon Center Ground Lease”). The Canyon Center Leasehold Outparcel is located on a separate tax parcel from the rest of the Mortgaged Property and such separate tax parcel contains property that is not part of the Mortgaged Property.
20	Village at Mammoth Lakes	(24) Local Law Compliance	Certain tenants at the Mortgaged Property and their tenant spaces are the subject of municipal fire code violations.
26	Hotel Provincial	(24) Local Law Compliance	The Mortgaged Property is legal non-conforming as to use. In the event of a casualty, the Mortgagor would be permitted to restore the improvements to the same specifications as existed prior to the casualty and continue the use as of right, so long the Mortgagor submits an application within one year of the casualty, or an extension period is granted.
30	Laurel Pointe Apartments	(24) Local Law Compliance	Due to changes in the zoning code subsequent to the development of the improvements on the Mortgaged Property, the Mortgaged Property is legal non-conforming as to use and now requires a conditional use permit. In the event of a casualty, the Mortgagor would be permitted to restore the improvements to the same specifications as existed prior to the casualty and continue the use as of right, so long as the Mortgagor submits an application within one year of the casualty, or an extension period is granted.
15	Playa Largo	(31) Single-Purpose Entity	The Mortgagor is a Florida land trust, which is not an entity type which meets all rating agency single-purpose bankruptcy-remote criteria.
26	Hotel Provincial	(31) Single-Purpose Entity	The Mortgagor previously participated in arranging for rentals of condominium units not owned by the Mortgagor and served as a manager of a condominium regime which did not include the Mortgaged Property. The Mortgagor has discontinued these activities, and both the Mortgagor and the guarantor have recourse liability for any loss which may result from the Mortgagor’s participation in such activities.

D-2-18

Annex A-1 ID#	Mortgage Loan	Representation	Exception
35	Canyon Center	(34) Ground Leases	With respect to (b), the Canyon Center Ground Lease does not require the lender’s consent for amendments, modifications or terminations of the Canyon Center Ground Lease; with respect to (c), the initial term of the Canyon Center Ground Lease does not extend at least 20 years beyond the stated maturity date of the Mortgage Loan; with respect to (e), the consent of the ground lessor is not required for a mortgage on the Canyon Center Leasehold Outparcel but is required in connection with all other assignments of the Canyon Center Ground Lease; with respect to (g), the Canyon Center Ground Lease does not provide that no notice of default or termination is effective against the lender unless such notice is given to the lender; with respect to (i), the consent of the ground lessor is required for subleases; with respect to (j) and (k), lender is not entitled to hold and disburse proceeds, and in the event of a termination of the Canyon Center Ground Lease following a casualty or condemnation, proceeds and awards are not required to be applied to the outstanding principal balance of the Mortgage Loan; and with respect to (l), there is no requirement of the ground lessor to enter into a new ground lease with lender upon any termination of the Canyon Center Ground Lease.

D-2-19

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Cantor Commercial Real Estate Lending, L.P.

Annex A-1 ID#	Mortgage Loan	Representation	Exception
6	The Gateway	(16) Insurance	With respect to multi-layered policies, the loan agreement permits coverage with more than one insurance company as follows, (A) if four (4) or fewer insurance companies issue the insurance policies, then at least 75% of the insurance coverage represented by the insurance policies must be provided by insurance companies with a rating of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the securities secured by the related Mortgage Loan and rates the applicable carrier, and “A” or better by Fitch, to the extent Fitch rates the securities secured by the related Mortgage Loan and rates the applicable carrier, with no carrier below “BBB” by S&P and “Baa2” or better by Moody’s, to the extent Moody’s rates the securities secured by the related Mortgage Loan and rates the applicable carrier, and “BBB” or better by Fitch, to the extent Fitch rates the securities secured by the related Mortgage Loan and rates the applicable carrier, or (B) if five (5) or more insurance companies issue the insurance policies, then at least sixty percent (60%) of the insurance coverage represented by the insurance policies must be provided by insurance companies with a rating of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the securities secured by the related Mortgage Loan and rates the applicable carrier, and “A” or better by Fitch, to the extent Fitch rates the securities secured by the related Mortgage Loan and rates the applicable carrier, with no carrier below “BBB” by S&P and “Baa2” or better by Moody’s, to the extent Moody’s rates the securities secured by the related Mortgage Loan and rates the applicable carrier, and “BBB” or better by Fitch, to the extent Fitch rates the securities secured by the related Mortgage Loan and rates the applicable carrier.
6	The Gateway	(16) Insurance	Casualty/Condemnation proceeds are to be held and maintained by the lender only if (a) greater than $14,000,000 or (b) if an event of default is continuing; otherwise, proceeds are to be distributed to the borrower.
6	The Gateway	(16) Insurance	Business interruption insurance only required for a period continuing until the restoration is complete or the expiration of twenty-four (24) months, whichever first occurs. After restoration, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Mortgaged Property is restored and operations are resumed, whichever first occurs.
14	Alliance Data Systems	(16) Insurance	The related borrowers’ obligation to provide insurance under the Mortgage Loan documents may be satisfied by the sole tenant at the Mortgaged Property, so long

D-2-20

Annex A-1 ID#	Mortgage Loan	Representation	Exception
as such insurance coverage meets the requirements set forth in the Mortgage Loan documents.
6	The Gateway	(24) Local Law Compliance	The mortgaged property is considered legally non-conforming due to the following: (a) residential use would not currently be permitted as a result of density restrictions, (b) office use is not currently permitted in the zoning district (c) current setback, height, open space and density requirements would not be satisfied under the current zoning provisions and (d) parking exceeds the now applicable maximum for the zoning district, according to the zoning authorities. If a nonconforming structure is damaged or destroyed, such nonconforming structure may be restored to its prior legal nonconforming use, provided that such restoration is permitted by the related building code, is commenced within eighteen months of the date of damage or destruction and is diligently prosecuted to completion.
14	Alliance Data Systems	(26) Recourse Obligations	No recourse to separate guarantor for carveouts other than the following: (a) losses arising from fraud or intentional misrepresentation and unpermitted modifications or termination of REAs, TIF documents or tax abatement documentation and (b) full recourse for voluntary or collusive bankruptcy and certain voluntary and unpermitted liens and transfers.
6	The Gateway	(26) Recourse Obligations	There is no separate guarantor other than the Borrower.
16	Shelbourne Global Portfolio I	(27) Mortgage Releases	The Mortgage Loan may be partially defeased if the related borrower delivers an opinion of counsel to the effect that the defeasance will not cause the REMIC holding the subject Mortgage Loan to fail to qualify as such.
6, 14, 16, 18, 38, 39	All CCRE Mortgage Loans	(27) Mortgage Releases	With respect to a taking of a portion of any Mortgaged Property by a state or any political subdivision or authority thereof, the principal balance of the related Mortgage Loan is not required to be paid down in an amount at least equal to the amount required by the loan-to-value ratio and other requirements of the REMIC Provisions, if the holder of such Mortgage Loan receives an opinion of counsel that, if such amount is not paid, the Trust will not fail to maintain its status as a Trust REMIC.
6	The Gateway	(29) Acts of Terrorism Exclusion	If TRIPRA is no longer in effect, the “Terrorism Premium Cap” is calculated without giving effect to the cost of terrorism, flood, wind and earthquake components (and not just terrorism and earthquake components) at the time that such terrorism insurance coverage is excluded from the policy.

D-2-21

Annex A-1 ID#	Mortgage Loan	Representation	Exception
38	Calle Fortunada	(31) Single-Purpose Entity	The borrower leases a neighboring parcel (not part of the mortgaged property) for use as a parking lot for the tenants at the mortgaged property, from the City of San Diego (located within the airport boundaries and not permitted to be subjected to mortgage debt).

D-2-22

Annex E

Class A-SB Planned Principal Balance Schedule

Month	Class A-SB Planned Principal Balance ($)
0	32,900,000.00
1	32,900,000.00
2	32,900,000.00
3	32,900,000.00
4	32,900,000.00
5	32,900,000.00
6	32,900,000.00
7	32,900,000.00
8	32,900,000.00
9	32,900,000.00
10	32,900,000.00
11	32,900,000.00
12	32,900,000.00
13	32,900,000.00
14	32,900,000.00
15	32,900,000.00
16	32,900,000.00
17	32,900,000.00
18	32,900,000.00
19	32,900,000.00
20	32,900,000.00
21	32,900,000.00
22	32,900,000.00
23	32,900,000.00
24	32,900,000.00
25	32,900,000.00
26	32,900,000.00
27	32,900,000.00
28	32,900,000.00
29	32,900,000.00
30	32,900,000.00
31	32,900,000.00
32	32,900,000.00
33	32,900,000.00
34	32,900,000.00
35	32,900,000.00
36	32,900,000.00
37	32,900,000.00
38	32,900,000.00
39	32,900,000.00
40	32,900,000.00
41	32,900,000.00
42	32,900,000.00
43	32,900,000.00
44	32,900,000.00
45	32,900,000.00
46	32,900,000.00
47	32,900,000.00
48	32,900,000.00
49	32,900,000.00
50	32,900,000.00
51	32,900,000.00
52	32,900,000.00
53	32,900,000.00
54	32,900,000.00
55	32,900,000.00
56	32,900,000.00
57	32,900,000.00
58	32,900,000.00
Month	Class A-SB Planned Principal Balance ($)
59	32,900,000.00
60	32,899,939.66
61	32,384,908.75
62	31,814,374.08
63	31,294,623.72
64	30,772,614.07
65	30,142,257.39
66	29,615,237.06
67	29,033,049.12
68	28,501,206.26
69	27,914,331.02
70	27,377,624.17
71	26,838,584.10
72	26,244,713.44
73	25,700,747.50
74	25,102,089.10
75	24,553,154.95
76	24,001,834.25
77	23,291,848.72
78	22,735,042.37
79	22,123,903.58
80	21,562,018.60
81	20,945,943.58
82	20,378,936.30
83	19,809,463.68
84	19,186,013.75
85	18,611,353.58
86	17,982,861.57
87	17,402,969.25
88	16,820,555.40
89	16,082,363.26
90	15,494,205.16
91	14,852,593.66
92	14,259,087.33
93	13,612,277.54
94	13,013,376.98
95	12,411,871.98
96	11,757,287.80
97	11,150,319.78
98	10,490,425.75
99	9,877,947.73
100	9,262,806.05
101	8,494,924.38
102	7,873,766.23
103	7,200,079.92
104	6,573,289.73
105	5,894,129.27
106	5,261,658.58
107	4,626,437.02
108	3,939,081.59
109	3,298,107.01
110	2,605,159.87
111	1,958,382.79
112	1,308,792.46
113	558,565.62
114 and thereafter	0.00
 E-1

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Annex F

Definition of “Mortgage File”

“Mortgage File”: The mortgage documents listed below (provided, that references to the Mortgage File for any serviced Subordinate Companion Loan refer to the Mortgage File for the related Serviced Mortgage Loan and the Mortgage Note evidencing such serviced Subordinate Companion Loan):

(i)        the original Mortgage Note bearing, or accompanied by, all prior or intervening endorsements, endorsed either in blank or to the order of the trustee in the following form: “Pay to the order of Wells Fargo Bank, National Association, as trustee for Morgan Stanley Capital I Trust 2018-L1, without recourse, representation or warranty” or “Pay to the order of Wells Fargo Bank, National Association, as Trustee for Morgan Stanley Capital I Trust 2018-L1 for the benefit of the Commercial Mortgage Pass-Through Certificates Series 2018-L1 Certificateholders and the VRR Interest Owners, without recourse, representation or warranty” or, if the original Mortgage Note is not included therein, then a lost note affidavit and indemnity with a copy of the Mortgage Note attached thereto;

(ii)       the original mortgage or a copy thereof, with evidence of recording thereon, and, if the mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder’s office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed) or certified by a title insurance company or escrow company to be a true copy thereof;

(iii)      the originals or copies of all agreements modifying a money term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon;

(iv)      an original assignment of mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of “Wells Fargo Bank, National Association, as trustee for Morgan Stanley Capital I Trust 2018-L1” or “Wells Fargo Bank, National Association, as Trustee for Morgan Stanley Capital I Trust 2018-L1 for the benefit of the Commercial Mortgage Pass-Through Certificates Series 2018-L1 Certificateholders and the VRR Interest Owners” (or, in the case of a Serviced Whole Loan, substantially similar language notating an assignment in favor of the trustee (in such capacity and on behalf of the holders of any related serviced Subordinate Companion Loan or serviced Companion Loan));

(v)       originals or copies of all intervening assignments of mortgage, if any, with evidence of recording thereon;

(vi)      if the related assignment of leases is separate from the mortgage, the original or a copy of such assignment of leases with evidence of recording thereon, together with (A) an original of each assignment of such assignment of leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such assignment of leases has not been returned from the applicable public recording office, a copy of such assignment certified by the applicable mortgage loan seller to be a true and complete copy of the original assignment submitted for recording, and (B) an original assignment of such assignment of leases, in recordable form, signed by the holder of record in favor of “Wells Fargo Bank, National Association, as trustee for Morgan Stanley Capital I Trust 2018-L1” (or, in the case of a Serviced Whole Loan, substantially similar language notating an assignment in favor of the trustee (in such capacity and on behalf of the holders of any related serviced Subordinate Companion Loan or serviced Companion Loan)), which assignment may be effected in the related assignment of mortgage;

(vii)     the original or a copy of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

(viii)    an original (which may be electronic) or a copy (which may be electronic) of the title insurance policy or, if such title insurance policy has not been issued, an original binder or actual title commitment or a copy (which may be electronic) thereof certified by the title company with the original (which may be electronic) or a copy (which may be electronic) title insurance policy to follow within 180 days of the Closing Date or a preliminary title report binding on the title company with an original (which may be electronic) or a copy (which may be electronic) title insurance policy to follow within 180 days of the Closing Date;

(ix)        any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(x)         copies of the related ground lease(s), space lease(s) or air rights lease(s) (and, in each case, any related lessor estoppels), if any, related to any Mortgage Loan where the mortgagor is the lessee under any such lease and there is a lien in favor of the mortgagee in such lease;

(xi)        copies of any loan agreements, lock-box agreements, co-lender agreements and intercreditor agreements (including, without limitation, any Intercreditor Agreement);

(xii)       either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan, which shall be assigned to the trustee and delivered to the custodian on behalf of the trustee on behalf of the Trust with a copy to be held by the master servicer, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the PSA or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan, which shall be held by the master servicer on behalf of the trustee, with a copy to be held by the custodian on behalf of the trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, the PSA (it being understood that each mortgage loan seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the master servicer (who shall forward a copy of such acknowledgement to the custodian and the trustee)) or a reissued letter of credit and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the mortgage loan seller to assign all rights in and to the letter of credit hereunder including the right and power to draw on the letter of credit). In the case of clause (B) above, the master servicer will be required to acknowledge that any letter of credit held by it shall be held in its capacity as agent of the Trust, and if the master servicer sells its rights to service the applicable Mortgage Loan, the master servicer will be required to assign the applicable letter of credit to the Trust or (with respect to any Specially Serviced Loan) at the direction of the special servicer to such party as the special servicer may instruct, in each case, at the expense of the master servicer. The master servicer will be required to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

(xiii)      the original or a copy of the environmental indemnity agreement, if any, related to any Mortgage Loan;

(xiv)      copies of third-party management agreements, if any, with respect to any Mortgaged Property;

(xv)       copies of any environmental insurance policy;

(xvi)      copies of any affidavit and indemnification agreement;

(xvii)      if the related Mortgaged Property is a hospitality property that is subject to a franchise, management or similar arrangement, (a) an original or a copy of any franchise, management or similar agreement provided to the applicable mortgage loan seller in connection with such mortgage loan seller’s origination or acquisition of the Mortgage Loan; (b) a copy of any related estoppel certificate or any comfort letter delivered by the franchisor for the benefit of the holder of the Mortgage Loan in connection with the applicable mortgage loan seller’s origination or acquisition of the Mortgage Loan; and (c) if the related Mortgage Loan is a franchise Mortgage Loan, a copy of the notice (to the extent such a notice is required under the terms of the related franchise, management or similar agreement) to the related franchisor stating that the franchise Mortgage Loan has been transferred to the Trust and requesting a replacement comfort letter in favor of the Trust (or any such new document or acknowledgement as may be contemplated under the existing comfort letter) issued in the name of the trustee for the benefit of the Certificateholders and the VRR Interest Owners; and

(xviii)     with respect to any Non-Serviced Mortgage Loan, a copy of the related Non-Serviced PSA;

provided, that (a) whenever the term “Mortgage File” is used to refer to documents held by the custodian, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually received by the custodian, (b) if there exists with respect to any Crossed Mortgage Loan Group only one original or certified copy of any document referred to in the definition of “Mortgage File” covering all of the Mortgage Loans in such Crossed Mortgage Loan Group, then the inclusion of such original or certified copy in the Mortgage

File for any of the Mortgage Loans constituting such Crossed Mortgage Loan Group shall be deemed the inclusion of such original or certified copy in the Mortgage File for each such Mortgage Loan, (c) any references to a “Mortgage File” for a Companion Loan will be construed to mean the Mortgage File for the related Mortgage Loan (except that references to the Mortgage Note for a Companion Loan otherwise described above shall be construed to instead refer to a photocopy of such Mortgage Note), and (d) with respect to any Mortgage Loan that has a serviced Companion Loan, the execution and/or recordation of any assignment in the name of the trustee will not be construed to limit the beneficial interest of the related Companion Holder(s) in such instrument and the benefits intended to be provided to them by such instrument, it being acknowledged that (I) the trustee will hold such record title for the benefit of the Trust as the holder of the related Mortgage Loan and the related Companion Holder(s) collectively and (II) any efforts undertaken by the trustee, the master servicer, or the special servicer on its behalf to enforce or obtain the benefits of such instrument will be construed to be so undertaken by the trustee, the master servicer or the special servicer for the benefit of the Trust as the holder of the applicable Mortgage Loan and the related Companion Holder(s) collectively.

Notwithstanding any of the foregoing to the contrary, with respect to any Non-Serviced Mortgage Loan: (A) if the custodian is not also the related Non-Serviced Custodian, the preceding document delivery requirements will be met by the delivery by the applicable mortgage loan seller of copies of the documents specified above (other than the Mortgage Notes (and all intervening endorsements) respectively evidencing such Non-Serviced Mortgage Loan with respect to which the originals shall be required), including a copy of the mortgage securing the Non-Serviced Mortgage Loan, and the requirement to deliver any of the preceding documents in the name of the trustee will be met by the delivery of such documents in the name of the Non-Serviced Trustee for the benefit of, among others, the trustee, as holder of such Non-Serviced Mortgage Loan; or (B) if (and only for so long as) the custodian is also the related Non-Serviced Custodian, the preceding document delivery requirements will be met by (1) the delivery by the applicable mortgage loan seller of originals of the documents described in clause (i) and (2) custody of the documents specified in clauses (ii) through (xviii) above by the related Non-Serviced Custodian pursuant to the related Non-Serviced PSA, provided, that if any document specified in clauses (ii) through (xviii) above was not or was not required to be delivered to the related Non-Serviced Custodian in connection with the related Non-Serviced PSA, the applicable mortgage loan seller will be required to deliver such document to the custodian, provided, further, that (a) the custodian will be required to represent and warrant to each other party to the PSA and for the benefit of the Certificateholders and the VRR Interest Owners that, as of the Closing Date, it is the related Non-Serviced Custodian for such Non-Serviced Mortgage Loan, (b) the custodian will be required to perform its duties under the PSA, and be liable to the other parties to the PSA, with respect to such Non-Serviced Mortgage Loan as if such documents were required to be delivered and included in the Mortgage File and as if the Non-Serviced Custodian’s receipt of the documents contained in the related “mortgage file” delivered under the related Non-Serviced PSA constituted delivery of those same documents to the custodian under the PSA, (c) the custodian may not resign as the related Non-Serviced Custodian without giving at least thirty (30) days’ advance written notice of resignation to each other party to the PSA, and (d) if for any reason the custodian resigns as custodian under the PSA or resigns as the related Non-Serviced Custodian or otherwise no longer acts as custodian under the PSA or as the related Non-Serviced Custodian or otherwise is required to surrender possession of the related “mortgage file” delivered under the related Non-Serviced PSA (including by reason of the Non-Serviced Companion Loan being removed from the related securitization trust), the custodian will be required to include the documents contemplated by clauses (ii) through (xviii) above in the Mortgage File for such Non-Serviced Whole Loan (to the extent such documents were delivered in connection with the other securitization) that shall be maintained by it or any successor custodian hereunder.

Notwithstanding any contrary provision set forth above, in connection with each Servicing Shift Mortgage Loan (1) instruments of assignment may be in blank and need not be recorded pursuant to the PSA until the earliest of (i) the Controlling Companion Loan Securitization Date, in which case such instruments shall be assigned and recorded in accordance with the related Non-Serviced PSA, (ii) the date such Mortgage Loan becomes a Specially Serviced Loan, in which case assignments and recordations shall be effected in accordance with the provisions relating to Serviced Whole Loans until the occurrence, if any, of the Controlling Companion Loan Securitization Date, and (iii) the expiration of 180 days following the Closing Date, in which case assignments and recordations shall be effected in accordance with the provisions relating to Serviced Whole Loans until the occurrence, if any, of the Controlling Companion Loan Securitization Date, and (2) following the Controlling Companion Loan Securitization Date, the person selling the applicable Pari Passu Companion Loan to the related Non-Serviced Depositor, at its own expense, will be (A) entitled to direct the trustee or custodian to deliver the originals of all Mortgage Loan documents in its possession (other than the mortgage note evidencing the related Servicing Shift Mortgage Loan and endorsements thereof) to the related Non-Serviced Trustee or Non-Serviced Custodian, (B) if the right under clause (A) is exercised, required to cause the retention by or delivery to the trustee or custodian of photocopies of the Mortgage Loan documents so delivered to such Non-Serviced Trustee or Non-Serviced Custodian, (C) entitled to cause the completion and recordation of instruments of assignment in the name of such Non-Serviced Trustee or Non-Serviced

Custodian, and (D) if the right under clause (C) is exercised, required to deliver to the trustee (or the custodian on its behalf) photocopies of any instruments of assignment so completed and recorded.

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates and VRR Interest	3
Important Notice Regarding the Offered Certificates	8
Important Notice About Information Presented in this Prospectus	8
Summary of Terms	14
Risk Factors	43
Description of the Mortgage Pool	105
Transaction Parties	187
Credit Risk Retention	241
Description of the Certificates	248
Description of the Mortgage Loan Purchase Agreements	278
Pooling and Servicing Agreement	284
Certain Legal Aspects of Mortgage Loans	371
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	385
Pending Legal Proceedings Involving Transaction Parties	386
Use of Proceeds	387
Yield and Maturity Considerations	387
Material Federal Income Tax Considerations	397
Certain State and Local Tax Considerations	408
Method of Distribution (Underwriter)	408
Incorporation of Certain Information by Reference	410
Where You Can Find More Information	411
Financial Information	411
Certain ERISA Considerations	411
Legal Investment	414
Legal Matters	415
Ratings	415
Index of Defined Terms	417

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$781,517,000
(Approximate)

Morgan Stanley Capital I Inc.
Depositor

MORGAN STANLEY CAPITAL I
TRUST 2018-L1
Issuing Entity

Commercial Mortgage Pass-Through

Certificates, Series 2018-L1

PROSPECTUS

Morgan Stanley
Co-Lead Manager and Joint Bookrunner

Cantor Fitzgerald & Co.

Co-Lead Manager and Joint Bookrunner

KeyBanc Capital Markets Inc.

Co-Manager

The Williams Capital Group, L.P.

Co-Manager

Mischler Financial Group, Inc.

 Co-Manager

October 16, 2018